FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-141638

THE DATE OF THIS FREE WRITING PROSPECTUS IS AUGUST 16, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141638) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

STRUCTURED ASSET SECURITIES CORPORATION II

Depositor

LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6

Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-C6
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class X-CP and Class X-W

Approximate Total Principal Balance at Initial Issuance: $2,703,385,000

We are Structured Asset Securities Corporation II, the depositor with respect to the securitization transaction that is the subject of this offering prospectus. This offering prospectus relates to, and is accompanied by, our base prospectus dated August 16, 2007. This offering prospectus and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the issuing entity, which is also identified above. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The sponsors of the subject securitization transaction are Lehman Brothers Holdings Inc. and UBS Real Estate Securities Inc.

The offered certificates will represent interests only in the issuing entity and do not represent obligations of or interests in the sponsor, the depositor or any of their respective affiliates. The assets of the issuing entity will hold will include a pool of multifamily and commercial mortgage loans having the characteristics described in this offering prospectus. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them. The securitization will also involve multiple interest rate swap agreements that relate to certain classes of series 2007-C6 certificates that are not offered by this offering prospectus.

The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in September 2007. The table on page 7 of this offering prospectus contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description, and other select characteristics of each of those classes. Credit enhancement is being provided to the offered certificates through the subordination of various other classes, including multiple non-offered classes, of the series 2007-C6 certificates. That same table on page 7 of this offering prospectus also contains a list of the non-offered classes of the series 2007-C6 certificates.

You should fully consider the risk factors beginning on page 47 in this offering prospectus and on page 18 in the accompanying base prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering prospectus or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers Inc., UBS Securities LLC and Banc of America Securities LLC are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. We will disclose in the final prospectus supplement relating to the offered certificates the dollar amount of the expected proceeds from the sale of the offered certificates. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See ‘‘Method of Distribution’’ in this offering prospectus.

With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and co-bookrunner, UBS Securities LLC is acting as co-lead manager and co-bookrunner and Banc of America Securities LLC is acting as co-manager.

LEHMAN BROTHERS	UBS SECURITIES LLC
Co-Lead Manager	Co-Lead Manager

BANC OF AMERICA SECURITIES LLC
Co-Manager

LB-UBS Commercial Mortgage Trust 2007-C6

Commercial Mortgage Pass-Through Certificates, Series 2007-C6

South Dakota
1 property
$2,728,287
0.1% of total
Illinois
11 properties
$50,087,653
1.7% of total
Minnesota
1 property
$14,894,000
0.5% of total
Wisconsin
3 properties
$16,117,013
0.5% of total
Indiana
3 properties
$13,066,597
0.4% of total
Michigan
28 properties
$37,884,881
1.3% of total
New York
23 properties
$423,053,448
14.2% of total
Maine
1 property
$4,500,023
0.2% of total
Massachusetts
3 properties
$16,000,000
0.5% of total
Washington
4 properties
$42,820,526
1.4% of total
Connecticut
4 properties
$35,543,033
1.2% of total
Ohio
13 properties
$41,226,147
1.4% of total
Pennsylvania
6 properties
$55,558,156
1.9% of total
Rhode Island
4 properties
$5,000,000
0.2% of total
New Jersey
7 properties
$104,592,347
3.5% of total
California
34 properties
$519,455,994
17.4% of total
Maryland
4 properties
$82,023,565
2.8% of total
Virginia
8 properties
$451,336,211
15.2% of total
Nevada
2 properties
$30,075,000
1.0% of total
North Carolina
12 properties
$66,889,000
2.2% of total
Arizona
5 properties
$71,527,245
2.4% of total
South Carolina
5 properties
$34,557,000
1.2% of total
Colorado
3 properties
$20,550,090
0.7% of total
Kansas
3 properties
$11,031,854
0.4% of total
Georgia
12 properties
$129,649,524
4.4% of total
Texas
35 properties
$300,679,274
10.1% of total
Florida
24 properties
$240,226,522
8.1% of total
Arkansas
1 property
$2,450,000
0.1% of total
Tennessee
6 properties
$52,340,270
1.8% of total
Alabama
7 properties
$63,585,782
2.1% of total
Kentucky
7 properties
$36,687,274
1.2% of total
Oklahoma
1 property
$2,800,000
0.1% of total
Distribution of Property Types (1)
Industrial/Warehouse 1.2%
Self Storage 1.3%
Mixed Use 1.0%
Assisted Living 1.3%
Multifamily(2) 14.2%
Retail 42.7%
Hotel 15.6%
Office 22.8%
>10.0% of Initial Mortgage Pool Balance
>5.0 - 10.0% of Initial Mortgage Pool Balance
>1.0 - 5.0% of Initial Mortgage Pool Balance
≤1.0% of Initial Mortgage Pool Balance

(2) Multifamily Component includes Mobile Home Park properties representing 1.4% of the Initial Mortgage Pool Balance.

Innkeepers Portfolio, Various

PECO Portfolio, Various

STAPLES
The Office Superstore

H&R BLOCK
Little Asia
TAN FACTORY

Potomac Mills, Woodbridge, VA

amc

COSTCO
WHOLESALE

Och–Ziff Retail Portfolio, Various

One Sansome Street, San Francisco, CA

## 100 Wall Street, New York, NY

## Greensboro Park, McLean, VA

## Islandia Shopping Center, Islandia, NY

STOP&SHOP
WAL*MART

## McCandless Towers, Santa Clara, CA

## Westview Shopping Center, Baltimore, MD

VALUE CITY
ROSS

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS	5
IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS	5
NOTICE TO RESIDENTS OF KOREA	5
NOTICE TO RESIDENTS OF GERMANY	6
NOTICE TO NON-U.S. INVESTORS	6
EUROPEAN ECONOMIC AREA	6
SUMMARY OF OFFERING PROSPECTUS	7
RISK FACTORS	47
The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates	47
The Offered Certificates Have Uncertain Yields to Maturity	47
The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated	48
The Interests of the Series 2007-C6 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders	49
The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates	49
Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties	50
Risks Associated with Condominium Ownership	51
The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default	51
In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property	51
Properties Are Subject to Rollover Risk	52
In Certain Cases, Tenant Estoppels, Subordination, Non-Disturbance and Attornment Agreements, and Related Documentation Have Not Been Obtained	52
Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types — Retail/Office/Hotel/Multifamily	52
Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property	53
Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the Mortgaged Properties	53
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of California, Virginia, New York and Texas and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Florida	53
The Mortgage Pool Will Include Material Concentrations of Balloon Loans	53
The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans	54
The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property	54
Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures	54
Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990	55
Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant	56
Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt. Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property	56
Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow	58
Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities	58
Tenancies in Common May Hinder Recovery	59
Operating or Master Leases May Hinder Recovery	59
Changes in Mortgage Pool Composition Can Change the Nature of Your Investment	60
Lending on Income-Producing Real Properties Entails Environmental Risks	61
Lending on Income-Producing Properties Entails Risks Related to Property Condition	68
There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties	69
With Respect to 5 Mortgage Loans (Including 3 of the Ten (10) Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2007-C6 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations	70
Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties	70
Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits	71
Investors May Want to Consider Prior Bankruptcies	71
Litigation May Adversely Affect Property Performance	72
CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS	72
FORWARD-LOOKING STATEMENTS	72
DESCRIPTION OF THE MORTGAGE POOL	73
General	73
Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers	74
Partial Releases	75
Terms and Conditions of the Underlying Mortgage Loans	77
Prepayment Provisions	78
Mortgage Pool Characteristics	82
Significant Underlying Mortgage Loans	82

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

The information in this offering prospectus may be amended and/or supplemented prior to the time of sale. The information in this offering prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus delivered prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this offering prospectus.

Information about the offered certificates is contained in two separate documents:

•	this offering prospectus, which describes specific terms of the offered certificates; and

•	the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

You should read both this offering prospectus and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

When reading the accompanying base prospectus in conjunction with this offering prospectus, references in the accompanying base prospectus to ‘‘prospectus supplement’’ should be read as references to this offering prospectus.

The annexes attached to this offering prospectus are hereby incorporated into and made a part of this offering prospectus.

This offering prospectus and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this offering prospectus, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Structured Asset Securities Corporation II.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices or language that may appear in the text of, at the top or bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors; (ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; (v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi) a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

NOTICE TO RESIDENTS OF KOREA

The securities to which these materials relate (the ‘‘Subject Securities’’) have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to applicable laws and regulations of Korea. None of Lehman Brothers Inc., UBS Securities LLC, Banc of America Securities LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the Subject Securities under the laws of Korea, including, without limitation, the Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Subject Securities.

NOTICE TO RESIDENTS OF GERMANY

Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2007-C6 certificates, and each of the underwriters has represented and agreed that it will comply with the German Securities Sales Prospectus Act (Wertpapier—Verkaufsprospektgesetz) and any other laws applicable in Germany governing the issue, offering and sale of the series 2007-C6 certificates. In particular, each of the underwriters has undertaken not to engage in a public offering (Öffentliches Angebot) in Germany with respect to any of the series 2007-C6 certificates otherwise than in accordance with the German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

Any series 2007-C6 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2007-C6 certificates in such jurisdiction.

NOTICE TO NON-U.S. INVESTORS

The distribution of this offering prospectus and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions outside the United States. Persons into whose possession this offering prospectus and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this offering prospectus and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

EUROPEAN ECONOMIC AREA

Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2007-C6 certificates to the public in the European Economic Area. See ‘‘Method of Distribution’’ in this offering prospectus.

SUMMARY OF OFFERING PROSPECTUS

This summary contains selected information regarding the offering being made by this offering prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this offering prospectus and the accompanying base prospectus in full.

Introduction to the Transaction

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2007-C6 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this offering prospectus and which are not offered by this offering prospectus. ‘‘TBD’’ means ‘‘to be determined,’’ ‘‘N/A’’ means ‘‘not applicable’’ and ‘‘NR’’ means ‘‘not rated.’’

Class	Approx. Total Principal Balance or Notional Amount at Initial Issuance	Approx. % of Initial Mortgage Pool Balance(5)	Approx. % Total Credit Support at Initial Issuance(6)		Pass-Through Rate Description	Initial Pass-Through Rate(13)	Weighted Average Life (Years)	Principal Window	Ratings S&P / Fitch / Moody’s
Offered Certificates
A-1	$21,000,000	0.7%	30.000	%(7)	TBD(10)	TBD	3.47	09/07-04/12	AAA/AAA/Aaa
A-2	$495,000,000 (4)	16.6% (4)	30.000	%(7)	TBD(10)	TBD	4.78	04/12-07/12	AAA/AAA/Aaa
A-3	$169,000,000 (4)	5.7% (4)	30.000	%(7)	TBD(10)	TBD	6.95	07/14-08/14	AAA/AAA/Aaa
A-AB	$67,000,000	2.2%	30.000	%(7)	TBD(10)	TBD	6.93	07/12-08/16	AAA/AAA/Aaa
A-4	$910,408,000 (4)	30.6% (4)	30.000	%(7)	TBD(10)	TBD	9.80	08/16-07/17	AAA/AAA/Aaa
A-1A	$422,847,000	14.2%	30.000	%(7)	TBD(10)	TBD	8.18	09/07-07/17	AAA/AAA/Aaa
A-M	$297,893,000 (4)	10.0% (4)	20.000	%(8)	TBD(10)	TBD	9.88	07/17-07/17	AAA/AAA/Aaa
A-J	$156,395,000 (4)	5.3% (4)	14.750	%(9)	TBD(10)	TBD	9.88	07/17-07/17	AAA/AAA/Aaa
B	$33,513,000	1.1%	13.625%		TBD(10)	TBD	9.88	07/17-07/17	AA+/AA+/Aa1
C	$37,237,000	1.3%	12.375%		TBD(10)	TBD	9.88	07/17-07/17	AA/AA/Aa2
D	$33,513,000	1.1%	11.250%		TBD(10)	TBD	9.88	07/17-07/17	AA−/ AA−/Aa3
E	$29,789,000	1.0%	10.250%		TBD(10)	TBD	9.88	07/17-07/17	A+/A+/A1
F	$29,790,000	1.0%	9.250%		TBD(10)	TBD	9.90	07/17-08/17	A/A/A2
X-CP	TBD(3)	N/A	N/A		Variable IO(11)	TBD	N/A	N/A	AAA/AAA/Aaa
X-W	TBD(3)	N/A	N/A		Variable IO(11)	TBD	N/A	N/A	AAA/AAA/Aaa
Non-Offered Certificates (1)
A-2FL(2)	TBD(4)	TBD(4)	N/A		Floating	LIBOR + %(14)	N/A	N/A	N/A
A-3FL(2)	TBD(4)	TBD(4)	N/A		Floating	LIBOR + %(14)	N/A	N/A	N/A
A-4FL(2)	TBD(4)	TBD(4)	N/A		Floating	LIBOR + %(14)	N/A	N/A	N/A
A-MFL(2)	TBD(4)	TBD(4)	N/A		Floating	LIBOR + %(14)	N/A	N/A	N/A
A-JFL(2)	TBD(4)	TBD(4)	N/A		Floating	LIBOR + %(14)	N/A	N/A	N/A
X-CL	TBD(3)	N/A	N/A		Variable IO(11)	TBD	N/A	N/A	N/A
G	$33,513,000	1.1%	N/A		TBD(10)	TBD	N/A	N/A	N/A
H	$37,236,000	1.2%	N/A		TBD(10)	TBD	N/A	N/A	N/A
J	$40,961,000	1.4%	N/A		TBD(10)	TBD	N/A	N/A	N/A
K	$29,789,000	1.0%	N/A		TBD(10)	TBD	N/A	N/A	N/A
L	$44,684,000	1.5%	N/A		Fixed(12)	TBD	N/A	N/A	N/A
M	$14,895,000	0.5%	N/A		Fixed(12)	TBD	N/A	N/A	N/A
N	$11,171,000	0.4%	N/A		Fixed(12)	TBD	N/A	N/A	N/A
P	$3,723,000	0.1%	N/A		Fixed(12)	TBD	N/A	N/A	N/A
Q	$7,448,000	0.3%	N/A		Fixed(12)	TBD	N/A	N/A	N/A
S	$7,447,000	0.2%	N/A		Fixed(12)	TBD	N/A	N/A	N/A
T	$44,684,714	1.5%	N/A		Fixed(12)	TBD	N/A	N/A	N/A

(1)	Not offered by this offering circular. The non-offered classes of the series 2007-C6 certificates will also include multiple classes of REMIC residual certificates, each of which classes evidences the sole class of residual interests in a real estate mortgage investment conduit or REMIC. The series 2007-C6 REMIC residual certificates do not have principal balances, notional amounts or pass-through rates.
(2)	The series 2007-C6 securitization will involve multiple interest rate swap agreements that relate to the A-2FL, A-3FL, A-4FL, A-MFL and A-JFL classes and are held in grantor trusts for the benefit of the applicable series 2007-C6 certificateholders. Each of those classes will represent undivided interests in, among other things: (1) a REMIC regular interest that has the same alphabetic or alphanumeric class designation as the subject class; and (2) the rights and obligations under the related swap agreement. For so long as it is in effect, the swap agreement related to each of those classes will provide, among other things, that the amounts payable by the issuing entity as interest at the applicable rate per annum (as described below in this footnote) with respect to the REMIC regular interest corresponding to the subject class will be exchanged for floating amounts payable as if interest by the swap provider under the related swap agreement, with regularly scheduled payments for each of those classes to be made between the issuing entity and the swap counterparty on a net basis. Amounts payable as if interest by the swap provider under each swap agreement will accrue at a LIBOR-based rate on a notional amount equal to the total principal balance of the applicable class of series 2007-C6 certificates outstanding from time to time. Accordingly, the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL certificates constitute the floating rate classes of the series 2007-C6 certificates. The total principal balance of each floating rate class of series 2007-C6 certificates at any time will equal the total principal balance of the corresponding REMIC regular interest of such floating rate class. The REMIC regular interest corresponding to each floating rate class of series 2007-C6 certificates will accrue interest at one of the following pass-through rates: (a) a fixed rate per annum; (b) a weighted average from time to time of certain net interest rates on the underlying mortgage loans, which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis; (c) the weighted average net interest rate described in clause (b) of this footnote, minus a fixed percentage; or (d) lesser of (i) a specified rate per annum and (ii) the weighted average net interest rate described in clause (b) of this footnote. If the funds allocated to payments of interest distributions with respect to the REMIC regular interest corresponding to any floating rate class of series 2007-C6 certificates are insufficient to make all required payments of interest thereon (prior to allocation of net aggregate prepayment interest shortfalls), then there will be a corresponding dollar-for-dollar reduction in the interest payments made by the swap counterparty to the issuing entity under the related swap agreement and, accordingly, in the amount of interest payable on the applicable floating rate class of series 2007-C6 certificates, thereby resulting in an interest shortfall for such class.
(3)	Notional amount.
(4)	The allocations of total principal balance between the A-2 and A-2FL classes, between the A-3 and A-3FL classes, between the A-4 and A-4FL classes, between the A-M and A-MFL classes and between the A-J and A-JFL classes, respectively, will be determined by market demand up to the amount indicated for the respective class of offered certificates.

(5)	The initial mortgage pool balance will be approximately $2,978,936,714. References in this offering prospectus to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans as of the cut-off date referred to under ‘‘—Relevant Dates and Periods’’ below, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date, whether or not received.

(6)	Structural credit enhancement is provided for the more senior classes of offered certificates through the subordination of more junior classes—or of REMIC regular interests corresponding to more junior classes—of offered and non-offered certificates, as described under ‘‘—Introduction to the Transaction—Total Credit Support at Initial Issuance’’ below in this offering prospectus. The REMIC regular interests corresponding to the floating rate classes of the series 2007-C6 certificate are of equal payment priority with, or senior to, various classes of the offered certificates. The class A-2FL REMIC regular interest has the same credit support and payment priority as the class A-2 certificates; the class A-3FL REMIC regular interest has the same credit support and payment priority as the class A-3 certificates; the class A-4FL REMIC regular interest has the same credit support and payment priority as the class A-4 certificates; the class A-MFL REMIC regular interest has the same credit support and payment priority as the class A-M certificates; and the class A-JFL REMIC regular interest has the same credit support and payment priority as the class A-J certificates.
(7)	Presented on an aggregate basis for the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the class A-2FL, A-3FL and A-4FL REMIC regular interests.
(8)	Presented on an aggregate basis for the class A-M certificates and the class A-MFL REMIC regular interest.
(9)	Presented on an aggregate basis for the class A-J certificates and the class A-JFL REMIC regular interest.

(10)	To be determined. The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, be one of the following:
(a)	an annual rate that is fixed for the life of the subject class;
(b)	an annual rate equal to the weighted average from time to time of certain net interest rates on the underlying mortgage loans, which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis;
(c)	an annual rate equal to the lesser of a specified fixed annual rate and the weighted average net interest rate described in clause (b) of this footnote; and
(d)	an annual rate equal to the weighted average net interest rate described in clause (b) of this footnote minus a fixed percentage.
(11)	The pass-through rates of the class X-CL, X-CP and X-W certificates will, in the case of each of those classes, for any interest accrual period, equal the weighted average of the respective strip rates (which may be different for each such class) at which interest then accrues on the respective components of the total notional amount of the subject class of series 2007-C6 certificates outstanding immediately prior to the related distribution date. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.
(12)	In general, the pass-through rates of the class L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for the subject class. However, with respect to any applicable interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans is below the identified initial pass-through rate for the class L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate for the subject class of series 2007-C6 certificates during that interest accrual period will be that weighted average net interest rate. The net interest rates referred to in this footnote will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

(13)	The initial pass-through rate shown in the foregoing table for any interest-bearing class of series 2007-C6 certificates with one of the following pass-through rate descriptions is approximate: WAC, WAC-x% and Variable IO.
(14)	The initial value of LIBOR will be calculated on the second LIBOR business day prior to the date of initial issuance of the series 2007-C6 certificates.

The governing document for purposes of forming the issuing entity and issuing the series 2007-C6 certificates will be a pooling and servicing agreement to be dated as of August 11, 2007. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans (with the two material exceptions described below) and other assets that back the series 2007-C6 certificates. The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Potomac Mills, which mortgage loan represents 8.3% of the initial mortgage pool balance, and the underlying mortgage loan secured by the mortgaged real properties the identified on Annex A-1 to this offering prospectus as Och-Ziff Retail Portfolio, which mortgage loan represents 4.8% of the initial mortgage pool balance, are not being serviced under the series 2007-C6 pooling and servicing agreement. Each of the Potomac Mills underlying mortgage loan and the Och-Ziff Retail Portfolio underlying mortgage loan (a) is part of a separate loan combination that also includes one or more additional mortgage loans that will not be transferred to the issuing entity and (b) will be serviced pursuant to the servicing arrangements for the securitization of one of those related non-trust mortgage loans that are part of the subject loan combination. The Potomac Mills underlying mortgage loan and the Och-Ziff Retail Portfolio underlying mortgage loan are sometimes referred to in this offering prospectus as the outside serviced underlying mortgage loans.

The parties to the series 2007-C6 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the series 2007-C6 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2007-C6 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2007-C6 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

A.	Total Principal Balance or Notional Amount at Initial Issuance	The class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL, A-1A, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be the series 2007-C6 certificates with principal balances and are sometimes referred to as the series 2007-C6 principal balance certificates.

The table on page 7 of this offering prospectus identifies for each class of series 2007-C6 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2007-C6 principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table on page 7 of this offering prospectus, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this offering prospectus.

The total principal balance of each floating rate class of series 2007-C6 certificates will equal the total principal balance of the corresponding REMIC regular interest.

The class X-CL, X-CP and X-W certificates will not have principal balances and are sometimes referred to as the series 2007-C6 interest only certificates. For purposes of calculating the amount of accrued interest, each of those classes of series 2007-C6 interest-only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal % of the total principal balance of the series 2007-C6 principal balance certificates outstanding from time to time. The approximate total notional amount of the class X-CL certificates at initial issuance is shown in the table on page 7 of this offering prospectus, although it may be as much as 5% larger or smaller.

The total notional amount of the class X-CP certificates will: (a) be calculated in accordance with the formula described under ‘‘Description of the Offered Certificates — General’’ in this offering prospectus; (b) initially equal % of the sum of (i) the lesser of $ and the total principal balance of the class certificates, (ii) the lesser of $ and the total principal balance of the class certificates, and (iii) the total principal balance of the class , , , , , , , , , , and certificates; (c) decline over time; and (d) equal $0 following the distribution date in . The approximate total notional amount of the class X-CP certificates at initial issuance is shown in the table on page 7 of this offering prospectus, although it may be as much as 10% larger or smaller.

The total notional amount of the class X-W certificates will equal % of the total principal balance of the series 2007-C6 principal balance certificates outstanding from time to time. The approximate total notional amount of the class X-W certificates at initial issuance is shown in the table on page 7 of this offering prospectus, although it may be as much as 5% larger or smaller.

The series 2007-C6 REMIC residual certificates will not have principal balances or notional amounts, and the holders of those certificates are not expected to receive any material payments.

B. Total Credit Support at Initial Issuance	The respective classes of the series 2007-C6 certificates, other than the series 2007-C6 REMIC residual certificates, will entitle their holders to varying degrees of seniority for purposes of—

•	receiving payments of interest and, if and when applicable, payments of principal out of collections on the underlying mortgage loans or on particular underlying mortgage loans, and

•	bearing the effects of losses on the underlying mortgage loans or on particular underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

In that regard:

•	the class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL, A-1A, X-CL, X-CP and X-W certificates will be the most senior of the series 2007-C6 certificates;

•	after the classes referred to in the prior bullet, the class A-M and A-MFL certificates will be the next most senior classes of the series 2007-C6 certificates;

•	after the classes referred to in the prior two bullets, the class A-J and A-JFL certificates will be the next most senior classes of the series 2007-C6 certificates; and

•	the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

The table on page 7 of this offering prospectus shows the approximate total credit support provided to each class of the offered certificates, other than the class X-CP and X-W certificates, through the subordination of other classes of the series 2007-C6 principal balance certificates. In the case of each class of the offered certificates, exclusive of the class X-CP and X-W certificates, the credit support shown in the table on page 7 of this offering prospectus represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2007-C6 principal balance certificates that are subordinate to the indicated class.

With respect to the floating rate classes of the series 2007-C6 certificates, the foregoing discussion regarding credit support and relative seniority relates to the corresponding REMIC regular interests and the payments thereon. No other class of series 2007-C6 certificates will provide credit support to a floating rate class of series 2007-C6 certificates in connection with a failure by the swap counterparty to make any payments under the related interest rate swap agreement, and no payment from the swap counterparty under the related interest rate swap agreement will be available to offset a loss or shortfall on any class of series 2007-C6 certificates other than the floating rate class of series 2007-C6 certificates related to the subject swap agreement.

The series 2007-C6 REMIC residual certificates will be residual interest certificates and will not provide any credit support to the other series 2007-C6 certificates.

C. Pass-Through Rate	Each class of the series 2007-C6 certificates (other than the series 2007-C6 REMIC residual certificates) and each REMIC regular interest corresponding to a floating rate class of series 2007-C6 certificates will bear interest. The table on page 7 of this offering prospectus provides various information regarding the pass-through rate for each interest-bearing class of the series 2007-C6 certificates and each REMIC regular interest corresponding to a floating rate class of series 2007-C6 certificates. Additionally, a more detailed description of the pass-through rate and/or how it will be calculated with respect to each interest-bearing class of the series 2007-C6 certificates and each REMIC regular interest corresponding to a floating rate class of series 2007-C6 certificates is set forth under ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

D. Weighted Average Life and Principal Window	The weighted average life of any class of series 2007-C6 principal balance certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors. The principal window for any class of series 2007-C6 principal balance certificates is the period during which the holders of those certificates will receive payments of principal. The weighted average life and principal window shown in the table on page 7 of this offering prospectus for each class of offered certificates, exclusive of the class X-CP and X-W certificates, were calculated based on the following assumptions with respect to each underlying mortgage loan—

•	the related borrower timely makes all payments on the mortgage loan, and

•	the mortgage loan will not otherwise be prepaid prior to stated maturity.

The weighted average life and principal window shown in the table on page 7 of this offering prospectus for each class of offered certificates, exclusive of the class X-CP and X-W certificates, were further calculated based on the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this offering prospectus.

E. Ratings	The ratings shown in the table on page 7 of this offering prospectus for the offered certificates are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc, Fitch, Inc. and Moody’s Investors Service, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page 7 of this offering prospectus.

The ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt by the holders of all interest to which they are entitled on each distribution date, and

•	except in the case of the class X-CP and X-W certificates, the ultimate receipt by the holders of all principal to which they are entitled by the applicable rated final distribution date described under ‘‘—Relevant Dates and Periods—Rated Final Distribution Date’’ below.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

Further, the ratings on the respective classes of offered certificates do not represent any assessment of: the tax attributes of the offered certificates; the likelihood, frequency or extent of receipt of principal prepayments; the extent to which interest payable on any class of offered certificates may be reduced in connection with prepayment interest shortfalls; the extent of receipt of prepayment premiums, yield maintenance charges, default interest; or the investors’ anticipated yield to maturity.

See ‘‘Ratings’’ in this offering prospectus.

Relevant Parties

Issuing Entity	LB-UBS Commercial Mortgage Trust 2007-C6 will be the issuing entity for the series 2007-C6 securitization transaction. The issuing entity is sometimes referred to in this offering prospectus and in the accompanying base prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ See ‘‘Transaction Participants—The Issuing Entity’’ in this offering prospectus.

Depositor	We are Structured Asset Securities Corporation II, the depositor of the series 2007-C6 securitization transaction. We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus and ‘‘Transaction Participants —The Depositor’’ in this offering prospectus.

Sponsors	Lehman Brothers Holdings Inc. and UBS Real Estate Securities Inc. will be the sponsors of the series 2007-C6 securitization transaction. Lehman Brothers Holdings Inc. is our affiliate and an affiliate of Lehman Brothers Inc., one of the underwriters. UBS Real Estate Securities Inc. is an affiliate of UBS Securities LLC, one of the underwriters. See ‘‘Transaction Participants—The Sponsor’’ in the accompanying base prospectus and ‘‘Transaction Participants—The Sponsors’’ in this offering prospectus.

Mortgage Loan Sellers	Each of Lehman Brothers Holdings Inc. and UBS Real Estate Securities Inc. will be, and an affiliate of Lehman Brothers Holdings Inc. may also be, a mortgage loan seller for the series 2007-C6 securitization transaction.

Initial Trustee	LaSalle Bank National Association, a national banking association, will act as the initial trustee on behalf of the series 2007-C6 certificateholders. See ‘‘Transaction Participants—The Trustees—The Initial Trustee’’ in this offering prospectus. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans to the issuing entity, the trustee, on behalf of the series 2007-C6 certificateholders, will become the mortgagee of record under each underlying mortgage loan, subject to the discussion under ‘‘—Potomac Mills Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Och-Ziff Retail Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ below. The trustee will further be responsible for calculating the amount of principal and interest to be paid to, and making distributions to, the Series 2007-C6 certificateholders as described under ‘‘Transaction Participants—The Trustees—The Initial Trustee’’ and ‘‘Description of the Offered Certificates’’ in this offering prospectus.

Initial Master Servicer	Wachovia Bank, National Association, a national banking association, will act as the initial master servicer with respect to the underlying mortgage loans, subject to the discussion under ‘‘—Potomac Mills Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Och-Ziff Retail Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ below. See ‘‘Transaction Participants— The Servicers — The Initial Master Servicer’’ in this offering prospectus.

Initial Special Servicer	Midland Loan Services, Inc., a Delaware corporation, will act as the initial special servicer for the mortgage pool, subject to the discussion under ‘‘—Potomac Mills Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Och-Ziff Retail Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ below. See ‘‘Transaction Participants—The Servicers—The Initial Special Servicer’’ in this offering prospectus.

Non-Trust Mortgage Loan Noteholders	Five (5) underlying mortgage loans, representing 28.1% of the initial mortgage pool balance, are each part of a loan combination, as described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus. A loan combination consists of two (2) or more cross-defaulted mortgage loans that are obligations of the same borrower(s) and secured by the same mortgage instrument(s) encumbering the same mortgaged real property or group of mortgaged real properties. However, not all of the mortgage loans comprising any particular loan combination will be transferred to the issuing entity. Any mortgage loan that is part of a loan combination, but is not an asset of the issuing entity, is sometimes referred to in this offering prospectus as a non-trust mortgage loan. Pursuant to one or more co-lender or similar agreements with respect to each of the foregoing loan combinations, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted various rights and powers with respect to the subject loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. See ‘‘Description of the Mortgage Pool—Loan Combinations’’, ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’, ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees.

Potomac Mills Mortgagee of Record, Master Servicer and Special Servicer	The entire Potomac Mills loan combination (including the Potomac Mills underlying mortgage loan) is currently being—and, upon issuance of the series 2007-C6 certificates, will continue to be—serviced and administered pursuant to the series 2007-C33 pooling and servicing agreement relating to the Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-C33 commercial mortgage securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2007-C6 pooling and servicing agreement. In that regard—

•	Wells Fargo Bank, N.A. is the trustee under the series 2007-C33 pooling and servicing agreement and will, in that capacity, be the mortgagee of record with respect to, and act as custodian for various loan documents relating to, the entire Potomac Mills loan combination (see ‘‘Transaction Participants— The Trustees—The Initial Outside Trustees’’ in this offering prospectus);

•	Wachovia Bank, National Association, a national banking association, is the master servicer under the series 2007-C33 pooling and servicing agreement and will, in that capacity, be the initial master servicer for the entire Potomac Mills loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of the series 2007-C33 pooling and servicing agreement (see ‘‘Transaction Participants—The Servicers—The Initial Outside Master Servicers’’ in this offering prospectus); and

•	LNR Partners, Inc., a Florida corporation, is the special servicer under the series 2007-C33 pooling and servicing agreement and will, in that capacity, be the initial special servicer for the entire Potomac Mills loan combination, subject to resignation or replacement pursuant to the terms of the series 2007-C33 pooling and servicing agreement, including replacement, without cause, by the holders of a majority interest in the controlling class of series 2007-C33 certificates (see ‘‘Transaction Participants—The Servicers—The Initial Outside Special Servicers’’ in this offering prospectus).

Notwithstanding the foregoing, references in this offering prospectus to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2007-C6 pooling and servicing agreement, unless the context clearly indicates otherwise.

Och-Ziff Retail Portfolio Mortgagee of Record, Master Servicer and Special Servicer	The entire Och-Ziff Retail Portfolio loan combination (including the Och-Ziff Retail Portfolio underlying mortgage loan) is currently being—and, upon issuance of the series 2007-C6 certificates, will continue to be—serviced and administered pursuant to the series 2007-C1 pooling and servicing agreement relating to the Merrill Lynch Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 commercial mortgage securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2007-C6 pooling and servicing agreement. In that regard—

•	U.S. Bank National Association is the trustee under the series 2007-C1 pooling and servicing agreement and will, in that capacity, be the mortgagee of record with respect to, and act as custodian for various loan documents relating to, the entire Och-Ziff Retail Portfolio loan combination (see ‘‘Transaction Participants—The Trustees—The Initial Outside Trustees’’ in this offering prospectus);

•	KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation is a master servicer under the series 2007-C1 pooling and servicing agreement and will, in that capacity, be the initial master servicer for the entire Och-Ziff Retail Portfolio loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of the series 2007-C1 pooling and servicing agreement (see ‘‘Transaction Participants— The Servicers—The Initial Outside Master Servicers’’ in this offering prospectus); and

•	Centerline Servicing Inc., a Delaware corporation, is the special servicer under the series 2007-C1 pooling and servicing agreement and will, in that capacity, be the initial special servicer for the entire Och-Ziff Retail Portfolio loan combination, subject to resignation or replacement pursuant to the terms of the series 2007-C1 pooling and servicing agreement, including replacement, without cause, by the holders of a majority interest in a designated controlling class of series 2007-C1 certificates (see ‘‘Transaction Participants—The Servicers—The Initial Outside Special Servicers’’ in this offering prospectus).

Notwithstanding the foregoing, references in this offering prospectus to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2007-C1 pooling and servicing agreement, unless the context clearly indicates otherwise.

Controlling Class of Certificateholders	The holders or beneficial owners of certificates representing a majority interest in a designated controlling class of the series 2007-C6 certificates will have, directly or acting through a designated representative, certain rights and powers under the series 2007-C6 pooling and servicing agreement, as described under ‘‘Risk Factors—The Interests of the Series 2007-C6 Controlling Class Certificateholders May be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this offering prospectus.

Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2007-C6 certificateholders will be the holders of a non-offered class of series 2007-C6 certificates.

Summary of Transaction Parties

Co-Sponsor and Seller
Lehman Brothers Holdings Inc. and/or one or more affiliates thereof
Co-Sponsor and Seller
UBS Real Estate Securities Inc.
Mortgage Loans
Underwriters
Lehman Brothers Inc.
UBS Securities LLC
Banc of America Securities LLC
Offered Certificates
Depositor
Structured Asset Securities Corporation II
Certificates
Mortgage Loans
Master Servicer
Wachovia Bank, National Association
Special Servicer
Midland Loan Services, Inc.
Issuing Entity
LB Commercial Mortgage Trust 2007-C6
Trustee
LaSalle Bank National Association
Mortgage Loan Master Servicing
Mortgage Loan Special Servicing
Master Servicer of Outside Serviced Mortgage Loans
Wachovia Bank, National Association
Potomac Mills
KeyCorp Real Estate Capital Markets, Inc.
Och-Ziff Retail Portfolio
Special Servicer of Outside Serviced Mortgage Loans
LNR Partners, Inc.
Potomac Mills
Centerline Servicing, Inc.
Och-Ziff Retail Portfolio

Relevant Dates and Periods

Cut-off Date	Thirteen (13) mortgage loans that we intend to include in the trust, representing 4.3% of the initial mortgage pool balance, were originated after August 11, 2007. Accordingly, references to ‘‘cut-off date’’ in this offering prospectus mean, individually and collectively:

•	August 11, 2007, in the case of each underlying mortgage loan originated on or before that date; and

•	the related date of origination, in the case of each underlying mortgage loan originated after August 11, 2007.

All payments and collections received on the underlying mortgage loans after that cut-off date, excluding any payments or collections that represent amounts due on or before that cut-off date, will belong to the trust.

Twelve (12) underlying mortgage loans, representing 4.0% of the initial mortgage pool balance, each has its first due date in October 2007. In each such case, at the time of initial issuance of the series 2007-C6 certificates, the related mortgage loan seller will make a supplemental interest payment to the issuing entity to cover one month’s interest on the cut-off date principal balance of each of those underlying mortgage loans for the September 2007 distribution date. For purposes of calculating distributions on the series 2007-C6 certificates, those supplemental interest payments will be treated as if they were made by the respective borrowers.

Issue Date	The date of initial issuance for the offered certificates will be on or about August 30, 2007.

Distribution Frequency / Distribution Date	Payments on the offered certificates are scheduled to occur monthly, commencing in September 2007. During any given month, the distribution date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

Record Date	The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the series 2007-C6 certificates at the close of business on each record date will be entitled to receive, on the following distribution date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period	Amounts available for payment on the offered certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. In general, each collection period—

•	will relate to a particular distribution date,

•	will be approximately one month long,

•	will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date, and

•	will end on a specified day of the same calendar month in which the related distribution date occurs or, if that specified day is not a business day, then on the immediately following business day.

However, the collection period for any distribution date for any underlying mortgage loan that is part of a loan combination may differ from the collection period with respect to the rest of the mortgage pool for that distribution date. Accordingly, there may be multiple collection periods with respect to each distribution date, such as (a) a collection period with respect to each underlying mortgage loan that is part of a loan combination, and (b) a collection period with respect to the rest of the mortgage pool, which collection periods will not necessarily coincide with each other.

Unless the context clearly indicates otherwise, references in any other portion of this offering prospectus to ‘‘collection period’’ will mean, individually and collectively, as applicable, all of the foregoing collection periods for the subject distribution date.

Interest Accrual Period	The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates for any distribution date will be the period commencing on and including the 11th day of the month preceding the month in which that distribution date occurs and ending on and including the 10th day of the month in which that distribution date occurs. Interest will be calculated with respect to each class of offered certificates assuming that each year consists of twelve 30-day months.

Rated Final Distribution Date	The rated final distribution date for the respective classes of the offered certificates with principal balances is the distribution date in .

See ‘‘Ratings’’ in this offering prospectus.

Description of the Offered Certificates

Registration and Denominations	We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP and X-CW certificates, $250,000 initial notional amount—and in any greater whole dollar denominations.

You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under ‘‘Description of the Offered Certificates—Registration and Denominations’’ in this offering prospectus and under ‘‘Description of the Certificates—Book-Entry Registration’’ in the accompanying base prospectus.

Payments

A. General	The trustee will make payments of interest and, except in the case of the class X-CL, X-CP and X-W certificates, principal with respect to the following classes of series 2007-C6 certificates and the following REMIC regular interests, sequentially as follows:

1st	A-1, A-2, A-2FL(1), A-3, A-3FL(1), A-AB, A-4, A-4FL(1), A-1A, X-CL, X-CP and X-W
2nd	A-M and A-MFL(1)
3rd	A-J and A-JFL(1)
4th	B
5th	C
6th	D
7th	E
8th	F
9th	G
10th	H
11th	J
12th	K
13th	L
14th	M
15th	N
16th	P
17th	Q
18th	S
19th	T

(1)	Refers to REMIC regular interest with the indicated alphabetic or alphanumeric designation, which REMIC regular interest corresponds to a floating rate class of series 2007-C6 certificates with the same designation.

Amounts allocable as interest and principal with respect to the non-trust mortgage loans will not be available to make payments of interest and/or principal with respect to the classes of series 2007-C6 certificates listed in the foregoing table.

The allocation of interest payments among the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP and X-W classes and the class A-2FL, A-3FL and A-4FL REMIC regular interests is described under ‘‘—Payments—Payments of Interest’’ below. The series 2007-C6 REMIC residual certificates do not bear interest and do not entitle their respective holders to payments of interest.

The allocation of principal payments among the A-1, A-2, A-3, A-AB, A-4 and A-1A classes and the class A-2FL, A-3FL and A-4FL REMIC regular interests is described under ‘‘—Payments—Payments of Principal’’ below. The class X-CL, X-CP and X-W certificates and the series 2007-C6 REMIC residual certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Payments with respect to the REMIC regular interest, or under the interest rate swap agreement, corresponding to each floating rate class of the series 2007-C6 certificates will be deposited in a separate sub-account of the trustee’s floating rate account, from which payments will be made to the holders of the subject floating rate class of the series 2007-C6 certificates and/or the swap counterparty.

See ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus.

B. Loan Groups	For purposes of allocating payments on certain classes of the offered certificates and certain REMIC regular interests corresponding to the floating rate classes of the series 2007-C6 certificates, the mortgage pool will be divided into:

•	a loan group 1 consisting of all of the underlying mortgage loans that are generally secured by property types other than multifamily and mobile home park; and

•	a loan group 2 consisting of all of the underlying mortgage loans that are generally secured by multifamily or mobile home park properties.

Loan group 1 will contain a total of 143 underlying mortgage loans that represent 85.8% of the initial mortgage pool balance, and loan group 2 will contain a total of 38 underlying mortgage loans that represent 14.2% of the initial mortgage pool balance. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this offering prospectus.

As and to the extent described under ‘‘—Payments of Principal’’ and ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘— Payments—Priority of Payments’’ below in this offering prospectus, amounts collected with respect to loan group 2 will have a direct effect on distributions to the holders of the class A-1A certificates and amounts collected with respect to loan group 1 will have a direct effect on distributions to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates.

C. Payments of Interest	Each class of series 2007-C6 certificates (other than the series 2007-C6 REMIC residual certificates) and each REMIC regular interest corresponding to a floating rate class of series 2007-C6 certificates will bear interest. In each case, that interest will accrue during each applicable interest accrual period based upon—

•	the pass-through rate applicable for the particular class of series 2007-C6 certificates or the particular REMIC regular interest, as the case may be, for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of the particular class of series 2007-C6 certificates or the particular REMIC regular interest, as the case may be, outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months (or, in the case of any particular floating rate class certificates, for so long as the related interest rate swap agreement is in effect and there is no continuing event of default thereunder, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days).

Interest payments with respect to the REMIC regular interest corresponding to each floating rate class of series 2007-C6 certificates will be applied to make payments due to the swap counterparty and/or, together with any payments received from the swap counterparty under the related interest rate swap agreement, to make payments on the subject floating rate class of series 2007-C6 certificates.

Interest payments with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP and X-W certificates and the class A-2FL, A-3FL and A-4FL

REMIC regular interests are to be made concurrently:

•	in the case of the class A-1, A-2, A-3, A-AB and A-4 certificates and the class A-2FL, A-3FL and A-4FL REMIC regular interests, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2007-C6 certificates and those REMIC regular interests, from available funds attributable to loan group 1;

•	in the case of the class A-1A certificates, from available funds attributable to loan group 2; and

•	in the case of the class X-CL, X-CP and X-W certificates, from available funds attributable to loan group 1 and/or loan group 2;

provided that, if the foregoing would result in a shortfall in the interest payment on any of the classes of series 2007-C6 certificates and/or REMIC regular interests mentioned above in this sentence, then payments of interest will be made on those classes of series 2007-C6 certificates and those REMIC regular interests, on a pro rata basis in accordance with the respective interest entitlements evidenced thereby, from available funds attributable to the entire mortgage pool; and provided, further, that the ‘‘available funds’’ referred to above in this sentence do not include amounts attributable to any non-trust mortgage loan.

The borrowers under the underlying mortgage loans are generally prohibited from making whole or partial voluntary prepayments that are not accompanied by a full month’s interest on the prepayment. If, however, a whole or partial voluntary prepayment—or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment —on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this offering prospectus, the resulting shortfall, less—

•	the amount of the master servicing fee that would have been payable from that uncollected interest, and

•	in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer (if any) to cover prepayment interest shortfalls resulting from the voluntary prepayments on non-specially serviced mortgage loans during the related collection period, will generally be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2007-C6 certificates (or, in the case of a floating rate class of series 2007-C6 certificates, payable to the applicable sub-account of the trustee’s floating rate account with respect to the corresponding REMIC regular interest), including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes (or, in the case of the floating rate classes of series 2007-C6 certificates, on the corresponding REMIC regular interests) during the corresponding interest accrual period.

On each distribution date, subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

See ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus.

D. Payments of Principal	Subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, the holders of each class of offered certificates, other than the class X-CL, X-CP and X-W certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

The total payments of principal to be made on the various classes of series 2007-C6 principal balance certificates (in the case of the respective floating rate classes of the series 2007-C6 certificates, through the corresponding REMIC regular interests) on any distribution date will, in general, be a function of—

•	the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise available for distribution, prior to being deemed reimbursed out of payments and other collections of interest otherwise available for distribution. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group 1 or loan group 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

The trustee is required to make payments of principal to the holders of the various classes of the series 2007-C6 principal balance certificates (in the case of a floating rate class of series 2007-C6 certificates, through the corresponding REMIC regular interest), in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group 1 or underlying mortgage loans in loan group 2.

On any distribution date, following the payment of interest with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP and X-W certificates and the class A-2FL, A-3FL and A-4FL REMIC regular interests, subject to the discussion under ‘‘—Payments—Amortization, Liquidation and Payment Triggers’’ below, the trustee will apply any remaining available funds to payments of principal with respect to the following classes of series 2007-C6 principal balance certificates (in the case of a floating rate class of series 2007-C6 certificates, through the corresponding REMIC regular interest) in the following order and amounts:

•	first, with respect to the class A-1A certificates, up to the lesser of (a) that portion of the total distributable principal for the applicable distribution date attributable to loan group 2 and (b) the remaining total principal balance of that class;

•	second, with respect to the class A-AB certificates up to the lesser of (a) that portion of the total distributable principal for the applicable distribution date attributable to loan group 1 and, if the class A-1A certificates have been retired, the remaining portion of the total distributable principal for the applicable distribution date attributable to loan group 2 and (b) the amount necessary to reduce the total principal balance of that class to the scheduled total principal balance for that class set forth on Annex F to this offering prospectus; and

•	then, with respect to (1) the class A-1 certificates, (2) the class A-2 and A-2FL certificates, on a pro rata basis in accordance with their respective total principal balances, (3) the class A-3 and A-3FL certificates, on a pro rata basis in accordance with their respective total principal balances, (4) the class A-AB certificates, (5) the class A-4 and A-4FL certificates, on a pro rata basis in accordance with their respective total principal balances, and (6) the class A-1A certificates, in that order, in the case of each of clauses (1) through (6) of this bullet up to the lesser of (a) the remaining portion of the total distributable principal for the applicable distribution date attributable to loan group 1 and, if the class A-1A certificates have been retired, the remaining portion of the total distributable principal for the applicable distribution date attributable to loan group 2 and (b) the remaining total principal balance of the subject class(es);

No payments of principal will be made with respect to the class A-M or A-MFL certificates until the class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL and A-1A certificates are retired. Thereafter, subject to available funds, payments of principal will be made with respect to the class A-M and A-MFL certificates (in the case of the class A-MFL certificates, through the class A-MFL REMIC regular interest), on a pro rata basis in accordance with their respective total principal balances.

No payments of principal will be made with respect to the class A-J or A-JFL certificates until the class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL, A-1A, A-M and A-MFL certificates are retired. Thereafter, subject to available funds, payments of principal will be made with respect to the class A-J and A-JFL certificates (in the case of the class A-JFL certificates, through the class A-JFL REMIC regular interest), on a pro rata basis in accordance with their respective total principal balances.

After the class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL, A-1A, A-M, A-MFL, A-J and A-JFL certificates have been retired, payments of remaining principal will be made with respect to the class B, C, D, E, F, G, H, J, K, L, M,

N, P, Q, S and T certificates, in that order, in each case until the subject class is retired.

In the case of each of the floating rate classes of series 2007-C6 certificates, any payments of principal will first be made with respect to the corresponding REMIC regular interest, after which any corresponding payments of principal will be made to the holders of that floating rate class of series 2007-C6 certificates.

The class X-CL, X-CP and X-W certificates and the series 2007-C6 REMIC residual certificates do not have principal balances and do not entitle their holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus.

E. Amortization, Liquidation and Payment Triggers	Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates may be reduced to zero at a time when the class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL and A-1A certificates, or any two or more classes of those certificates, remain outstanding. Under those circumstances, and in any event on the final distribution date, any payments of principal on the outstanding class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL and A-1A certificates will be made among those classes of series 2007-C6 certificates (in the case of the respective floating rate classes of the series 2007-C6 certificates, through the corresponding REMIC regular interests) on a pro rata basis in accordance with their respective total principal balances.

Also, specified parties may terminate the trust when the mortgage pool balance is reduced to less than approximately 1.0% of the initial total principal balance of the series 2007-C6 principal balance certificates, as described under ‘‘—Optional Termination’’ below.

F. Payments of Prepayment Premiums and Yield Maintenance Charges	If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans, then the trustee will pay that amount, net of any liquidation fee or workout fee payable in connection with the receipt thereof, in the proportions described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus, to—

•	the holders of the class X-CL certificates;

•	the holders of the class X-CP certificates;

•	the holders of the class X-W certificates; and/or

•	the holders of any of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan; and/or

•	to the applicable sub-account of the trustee’s floating rate account in respect of any REMIC regular interest corresponding to a floating rate class of series of 2007-C6 certificates entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan.

For so long as the related interest rate swap agreement is in effect and there is no continuing event of default thereunder, prepayment premiums and/or yield maintenance charges allocable to the REMIC regular interest corresponding to a floating rate class of series 2007-C6 certificates will be paid to the swap counterparty. Otherwise, they will be paid to the holders of those series 2007-C6 certificates.

Fees and Expenses	The amounts available for distribution on the series 2007-C6 certificates on any distribution date will generally be net of the following amounts:

Type / Recipient (1)	Amount	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, an interest strip that accrues at the related master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan.(2)	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period.	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any serviced loan combination-specific custodial account.	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers.	Monthly
Outside Master Servicing Fee / Applicable Master Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each of the Potomac Mills underlying mortgage loan and the Och-Ziff Retail Portfolio underlying mortgage loan, an interest strip that accrues at the related outside master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan.(3)	Monthly

Type / Recipient (1)	Amount	Frequency
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) and related non-trust mortgage loan that is being specially serviced or as to which the related mortgaged real property has become an REO property, an amount that, for any one-month period, will equal one-twelfth of the product of the annual special servicing fee rate, multiplied by the same principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan.(4)	Monthly
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) and related non-trust mortgage loan that has been and continues to be worked out, an amount that will equal a workout fee rate of (i) 1.00% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000, multiplied by each collection of interest (other than default interest), principal and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.	Time to time
Liquidation Fee / Special Servicer	With respect to each specially serviced underlying mortgage loan (other than an outside serviced underlying mortgage loan) and related non-trust mortgage loan for which the special servicer obtains a full, partial or discounted payoff and with respect to each specially serviced underlying mortgage loan (other than an outside serviced underlying mortgage loan) and related non-trust mortgage loan or related REO property as to which the special servicer obtains any liquidation proceeds, with limited exceptions, an amount that will equal a liquidation fee rate of (i) 1.00% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000, multiplied by the related payment or proceeds (exclusive of default interest).	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO account.	Monthly

Type / Recipient (1)	Amount	Frequency
Outside Special Servicing Fee / Applicable Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each of the Potomac Mills underlying mortgage loan and the Och-Ziff Retail Portfolio underlying mortgage loan, an interest rate strip that accrues at the related outside special servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan.(3)	Monthly
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Other Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each outside serviced underlying mortgage loan, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement are substantially identical to the corresponding fees under the series 2007-C6 pooling and servicing agreement, except that the applicable liquidation fee rate and workout fee rate will each equal 1.0%.	Time to Time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(5)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees, defeasance fees and similar fees actually collected on the underlying mortgage loans (other than the outside serviced underlying mortgage loans) and the related non-trust mortgage loans.	Monthly
	Late payment charges and default interest collected on any mortgage loan (and, in the case of an outside serviced underlying mortgage loan, passed-through to the issuing entity), but only to the extent such late payment charges and default interest are not otherwise applied to cover (i) interest on advances or (ii) additional trust fund expenses (exclusive of special servicing fees, liquidation fees and workout fees) with respect to the subject mortgage loan or mortgaged real property, which items either are then currently payable or were previously paid from collections on the mortgage pool and not previously reimbursed.	Time to time
Trustee Fee / Trustee	With respect to each and every underlying mortgage loan, an interest strip that accrues at the trustee fee rate on the stated principal balance of that mortgage loan from time to time.(6)	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account.	Monthly

Type / Recipient (1)	Amount	Frequency
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.(7)	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding servicing advance.(8)	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.(7)	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding P&I advance.(8)	Time to time
Indemnification Expenses / Depositor, Master Servicer, Special Servicer or Trustee and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the series 2007-C6 pooling and servicing agreement.(9)	Time to time
Servicing Advances, Interest on Servicing Advances, Indemnification Expenses / Master Servicer or Special Servicer of an Outside Serviced Underlying Mortgage Loan	Substantially the same as corresponding items under the series 2007-C6 pooling and servicing agreement.(10)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and be reimbursed for the same expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series 2007-C6 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.
(2)	The master servicing fee rate payable under the series 2007-C6 pooling and servicing agreement for each outside serviced underlying mortgage loan will be 0.01% per annum. The master servicing fee payable under the series 2007-C6 pooling and servicing agreement for each other underlying mortgage loan will range, on a loan-by-loan basis, from 0.02% per annum to 0.08% per annum.
(3)	The outside master servicing fee rate for the Potomac Mills underlying mortgage loan will equal 0.01% per annum and the outside special servicing fee rate for the Potomac Mills underlying mortgage loan will equal 0.35% per annum. The outside master servicing fee rate for the Och-Ziff Retail Portfolio underlying mortgage loan will equal 0.01% per annum and the outside special servicing fee rate for the Och-Ziff Retail Portfolio underlying mortgage loan will equal 0.25% per annum.
(4)	The special servicing fee rate for each underlying mortgage loan (other than an outside serviced underlying mortgage loan) and related non-trust mortgage loan will equal (i) 0.25% per annum when the loan balance is less than $25,000,000 and (ii) 0.15% per annum when the loan balance is greater than or equal to $25,000,000.
(5)	Allocable between the master servicer and the special servicer as provided in the series 2007-C6 pooling and servicing agreement.
(6)	The trustee fee rate will equal 0.00053% per annum.
(7)	Reimbursable out of collections on the related underlying mortgage loan, except that advances that are determined not to be recoverable out of related collections will, in general, be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.
(8)	In general, payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool.
(9)	Payable out of general collections on the mortgage pool. In general, none of the above specified persons is entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2007-C6 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2007-C6 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2007-C6 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2007-C6 pooling and servicing agreement, or allocable overhead.
(10)	To the extent related to the Potomac Mills loan combination or the Och-Ziff Retail Portfolio loan combination, payable out of collections on the subject loan combination.

The foregoing fees and expenses will generally be payable prior to distribution on the series 2007-C6 certificates. Further information with respect to the foregoing fees and expenses, as well as additional expenses of the trust, including information regarding the general purpose of and the source of payment for those fees and expenses, is set forth under ‘‘Description of the Offered Certificates—Fees and Expenses’’ in this offering prospectus.

If any underlying mortgage loan is part of a loan combination that includes a more junior non-trust mortgage loan, then special servicing compensation, interest on advances and various other unanticipated expenses will be paid first out of amounts otherwise allocable to that non-trust mortgage loan. If any underlying mortgage loan is part of a loan combination that includes a pari passu non-trust mortgage loan, then shortfalls due to interest on servicing advances and various other unanticipated expenses will be shared by the holder of that underlying mortgage loan and the holder(s) of the related pari passu non-trust mortgage loans.

Reductions of Certificate Principal Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses	Because of losses on the underlying mortgage loans—including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make such reimbursement—and/or default-related and other unanticipated expenses of the issuing entity, the total principal balance of the mortgage pool, net of outstanding advances of principal, may fall below the total principal balance of the series 2007-C6 principal balance certificates. If and to the extent that those losses on the underlying mortgage loans and/or expenses of the issuing entity cause such a deficit to exist following the payments made on the series 2007-C6 certificates on any distribution date, the total principal balances of the following classes of series 2007-C6 principal balance certificates and REMIC regular interests will be sequentially reduced, in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J and A-JFL(1), pro rata by total principal balance
18th	A-M and A-MFL(1), pro rata by total principal balance
19th	A-1, A-2, A-2FL(1), A-3, A-3FL(1), A-AB, A-4, A-4FL(1) and A-1A, pro rata by total principal balance

(1)	Refers to REMIC regular interest with that designation, which REMIC regular interest corresponds to a floating rate class of series 2007-C6 certificates with the same designation.

Although losses on the underlying mortgage loans, extraordinary expenses and available funds shortfalls will not be directly allocated to any of the floating rate classes of series 2007-C6 certificates, such losses, expenses and shortfalls may be allocated to the corresponding REMIC regular interest in reduction of the total principal balance of the applicable REMIC regular interest and the amount of its interest entitlement, respectively. Any decrease in the total principal balance of the REMIC regular interest corresponding to any floating rate class of series 2007-C6 certificates will result in a corresponding decrease in the total principal balance of the subject class of series 2007-C6 certificates, and any interest shortfalls suffered by the REMIC regular interest corresponding to any floating rate class of series 2007-C6 certificates (for whatever reason) will reduce the amount of interest distributed on the subject class of series 2007-C6 certificates.

See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

Reports to Certificateholders	On each distribution date, the trustee will provide or make available to the registered holders of the series 2007-C6 certificates a monthly report substantially in the form of Annex D to this offering prospectus. The trustee’s report will detail, among other things, the payments made to the series 2007-C6 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

Upon reasonable prior notice, you may also review at the trustee’s offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans.

See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus.

Optional Termination	Specified parties to the transaction may terminate the trust by purchasing all of the mortgage loans and any foreclosure properties held by the trust, but only when the total principal balance of the mortgage pool, net of outstanding advances of principal, is less than 1.0% of the initial total principal balance of the series 2007-C6 principal balance certificates.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL, A-1A, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2007-C6 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2007-C6 pooling and servicing agreement, in connection with an exchange of all the remaining series 2007-C6 certificates for all the mortgage loans and foreclosure properties remaining in the trust fund at the time of exchange.

See ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus.

The Underlying Mortgage Loans and the Mortgaged Real Properties

General	In this section, ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties,’’ we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this offering prospectus:

•	‘‘Risk Factors;’’

•	‘‘Description of the Mortgage Pool;’’

•	Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans;

•	Annex A-2—Certain Characteristics of the Mortgage Pool;

•	Annex A-3—Certain Characteristics of Loan Group 1;

•	Annex A-4—Certain Characteristics of Loan Group 2;

•	Annex A-5—Certain Monetary Terms of the Underlying Mortgage Loans;

•	Annex A-6—Certain Information Regarding Reserves; and

•	Annex B—Certain Information Regarding Multifamily Properties.

For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2007-C6 certificates will be divided into a loan group 1 and a loan group 2.

Loan group 1 will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park. Loan group 1 will consist of 143 mortgage loans, with an initial loan group 1 balance of $2,556,088,764, representing approximately 85.8% of the initial mortgage pool balance.

Loan group 2 will consist of all of the underlying mortgage loans that are secured by multifamily or mobile home park properties. Loan group 2 will consist of 38 mortgage loans, with an initial loan group 2 balance of $422,847,950, representing approximately 14.2% of the initial mortgage pool balance. See Annex B—Certain Information Regarding Multifamily Properties.

When reviewing the information that we have included in this offering prospectus, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that—

•	All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

•	References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans, references to the initial loan group 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 1 and references to the initial loan group 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 2. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans on Annex A-1 to this offering prospectus.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances.

•	When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group 1 balance or the initial loan group 2 balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances.

•	With respect to each underlying mortgage loan that is part of a loan combination, unless the context clearly indicates otherwise, certain statistical information—in particular, information relating to debt service coverage ratios, loan-to-value ratios and loan amount per square foot or other unit of measurement—in this offering prospectus is calculated in the following manner:

1.	with respect to each of the Innkeepers Portfolio underlying mortgage loan, the Potomac Mills underlying mortgage loan and the Och-Ziff Retail Portfolio underlying mortgage loan, taking into account the corresponding pari passu non-trust mortgage loan(s) in the subject loan combination; and

2.	with respect to each of the Bear Canyon underlying mortgage loan and the Addison Tower underlying mortgage loan, without regard to the corresponding subordinate non-trust mortgage loan(s) in the subject loan combination.

See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan’’, ‘‘—Significant Underlying Mortgage Loans—The Potomac Mills Mortgage Loan’’, ‘‘—Significant Underlying Mortgage Loans—The Och-Ziff Retail Portfolio Mortgage Loan,’’ and ‘‘—Loan Combinations’’ in this offering prospectus.

•	If any of the underlying mortgage loans is secured by multiple real properties, then a portion of the subject mortgage loan has been allocated to each of those properties for purposes of presenting certain statistical information in this offering prospectus.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group 1 or loan group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group 1 and loan group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision. See ‘‘—Additional Statistical Information’’ below.

•	Whenever we refer to a particular mortgaged real property, or mortgage loan, by name, unless the particular term is otherwise specifically defined, we mean the mortgaged real property, or the mortgage loan secured by the mortgaged real property, identified by that name on Annex A-1 to this offering prospectus.

•	Two (2) mortgage loans that we intend to transfer to the issuing entity, representing 0.3% of the initial mortgage pool balance, 0.1% of the initial loan group 1 balance and 1.4% of the initial loan group 2 balance, have not closed as of the date of the preparation of this offering prospectus and therefore certain mortgage loan characteristics included in this offering prospectus for those mortgage loans may have been estimated. As a result, certain statistical information in this offering prospectus may change if those mortgage loans have different loan characteristics than anticipated.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

It has been confirmed to us by S&P, Fitch and/or Moody’s that two (2) of the mortgage loans that we intend to include in the trust, representing 5.4% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. One of those mortgage loans are described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus.

Loan Combinations	Five (5) underlying mortgage loans, representing 28.1% of the initial mortgage pool balance, are, in each case, part of a loan combination comprised of two (2) or more cross-defaulted mortgage loans that are all (a) obligations of the same borrower(s) and (b) secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. However, not all of the mortgage loans comprising any particular loan combination will be included in the trust. Any mortgage loan that is part of a loan combination, but is not included in the trust, is sometimes referred to in this offering prospectus as a non-trust mortgage loan.

The following underlying mortgage loans are each part of a loan combination:

Mortgaged Property Name (as identified on Annex A-1 to this Offering Prospectus)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance of Related Pari Passu Non-Trust Loan(s)(1)	Original Principal Balance of Related Subordinate Non-Trust Loan(s)(2)
Innkeepers Portfolio	$412,701,271	13.9%	$412,701,271	N/A
Potomac Mills	$246,000,000	8.3%	$164,000,000	N/A
Och-Ziff Retail Portfolio	$144,000,000	4.8%	$140,000,000	N/A
Bear Canyon	$22,500,000	0.8%	N/A	$5,600,000
Addison Tower	$11,100,000	0.4%	N/A	$700,000

(1)	Reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the subject loan combination.
(2)	Reflects subordinate non-trust mortgage loans that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a sequentially subordinate, but pro rata, basis with the related underlying mortgage loan, any related pari passu non-trust mortgage loan(s) and, in certain cases, another related subordinate non-trust mortgage loan, in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest, only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan, any related pari passu non-trust mortgage loan(s) and, in certain cases, another related subordinate non-trust mortgage loan, in the subject loan combination.

For a more detailed description of the priority of payments among the mortgage loans comprising each loan combination, see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

Except as discussed above under ‘‘—Relevant Parties—Potomac Mills Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Relevant Parties—Och-Ziff Retail Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’, each of the loan combinations will be serviced under the series 2007-C6 pooling and servicing agreement by the master servicer and the special servicer thereunder.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’, ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’, ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this offering prospectus for a description of certain rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this offering prospectus.

Acquisition of Mortgage Loans	On or prior to the date of initial issuance of the offered certificates, we will: (a) acquire the mortgage loans from (i) Lehman Brothers Holdings Inc. and/or an affiliate thereof and (ii) UBS Real Estate Securities Inc.; and (b) transfer the mortgage loans to the trust. Following the date of initial issuance of the series 2007-C6 certificates, no party will have the ability to add mortgage loans to the trust fund.

Payment and Other Terms	Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest. Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the definition of ‘‘Permitted Encumbrances’’ in the glossary to this offering prospectus, that mortgage lien will be a first priority lien.

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this offering prospectus. The mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan. None of the underlying mortgage loans provides for negative amortization or the deferral of interest payments.

Subject, in some cases, to a next business day convention—

•	156 of the mortgage loans that we intend to include in the trust, representing 68.7% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month;

•	21 of the mortgage loans that we intend to include in the trust, representing 25.4% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the ninth day of each month;

•	one (1) of the mortgage loans that we intend to include in the trust, representing 4.8% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the sixth day of each month;

•	two (2) of the mortgage loans that we intend to include in the trust, representing 0.9% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the tenth day of each month; and

•	one (1) of the mortgage loans that we intend to include in the trust, representing 0.2% of the initial mortgage pool balance, provides for scheduled payment of principal and/or interest on the first day of each month.

All of the mortgage loans that we intend to include in the trust are balloon mortgage loans, which provide for:

•	either (a) amortization schedules that (i) are significantly longer than their respective remaining terms to stated maturity and (ii) in some cases, begin following the end of an initial interest-only period or (b) no amortization prior to stated maturity; and

•	a substantial balloon payment of principal on each of their respective maturity dates.

Forty-five (45) of the underlying mortgage loans, representing 47.2% of the initial mortgage pool balance, of which 37 mortgage loans are in loan group 1, representing 48.6% of the initial loan group 1 balance, and eight (8) mortgage loans are in loan group 2, representing 39.0% of the initial loan group 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 110 of the underlying mortgage loans, representing 48.6% of the initial mortgage pool balance, of which 87 mortgage loans are in loan group 1, representing 47.7% of the initial loan group 1 balance, and 23 mortgage loans are in loan group 2, representing 54.0% of the initial loan group 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related stated maturity date.

Delinquency / Loss Information	None of the mortgage loans that we intend to include in the trust were as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment, and there has been no forgiveness of interest or principal with respect to any of the mortgage loans that we intend to include in the trust.

Prepayment Provisions	All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance; and/or

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this offering prospectus.

Advances of Delinquent Monthly Debt Service Payments	Except as described below in this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due or assumed due on the underlying mortgage loans, in each case net of related master servicing fees and workout fees (and, in the case of an outside serviced underlying mortgage loan, further net of any comparable fees payable for the subject mortgage loan pursuant to the governing servicing agreement). In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus, any party that makes an advance will be entitled to be reimbursed for that advance, together with interest at a published prime rate.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it or the special servicer determines will not be recoverable from proceeds of the related underlying mortgage loan.

Neither the master servicer nor the trustee will be required to make any advance of delinquent debt service payments with respect to any non-trust mortgage loan included in any of the loan combinations described in this offering prospectus.

Subject to the discussions below regarding the outside serviced underlying mortgage loans, if there occurs or exists any of various specified adverse events or circumstances with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then a new appraisal—or, in cases involving underlying mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property—must be obtained or conducted. If, based on that appraisal or other valuation, subject to the discussion below regarding underlying mortgage loans that are part of loan combinations, it is determined that—

•	the principal balance of, and other delinquent amounts due under, the subject underlying mortgage loan, exceed

•	an amount equal to—

1.	90% of the new appraised or estimated value of that real property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information, minus

2.	the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan, plus

3.	certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Appraisal reduction amounts will not affect the principal portion of P&I advances.

The calculation of any appraisal reduction amount, as described above under this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ section, in respect of any underlying mortgage loan that is part of a loan combination will, in each case, take into account all of the mortgage loans comprising the related loan combination. The applicable servicer will determine whether an appraisal reduction amount exists with respect to the entire subject loan combination based on a calculation that generally treats the subject loan combination as if it was a single underlying mortgage loan. Any resulting appraisal reduction amount will be allocated among the mortgage loans in a loan combination, in general, first, to any related non-trust mortgage loan(s) that are subordinate and, then, to the related underlying mortgage loan or, if applicable, on a pro rata basis by balance, between the related pari passu non-trust mortgage loan(s) and the related underlying mortgage loan, as described in the definition of ‘‘Appraisal Reduction Amount’’ in the Glossary to this offering prospectus. The amount of advances of interest on any of the underlying mortgage loans that are part of a loan combination will reflect any appraisal reduction amount allocable thereto.

Any appraisal reduction amount in respect of the Potomac Mills loan combination or the Och-Ziff Retail Portfolio loan combination will be calculated based on a formula set forth in, and an appraisal conducted in accordance with, the pooling and servicing agreement that governs the servicing thereof.

See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Required Appraisals’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in this offering prospectus. See also ‘‘Description of the Governing Documents— Advances’’ in the accompanying base prospectus.

Removal of Underlying Mortgage Loans

A. Repurchase Due to Breach of Representation or Warranty	As of the date of initial issuance of the offered certificates, and subject to certain exceptions, we will make with respect to each underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates and UBS Real Estate Securities Inc. will make with respect to each underlying mortgage loan contributed by it, the representations and warranties generally described under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this offering prospectus. If there exists a material uncured breach of any of those representations and warranties, or if there exists a material uncured document omission with respect to any underlying mortgage loan, as discussed under ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ in this offering prospectus, then we, in the case of a mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, and UBS Real Estate Securities Inc., in the case of a mortgage loan contributed by that mortgage loan seller, may be required, under certain circumstances, to repurchase the affected mortgage loan at a price generally equal to the sum of (a) the unpaid principal balance of that mortgage loan at the time of purchase, (b) all unpaid interest, other than default interest, due with respect to that mortgage loan through the due date in the collection period of purchase, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made with respect to that mortgage loan, and (e) certain other amounts payable under the series 2007-C6 pooling and servicing agreement.

Notwithstanding the foregoing, the obligation to repurchase an underlying mortgage loan only arises if we are, or the applicable mortgage loan seller is, as the case may be, unable to cure the subject material breach or material document defect, as applicable, and we do not, or the applicable mortgage loan seller does not, as the case may be, exercise the option to instead pay an amount equal to the loss of value directly attributed to such material breach or material document omission (which amount may not cover the amount of actual losses and expenses incurred by the trust). The foregoing obligation to cure, pay loss of value or repurchase is further contingent on (i) us, in the case of an underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, or UBS Real Estate Securities Inc., in the case of an underlying mortgage loan contributed by that mortgage loan seller, being notified of the subject missing document or breach and (ii) either (a) we or UBS Real Estate Securities Inc., as the case may be, agreeing that, or (b) an arbitration panel making a binding determination that, a material breach or a material document omission, as applicable, exists.

See ‘‘Description of the Mortgage Pool—Representations and Warranties,’’ ‘‘—Assignment of the Underlying Mortgage Loans’’ and ‘‘—Cures and Repurchases’’ in this offering prospectus.

B. Fair Value Option	Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C6 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of (a) the outstanding principal balance of that mortgage loan, (b) all accrued and unpaid interest on that mortgage loan, other than default interest, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and (e) any other amounts payable under the series 2007-C6 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Fair Value Option’’ in this offering prospectus.

C. Other Purchase Options	The following third parties or their designees will have the option to purchase one or more underlying mortgage loans out of the trust, generally after such mortgage loan has become a specially serviced mortgage loan or otherwise satisfied the requisite default criteria:

•	with respect to each underlying mortgage loan that is part of a loan combination, pursuant to a related co-lender or similar agreement, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted the right to purchase the subject underlying mortgage loan, in each case under the circumstances described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus; and

•	a mezzanine lender with respect to the borrower under an underlying mortgage loan may be entitled to purchase that mortgage loan from the trust fund upon the occurrence of a default thereunder or upon the transfer thereof to special servicing, pursuant to a purchase right as set forth in the related intercreditor agreement (see, for example, the discussion regarding several underlying mortgage loans with related mezzanine loans under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this offering prospectus).

Additional Statistical Information

A. General Characteristics	The mortgage pool, loan group 1 and loan group 2 will have the following general characteristics as of the cut-off date:

	Mortgage Pool	Loan Group 1	Loan Group 2
Aggregate Cut-off Date Principal Balance	$2,978,936,714	$2,556,088,764	$422,847,950
Number of Loans	181	143	38
Number of Properties	281	228	53

Maximum Cut-off Date Principal Balance	$412,701,271	$412,701,271	$51,214,000
Minimum Cut-off Date Principal Balance	$700,000	$700,000	$1,860,000
Average Cut-off Date Principal Balance	$16,458,214	$17,874,747	$11,127,578

Maximum Mortgage Rate	6.8900%	6.8900%	6.8500%
Minimum Mortgage Rate	5.4900%	5.4900%	5.6600%
Weighted Average Mortgage Rate	6.2635%	6.2929%	6.0858%

Maximum Original Term	180 months	180 months	121 months
Minimum Original Term	60 months	60 months	60 months
Weighted Average Original Term	106 months	107 months	102 months

Maximum Remaining Term to Maturity	179 months	179 months	121 months
Minimum Remaining Term to Maturity	48 months	48 months	55 months
Weighted Average Remaining Term Maturity	105 months	105 months	100 months

Weighted Average Underwritten DSCR (NCF)	1.19x	1.20x	1.17x
Weighted Average Cut-off Date Underwritten DSCR (NCF)	1.28x	1.28x	1.28x
Weighted Average Cut-off Date LTV Ratio	69.5%	69.1%	72.0%

In reviewing the foregoing table, please note that:

•	The initial mortgage pool balance is subject to a permitted variance of plus or minus 5%. The initial loan group 1 balance and/or the initial loan group 2 balance will vary with any change in the initial mortgage pool balance.

•	Except as described below in the second succeeding bullet, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that underlying mortgage loan on the first due date following the cut-off date or, if that mortgage loan is currently in an interest-only period that ends prior to maturity, on the first due date after the commencement of the scheduled amortization.

•	Except as described in the following bullet, the cut-off date loan-to-value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance, divided by the estimated value of the related mortgaged real property as set forth in a related third-party appraisal dated as specified on Annex A-1 to this offering prospectus.

•	The exceptions to the foregoing calculations of underwritten debt service coverage ratio and cut-off date loan-to-value ratio are as follows:

(1)	in the case of an underlying mortgage loan that provides for payments of interest only until the related stated maturity date, the calculation of underwritten debt service coverage ratio is based upon the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date; and

(2)	in the case of an underlying mortgage loan that is part of a loan combination (as set forth under ‘‘Description of the Mortgage Pool— Loan Combinations’’ in this offering prospectus), the underwritten debt service coverage ratio and the cut-off date loan-to-value ratio are, in general, each calculated taking into account any non-trust mortgage loan in the subject loan combination that is pari-passu with the related underlying mortgage loan in such loan combination, but without regard to any non-trust mortgage loan in the subject loan combination that is subordinate to the related underlying mortgage loan in such loan combination.

•	Cut-off date underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten debt service coverage ratio for that mortgage loan, calculated as described above, except that for any mortgage loan that provides for payments of interest only for a specified period ending prior to the related maturity date, the cut-off date underwritten debt service coverage ratio is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that would accrue in respect of that underlying mortgage loan (or, in the case of an underlying mortgage loan that is part of a loan combination, that would accrue in respect of that underlying mortgage loan and all pari passu non-trust mortgage loans, if any, in the subject loan combination) during the 12-month period following the cut-off date based on the related cut-off date principal balance and mortgage interest rate.

•	In the case of many of the mortgage loans that we intend to include in the trust, the calculation of underwritten annual net cash flow for the related mortgaged real property or properties—which is, in turn, used in the calculation of underwritten debt service coverage ratios—was based on certain assumptions regarding projected rental income and/or occupancy, as described under the definitions of Underwritten Net Cash Flow, Occupancy Percentage and Underwritten Debt Service Coverage Ratio, respectively, in the Glossary to this offering prospectus.

B. Geographic Concentration	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated jurisdictions:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
California	34	17.4%
Virginia	8	15.2%
New York	23	14.2%
Texas	35	10.1%
Florida	24	8.1%
Georgia	12	4.4%
New Jersey	7	3.5%
Maryland	4	2.8%

The remaining mortgaged real properties with respect to the mortgage pool are located throughout 24 other states. No more than 2.4% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

C. Property Types	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

Property Type	Number of Properties	% of Initial Mortgage Pool Balance
Retail	141	42.7%
Anchored Retail	123	32.3
Regional Mall	1	8.3
Unanchored Retail	17	2.1
Office	18	22.8
Hotel	49	15.6
Multifamily(1)	53	14.2
Assisted Living	4	1.3
Self Storage	7	1.3
Industrial/Warehouse	6	1.2
Mixed Use	3	1.0
Total:	281	100.0%
(1) ‘‘Multifamily’’ includes mobile home park properties securing 1.4% of the initial mortgage pool balance.

D. Encumbered Interests	The table below shows the number of mortgage loans and the percentage of the initial mortgage pool balance represented thereby, that are secured by mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

Encumbered Interest in the Mortgaged Real Property	Number of Loans	% of Initial Mortgage Pool Balance
Fee Simple	177	99.2%
Leasehold	4	0.8%

It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this offering prospectus and is therefore included within the category referred to as ‘‘fee simple’’ in the chart above.

E. Significant Underlying Mortgage Loans	The ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust collectively represent 58.4%

of the initial mortgage pool balance. For a discussion of those ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus.

Legal and Investment Considerations

Federal Income Tax Consequences	The trustee or its agent will make elections to treat designated portions of the assets of the trust as one or more real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

The offered certificates will be treated as regular interests in a REMIC. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust(s) referred to above.

For federal income tax reporting purposes, the class X-CP and class X-W certificates, will, and other classes of offered certificates may, be issued with more than a de minimis amount of original issue discount. Certain classes of the offered certificates may, in some cases, be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2007-C6 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in each of this offering prospectus and the accompanying base prospectus.

ERISA	We anticipate that, subject to satisfaction of the conditions referred to under ‘‘ERISA Considerations’’ in this offering prospectus, retirement plans and other employee benefit plans and arrangements subject to—

•	Title I of the Employee Retirement Income Security Act of 1974, as amended, or

•	section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue

Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See ‘‘ERISA Considerations’’ in this offering prospectus and in the accompanying base prospectus.

Legal Investment	Upon initial issuance, the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, X-CP and X-W certificates will be, and the class E and F certificates will not be, mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See, however, ‘‘Legal Investment’’ in this offering prospectus and in the accompanying base prospectus.

Investment Considerations	The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans may affect the yield to maturity on your offered certificates. In the case of any offered certificate purchased at a discount from its principal balance, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificate purchased at a premium from its principal balance, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

In addition, if you are contemplating the purchase of class X-CP and/or X-W certificates, you should be aware that—

•	the yield to maturity on the class X-CP and X-W certificates will be highly sensitive to the rate and timing of any principal prepayments and/or other early liquidations of the underlying mortgage loans;

•	a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield with respect to the class X-CP and/or X-W certificates, and

•	an extremely rapid rate of prepayments and/or other liquidations of the underlying mortgage loans could result in a complete or partial loss of your initial investment with respect to the class X-CP and/or X-W certificates.

The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage interest rates.

In addition, the pass-through rate for, and yield on, the class X-CP and X-W certificates will vary with changes in the relative sizes of the respective components that make up the total notional amount of the subject class, with each of those components consisting of the total principal balance of a specified class of series 2007-C6 principal balance certificates.

Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4 and A-4FL certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

See ‘‘Yield and Maturity Considerations’’ in this offering prospectus and in the accompanying base prospectus.

RISK FACTORS

The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this offering prospectus and the accompanying base prospectus in the context of your financial situation.

You should consider the following factors, as well as those set forth under ‘‘Risk Factors’’ in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The ‘‘Risk Factors’’ section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates

If you purchase class A-M, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2007-C6 certificates, including the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP and X-W classes, and to some or all of the REMIC regular interests corresponding to the floating rate classes of the series 2007-C6 certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2007-C6 certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the series 2007-C6 certificates (or, in the case of the floating rate classes of the series 2007-C6 certificates, of the respective corresponding REMIC regular interests),

•	the order in which the principal balances of the respective classes of the series 2007-C6 principal balance certificates (or, in the case of the floating rate classes of the series 2007-C6 certificates, of the respective corresponding REMIC regular interests) will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.

See ‘‘Description of the Mortgage Pool’’ and ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,’’ ‘‘—Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates’’ and ‘‘—Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses’’ in the accompanying base prospectus.

The Offered Certificates Have Uncertain Yields to Maturity

The yields on your offered certificates will depend on—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will depend on:

(a)	the pass-through rate for, and other payment terms of, your offered certificates;

(b)	the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(c)	the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(d)	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

(e)	the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

(f)	servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

In general, the factors described in clauses (a) through (f) of the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group 1. Until the class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4 and A-4FL certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group 2.

See ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2007-C6 Pooling and Servicing Agreement,’’ ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’, ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ and ‘‘Yield and Maturity Considerations’’ in this offering prospectus. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ and ‘‘Yield and Maturity Considerations’’ in the accompanying base prospectus.

The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated

If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4 and A-4FL certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

If you purchase a class X-CP or X-W certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. A payment of principal in reduction of the total principal balance of any class of series 2007-C6 principal balance certificates will result in a reduction of the total notional amount of the class X-W certificates and may result in a reduction of the total notional amount of the class X-CP certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-CP and/or X-W certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by—

•	the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus,

•	the sale of defaulted underlying mortgage loans out of the trust in accordance with a fair value or other purchase option, and

•	the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus.

Prior to investing in the class X-CP and/or X-W certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X-CP and X-W certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. For example, a federal district court in Illinois in September 2006 held that, under Illinois law, the subject ‘‘yield maintenance’’ premium due in connection with a voluntary prepayment of a commercial mortgage loan was an unenforceable penalty. The decision is currently on appeal to the US Court of Appeals for the Seventh Circuit. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rates for, and yields on, the class X-CP and X-W certificates will, in the case of each of those classes, vary with changes in the relative sizes of the respective components that make up the total notional amount of the subject class, with each of those components consisting of the total principal balance of a specified class of series 2007-C6 principal balance certificates.

The Interests of the Series 2007-C6 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of series 2007-C6 certificates representing a majority interest in the controlling class of series 2007-C6 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus; and (b) replace the special servicer under the series 2007-C6 pooling and servicing agreement, as and to the extent and subject to satisfaction of the conditions described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus. Among other things, the series 2007-C6 controlling class representative may direct the special servicer under the series 2007-C6 pooling and servicing agreement or other applicable servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust that the series 2007-C6 controlling class representative may consider advisable, subject to any rights in that regard that the related non-trust mortgage loan noteholder(s) may have with respect to an underlying mortgage loan that is part of a loan combination.

In the absence of significant losses on the underlying mortgage loans, the series 2007-C6 controlling class will be a non-offered class of series 2007-C6 certificates. The series 2007-C6 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2007-C6 controlling class representative will exercise its rights and powers on behalf of the series 2007-C6 controlling class certificateholders, and it will not be liable to any other class of series 2007-C6 certificateholders for so doing.

The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates

After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government currently covers 85% of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group’s prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners’ multiperil. The Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an ‘‘act of terrorism’’ by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance Extension Act of 2005’s deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in many instances, including in the case of six (6) of the ten (10) largest mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2007-C6 certificates.

Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties

The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

•	retail;

•	office;

•	hotel;

•	multifamily;

•	assisted living;

•	self storage;

•	industrial/warehouse; and

•	mixed use.

The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on—

•	the successful operation and value of the related mortgaged real property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged real property.

In addition certain of the mortgaged real properties that we intend to include in our trust may compete with other properties for business in the area of the subject property and/or the continued successful operation of certain mortgaged real properties may depend on the fact that there are no competing businesses located in the vicinity of the subject property.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ and ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Risks Associated with Condominium Ownership

With respect to one (1) mortgage loan that we intend to include in the trust, secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sawgrass Landing, which mortgage loan represents 0.6% of the initial mortgage pool balance and 0.7% of the initial loan group 1 balance, the related mortgaged real property consists of the borrower’s fee interest in one or more commercial condominium units. See ‘‘Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums’’ in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Greenhouse on Holcomb Bridge and Highland Parc, which mortgage loans collectively represent 1.5% of the initial mortgage pool balance and 10.4% of the initial loan group 2 balance, respectively, each related mortgage borrower is permitted to convert the related mortgaged real property into a condominium, however, the related condominium units may not be sold prior to the repayment in full of the related mortgage loan.

The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance — Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse’’ in the accompanying base prospectus.

In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property

In the case of 134 retail, office and/or industrial/warehouse mortgaged real properties, securing 38.9% of the initial mortgage pool balance and 45.3% of the initial loan group 1 balance, respectively, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property or properties. In the case of 51 of those 134 properties, securing 5.3% of the initial mortgage pool balance and 6.2% of the initial loan group 1 balance, respectively, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property,

of Which There Is No Assurance—Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance’’ in the accompanying base prospectus.

Properties Are Subject to Rollover Risk

Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related underlying mortgage loans and, in some cases, significantly shorter. In those cases, although the subject mortgage loans were underwritten based on these in-place leases, there is no assurance that those leases will be renewed or replaced upon expiration, or that the net cash flow at the mortgaged real property will remain the same. For information on the lease terms for certain of the largest tenants at the mortgaged real properties securing the underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in, and Annex A-1 to, this offering prospectus.

In Certain Cases, Tenant Estoppels, Subordination, Non-Disturbance and Attornment Agreements, and Related Documentation Have Not Been Obtained

Although certain of the required estoppels, subordination, non-disturbance and attornment agreements, and related documentation from tenants at the mortgaged real properties have been obtained, such documentation may not have been obtained for all of the tenants. In such cases, there may be no assurance that the subject leases are in full force and effect, that there are no defaults thereunder and/or that subordination, attornment or nondisturbance protections exist for the existing tenant or any successor tenant, as applicable.

Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Retail, Office, Hotel, Multifamily

One-hundred forty-one (141) of the mortgaged real properties, securing 42.7% of the initial mortgage pool balance and 49.7% of the initial loan group 1 balance, respectively, are primarily used for retail purposes. We consider: 123 of the subject retail properties, securing 32.3% of the initial mortgage pool balance and 37.6% of the initial loan group 1 balance, respectively, to be anchored, including shadow anchored; one (1) of the subject retail properties, securing 8.3% of the initial mortgage pool balance and 9.6% of the initial loan group 1 balance, respectively, to be a regional mall; and 17 of the subject retail properties, securing 2.1% of the initial mortgage pool balance and 2.5% of the initial loan group 1 balance, respectively, to be unanchored retail. A number of factors may adversely affect the value and successful operation of a retail property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties’’ in the accompanying base prospectus.

Eighteen (18) of the mortgaged real properties, securing 22.8% of the initial mortgage pool balance and 26.6% of the initial loan group 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties’’ in the accompanying base prospectus.

Forty-nine (49) of the mortgaged real properties, collectively securing 15.6% of the initial mortgage pool balance and 18.2% of the initial loan group 1 balance, respectively, are primarily used for hospitality purposes, such as hotels and motels. Some of those hospitality properties are operated under franchise agreements. A number of factors may adversely affect the value and successful operation of a hospitality property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties’’ in the accompanying base prospectus.

Fifty-three (53) of the mortgaged real properties, securing 14.2% of the initial mortgage pool balance and 100.0% of the initial loan group 2 balance, respectively, are primarily used for multifamily rental purposes. Some of those multifamily properties are subject to rent control laws. A number of factors may adversely affect the value and successful operation of a multifamily property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Properties’’ in the accompanying base prospectus.

In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property

With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant’s right for the same space may have remedies under its lease due to such tenant’s inability to exercise such right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant’s operation violates such tenant’s exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the Mortgaged Properties

The borrowers under certain of the underlying mortgage loans may have given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Purchase Options’’ in this offering prospectus.

Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of California, Virginia, New York, Texas and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Florida

The mortgaged real properties located in each of the following jurisdictions secure mortgage loans or allocated portions of mortgage loans that represent 5% or more of the initial mortgage pool balance:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
California	34	17.4%
Virginia	8	15.2%
New York	23	14.2%
Texas	35	10.1%
Florida	24	8.1%

The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See ‘‘Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this offering prospectus contains the address for each mortgaged real property.

The Mortgage Pool Will Include Material Concentrations of Balloon Loans

All of the mortgage loans that we intend to include in the trust are balloon loans. Forty five (45) of those balloon loans, representing 47.2% of the initial mortgage pool balance, of which 37 mortgage loans are in loan group 1, representing 48.6% of the initial loan group 1 balance, and eight (8) mortgage loans are in loan group 2, representing 39.0% of the initial loan group 2 balance, respectively, are interest-only balloon loans. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged real property. See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ in this offering prospectus and ‘‘Risk Factors —The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—There Is an Increased Risk of Default Associated with Balloon Payments’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans

The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 42.5% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 58.4% of the initial mortgage pool balance. It has been confirmed to us by S&P, Fitch and/or Moody’s, however, that the underlying mortgage loan, secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 100 Wall Street, representing 3.9% of the initial mortgage pool balance, has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ and ‘‘—Significant Underlying Mortgage Loans’’ in this offering prospectus and ‘‘Risk Factors— Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property

With respect to five (5) of the mortgaged real properties, collectively securing 1.2% of the initial mortgage pool balance, and 1.3% of the initial loan group 1 balance, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds, the related mortgage loan is secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Because of possible termination of the related lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related lease. Furthermore, the terms of certain leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. In particular, with respect to the PECO Portfolio – Eastridge Crossing mortgaged real property, the related ground lease expires prior to the maturity date of the PECO Portfolio – Eastridge Crossing underlying mortgage loan, which represents 0.1% of the initial mortgage pool balance. In addition, with respect to both the PECO Portfolio – University Plaza – Amherst underlying mortgage loan, which represents 0.3% of the initial mortgage pool balance, and the PECO Portfolio – Eastridge Crossing underlying mortgage loan, certain standard leasehold mortgagee protections do not exist for the related leaseholds, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The PECO Portfolio Mortgage Loans—Ground Leases’’. ‘‘See also ‘‘Risk Factors—Lending on Ground Leases Creates Risks For Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property’’ and ‘‘Legal Aspects of Mortgage Loans —Foreclosure—Leasehold Considerations’’ in the accompanying base prospectus.

Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures

Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See ‘‘Description of the Mortgage Pool— Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this offering prospectus and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990

Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this offering prospectus and ‘‘Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive’’ and ‘‘Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying base prospectus.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as PECO Portfolio – Habersham Village, representing 0.2% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, respectively, there exists certain zoning code violations relating to signage at such mortgaged real property. In connection with said loan, the related borrower executed an undertaking to use commercially reasonable efforts to remediate the violations within 90 days of closing of the related mortgage loan. The borrower’s failure to comply with the terms of said undertaking constitutes an event of default under the related mortgage loan. There can be no assurance that the related borrower has remedied or will remedy these issues.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as PECO Portfolio – Delavan Plaza, PECO Portfolio – Irving West, PECO Portfolio – Montgomery Commons and PECO Portfolio – Palmetto Crossroads, collectively representing 0.8% of the initial mortgage pool balance and 0.9% of the initial loan group 1 balance, respectively, there exists numerous fire code violations on such mortgaged real properties, primarily related to (i) the marking, illumination, and accessibility of fire exits, (ii) the accessibility of sprinkler systems, (iii) the servicing of fire extinguishers and (iv) the servicing of fire alarms. In connection with each mortgage loan, the related borrower executed an undertaking to use commercially reasonable efforts to remediate the violations within 90 days of closing of the related mortgage loans. Such borrower’s failure to comply with the terms of said undertaking constitutes an event of default under the related mortgage loans. There can be no assurance that the related borrowers have remedied or will remedy these issues.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Hampton Inn Memphis Southwind, which mortgage loan represents 0.4% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, the related mortgaged real property does not currently comply with the applicable landscaping and access drive laws and ordinances. The related borrower is required to cure these zoning violations pursuant to a $15,000 holdback agreement with the lender. There is an indemnity from the related borrower and its sponsor in favor of the lender to cover losses related to the foregoing issues, however, there can be no assurance that the related borrower has remedied or will remedy these issues, or that lender will recover under such indemnity.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Homewood Suites Memphis Southwind, which mortgage loan represents 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, the related mortgaged real property does not currently comply with the applicable landscaping and fence location laws and ordinances. The related borrower is required to cure these zoning violations pursuant to a $20,000 holdback agreement with the lender. There is an indemnity from the related borrower and its sponsor in favor of the lender to cover losses related to the foregoing issues, however, there can be no assurance that the related borrower has remedied or will remedy these issues, or that lender will recover under such indemnity.

With respect to underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as South Road Square, representing 0.2% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, respectively, as of the closing date of such mortgage loan, certificates of occupancy were not issued for four (4) tenants at the mortgaged real property. The related borrower is required to deliver the certificates of occupancy within 90 days of the date of the closing, however, there is no assurance that the related borrower will obtain such certificates of occupancy.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 315-321 6th Avenue, representing 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, respectively, there exist certain housing and building department violations, environmental control board violations and fire department violations.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sun Forest Apartments, representing 0.2% of the initial pool balance and 1.4% of the initial loan group 2 balance, the related mortgaged real property does not currently comply with the applicable parking and density laws and ordinances. A survey obtained in connection with the origination of such mortgage loan indicates that there are 332 parking spaces and the municipal zoning requires 356 parking spaces to be provided at the related mortgaged real property. Also, a letter from the City of Lake Jackson, Texas indicates that the related mortgaged real property exceeds the municipal density requirement by approximately 54 apartments units.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. If any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant

Seventeen (17) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The ten (10) largest of these separate groups represent 14.0%, 11.5%, 1.8%, 1.5%, 1.4%, 1.0%, 1.0%, 0.7%, 0.6% and 0.4%, respectively, of the initial mortgage pool balance. See ‘‘Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ in this offering prospectus.

In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm’s-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower.

The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance— Tenant Bankruptcy Adversely Affects Property Performance,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property

Five (5) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 28.1% of the initial mortgage pool balance, 31.8% of the initial loan group 1 balance and 5.3% of the initial loan group 2 balance, are each part of a loan combination that includes one or more additional mortgage loans—not included in the trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. We provide a more detailed discussion of these loan combinations under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus, and we have included a table under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ that identifies each underlying mortgage loan that is part of a loan combination. See ‘‘With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties

that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ in the accompanying base prospectus.

One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee’s claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee’s ability to recover with respect to the related borrower. See ‘‘Risk Factors—Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable’’ in the accompanying base prospectus.

The existence of additional secured indebtedness may adversely affect the borrower’s financial viability and/or the issuing entity’s security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

1.	refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

2.	reduced cash flow could result in deferred maintenance at the particular real property;

3.	if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

4.	if the mortgaged real property depreciates for whatever reason, the related borrower’s equity is more likely to be extinguished, thereby eliminating the related borrower’s incentive to continue making payments on its mortgage loan held by the issuing entity.

In addition, with respect to each of nine (9) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 21.9% of the initial mortgage pool balance (five (5) of which are in loan group 1, representing 20.9% of the initial loan group 1 balance, and four (4) of which are in loan group 2, representing 27.9% of the initial loan group 2 balance), the direct or indirect equity interests in the related borrowers and affiliates of the related borrowers have been pledged to secure related mezzanine and affiliate loans, in each case as described under ‘‘Description of the Mortgage Pool —Significant Underlying Mortgage Loans—The One Sansome Street Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The McCandless Towers Mortgage Loan—Mezzanine Financing’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

Further, with respect to each of 76 mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 57.0% of the initial mortgage pool balance, 62.1% of the initial loan group 1 balance and 25.7% of the initial loan group 2 balance, respectively, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The PECO Portfolio Mortgage Loans—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Potomac Mills Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The One Sansome Street Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Permitted Mezzanine Financing,’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

It is also possible that, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.

Mezzanine debt is secured by the principal’s direct ownership interest in the related borrower. Affiliate debt is secured by an entity’s indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal’s indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

Under certain of the underlying mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the related mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of those borrowers may have already incurred additional debt.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘—Additional Loan and Property Information— Other Financing’’ in this offering prospectus.

Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow

Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower’s available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

With respect to certain of the mortgaged real properties, there may be restrictive covenants in place as to the use of such property or as to the ability of the related borrower to convert such property to alternative or more profitable uses in a changing economic climate. The inability to convert any such mortgaged real property to an alternate use in the event the operation of the related property as it is currently used was determined to be unprofitable may have an adverse effect on payments under the related underlying mortgage loan.

In addition, with respect to underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as PECO Portfolio – University Plaza – Amherst, representing 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, respectively, the prime ground lease provides that the ground lessor has the right to require that the ground lessee acquire the fee interest of the ground lessor for a price equal to $3,600,000 at any time prior to the seventh month of the 24th year of such ground lease. The obligation to acquire such fee interest may adversely affect the borrower’s available cash flow and failure to satisfy the obligation to purchase the fee interest may result in the termination of the ground lease. See discussion under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The PECO Portfolio Mortgage Loans—Ground Leases’’ in this offering prospectus.

Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities

The business activities of the borrowers under many of the underlying mortgage loans with cut-off date principal balances below $5,000,000—and under certain of the underlying mortgage loans with cut-off date principal balances above $5,000,000—are not, or previously have not been, limited to owning their respective mortgaged real properties and therefore those borrowers are not structured to reduce the likelihood of becoming bankrupt. In addition, some of the other borrowers that are structured to reduce the likelihood of bankruptcy may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities (including, but not limited to, those described above) may have been in existence and conducting business prior to the origination of the related underlying mortgage loan, may own other property that is not part of the collateral for such mortgage loan and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of some or all of such borrowers do not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related underlying mortgage loan. In addition, the related mortgage loan documents and/or organizational documents of some of such borrowers expressly permit such borrowers to incur or contemplate that such borrowers will incur additional financing as described under ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be either operating entities (with businesses distinct from the operation of the property and with the associated liabilities and risks of operating an ongoing business) or individuals that have personal liabilities unrelated to the property. However, any borrower (even an entity structured to be bankruptcy-remote), as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or against such corporate or individual general partner or managing member of a borrower.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on the offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of the offered certificates.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Barons Apartments, which mortgage loan has a cut-off date principal balance of greater than $25,000,000 and represents 1.0% of the initial mortgage pool balance and 7.1% of the initial loan group 2 balance, no opinion of counsel regarding non-consolidation was obtained. There are other underlying mortgage loans with principal balances less than $25,000,000, and there may be other underlying mortgage loans with principal balances greater than $25,000,000, as to which no opinion of counsel regarding non-consolidation was obtained.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans that we intend to include in the trust have borrowers that own the related mortgaged real properties as tenants-in-common or permit the transfer of more than 49% of the direct or indirect equity interests in the related borrower into a tenant-in-common form of ownership. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). In order to reduce the likelihood of a partition action, certain tenant-in-common borrowers have waived their partition rights, however, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.

In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases.

The mortgaged real properties identified on Annex A-1 to this offering prospectus as Islandia Shopping Center, Waxahachie Towne Center, Casa Grande Palm Center, Lohman’s Crossing, Torrance Self Storage, Bristol Square Apts, Sunridge Apartments and Loop 1604 Self Storage, respectively, which mortgaged real properties secure mortgage loans that collectively represent 4.8% of the initial mortgage pool balance, 5.1% of the initial loan group 1 balance and 3.1% of the initial loan group 2 balance, are owned by tenant-in-common borrowers. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Operating or Master Leases May Hinder Recovery

The underlying mortgaged real properties securing certain of the mortgage loans that we intend to include in the trust may be subject to an operating lease or master lease with an entity that is not a party to the mortgage loan documents but may be an affiliate of the related borrower. Upon a foreclosure of the related mortgage loan, the lessee under the related operating lease or master lease, as applicable, may have certain rights that could hinder or delay a lender’s ability to foreclose on or dispose of the related mortgaged real property. In addition, with respect to certain underlying mortgage loans for which the related mortgaged real property or a portion thereof is subject to a master lease, the underwriting may have taken into account payments under the master lease, whether or not the property generated income from or was subject to leases with third-party tenants. In any event where a mortgaged real property securing a mortgage loan in our trust is subject to a master lease, there can be no assurance that there will be sufficient cash flow generated by the property to enable the master lessee to comply with its payment obligations under the master lease and any deficiency in cash flow could adversely affect payments on the offered certificates.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Westview Shopping Center, which mortgage loan represents 1.9% of the initial mortgage pool balance and 2.2% of the initial loan group 1 balance, the sponsors of the related borrower have entered into four master leases totaling approximately 7.6% of the rentable area at annual base rental payments totaling $603,970, through the earliest to occur of (i) the payment in full of the underlying mortgage loan, (ii) the date the related borrower enters into a lease with a new tenant for a term of at least three (3) years at an annual rent at least equal to that of the respective master lease space or (iii) June 30, 2010.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Texas SLC Portfolio, which mortgage loan represents 1.3% of the initial mortgage pool balance and 1.5% of the initial loan group 1 balance, the affiliated entities of the sponsors of the borrowers have entered into operating leases for the entire premises which is in full force and effect.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Portsmouth Station, which mortgage loan represents 0.7% of the initial mortgage pool balance and 0.8% of the initial loan group 1 balance, the sponsors of the related borrower have entered into a master lease with respect to approximately 14.2% of the rentable area at the related mortgaged real property at a specified rent through the earliest to occur of (i) the payment in full of the underlying mortgage loan in full, (ii) the annual rent pursuant to one or more acceptable leases exceeds $208,915, (iii) July 12, 2010 if the current tenant Home Family Furniture is conducting normal business operations, and is in compliance with its lease obligations, and (iv) July 11, 2012.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Waxahachie Towne Center, which mortgage loan represents 0.6% of the initial mortgage pool balance and 0.7% of the initial loan group 1 balance, the sponsors of the related borrower have entered into a master lease with respect to approximately 23.3% of the rentable area at a specified rent through the earliest to occur of (i) the payment in full of the underlying mortgage loan, (ii) the date the annual rent pursuant to one or more acceptable leases exceeds $237,732 and (iii) July 17, 2012.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Washington Square Apartments, which mortgage loan represents 0.7% of the initial mortgage pool balance and 4.7% of the initial loan group 2 balance, the sponsors of the related borrower have entered into a master lease for annual rental payments in the amount of $619,620 through the date at which the debt service coverage ratio equates to 1.20x, excluding rental revenues from such master lease.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Bradford Plaza, which mortgage loan represents 0.6% of the initial mortgage pool balance and 0.7% of the initial loan group 1 balance, the sponsors of the related borrower have entered into eight master leases totaling approximately 15.3% of the rentable area at annual base rental payments totaling $455,014, through the earliest to occur of (i) the payment in full of the underlying mortgage, (ii) the date the related borrower enters into a lease with a new tenant for a term of at least two (2) years at an annual rent at least equal to that of the respective master lease space, (iii) the mortgage loan debt service coverage ratio equates to 1.30x based on the trailing twelve months and (iv) June 30, 2009.

There are other mortgaged real properties as to which such property or a portion thereof is subject to a master lease or operating lease and certain master leases with respect to the largest three tenants at a subject mortgaged real property are identified on Annex A-1 to this offering prospectus.

Changes in Mortgage Pool Composition Can Change the Nature of Your Investment

In general, if you purchase class X-CP or X-W certificates, or if you purchase any offered certificates that have a relatively longer weighted average life, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See ‘‘Risk Factors—Changes in Pool Composition Will Change the Nature of Your Investment’’ in the accompanying base prospectus.

Lending on Income-Producing Real Properties Entails Environmental Risks

The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

With respect to each of the mortgaged real properties, securing mortgage loans that we intend to include in the trust, a third-party consultant performed a Phase I environmental site assessment in connection with the origination of the subject mortgage loan. All of the resulting environmental reports were prepared during the 12-month period preceding the cut-off date, other than the environmental reports relating to the mortgaged real properties with names preceded by the words ‘‘Citizens Portfolio—’’ on Annex A-1 to this offering prospectus, collectively securing mortgage loans representing 1.4% of the initial mortgage pool balance and 1.6% of the initial group 1 balance, which reports were prepared fourteen months preceding the cut-off date. In addition, with respect to 11 mortgaged real properties, collectively securing mortgage loans representing 3.3% of the initial mortgage pool balance and 3.7% of the initial loan group 1 balance, and 0.8% of initial loan group 2 balance, a Phase II Environmental site assessment was performed within the 12-month period preceding the cut-off date.

The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. The historical uses of some mortgaged real properties may have resulted in a greater number of adverse or potentially adverse environmental conditions that are significant and could result in a claim for damages or remedial liability. Except as noted below, in the case of such mortgaged real properties, an environmental consultant has not recommended any further remedial action. However, there can be no assurance that the historic uses will not result in a claim for damages or remedial liability.

In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels or mold or suspect mold was identified, the environmental consultant generally recommended, and the related loan documents generally required—

•	the continuation or the establishment of an operation and maintenance plan to address the issue, or

•	the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials, mold and/or lead-based paint, may have been required to be delivered.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the subject underlying mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action; or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

•	the mortgaged real property had not been affected or had been minimally affected,

•	the potential for the problem to affect the mortgaged real property was limited, or

•	a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as PECO Portfolio – Henrietta Plaza, which mortgage loan represents 0.7% of the initial mortgage pool balance and 0.9% of the initial loan group 1 balance, a dry-cleaning facility operated at the mortgaged real property from 1971 to 1988. A portion of the mortgaged real property was occupied by a gasoline service station during the early 1970’s. According to a Phase I environmental site assessment, dated April 27, 2007, there are several properties adjacent to the mortgaged real property that are identified on data bases maintained by environmental regulatory agencies as contaminated or potentially contaminated. The Phase I environmental site assessment states that contamination from some or all of these adjacent properties has the potential to impact the mortgaged real property. The Phase I environmental site assessment recommends that a Phase II subsurface investigation be conducted to determine whether historical operations at the mortgaged real property, or environmental conditions at adjacent properties, have resulted in environmental impacts to the mortgaged real property and estimates the cost of the Phase II subsurface investigation to be between $12,000 and $15,000. The previous owner of the mortgaged real property has entered into a reimbursement agreement with the related borrower, under which the previous owner has agreed to reimburse the related borrower for the costs of environmental investigation and remediation up to a maximum of $175,000. The related borrower has also obtained a pollution legal liability environmental insurance policy covering the mortgaged real property. There can be no assurances that reimbursements made by the previous owner under the reimbursement agreement, or proceeds from the environmental insurance policy, will be sufficient to address any additional environmental investigation or remediation that may be necessary.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as PECO Portfolio – Eastwood Shopping Center, which mortgage loan represents 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, a dry-cleaning facility has operated at the mortgaged real property since approximately 1977. A Phase I environmental site assessment dated April 26, 2007 recommends that a Phase II subsurface investigation be conducted to determine whether operations at the dry-cleaning facility have resulted in environmental impacts to the mortgaged real property and estimates the cost of the Phase II subsurface investigation to be between $8,000 and $12,000. The previous owner of the mortgaged real property has entered into a reimbursement agreement with the related borrower, under which the previous owner has agreed to reimburse the related borrower for the costs of environmental investigation and remediation up to a maximum of $175,000. The related borrower has also obtained a pollution legal liability environmental insurance policy covering the mortgaged real property. There can be no assurances that reimbursements made by the previous owner under the reimbursement agreement, or proceeds from the environmental insurance policy, will be sufficient to address any additional environmental investigation or remediation that may be necessary.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as PECO Portfolio – University Plaza – Amherst, which mortgage loan represents 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, a dry-cleaning facility operated at the mortgaged real property from 1970 to 1973 which may have used dry-cleaning chemicals. According to a Phase I environmental site assessment dated April 27, 2007, based on the relatively short period of time that this facility operated as a dry-cleaner, and based on historical tenant records, it appears that this facility may have operated as a drop-off dry-cleaning site only, and did not include a dry-cleaning plant. Additionally, the Phase I states that a gasoline filling station operated on the mortgaged real property from 1932 to 1941. Although underground storage tank removal was confirmed through review of file documents, elevated photo-ionization detector readings in the area of the former underground storage tanks were noted. The Phase I states that, without the benefit of subsurface investigation, it is not possible to determine the impacts, if any, to soil and groundwater conditions at the mortgaged real property resulting from these historic operations. The Phase I environmental site assessment recommends that a Phase II subsurface investigation be conducted to determine whether historical operations at the mortgaged real property have resulted in environmental conditions.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as PECO Portfolio – Westdale Plaza, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, a gasoline service station operated at the mortgaged real property from 1980 to 1987. In 1997, a used oil underground storage tank that had been associated with the service station was discovered and removed. Environmental investigation conducted at the time of removal of the tank identified petroleum constituents in soil but not in groundwater. The Wisconsin Department of Natural Resources issued a no further action determination in 1998. However, in 2006, additional investigation conducted in connection with a property transfer identified methyl tertiary-butyl ether in groundwater at the mortgaged real property at concentrations exceeding applicable Wisconsin regulatory standards. Further investigation has been conducted under the oversight of the Wisconsin Department of Natural Resources. According to a Phase I environmental site assessment dated June 18, 2007, the Wisconsin Department of Natural Resources intends to issue a no further action determination in the near future. There can be no assurances that the Wisconsin Department of Natural Resources will issue a no further action determination or that further investigation or remediation will not be required.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as PECO Portfolio – Southside Plaza, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, a dry-cleaning facility operated at the mortgaged real property from approximately 1956 through approximately 1976. A Phase I environmental site assessment dated April 26, 2007 recommends that a Phase II subsurface investigation be conducted to determine whether these historical dry-cleaning operations have resulted in environmental impacts to the mortgaged real property and estimates the cost of the Phase II subsurface investigation to be between $6,000 and $9,000. The previous owner of the mortgaged real property has entered into a reimbursement agreement with the related borrower, under which the previous owner has agreed to reimburse the related borrower for the costs of environmental investigation and remediation up to a maximum of $175,000. The related borrower has also obtained a pollution legal liability environmental insurance policy covering the mortgaged real property. There can be no assurances that reimbursements made by the previous owner under the reimbursement agreement, or proceeds from the environmental insurance policy, will be sufficient to address any additional environmental investigation or remediation that may be necessary.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as PECO Portfolio – Richardson Plaza, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, a dry-cleaning facility has operated at the mortgaged real property since approximately 1999. A Phase II subsurface investigation conducted in 2005 identified perchloroethylene in groundwater at concentrations exceeding applicable South Carolina regulatory standards. The perchloroethylene contamination was attributed to the operations of the dry-cleaning facility located at the mortgaged real property. According to a Phase I environmental site assessment dated June 20, 2007, the mortgaged real property has been accepted into the dry-cleaning restoration trust fund administered by the South Carolina Department of Health and Environmental Control. Under this program, the trust fund pays all costs associated with investigation and remediation of contamination associated with eligible dry-cleaning facilities, subject to a deductible of $25,000. The Phase I environmental site assessment recommends no further action. There can be no assurances that the trust fund will finance any or all additional costs associated with investigation or remediation of the perchloroethylene contamination at the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as PECO Portfolio – Pulaski Plaza, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, a Phase II environmental site investigation conducted in October 2006 identified metals in soil at the mortgaged real property at concentrations exceeding applicable Virginia regulatory standards. According to a Phase I environmental site assessment dated June 18, 2007, the contamination is attributable to past operations of Allied Chemical, the former owner of an adjacent property. The Phase I environmental site assessment states that the Virginia Department of Environmental Quality considers the contamination to be minor and does not intend to require any further investigation or remediation. The Phase I environmental site assessment recommends no further action. There can be no assurances that the Virginia Department of Environmental Quality or other regulatory authorities will not require additional environmental investigation or remediation at the mortgaged real property in the future.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as PECO Portfolio – Concord Crossing, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, a dry-cleaning facility was operated at the mortgaged real property since 1999. A Phase I environmental site assessment dated April 26, 2007 recommends that a Phase II subsurface investigation be conducted of the interior and exterior of the dry-cleaning facility to determine whether operations at the dry-cleaning facility have resulted in environmental impacts to the mortgaged real property and estimates the cost of the Phase II subsurface investigation to be between $6,000 and $9,000. There can be no assurances that further environmental investigation or remediation will not be necessary, based on the results of the Phase II subsurface investigation.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as PECO Portfolio – Irving West, which mortgage loan represents 0.1% of the initial pool balance and 0.1% of the initial loan group 1 balance, a Phase II subsurface investigation performed in January 2007 identified perchloroethylene in soil and groundwater standards at concentrations exceeding applicable Texas regulatory standards, as well as gasoline constituents in one groundwater monitoring well at concentrations exceeding applicable Texas regulatory standards. The Phase II subsurface investigation concluded that the source of the perchloroethylene contamination was a dry-cleaning facility that has operated at the mortgaged real property since 1987, and that the source of the gasoline constituent contamination was an adjacent gasoline service station. A Phase I environmental site assessment dated June 18, 2007 recommends that the related borrower report the perchloroethylene contamination to the Texas Commission on Environmental Quality and apply for acceptance into Texas’ dry cleaner remediation program. Under the dry cleaner remediation program, a fund administered by the Texas Commission on Environmental Quality pays all costs associated with investigation and remediation of contamination attributable to dry-cleaning facilities, up to a maximum of $5 million. There is a deductible of $5,000 for which the operator of the dry-cleaning facility, or the related borrower, would be responsible. The Phase I environmental site assessment also recommended that the related borrower report the gasoline constituent contamination to the Texas Commission on Environmental Quality and apply for admission into Texas’ innocent owner/operator program. If the mortgaged real property were accepted into the innocent owner/operator program, the related borrower would receive an innocent owner/operator certificate from the Texas Commission on Environmental Quality, which would release the related borrower from liability to the State of Texas with respect to the gasoline constituent contamination. There can be no assurances that the mortgaged real property will be accepted into either or both regulatory programs, or that the related borrower will not be responsible for performing any additional environmental investigation or remediation that may be necessary.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Och-Ziff Retail Portfolio, which mortgage loan represents 4.8% of the initial mortgage pool balance and 5.6% of the initial loan group 1 balance, the Phase I environmental site assessment and a subsequent Phase II environmental site assessment identified certain environmental conditions at the mortgaged real property. There can be no assurance that these matters have been adequately addressed. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loan—The Och Ziff Retail Portfolio Mortgage Loan—Environmental Matters’’ in this offering prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Westview Shopping Center, which mortgage loan represents 1.9% of the initial mortgage pool balance and 2.2% of the initial loan group 1 balance, the Phase I environmental site assessment reported certain environmental conditions at the mortgaged real property. Although an environmental escrow was funded at origination, there can be no assurance that the environmental escrow will be adequate to cover all costs of remediation of environmental conditions at the mortgaged real property or that additional environmental conditions will not be discovered as a result of the historical use of the property. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Westview Shopping Center Mortgage Loan—Environmental Matters’’ in this offering prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Lakeland Town Center, which mortgage loan represents 0.8% of the initial mortgage pool balance and 1.0% of the initial loan group 1 balance, the Phase I environmental site assessment reported that groundwater samples from the property, collected in 1995, revealed a perchloroethene (PCE) sample concentration in excess of State of Florida Primary Drinking Water Standards. The environmental site assessment attributes the groundwater contamination to a drycleaner that operated at the mortgaged real property from approximately 1970 to 1996. The environmental consultant noted that a Drycleaner Cleanup Program, funded by the State of Florida, is scheduled to cleanup the identified contamination and therefore recommended no further action regarding this environmental condition. There can be no assurance, however, that the environmental condition will be completely remedied or that additional environmental conditions will not be discovered as a result of the historical use of the property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Dolce Norwalk, which mortgage loan represents 0.8% of the initial mortgage pool balance and 0.9% of the initial loan group 1 balance, the Phase I environmental site assessment identified elevated levels of total arsenic, lead and zinc in a soil sample from the mortgaged real property. No other soil samples from the property contained elevated metals. The Phase II investigation concluded that the soil sample containing elevated metal levels was topsoil from a cultivated area of the property where pesticides likely were applied. The environmental consultant recommended remediation of this particular location of the property but concluded that groundwater remediation was not necessary. The environmental consultant did note, however, that monitoring of the area directly downgradient of the remediated zone will be required. In addition, the environmental report found petroleum contamination, in three areas of the property, requiring further investigation and/or remediation. In particular, the environmental report noted that petroleum contamination in the Pump House east of Orchard Pond was from a known spill of diesel fuel in 1983. The environmental consultant recommended groundwater monitoring and estimated the total cost of remediation for all areas of concern to be $410,000. The lender escrowed $450,000 at closing for the remediation, which is less than the standard 125% of estimated cost requirement. The borrower and guarantor provided an environmental indemnity and, following the remediation of any existing environmental conditions, borrower may deliver an environmental insurance policy in form and substance acceptable to the lender. The environmental indemnity shall be terminated upon delivery of such environmental insurance policy. There can be no assurance that the environmental indemnity indemnifies against all environmental concerns at the mortgaged real property or that any environmental insurance policy will adequately cover all costs of remediation at the property.

With respect to the mortgaged real properties identified on Annex A-1 to this offering prospectus as Citizens 3 Portfolio, Citizens Portfolio 2, Citizens Portfolio 1, Citizens Portfolio 6, Citizens Portfolio 16, Citizens Portfolio 29 and Citizens Portfolio 8, securing, in the aggregate, 1.4% of the initial mortgage pool balance and 1.6% of the initial loan group 1 balance, due to the historical uses at the properties, an aggregate of $6,000,000 was reserved by the seller with the title company at the time the properties were acquired by the related borrower. The lender has no control over these reserve amounts which may be used to cover certain potential environmental remediation costs associated with these and other properties. In addition, a blanket insurance policy with an aggregate limit of $20,000,000 and a per occurrence limit of $1,000,000, covering such mortgaged real properties, along with certain other properties not related to this securitization, was obtained for the benefit of the related borrower to contribute to certain potential remediation costs. There can be no assurance that the reserve and/or the environmental insurance coverage will be adequate to cover all costs of remediation with respect to environmental conditions at these mortgaged properties.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Harbor Plaza Shopping Center, which mortgage loan represents 0.4% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, the environmental consultant reported that the Exxon station at the mortgaged real property is listed on the Florida Department of Environmental Protection (FDEP) Underground Storage Tank list and the Leaking Underground Storage Tank list. The environmental consultant did not recommend further assessment or testing at the Exxon station because the site is currently undergoing remediation and monitoring under the direction of the FDEP. According to the environmental report, the FDEP made Exxon responsible for the $17,000 of remediation costs at the gas station and the borrower has escrowed 125% of the estimated remediation costs. Soil and groundwater samples collected near the reported location of a former dry cleaner, as part of a Phase II environmental assessment, did not contain actionable contaminant levels and thus the environmental consultant recommended no further action. There can be no assurance that the environmental conditions at the property will be completely remedied or that the responsible party will be willing or able to remedy such environmental conditions.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Belvedere Plaza, which mortgage loan represents 0.4% of the initial mortgage pool balance and 0.4% of the initial loan group 1   balance, the mortgaged real property is enrolled in the South Carolina state voluntary cleanup program for assessment and source removal associated with a former on-site dry-cleaning facility. The current estimate for completion of voluntary cleanup program requirements is $100,000. The related borrower has escrowed $150,000 for completion of this task. Upon completion of the voluntary cleanup program, the South Carolina Department of Health and Environmental Control is expected to issue a no further action determination to the owner of the mortgaged real property. There can be no assurances that the South Carolina Department of Health and Environmental Control will issue such a no further action determination, or that the escrow will be sufficient to address any further environmental investigation or remediation that may be required.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as South Plaza, which mortgage loan represents 0.3% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, a dry-cleaning facility operated at the mortgaged real property from 1980 to 1993. A 1998 Phase II subsurface investigation determined that solvents from the dry-cleaning operation had impacted soil at the mortgaged real property. According to a Phase I environmental site assessment dated June 8, 2007, the owner of the dry-cleaning facility has enrolled the facility in the dry-cleaning solvent cleanup program administered by the Florida Department of Environmental Protection. Under that program, a state fund pays the costs associated with environmental investigation and remediation attributable to this dry-cleaning operation, subject to a $5,000 deductible. There can be no assurances that remediation of the contaminated conditions at the mortgaged real property will be completed by the state fund, or that a third party will undertake responsibility for remediating the foregoing environmental conditions.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 403 East 91st Street, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, the Phase I environmental site assessment identified an underground storage tank at the property that, according to outside environmental counsel, may have to be removed if it is determined to be larger than 1,100 gallons. Currently the size of the tank is unknown and thus the guarantor will be recourse for any losses, costs or damages incurred in connection therewith and will remediate all conditions related to the tank. Also, the environmental site assessment reported that the mortgaged real property was a factory from 1896 to 1939, but it did not identify any records of spills or discharges at the property resulting from historical manufacturing operations. According to the report, outside environmental counsel does not believe that the historical use of the property is an issue unless the property is demolished and rebuilt. In addition, the environmental consultant reported that there is the potential for offsite migration of contaminants onto the property as a result of the historic operations at spill sites adjacent. According to the environmental consultant, the remediation of contamination originating from offsite sources would not be the responsibility of the borrower. There can be no assurance, however, that additional environmental conditions will not be discovered due to the historical use of the property as a factory.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 1523 Elizabeth, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, releases of petroleum product from a previously removed heating oil underground storage tank resulted in soil and groundwater contamination. The North Carolina Department of Environment and Natural Resources issued a no further action determination in November 2004, without requiring remediation of the soil and groundwater contamination, contingent upon the filing of a deed restriction. The deed restriction prohibits the mortgaged real property from being used for residential purposes, schools, day care or recreation. A Phase I environmental site assessment dated May 22, 2007 recommends no further action at the mortgaged real property. There can be no assurances that the North Carolina Department of Environment and Natural Resources will not require additional investigation or remediation.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as South City Center, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, an auto service center operated at the mortgaged real property until 1998, which was regulated as a small quantity generator of hazardous waste with no reported violations. According to a Phase I environmental site assessment dated April 12, 2007, a 1,000 gallon underground waste oil tank was removed from the mortgaged real property in 1993 and the Kansas Department of Health and Environment issued a closure determination for the removed tank. The Phase I also reports that historic oil production activities at a property adjacent to the mortgaged real property have resulted in groundwater contamination. A field investigation is currently underway under Kansas’s voluntary cleanup program to further assess and delineate the groundwater plume. The Phase I recommends that the owner of the mortgaged real property work with the owner of this adjacent property regarding any site access and/or monitoring activities related to the field work, and to obtain information concerning any possible impacts to the mortgaged real property. There can be no assurances that remediation of the groundwater contamination at the adjacent property will be completed under the voluntary cleanup program, or that a third party will undertake responsibility for remediating the foregoing environmental conditions.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as NorthPointe, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, a dry-cleaning facility operated at the mortgaged real property from the early 1990’s until 1998. Soil sampling conducted in 1996 in the vicinity of the dry-cleaning facility’s operational equipment identified perchloroethylene at concentrations exceeding applicable Florida regulatory standards. The owner of the dry-cleaning facility enrolled the facility in the dry-cleaning solvent cleanup program administered by the Florida Department of Environmental Protection. Under that program, a state fund pays the costs associated with environmental investigation and remediation attributable to this dry-cleaning operation, subject to a $1,000 deductible. According to a Phase I environmental site assessment dated May 25, 2007, the Florida Department of Environmental Protection has stated that the dry-cleaning facility formerly located at the mortgaged real property is a low priority. Gasoline constituents at concentrations exceeding applicable federal and Florida regulatory standards were identified in two groundwater monitoring wells located on the mortgaged real property in 1995. The gasoline constituents contamination has been attributed to a gasoline service station located on an adjacent property. The operator of the service station is conducting remediation of the gasoline contamination under the oversight of the Hillsborough County Environmental Protection Commission. The related borrower has obtained an environmental insurance policy covering the mortgaged real property, with a coverage limit of $5 million per incident. The policy has been in effect since 2000 and expires in 2010. There can be no assurances that remediation of the contaminated conditions at the mortgaged real property will be completed by the state fund or the operator of the adjacent service station, or that the proceeds of the environmental insurance policy will be sufficient to address any additional environmental investigation or remediation that may be necessary.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as CVS Rockville, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, the Phase I environmental site assessment reported soil contamination at the mortgaged real property attributable to a former gas station at the property that was demolished in 1991. The Phase I environmental site assessment stated that remediation efforts included the removal from the property of 2,480 tons of petroleum-contaminated soil. According the environmental consultant, the sponsor has provided an environmental indemnity and obtained an environmental insurance policy naming the lender as an insured. There can be no assurance that the environmental indemnity indemnifies against all environmental concerns at the mortgaged real property or that the environmental insurance policy will be adequate to cover all costs of remediation with respect to environmental conditions at the property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as South Elm Plaza, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, a Phase II limited subsurface investigation dated March 22, 2007 identified dry-cleaning solvent in the groundwater at concentrations exceeding applicable North Carolina regulatory standards. A Phase I environmental site assessment dated February 22, 2007 concludes that the dry-cleaning solvent concentrations were likely caused by a release from an adjacent property and not from a dry-cleaning facility located on the mortgaged real property. The Phase I environmental site assessment also notes that the North Carolina Division of Water Quality has identified the adjacent property owner as the responsible party. There can be no assurances that any third party will undertake responsibility for remediating the foregoing environmental conditions.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Palm City Mobile Home Park, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.8% of the initial loan group 2 balance, the Phase I environmental site assessment identified an underground storage tank spill from 1989 associated with the on-site wastewater treatment facility. According to the Phase I environmental site assessment, clean-up of this spill was completed in 1994 and subsurface sampling from 2002 complied with regulatory requirements. However, the Pennsylvania Department of Environmental Protection (PADEP) has not yet awarded no further action status to the mortgaged real property. The environmental consultant undertook additional investigation and concluded that attainment of no further action status from PADEP will likely require an additional year of monitoring at an estimated cost of $15,825. The related borrower escrowed 125% of the estimated remediation costs with the title company and lender has approval rights regarding disbursement of the environmental escrow. Furthermore, an environmental impairment liability insurance policy was obtained covering new and pre-existing environmental conditions at the mortgaged real property. The environmental consultant also reported that, in 2005, excessive nitrate levels were detected in the active drinking water well on the property. Although tests from March 2006, June 2006 and September 2006 showed nitrate levels below regulatory limits, the environmental consultant recommended the installation of a water treatment plan to protect residents from elevated nitrates in drinking water. The related borrower had 90 days from closing to install the treatment system, the cost of which was escrowed with the title company. There can be no assurance that the environmental condition will be completely remedied, that no further action status will be obtained with respect to the mortgaged real property or that the environmental insurance policy will be adequate to cover the total cost of remediation with respect to environmental conditions at the property.

A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that—

•	the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the results of the environmental testing were accurately evaluated in all cases;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

•	the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

•	any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

•	any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this ‘‘—Lending on Income-Producing Real Properties Entails Environmental Risks’’ subsection and has not been independently verified by us, the underwriters or any of our or its respective affiliates.

There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

See ‘‘Description of the Mortgage Pool—Assessments of Property Condition—Environmental Assessments’’ in this offering prospectus and ‘‘Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing’’ and ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying base prospectus.

Lending on Income-Producing Properties Entails Risks Related to Property Condition

Engineering firms inspected substantially all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess—

•	the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

•	the general condition of the site, buildings and other improvements located at each property.

In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

In connection with the foregoing, the mortgage lender holds reserves in excess of $1,000,000 to be disbursed for capital improvements and/or repairs at each of the following mortgaged real properties:

Property Name	Cut-off Date Principal Balance of Related Underlying Mortgage Loan	Reserve Amount
Innkeepers Portfolio	$412,701,271	$44,133,016
Irish Hills Plaza	$32,000,000	$6,072,486
Greenhouse on Holcomb Bridge	$23,900,000	$1,064,406
Dolce Norwalk	$23,500,000	$1,800,000
Highland Parc	$20,200,000	$1,024,156

All or portions of some of the mortgaged real properties may be under construction or undergoing renovation. In addition, in some cases renovation or construction on property adjoining or near a mortgaged real property may have an impact on such mortgaged real property. For example, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as PECO Portfolio – Indian Hills and PECO Portfolio – Habersham Village, collectively, which mortgage loans collectively represent 0.5% of the initial mortgage pool balance and 0.6% of the initial loan group 1 balance, the related mortgaged properties may be affected by certain public road widening projects in the vicinity of the related mortgaged properties.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Greenhouse on Holcomb Bridge, which mortgage loan represents 0.8% of the initial mortgage pool balance and 5.7% of the initial loan group 2 balance, the related borrower has planned a renovation of the related mortgaged real property with a total budget of $4,099,000, but only $1,000,000 of the related loan proceeds have been held-back in escrow for completion of the planned renovations. Pursuant to the related mezzanine loan agreement, however, the mezzanine lender has agreed to make additional advances, in an aggregate amount not to exceed $3,872,335, to the related borrower to pay or reimburse the borrower for certain capital improvements, subject to the terms and conditions set forth therein, provided that such amounts will not be available to the lender.

There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties

In the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

With Respect to Five (5) Mortgage Loans (Including Three (3) of the Ten (10) Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2007-C6 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations

Five (5) mortgage loans that we intend to include in the trust, which mortgage loans are described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ and/or ‘‘—Significant Underlying Mortgage Loans’’ in this offering prospectus and collectively represent 28.1% of the initial mortgage pool balance (four (4) of which are in loan group 1 and represent 31.8% of the initial loan group 1 balance and one (1) of which is in loan group 2 and represents 5.3% of the initial loan group 2 balance), are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2007-C6 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2007-C6 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2007-C6 certificateholders for so doing. See ‘‘Description of the Mortgage Pool—Loan Combinations,’’ ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’, ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

In addition, the following two (2) underlying mortgage loans are being serviced and administered pursuant to a servicing agreement other than 2007-C6 pooling and servicing agreement: (a) the Potomac Mills underlying mortgage loan, which represents 8.3% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the Wachovia Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-C33, which is the governing document for the securitization of a Potomac Mills pari passu non-trust mortgage loan; and (b) the Och-Ziff Retail Portfolio underlying mortgage loan, which represents 4.8% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the Merrill Lynch Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, which is the governing document for the securitization of an Och-Ziff Retail Portfolio pari passu non-trust mortgage loan. See ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this offering prospectus. As a result, the holders of the offered certificates will have limited ability to control the servicing of those underlying mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests.

Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties

Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust.

Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. For example, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Citizens Portfolio 3, Citizens Portfolio 2, Citizens Portfolio 1, Citizens Portfolio 6, Citizens Portfolio 16, Citizens Portfolio 29 and Citizens Portfolio 8, respectively, which mortgage loans collectively represent 1.4% of the initial mortgage pool balance and 1.6% of the initial loan group 1 balance, the related mortgage loan seller or an affiliate thereof has a direct or indirect ownership interest in the related borrower. Certain of the foregoing ownership interests may be controlling and/or managing interests. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest. See ‘‘Affiliations and Certain Relationships and Related Transactions.’’

In the foregoing cases, the relationship of the mortgage loan seller or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the trust or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits

The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this offering prospectus. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit—

•	the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

•	a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ and ‘‘—Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers’’ in this offering prospectus.

If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower’s bankruptcy estate could challenge that borrower’s pledging of the underlying mortgaged real property as a fraudulent conveyance. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements’’ in the accompanying base prospectus.

In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Furthermore, some of the underlying mortgage loans are secured by mortgaged real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of those mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

Investors May Want to Consider Prior Bankruptcies

We are aware of two (2) mortgage loans that we intend to include in the trust, collectively representing 0.2% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance and 0.7% of the initial loan group 2 balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. Those underlying mortgage loans are secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Blessing Mobile Home Park and Family Dollar Portfolio. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See ‘‘Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Litigation May Adversely Affect Property Performance

There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, guarantors, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

With respect to the underlying mortgage loan identified on Annex A-1 to this offering prospectus as the Innkeepers Portfolio, representing 13.9% of the initial mortgage pool balance and 16.1% of the initial loan group 1 balance, there are three pending class action lawsuits filed by the shareholders of Innkeepers USA (the prior owner of the InnKeepers Portfolio mortgaged real properties) with respect to the acquisition by the ultimate sponsor of all of the outstanding shares of Innkeepers USA, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—Innkeepers Portfolio Mortgage Loan—Pending Class Action Litigation’’ in this offering prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Cottages at Northern Hills, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.7% of the initial loan group 2 balance, a notice of pendency of action has been filed in the public records of Oklahoma County, Oklahoma against the related mortgaged real property relating to a lien for labor and materials in the approximate amount of $33,193. The title insurer has issued a pro forma policy for a title insurance policy which insures over such lien amount.

CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS

From time to time we use capitalized terms in this offering prospectus, including in the Annexes to this offering prospectus. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this offering prospectus.

FORWARD-LOOKING STATEMENTS

This offering prospectus and the accompanying base prospectus include the words ‘‘expects,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘estimates’’ and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this offering prospectus are accurate as of the date stated on the cover of this offering prospectus. We have no obligation to update or revise any forward-looking statement.

DESCRIPTION OF THE MORTGAGE POOL

General

We intend to include the 181 mortgage loans identified on Annex A-1 to this offering prospectus in the trust. Those mortgage loans will have an Initial Mortgage Pool Balance of $2,978,936,714. However, the actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or an other mortgage loans are added to the mortgage pool. See ‘‘—Changes in Mortgage Pool Characteristics’’ below.

For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a ‘‘Loan Group 1’’ and a ‘‘Loan Group 2.’’ ‘‘Loan Group 1’’ will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park. Loan Group 1 will consist of 143 mortgage loans, with an Initial Loan Group 1 Balance of $2,556,088,764, representing 85.8% of the Initial Mortgage Pool Balance. ‘‘Loan Group 2’’ will consist of all of the underlying mortgage loans that are secured by multifamily and mobile home park properties. Loan Group 2 will consist of 38 mortgage loans, with an Initial Loan Group 2 Balance of $422,847,950, representing 14.2% of the Initial Mortgage Pool Balance. See Annex B—Certain Information Regarding Multifamily Properties. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this offering prospectus.

The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust, the Initial Loan Group 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 1, and the Initial Loan Group 2 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 2.

The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this offering prospectus.

Each of the mortgage loans that we intend to include in the trust was originated or co-originated by the related mortgage loan seller, by a predecessor in interest to the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller’s or one of its affiliates’ conduit lending program.

The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS Securities LLC.

Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower’s obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

It has been confirmed to us by S&P, Fitch and/or Moody’s that two (2) of the mortgage loans that we intend to include in the trust, collectively representing 5.4% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

We provide in this offering prospectus a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

•	If a mortgage loan is secured by multiple mortgaged real properties, then a portion of that mortgage loan has been allocated to each of those properties for purposes of presenting certain statistical information in this offering prospectus.

•	When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance or the Initial Loan Group 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group 1 or Loan Group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group 1 and Loan Group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

•	Whenever we refer to a particular mortgaged real property by name, unless the particular item is otherwise specifically defined, we mean the mortgaged real property identified by that name on Annex A-1 to this offering prospectus. Whenever we refer to a particular mortgage loan by name, unless the particular item is otherwise specifically defined, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this offering prospectus.

•	Two (2) mortgage loans that we intend to transfer to the issuing entity, representing 0.3% of the initial mortgage pool balance, 0.1% of the initial loan group 1 balance, 1.4% of the initial loan group 2 balance, have not closed as of the date of the preparation of this offering prospectus and therefore certain mortgage loan characteristics included in this offering prospectus for those mortgage loans may have been estimated. As a result, certain statistical information in this offering prospectus may change if those mortgage loans have different loan characteristics than anticipated.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers

The mortgage pool will include 59 underlying mortgage loans, collectively representing 34.4% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, each individual multi-property mortgage loan that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial Mortgage Pool Balance
1.	Innkeepers Portfolio	45	13.9%
2.	Och-Ziff Retail Portfolio	11	4.8%
3.	Texas SLC Portfolio	4	1.3%

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, each group of cross-collateralized mortgage loans that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial Mortgage Pool Balance
1.	PECO Portfolio	39	10.9%

Some or all of the groups of cross-collateralized mortgage loans and/or individual multi-property mortgage loans that we intend to include in the trust entitle the related borrowers to release one or more of the corresponding mortgaged real properties through partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans’’ below.

In addition, some or all of the groups of cross-collateralized mortgage loans and/or individual multi-property mortgage loans that we intend to include in the trust may entitle the related borrowers to release one or more of the corresponding mortgaged real properties, other than through defeasance, as further described under ‘‘—Partial Releases’’ below.

The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected, or are not fully reflected, in the prior two tables and secure underlying mortgage loans that represent at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial Mortgage Pool Balance
1.	One Sansome Street, 100 Wall Street, Greensboro Park, One Fair Oaks Plaza	4	14.0%
2.	PECO Portfolio, Belvedere Plaza, Barclay Place Shopping Center	41	11.5%
3.	Portsmouth Station Shopping Center, Spring Valley Town Center, Tower Square Retail	3	1.8%
4.	Greenhouse on Holcomb Bridge, Highland Parc	2	1.5%
5.	Citizens Portfolio 3, Citizens Portfolio 2, Citizens Portfolio 1, Citizens Portfolio 6, Citizens Portfolio 16, Citizens Portfolio 29, Citizens Portfolio 8	34	1.4%
6.	Los Angeles Multifamily Portfolio II, Los Angeles Multifamily Portfolio I	13	1.0%
7.	Waxahachie Towne Center, Lohman’s Crossing	2	1.0%

The following table specifies the indicated net operating income information for the Innkeepers Portfolio Mortgaged Properties and the respective individual mortgaged real properties that are identified in the preceding table as being part of a group of commonly owned and/or controlled mortgaged real properties securing underlying mortgage loans that represent at least 10.0% of the Initial Mortgage Pool Balance.

Mortgaged Property Name		% of Initial Mortgage Pool Balance	Net Operating Income for Fiscal Year 2006		Net Operating Income for Indicated Period
1.	Innkeepers Portfolio	13.9%	$66,674,764	(1)		$69,641,304	(2)
2.	PECO Portfolio	10.9%	$28,427,308			$1,817,050	(3)
3.	One Sansome Street	4.7%	$12,401,557			$4,170,449	(4)
4.	100 Wall Street	3.9%	$8,098,489			$2,849,494	(4)
5.	Greensboro Park	3.7%	$7,897,701			$3,142,218	(4)
6.	One Fair Oaks Plaza	1.8%	$4,291,098			$1,496,548	(4)
7.	Belvedere Plaza	0.4%	$1,001,024		$	NAV	(5)
8.	Barclay Place Shopping Center	0.2%	$372,895		$	NAV	(5)

(1)	Adjusted to reflect deductions for FF&E replacement reserves.

(2)	Reflects the trailing twelve months ending June 30, 2007, adjusted to reflect deductions for FF&E replacement reserves.

(3)	Reflects the period January 2007-April 2007 for 10 of the PECO Portfolio Mortgaged Properties.

(4)	Reflects the period from January 2007 through May 15, 2007.

(5)	NAV means the information rests within the knowledge of another person not affiliated with the registrant and such information has not been provided to the registrant as of the cut-off date.

Partial Releases

Set forth below is a description of additional partial releases permitted with respect to portions of certain mortgaged real properties securing mortgage loans in our trust, other than those permitted in connection with a defeasance which are described below under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans.’’

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Innkeepers Portfolio—Residence Inn Cherry Hill, representing 0.2% of the Initial Mortgage Pool

Balance and 0.3% of the Initial Loan Group 1 Balance, respectively, the related borrower is permitted to obtain the release of a specified unimproved outparcel portion of such mortgaged real property from the lien of the related mortgage upon payment of a release price equal to $1,300,000 plus a yield maintenance prepayment consideration if such release occurs prior to the second anniversary of the closing date of the related mortgage, as further described under ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage—Outparcel Release’’ below.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Och-Ziff Retail Portfolio, representing 4.8% of the Initial Mortgage Pool Balance and 5.6% of the Initial Loan Group 1 Balance, the related borrower is permitted to obtain certain releases of individual properties or parcels which are a portion of the related portfolio of mortgaged real property upon the satisfaction of certain conditions set forth under ‘‘—Significant Underlying Mortgage Loans—The Och-Ziff Retail Portfolio Mortgage Loan—Partial Release’’ below.

With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Texas SLC Portfolio, which mortgage loan represents 1.3% of the Initial Mortgage Pool Balance and 1.5% of the Initial Loan Group 1 Balance, the related borrower is permitted to obtain the release of any individual property which is a portion of the related mortgaged real property from the lien of the related mortgage, upon payment of (i) a release amount equal to 110% of the allocated loan amount of the release parcel, and (ii) if such payment occurs prior to the open prepayment period (which is the last 13 months of the loan term), a yield maintenance prepayment consideration, provided that certain conditions under the loan documents are satisfied including the achievement of specified DSCR and LTV tests.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Waxahachie Towne Center, which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group 1 Balance, the related mortgage borrower is permitted to obtain the release of specified individual improved parcels which are a portion of the related mortgaged real property from the lien of the related mortgage, (a) upon payment of a specified ‘‘Release Price’’ (as defined below) allocated to the release parcel pursuant to the security instrument, and (b) provided that certain conditions under the loan documents are satisfied including the payment of a yield maintenance prepayment consideration, and achievement of specified DSCR and LTV tests. For the purposes herein, the term ‘‘Release Price’’ is defined as follows: (i) for the release parcel known as Tract 1 and Tract 4 (Retail Strip Centers) the Release Price is $7,035,581; (ii) for the release parcel known as Tract 2 (Long John Silver’s) the Release Price is $371,645; (iii) for the release parcel known as Tract 3 (Lowe’s) the Release Price is $2,736,697; and (iv) for the release parcel known as Tract 5 (Belk and Retail Strip Center), the Release Price is $8,281,077.

With respect to each of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Citizens Portfolio 3, Citizens Michigan Portfolio 2, Citizens Portfolio 1, Citizens Portfolio 6, Citizens Portfolio 16, Citizens Portfolio 29 and Citizens Portfolio 8, which mortgage loans represent, in the aggregate, 1.4% of the Initial Mortgage Pool Balance and 1.6% of the Initial Loan Group 1 Balance, the related mortgage borrower is permitted to obtain the release of any individual property which is a portion of the related portfolio of mortgaged real property from the lien of the related mortgage, upon payment of (i) a release amount equal to 100% of the allocated loan amount of the release parcel, and (ii) if such payment occurs prior to the open prepayment period (which is the last three months of the loan term) a yield maintenance prepayment consideration.

Certain other mortgage loans that we intend to include in the trust may also permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this offering prospectus. See, for example, ‘‘—Significant Underlying Mortgage Loans—The PECO Portfolio Mortgage Loans—Partial Release’’ below.

Terms and Conditions of the Underlying Mortgage Loans

Due Dates.    Subject, in some cases, to a next business day convention—

•	156 of the mortgage loans that we intend to include in the trust, representing 68.7% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month,

•	21 of the mortgage loans that we intend to include in the trust, representing 25.4% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the ninth day of each month.

•	one (1) of the mortgage loans that we intend to include in the trust, representing 4.8% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the sixth day of each month.

•	two (2) of the mortgage loans that we intend to include in the trust, representing 0.9% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the tenth day of each month, and

•	one (1) of the mortgage loans that we intend to include in the trust, representing 0.2% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the first day of each month.

Each mortgage loan that we intend to include in the trust provides for one or both of the following—

•	a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

•	that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month (or such earlier due date as is provided under the loan documents) or, if that day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month. For example, some of the underlying mortgage loans, with respect to the related borrower’s first two failures to timely make constant monthly payments in any calendar year, Default Interest will not accrue until five days after notice from lender of such default.

Mortgage Rates; Calculations of Interest.    In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this offering prospectus. As of the cut-off date, those mortgage interest rates ranged from 5.4900% per annum to 6.8900% per annum, and the weighted average of those mortgage interest rates was 6.2635% per annum.

None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

Balloon Loans.    All of the mortgage loans that we intend to include in the trust are Balloon Loans and are characterized by—

•	either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

•	a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

Forty-five (45) of the Balloon Loans identified in the prior paragraph, representing 47.2% of the Initial Mortgage Pool Balance, of which 37 mortgage loans are in Loan Group 1, representing 48.6% of the Initial Loan Group 1 Balance, and eight (8) mortgage loans are in Loan Group 2, representing 39.0% of the Initial Loan Group 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 110 of the Balloon Loans identified in the prior paragraph, representing 48.6% of the Initial Mortgage Pool Balance, of which 87 mortgage loans are in Loan Group 1, representing 47.7% of the Initial Loan Group 1 Balance, and 23 mortgage loans are in Loan Group 2, representing 54.0% of the Initial Loan Group 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

Amortization of Principal.    The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans.

	Mortgage Pool	Loan Group 1	Loan Group 2
Original Term to Maturity (Mos.)
Maximum	180	180	121
Minimum	60	60	60
Weighted Average	106	107	102
Remaining Term to Maturity (Mos.)
Maximum	179	179	121
Minimum	48	48	55
Weighted Average	105	105	100
Original Amortization Term (Mos.)
Maximum	360	360	360
Minimum	300	300	324
Weighted Average	359	359	359
Remaining Amortization Term (Mos.)
Maximum	360	360	360
Minimum	293	293	324
Weighted Average	359	359	359

The calculation of original and remaining amortization terms in the foregoing table does not take into account 45 mortgage loans that we intend to include in the trust, collectively representing 47.2% of the Initial Mortgage Pool Balance, of which 37 mortgage loans are in Loan Group 1, representing 48.6% of the Initial Loan Group 1 Balance, and eight (8) mortgage loans are in Loan Group 2, representing 39.0% of the Initial Loan Group 2 Balance, respectively, that each provides for payments of interest only until the related stated maturity date. In addition, with respect to 110 other mortgage loans that we intend to include in the trust, representing 48.6% of the Initial Mortgage Pool Balance, of which 87 mortgage loans are in Loan Group 1, representing 47.7% of the Initial Loan Group 1 Balance, and 23 mortgage loans are in Loan Group 2, representing 54.0% of the Initial Loan Group 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Highland Parc, representing 0.7% of the Initial Mortgage Pool Balance and 4.8% of the Initial Loan Group 2 Balance, respectively, the related loan documents provide that the borrower has the right on July 11, 2010 and July 11, 2011 to exercise an option to allow the debt service payments (which would otherwise include amortization after July 11, 2010) due under such loan to remain interest-only payments in accordance with the terms and conditions set forth in the related loan documents. It is assumed for purposes of this offering prospectus, that the borrower exercises that option on both such dates, and, accordingly, such mortgage loan is treated as an interest-only loan in this offering prospectus for the term of the loan.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods. All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance;

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and

•	an open period, during which voluntarily prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans — Prepayment Provisions — Other Prepayment Provisions’’ below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this offering prospectus.

The table below shows, with respect to all of the mortgage loans we intend to include in the trust, the prepayment provisions in effect as of the cut-off date, the number of mortgage loans with each specified prepayment provision string that are in the entire mortgage pool, Loan Group 1 and Loan Group 2, and the percentage represented thereby of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance and the Initial Loan Group 2 Balance.

Prepayment Provisions as of the Cut-off Date

	Number of Loans
Prepayment Provisions(1)	Mortgage Pool	Loan Group 1	Loan Group 2	% Initial Mortgage Pool Balance	% Initial Loan Group 1 Balance	% Initial Loan Group 2 Balance
L, D, O	106	85	21	75.7%	78.4%	59.3%
L, D	45	34	11	9.7	7.0	25.4
L, YM0.5%, O	1	1	–	4.8	5.6	—
L, YM1%, O	11	9	2	4.7	5.2	1.3
YM1%, O	3	1	2	2.0	0.7	10.4
YM, D or YM, O	7	7	–	1.4	1.6	—
L, YM+25bps, O	1	1	–	0.6	0.7	0.0
L, YM1%	3	2	1	0.5	0.3	1.7
L, %Penalty, O	1	–	1	0.3	—	1.9
YM1%, D or YM1%, O	3	3	–	0.3	0.3	—
Total:	181	143	38	100.0%	100.0%	100.0%

(1)	Any prepayment restriction period identified as ‘‘D or YM’’ is, for the purposes of this offering prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading ‘‘Prepayment Provisions’’ have the following meanings, as further described in the first paragraph of this ‘‘—Prepayments Provisions’’ section—

•	‘‘L’’ means the mortgage loan provides for a prepayment lock-out period;

•	‘‘D’’ means the mortgage loan provides for a defeasance period;

•	‘‘YM’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a yield maintenance charge;

•	‘‘YMx%’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) x% of the prepaid amount;

•	‘‘YM+25 bps’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a yield maintenance charge at the applicable, U.S. treasury security rate plus twenty-five basis points;

•	‘‘% Penalty’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;

•	‘‘D or YM’’ means the mortgage loan provides for a period during which the borrower has the option to either defease the mortgage loan or prepay the mortgage loan together with payment of a yield maintenance charge; and

•	‘‘O’’ means the mortgage loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 168 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

•	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 121 months with respect to the entire mortgage pool, 121 months with respect to Loan Group 1 and 120 months with respect to Loan Group 2;

•	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 9 months with respect to the entire mortgage pool, 9 months with respect to Loan Group 1 and 23 months with respect to Loan Group 2; and

•	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 94.3 months with respect to the entire mortgage pool, 93.4 months with respect to Loan Group 1 and 100.6 months with respect to Loan Group 2.

Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2007-C6 certificates, in the amounts and in accordance with the priorities described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See ‘‘Risk Factors — Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable — Prepayment Premiums, Fees and Charges’’ and ‘‘Legal Aspects of Mortgage Loans — Default Interest and Limitations on Prepayments’’ in the accompanying base prospectus.

Open periods generally begin no more than 12-13 months prior to stated maturity.

Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender’s application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Further, with respect to  certain underlying mortgage loans , the  related borrower is required to make prepayments to the lender upon the release of certain portions of the related  mortgaged  real property or  properties, as described under ‘‘—Partial Releases’’, ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Outparcel Release’’, ‘‘—Significant Underlying Mortgage Loans—The Och-Ziff Retail Portfolio Mortgage Loan—Partial Releases’’ and ‘‘—Significant Underlying Mortgage Loans—The PECO Portfolio Mortgage Loans—Partial Release.’’

Defeasance Loans.    One hundred fifty-one (151) of the mortgage loans that we intend to include in the trust, representing 85.3% of the Initial Mortgage Pool Balance, of which 119 mortgage loans are in Loan Group 1, representing 85.4% of the Initial Loan Group 1 Balance, and 32 mortgage loans are in Loan Group 2, representing 84.7% of the Initial Loan Group 2 Balance, respectively, permit the respective borrowers (subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date.

In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

•	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, or, in some instances, the expiration of the prepayment lock-out period; and

•	will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Each group of cross-collateralized mortgage loans and each individual multi-property or multi-parcel mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties or parcels would be released and the cross-collateralization would terminate as to the released property, parcel or properties.

If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan, multi-parcel mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a) an amount sufficient to purchase government securities that provide payments equal to at least 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased and (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan or multi-parcel mortgage loan (assuming no defeasance has occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity.

In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

Due-on-Sale and Due-on-Encumbrance Provisions.    All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ subsection, these clauses either:

•	permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if, without the consent of the holder of the mortgage, the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

•	prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable’’ and ‘‘—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses’’ and ‘‘Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying base prospectus.

In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

•	transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following—

1.	confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

2.	the reasonable acceptability of the transferee to the lender;

•	a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

•	transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

•	issuance by the borrower of new partnership or membership interests;

•	changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

•	a transfer of non-controlling ownership interests in the related borrower;

•	a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

•	transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

•	other transfers similar in nature to the foregoing.

Mortgage Pool Characteristics

A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this offering prospectus. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this offering prospectus were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

Significant Underlying Mortgage Loans

General.    Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust.

I. The Innkeepers Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Principal Balance:	$412,701,271(1)
Loan per Room:	$145,241(2)
% of Initial Mortgage Pool Balance:	13.9%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(3)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.7125% per annum
Interest Calculation:	Actual/360
First Payment Date:	August 9, 2007
Amortization Term:	30 years(4)
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	July 9, 2017
Maturity Balance:	$389,593,207(1)
Borrowers:	Various
Sponsor:	Apollo Investment Corporation
Prepayment/Defeasance:	Defeasance permitted, in whole or in part with releases, beginning two years after latest Issue Date. Prepayment in whole only, without penalty, permitted three months prior to maturity date.
Up-Front Reserves:	Required Repairs Reserve(5)
Required Capital Improvements Reserve(6)
Mountain View ADA Reserve(7)
Ongoing Reserves:	Tax and Insurance Reserve(8)
FF&E Reserve(9)
Ground Rent Reserve(10)
Marriott Termination Payments Reserve(11)
Germantown Property Improvements Reserve(12)
Lockbox:	Hard /Hotel(13)
Other Secured Debt:	Permitted Mezzanine Financing(14)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(15)
Property Type:	Hotel
Location:	16 states(15)
Year Built:	1981-2002
Year Renovated:	2001-2007
Number of Rooms:	5,683(15)
Occupancy:	76.1%(16)
Occupancy Date:	June 30, 2007(16)
Ownership Interest:	Fee(17)
Property Management:	Island Hospitality Management, Inc., a third party management company
ADR:	$116.66(18)
RevPAR:	$88.72 (19)
U/W NCF:	$70,607,106(20)
U/W NCF DSCR:	1.10x(21)
Cut-Off Date U/W NCF DSCR:	1.26x(22)
Appraised Value:	$1,173,900,000(23)
Appraisal As of Date:	April 23 - May 4, 2007
Cut-off Date LTV Ratio:	70.3%(24)
Maturity LTV Ratio:	66.4%(24)

(1)	The Innkeepers Mortgage Loan is part of the Innkeepers Portfolio Loan Combination that also includes the Innkeepers Portfolio Pari Passu Non-Trust Loan in the principal amount of $412,701,271. The entire Innkeepers Portfolio Loan Combination is in the principal amount of $825,402,542.
(2)	Based on a loan amount comprised of the entire Innkeepers Portfolio Loan Combination.
(3)	NAP means not applicable.
(4)	Payments of interest-only are required through and including the payment date in July 2012.
(5)	At origination, the Innkeepers Portfolio Borrowers deposited $1,495,411 into a required repairs reserve account for costs of certain required repairs at certain of the Innkeepers Portfolio Mortgaged Properties.
(6)	At origination, the Innkeepers Portfolio Borrowers deposited $42,637,605 in a required capital improvements reserve account for costs of immediate property improvement plan work performed at the Innkeepers Portfolio Mortgaged Properties within two years of the loan closing date. Also see ‘‘—Required Capital Improvements Guaranty’’ below.
(7)	At origination, the Innkeepers Portfolio Borrowers deposited $200,000 into a litigation reserve account for payment of certain costs relating to final disposition of pending Americans With Disabilities Act-related litigation with respect to the mortgaged property known as Residence Inn Mountain View located in Mountain View, California.
(8)	During the continuance of a cash management period, the Innkeepers Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in the amount of one-twelfth of the taxes payable during the next ensuing 12 months and, if the insurance policy maintained by the Innkeepers Portfolio Borrowers is not an approved blanket or umbrella insurance policy, one-twelfth of the insurance premiums lender estimates will be payable for the renewal of insurance policy. A cash management period occurs upon (i) the maturity date, (ii) an event of default, or (iii) if the net operating income of the Innkeepers Portfolio Mortgaged Properties, as of any calendar quarter, is less than the net operating income (as adjusted to omit the net operating income of any properties released from the lien of the related mortgage) of the Innkeepers Portfolio Mortgaged Properties as of the loan origination date.
(9)	The Innkeepers Portfolio Borrowers are required to make ongoing deposits to the FF&E reserve account during the continuance of a cash management period in an amount equal to 4% of gross income from the mortgaged property (or such greater amount if required by the related management or franchise agreements) (the ‘‘Required FF&E Reserve Amount’’). At all other times, the Innkeepers Portfolio Borrowers will only be required to make ongoing deposits to the FF&E reserve account in an amount equal to the excess, if any, of the Required FF&E Reserve Amount over the amount of FF&E expenditures actually made by the Innkeepers Portfolio Borrowers in the prior 12-month period.
(10)	During the continuance of a cash management period, the Innkeepers Portfolio Borrowers are required to make monthly deposits into a ground lease account in an amount as estimated by the lender to pay ground rent due under the ground leases.
(11)	During the continuance of a cash management period, the Innkeepers Portfolio Borrowers are required to deposit to the Marriott termination payments reserve account an amount equal to one-twelfth of the termination fees that lender estimates to be due and payable to Marriott International, Inc., or its affiliates, during the upcoming calendar year with respect to 14 of the Innkeepers Portfolio Mortgaged Properties.
(12)	Commencing with the payment on January 9, 2013 through and including April 9, 2015, the Innkeepers Portfolio Borrowers are required to make monthly deposits in the amount of $100,000 into the Germantown property improvements reserve account to pay for certain anticipated costs and expenses relating to work required under any property improvement plan for the property known as Hampton Inn, Germantown, Maryland, as a result of the re-flagging of such property or the extension of the term of the franchise agreement relating thereto. In lieu of making the monthly deposits into the reserve account, the respective Innkeepers Portfolio Borrower may deliver either a letter of credit or a guaranty of completion from the sponsor in the amount of $2,700,000.
(13)	See ‘‘—Lockbox’’ below.
(14)	See ‘‘—Permitted Mezzanine Financing’’ below.
(15)	Portfolio of 45 hotels comprised of 35 upscale extended stay hotels, nine mid-scale hotels and one full service hotel with an aggregate of 5,683 rooms located in 16 states. See ‘‘—The Mortgaged Properties’’ below.
(16)	Occupancy is the overall average occupancy of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending June 30, 2007.
(17)	One of the Innkeepers Mortgaged Properties known as Courtyard Fort Lauderdale is a leasehold interest pursuant to a ground lease expiring July 31, 2034. See ‘‘—Ground Lease’’ below.
(18)	ADR is the overall average daily rate of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending June 30, 2007.
(19)	RevPAR is the overall average revenue per available room of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending June 30, 2007.
(20)	Reflects aggregate in-place U/W NCF of the 45 Innkeepers Portfolio Mortgaged Properties. The aggregate U/W NCF of the Innkeepers Portfolio Mortgaged Properties is projected to be $83,265,131 based on assumed increase in occupancy, ADR and RevPAR in conjunction with completion of planned renovations.
(21)	Based on aggregate in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The U/W NCF DSCR based on the projected U/W NCF of $83,265,131 (described in footnote (19) above) is 1.30x.
(22)	Based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The Cut-Off Date U/W NCF DSCR based on the projected U/W NCF of $83,265,131 (described in footnote (20) above) is 1.48x.
(23)	Aggregate of the as-is appraised market values for the 45 Innkeepers Portfolio Mortgaged Properties. As-is appraised market values assume completion of planned renovations.
(24)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the entire Innkeepers Portfolio Loan Combination.

The Borrower and Sponsor.    The 45 Innkeepers Portfolio Borrowers are Grand Prix Belmont LLC, Grand Prix Campbell/San Jose LLC, Grand Prix El Segundo LLC, Grand Prix Fremont LLC, Grand Prix Mountain View LLC, Grand Prix San Jose LLC, Grand Prix San Mateo LLC, Grand Prix Sili I LLC, Grand Prix Sili II LLC, Grand Prix Denver LLC, Grand Prix Englewood/Denver South LLC, Grand Prix Shelton LLC, Grand Prix Windsor LLC, Grand Prix Altamonte LLC, Grand Prix Ft. Lauderdale LLC, Grand Prix Naples LLC, Grand Prix Atlanta LLC, Grand Prix Atlanta (Peachtree Corners) LLC, Grand Prix Lombard LLC, Grand Prix Chicago LLC, Grand Prix Schaumburg LLC, Grand Prix Westchester LLC, Grand Prix Lexington LLC, Grand Prix Louisville (RI) LLC, Grand Prix Columbia LLC, Grand Prix Gaithersburg LLC, Grand Prix Germantown LLC, Grand Prix Portland LLC, Grand Prix Livonia LLC, Grand Prix Cherry Hill LLC, Grand Prix Mt. Laurel LLC, Grand Prix Saddle River LLC, Grand Prix Islandia LLC, Grand Prix Binghamton LLC, Grand Prix Horsham LLC, Grand Prix Willow Grove LLC, Grand Prix Addison (RI) LLC, Grand Prix Arlington LLC, Grand Prix Las Colinas LLC, Grand Prix Richmond LLC, Grand Prix Richmond (Northwest) LLC, Grand Prix Bellevue LLC, Grand Prix Bothell LLC, Grand Prix Lynnwood LLC, Grand Prix Tukwila LLC, each a Delaware limited liability company. The 45 Innkeepers Portfolio Borrowers are indirect subsidiaries of Grand Prix Acquisition Trust, a real estate investment trust (REIT) subsidiary of the ultimate sponsor, Apollo Investment Corporation. Apollo Investment Corporation is a leading provider of subordinated debt and equity capital to middle-market companies and is traded on the NASDAQ exchange under the symbol AINV. Through its subsidiaries, Apollo Investment Corporation acquired the Innkeepers Portfolio Mortgaged Properties as part of its acquisition in June 2007 of all the outstanding shares of Innkeepers USA, which included a total of 76 hotels (including the 45 subject properties).

The Mortgage Loan.    The Innkeepers Portfolio Mortgage Loan was originated on June 29, 2007 and has a cut-off date principal balance of $412,701,271. The Innkeepers Portfolio Mortgage Loan is part of the Innkeepers Portfolio Loan Combination in the aggregate principal amount of $825,402,542 that also includes the Innkeepers Pari Passu Non-Trust Loan in the principal amount of $412,701,271. The Innkeepers Portfolio Pari Passu Non-Trust Loan will not be included in the trust and is, at all times, pari passu in right of payment with the Innkeepers Portfolio Mortgage Loan.

The Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan are ten-year loans with a stated maturity date of July 9, 2017, each of which accrues interest in an Actual/360 Basis at an interest rate, in the absence of default, of 6.7125% per annum. On the ninth day of each month through and including the payment date in July 2012, the Innkeepers Portfolio Borrowers are required to make payments of interest only on the Innkeepers Portfolio Loan Combination. On the ninth day of each month from and including August 9, 2012, up to but excluding the stated maturity date, the Innkeepers Portfolio Borrowers are required to make constant monthly debt service payments aggregating $5,332,986.51 on the Innkeepers Portfolio Loan Combination (based on a 30-year amortization schedule). The outstanding principal balance of the Innkeepers Portfolio Loan Combination, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

The Innkeepers Portfolio Mortgage Loan may not be voluntarily prepaid in whole or in part until the monthly payment date occurring in April 2017 or thereafter, whereupon the Innkeepers Portfolio Mortgage Loan may be paid in whole, but not in part, without payment of yield maintenance premium. Notwithstanding the foregoing, the Innkeepers Portfolio Mortgage Loan may be prepaid in the amount of $1,300,000 prior to the second anniversary of the Issue Date in connection with an outparcel release, as described under ‘‘—Outparcel Release’’ below.

Following the second anniversary of the Issue Date, the Innkeepers Portfolio Borrowers may obtain the release of all of the Innkeepers Portfolio Mortgaged Properties by simultaneously defeasing all of the Innkeepers Portfolio Mortgage Loans. A defeasance will be effected by the Innkeepers Portfolio Borrowers pledging substitute collateral that consists of direct, non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Act of 1940, as amended, that produce payments which replicate the payment obligations of the Innkeepers Portfolio Borrowers under the Innkeepers Portfolio Mortgage Loan and are sufficient to pay off the Innkeepers Portfolio Mortgage Loan in its entirety either on the monthly payment date occurring in April 2017, on the stated maturity date, or on any date between these two aforementioned dates. The Innkeepers Portfolio Borrowers’ right to defease the entire Innkeepers Portfolio Mortgage Loan is conditioned upon, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned by such agency to any class of series 2007-C6 certificates.

In addition, following the second anniversary of the Issue Date, each of the Innkeepers Portfolio Borrowers may obtain the release of individual Innkeepers Portfolio Mortgaged Properties by simultaneously defeasing 115% of the Innkeepers Portfolio Mortgage Loan allocated to the property being defeased and by complying with the requirements set forth above. Further, the Innkeepers Portfolio Mortgage Loan may be defeased in the amount of $1,300,000 after the second anniversary of the Issue Date in connection with an outparcel release, as described under ‘‘—Outparcel Release’’ below.

The Mortgaged Properties.    The Innkeepers Portfolio Mortgage Loan is secured by a first priority mortgage lien on the respective fee simple interests of the Innkeepers Portfolio Borrowers in 44 of the Innkeepers Portfolio Mortgaged Properties and the leasehold interest in one of the Innkeepers Portfolio Mortgaged Properties known as Courtyard Fort Lauderdale, as described under ‘‘—Ground Lease’’ below. The Innkeepers Portfolio Mortgaged Properties are comprised of 45 hotels with an aggregate of 5,683 rooms comprised of 35 upscale extended stay hotels containing approximately 4,446 rooms, nine mid-scale hotels containing 1,101 rooms and one full-service hotel containing 136 rooms, located in 16 states across the country. The hotels range in size from 72 rooms to 247 rooms and are affiliated with Marriott International, Inc. (Residence Inn by Marriott, Courtyard by Marriott and TownePlace Suites by Marriott), Hilton Hotels Corporation (Hampton Inn) and Global Hyatt Corporation (Summerfield Suites). The hotels were built between 1981 and 2002 with most of the properties renovated in recent years. The Innkeepers Portfolio Borrowers have plans to undertake a renovation program of the Innkeepers Portfolio Mortgaged Properties during the next several years at a total cost of approximately $65,000,000. Planned improvements include softcase goods replacement, guest bath upgrades and building exterior refurbishments.

Certain characteristics of the Innkeepers Portfolio Mortgaged Properties, organized by location of the subject Innkeepers Portfolio Mortgaged Properties, are identified in the table below:

The Innkeepers Portfolio Mortgaged Properties(1)
Location	# of Properties	# of Rooms	Year Built (2)	Occupancy(3)	ADR(4)	RevPAR(5)	Appraised Value(6)	Allocated Loan Amount(7)
California	9	1,314	1983-1998	79.9%	$129.80	$103.67	$350,800,000	$246,657,476
Washington	4	504	1984-1991	78.3	132.33	103.59	121,800,000	85,641,051
New Jersey	3	386	1989-2002	83.5	121.11	101.17	91,000,000	63,984,695
Illinois	4	560	1986-1998	69.9	105.13	73.53	89,100,000	62,648,748
Texas	3	412	1995-1996	80.5	100.84	81.13	83,100,000	58,429,979
Maryland	3	393	1998-2001	66.2	125.95	83.33	72,600,000	51,047,129
Florida	3	371	1985-1990	69.8	107.28	74.88	68,600,000	48,234,614
Colorado	2	284	1981-1982	74.6	107.16	79.96	51,200,000	36,000,179
Georgia	2	280	1996-1998	72.7	110.29	80.17	46,200,000	32,484,537
Pennsylvania	2	245	1991-1999	72.2	107.58	77.66	44,200,000	31,078,279
Virginia	2	184	1985-1998	81.1	105.29	85.35	36,100,000	25,382,938
New York	2	192	1987-1998	76.7	117.64	90.26	33,300,000	23,414,179
Kentucky	2	176	1984-1985	78.7	95.40	75.09	31,500,000	22,148,548
Connecticut	2	192	1986-1988	76.4	113.88	87.05	27,100,000	19,054,782
Michigan	1	112	1998	72.7	98.54	71.64	14,500,000	10,195,363
Maine	1	78	1996	74.4	111.31	82.84	12,800,000	9,000,045
Total / Average	45	5,683		76.1%	$116.66	$88.72	$1,173,900,000	$825,402,542
(1)	Ranked by the aggregate allocated loan amount per state.
(2)	Based on a range of year built per property per specified state.
(3)	Occupancy is the average occupancy for each state based on average occupancy per property in the specified state for the trailing 12 months ending June 30, 2007, and weighted by available rooms.
(4)	ADR (‘‘average daily rate’’) is the average ADR for each state based on average ADR per property in the specified state for the trailing 12 months ending June 30, 2007, and weighted by available rooms.
(5)	RevPAR (‘‘ revenue per available room’’) is the average RevPAR for each state based on average RevPAR per property in the specified state for the trailing 12 months ending June 30, 2007, and weighted by available rooms.
(6)	Reflects as-is appraised market values. As-is appraised market values assume completion of planned renovations.
(7)	Allocated Loan Amount is based on the entire Innkeepers Portfolio Loan Combination.

Based on historical financial information provided by the Innkeepers Portfolio Borrowers, the aggregate net operating income, as adjusted to reflect deductions for FF&E replacement reserves, for the Innkeepers Portfolio Mortgaged Properties was $66,674,764 for fiscal year 2006 and $69,641,304 for the trailing 12 months ending June 30, 2007.

The following charts reflect historical occupancy and historical average daily rates for the Innkeepers Portfolio Mortgaged Properties, as reported by the Innkeepers Portfolio Borrowers.

Historical Occupancy Information
Year	Occupancy
2006	76.6%
2005	76.2%
2004(1)	75.1%
2003(1)	71.0%
2002(1)	72.4%
(1)	The years 2004, 2003 and 2002 may not include all of the Innkeepers Portfolio Mortgaged Properties.

Historical Average Daily Rate Information(1)
2004	2005	2006
$96.97	$103.33	$112.12
(1)	Average Daily Rate is the overall average ADR for the Innkeepers Portfolio Mortgaged Properties based on information provided by the Innkeepers Portfolio Borrowers.

Operating Leases.    Each of the Innkeepers Portfolio Mortgaged Properties is subject to an operating lease between the respective Innkeepers Portfolio Borrower owning such mortgaged property and Grand Prix Fixed Lessee LLC, a Delaware limited liability company (the ‘‘Innkeepers Portfolio Operating Lessee’’). The Innkeepers Portfolio Operating Lessee is a

special purpose entity formed for the sole purpose of acting as operator of the Innkeepers Portfolio Mortgaged Properties, and is an affiliate of the Innkeepers Portfolio Borrowers. As additional security for the Innkeepers Portfolio Mortgage Loan, the Innkeepers Portfolio Operating Lessee has granted a mortgage lien in favor of the lender of the Innkeepers Portfolio Mortgage Loan on its leasehold interest in each of the Innkeepers Portfolio Mortgaged Properties.

Outparcel Release.    In addition to the release of the Innkeepers Portfolio Mortgaged Properties by defeasance, an unimproved and vacant outparcel portion of the Innkeepers Portfolio Mortgaged Property located in Cherry Hill, New Jersey may be released at any time subject to satisfaction of various conditions, including (a) demonstrating that the outparcel is not income-producing and that the remaining portion of the property complies with all applicable legal requirements, (b) in the event the outparcel is conveyed to a third-party purchaser, such conveyance shall be subject to a restrictive covenant which prohibits operation of a competing hotel on the outparcel, (c) delivery of rating agency confirmation and (d) (i) in the event the outparcel release occurs prior to the second anniversary of the Issue Date, payment of a release price for the outparcel in the amount of $1,300,000 plus applicable yield maintenance premium, and (ii) in the event the outparcel release occurs after the second anniversary of the Issue Date, the Innkeepers Portfolio Borrowers simultaneously defease the Innkeepers Portfolio Mortgage Loan in the amount of $1,300,000.

Lockbox.    Gross revenues from the Innkeepers Portfolio Mortgaged Properties are to be deposited by the Innkeepers Portfolio Borrowers, the Innkeepers Portfolio Operating Lessee and the Innkeepers Portfolio Manager into segregated eligible accounts (‘‘Lockbox Accounts’’) established for the benefit of the Innkeepers Portfolio Mortgage Loan lender. So long as no cash management period is continuing, on each monthly payment date the Innkeepers Portfolio Borrowers shall pay to the Innkeepers Portfolio Mortgage Loan lender all debt service and reserve deposits payable under the Innkeepers Portfolio Mortgage Loan documents. During the continuance of a cash management period, on each business day all amounts on deposit in the Lockbox Accounts shall be transferred to the Innkeepers Portfolio Mortgage Loan lender’s cash management account and applied by the Innkeepers Portfolio Mortgage Loan lender to payment of all debt service and reserve deposits payable on the next monthly payment date. A cash management period is a period that commences (i) on the maturity date, (ii) upon the occurrence of an event of default or (iii) as of any calendar quarter if the net operating income of the Innkeepers Portfolio Mortgaged Properties as of such calendar quarter (determined on a trailing 12-month basis) is less than the net operating income of the Innkeepers Portfolio Mortgaged Properties as of the loan origination date, and terminates when the Innkeepers Portfolio Mortgage Loan has been paid in full or (a) with respect to the event referred to in the foregoing clause (ii), when the event of default has been cured (so long as no other event of default is then continuing) and (b) with respect to the event referred to in the foregoing clause (iii), at such time as when the net operating income of the Innkeepers Portfolio Mortgaged Properties (determined on a trailing 12-month basis) is equal to or greater than the net operating income of the Innkeepers Portfolio Mortgaged Properties as of the loan origination date for two consecutive calendar quarters.

Terrorism Insurance.    In each fiscal year, the Innkeepers Portfolio Borrowers will be required to maintain the maximum amount of insurance against terrorism, terrorist acts or similar acts of sabotage that may be purchased for a premium cap equal to (i) for the period from the loan origination date through the first anniversary thereof, $525,000 and (ii) thereafter, an amount determined by the Innkeepers Portfolio Mortgage Loan lender as of each anniversary of the loan origination date equal to the product of (a) $525,000 times (b) a fraction representing the change in the Consumer Price Index-U.S. City Averages for all Urban Consumers – All Items (1982-84=100), of the United States Bureau of Labor Statistics (or a comparable index if the Consumer Price Index is no longer available) since January 1, 2007, but which fraction shall not equal less than 1. Notwithstanding the foregoing, in the event that terrorism insurance is customarily maintained by owners of hotel properties in the United States as part of the all risk coverage otherwise required to be maintained under the loan documents, the Innkeepers Portfolio Borrowers are required to maintain such terrorism insurance as a part thereof, regardless of the cost of the related insurance premiums.

Required Capital Improvements Guaranty.    The sponsor, Apollo Investment Corporation, has provided a guaranty of payment and performance of the Innkeepers Portfolio Borrowers’ obligations to complete certain required capital improvements at the Innkeepers Portfolio Mortgaged Properties, other than capital improvements required to be performed within two years following the loan origination date under property improvement plans applicable to the Innkeepers Portfolio Mortgaged Properties. The aggregate estimated cost of the capital improvements covered by the Apollo Investment Corporation guaranty is $22,342,998. The foregoing amount includes an estimated $15,000 per room to pay for certain anticipated costs and expenses relating to work required under any property improvement plans for the properties known as Hampton Inn, Lombard, Illinois and Hampton Inn, Schaumburg, Illinois, as a result of the re-flagging of such properties upon expiration of the franchise agreements relating thereto.

Ground Lease.    The Innkeepers Portfolio Mortgaged Property located in Fort Lauderdale, Florida is subject to a ground lease from The City of Fort Lauderdale. The ground lease expires July 31, 2034. The leasehold mortgage is expressly subject and subordinate to the ground lessor’s rights under the ground lease, however, the ground lease includes the following provisions benefiting the leasehold mortgagee: (i) failure of the ground lessor to deliver notice of any ground lessee default to the leasehold mortgagee shall invalidate any such notice of default; (ii) the leasehold mortgagee has a period of 15 days after a notice of default is sent by the ground lessor in which to cure any monetary default of the ground lessee, and the leasehold mortgagee has a period of 60 days after a notice of default, in addition to any cure periods afforded to the ground lessee under the ground lease, in which to cure any non-monetary default of the ground lessee; (iii) so long as no monetary default exists, the ground lessor shall not terminate the ground lease or any non-monetary default without first giving the leasehold mortgagee a reasonable period of time within which to take certain specified actions (such as obtain possession of the premises or institute foreclosure proceedings) and proceed to cure such default; (iv) in the event the ground lease is terminated prior to its stated expiration date as a result of a default by the ground lessee, the ground lessor will enter into a new ground lease with the leasehold mortgagee on the same terms and conditions as the original ground lease; (v) if the leasehold mortgagee becomes the holder of the ground lease by foreclosure of its mortgage, the leasehold mortgagee may assign its interest in such ground lease without the ground lessor’s consent; (vi) in the event of destruction of or damage to all or part of the improvements located on the leased premises, the insurance funds payable to ground lessee pursuant to its insurance policies shall be deposited in a commercial national bank as trustee, located in Fort Lauderdale, Florida, selected by the ground lessor, and such funds shall be used for reconstruction or repair; and (vii) no amendment of the ground lease shall be effective without the prior written approval of the leasehold mortgagee.

Permitted Mezzanine Financing.    Future mezzanine indebtedness to certain institutional lenders is permitted subject to satisfaction of specified conditions, which include (i) delivery of an intercreditor agreement acceptable to the lender (which shall include subordination and standstill provisions), (ii) achievement of an aggregate loan to value ratio that does not exceed 80% and (iii) achievement of an aggregate debt service coverage ratio that is at least equal to the debt service coverage ratio of 1.08x as of the loan origination date.

Management Agreement.    The Innkeepers Portfolio Mortgaged Properties are subject to a single management agreement between the Innkeepers Operating Lessee and Island Hospitality Management, Inc., a Florida corporation (the ‘‘Innkeepers Portfolio Manager’’). The Innkeepers Portfolio Manager is not an affiliate of the Innkeepers Mortgage Borrowers. The term of the management agreement is 24 months for two of the Innkeepers Portfolio Mortgaged Properties known as the Residence Inn Denver Downtown and the Residence Inn Denver South, and 12 months for the rest of the Innkeepers Portfolio Mortgaged Properties, in each case commencing on June 29, 2007. The management fees are comprised of a base management fee and an incentive management fee, which are capped, in the aggregate, at an amount equal to 4% of gross revenues of the Innkeepers Portfolio Mortgaged Properties. Pursuant to the terms of the management agreement, the Innkeepers Operating Lessee may terminate the management agreement in connection with condemnation, casualty, default of the manager (subject to a notice and cure period), or on a discretionary basis at any time upon 30 days’ prior written notice. The management agreement is subordinate to the mortgages securing the Innkeepers Portfolio Mortgage Loan, and the Innkeepers Portfolio Mortgage Loan lender may terminate and replace the Innkeepers Portfolio Manager in the event that (i) the Innkeepers Portfolio Manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, (ii) there exists an event of default under the Innkeepers Portfolio Mortgage Loan, or (iii) there exists a default by the Innkeepers Portfolio Manager under the management agreement beyond any applicable notice and cure periods thereunder.

The Innkeepers Portfolio Mortgaged Properties by Franchise
Franchisor	% of Portfolio(1)	Flags(2)	# of Properties	# of Rooms
Marriott International, Inc.	77.6%	Residence Inn by Marriott, Courtyard by Marriott, TownePlace Suites by Marriott	33	4,159
Hilton Hotels Corporation	12.5%	Hampton Inn	8	1,006
Global Hyatt Corporation	9.9%	Summerfield Suites	4	518
Total	100.0%		45	5,683
(1)	Based on allocated loan amount.
(2)	Franchise flags for the Innkeepers Portfolio Mortgaged Properties.

Franchise Agreements.    Each of the Innkeepers Portfolio Mortgaged Properties is subject to a franchise agreement, license agreement or other similar agreement with a national hotel franchise. The term of each such agreement extends beyond the term of the initial maturity date, except with respect to the Innkeepers Portfolio Mortgaged Properties known as Hampton Inn, Germantown, Maryland, Hampton Inn, Lombard, Illinois and Hampton Inn, Schaumburg, Illinois (as discussed below). Each franchise agreement provides for the payment to the franchisor of certain recurring fees. The originating lender received a so-called comfort letter from the relevant franchisor in connection with each franchise agreement. The comfort letters provide certain protections relative to the cure of franchisee defaults under the franchise agreements and to the assumption of the franchise agreements in certain instances in connection with mortgage foreclosure.

The franchise agreement for the Innkeepers Portfolio Mortgaged Property known as Hampton Inn, Germantown, Maryland expires in January 2016. Under the Innkeepers Portfolio Mortgage Loan documents, commencing on January 9, 2013 through and including April 9, 2015, the Innkeepers Portfolio Borrowers are required to make monthly deposits in the amount of $100,000 into the Germantown property improvements reserve account to pay for certain anticipated costs and expenses relating to work required under any property improvement plan for the Germantown property as a result of the re-flagging of such property or the extension of the term of the franchise agreement relating thereto. In lieu of making the monthly deposits into the reserve account, the respective Innkeepers Portfolio Borrower may deliver either a letter of credit or a guaranty of completion from the sponsor in the amount of $2,700,000.

The franchise agreements for the Innkeepers Portfolio Mortgaged Properties known as Hampton Inn, Lombard, Illinois and Hampton Inn, Schaumburg, Illinois expire in December 2010 and May 2012, respectively. The Innkeepers Portfolio Mortgage Loan documents make it an event of default for the Innkeepers Portfolio Borrowers to allow any franchise agreement to expire, unless the applicable Innkeepers Portfolio Borrower enters into a replacement franchise agreement, acceptable to the lender in its reasonable discretion, with a hotel chain or system acceptable to the lender in its reasonable discretion, and commences operation of such Innkeepers Portfolio Mortgaged Property under the name of such hotel chain or system. In addition, the required capital improvements guaranty from Apollo Investment Corporation that is discussed above is intended to cover, among other things, an estimated $15,000 per room to pay for certain anticipated costs and expenses relating to work required under any property improvement plans for the properties known as Hampton Inn, Lombard, Illinois and Hampton Inn, Schaumburg, Illinois, as a result of the re-flagging of such properties upon expiration of the franchise agreements relating thereto.

Pending Class Action Litigation.    Three pending class action lawsuits were filed by shareholders of Innkeepers USA in Palm Beach County, Florida Circuit Court with respect to the acquisition by Apollo Investment Corporation of all of the outstanding shares of Innkeepers USA (the prior owner of the Innkeepers Portfolio Mortgaged Properties). The parties to each of these actions reached a settlement through the execution of a Memorandum of Understanding dated May 25, 2007, which contemplates a class-wide settlement with class-wide releases subject to court approval. The originating lender has been informed that implementation and final court approval of the settlement is expected to occur by October 2007, subject to the availability of the court and scheduling issues, however, there can be no assurance of the outcome or timing of these matters.

The Market.    According to information in the third party appraisals performed in connection with the origination of the Innkeepers Portfolio Mortgage Loan, the 45 Innkeepers Portfolio Mortgaged Properties are located in 16 states across the country. Within the 16 states, there are numerous markets or submarkets in which the various hotels are located, as identified under the heading ‘‘Location’’ in the table below.

The chart below is a summary of market information provided in the Smith Travel Research reports for the Innkeepers Portfolio Mortgaged Properties and for its competitive sets.

Innkeepers Portfolio vs. Market Information(1)
Property	Location	Property # Rooms	Property Occupancy(2)	Competitive Set Occupancy(1)	Occupancy Index(1)	Property ADR(2)	Competitive Set ADR(1)	ADR Index(1)	Property RevPAR(2)	Competitive Set RevPAR(1)	RevPAR Index(1)
Residence Inn Silicon Valley II	Sunnyvale,CA	247	80.8%	71.3%	113.2%	$130.79	$120.97	108.1%	$105.63	$86.27	122.4%
Residence Inn Silicon Valley I	Sunnyvale,CA	231	74.7%	71.3%	104.8%	$135.72	$120.97	112.2%	$101.39	$86.27	117.5%
Residence Inn Saddle River	Saddle River,NJ	174	78.9%	68.9%	114.6%	$141.27	$135.63	104.2%	$111.50	$93.40	119.4%
Residence Inn Ohare Rosemont	Rosemont,IL	192	75.7%	74.8%	101.2%	$116.41	$106.62	109.2%	$88.09	$79.72	110.5%
Residence Inn San Mateo	San Mateo ,CA	160	82.1%	77.9%	105.3%	$123.67	$115.27	107.3%	$101.50	$89.80	113.0%
Residence Inn Gaithersburg	Gaithersburg,MD	132	71.6%	59.6%	120.0%	$149.81	$108.83	137.7%	$107.20	$64.89	165.2%
Summerfield Suites El Segundo	El Segundo,CA	122	86.9%	85.1%	102.1%	$129.20	$118.43	109.1%	$112.27	$100.83	111.3%
Residence Inn San Jose South	San Jose,CA	150	74.3%	60.6%	122.6%	$119.53	$84.45	141.5%	$88.79	$51.18	173.5%
Residence Inn Mountain View	Mountain View,CA	112	82.1%	75.2%	109.1%	$152.69	$111.51	136.9%	$125.31	$83.90	149.4%
Residence Inn Bellevue	Bellevue,WA	120	75.2%	70.2%	107.1%	$155.64	$148.68	104.7%	$117.03	$104.39	112.1%
Summerfield Suites Belmont	Belmont,CA	132	83.1%	77.9%	106.7%	$124.08	$115.49	107.4%	$103.14	$89.94	114.7%
Residence Inn Tukwila	Tukwila,WA	144	77.9%	77.5%	100.6%	$123.35	$114.31	107.9%	$96.12	$88.57	108.5%
Hampton Inn Willow Grove	Willow Grove,PA	150	68.2%	67.7%	100.7%	$119.59	$111.55	107.2%	$81.57	$75.56	107.9%
Residence Inn Addison	Dallas,TX	150	82.6%	65.5%	126.1%	$99.13	$99.08	100.1%	$81.87	$64.88	126.2%
Residence Inn Lynnwood	Lynnwood,WA	120	84.9%	71.8%	118.3%	$121.85	$108.23	112.6%	$103.43	$77.67	133.2%
Courtyard Fort Lauderdale	Ft. Lauderdale,FL	136	71.6%	75.1%	95.3%	$114.99	$100.98	113.9%	$82.30	$75.87	108.5%
Residence Inn Denver Downtown	Denver,CO	156	73.1%	66.2%	110.4%	$113.95	$104.51	109.0%	$83.30	$69.22	120.3%
Residence Inn Atlanta Downtown	Atlanta,GA	160	72.5%	64.1%	113.1%	$125.78	$109.14	115.3%	$91.20	$69.97	130.3%
Summerfield Suites Las Colinas	Irving,TX	148	79.0%	66.3%	119.0%	$102.85	$106.38	96.7%	$81.22	$70.57	115.1%
Residence Inn Altamonte Springs	Altamonte Springs,FL	128	71.9%	72.3%	99.5%	$102.32	$96.38	106.2%	$73.53	$69.64	105.6%
Residence Inn Bothell	Bothell,WA	120	74.8%	70.5%	106.1%	$127.59	$106.05	120.3%	$95.44	$74.78	127.6%
Residence Inn Arlington	Arlington,TX	114	79.2%	66.5%	119.2%	$100.12	$91.57	109.3%	$79.34	$60.86	130.4%
Hampton Inn Germantown	Germantown,MD	178	61.0%	62.9%	96.9%	$104.78	$102.45	102.3%	$63.92	$64.47	99.1%
Residence Inn Denver South	Englewood,CO	128	76.0%	62.4%	121.8%	$96.63	$87.94	109.9%	$73.43	$54.86	133.8%
Summerfield Suites Mount Laurel	Mt Laurel,NJ	116	86.6%	77.3%	112.1%	$100.15	$89.53	111.9%	$86.74	$69.18	125.4%
Residence Inn Richmond NW	Richmond,VA	104	82.3%	70.6%	116.5%	$101.44	$93.17	108.9%	$83.50	$65.81	126.9%
Hampton Inn Islandia	Islandia,NY	120	70.8%	68.0%	104.2%	$115.47	$104.23	110.8%	$81.78	$70.86	115.4%
Residence Inn Cherry Hill	Cherry Hill,NJ	96	88.4%	70.5%	125.5%	$113.02	$96.62	117.0%	$99.92	$68.08	146.8%
Residence Inn Peachtree Corners	Norcross,GA	120	73.4%	51.3%	143.2%	$89.71	$75.45	118.9%	$65.87	$38.69	170.2%
Hampton Inn Lombard	Lombard,IL	128	63.6%	61.9%	102.8%	$96.02	$88.47	108.5%	$61.11	$54.77	111.6%
Residence Inn Richmond	Richmond,VA	80	79.7%	72.9%	109.2%	$110.39	$110.30	100.1%	$87.93	$80.43	109.3%
Hampton Inn Westchester	Westchester,IL	112	71.5%	62.2%	114.9%	$101.26	$92.36	109.6%	$72.35	$57.42	126.0%
Residence Inn San Jose	Campbell,CA	80	80.4%	77.1%	104.2%	$126.82	$113.88	111.4%	$101.93	$87.84	116.0%
Residence Inn Louisville	Louisville,KY	96	71.8%	61.2%	117.3%	$91.04	$80.96	112.5%	$65.37	$49.56	131.9%
Residence Inn Lexington North	Lexington,KY	80	86.7%	66.9%	129.6%	$99.27	$93.01	106.7%	$86.06	$62.22	138.3%
Hampton Inn Schaumburg	Schaumburg,IL	128	65.8%	67.7%	97.3%	$97.09	$78.54	123.6%	$63.94	$53.15	120.3%
Residence Inn Livonia	Livonia,MI	112	72.1%	62.2%	116.0%	$98.80	$104.50	94.5%	$71.27	$64.96	109.7%
Residence Inn Shelton	Shelton,CT	96	75.3%	66.9%	112.6%	$116.99	$118.24	98.9%	$88.08	$79.06	111.4%
Residence Inn Binghamton	Vestal,NY	72	84.3%	63.3%	133.1%	$119.69	$102.17	117.2%	$100.86	$64.69	155.9%
TownePlace Suites Horsham	Horsham,PA	95	78.7%	64.2%	122.6%	$90.47	$64.71	139.8%	$71.17	$41.52	171.4%
Hampton Inn Naples	Naples,FL	107	63.5%	64.0%	99.2%	$102.27	$99.21	103.1%	$64.96	$63.50	102.3%
Residence Inn Windsor	Windsor,CT	96	76.0%	66.4%	114.5%	$112.24	$97.63	115.0%	$85.30	$64.81	131.6%
Residence Inn Portland	Scarborough,ME	78	74.2%	68.1%	108.8%	$110.77	$102.34	108.2%	$82.16	$69.73	117.8%
Hampton Inn Columbia	Columbia,MD	83	68.8%	64.2%	107.2%	$126.38	$117.54	107.5%	$86.98	$75.47	115.3%
Residence Inn Fremont	Fremont,CA	80	76.8%	71.5%	107.4%	$100.76	$82.23	122.5%	$77.37	$58.77	131.7%
Total/Average		5,683	75.9%	68.6%	111.1%	$115.88	$104.40	111.6%	$88.17	$72.07	124.2%
(1)	Competitive set market information is based upon Smith Travel Research (‘‘STR’’) reports as of trailing 12 months ending May 31, 2007, and weighted by available rooms.
(2)	Reflects the average occupancy, ADR and RevPAR, respectively, for each of the Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending May 31, 2007.

II. The PECO Portfolio Mortgage Loans

Mortgage Loan Information
Aggregate Cut-off Date Balance:	$323,860,000(1)
Aggregate Loan per Square Foot:	$76
Aggregate % of Initial Mortgage Pool Balance:	10.9%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(2)
Loan Purpose:	Acquisition / Refinance
Mortgage Interest Rate:	6.450% per annum(3)
Interest Calculation:	Actual/360
First Payment Date:	August 11, 2007 and October 11, 2007
Amortization Term:	30 years(4)
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	July 11, 2017
Maturity Balance:	$304,833,778
Borrowers:	Various(5)
Sponsor:	Phillips Edison Shopping Center Fund III, L.P.
Prepayment/Defeasance:	Defeasance in whole or in part with releases, permitted two years after Issue Date. Prepayment without penalty permitted six months prior to maturity date.
Up-Front Reserves:	NAP(2)
Ongoing Reserves:	Tax and Insurance Reserve(6) Replacement Reserve(7) TI/LC Reserve(8)
Lockbox:	Springing Soft (9)
Other Secured Debt:	Permitted Mezzanine Financing(10)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(11)
Property Type:	Retail(11)
Location:	Various(11)
Year Built:	1960-2004
Year Renovated:	1991-2006
Aggregate Square Feet:	4,250,370
Occupancy:	96.7%(12)
Occupancy Date:	June 21, 2007 – July 25, 2007
Ownership Interest:	Fee / Leasehold(13)
Property Management:	Phillips Edison & Company LTD., an affiliate of the borrowers
U/W NCF:	$26,344,807(14)
U/W NCF DSCR:	1.08x(15)
Cut-off Date U/W NCF DSCR:	1.24x(16)
Aggregate Appraised Value:	$419,000,000(17)
Appraisal As of Date:	May 1, 2007 – June 15, 2007
Aggregate Cut-off Date LTV Ratio:	77.3%
Aggregate Maturity LTV Ratio:	72.8%

(1)	The PECO Portfolio Mortgage Loans are comprised of 39 cross-collateralized and cross-defaulted loans, each, except as otherwise noted herein, with substantially the same terms, including interest calculation with interest rates ranging from 6.380% to 6.710%, first payment date of August 11, 2007 or October 11, 2007, and maturity date of July 11, 2017.
(2)	NAP means not applicable.
(3)	Based on the weighted average of the aggregate Mortgage Interest Rates for the PECO Portfolio Mortgage Loans. The Mortgage Interest Rate is 6.430% per annum, with respect to 15 refinance loans, 6.380% per annum, with respect to 18 acquisition loans, and 6.710% with respect to six additional acquisition loans.
(4)	Payments of interest only are required with respect to 33 of the PECO Portfolio Mortgage Loans through and including the payment date in July 2012 and with respect to six of the PECO Portfolio Mortgage Loans through the payment date in September 2012.
(5)	See ‘‘—The Borrowers and Sponsor’’’ below.
(6)	The PECO Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in an aggregate amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months, and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, if the PECO Portfolio Borrowers maintain an approved blanket insurance policy and have deposited into the tax and insurance reserve an amount equal to one-quarter of the annual insurance premiums allocable to the property, then the PECO Portfolio Borrowers shall not be required to make monthly deposits to the tax and insurance reserve for the payment of insurance premiums.
(7)	The PECO Portfolio Borrowers are required to make monthly escrow deposits into replacement reserve accounts in the initial aggregate amount of $43,577. Notwithstanding the foregoing, the monthly escrow payment will not be required during such time as the balance in the replacement reserve accounts exceeds a capped amount that initially equals $1,568,779. The capped amount will be reduced as releases of individual PECO Portfolio Mortgaged Properties occur.
(8)	The PECO Portfolio Borrowers are required to (i) make monthly escrow deposits into tenant improvements and leasing commissions reserve accounts in the initial aggregate amount of $135,933 and (ii) deposit all lease termination payments, if any, into the reserve account for the payment of tenant improvements and leasing commissions. Notwithstanding the foregoing, the monthly escrow payment will not be required during such times as the aggregate balance in the tenant improvements and leasing commissions reserve accounts (exclusive of lease termination and similar payments) exceeds a capped amount that initially equals $4,672,908. The capped amount will be reduced as releases of individual PECO Portfolio Mortgaged Properties occur.
(9)	See ‘‘—Lockbox’’ below.
(10)	See ‘‘—Permitted Mezzanine Financing’’ below.

(11)	The PECO Portfolio is comprised of 39 properties consisting of 36 primarily grocery-anchored retail properties and three non-anchored retail properties located in 13 states.
(12)	Overall occupancy for the 39 PECO Portfolio Mortgaged Properties.
(13)	Two (2) of the PECO Portfolio Mortgaged Properties known as PECO Portfolio – Eastridge Crossing and PECO Portfolio – University Plaza – Amherst are secured by leasehold interests. See ‘‘—Ground Leases’’ below.
(14)	U/W NCF is the aggregate for the 39 PECO Portfolio Mortgaged Properties.
(15)	Calculated based on the annualized aggregate constant monthly debt service payments commencing with the payment date in August 2012 and October 2012.
(16)	Based on aggregate U/W NCF and calculated based on the aggregate annual interest-only payments at the weighted average mortgage interest rate of 6.450% calculated on an Actual/360 Basis.
(17)	Aggregate of appraised values based on a combined portfolio value for the 39 PECO Portfolio Mortgaged Properties.

The PECO Portfolio Mortgage Loans
Property(1)(2)(3)	Location	Year Built/ Renovated	Approximate Square Footage	Occupancy(4)	Cut-Off Date Loan Amount	Appraised Value(5)
Henrietta Plaza	Rochester, NY	1966/NAP(6)	245,426	94.1%	$21,792,000	$27,200,000
Thompson Square Mall	Thompson, NY	1975/2003	240,135	99.1	18,400,000	26,700,000
Tops Plaza – Cortland Staples	Cortland, NY	1994/NAP	134,223	100.0	17,424,000	23,500,000
Tops Plaza – Depew	Depew, NY	1980/1996	148,245	90.0	16,424,000	21,200,000
Tops Plaza – Erie	Erie, PA	1996/2006	106,331	97.5	15,225,000	18,000,000
Shoppes at Citiside	Charlotte, NC	2002/NAP	75,485	97.3	10,696,000	10,600,000
Turfway Plaza	Florence, KY	1985/NAP	133,985	94.8	10,626,000	14,100,000
Eastwood Shopping Center	Frankfort, KY	1966/1991	155,104	95.9	9,987,000	11,200,000
University Plaza – Amherst	Amherst, NY	1965/2002	162,879	97.0	9,975,000	15,200,000
Montgomery Commons	Montgomery, AL	1999/NAP	95,300	96.6	9,890,000	12,650,000
Lake Olympia Square	Ocoee, FL	1995/NAP	87,456	98.6	9,837,000	16,300,000
Cedar Springs Crossing	Spartanburg, SC	2001/NAP	86,102	95.1	9,437,000	11,300,000
Indian Hills	Calhoun, GA	1988/NAP	133,130	97.3	9,200,000	11,500,000
D&F Plaza	Dunkirk, NY	1960/2004	194,457	96.3	9,150,000	11,900,000
Columbia Promenade	Kissimmee, FL	2000/NAP	65,883	98.8	9,037,000	12,300,000
Holly Springs Plaza	Franklin, NC	1988/NAP	155,559	98.5	8,870,000	11,900,000
Redbud Commons	Gastonia, NC	2004/NAP	63,937	96.9	8,700,000	10,400,000
Bi-Lo Center – Asheville	Asheville, NC	2002/NAP	54,319	97.4	6,925,000	7,500,000
Habersham Village	Cornelia, GA	1985/NAP	147,182	93.3	6,920,000	8,650,000
Cox Creek	Florence, AL	1984/NAP	100,501	100.0	6,720,000	8,400,000
Bridgewater Marketplace	Orlando, FL	1998/NAP	57,960	100.0	6,688,000	8,800,000
Kensington Place	Murfreesboro, TN	1999/NAP	70,607	85.0	6,418,000	9,175,000
Crestview Corners	Crestview, FL	1986/2006	116,983	94.4	6,380,000	8,200,000
Delavan Plaza	Delavan, WI	1989/NAP	140,382	95.2	6,280,000	7,850,000
Westdale Plaza	Baraboo, WI	1988/NAP	173,529	100.0	6,260,000	7,830,000
Southside Plaza	Jamestown, NY	1980/1997	63,140	97.7	6,088,000	9,720,000
Richardson Plaza	Columbia, SC	1980-1981/NAP	107,827	100.0	6,080,000	7,600,000
North Aiken Bi-Lo Center	Aiken, SC	2002/NAP	59,204	98.0	5,750,000	6,200,000
Tellico Plaza	Lenoir City, TN	1989/NAP	114,195	94.5	5,500,000	6,900,000
Pulaski Plaza	Pulaski, VA	1983/1992	112,340	97.3	5,120,000	6,400,000
Concord Crossing	Concord, NC	1994/NAP	55,930	97.9	5,098,000	5,000,000
Lakeview Plaza	Kissimmee, FL	1997/NAP	54,788	95.3	4,968,000	8,100,000
Houston Square	Warner Robins, GA	1992/NAP	60,799	98.0	4,718,000	6,300,000
Squirewood Village	Dandridge, TN	2002/NAP	46,122	100.0	4,438,000	4,925,000
Eastridge Crossing	Hendersonville, NC	1989/2005	159,429	100.0	4,250,000	4,500,000
Silver Hill	Orlando, FL	1964,1971, 1980/1995	109,001	100.0	4,240,000	5,700,000
South Main Street Plaza	Bellefountaine, OH	2000/NAP	52,399	100.0	4,099,000	5,100,000
Irving West	Irving, TX	1986/2004	69,186	92.3	3,410,000	6,000,000
Palmetto Crossroads	Hilton Head Island, SC	1990/NAP	40,910	96.0	2,840,000	4,200,000
Total/Weighted Average(7)			4,250,370	96.7%	$323,860,000	$419,000,000
(1)	Ranked by Loan Amount as of the Cut-off Date.
(2)	Thirty-six (36) of the properties are anchored retail, and Pulaski Plaza, Irving West and Palmetto Crossroads are unanchored retail.
(3)	All property names listed are preceded by the words ‘‘PECO Portfolio –’’ on Annex A-1 to this offering prospectus.
(4)	Reflects occupancy for each property as of June 21, 2007 – July 25, 2007.
(5)	The Cut-off Date LTV for the aggregate PECO Portfolio Mortgage Loans is 77.3%.
(6)	NAP means not applicable.
(7)	Total occupancy reflects overall occupancy for the 39 PECO Portfolio Mortgaged Properties.

Major Tenant Information
Tenant(1)	Property(2)	Approximate Square Feet	% Total Square Feet(3)	%Total Base Revenue(4)	Rent PSF(5)	Ratings(6)	Lease Expiration Date
Tops Markets/ Supermarket	Henrietta Plaza, Tops Plaza – Depew, Tops Plaza – Cortland Staples, Tops Plaza – Erie, University Plaza – Amherst	362,506	8.5%	11.0%	$9.89	NR	3/31/2009(7)
Bi-Lo, Inc.	Shoppes at Citiside, Cedar Springs Crossing, Bi-Lo Center Ashville, North Aiken Bi-Lo Center, Concord Crossing, Redbud Commons	268,445	6.3	8.3	$10.04	B/NR/B1	11/1/2014(8)
Publix Supermarket	Columbia Promenade, Lakeview Plaza, Houston Square, Kensington Place	184,781	4.3	4.9	$8.65	NR/BB/NR	2/1/2014(9)
K-Mart	Habersham Village, Westdale Plaza	169,311	4.0	1.7	$3.35	NR	11/30/2010(10)
Winn Dixie Stores	Bridgewater Marketplace, Lake Olympia Square, Silver Hill	132,595	3.1	2.4	$5.99	NR	6/26/2010(11)
Total		1,117,638	26.2%	28.4%
(1)	Ranked by approximate square feet of tenants in 39 properties of the PECO Portfolio Mortgaged Properties.
(2)	All property names listed are preceded by the words ‘‘PECO Portfolio –’’ on Annex A-1 to this offering prospectus.
(3)	The percentages of total square feet are based on the aggregate square footage of the 39 PECO Portfolio Mortgaged Properties.
(4)	The percentages of total base revenues are based on the aggregate underwritten base rental revenues of the 39 PECO Portfolio Mortgaged Properties, excluding any vacant lease-up revenue assumptions.
(5)	Reflects in-place base rent.
(6)	Credit ratings are by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating (even though the parent may have no obligations under the related lease) if tenant is not rated.
(7)	Tops Markets’ lease expiration includes 55,000 square feet expiring on March 31, 2009 at University Plaza – Amherst, 76,006 square feet expiring on October 31, 2013 at Henrietta Plaza, 77,000 square feet expiring on April 30, 2016 at Tops Plaza – Cortland, 77,500 square feet expiring on September 30, 2016 at Tops Plaza – Depew and 77,000 square feet expiring on December 31, 2016 at Tops Plaza – Erie.
(8)	Bi-Lo, Inc.’s lease expiration includes 42,680 square feet expiring on November 1, 2014 at Concord Crossing, 42,104 square feet expiring June 1, 2021 at Bi-Lo Center – Asheville, 46,673 square feet expiring on September 1, 2021 at Cedar Springs Crossing, 42,104 square feet expiring on July 1, 2022 at North Aiken Bi-Lo Center, 46,904 square feet expiring on October 1, 2022 at Shoppes at Citiside and 47,980 square feet expiring on March 1, 2024 at Redbud Commons.
(9)	Publix Supermarket’s lease expiration includes 55,999 square feet expiring on February 1, 2014 at Houston Square, 37,888 square feet expiring on December 1, 2017 at Lakeview Plaza, 46,624 square feet expiring on February 1, 2019 at Kensington Place and 44,270 square feet expiring on October 1, 2020 at Columbia Promenade.
(10)	K-Mart’s lease expiration includes 82,832 square feet expiring on November 30, 2010 at Habersham Village and 86,479 square feet expiring on October 31, 2013 at Westdale Plaza.
(11)	Winn Dixie Stores’ lease expiration includes 44,595 square feet expiring on June 26, 2010 at Silver Hill, 44,000 square feet expiring on June 1, 2015 at Lake Olympia Square and 44,000 square feet expiring on December 1, 2018 at Bridgewater Marketplace.

Historical Annual Rent Per Square Foot Information(1)
2005	2006	2007
$9.54(1)	$7.85(2)	$5.84(3)
(1)	Based on average base rent of 24 of the PECO Portfolio Mortgaged Properties.
(2)	Based on average base rent of 37 of the PECO Portfolio Mortgaged Properties.
(3)	Based on average base rent of 15 of the PECO Portfolio Mortgaged Properties and for the interim period January-April 2007.

Lease Expiration Information
Year	Approximate Expiring Square Feet(1)	As % of Total Square Feet(1)	Cumulative % of Total Square Feet(1)	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2007(3)	119,134	2.8%	2.8%	$1,306,023	4.0%	4.0%
2008	417,534	9.8	12.6%	3,489,787	10.7	14.8%
2009	636,113	15.0	27.6%	4,492,307	13.8	28.6%
2010	517,736	12.2	39.8%	3,875,417	11.9	40.5%
2011	502,889	11.8	51.6%	3,583,336	11.0	51.5%
2012	175,631	4.1	55.7%	1,462,752	4.5	56.0%
2013	276,112	6.5	62.2%	1,611,125	5.0	61.0%
2014	188,810	4.4	66.7%	1,600,162	4.9	65.9%
2015	75,075	1.8	68.4%	455,600	1.4	67.3%
2016	338,403	8.0	76.4%	3,542,777	10.9	78.2%
2017 and beyond	864,725	20.3	96.7%	7,094,423	21.8	100.0%
Vacant	138,208	3.3	100.0%	0	—
Total	4,250,370	100.0%		$32,513,709	100.0%
(1)	Based on aggregate total square feet of the 39 properties of the PECO Portfolio Mortgaged Properties.

(2)	Based on aggregate underwritten base rental of the 39 PECO Portfolio Mortgaged Properties excluding any vacant lease-up revenue assumptions.
(3)	Includes any month-to-month tenants.

The Borrowers and Sponsor.    There are 39 separate PECO Portfolio Borrowers. The PECO Portfolio Borrowers are Cox Creek Station Inc., Crestview Corners Station Inc., D & F Station Inc., Delevan Plaza Station LLC, Habersham Station Inc., Holly Springs Station Inc., Indian Hills Station Inc., Irving West Station Inc., Montgomery Commons Station Inc., Bow Circle Station Inc., Pulaski Station Inc., Richardson Station Inc., Silver Hills Station Inc., Tellico Station Inc., Westdayl Plaza Station LLC, Bridgewater Station LLC, Cedar Springs Station LLC, Columbia Promenade Station LLC, Concord Crossing Station LP, D & L Station Inc., Frankfort Station Inc., Henrietta Station Inc., Houston Station Inc., Kensington Station LLC, Olympia Station LLC, Lakeview Station LLC, Citiside Station LP, South Main Station LLC, Southside Station Inc., Squirewood Station LLC, Cortland Station Inc., Erie Station Inc., Turfway Station Inc., Asheville Station LP, Eastridge Station LP, North Aiken Station LLC, Rosebud Station LP, Thompson Station Inc. and 3500 Main Street Station Inc. The sponsor of the PECO Portfolio Borrowers is Phillips Edison Shopping Center Fund III, L.P., formed in 2005 by Phillips Edison & Company, a fully-integrated retail real estate company, to purchase value-added anchored community shopping centers. Phillips Edison specializes in the acquisition and redevelopment of under-performing grocery store anchored shopping centers. Its portfolio includes over 120 properties containing over 14.5 million square feet of space in 28 states. Its holdings were bolstered by the purchase of publicly traded real estate investment trust (REIT) Aegis Realty in 2003. Phillips Edison’s properties are concentrated in the Midwest, as well as the southeastern and western United States. Major tenants include Albertsons, Safeway, Publix, Wal-Mart, and Kroger.

The Mortgage Loans.    The PECO Portfolio Mortgage Loans were originated on June 22, 2007, June 28, 2007 and August 15, 2007, and have an aggregate cut-off date principal balance of $323,860,000. The PECO Portfolio Mortgage Loans are comprised of 39 separate, cross-defaulted and cross-collateralized loans. Each of the PECO Portfolio Borrowers has given a mortgage, deed of trust or deed to secure debt, as applicable, to secure the promissory note given by such PECO Portfolio Borrower, as well as a guaranty of each other PECO Portfolio Borrower’s mortgage loan. Each of the PECO Portfolio Mortgage Loans is approximately a ten-year balloon loan with a stated maturity date of July 11, 2017. The PECO Portfolio Mortgage Loans each accrue interest on an Actual/360 Basis, at a fixed interest rate, in the absence of default, which results in the PECO Portfolio Mortgage Loans having a weighted average interest rate of 6.450% per annum. On the eleventh day of each month through and including payment dates in July 2012, with respect to 33 of the PECO Portfolio Mortgage Loans, and in September 2012, with respect to six of the PECO Portfolio Mortgage Loans, the PECO Portfolio Borrowers are required to make payments of interest only, calculated on the outstanding principal balance of the PECO Portfolio Mortgage Loans. On the eleventh day of August and September, 2012, the PECO Portfolio Borrowers, with respect to 33 of the PECO Portfolio Mortgage Loans, are required to make constant monthly debt service payments aggregating $1,687,630, based on a 30-year amortization schedule. On the eleventh day of each month from and including October 11, 2012, through and including June 11, 2017, the PECO Portfolio Borrowers, with respect to all 39 of the PECO Portfolio Mortgage Loans are required to make constant monthly debt service payments aggregating $2,036,438 on the PECO Portfolio Mortgage Loans, based on a 30-year amortization. The aggregate principal balance of the PECO Portfolio Mortgage Loans, plus all accrued and unpaid interest thereon, are due and payable on July 11, 2017.

The PECO Portfolio Borrowers are prohibited from voluntarily prepaying the PECO Portfolio Mortgage Loans, in whole or in part, prior to January 11, 2017. From and after January 11, 2017 (the ‘‘Open Period’’), the PECO Portfolio Borrowers may prepay the PECO Portfolio Mortgage Loans, in whole only, without payment of any prepayment consideration, provided that the related PECO Portfolio Borrower satisfies certain requirements under the related PECO Portfolio Mortgage Loan agreement.

Commencing on the second anniversary of the Issue Date, any of the PECO Portfolio Borrowers may obtain the separate release of each of the PECO Portfolio Mortgaged Properties by defeasing 110% of the payment obligations under its respective PECO Portfolio Mortgage Loan. A defeasance will be effected by the related PECO Portfolio Borrower pledging fixed rate non-callable obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, or direct, non-callable, fixed rate obligations of the United States of America that produce payments which replicate the payment obligations of the related PECO Portfolio Borrower and are sufficient to pay off the respective PECO Portfolio Mortgage Loan on the stated maturity date (which shall be accelerated to any monthly payment date during the Open Period designated by the related PECO Portfolio Borrower). The right of the PECO Portfolio Borrowers to defease the PECO Portfolio Mortgage Loans is subject to the satisfaction of certain conditions set forth in the PECO Portfolio Mortgage Loan documents, including but not limited to, (i) in the case of each such separate release, the defeasance collateral must be sufficient to purchase government securities that produce payments equal to at least 110% of the remaining payments due under the related PECO Portfolio Mortgage Loan, including the balloon payment due at maturity, with the excess payments from the defeasance collateral to be utilized to reduce the corresponding payments under the remaining PECO Portfolio Mortgage Loans and (ii) the remaining PECO Portfolio Mortgage Loans, as reduced, must satisfy a debt service coverage ratio test of at least 1.15x. If any mezzanine financing is outstanding as of the date that a PECO Portfolio Borrower obtains a release of a PECO Portfolio Mortgaged Property, it shall be an additional condition to the release that (i) such mezzanine financing will be secured solely by equity interests in the remaining PECO Portfolio Borrowers immediately following such release, (ii) the combined debt service coverage ratio for the remaining PECO Portfolio Mortgage Loans and the mezzanine financing shall be not less than 1.05x following such release and (iii) in connection any such release, the mezzanine financing must be prepaid or defeased in the same proportionate amount that has been defeased in connection with the release of the related PECO Portfolio Mortgaged Property from the PECO Portfolio Mortgage Loan documents.

If any mezzanine financing is outstanding as of the date that a PECO Portfolio Borrower obtains a release of a PECO Portfolio Mortgaged Property, it shall be an additional condition to release that (i) such mezzanine financing will be secured solely by equity interests in the remaining PECO Portfolio Borrowers immediately following such release, (ii) the combined debt service coverage ratio for the remaining PECO Portfolio Mortgage Loans and the mezzanine financing shall be not less than 1.05x following such release and (iii) in connection any such release, the mezzanine financing must be prepaid or defeased in the same proportionate amount that has been defeased in connection with the release of the related PECO Portfolio Mortgaged Property from the PECO Portfolio Mortgage Loan documents.

The Mortgaged Properties.    The PECO Portfolio Mortgage Loans are 39 cross-collateralized and cross-defaulted loans secured by a first priority lien on the respective fee simple interests of the PECO Portfolio Borrowers in 37 of the PECO Portfolio Mortgaged Properties and the respective leasehold interests in two (2) of the PECO Portfolio Mortgaged Properties known as Eastridge Crossing and University Plaza – Amherst, as described under ‘‘—Ground Leases’’ below. The PECO Portfolio Mortgaged Properties are comprised of shopping centers comprised of 36 grocery-anchored centers and three (3) unanchored retail properties located in 13 states and containing an aggregate of 4,250,370 square feet. The PECO Portfolio Mortgaged Properties were built between 1960 and 2004 and were renovated between 1991 and 2006 and range in size from 40,910 square feet to 245,426 square feet. As of June 21, 2007 – July 25, 2007, the overall occupancy of the PECO Portfolio Mortgaged Properties was 96.7%. Based on historical financial information provided by the PECO Portfolio Borrowers, the aggregate net operating income for the 39 PECO Portfolio Mortgaged Properties was $28,427,308 for the fiscal year 2006 and $1,817,050 for the interim period January 2007 through April 2007 for 10 of the PECO Portfolio Mortgaged Properties.

Leases at the PECO Portfolio Mortgaged Properties covering the lesser of (i) 25,000 square feet of the total rentable square footage of space at the related PECO Portfolio Mortgaged Property and (ii) 10% of the aggregate total rentable square footage of space at the related PECO Portfolio Mortgaged Property and the other PECO Portfolio Mortgaged Properties (‘‘Minor Leases’’) may be terminated by the related PECO Portfolio Borrower if the combined debt service coverage ratio on all of the PECO Portfolio Mortgage Loans is above 1.10x. Leases other than Minor Leases (‘‘Anchor Leases’’) may be terminated by the related PECO Portfolio Borrower if the combined debt service coverage ratio on all of the PECO Portfolio Mortgage Loans is above 1.20x, so long as the tenants under three or more Anchor Leases of the PECO Portfolio Mortgaged Properties have not terminated their leases or are not in default in the payment of rent or other charges, and have not ceased normal business operations.

The following is a historical occupancy chart for the PECO Portfolio Mortgaged Properties, as reported by the PECO Portfolio Borrowers.

Historical Occupancy Information
Year	Occupancy
2007(1)	96.8	%(2)
2006	97.1	%(2)
2005	97.7	%(3)
2004	95.7	%(3)
(1)	2007 is occupancy as of July 21-July 25, 2007 for the 39 PECO Portfolio Mortgaged Properties.
(2)	Reflects average occupancy for the 39 PECO Portfolio Mortgaged Properties.
(3)	Reflect average occupancy for 24 of the PECO Portfolio Mortgaged Properties.

Lockbox. During the continuance of an event of default involving a related PECO Portfolio Borrowers’ failure to pay any sum required to be paid by the terms of the PECO Portfolio Mortgage Loan documents whether due to the PECO Portfolio Mortgage Loan lender or to a third party, the PECO Portfolio Mortgage Loan lender, upon notice to the related PECO Portfolio Borrower, may require all rents from the related PECO Portfolio Mortgaged Property to be paid directly to the property manager and deposited daily into a lockbox account under the exclusive control of the PECO Portfolio Mortgage Loan lender. If, in the PECO Portfolio Mortgage Loan lender’s reasonable judgment, the property manager’s performance in the collection of rents shall decline, the PECO Portfolio Mortgage Loan lender may require the related PECO Portfolio Borrower to irrevocably instruct all of the tenants at the related PECO Portfolio Mortgaged Property to deposit rent payments directly into such lockbox account. All funds on deposit in such lockbox account on any monthly payment date with respect to the applicable PECO Portfolio Mortgage Loan shall be applied to the following items, in such order of priority as the PECO Portfolio Mortgage Loan Lender shall determine, in its sole discretion: (i) first, to pay taxes, charges or insurance premiums on the related PECO Portfolio Mortgaged Property; (ii) second, to payment of the monthly debt service due on the related PECO Portfolio Mortgage Loan; (iii) third, to replenish all reserves and escrow funds required to be paid by the related PECO Portfolio Borrower; and (iv) lastly, to pay normal and customary operating expenses of the related PECO Portfolio Mortgaged Property which have been approved by the PECO Portfolio Mortgage Loan lender.

Terrorism Coverage.    The PECO Portfolio Mortgage Loan lender may require that insurance required to be obtained by the PECO Portfolio Borrowers pursuant to the PECO Portfolio Mortgage Loan documents not contain an exclusion for acts of terrorism or the PECO Portfolio Mortgage Loan lender may require the PECO Portfolio Borrowers to obtain separate policies with respect to insurance against acts of terrorism. The PECO Portfolio Borrowers, however, are not required to expend for such terrorism insurance coverage an amount, which when combined with the amount required to be expended for other required insurance coverage (‘‘Base Coverage’’), exceeds 1.5 times the cost of the the Base Coverage, and the PECO Portfolio Borrowers shall only be required to purchase such terrorism insurance coverage which, together with the Base Coverage, may be purchased for 1.5 times the cost of the Base Coverage.

Ground Leases.    The PECO Portfolio – University Plaza – Amherst Mortgage Loan is secured by a leasehold mortgage encumbering (i) the tenant’s interest in a ground lease (the ‘‘University Plaza – Amherst Ground Lease’’) from the fee owner of the PECO Portfolio – University Plaza – Amherst Mortgaged Property to the Town of Amherst Industrial Development Agency and (ii) the PECO Portfolio – University Plaza – Amherst Loan Borrower’s subleasehold interest in the University Plaza – Amherst Ground Lease. The University Plaza – Amherst Ground Lease terminates on February 2, 2021 and calls for ground rent of $357,000 per year that increases in 2017 to $363,140 per year. There are four five-year renewal options and one four-year renewal option with annual rent for each extension term of $50,000 per year. While the University Plaza – Amherst Ground Lease contains provisions for notices of default to the leasehold mortgagee, and opportunity for the cure of defaults, if the University Plaza – Amherst Ground Lease is terminated, the leasehold mortgagee is entitled to a new replacement lease only if the termination was occasioned by a non-monetary default or in a bankruptcy proceeding and not by reason of a monetary default which had not been cured by the tenant or the leasehold mortgagee. The University Plaza – Amherst Ground Lease provides that the tenant is required to subordinate its leasehold estate to fee mortgages placed upon the PECO Portfolio – University Plaza – Amherst Mortgaged Property provided that the aggregate amount of such fee mortgages shall not exceed $3,600,000, and further provided that the tenant under the University Plaza – Amherst Ground Lease receives a non-disturbance agreement from the holder of such fee mortgage in form reasonably acceptable to such tenant (at the time of the closing, a non-disturbance agreement had not been delivered by the holder of an existing fee mortgage of approximately $1,600,000). The lessor under the University Plaza – Amherst Ground Lease also has the right to require the tenant to purchase the fee title to the PECO Portfolio – University Plaza – Amherst Mortgaged Property for $3,600,000 any time prior to August 2020. Pursuant to the terms of the PECO Portfolio Mortgage Loan securing the PECO Portfolio – University Plaza – Amherst Mortgaged Property, the PECO Portfolio – University Plaza – Amherst Borrower is required to comply with such obligations under the University Plaza – Amherst Ground Lease and to cause the lien of the mortgage securing the PECO Portfolio Mortgage Loan to be spread to encumber such fee interest. If the PECO Portfolio – University Plaza – Amherst Borrower fails to comply with such obligations, the lender of the PECO Portfolio Mortgage Loan may fund such additional sums as may be required in order to acquire such fee interest in the PECO Portfolio – University Plaza – Amherst Mortgaged Property.

The PECO Portfolio – Eastridge Crossing Mortgage Loan is secured by a mortgage encumbering two leaseholds held by the PECO Portfolio – Eastridge Crossing Loan Borrower, one of an approximately 13.97 acre tract improved with a shopping center and the second of an approximately 1.97 acre parking lot parcel. There are two small, primarily unimproved, parcels in the center that are owned in fee by the PECO Portfolio – Eastridge Crossing Loan Borrower. The larger tract ground lease terminates on October 31, 2013 and calls for ground rent of $125,000 per year plus 30% of ‘‘overage rentals’’ (subtenant rentals based on percentage rent paid by space tenants) with $10,000 guaranteed annually through October 31, 2013. There are ten renewal options remaining of five years each that renew automatically unless the tenant notifies the landlord of intent not to renew. The leasehold mortgagee may not be able to nullify the tenant’s notice of intention not to renew a ground lease extension. While the ground lease contains provisions for notices of default to the leasehold mortgagee, and opportunity for the cure of defaults, there may not be adequate provisions for the leasehold mortgagee to obtain a new lease in the event of a ground lease termination for any reason. The parking lot ground lease provides for annual rent of $53,156 per year and terminates on April 30, 2009 with six renewal options of five years each. Rent escalates 12.5% for each extension period.

Permitted Future Mezzanine Financing.    The PECO Portfolio Mortgage Loan documents permit each of the related PECO Portfolio Borrowers’ equity holders to incur mezzanine financing in favor of certain qualified mezzanine lenders, provided that (i) the combined debt service coverage ratio for all of the PECO Portfolio Mortgage Loans and such mezzanine financing is not less than 1.05x and (ii) if such combined debt service ratio is less than 1.10x, the combined loan–to–value percentage based on the aggregate principal amount of the PECO Portfolio Mortgage Loans and such mezzanine financing is not greater than 85% of the appraised value of all of the PECO Portfolio Mortgaged Properties.

Partial Release.    With respect to the PECO Portfolio Mortgaged Properties preceded by ‘‘PECO Portfolio –’’ on Annex A-1 and that are further identified as ‘‘Cedar Springs Crossings,’’ ‘‘Henrietta Plaza,’’ ‘‘Lake Olympia Square,’’ and ‘‘Tops Plaza – Cortland Staples’’, the related PECO Portfolio Borrower may obtain a partial release with respect to certain out-parcels (each being a ‘‘Release Parcel’’) at such properties without principal repayment or defeasance and upon satisfaction of certain conditions set forth in the related PECO Portfolio Mortgage Loan documents (including, but not limited to, the remaining PECO Portfolio Mortgaged Properties constituting a lawfully subdivided parcel, and consisting of one or more separate and distinct tax lot(s)).

The Home Depot tenant ground leases its store premises from the PECO Portfolio Borrower (the ‘‘Thompson Square Borrower’’) that owns the PECO Portfolio Mortgaged Property known as the Thompson Square Mall located in Thompson, New York (the ‘‘PECO Portfolio – Thompson Square Mortgaged Property’’). The tenant under the related ground lease has an option to purchase the Thompson Square Borrower’s fee interest in the store premises on or about December 30, 2014 for a purchase price of $4.5 million (the ‘‘Home Depot Purchase Option’’). The Home Depot Purchase Option requires the Thompson Square Borrower to pay all transfer taxes and other reasonable closing costs associated with the sale of the optioned property. The Home Depot Purchase Option is a prior encumbrance to the mortgage lien on the PECO Portfolio – Thompson Square Mortgaged Property. If the Home Depot Option is exercised, the Thompson Square Borrower has the right to obtain a release of the optioned property from the mortgage lien securing the PECO Portfolio Mortgage Loans by partially defeasing the payments due under its particular PECO Portfolio Mortgage Loan in the same proportionate amount that the purchase price under the Home Depot Purchase Option bears to the then outstanding principal amount of such mortgage loan. At the time of such partial defeasance, the Thompson Square Borrower has the right to accelerate the maturity date of the partially defeased portion of its mortgage loan to any monthly payment date during the Open Period that it may designate.

The Market.    According to information in the appraisals performed in connection with the origination of the PECO Portfolio Mortgage Loans, the PECO Portfolio Mortgaged Properties are located in and around the markets or submarkets identified under the heading ‘‘Market/Submarket’’ in the chart below.

The chart below indicates, by PECO Portfolio Mortgaged Property name, the applicable market or submarket and, with respect to retail inventory in each such market or submarket, the approximate total rentable square feet, the approximate overall weighted average per square foot asking rent and the approximate average vacancy rate.

Market Information(1)
Property(2)	Market/Submarket	Approximate Total Rentable Square Feet(2)(3)	Approximate Overall Average per. Square Foot Asking Rent(3)(4)	Approximate Average Rate for Submarket(3)(4)
Henrietta Plaza	Rochester, NY	10,385,000	$13.51	7.0%
Thompson Square Mall	Thompson, NY	424,552	$8.00 - $17.42	4.0%
Tops Plaza – Cortland Staples	Syracuse, NY	6,207,000	$12.30	15.7%
Tops Plaza – Depew, University Plaza – Amherst	Buffalo, NY	13,014,000	$11.69	12.8%
Tops Plaza – Erie	Erie, PA	3,523,123	NAV	6.0%
Shoppes at Citiside, Redbud Commons, Concord Crossing	Charlotte, NC	21,815,000	$17.35	7.6%
Turfway Plaza	Cincinnati, OH	21,190,000	$14.36	12.1%
Eastwood Shopping Center	Frankfort, KY	962,253	$10.80 - $17.80	5.0%
Montgomery Commons	Montgomery, AL	NAV	NAV	7.8%
Lake Olympia Square, Colombia Promenade, Bridgewater Marketplace, Lakeview Plaza	Orlando, FL	30,087,000	$18.30	5.0%
Cedar Springs Crossing	Greenville, SC	12,319,000	$11.58	10.8%
Indian Hills	Calhoun, GA	NAV	NAV	10.0%
D&F Plaza	Dunkirk, NY	NAV	NAV	NAV
Holly Springs Plaza	Franklin, NC	NAV	NAV	6.0%
Bi-Lo Center – Asheville, Eastridge Crossing	Asheville, NC	383,731	$11.17 - $14.00	12.0%
Habersham Village	Habersham, GA	529,297	$5.00 - $15.00	5.0%
Cox Creek	Florence, AL	2,400,000	NAV	5.0% - 10.0%
Bridgewater Marketplace	Orlando, FL	30,087,000	$18.30	5.0%
Kensington Place	Nashville, TN	18,994,000	$14.95	6.3%
Crestview Corners	Crestview, FL	NAV	NAV	5.0%
Delavan Plaza	Delavan, WI	NAV	NAV	15.7%
Westdale Plaza	Madison, WI	5,702,548	NAV	4.7%
Southside Plaza	Jamestown, NY	484,140	$6.83 - $18.00	4.0%
Richardson Plaza	Columbia, SC	8,752,000	$11.36	9.3%
North Aiken Bi-Lo Center	Aiken, SC	590,370	$8.25 - $12.95	3.0%
Tellico Plaza	Knoxville, TN	6,618,000	$8.31	11.2%
Pulaski Plaza	Pulaski, VA	NAV	NAV	12.0%
Houston Square	Warner Robins, GA	1,061,488	$12.81 - $16.67	10.0%
Squirewood Village	Dandridge, TN	413,254	$11.75 - $16.25	5.0%
South Main Street Plaza	Bellefountaine, OH	661,777	$5.80 - $10.80	5.0%
Irving West	Irving, TX	4,947,150	$11.95	13.0%
Palmetto Crossroads	Hilton Head Island, SC	5,300,000	$12.00 - $22.00	8.0%
(1)	All information based upon appraisals performed in connection with the origination of the PECO Portfolio Mortgage Loans.
(2)	All property names listed are preceded by the words ‘‘PECO Portfolio –’’ on Annex A-1 to this offering prospectus.
(3)	Relates to retail inventory in applicable market or submarket as of the most recent available quarter.
(4)	NAV means not available because the information was not reported in the related appraisal performed in connection with the origination of the subject PECO Portfolio Mortgage Loan.

III. The Potomac Mills Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$246,000,000(1)
Loan per Square Foot:	$274(2)
% of Initial Mortgage Pool Balance:	8.3%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(3)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.8295% per annum
Interest Calculation:	Actual/360
First Payment Date:	August 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	July 11, 2017
Maturity Balance:	$246,000,000
Borrower:	Mall at Potomac Mills, LLC
Sponsor:	The Mills Limited Partnership
Defeasance/Prepayment:	Defeasance is permitted two years from the last securitization involving any portion of the Potomac Mall Loan Combination. Prepayment without penalty is permitted on or after October 11, 2016.
Up-Front Reserves:	NAP(3)
Ongoing Reserves:	NAP(3)
Lockbox:	Springing Hard(4)
Additional Debt:	$164,000,000 Potomac Mall Non-Trust Loan(1) and Permitted Mezzanine Financing(5)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Regional Mall
Location:	Woodbridge, Virginia
Year Built:	1985
Year Renovated:	2006
Gross Square Feet:	$1,578,570(6)
Collateral Square Feet:	1,498,570(7)
Overall Occupancy:	97.8%(8)
In-Line Occupancy:	96.6%
Occupancy Date:	May 1, 2007
Ownership Interest:	Fee
Property Management:	Simon Management Associates II, LLC, an affiliate of the borrower
In-Line Sales PSF:	$363(9)
In-Line Cost of Occupancy:	8.1%(9)
U/W NCF:	$28,100,000
U/W NCF DSCR:	1.16x(10)
Cut-off Date U/W NCF DSCR:	1.16x(10)
Appraised Value:	$520,000,000
Appraisal As of Date:	May 5, 2007
Cut-off Date LTV Ratio:	78.8%(11)
Maturity LTV Ratio:	78.8%(11)

(1)	The Potomac Mills Mortgage Loan is one of multiple mortgage loans comprising the Potomac Mills Loan Combination that includes: (a) the Potomac Mills Mortgage Loan, (b) the Potomac Mills Non-Trust Loan, with an aggregate cut-off date principal balance of $164,000,000. The Potomac Mills Non-Trust Loan is, at all times, pari passu in right of payment with the Potomac Mills Mortgage Loan. The Cut-off Date Principal Balance in the table above is based on the Potomac Mills Mortgage Loan only. As of the cut-off date, the aggregate principal balance of the entire Potomac Mills Loan Combination is $410,000,000.
(2)	Based on the entire Potomac Mills Loan Combination of $410,000,000 and total collateral square feet of the mortgaged property, including Costco Wholesale Corporation, which owns its improvements and leases its pad from the related borrower.
(3)	NAP means ‘‘not applicable.’’
(4)	See ‘‘—Lockbox’’ below.
(5)	See ‘‘—Permitted Mezzanine Financing’’ below.
(6)	Reflects gross leasable area of the entire mall including 148,663 square feet of space occupied by Costco Wholesale Corporation, which owns its improvements and ground leases its pad from the related borrower. The pad is part of the collateral, but the improvements are not. Gross Square Feet also includes the 80,000 square foot space occupied by Burlington Coat Factory, which owns its own pad and improvements and, is therefore, not part of the collateral.
(7)	Collateral Square Feet comprising the mortgaged property consists of 517,111 square feet of anchor space and 981,459 square feet of in-line mall space.
(8)	Overall occupancy does not include anchors which are not part of the collateral, but does include Costco Wholesale Corporation, which owns its store and ground leases its pad from the Potomac Mills Borrower. The pad, but not the store, is part of the collateral.
(9)	Comparable in-line sales per square foot and in-line cost of occupancy for the trailing 12 months ending December 31, 2006.
(10)	Calculated based on aggregate annual interest-only payments of the Potomac Mills Loan Combination of $410,000,000, based on an interest rate of 5.8295% calculated on an Actual/360 basis.
(11)	Calculated based on the Cut-Off Date and Maturity Date balances of the Potomac Mills Loan Combination and the appraisal dated May 5, 2007.

Gross Leasable Area (GLA) Overview
Tenant	Approximate Square Feet	% Total Square Feet	% Total Base Revenues	Rent PSF	Ratings(1)	Anchor Lease Expiration
Anchor-Owned
Burlington Coat Factory(2)	80,000	NAP	NAP	NAP	NAP	NAP
Anchors
Costco Wholesale Corporation(3)	148,663	9.9%	2.1%	$3.59	A/AA−/A2	6/19/2031(4)
J.C. Penney Company, Inc.	107,021	7.1	2.6	$6.19	BBB−/BBB/Ba1	3/31/2008(5)
American Multi-Cinema, Inc.	75,274	5.0	5.9	$20.00	NR/NR/NR	2/24/2019(6)
Marshalls, Inc.	61,763	4.1	2.1	$8.75	NR/NR/A3	1/31/2009(7)
The Sports Authority, Inc.	42,212	2.8	2.2	$13.00	NR/NR/NR	2/28/2010(8)
Nordstrom, Inc.	41,321	2.8	1.3	$8.25	Baa1/NR/A−	9/30/2010(9)
The TJX Companies, Inc.	40,857	2.7	1.5	$9.50	NR/NR/A3	5/31/2009(10)
Total Anchor Space	517,111	34.5%	17.7%
In-Line Mall Space	981,459	65.5%	82.3%
Total GLA	1,498,570	100.0%	100.0%
(1)	Credit ratings are by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated.
(2)	Burlington Coat Factory owns its store and pad; therefore, neither the pad nor the store is part of the collateral.
(3)	Costco Wholesale Corporation owns its stores and leases the pad from the Potomac Mills Borrower. The pad, but not the store, is part of the collateral.
(4)	The Costco Wholesale Corporation lease provides for five, five-year extension options.
(5)	The J.C. Penney Company, Inc. lease provides for four, five-year extension options.
(6)	The American Multi-Cinema, Inc. lease provides for four, five-year renewal options.
(7)	The Marshalls, Inc. lease provides for three, five-year extension options.
(8)	The Sports Authority, Inc. lease provides for one, five-year extension option.
(9)	The Nordstrom, Inc. lease provides for four, five-year extension options.
(10)	The TJX Companies, Inc. lease provides for three, five-year extension options.

Major In-Line Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet(2)	% Total Base Revenues(3)	Rent PSF(4)	Lease Expiration Date
Saks & Company	38,210	2.5	1.5	$9.83	10/31/2007
G Street Remnant Shop, Ltd.	36,522	2.4	1.2	$8.25	7/31/2017
Steve & Barry’s Virginia, Inc.	35,222	2.4	1.4	$9.17	1/31/2011
Dale City L.T., Inc. (‘‘Linens N Things’’)	33,743	2.3	1.5	$11.36	9/11/2010
Sears, Roebuck and Co.	33,103	2.2	1.2	$9.47	6/14/2009
Total	176,800	11.8%	6.8%
(1)	The five major in-line tenants are ranked by approximate square feet.
(2)	The percentages of total square feet are based on the entire Potomac Mills Mortgaged Property aggregating 1,498,570 square feet, including 148,663 square feet leased to Costco Wholesale Corporation. Costco Wholesale Corporation owns its store and ground leases the pad from the Potomac Mills Borrower. The pad, but not the store, is part of the collateral.
(3)	The percentages of total base revenues are based on in-place underwritten base rental revenues for the Potomac Mills Mortgaged Property, including the ground lease payments associated with the Costco Wholesale Corporation space.
(4)	Reflects in-place base rent.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007	62,884	4.2%	4.2%	$806,938	3.2%	3.2%
2008	229,580	15.3	19.5%	3,038,072	11.9	15.1%
2009	212,283	14.2	33.7%	3,088,963	12.2	27.3%
2010	163,962	10.9	44.6%	2,622,440	10.4	37.5%
2011	148,416	9.9	54.5%	3,155,355	12.4	49.8%
2012	44,852	3.0	57.5%	1,333,158	5.2	55.1%
2013	83,281	5.6	63.1%	2,343,560	9.2	64.2%
2014	56,045	3.7	66.8%	1,348,407	5.3	69.5%
2015	76,567	5.1	71.9%	2,059,166	8.1	77.6%
2016	73,233	4.9	76.8%	2,004,343	7.9	85.5%
2017 and beyond	314,043	21.0	97.8%	3,711,877	14.5	100.0%
Vacant	33,424	2.2	100.0%	0	0.0	100.0%
Total	1,498,570	100.0%		$25,512,279	100.0%
(1)	Based on in-place underwritten base rental revenues and excludes the 148,663 square feet of space occupied by Costco Wholesale Corporation. Costco Wholesale Corporation owns its improvements and ground leases the pad from the related borrower.

The Borrower and Sponsor.    The Potomac Mills Borrower is Mall at Potomac Mills, LLC, a Delaware limited liability company. The sponsor of the Potomac Mills Borrower is The Mills Limited Partnership which is a joint venture of Simon Property Group, Inc. and Farallon Capital Management, L.L.C., Simon Property Group, Inc. is a self-administered and self-managed Real Estate Investment Trust which, together with its affiliated management company, currently owns or has an interest in 285 properties in the United States, which consist of 171 regional malls, 68 community/lifestyle centers and 46 other shopping centers or outlet centers in 38 states and Puerto Rico. Farallon Capital Management, L.L.C. is a global investment management company based in San Francisco that manages discretionary equity capital of more than $26 billion, largely from institutional investors such as university endowments, foundations and pension plans.

The Mortgage Loan.    The Potomac Mills Mortgage Loan was originated on June 15, 2007, and has a cut-off date principal balance of $246,000,000. The Potomac Mills Mortgage Loan is one of two (2) mortgage loans, together referred to as the ‘‘Potomac Mills Loan Combination,’’ that are both secured by the Potomac Mills Mortgaged Property. The Potomac Mills Loan Combination is comprised of (a) the Potomac Mills Mortgage Loan; and (b) the Potomac Mills Non-Trust Loan in the principal amount of $164,000,000, which will not be included in the trust and which is, at all times, pari passu in right of payment with the Potomac Mills Mortgage Loan. The respective rights of the holders of the Potomac Mills Mortgage Loan and the Potomac Mills Non-Trust Loan will be governed by the Potomac Mills Co-Lender Agreement. See ‘‘—Loan Combinations—The Potomac Mills Loan Combination.’’

The Potomac Mills Mortgage Loan (as well as the Potomac Mills Non-Trust Loan) is a ten-year loan with a stated maturity date of July 11, 2017, which accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 5.8295% per annum. On the eleventh day of each month to but excluding the stated maturity date, the Potomac Mills Borrower is required to make interest-only payments on the Potomac Mills Mortgage Loan (as well as the Potomac Mills Non-Trust Loan). The principal balance of the Potomac Mills Loan Combination, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The Potomac Mills Borrower is permitted to voluntarily prepay the Potomac Mills Mortgage Loan, in whole or in part, at any time on or after October 11, 2016, without penalty.

The Potomac Mills Borrower may defease the Potomac Mills Mortgage Loan, in whole only, at any time after the expiration of two years following the latest securitization of any mortgage loan comprising the Potomac Mills Loan Combination, and by doing so obtain the release of the Potomac Mills Mortgaged Property. A defeasance will be effected by the Potomac Mills Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Potomac Mills Borrower under the Potomac Mills Loan Combination and are sufficient to pay off the Potomac Mills Loan Combination in its entirety on the day prior to any scheduled payment date from and including October 11, 2016 chosen by the Potomac Mills Borrower. The Potomac Mills Borrower’s right to defease the entire Potomac Mills Loan Combination is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C6 certificates by such rating agency.

The Mortgaged Property.    The Potomac Mills Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Potomac Mills Borrower in the Potomac Mills Mortgaged Property, which is comprised of the Mall at Potomac Mills, a retail anchored regional mall, the collateral portion of which comprises approximately 1,498,570 square feet, situated on approximately 133.0 acres, located in Prince William County, Virginia. The Potomac Mills Mortgaged Property was built in 1985 and expanded in 2006. The Mall at Potomac Mills is anchored by eight stores, seven of which, Costco, J.C. Penney Company, Inc., American Multi-Cinema, Inc. Marshalls, Inc., The Sports Authority, Inc., Nordstrom, Inc. and The TJX Companies, Inc., with an aggregate of 517,111 square feet are part of the collateral for the Potomac Mills Mortgage Loan. The remaining anchor store, Burlington Coat Factory, with 80,000 square feet, is anchor owned and not part of the collateral. The major in-line tenants include OFF 5th Saks Fifth Avenue Outlet, Steve & Barry’s Virginia, Inc., Linens ‘N Things and Sears, Roebuck and Co. As of May 1, 2007, based on square footage leased, in-line occupancy at the Potomac Mills Mortgaged Property was 96.6% and overall mall occupancy including temporary tenants and Costco, but excluding the anchor-owned parcel was 97.8%.

Lockbox.    The Potomac Mills Borrower is required to deposit, or cause to be deposited by the property manager or otherwise, all rents and other funds related to the Potomac Mills Mortgaged Property directly into a lockbox account under the control of lender. Prior to the occurrence of an event of default pursuant to the loan documents, the Potomac Mills Borrower shall have access to such funds.

Terrorism Insurance.    The Potomac Mills Borrower is required to maintain insurance on the Potomac Mills Mortgaged Property which does not contain exclusions for loss, cost, damage or liability caused by terrorism or terrorist acts.

Permitted Mezzanine Financing.    The mortgage loan documents permit the pledge of direct or indirect interests in the Potomac Mills Borrower to obtain mezzanine financing, subject to the satisfaction of certain conditions, including, among other things (a) no event of default shall have occurred and be continuing with respect to the Potomac Mills Loan Combination, (b) the principal amount of the mezzanine financing shall not result in a combined loan-to-value ratio of greater than 85% or a combined debt service coverage ratio of less than 1.05x, (c) the term of the mezzanine financing (including any extension terms) shall be co-terminus with or mature subsequent to the term of the Potomac Mills Loan Combination, (d) the mezzanine lender shall enter into an intercreditor agreement in form and substance customarily accepted by institutional lenders in connection with similar loans or in the form agreed upon at the closing, and (e) if Simon Property Group, Inc. is no longer in control of the Potomac Mills Borrower or the loan-to-value test is not satisfied, the rating agencies shall have confirmed in writing that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the series 2007-6 certificates or the certificates with respect to the securitization of the Potomac Mills Non-Trust Loan.

In addition, The Mills Limited Partnership, has the right to pledge its direct or indirect interest in the Potomac Mills Borrower in connection with the incurrence of corporate debt, provided that at least 51% of the holders of such corporate debt are institutional lenders and SPG-FCM Ventures, LLC has the right to pledge its indirect interest in the Potomac Mills Borrower to Simon Property Group LP or an affiliate and one or more institutional lenders, provided that not less than 51% of such interest is held by Simon Property Group LP.

Guaranty.    The Mills Limited Partnership has provided a payment guaranty of $60,000,000 with respect to the Potomac Mills Loan Combination, which may be reduced on a quarterly basis during the term of the Potomac Mills Mortgage Loan under the conditions set forth in the related loan documents. The guaranty terminates upon the earlier of (i) payment in full of the mortgage loan, (ii) defeasance pursuant to the terms of the loan agreement or (iii) the adjusted guaranty amount being reduced to $0.

IV. The Och-Ziff Retail Portfolio Mortgage Loan

Loan Information
Cut-off Date Principal Balance:	$144,000,000(1)
Loan per Square Foot:	$123(2)
% of Initial Mortgage Pool Balance:	4.8%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(3)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.3120% per annum
Interest Calculation:	Actual/360
First Payment Date:	August 6, 2007
Amortization Term:	Interest only
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	August 6, 2014
Maturity Balance:	$144,000,000
Borrowers:	Various(4)
Sponsors:	Various(5)
Prepayment:	Beginning on August 6, 2010 through May 6, 2014, the Och-Ziff Retail Portfolio Loan may be prepaid in whole or in part subject to a prepayment premium equal to the greater of yield maintenance and .50% of the unpaid principal balance. On or after May 6, 2014 the Och-Ziff Retail Portfolio Loan may be prepaid without penalty or payment of any yield maintenance premium.
Up-Front Reserves:	NAP(3)
Ongoing Reserves:	Tax and Insurance Reserves(6)
Lockbox:	Hard(7)
Additional Debt:	NAP(3)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(8)
Property Type:	Anchored Retail
Location:	Orlando, FL; Jacksonville, FL; Tampa, FL; Punta Gorda, FL; Houston, TX; Trussville, AL (3 Properties); Alabaster, AL; Shenandoah, TX; Athens, GA(8)
Year Built:	1948 - 2006
Year Renovated:	1995 - 2005
Gross Square Feet:	2,535,761(9)
Collateral Square Feet:	2,311,252(8)
Occupancy:	90.1%(10)
Occupancy Date:	5/16/2007
Ownership Interest:	Fee
Property Management:	Colonial Property Services, Inc., an affiliate of the Borrower
U/W NCF:	$23,132,153 (11) (12)
U/W NCF DSCR:	1.27x(12)
Appraised Value:	$428,100,000(13)
Appraisal As of Date:	Various(14)
Cut-off Date LTV Ratio:	66.3%(15)
Maturity LTV Ratio:	66.3%(15)

(1)	The Och-Ziff Retail Portfolio Mortgage Loan is one of multiple mortgage loans comprising the Och-Ziff Retail Portfolio Loan Combination that includes: (a) the Och-Ziff Retail Portfolio Mortgage Loan, (b) the Och-Ziff Retail Portfolio Non-Trust Loan, with an aggregate cut-off date principal balance of $140,000,000 . The Och-Ziff Retail Portfolio Non-Trust Loan is, at all times, pari passu in right of payment with the Och-Ziff Retail Portfolio Mortgage Loan. The Cut-off Date Principal Balance in the table above is based on the Och-Ziff Mortgage Loan only. As of the cut-off date, the aggregate principal balance of the entire Och-Ziff Retail Portfolio Loan Combination is $284,000,000.
(2)	Loan per square foot is based on the Och-Ziff Retail Portfolio Loan Combination of $284,000,000.
(3)	NAP means not applicable.
(4)	The Borrowers include OZ/CLP Hunter’s Creek LLC, OZ/CLP Lakewood LLC, OZ/CLP Northdale LLC, OZ/CLP Burnt Store LLC, OZ/CLP Alabaster LLC, OZ/CLP Clay LLC, OZ/CLP Trussville I LLC, OZ/CLP Trussville II LLC, OZ/CLP Beechwood LLC, OZ/CLP Portofino LP and OZ/CLP Kingwood Commons LP.
(5)	The Sponsors include Colonial Realty Limited Partnership, Och-Ziff Real Estate BP Fund L.P., Och-Ziff Real Estate TE Fund L.P., Och-Ziff Real Estate Fund L.P., Och-Ziff Real Estate Sponsor Co-Investment Fund L.P. and Global Eiendom Utbetaling Norge 2007 AS.
(6)	The Och-Ziff Retail Portfolio Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay insurance premiums due relating to the renewal of insurance policies.
(7)	See ‘‘—Lockbox’’ below.
(8)	The Och-Ziff Retail Portfolio Mortgaged Properties consist of eleven anchored retail centers located in Florida, Texas, Georgia and Alabama with an aggregate of 2,311,252 square feet of space.
(9)	Gross Square Footage includes 136,103 square feet of space occupied by Sam’s Club and 88,406 square feet of space occupied by Kohl’s, which owns their own pads and improvements and, are therefore, not part of the collateral.
(10)	Calculated as a weighted average physical occupancy based on collateral square footage as of the rent roll dated 5/16/2007. Occupancy percentage excludes 107,806 square feet of dark space leased to Ian Stewart and Ken Gillich (‘‘America’s Custom Design Center’’) through 9/30/2011. Colonial Retail Limited Partnership guarantees all Rental Payments due under such lease through 9/30/2011. Including the 107,806 square feet of dark space, the Och-Ziff Retail Portfolio is 94.8% leased on a weighted average basis.
(11)	U/W NCF is the aggregate of the eleven Och-Ziff Retail Portfolio Mortgaged Properties.

(12)	U/W NCF DSCR is calculated based on the aggregate annual interest-only payments of the Och-Ziff Retail Portfolio Loan Combination of $284,000,000, based on an interest rate of 6.312% calculated on an Actual/360 day basis. U/W NCF and U/W NCF DSCR includes rental payments under the Ian Stewart and Ken Gillich Lease, which tenant is currently dark. Such rental payments are guaranteed by Colonial Retail Limited Partnership through 9/30/2011.
(13)	Based on the aggregate of the as-is appraised values for the eleven Och-Ziff Retail Portfolio Mortgaged Properties.
(14)	Based on the appraisals as of May 2007.
(15)	Calculated based on loan amount comprised of the Och-Ziff Retail Portfolio Loan Combination of $284,000,000.

Gross Leasable Area (GLA) Overview
Tenant	Approximate Square Feet	As % of GLA	Ratings(1)	Anchor Lease Expiration
Anchors
Wal-Mart Stores, Inc.	203,742	8.8%	AA/AA/Aa2	1/31/2020
Publix Super Markets, Inc.	142,952	6.2%	NR	11/18/2012
Total Anchor Space	346,694	15.0%
In-Line Mall Space	1,964,558	85.0%
Total GLA	2,311,252	100%
(1)	Credit ratings are by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.

Major In-Line Tenant Information
Tenant	Approximate Square Feet	% Total Square Feet(1)	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
The TJX Companies, Inc.	84,775	3.7%	2.7%	$8.41	NR/NR/A3	10/31/2015
Bealls Outlet Stores, Inc.	84,050	3.6	2.4	7.51	NR	4/30/2011
Steinmart, Inc.	74,422	3.2	1.7	5.93	NR	5/14/2012
Randall’s Food & Drugs, Inc.	63,990	2.8	2.9	11.75	NR	11/15/2020
Regal Cinemas, Inc.	63,260	2.7	3.5	14.35	NR	5/31/2020
Total	370,497	16.0%	13.2%
(1)	The percentages of total square feet are based on the entire Och-Ziff Retail Portfolio aggregating 2,311,252 square feet, comprising of 346,694 square feet of anchor space and 1,964,558 square feet of in-line retail space at the Och-Ziff Retail Portfolio Mortgaged Property.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues for the entire Och-Ziff retail Portfolio Mortgaged Property.
(3)	Reflects in-line base rent.
(4)	Credit ratings are by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.

Lease Expiration for Tenants
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2007(1)	61,985	2.7%	2.7%	$1,115,463	4.3%	4.3%
2008	120,530	5.2	7.9%	$1,640,914	6.3	10.6%
2009	113,913	4.9	12.8%	$1,897,379	7.3	17.8%
2010	303,336	13.1	25.9%	$3,670,112	14.1	31.9%
2011	320,146	13.9	39.8%	$4,592,503	17.6	49.5%
2012	213,589	9.2	49.0%	$2,013,756	7.7	57.2%
2013	41,000	1.8	50.8%	$818,798	3.1	60.3%
2014	70,889	3.1	53.9%	$1,453,785	5.6	65.9%
2015	203,162	8.8	62.7%	$2,249,894	8.6	74.5%
2016	157,967	6.8	69.5%	$1,823,819	7.0	81.5%
2017 and beyond	476,434	20.6	90.1%	$4,840,053	18.5	100.0%
Vacant	228,301	9.9	100.0%
Total	2,311,252	100.0%	100.0%	$26,116,475	100.0%
(1)	Includes month-to-month tenants.
(2)	Based on in-place underwritten base rental revenues, which excludes rents associated with 136,103 square feet of space occupied by Sam’s Club and 88,406 square feet of space occupied by Kohl’s, which own their own pads and improvements and, are therefore, not part of the collateral, but includes rents associated with 107,806 square feet of dark space leased to Ian Stewart and Ken Gillich pursuant to a lease that expires on 9/30/2011. Colonial Retail Limited Partnership guarantees all rental payments due under such lease through 9/30/2011.

The Och-Ziff Retail Portfolio Mortgaged Properties
Property	Location	Borrower Interest	Total Collateral GLA(1)	Overall Collateral Physical Occupancy(2)		Appraised Value
Kingwood Commons	Houston, TX	Fee Simple	164,356	86.9%		$46,300,000
CP Trussville II	Trussville, AL	Fee Simple	58,182	97.9		13,100,000
CP Beechwood	Athens, GA	Fee Simple	350,091	97.4		54,500,000
CP Burnt Store	Punta Gorda, FL	Fee Simple	95,023	96.4		17,200,000
CP Hunter’s Creek	Orlando, FL	Fee Simple	227,536	52.6		36,000,000
CP Lakewood	Jacksonville, FL	Fee Simple	194,487	91.9		35,000,000
CP Trussville	Trussville, AL	Fee Simple	388,302	99.6		51,500,000
CP Alabaster	Alabaster, AL	Fee Simple	218,681	92.7		48,700,000
CP at Portofino	Shenandoah, TX	Fee Simple	372,502	89.0		85,000,000
CP Northdale	Tampa, FL	Fee Simple	175,917	95.2		29,000,000
CS Clay	Trussville, AL	Fee Simple	66,175	95.8		11,800,000
Total/Weighted Average			2,311,252	90.1	%(2)	$428,100,000
(1)	Total Collateral GLA of the Och-Ziff Retail Portfolio Mortgaged Properties excludes 136,103 square feet of space occupied by Sam’s Club and 88,406 square feet of space occupied by Kohl’s, which owns their own pads and improvements and, are therefore, not part of the collateral.
(2)	Occupancy percentage for the Och-Ziff Retail Portfolio Mortgaged Loan is calculated based on the weighted average physical occupancies of the Och-Ziff Retail Portfolio Mortgaged Properties based on square footage.

The Borrower and Sponsor.    The Och-Ziff Portfolio Borrower collectively consists of OZ/CLP Hunter’s Creek LLC, OZ/CLP Lakewood LLC, OZ/CLP Northdale LLC, OZ/CLP Burnt Store LLC, OZ/CLP Alabaster LLC, OZ/CLP Clay LLC, OZ/CLP Trussville I LLC, OZ/CLP Trussville II LLC, OZ/CLP Beechwood LLC, OZ/CLP Portofino LP and OZ/CLP Kingwood Commons LP, each a Delaware limited liability company or limited partnership, each of which is a single purpose entity, and is sponsored and controlled by Colonial Realty Limited Partnership, Och-Ziff Real Estate BP Fund, L.P., Och-Ziff Real Estate TE Fund, L.P., Och-Ziff Real Estate Fund, L.P., Och-Ziff Real Estate Sponsor Co-Investment Fund, L.P., Global Eiendom Utbetaling Norge 2007 AS.

The Mortgage Loan.    The Och-Ziff Retail Portfolio Mortgage Loan was originated on June 15, 2007 and has a cut-off date whole loan principal balance of $284,000,000. The Och-Ziff Retail Portfolio Mortgage Loan is one of multiple mortgage loans comprising the Och-Ziff Retail Portfolio Loan Combination that includes: (a) the Och-Ziff Retail Portfolio Mortgage Loan, (b) the Och-Ziff Retail Portfolio Non-Trust Loan, with an aggregate cut-off date principal balance of $140,000,000, which was assigned to LaSalle. The Och-Ziff Retail Portfolio Non-Trust Loan is, at all times, pari passu in right of payment with Och-Ziff Retail Portfolio Mortgage Loan. The Och-Ziff Retail Portfolio Mortgage Loan is a seven-year loan with a maturity date of August 6, 2014. The Och-Ziff Retail Portfolio Mortgage Loan accrues interest on a Actual/360 Basis. Up to its stated maturity date, in the absence of default, the Och-Ziff Portfolio Loan will accrue interest at a fixed rate of 6.312% per annum. On the sixth day of each month during the term of the Och-Ziff Retail Portfolio Mortgage Loan, the Och-Ziff Retail Portfolio Borrower is required to make payments of interest only calculated on the outstanding balance of the Och-Ziff Retail Portfolio Mortgage Loan. The principal balance of the Och-Ziff Retail Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

Except in connection with a partial release, as described under ‘‘-Partial Release’’, the Och-Ziff Portfolio Borrower is prohibited from voluntarily prepaying the Och-Ziff Retail Portfolio Mortgage Loan, in whole or in part, prior to August 6, 2010 (the ‘‘Release Date’’). From and after the Release Date, the Och-Ziff Retail Portfolio Borrower may prepay the Och-Ziff Retail Portfolio Mortgage Loan in whole or in part, with payment of a yield maintenance premium equal to the greater of yield maintenance and .50% of the unpaid principal balance.

The Mortgaged Properties.    The Och-Ziff Retail Portfolio Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the Och-Ziff Portfolio Mortgaged Properties. The Och-Ziff Retail Portfolio Mortgaged Properties are comprised of the Och-Ziff Retail Portfolio Borrower’s fee interest in the following properties: (i) CP Hunter’s Creek, Orlando, Florida; (ii) CP Lakewood, Jacksonville, Florida; (iii) CP Northdale, Tampa, Florida; (iv) CP Burnt Store, Punta Gorda, Florida; (v) Colonial Pinnacle at Portofino, Shenandoah, Texas; (vi) Kingwood Commons, Houston, Texas; (vii) CP Alabaster, Alabaster, Alabama; (viii) CS Clay, Trussville, Alabama; (ix) CP at Trussville, Trussville, Alabama; (x) CP Trussville II, Trussville, Alabama; and (xi) CP Beechwood, Athens, Georgia (collectively, the ‘‘Och-Ziff Retail Portfolio Mortgaged Properties’’). The Och-Ziff Retail Portfolio Mortgaged Properties have an aggregate of 2,311,252 square feet of gross collateral leasable area. In addition, 224,509 square feet of space is located at the CP Trussville II property, occupied by Sam’s Club (136,103 square feet) and Kohl’s (88,406 square feet), which own their own pads and improvements and are therefore, not part of the collateral. As of May 16, 2007, based on collateral square footage, the weighted average occupancy of the Och-Ziff Retail Portfolio Mortgaged Properties was 90.1%.

Lockbox.    The Och-Ziff Retail Portfolio Borrower is required to cause the tenants to deposit all rents derived from each Och-Ziff Retail Portfolio Mortgaged Property directly into a segregated lockbox account under the control of the mortgagee; provided that prior to the occurrence of and following the cessation or cure of an event of an event of default under the Och-Ziff Retail Portfolio Mortgage Loan, the funds on deposit in the lockbox account will be swept on each business day to an account controlled and maintained by the Och-Ziff Retail Portfolio Borrower. Following the occurrence and during the continuance of an event of default, funds on deposit in the lockbox account will no longer be swept to an account maintained and controlled by the Och-Ziff Retail Portfolio Borrower, but will instead be swept on a daily basis to a cash collateral account under the sole control of the related mortgagee, until the subject event of default is cured or ceases to exist. During the existence of an event of default, funds in the cash collateral account will be applied as follows, at the related mortgagee’s option: first, to the payment of the Och-Ziff Retail Portfolio Borrower’s monthly real estate tax and insurance premium reserve obligation; second, to the payment of the fees of the Agent under the cash management agreement; third, to the payment of debt service; fourth, to the payment of the Och-Ziff Portfolio Borrower’s monthly operating expenses; fifth, payments for extraordinary expenses for the applicable period approved by the collateral agent; and lastly, all remaining amounts to be deposited into the excess cash flow subaccount, as additional cash collateral for the Och-Ziff Retail Portfolio Loan.

Terrorism Coverage.    The Och-Ziff Retail Portfolio Borrower is required to maintain commercial property and business interruption insurance, which includes coverage against losses resulting from perils and acts of terrorism. If perils of terrorism are hereafter excluded from such insurance coverage, the Och-Ziff Retail Portfolio Borrower is required to obtain an endorsement to such insurance policy, or a separate stand-alone policy from an insurance provider which meets the requirements set forth in the Loan documents (or is otherwise satisfactory to the lender), insuring against all such excluded acts or events in the amounts required for such coverage under the Loan documents (100% of the ‘‘Full Replacement Cost), or such lesser amount as may be approved by the lender in its reasonable discretion.

Partial Release.    In connection with a partial prepayment after the Release Date, the Och-Ziff Portfolio Borrower may obtain the release of a Och-Ziff Portfolio Mortgaged Property and terminate the cross-collateralization provisions with respect to such Och-Ziff Retail Portfolio Mortgaged Property, provided that (i) the debt service coverage ratio for the Och-Ziff Retail Portfolio Mortgaged Properties remaining after the release of such Och-Ziff Retail Portfolio Mortgaged Property is at least equal to the greater of (a) 1.20x and (b) the lesser of (1) the debt service coverage ratio immediately proceeding such release or (2) 1.30x, and (ii) the Och-Ziff Retail Portfolio Borrower makes a prepayment in an amount not less than 110% of the allocated loan amount for the Och-Ziff Retail Portfolio Mortgaged Property to be released, together with any applicable yield maintenance premium. In addition, from and after May 6, 2014, the Och-Ziff Retail Portfolio Borrower may prepay the Och-Ziff Retail Portfolio Mortgage Loan, in whole, but not in part, without payment of any prepayment consideration.

In addition to the releases described above, the Och-Ziff Retail Portfolio Borrower has a one-time right to obtain the release of any one (but not more than one) individual Och-Ziff Retail Portfolio Mortgaged Property (‘‘the Early Release Property’’) prior to August 6, 2010, but not sooner than August 6, 2008, subject to the conditions set forth above, except that (i) the release amount for the Early Release Property is 100% of the allocated loan amount for the subject Early Release Property (or 110% to the extent that the allocated loan amount for such Early Release Property together with the allocated loan amount that certain parcel defined as the ‘‘Chick-Fil-A Parcel’’ in the related loan agreement is more than $42,600,000); and (ii) any prepayment made in connection with this Early Release shall be without any yield maintenance premium, provided that, if the allocated loan amount for the Early Release Property together with the allocated loan amount for the Chick-Fil-A Parcel (if the same has been released as described below) is more than $42,600,000, then the Och-Ziff Retail Portfolio Borrower is required to pay a yield maintenance premium on the amount in excess thereof.

Additionally, the Och-Ziff Retail Portfolio Borrower has the right at any time to obtain the release of the Chick-Fil-A Parcel upon the satisfaction of certain conditions including, but not limited to: (i) such release is in connection with and pursuant to the sale of the Chick-Fil-A Parcel to the tenant under the lease thereof; (ii) the Chick-Fil-A Parcel constitutes a separate, legally subdivided parcel of land and a separate tax lot; and (iii) payment of a release price equal to 100% of the allocated loan amount for the Chick-Fil-A Parcel, together with, if such release occurs prior to August 6, 2008, a yield maintenance payment equal to the amount of interest that would be payable on such amount through August 6, 2008. If a release of the Chick-Fil-A Parcel occurs after August 6, 2008, then no yield maintenance premium is required, provided that if the allocated loan amount for the Chick-Fil-A Parcel together with the allocated loan amount for the Early Release Property is more than $42,600,000, then the Och-Ziff Retail Portfolio Borrower shall pay a yield maintenance premium on the excess thereof.

Environmental Matters.    The Phase I environmental site assessment with respect to the Och-Ziff Retail Portfolio Mortgaged Properties identified dry cleaners at the following properties: CP Beechwood, CP Burnt Store, CS Clay, CP Hunter’s Creek, CP Lakewood and CP Northdale. A Phase II environmental site assessment was performed for the CP Beechwood and CP Hunter’s Creek properties, resulting in a no further action recommendation with respect to each property. In addition, according to the environmental consultant, the dry cleaning facilities at the CP Burnt Store and CP Northdale properties are currently enrolled in dry clean solvent cleaning programs.

V. The One Sansome Street Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$139,569,073
Loan per Square Foot:	$248
% of Initial Mortgage Pool Balance:	4.7%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.170% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	June 11, 2012
Maturity Balance:	$139,569,073
Borrower:	One Sansome Street Property LLC
Sponsors:	Broadway Real Estate Partners, LLC
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Tax and Insurance Reserve(2) Rollover/Replacement Reserve(3) Unfunded TI/LC Reserve(4) Debt Service Shortfall Reserve(5)
Ongoing Reserves:	Tax and Insurance Reserve(6) Rollover/Replacement Reserve(7)
Lockbox:	Hard(8)
Other Secured Debt:	$107,612,663 Senior Mezzanine Debt(9) $73,375,155 Aggregate Bridge Mezzanine Debt(10) Permitted Mezzanine Financing(11)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	San Francisco, California
Year Built:	1983
Year Renovated:	NAP(1)
Square Feet:	562,010
Occupancy:	87.1%
Occupancy Date:	April 1, 2007
Ownership Interest:	Fee
Property Management:	Broadway Real Estate Services, LLC, an affiliate of the borrower
U/W NCF:	$10,227,455(12)
U/W NCF DSCR:	1.17x(13)
Cut-off Date U/W NCF DSCR:	1.17x(13)
Appraised Value:	$333,300,000
Appraisal As of Date:	May 1, 2007
Cut-off Date LTV Ratio:	41.9%
Maturity LTV Ratio:	41.9%

(1)	NAP means not applicable.
(2)	At closing, the One Sansome Street Borrower deposited $1,349,798 into a tax and insurance escrow account to pay for real estate taxes on the One Sansome Street Mortgaged Property.
(3)	At closing, the One Sansome Street Borrower deposited $9,550,000 into a rollover/replacement reserve account to pay for leasing expenses incurred following the origination of the One Sansome Street Mortgage Loan, required repairs, and replacements at the One Sansome Street Mortgaged Property.
(4)	At closing, the One Sansome Street Borrower deposited $1,663,800 into an unfunded tenant obligations reserve account to pay for free rent credits and unfunded leasing expenses incurred prior to the origination of the One Sansome Street Mortgage Loan.
(5)	At closing, the One Sansome Street Borrower deposited $4,245,243 into a debt service shortfall account to pay for budgeted shortfalls in operating expenses, including but not limited to debt service payments for the One Sansome Street Mortgage Loan and the One Sansome Street Senior Mezzanine Loan (defined below).
(6)	The One Sansome Street Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the One Sansome Street Borrower provides evidence of a blanket or umbrella insurance policy covering the One Sansome Street Mortgaged Property, as approved by the lender, the monthly insurance escrow payments for insurance premiums will be disbursed by the lender to the One Sansome Street Borrower. Further, the monthly escrows for taxes and/or insurance premiums will not be required (i) if the One Sansome Street Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in such reserve funds for payment of taxes and/or insurance premiums, or (ii) in the event the One Sansome Street Bridge Mezzanine Loan (defined below) is not outstanding, if the One Sansome Street Borrower delivers an acceptable guarantee of the payment of all taxes and/or premiums when due.
(7)	The One Sansome Street Borrower is required to make monthly deposits into a rollover/replacement reserve account on each payment date commencing on the payment date occurring in July 2010 equal to an amount equal to the sum of (a) one-twelfth of the product of $0.15 per square foot times the gross leasable area of the One Sansome Street Mortgaged Property per year for replacements and repairs required to be made to the One Sansome Street Mortgaged Property, (b) one-twelfth of the product of $1.00 per square foot times the gross leasable area of the One Sansome Street Mortgaged Property per year for leasing expenses during the calendar year and (c) all lease termination payments in excess of $150,000, in the aggregate, made to the One Sansome Street Borrower. Notwithstanding the foregoing, if the One Sansome Street Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in the rollover/replacement reserve funds, then the monthly rollover/replacement reserve escrow payments will not be required.
(8)	See ‘‘—Lockbox’’ below.
(9)	Represents one or more senior mezzanine loans in the principal amount of $107,612,663 as of the cut-off date. See ‘‘—Mezzanine Financing’’ below.
(10)	Represents the aggregate portion of an aggregate of $459,612,592 of one or more bridge mezzanine loans, as of the cut-off date, of which $73,375,155, in the aggregate, is allocated to the indirect interests in the One Sansome Street Borrower. See ‘‘—Mezzanine Financing’’ below.
(11)	See ‘‘—Permitted Mezzanine Financing’’ below.
(12)	Reflects in-place U/W NCF. U/W NCF is projected to be $16,233,764 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 84,623 square feet upon building remeasurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions.
(13)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $16,233,764 (described in footnote (12) above) are each 1.86x.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Citigroup North America	156,236	27.8%	36.4%	$35.32	AA/AA+/Aa1	12/31/2011(5)
Bear Stearns	65,932	11.7	11.7	$27.28	A+/A+/A1	9/30/2009
Smith Barney	46,843	8.3	18.3	$59.17	AA/AA+/Aa1	4/30/2015(6)
Lewis Brisbois, Bisgaar	45,036	8.0	6.0	$19.43	NR	10/31/2012
Lumetra	44,550	7.9	5.7	$18.82	NR	12/31/2009(7)
Total	358,597	63.8%	78.0%
(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease if the tenant company is not rated. NR means not rated.
(5)	Citigroup North America’s lease expiration includes 109,478 square feet expiring 12/31/2011 and 46,758 square feet expiring 6/30/2013.
(6)	Smith Barney’s lease expiration includes 31,148 square feet expiring 4/30/2015 and 15,695 square feet expiring 9/30/2010.
(7)	Lumetra’s lease expiration includes 29,758 square feet expiring 12/31/2009 and 14,792 square feet expiring 11/30/2009.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007(2)	5,112	0.9%	0.9%	$122,060	0.8%	0.8%
2008	3,825	0.7	1.6%	79,986	0.5	1.3%
2009	120,616	21.5	23.1%	2,863,398	18.7	20.0%
2010	56,951	10.1	33.2%	2,195,270	14.3	34.3%
2011	109,478	19.5	52.7%	3,916,576	25.5	59.9%
2012	73,876	13.1	65.8%	1,837,590	12.0	71.9%
2013	74,933	13.3	79.1%	2,374,860	15.5	87.3%
2014	10,818	1.9	81.1%	183,257	1.2	88.5%
2015	31,148	5.5	86.6%	1,751,452	11.4	100.0%
2016	0	0.0	86.6%	0	0.0	100.0%
2017 and beyond	2,510	0.4	87.1%	4,800	0.0	100.0%
Vacant	72,743	12.9	100.0%	0	—
Total	562,010	100.0%		$15,329,249	100.0%
(1)	Based on in-place underwritten base rental revenues.
(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The borrower under the One Sansome Street Mortgage Loan is One Sansome Street Property LLC, a Delaware limited liability company (the ‘‘One Sansome Street Borrower’’), which is sponsored by Broadway Real Estate Partners, LLC (‘‘Broadway Partners’’). Broadway Partners is a national private real estate investment and management firm headquartered in New York. The firm invests in high quality office properties in select markets nationwide. Broadway Partners reports that since 2000, it has acquired office assets with a value in excess of $15 billion. Broadway Partners has significant real estate transactional, operating and investing experience and its equity partners represent a cross section of both domestic and international institutional and private investors.

The Mortgage Loan.    The One Sansome Street Mortgage Loan was originated on May 15, 2007 and has a cut-off date principal balance of $139,569,073. The One Sansome Street Mortgage Loan is a five-year loan with a stated maturity date of June 11, 2012. The One Sansome Street Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.170% per annum. On the eleventh day of each month to, but not including the stated maturity date, the One Sansome Street Borrower is required to make interest-only payments on the One Sansome Street Mortgage Loan. The principal balance of the One Sansome Street Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

The One Sansome Street Borrower is prohibited from voluntarily prepaying the One Sansome Street Mortgage Loan, in whole or in part, prior to March 11, 2012. From and after March 11, 2012, the One Sansome Street Borrower may prepay the One Sansome Street Mortgage Loan, in whole only, without payment of any prepayment consideration.

The One Sansome Street Borrower may defease the One Sansome Street Mortgage Loan, in whole only, at any time after the expiration of two years following the Issue Date, and by doing so obtain the release of the One Sansome Street Mortgaged Property. A defeasance will be effected by the One Sansome Street Borrower’s pledging substitute collateral that consists of direct, non-callable obligations of the United States of America, other non-callable obligations which are

‘‘government securities’’ as defined in Treasury regulations section 1.860G-2(a)(8)(i), as amended, or such other non-callable instruments which shall not cause the trust to fail to maintain its status as a real estate mortgage investment conduit within the meaning of Section 860D of the Internal Revenue Code, which (a) produce payments that replicate the payment obligations of the One Sansome Street Borrower under the One Sansome Street Mortgage Loan and (b) are sufficient to pay off the One Sansome Street Mortgage Loan in its entirety, at the One Sansome Street Borrower’s election, on any payment date on or after March 11, 2012 or on the stated maturity date. The One Sansome Street Borrower’s right to defease the entire One Sansome Street Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C6 certificates by such rating agency.

The Mortgaged Property.    The One Sansome Street Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the One Sansome Street Mortgaged Property, a 41-story class A office building located in San Francisco, California. Built in 1983, the One Sansome Street Mortgaged Property is a landmark tower on the San Francisco skyline and is one of the larger buildings in the market with 562,010 square feet of net rentable area. The One Sansome Street Mortgaged Property is leased by multiple tenants. The major tenants at the property are Citigroup North America (which is rated AA/AA+/Aa1 by S&P, Fitch and Moody’s, respectively), with 156,236 square feet (27.8% of the total space), Bear Stearns (which is rated A+/A+/A1 by S&P, Fitch and Moody’s, respectively), with 65,932 square feet (11.7% of the total space), Smith Barney (which is rated AA/AA+/Aa1 by S&P, Fitch and Moody’s, respectively), with 46,843 square feet (8.3% of the total space), Lewis Brisbois, Bisgaar with 45,036 square feet (8.0% of the total space) and Lumetra with 44,550 square feet (7.9% of the total space). As of April 1, 2007, occupancy at the One Sansome Street Mortgaged Property, based on square footage leased, was 87.1%. Based on historical information provided by the One Sansome Street Borrower, the net operating income for the One Sansome Street Mortgaged Property was $12,401,557 for fiscal year 2006 and $4,170,449 for the interim period January 2007 through May 15, 2007.

Lockbox.    The One Sansome Street Borrower is required to cause all income from the One Sansome Street Mortgaged Property to be deposited into a cash management account controlled by the lender. All funds on deposit in the cash management account shall be applied in the following order of priority as set forth in the One Sansome Street Mortgage Loan documents: (i) first, to pay the monthly deposit for taxes; (ii) second, to pay the monthly deposit for insurance premiums; (iii) third, to pay monthly debt service due on the One Sansome Street Loan; (iv) fourth, beginning on the payment date occurring in July 2010, to pay the monthly rollover/replacement reserve escrow deposit; (v) fifth, to pay any default interest or late payment charges due under the One Sansome Street Mortgage Loan documents; (vi) sixth, to pay the fees due in connection with the cash management account and any other accounts established pursuant to the One Sansome Street Mortgage Loan documents; (vii) seventh, to the One Sansome Street Borrower to pay operating, leasing and capital expenses for the next calendar month and reimbursement for prior months to the extent not previously reimbursed to the One Sansome Street Borrower; and (viii) lastly, so long as no event of default exists, the remainder to the holder of the senior One Sansome Street Mezzanine Loan to be disbursed in accordance with the One Sansome Street Senior Mezzanine Loan.

Terrorism Coverage.    The One Sansome Street Borrower is required to maintain insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage with coverage in an amount not less than 100% of the replacement value (exclusive of costs of excavation, foundation, underground utilities and footings) of the One Sansome Street Mortgaged Property, provided that such terrorism insurance is commercially available and provided that the One Sansome Street Borrower shall not be obligated to spend an amount in excess of $500,000 for such coverage.

Mezzanine Financing.    The holders of direct and indirect interests in the One Sansome Street Borrower (collectively, the ‘‘One Sansome Street Mezzanine Borrowers’’) have incurred the following mezzanine loans: (a) one or more One Sansome Street mezzanine loans in the principal amount of $107,612,663, (the ‘‘One Sansome Street Senior Mezzanine Loan’’); (b) together with certain affiliated co-obligors, one or more mezzanine loans in the principal amount of $321,984,921 (of which $50,967,060 is allocated to the indirect interests in the One Sansome Street Borrower) (the ‘‘One Sansome Street Bridge Mezzanine Loan’’) and (c) together with certain affiliated co-obligors, one or more mezzanine loans in the principal amount of $137,627,670 (of which $22,408,095 is allocated to the indirect interests in the One Sansome Street Borrower) (the ‘‘One Sansome Street Subordinate Bridge Mezzanine Loan’’ and together with the One Sansome Street Senior Mezzanine Loan and the One Sansome Street Bridge Mezzanine Loan, collectively, the ‘‘One Sansome Street Mezzanine Loans’’), which One Sansome Street Mezzanine Loans are secured by pledges of 100% of the direct or indirect interest in the One Sansome Street Borrower and, with respect to the One Sansome Street Bridge Mezzanine Loan and the One Sansome Street Subordinate Bridge Mezzanine Loan (collectively, the ‘‘One Sansome Street Aggregate Bridge Mezzanine Loans’’), by pledges of interests in affiliates of the One Sansome Street Borrower including, among others, affiliates of the 100 Wall Street Borrower and the Greensboro Park Borrower. The loan documents which evidence the One Sansome Street Mezzanine

Loans permit the holder thereof to sever the individual One Sansome Street Mezzanine Loans into one or more additional mezzanine loans or consolidate the One Sansome Street Mezzanine Loans provided that certain conditions set forth therein are satisfied, including that the aggregate principal of, and debt service payable on, such One Sansome Street mezzanine loans does not increase.

The One Sansome Street Senior Mezzanine Loan is coterminous with the One Sansome Street Mortgage Loan. The One Sansome Street Aggregate Bridge Mezzanine Loans each have an initial term of 15 months with a three month extension term and a six-month extension term. The One Sansome Street Mezzanine Loans accrue interest on an Actual/360 Basis at a (a) fixed rate per annum with respect to the One Sansome Street Senior Mezzanine Loan and (b) floating rate per annum with respect to the One Sansome Street Aggregate Bridge Mezzanine Loans. On the eleventh day of each month up to, but excluding, the scheduled maturity date, the One Sansome Street Mezzanine Borrowers under the One Sansome Street Senior Mezzanine Loan and the One Sansome Street Bridge Mezzanine Loan are required to make interest-only payments on the outstanding principal balance of such One Sansome Street Mezzanine Loans. Interest on the One Sansome Street Subordinate Bridge Mezzanine Loan accrues throughout the initial term of the One Sansome Street Subordinate Bridge Mezzanine Loan but during each extension term, the borrower under the One Sansome Street Subordinate Bridge Mezzanine Loan is required to make interest-only payments on the eleventh day of each month up to, but excluding the extended maturity date. The principal balance of the One Sansome Street Mezzanine Loans, plus all accrued and unpaid interest thereon, are due and payable on the scheduled maturity date.

The One Sansome Street Senior Mezzanine Loan may be voluntarily prepaid, in whole but not in part, at any time, provided that if such prepayment occurs prior to March 11, 2012, such prepayment must be accompanied by a yield maintenance premium. The One Sansome Street Bridge Mezzanine Loan may be prepaid in whole or in part at any time provided that in connection with any prepayment prior to February 11, 2008 such prepayment is accompanied by the applicable spread maintenance premium. The One Sansome Street Subordinated Bridge Loan may be repaid in whole or in part at any time without prepayment fee or penalty.

The One Sansome Street Mezzanine Loans require that upon a sale of the One Sansome Street Mortgaged Property, the conditions contained in the loan documents which evidence and secure the One Sansome Street Mezzanine Loans be satisfied, including, but not limited to (a) the conditions for such transfer contained in the One Sansome Street Mortgage Loan documents are met, (b) the holders of the One Sansome Street Aggregate Bridge Mezzanine Loans receive payment of an amount not less than $73,375,155, and (c) no event of default has occurred and is continuing.

The One Sansome Street Mezzanine Loans are subject to an intercreditor agreement between the holder of such mezzanine loans and the lender under the One Sansome Street Mortgage Loan, as described under ‘‘—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

Permitted Mezzanine Financing.    An indirect owner of the One Sansome Street Borrower, other than the One Sansome Street Mezzanine Borrowers (the ‘‘Permitted Mezzanine Borrower’’) may obtain a mezzanine loan (the ‘‘Permitted Mezzanine Loan’’) secured by its indirect ownership interests in the One Sansome Street Borrower provided that certain conditions are satisfied, including but not limited to the following: (a) the loan-to-value ratio, giving effect to the One Sansome Street Mortgage Loan and the Permitted Mezzanine Loan, does not exceed 80%, (b) the combined debt service coverage ratio for the One Sansome Street Mortgage Loan, the One Sansome Street Mezzanine Loans and the Permitted Mezzanine Loan will not be less than 1.15x; provided, however, if the debt service coverage ratio for the One Sansome Street Mortgage Loan, the One Sansome Street Mezzanine Loans and the Permitted Mezzanine Loan is less than 1.15x but greater than 1.05x, the One Sansome Street Borrower may deliver to the One Sansome Street Mortgage Loan lender a letter of credit in an amount that, if applied to the One Sansome Street Mortgage Loan would reduce the outstanding balance of such loan by the amount necessary to achieve a debt service coverage ratio of at least 1.15x; (c) the holder of the Permitted Mezzanine Loan (‘‘Permitted Mezzanine Lender’’) is a ‘‘Qualified Transferee’’ as such term is defined in the form of intercreditor agreement then-approved by the rating agencies and otherwise reasonably acceptable to the One Sansome Street Mortgage Loan lender in all respects; (d) the Permitted Mezzanine Lender executes and delivers to the One Sansome Street Mortgage Loan lender an intercreditor agreement in the form then-approved by the rating agencies or otherwise reasonably acceptable to the One Sansome Street Mortgage Loan lender; and (e) the One Sansome Street Mortgage Loan lender receives confirmation from each applicable rating agency that such Permitted Mezzanine Loan would not, in and of itself, result in a downgrade, qualification or withdrawal of the ratings then assigned or to be assigned to the series 2007-C6 certificates.

VI. The 100 Wall Street Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$117,399,060
Loan per Square Foot:	$243
% of Initial Mortgage Pool Balance:	3.9%
Shadow Rating (S&P/Fitch/Moody’s):	BBB−/NR/NR(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.250% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	June 11, 2012
Maturity Balance:	$117,399,060
Borrower:	100 Wall Street Property LLC
Sponsors:	Broadway Real Estate Partners, LLC
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Tax and Insurance Reserve(3) Rollover/Replacement Reserve(4) Unfunded TI/LC Reserve(5) Debt Service Shortfall Reserve(6)
Ongoing Reserves:	Tax and Insurance Reserve(7) Rollover/Replacement Reserve(8)
Lockbox:	Hard(9)
Other Secured Debt:	$62,491,102 Senior Mezzanine Debt(10) $50,513,622 Aggregate Bridge Mezzanine Debt(11) Permitted Mezzanine Financing(12)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	New York, New York
Year Built:	1969
Year Renovated:	2004
Square Feet:	482,404
Occupancy:	95.1%
Occupancy Date:	April 1, 2007
Ownership Interest:	Fee
Property Management:	Broadway Real Estate Services, LLC, an affiliate of the borrower
U/W NCF:	$8,675,300(13)
U/W NCF DSCR:	1.17x(14)
Cut-off Date U/W NCF DSCR:	1.17x(14)
Appraised Value:	$250,000,000
Appraisal As of Date:	May 1, 2007
Cut-off Date LTV Ratio:	47.0%
Maturity LTV Ratio:	47.0%

(1)	NR means not rated.
(2)	NAP means not applicable.
(3)	At closing, the 100 Wall Street Borrower deposited $1,851,952 into a tax and insurance escrow account to pay for real estate taxes on the 100 Wall Street Mortgaged Property.
(4)	At closing, the 100 Wall Street Borrower deposited $4,280,000 into a rollover/replacement reserve account to pay for leasing expenses incurred following the origination of the 100 Wall Street Mortgage Loan, required repairs, and replacements at the 100 Wall Street Mortgaged Property.
(5)	At closing, the 100 Wall Street Borrower deposited $3,491,002 into an unfunded tenant obligations reserve account to pay for free rent credits and unfunded leasing expenses incurred prior to the origination of the 100 Wall Street Mortgage Loan.
(6)	At closing, the 100 Wall Street Borrower deposited $4,004,167 into a debt service shortfall account to pay for budgeted shortfalls in operating expenses, including but not limited to debt service payments for the 100 Wall Street Mortgage Loan and the 100 Wall Street Senior Mezzanine Loan (defined below).
(7)	The 100 Wall Street Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the 100 Wall Street Borrower provides evidence of a blanket or umbrella insurance policy covering the 100 Wall Street Mortgaged Property, as approved by the lender, the monthly insurance escrow payments for insurance premiums will be disbursed by the lender to the 100 Wall Street Borrower. Further, the monthly escrows for taxes and/or insurance premiums will not be required (i) if the 100 Wall Street Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in such reserve funds for payment of taxes and/or insurance premiums, or (ii) in the event the 100 Wall Street Bridge Mezzanine Loan (defined below) is not outstanding, if the 100 Wall Street Borrower delivers an acceptable guarantee of the payment of all taxes and/or premiums when due.

(8)	The 100 Wall Street Borrower is required to make monthly deposits into a rollover/replacement reserve account on each payment date commencing on the payment date occurring in July 2010 equal to an amount equal to the sum of (a) one-twelfth of the product of $0.15 per square foot times the gross leasable area of the 100 Wall Street Mortgaged Property per year for replacements and repairs required to be made to the 100 Wall Street Mortgaged Property, (b) one-twelfth of the product of $1.00 per square foot times the gross leasable area of the 100 Wall Street Mortgaged Property per year for leasing expenses during the calendar year and (c) all lease termination payments in excess of $150,000, in the aggregate, made to the 100 Wall Street Borrower. Notwithstanding the foregoing, if the 100 Wall Street Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in the rollover/replacement reserve funds, then the monthly rollover/replacement reserve escrow payments will not be required.
(9)	See ‘‘—Lockbox’’ below.
(10)	Represents one or more senior mezzanine loans in the principal amount of $62,491,102 as of the cut-off date. See ‘‘—Mezzanine Financing’’ below.
(11)	Represents the aggregate portion of an aggregate of $459,612,592 of one or more bridge mezzanine loans, as of the cut-off date, of which $50,513,622, in the aggregate, is allocated to the indirect interests in the 100 Wall Street Borrower. See ‘‘—Mezzanine Financing’’ below.
(12)	See ‘‘—Permitted Mezzanine Financing’’ below.
(13)	Reflects in-place U/W NCF. U/W NCF is projected to be $11,651,972 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 27,168 square feet upon building remeasurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions.
(14)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $11,651,972 (described in footnote (13) above) are each 1.57x.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
GFI Group Inc.	86,775	18.0%	17.7%	$33.93	NR	9/30/2013
NY Fix, Inc.	47,399	9.8	8.4	$29.71	NR	9/30/2014
Harris Beech	46,171	9.6	10.0	$35.98	NR	3/31/2017
Dresdner Bank AG	35,320	7.3	9.5	$45.01	A+/A+/Aa2	7/31/2011
DST Output	34,850	7.2	8.6	$41.00	NR	5/31/2010
Total	250,515	51.9%	54.2%
(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease if the tenant company is not rated. NR means not rated.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007(2)	2,508	0.5%	0.5%	$176,144	1.1%	1.1%
2008	2,340	0.5	1.0%	82,280	0.5	1.5%
2009	19,672	4.1	5.1%	631,072	3.8	5.3%
2010	65,816	13.6	18.7%	2,587,274	15.5	20.8%
2011	51,233	10.6	29.3%	2,135,251	12.8	33.6%
2012	56,345	11.7	41.0%	2,389,534	14.3	48.0%
2013	90,854	18.8	59.9%	3,091,332	18.5	66.5%
2014	65,377	13.6	73.4%	2,008,040	12.0	78.5%
2015	7,608	1.6	75.0%	243,442	1.5	80.0%
2016	0	0.0	75.0%	0	0.0	80.0%
2017 and beyond	96,810	20.1	95.1%	3,336,369	20.0	100.0%
Vacant	23,841	4.9	100.0%	0	—
Total	482,404	100.0%		$16,680,738	100.0%
(1)	Based on in-place underwritten base rental revenues.
(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The borrower under the 100 Wall Street Mortgage Loan is 100 Wall Street Property LLC, a Delaware limited liability company (the ‘‘100 Wall Street Borrower’’), which is sponsored by Broadway Real Estate Partners, LLC (‘‘Broadway Partners’’). Broadway Partners is a national private real estate investment and management firm headquartered in New York. The firm invests in high quality office properties in select markets nationwide. Broadway Partners reports that since 2000, it has acquired office assets with a value in excess of $15 billion. Broadway Partners has significant real estate transactional, operating and investing experience and its equity partners represent a cross section of both domestic and international institutional and private investors.

The Mortgage Loan.    The 100 Wall Street Mortgage Loan was originated on May 15, 2007 and has a cut-off date principal balance of $117,399,060. The 100 Wall Street Mortgage Loan is a five-year loan with a stated maturity date of June 11, 2012. The 100 Wall Street Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.250% per annum. On the eleventh day of each month to, but not including the stated maturity date, the 100 Wall Street Borrower is required to make interest-only payments on the 100 Wall Street Mortgage Loan. The principal balance of the 100 Wall Street Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

The 100 Wall Street Borrower is prohibited from voluntarily prepaying the 100 Wall Street Mortgage Loan, in whole or in part, prior to March 11, 2012. From and after March 11, 2012, the 100 Wall Street Borrower may prepay the 100 Wall Street Mortgage Loan, in whole only, without payment of any prepayment consideration.

The 100 Wall Street Borrower may defease the 100 Wall Street Mortgage Loan, in whole only, at any time after the expiration of two years following the Issue Date, and by doing so obtain the release of the 100 Wall Street Mortgaged Property. A defeasance will be effected by the 100 Wall Street Borrower’s pledging substitute collateral that consists of direct, non-callable obligations of the United States of America, other non-callable obligations which are ‘‘government securities’’ as defined in Treasury regulations section 1.860G-2(a)(8)(i), as amended, or such other non-callable instruments which shall not cause the trust to fail to maintain its status as a real estate mortgage investment conduit within the meaning of Section 860D of the Internal Revenue Code, which (a) produce payments that replicate the payment obligations of the 100 Wall Street Borrower under the 100 Wall Street Mortgage Loan and (b) are sufficient to pay off the 100 Wall Street Mortgage Loan in its entirety, at the 100 Wall Street Borrower’s election, on any payment date on or after March 11, 2012 or on the stated maturity date. The 100 Wall Street Borrower’s right to defease the entire 100 Wall Street Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C6 certificates by such rating agency.

The Mortgaged Property.    The 100 Wall Street Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the 100 Wall Street Mortgaged Property, a 29-story class A office building located in New York, New York. Built in 1969 and renovated in 2004, the 100 Wall Street Mortgaged Property is located in the heart of Manhattan’s Financial District at the corner of Wall Street and Water Street and contains 482,404 square feet of net rentable area. The 100 Wall Street Mortgaged Property is leased by multiple tenants. The major tenants at the property are GFI Group Inc. with 86,775 square feet (18.0% of the total space), NY Fix, Inc. with 47,399 square feet (9.8% of the total space), Harris Beech with 46,171 square feet (9.6% of the total space), Dresdner Bank AG (which is rated A+/A+/Aa2 by S&P, Fitch and Moody’s, respectively) with 35,320 square feet (7.3% of the total space) and DST Output with 34,850 square feet (7.2% of the total space). As of April 1, 2007, occupancy at the 100 Wall Street Mortgaged Property, based on square footage leased, was 95.1%. Based on historical information provided by the 100 Wall Street Borrower, the net operating income for the 100 Wall Street Mortgaged Property was $8,098,489 for fiscal year 2006 and $2,849,494 for the interim period January 2007 through May 15, 2007.

Lockbox.    The 100 Wall Street Borrower is required to cause all income from the 100 Wall Street Mortgaged Property to be deposited into a cash management account controlled by the lender. All funds on deposit in the cash management account shall be applied in the following order of priority as set forth in the 100 Wall Street Mortgage Loan documents: (i) first, to pay the monthly deposit for taxes; (ii) second, to pay the monthly deposit for insurance premiums; (iii) third, to pay the monthly debt service due on the 100 Wall Street Loan; (iv) fourth, beginning on the payment date occurring in July 2010, to pay the monthly rollover/replacement reserve escrow deposit; (v) fifth, to pay any default interest or late payment charges due under the 100 Wall Street Mortgage Loan documents; (vi) sixth, to pay the fees due in connection with the cash management account and any other accounts established pursuant to the 100 Wall Street Mortgage Loan documents; (vii) seventh, to the 100 Wall Street Borrower to pay operating, leasing and capital expenses for the next calendar month and reimbursement for prior months to the extent not previously reimbursed to the 100 Wall Street Borrower; and (viii) lastly, so long as no event of default exists, the remainder to the holder of the senior 100 Wall Street Mezzanine Loan to be disbursed in accordance with the 100 Wall Street Senior Mezzanine Loan.

Terrorism Coverage.    The 100 Wall Street Borrower is required to maintain insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage with coverage in an amount not less than 100% of the replacement value (exclusive of costs of excavation, foundation, underground utilities and footings) of the 100 Wall Street Mortgaged Property, provided that such terrorism insurance is commercially available and provided that the 100 Wall Street Borrower shall not be obligated to spend an amount in excess of $600,000 for such coverage.

Mezzanine Financing.    The holders of direct and indirect interests in the 100 Wall Street Borrower (collectively, the ‘‘100 Wall Street Mezzanine Borrowers’’) have incurred the following mezzanine loans: (a) one or more 100 Wall Street mezzanine loans in the principal amount of $62,491,102 (the ‘‘100 Wall Street Senior Mezzanine Loan’’); (b) together with certain affiliated co-obligors, one or more mezzanine loans in the principal amount of $321,984,921 (of which $35,087,228 is allocated to the indirect interests in the 100 Wall Street Borrower) (the ‘‘100 Wall Street Bridge Mezzanine Loan’’) and (c) together with certain affiliated co-obligors, one or more mezzanine loans in the principal amount of $137,627,670 (of which $15,426,394 is allocated to the indirect interests in the 100 Wall Street Borrower) (the ‘‘100 Wall Street Subordinate Bridge Mezzanine Loan’’ and together with the 100 Wall Street Senior Mezzanine Loan and the 100 Wall Street Bridge Mezzanine Loan, collectively, the ‘‘100 Wall Street Mezzanine Loans’’), which 100 Wall Street Mezzanine Loans are secured by pledges of 100% of the direct or indirect interest in the 100 Wall Street Borrower and, with respect to the 100 Wall Street Bridge Mezzanine Loan and the 100 Wall Street Subordinate Bridge Mezzanine Loan (collectively, the ‘‘100 Wall Street Aggregate Bridge Mezzanine Loans’’), by pledges of interests in affiliates of the 100 Wall Street Borrower including, among others, affiliates of the One Sansome Street and the Greensboro Park Borrower. The loan documents which evidence the 100 Wall Street Mezzanine Loans permit the holder thereof to sever the individual 100 Wall Street Mezzanine Loans into one or more additional mezzanine loans or consolidate the 100 Wall Street Mezzanine Loans provided that certain conditions set forth therein are satisfied, including that the aggregate principal of, and debt service payable on, such 100 Wall Street Mezzanine Loans not increase.

The 100 Wall Street Senior Mezzanine Loan is coterminous with the 100 Wall Street Mortgage Loan. The 100 Wall Street Aggregate Bridge Mezzanine Loans each have an initial term of 15 months with a three month extension term and a six-month extension term.

The 100 Wall Street Mezzanine Loans accrue interest on an Actual/360 Basis at a (a) fixed rate per annum with respect to the 100 Wall Street Senior Mezzanine Loan and (b) floating rate per annum with respect to the 100 Wall Street Aggregate Bridge Mezzanine Loans. On the eleventh day of each month up to, but excluding, the scheduled maturity date, the 100 Wall Street Mezzanine Borrowers under the 100 Wall Street Senior Mezzanine Loan and the 100 Wall Street Bridge Mezzanine Loan are required to make interest-only payments on the outstanding principal balance of such 100 Wall Street Mezzanine Loans. Interest on the 100 Wall Street Subordinate Bridge Mezzanine Loan accrues throughout the initial term of the 100 Wall Street Subordinate Bridge Mezzanine Loan but during each extension term, the borrower under the 100 Wall Street Subordinate Bridge Mezzanine Loan is required to make interest-only payments on the eleventh day of each month up to, but excluding the extended maturity date. The principal balance of the 100 Wall Street Mezzanine Loans, plus all accrued and unpaid interest thereon, are due and payable on the scheduled maturity date.

The 100 Wall Street Senior Mezzanine Loan may be voluntarily prepaid, in whole but not in part, at any time, provided that if such prepayment occurs prior to March 11, 2012, such prepayment must be accompanied by a yield maintenance premium. The 100 Wall Street Bridge Mezzanine Loan may be prepaid in whole or in part at any time provided that in connection with any prepayment prior to February 11, 2008 such prepayment is accompanied by the applicable spread maintenance premiums. The 100 Wall Street Subordinate Bridge Loan may be repaid in whole or in part at any time without prepayment fee or penalty.

The 100 Wall Street Mezzanine Loans require that upon a sale of the 100 Wall Street Mortgaged Property, the conditions contained in the loan documents which evidence and secure the 100 Wall Street Mezzanine Loans be satisfied, including, but not limited to (a) the conditions for such transfer contained in the 100 Wall Street Mortgage Loan documents are met, (b) the holders of the 100 Wall Street Aggregate Bridge Mezzanine Loans receive payment of an amount not less than $50,513,622, and (c) no event of default has occurred and is continuing.

The 100 Wall Street Mezzanine Loans are subject to an intercreditor agreement between the holder of such mezzanine loans and the lender under the 100 Wall Street Mortgage Loan, as described under ‘‘—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

Permitted Mezzanine Financing.    An indirect owner of the 100 Wall Street Borrower, other than the 100 Wall Street Mezzanine Borrowers (the ‘‘Permitted Mezzanine Borrower’’) may obtain a mezzanine loan (the ‘‘Permitted Mezzanine

Loan’’) secured by its indirect ownership interests in the 100 Wall Street Borrower provided that certain conditions are satisfied, including but not limited to the following: (a) the loan-to-value ratio, giving effect to the 100 Wall Street Mortgage Loan and the Permitted Mezzanine Loan, does not exceed 80%, (b) the combined debt service coverage ratio for the 100 Wall Street Mortgage Loan, the 100 Wall Street Mezzanine Loans and the Permitted Mezzanine Loan will not be less than 1.15x; provided however if the debt service coverage ratio for the 100 Wall Street Mortgage Loan, the 100 Wall Street Mezzanine Loans and the Permitted Mezzanine Loan is less than 1.15x but greater than 1.05x, the 100 Wall Street Borrower may deliver to the 100 Wall Street Mortgage Loan lender a letter of credit in an amount that, if applied to the 100 Wall Street Mortgage Loan would reduce the outstanding balance of such loan by the amount necessary to achieve a debt service coverage ratio of at least 1.15x; (c) the holder of the Permitted Mezzanine Loan (‘‘Permitted Mezzanine Lender’’) is a ‘‘Qualified Transferee’’ as such term is defined in the form of intercreditor agreement then-approved by the rating agencies and otherwise reasonably acceptable to the 100 Wall Street Mortgage Loan lender in all respects; (d) the Permitted Mezzanine Lender executes and delivers to the 100 Wall Street Mortgage Loan lender an intercreditor agreement in the form then-approved by the rating agencies or otherwise reasonably acceptable to the 100 Wall Street Mortgage Loan lender; and (e) the 100 Wall Street Mortgage Loan lender receives confirmation from each applicable rating agency that such Permitted Mezzanine Loan would not, in and of itself, result in a downgrade, qualification or withdrawal of the ratings then assigned or to be assigned to the series 2007-C6 certificates.

VII. The McCandless Towers Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$116,426,461
Loan per Square Foot:	$279
% of Initial Mortgage Pool Balance:	3.9%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.530% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2007
Amortization Term:	30 years(2)
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	June 11, 2017
Maturity Balance:	$109,656,656
Borrowers:	Santa Clara Towers, L.P. and Santa Clara Towers II, L.P.
Sponsor:	Tishman Speyer Real Estate Venture VII, L.P.
Defeasance/Prepayment:	Defeasance, in whole [or in part with partial release,] permitted two years after Issue Date. Prepayment without penalty permitted six months prior to maturity date.
Up-Front Reserves:	Leasing Reserve(3)
Required Repairs Reserve(4)
Ongoing Reserves:	Tax and Insurance Reserve(5)
Replacement Reserve(6)
Rollover Reserve(7)
Lockbox:	Hard(8)
Other Secured Debt:	$51,073,539 Mezzanine Debt(9)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset(10)
Property Type:	Class A Office
Location:	Santa Clara, California
Year Built:	1986 and 1998
Year Renovated:	NAP(1)
Square Feet:	418,003(10)
Occupancy:	95.5%
Occupancy Date:	May 1, 2007
Ownership Interest:	Fee
Property Management:	Tishman Speyer Properties, L.P., an affiliate of the borrower
UW NCF:	$8,858,316 (11)
U/W NCF DSCR:	1.00x(12)
Cut-off Date U/W NCF DSCR:	1.15x(13)
Appraised Value:	$223,000,000
Appraisal As of Date:	May 23, 2007
Cut-off Date LTV Ratio:	52.2%
Maturity LTV Ratio:	49.2%

(1)	NAP means not applicable.
(2)	Payments of interest only are required through and including the payment date in June 2012.
(3)	At closing, the McCandless Towers Borrower deposited $7,500,000 into a leasing reserve account to pay for the costs of tenant allowances, tenant improvements, leasing commissions, legal expenses and capital improvements at the McCandless Towers Mortgaged Property. In addition, the McCandless Towers Borrower is required to deposit into the leasing reserve account all lease termination payments in excess of $500,000. Provided no uncured event of default exists, the McCandless Towers Borrower may deliver a letter of credit in lieu of making required deposits to the leasing reserve account.
(4)	At closing, the McCandless Towers Borrower deposited $76,950 into a required repairs reserve account to pay for costs related required repairs at the McCandless Towers Mortgaged Property.
(5)	The McCandless Towers Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the amount of taxes that lender reasonably estimates will be payable during the next ensuing 12 months and, if the McCandless Towers Mortgaged Property is not covered by an approved blanket or umbrella insurance policy, an amount equal to one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of insurance policies.
(6)	The McCandless Towers Borrower is required to make monthly deposits in the amount of $5,224 into a replacement reserve account to pay for the costs of replacements and repairs at the McCandless Towers Mortgaged Property.
(7)	Commencing with the payment date occurring on July 11, 2009 through and including July 11, 2012, all excess cash flow shall be deposited into a rollover reserve account until such time as the amount on deposit equals $7,500,000 to pay for costs related to the releasing of the McAfee, Inc. space. Provided no uncured event of default exists, the McCandless Towers Borrower may deliver a letter of credit or a rollover reserve guaranty from the sponsor in lieu of depositing excess cash flow into the rollover reserve account. See ‘‘— Rollover Reserve Guaranty’’ below.
(8)	See ‘‘—Lockbox’’ below.
(9)	See ‘‘—Mezzanine Financing’’ below
(10)	The McCandless Towers Mortgaged Property consists of two, 11-story office buildings known as McCandless Tower I, built in 1986 with 203,923 square feet of net rentable area, and McCandless Tower II, built in 1998 with 214,080 square feet of net rentable area.
(11)	Reflects in-place U/W NCF. U/W NCF is projected to be $10,440,573 based on assumed mark-to-market rent adjustments applied to above or below-market office tenant leases, projected increase of building square footage by approximately 4,607 square feet upon building re-measurement and the additional rent related to that square footage at current market rents and certain other lease-up assumptions.

(12)	Based on in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in July 2012. The U/W NCF DSCR for the McCandless Towers Mortgage Loan based on the projected U/W NCF of $10,440,573 (described in footnote (11) above) and calculated based on the annualized constant monthly debt service payment commencing with the payment date in July 2012 is 1.18x.
(13)	Based on in-place U/W NCF and calculated based on the annual interest-only payments at the mortgage interest rate of 6.530% calculated on an Actual/360 Basis. The Cut-off Date U/W NCF DSCR for the McCandless Towers Mortgage Loan based on the projected U/W NCF of $10,440,573 (described in footnote (11) above) and calculated based on the annual interest-only payments at the mortgage interest rate of 6.530%, on an Actual/360 Basis, is 1.35x.

Major Tenant Information
Tenant(1)	Property	Approximate Square Feet		% Total Square Feet		% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
McAfee, Inc.	McCandless Tower II	208,368	(5)	49.8	%(6)	53.2%	$28.33	NR	3/31/2013
Amkor Technology, Inc.	McCandless Tower I	27,149		6.5		8.7	$35.58	NR	8/31/2008
Wayne Mascia Associates	McCandless Tower I	10,653		2.5		2.4	$23.40	NR	8/31/2012	(7)
Marubeni America Corporation	McCandless Tower I	9,634		2.3		2.5	$28.80	BBB-/BBB-/Baa2	4/30/2008	(8)
A.T. Kearney, Inc.	McCandless Tower I	9,094		2.2		1.4	$10.80	NR	10/31/2009	(9)
Total		264,898		63.4%		68.2%
(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those of S&P, Fitch and Moody’s, respectively, and may reflect the rating of the parent company (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.
(5)	McAfee, Inc. subleases 113,344 square feet of its space to various sub-tenants and continues to occupy 95,024 square feet of its space. McAfee, Inc. remains fully responsible for all of its obligations and terms and conditions under its lease.
(6)	The percent of total square feet for McAfee, Inc. is based on total square feet of the entire McCandless Towers Mortgaged Property. McAfee, Inc.’s approximate square feet represents 97.3% of the McCandless Tower II building.
(7)	The Wayne Mascia Associates lease provides for one, five year renewal option at market rent but no less than prior base rent.
(8)	The Marubeni America Corporation lease provides for one, four year renewal option at 95% of market rent but no less than prior base rent.
(9)	The A.T. Kearney, Inc. lease provides for one, 30 day extension at same rent as at time of extension or a five year renewal option at 95% of market rent but no less than prior base rent.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007	22,530	5.4%	5.4%	$490,807	4.4%	4.4%
2008	64,249	15.4	20.8%	1,994,952	18.0	22.4%
2009	47,324	11.3	32.1%	1,078,681	9.7	32.1%
2010	17,389	4.2	36.2%	542,319	4.9	37.0%
2011	4,761	1.1	37.4%	148,431	1.3	38.4%
2012	22,378	5.4	42.7%	493,309	4.4	42.8%
2013	214,080	51.2	93.9%	6,043,581	54.5	97.3%
2014	0	0.0	93.9%	0	0.0	97.3%
2015	0	0.0	93.9%	0	0.0	97.3%
2016	6,400	1.5	95.5%	300,000	2.7	100.0%
2017 & beyond	0	0.0	95.5%	0	0.0	100.0%
Vacant	18,892	4.5	100.0%	0	—
Totals	418,003	100.0%		$11,092,080	100.0%
(1)	Based on in-place underwritten base rental revenues.

The Borrowers and Sponsor.    The borrowers under the McCandless Towers Mortgage Loan are Santa Clara Towers, L.P. and Santa Clara Towers II, L.P., each a Delaware limited partnership (collectively, the ‘‘McCandless Towers Borrower’’), and are ultimately sponsored by Tishman Speyer Real Estate Venture VII, L.P., an investment fund of Tishman Speyer Properties (‘‘Tishman Speyer’’). Tishman Speyer is a major owner, developer and operator of first class real estate. Since its formation in 1978, Tishman Speyer has developed or acquired a portfolio of over 100 million square feet and approximately 14,000 residential units, valued at approximately $48 billion and located in major metropolitan areas across the United States, Europe, Latin America and Asia, including premier properties such as Rockefeller Center in New York and the Sony Center in Berlin.

The Mortgage Loan.    The McCandless Towers Mortgage Loan was originated on June 5, 2007 and has a cut-off date principal balance of $116,426,461. The McCandless Towers Mortgage Loan is a ten-year loan with a stated maturity date of June 11, 2017. The McCandless Towers Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.530% per annum. On the eleventh day of each month through and including the payment date in June 2012, the McCandless Towers Borrower is required to make payments of interest only on the McCandless Towers Mortgage Loan. On the eleventh day of each month from and including July 2012, up to but not including the stated maturity date, the McCandless Towers Borrower is required to make a constant monthly debt service payment of $738,192.97 on the McCandless Towers Mortgage Loan (based on a 30-year amortization schedule). The outstanding principal balance of the McCandless Towers Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on such stated maturity date.

The McCandless Towers Borrower is prohibited from voluntarily prepaying the McCandless Towers Mortgage Loan, in whole or in part, prior to December 11, 2016. From and after December 11, 2016, the McCandless Towers Borrower may prepay the McCandless Towers Mortgage Loan, in whole only, without payment of any prepayment fee or penalty.

The McCandless Towers Borrower may defease the McCandless Towers Mortgage Loan in whole only on any date following the second anniversary of the Issue Date, and by doing so obtain the release of the McCandless Towers Mortgaged Property. A defeasance will be effected by the McCandless Towers Borrower pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that provide payments on or prior (but as close as possible) to the scheduled payment dates under the McCandless Towers Mortgage Loan and are sufficient to pay off the McCandless Towers Mortgage Loan in its entirety on December 11, 2016 (or, at the option of the McCandless Towers Borrower, on the stated maturity date). The McCandless Towers Borrowers’ right to defease the entire McCandless Towers Mortgage Loan is conditioned upon, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C6 certificates by such rating agency. If the McCandless Towers Mezzanine Loan is outstanding at the time of the defeasance of the McCandless Towers Mortgage Loan, the borrower under the McCandless Towers Mezzanine Loan must simultaneously prepay the McCandless Towers Mezzanine Loan.

At any time following two years after the Issue Date and further provided that no event of default has occurred and is continuing under the McCandless Towers Mortgage Loan, if the McCandless Towers Borrower receives an offer to purchase all or substantially all of either the Tower I Parcel or the Tower II Parcel (hereinafter defined), the McCandless Towers Borrower may obtain the release of the applicable parcel, but only upon satisfaction of each of the conditions contained in the related loan documents. The foregoing conditions include, without limitation, partial defeasance of the McCandless Towers Mortgage Loan in an amount equal to the release price of 115% of the allocated loan amount applicable to the parcel being released as set forth in the McCandless Towers Mortgage Loan documents, and after giving effect to such release, the McCandless Towers Mortgage Loan lender shall have determined that (i) the debt service coverage ratio, taking into account the McCandless Towers Mortgage Loan and the McCandless Towers Mezzanine Loan, is greater than (a) the debt service coverage ratio at closing or (b) the debt service coverage ratio at the end of the calendar quarter occurring immediately prior to the release, provided, however, that if such debt service coverage ratio is less than 1.05x, the McCandless Towers Borrower not being released is further required to deliver evidence that the McCandless Towers Mezzanine Borrower has deposited into the Debt Service Shortfall Account established under the McCandless Towers Mezzanine Loan an amount (the ‘‘DSCR Release Amount’’), which, when added to the McCandless Towers Borrower’s net cash flow for the remaining term of the McCandless Towers Mortgage Loan would be sufficient to maintain a debt service coverage ratio of equal to or greater than1.05x, (ii) the loan to value ratio shall be at least equal to the lesser of (x) such loan to value ratio at closing and (y) such loan to value ratio immediately prior to the release, (iii) the projected physical occupancy for the remaining McCandless Towers Mortgaged Property through and including the end of the calendar year 2020 is no less than 95%, and (iv) the McCandless Towers Mezzanine Borrower has simultaneously prepaid the McCandless Towers Mezzanine Loan in accordance with the terms of the McCandless Towers Mezzanine Loan documents. In addition, the McCandless Towers Mezzanine Borrower has the right to substitute any combination of cash, letters or credit or guaranties in connection with its obligation to deposit the DSCR Release Amount.

The Mortgaged Property.    The McCandless Towers Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the McCandless Towers Borrower in the McCandless Towers Mortgaged Property. The McCandless Towers Mortgaged Property is a Class A office complex comprised of two, 11-story office buildings with an aggregate of 418,003 square feet located in Santa Clara, California. The two office buildings are known as McCandless Tower I (the ‘‘Tower I Parcel’’, with 203,923 square feet of net rentable area built in 1986 and McCandless Tower II (the ‘‘Tower II Parcel’’) with 214,080 square feet of net rentable area built in 1998. Amenities at the McCandless Towers Mortgaged Property include a fitness center with an indoor swimming pool, a 6,400 square foot restaurant and an underground garage and surface parking with a total of 1,408 parking spaces. The McCandless Towers Mortgaged Property is leased to a range of companies including those in the information technology, electronics and trading industries. The major tenant in the complex is McAfee, Inc. with 208,368 square feet (49.8% of total square feet and 97.3% of the Tower II Parcel). Other lead tenants are Amkor Technology, Inc, with 27,149 square feet (6.5% of total space), Wayne Mascia Associates with 10,653 square feet (2.5% of total space), Marubeni American Corporation with 9,634 square feet (2.3% of total space) and A.T. Kearney, Inc. with 9,094 square feet (2.2% of total space). As of May 1, 2007, based on square footage leased, occupancy at the McCandless Towers Mortgaged Property was 95.5%.

Lockbox.    The McCandless Towers Borrower is required to deposit (or cause to be deposited) all rents and other income from the McCandless Towers Mortgaged Property into a segregated hard lockbox account controlled by, and pledged to, the McCandless Towers Mortgage Loan lender. All funds on deposit in such lockbox account are required to be allocated on each Business Day as follows: (i) first, to the tax account in the amount of the monthly deposit for taxes; (ii) second, to the insurance premium account in the amount of the monthly deposit for insurance premiums if any are required; (iii) third, to the debt service account in the amount of monthly payment of the debt service; (iv) fourth, to the replacement reserve account in the amount of the monthly replacement reserve deposit; (v) fifth, to the lockbox bank in the amount of any outstanding fees and expenses of such bank; (vi) sixth, to the debt service account in the amount of funds sufficient to pay any interest accruing at the default rate and late payment charges; (vii) seventh, provided no event of default exists, to the holder of the McCandless Towers Mezzanine Loan in an amount equal to the monthly debt service due under the McCandless Towers Mezzanine Loan; (viii) eighth, provided no event of default exists, upon the occurrence of an event of default under the McCandless Towers Mezzanine Loan or the failure of a debt service coverage ratio test under the McCandless Towers Mezzanine Loan, to the operating expense account in an amount equal to budgeted monthly operating expenses and any extraordinary operating expenses approved by the lender for disbursement to the McCandless Towers Borrower; and (ix) ninth, provided no event of default exists, all sums on deposit in the lockbox account after the foregoing deposits under clauses (i) through (ix) above shall be disbursed (a) to the holder of the McCandless Towers Mezzanine Loan if the lender has received notice that an event of default exists under the McCandless Towers Mezzanine Loan or (b) to the McCandless Towers Borrower if the lender has not received notice that an event of default exists under the McCandless Towers Mezzanine Loan.

Terrorism Coverage.    The McCandless Towers Borrower is required to obtain insurance against acts of terrorism with coverage amounts of not less than the full insurable value of the McCandless Towers Mortgaged Property (the ‘‘Terrorism Insurance Cost’’). Notwithstanding the foregoing sentence, the McCandless Towers Borrower shall not be obligated to expend more than (i) $75,000, if one or more certain Tishman Speyer persons control the McCandless Towers Borrower and the McCandless Towers Borrower maintains the insurance otherwise required under a blanket policy maintained by Tishman Speyer Properties, L.P. or an entity controlled by one or more Tishman Speyer persons or (ii) $150,000, if either (a) one or more Tishman Speyer control persons does not control the McCandless Towers Borrower or (b) the insurance required hereunder is maintained under a stand-alone policy for the McCandless Towers Mortgaged Property. Each of the foregoing dollar amounts shall be adjusted to reflect any increase during the preceding year in the Consumer Price Index (the ‘‘Terrorism Insurance Cap’’). If the Terrorism Insurance Cost exceeds the Terrorism Insurance Cap, the McCandless Towers Borrower shall purchase the maximum amount of terrorism insurance obtainable for a premium equal in amount to the Terrorism Insurance Cap. For so long as the terrorism insurance required is part of the all risk insurance required under the McCandless Towers Mortgage Loan agreement hereof, the terrorism insurance required pursuant the McCandless Towers Mortgage Loan agreement shall be part of the $500,000,000 limit set forth for such all risk insurance.

Rollover Reserve Guarantee.    At closing, the sponsor delivered a present guaranty of rollover reserve obligations (the ‘‘Present Guaranty’’) covering the McCandless Towers Borrower’s obligation to deposit (or deliver) into a rollover reserve account any combination of excess cash flow, letters of credit and/or subsequent sponsor rollover reserve guaranties (the

‘‘Replacement Guaranties’’) totaling $7,500,000 during the period from July 11, 2009 through and including July 11, 2012. The sponsor’s Present Guaranty is limited, however, to an amount equal to the lesser of (i) the difference between the aggregate amount, if any, on July 11, 2012, of cash in the rollover reserve account together with any letters of credit and rollover reserve guaranties, and $7,500,000, and (ii) $1,550,000.

Mezzanine Financing.    The McCandless Towers Mezzanine Loan in the principal amount of $51,073,539 was made simultaneously with the McCandless Towers Mortgage Loan by an affiliate of the related mortgage loan seller to Santa Clara Towers Mezz, L.P. and Santa Clara Towers II Mezz, L.P. (collectively, the ‘‘McCandless Towers Mezzanine Borrower’’). The McCandless Towers Mezzanine Loan accrues interest at a fixed rate per annum and matures on June 11, 2017. The McCandless Towers Mezzanine Loan is secured by (a) the pledge by the McCandless Towers Mezzanine Borrower of 100% of the equity interests in the McCandless Towers Borrower and (b) the pledge by the McCandless Towers Mezzanine Borrower of 100% of the equity interests in the general partner of the McCandless Towers Borrower.

The McCandless Towers Mezzanine Borrower is prohibited from voluntarily prepaying the McCandless Towers Mezzanine Loan, in whole or in part, prior to the expiration of two years following the Issue Date (the McCandless Towers Mortgage Loan Prepayment Date’’). From and after the McCandless Towers Mortgage Loan Prepayment Date, the McCandless Towers Mezzanine Borrower may prepay the McCandless Towers Mezzanine Loan in whole, provided that the McCandless Towers Borrower simultaneously prepays the McCandless Towers Tower Mortgage Loan, and, if such prepayment occurs prior to December 11, 2016, the McCandless Towers Mezzanine Borrower must pay a prepayment premium in an amount equal to the yield maintenance treasury make whole premium based on the corresponding Treasury yield for the remaining scheduled interest payments required under the McCandless Towers Mezzanine Loan (the ‘‘McCandless Towers Mezzanine Loan Prepayment Consideration’’). In addition, the McCandless Towers Mezzanine Borrower may, after the McCandless Towers Mortgage Loan Prepayment Date, prepay the McCandless Towers Mezzanine Loan in part, in connection with and subject to the conditions to a release of either the Tower I Parcel or the Tower II Parcel (which conditions are consistent with those required under the McCandless Towers Mortgage Loan, including without limitation, the requirement, if necessary, that the McCandless Towers Mezzanine Borrower deposit an amount equal to the DSCR Release Amount be deposited into the Debt Service Shortfall Account), provided that if such prepayment occurs prior to December 11, 2016, the McCandless Towers Borrower simultaneously defeases the McCandless Towers Mortgage Loan in part and pays the McCandless Towers Mezzanine Loan Prepayment Consideration. From and after December 11, 2016, the McCandless Towers Mezzanine Borrower may prepay the McCandless Towers Mezzanine Loan in whole only without payment of any prepayment consideration, provided the McCandless Towers Borrower simultaneously prepays the McCandless Towers Mortgage Loan.

Mezzanine Debt Service Reserve.    Upon the closing of the McCandless Towers Mezzanine Loan, $3,700,000.00 was deposited into a Debt Service Shortfall Account. In addition, funds may be deposited therein in connection with a release of the Tower I Parcel or the Tower II Parcel. Disbursements from the Debt Service Shortfall Account are to be applied as follows: (i) first, to the extent of any shortfall with respect to the monthly mortgage debt service payment amount, if any, an amount equal to such shortfall shall be disbursed to the McCandless Towers Mortgage Loan lender, and such disbursement shall be deemed a capital contribution by the McCandless Towers Mezzanine Borrower to the McCandless Towers Mortgage Borrower for the purpose of paying debt service due under the McCandless Towers Mortgage Loan, and (ii) second, to the payment of the shortfall in the debt service due under the McCandless Towers Mezzanine Loan. Any funds remaining in the Debt Service Shortfall Account after July 11, 2009, shall be returned to the McCandless Towers Mezzanine Borrower provided no event of default is continuing and the debt service coverage ratio for the McCandless Towers Mortgage Loan and the McCandless Towers Mezzanine Loan is less than 1.10x.

VIII. The Greensboro Park Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$108,926,767
Loan per Square Foot:	$225
% of Initial Mortgage Pool Balance:	3.7%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.300% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	June 11, 2012
Maturity Balance:	$108,926,767
Borrower:	Greensboro Drive Property LLC
Sponsors:	Broadway Real Estate Partners, LLC
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Tax and Insurance Reserve(2)
Rollover/Replacement Reserve(3)
Unfunded TI/LC Reserve(4)
Debt Service Shortfall Reserve(5)
Ongoing Reserves:	Tax and Insurance Reserve(6)
Rollover/Replacement Reserve(7)
Lockbox:	Hard(8)
Other Secured Debt:	$18,380,629 Senior Mezzanine Debt(9)
$37,014,331 Aggregate Bridge Mezzanine Debt(10)
Permitted Mezzanine Financing(11)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	McLean, Virginia
Year Built:	1980; 1987
Year Renovated:	NAP(1)
Square Feet:	485,047
Occupancy:	87.4%
Occupancy Date:	April 1, 2007
Ownership Interest:	Fee
Property Management:	Broadway Real Estate Services, LLC, an affiliate of the borrower
U/W NCF:	$8,217,367(12)
U/W NCF DSCR:	1.18x(13)
Cut-off Date U/W NCF DSCR:	1.18x(13)
Appraised Value:	$169,000,000(14)
Appraisal As of Date:	May 1, 2007
Cut-off Date LTV Ratio:	64.5%(14)
Maturity LTV Ratio:	64.5%(14)

(1)	NAP means not applicable.
(2)	At closing, the Greensboro Park Borrower deposited $957,044 into a tax and insurance escrow account to pay for real estate taxes on the Greensboro Park Mortgaged Property.
(3)	At closing, the Greensboro Park Borrower deposited $7,975,000 into a rollover/replacement reserve account to pay for leasing expenses incurred following the origination of the Greensboro Park Mortgage Loan, required repairs, and replacements at the Greensboro Park Mortgaged Property.
(4)	At closing, the Greensboro Park Borrower deposited $682,687 into an unfunded tenant obligations reserve account to pay for free rent credits and unfunded leasing expenses incurred prior to the origination of the Greensboro Park Mortgage Loan.
(5)	At closing, the Greensboro Park Borrower deposited $24,616 into a debt service shortfall account to pay for budgeted shortfalls in operating expenses, including but not limited to debt service payments for the Greensboro Park Mortgage Loan and the Greensboro Park Senior Mezzanine Loan (defined below).
(6)	The Greensboro Park Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the Greensboro Park Borrower provides evidence of a blanket or umbrella insurance policy covering the Greensboro Park Mortgaged Property, as approved by the lender, the monthly insurance escrow payments for insurance premiums will be disbursed by the lender to the Greensboro Park Borrower. Further, the monthly escrows for taxes and/or insurance premiums will not be required (i) if the Greensboro Park Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in such reserve funds for payment of taxes and/or insurance premiums, or (ii) in the event the Greensboro Park Bridge Mezzanine Loan (defined below) is not outstanding, the Greensboro Park Borrower may deliver a guaranty by an acceptable guarantor guaranteeing the payment of all taxes and/or premiums when due, in which case the monthly escrow deposits for taxes and/or insurance premiums will not be required.
(7)	The Greensboro Park Borrower is required to make monthly deposits into a rollover/replacement reserve account on each payment date commencing on the payment date occurring in July 2010 equal to an amount equal to the sum of (a) one-twelfth of the product of $0.15 per square foot times the gross leasable area of the Greensboro Park Mortgaged Property per year for replacements and repairs required to be made to the Greensboro Park Mortgaged Property, (b) one-twelfth of the product of $1.00 per square foot times the gross leasable area of the Greensboro Park Mortgaged Property per year for leasing expenses during the calendar year and (c) all lease termination payments in excess of $150,000, in the aggregate, made to the Greensboro Park Borrower. Notwithstanding the foregoing, if the Greensboro Park Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in the rollover/replacement reserve funds, then the monthly rollover/replacement reserve escrow payments will not be required.
(8)	See ‘‘—Lockbox’’ below.
(9)	Represents one or more senior mezzanine loan(s) in the principal amount of $18,380,629 as of the cut-off date. See ‘‘—Mezzanine Financing’’ below.
(10)	Represents the aggregate portion of an aggregate of $459,612,592 of one or more bridge mezzanine loan(s), as of the cut-off date, of which $37,014,331, in the aggregate, is allocated to the indirect interests in the Greensboro Park Borrower. See ‘‘—Mezzanine Financing’’ below.
(11)	See ‘‘—Permitted Mezzanine Financing’’ below.
(12)	Reflects in-place U/W NCF. U/W NCF is projected to be $9,292,422 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 10,107 square feet upon building remeasurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions and the Cut-off Date U/W NCF DSCR.
(13)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $9,292,422 (described in footnote (12) above) are each 1.34x.
(14)	Reflects the as-is appraised market value. The stabilized appraised market value as of November 1, 2007 is $172,900,000 based upon reaching a stabilized occupancy of 93.0%. Based on this stabilized value, the Cut-off Date LTV Ratio and the Maturity LTV Ratio are both 63.0%, respectively.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Innovative Concepts	37,732	7.8%	9.3%	$30.20	NR	10/31/2011
Bechtel National	32,655	6.7	10.7	$39.99	NR	8/31/2008
Nixon Peabody	25,118	5.2	6.7	$32.52	NR	10/31/2008
MA Federal, Inc.	22,811	4.7	4.7	$25.32	NR	11/30/2010
Branch Banking & Trust	20,200	4.2	5.1	$30.92	AA−/AA−/Aa2	7/31/2012
Total	138,516	28.6%	36.6%
(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease if the tenant company is not rated. NR means not rated.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007(2)	25,068	5.2%	5.2%	$711,227	5.7%	5.7%
2008	61,045	12.6	17.8%	2,274,865	18.1	23.8%
2009	57,202	11.8	29.5%	1,678,307	13.4	37.2%
2010	104,882	21.6	51.2%	2,824,320	22.5	59.7%
2011	76,638	15.8	67.0%	2,274,615	18.1	77.9%
2012	34,438	7.1	74.1%	1,106,154	8.8	86.7%
2013	12,509	2.6	76.6%	332,590	2.7	89.4%
2014	9,770	2.0	78.7%	315,163	2.5	91.9%
2015	17,014	3.5	82.2%	421,437	3.4	95.2%
2016	22,273	4.6	86.8%	596,164	4.8	100.0%
2017 and beyond	3,052	0.6	87.4%	0	0.0	100.0%
Vacant	61,156	12.6	100.0%	0	—
Total	485,047	100.0%		$12,534,842	100.0%
(1)	Based on in-place underwritten base rental revenues.
(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The borrower under the Greensboro Park Mortgage Loan is Greensboro Drive Property LLC, a Delaware limited liability company (the ‘‘Greensboro Park Borrower’’), which is sponsored by Broadway Real Estate Partners, LLC (‘‘Broadway Partners’’). Broadway Partners is a national private real estate investment and management firm headquartered in New York. The firm invests in high quality office properties in select markets nationwide. Broadway Partners reports that since 2000, it has acquired office assets with a value in excess of $15 billion. Broadway Partners has significant real estate transactional, operating and investing experience and its equity partners represent a cross section of both domestic and international institutional and private investors.

The Mortgage Loan.    The Greensboro Park Mortgage Loan was originated on May 15, 2007 and has a cut-off date principal balance of $108,926,767. The Greensboro Park Mortgage Loan is a five-year loan with a stated maturity date of June 11, 2012. The Greensboro Park Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.300% per annum. On the eleventh day of each month to, but not including the stated maturity date, the Greensboro Park Borrower is required to make interest-only payments on the Greensboro Park Mortgage Loan. The principal balance of the Greensboro Park Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

The Greensboro Park Borrower is prohibited from voluntarily prepaying the Greensboro Park Mortgage Loan, in whole or in part, prior to March 11, 2012. From and after March 11, 2012, the Greensboro Park Borrower may prepay the Greensboro Park Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Greensboro Park Borrower may defease the Greensboro Park Mortgage Loan, in whole only, at any time after the expiration of two years following the Issue Date, and by doing so obtain the release of the Greensboro Park Mortgaged Property. A defeasance will be effected by the Greensboro Park Borrower’s pledging substitute collateral that consists of direct, non-callable obligations of the United States of America, other non-callable obligations which are ‘‘government securities’’ as defined in Treasury regulations section 1.860G-2(a)(8)(i), as amended, or such other non-callable instruments which shall not cause the trust to fail to maintain its status as a real estate mortgage investment conduit within the meaning of Section 860D of the Internal Revenue Code, which (a) produce payments that replicate the payment obligations of the Greensboro Park Borrower under the Greensboro Park Mortgage Loan and (b) are sufficient to pay off the Greensboro Park Mortgage Loan in its entirety, at the Greensboro Park Borrower’s election, on any payment date on or after March 11, 2012 or on the stated maturity date. The Greensboro Park Borrower’s right to defease the entire Greensboro Park Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C6 certificates by such rating agency.

The Mortgaged Property.    The Greensboro Park Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the Greensboro Park Mortgaged Property, two class A office buildings with an aggregate of 485,047 square feet located in McLean, Virginia. The two buildings that make up the Greensboro Park Mortgaged Property were built in 1980 and 1987 and contain 11 and 14 stories, respectively. The Greensboro Park Mortgaged Property is leased by multiple tenants. The major tenants at the property are Innovative Concepts, with 37,732 square feet (7.8% of the total space) through October 2011, Bechtel National, with 32,655 square feet (6.7% of the total space) through August 2008 and Nixon Peabody with 25,118 square feet (5.2% of the total space) through October 2008. As of April 1, 2007, occupancy at the Greensboro Park Mortgaged Property, based on square footage leased, was 87.4%. Based on historical information provided by the Greensboro Park Borrower, the net operating income for the Greensboro Park Mortgaged Property was $7,897,701 for fiscal year 2006 and $3,142,218 for the interim period January 2007 through May 15, 2007.

Lockbox.    The Greensboro Park Borrower is required to cause all income from the Greensboro Park Mortgaged Property to be deposited into a cash management account controlled by the lender. All funds on deposit in the cash management account shall be applied in the following order of priority as set forth in the Greensboro Park Mortgage Loan documents: (i) first, to pay the monthly deposit for taxes; (ii) second, to pay the monthly deposit for insurance premiums; (iii) third, to pay the monthly debt service due on the Greensboro Park Loan; (iv) fourth, beginning on the payment date occurring in July 2010, to pay the monthly rollover/replacement reserve escrow deposit; (v) fifth, to pay any default interest or late payment charges due under the Greensboro Park Mortgage Loan documents; (vi) sixth, to pay the fees due in connection with the cash management account and any other accounts established pursuant to the Greensboro Park Mortgage Loan documents; (vii) seventh, to the Greensboro Park Borrower to pay operating, leasing and capital expenses for the next calendar month and reimbursement for prior months to the extent not previously reimbursed to the Greensboro Park Borrower; and (viii) lastly, so long as no event of default exists, the remainder to the holder of the senior Greensboro Park Mezzanine Loan to be disbursed in accordance with the Greensboro Park Senior Mezzanine Loan.

Terrorism Coverage.    The Greensboro Park Borrower is required to maintain insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage with coverage in an amount not less than 100% of the replacement value (exclusive of costs of excavation, foundation, underground utilities and footings) of the Greensboro Park Mortgaged Property, provided that such terrorism insurance is commercially available and provided that the Greensboro Park Borrower shall not be obligated to spend an amount in excess of $200,000 for such coverage.

Mezzanine Financing.    The holders of direct and indirect interests in the Greensboro Park Borrower (collectively, the ‘‘Greensboro Park Mezzanine Borrowers’’) have incurred the following mezzanine loans: (a) one or more Greensboro Park mezzanine loans in the principal amount of $18,380,629, (the ‘‘Greensboro Park Senior Mezzanine Loan’’); (b) together with certain affiliated co-obligors, one or more mezzanine loans in the principal amount of $321,984,921 (of which $25,710,496 is allocated to the indirect interests in the Greensboro Park Borrower) (the ‘‘Greensboro Park Bridge Mezzanine Loan’’) and (c) together with certain affiliated co-obligors, one or more mezzanine loans in the principal amount of $137,627,670 (of which $11,303,835 is allocated to the indirect interests in the Greensboro Park Borrower) (the ‘‘Greensboro Park Subordinate Bridge Mezzanine Loan’’ and together with the Greensboro Park Senior Mezzanine Loan and the Greensboro Park Bridge Mezzanine Loan, collectively, the ‘‘Greensboro Park Mezzanine Loans’’), which Greensboro Park Mezzanine Loans are secured by pledges of 100% of the direct or indirect interests in the Greensboro Park Borrower and, with respect to the Greensboro Park Bridge Mezzanine Loan and the Greensboro Park Subordinate Bridge Mezzanine Loan (collectively, the ‘‘Greensboro Park Aggregate Bridge Mezzanine Loans’’), by pledges of interests in affiliates of the Greensboro Park Borrower including, among others, affiliates of the 100 Wall Street Borrower and the One Sansome Street Borrower. The loan documents which evidence the Greensboro Park Mezzanine Loan permit the holder thereof to sever the individual Greensboro Park Mezzanine Loans into one or more additional mezzanine loans or consolidate the Greensboro Park Mezzanine Loans provided that certain conditions set forth therein are satisfied, including that the aggregate principal of, and debt service payable on such Greensboro Park Mezzanine Loans not increase.

The Greensboro Park Senior Mezzanine Loan is coterminous with the Greensboro Park Mortgage Loan. The Greensboro Park Aggregate Bridge Mezzanine Loans each have an initial term of 15 months with a three month extension term and a six-month extension term.

The Greensboro Park Mezzanine Loans accrue interest on an Actual/360 Basis at a (a) fixed rate per annum with respect to the Greensboro Park Senior Mezzanine Loan and (b) floating rate per annum with respect to the Greensboro Park Aggregate Bridge Mezzanine Loans. On the eleventh day of each month up to, but excluding, the scheduled maturity date, the Greensboro Park Mezzanine Borrowers under the Greensboro Park Senior Mezzanine Loan and the Greensboro Park Bridge Mezzanine Loan are required to make interest-only payments on the outstanding principal balance of such Greensboro Park Mezzanine Loans. Interest on the Greensboro Park Subordinate Bridge Mezzanine Loan accrues throughout the initial term of the Greensboro Park Subordinate Bridge Mezzanine Loan but during each extension term, the borrower under the Greensboro Park Subordinate Bridge Mezzanine Loan is required to make interest-only payments on the eleventh day of each month up to, but excluding the extended maturity date. The principal balance of the Greensboro Park Mezzanine Loans, plus all accrued and unpaid interest thereon, are due and payable on the scheduled maturity date.

The Greensboro Park Senior Mezzanine Loans may be voluntarily prepaid, in whole but not in part, at any time, provided that if such prepayment occurs prior to March 11, 2012, such prepayment must be accompanied by a yield maintenance premium. The Greensboro Park Bridge Mezzanine Loan may be prepaid in whole or in part at any time provided that in connection with any prepayment prior to February 11, 2008 such prepayment is accompanied by the applicable spread maintenance premium. The Greensboro Park Subordinated Bridge Loan may be repaid in whole or in part at any time without prepayment fee or penalty.

The Greensboro Park Mezzanine Loans require that upon a sale of the Greensboro Park Mortgaged Property, the conditions contained in the loan documents which evidence and secure the Greensboro Park Mezzanine Loans be satisfied, including, but not limited to (a) the conditions for such transfer contained in the Greensboro Park Mortgage Loan document are met, (b) the holders of the Greensboro Park Aggregate Bridge Mezzanine Loans receive payment of an amount not less than $37,014,331 and (c) no event of default has occurred and is continuing.

The Greensboro Park Mezzanine Loans are subject to an intercreditor agreement between the holder of such mezzanine loans and the lender under the Greensboro Park Mortgage Loan, as described under ‘‘—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

Permitted Mezzanine Financing.    An indirect owner of the Greensboro Park Borrower, other than the Greensboro Park Mezzanine Borrowers (the ‘‘Permitted Mezzanine Borrower’’) may obtain a mezzanine loan (the ‘‘Permitted Mezzanine

Loan’’) secured by its indirect ownership interests in the Greensboro Park Borrower provided that certain conditions contained in the Greensboro Park Mortgage Loan documents are satisfied, including but not limited to the following: (a) the loan-to-value ratio, giving effect to the Greensboro Park Mortgage Loan and the Permitted Mezzanine Loan, does not exceed 80%, (b) the combined debt service coverage ratio for the Greensboro Park Mortgage Loan, the Greensboro Park Mezzanine Loans and the Permitted Mezzanine Loan will not be less than 1.15x; provided however if the debt service coverage ratio for the Greensboro Park Mortgage Loan, the Greensboro Park Mezzanine Loans and the Permitted Mezzanine Loan is less than 1.15x but greater than 1.05x, the Greensboro Park Borrower may deliver to the Greensboro Park Mortgage Loan lender a letter of credit in an amount that, if applied to the Greensboro Park Mortgage Loan would reduce the outstanding balance of such loan by the amount necessary to achieve a debt service coverage ratio of at least 1.15x; (c) the holder of the Permitted Mezzanine Loan (‘‘Permitted Mezzanine Lender’’) is a ‘‘Qualified Transferee’’ as such term is defined in the form of intercreditor agreement then-approved by the rating agencies and otherwise reasonably acceptable to the Greensboro Park Mortgage Loan lender in all respects; (d) the Permitted Mezzanine Lender executes and delivers to the Greensboro Park Mortgage Loan lender an intercreditor agreement in the form then-approved by the rating agencies or otherwise reasonably acceptable to the Greensboro Park Mortgage Loan lender; and (e) the Greensboro Park Mortgage Loan lender receives confirmation from each applicable rating agency that such Permitted Mezzanine Loan would not, in and of itself, result in a downgrade, qualification or withdrawal of the ratings then assigned or to be assigned to the series 2007-C6 certificates.

IX. The Islandia Shopping Center Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$73,600,000
Loan per Square Foot:	$195(1)
% of Initial Mortgage Pool Balance:	2.5%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(2)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.6790% per annum
Interest Calculation:	Actual/360
First Payment Date:	August 9, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	July 9, 2017
Maturity Balance:	$73,600,000
Borrower:	Islandia SC I, LLC and Islandia SC II, LLC, as tenants-in-common
Sponsor:	Richard Scharf and Martin Scharf
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty is permitted on or after April 9, 2017.
Up-Front Reserves:	NAP(2)
Ongoing Reserves:	Tax and Insurance Reserve(3)
Lockbox:	Springing Hard(4)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Anchored Retail
Location:	Islandia, New York
Year Built:	1991
Year Renovated:	NAP(2)
Gross Square Feet:	376,774(5)
Collateral Square Feet:	376,774(5)
Overall Occupancy:	99.2%(5)
In-Line Occupancy:	98.4%
Occupancy Date:	5/1/2007
Ownership Interest:	Fee
Property Management:	Skyline Management Corp., an affiliate of the borrower
U/W NCF:	$5,115,338(6)
U/W NCF DSCR:	1.21x(6)
Cut-off Date U/W NCF DSCR:	1.21x(6)
Appraised Value:	$92,000,000
Appraisal As of Date:	April 19, 2007
Cut-off Date LTV Ratio:	80.0%
Maturity LTV Ratio:	80.0%

(1)	Based on collateral square feet of the Islandia Shopping Center Mortgaged Property.
(2)	NAP means not applicable.
(3)	The Islandia Shopping Center Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the Islandia Shopping Center Borrower provides evidence of a blanket insurance policy covering the Islandia Shopping Center Mortgaged Property, as approved by the lender, the monthly insurance escrow payments will not be required.
(4)	See ‘‘—Lockbox’’ below.
(5)	Collateral Square Feet and Gross Square Feet comprising the Islandia Shopping Center Mortgaged Property consists of 197,451 square feet of anchor space and 179,323 square feet of in-line retail space and includes 128,755 square feet occupied by Wal-Mart Real Estate Business Trust, which owns its own improvements and ground leases its pad from the related borrower.
(6)	U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR includes base rent for Wal-Mart Real Estate Business Trust calculated by averaging actual rental payments over the term of the lease. U/W NCF DSCR and Cut-off Date U/W NCF DSCR is calculated based on the U/W NCF and interest-only payments based on an interest rate of 5.6790% calculated on an actual/360 day basis.

Gross Leasable Area (GLA) Overview
Store	Approximate Square Feet	As % of GLA	Ratings(1)	Anchor Lease Expiration
Anchors
Wal-Mart Real Estate Business Trust(2)	128,755	34.2%	AA/AA/Aa2	11/30/2027(3)
The Stop & Shop Supermarket Company LLC	68,696	18.2		5/20/2011(4)
Total Anchor Space	197,451	52.4%
In-Line Mall Space	179,323	45.8
Total GLA	376,774	100.0%
(1)	Credit ratings are by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.
(2)	Wal-Mart Real Estate Business Trust owns its own improvements and ground leases its pad from the Islandia Shopping Center Borrower. The pad, but not the store, is part of the collateral.
(3)	The Wal-Mart Real Estate Business Trust lease provides for 14, 5-year extension options.
(4)	The Stop & Shop Supermarket Company LLC lease provides for 1, 10-year extension option.

Major In-Line Tenant Information
Tenant	Approximate Square Feet	% Total Square Feet(1)	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Dave & Buster’s, Inc.	47,500	12.6%	7.1%	$8.00	NR/NR/B3	8/31/2022
The TJX Companies Inc.	29,475	7.8	6.8	$12.50	NR/NR/B3	1/31/2012
Famous Footwear/Brown Grp	10,000	2.7	3.4	$18.50	NR	8/31/2012
Fashion Bug of Islandia	10,000	2.7	3.7	$20.00	NR	1/31/2017
New Grand Buffet, Inc.	9,449	2.5	4.0	$22.95	NR	1/31/2013
Total	106,424	28.3%	25.0%
(1)	The percentages of total square feet are based on the entire Islandia Shopping Center aggregating 376,744 square feet, comprising of 197,451 square feet of anchor space and 179,323 square feet of in-line retail space at the Islandia Shopping Center Mortgaged Property.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues for the entire Islandia Shopping Center Mortgaged Property.
(3)	Reflects in-line base rent.
(4)	Credit ratings are those by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

Lease Expiration Information
Year	Approximate Expiring Square Feet(1)	As % of Total Square Feet(1)	Cumulative % of Total Square Feet(1)	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2007	0	0.0%	0.0%	$0	0.0%	0.0%
2008	6,351	1.7	1.7%	243,806	4.6	4.6%
2009	12,410	3.3	5.0%	318,726	6.0	10.6%
2010	14,156	3.8	8.7%	324,286	6.1	16.7%
2011	72,216	19.2	27.9%	938,313	17.7	34.4%
2012	42,639	11.3	39.2%	670,019	12.6	47.1%
2013	21,403	5.7	44.9%	468,835	8.8	55.9%
2014	4,160	1.1	46.0%	104,518	2.0	57.9%
2015	9,580	2.5	48.5%	244,577	4.6	62.5%
2016	3,190	0.8	49.4%	93,610	1.8	64.3%
2017 and beyond	187,803	49.8	99.2%	1,893,940	35.7	100.0%
Vacant	2,866	0.8	100.0%			100.0%
Total	376,774	100.0%		$5,300,630	100.0%
(1)	Based on collateral square footage, which includes 128,755 square feet occupied by Wal-Mart Real Estate Business Trust, which owns its own improvements and ground leases its pad from the related borrower.
(2)	Based on in-place base rental revenues, which include ground rents associated with Wal-Mart Real Estate Business Trust, which owns its own improvements and ground leases its pad from the related borrower.

The Borrower and Sponsor.    The borrowers under the Islandia Shopping Center Mortgage Loan (collectively, the ‘‘Islandia Shopping Center Borrower’’) are Islandia SC I, LLC and Islandia SC II, LLC, as tenants-in-common, each a Delaware limited liability company, whose principals are Richard Scharf and Martin Scharf. The Scharf family has been in the real estate business for over 20 years and currently owns 75 multifamily and commercial properties in New York, with an estimated value in excess of $1 billion.

The Mortgage Loan.    The Islandia Shopping Center Mortgage Loan was originated on June 11, 2007, and has a cut-off date principal balance of $73,600,000. The Islandia Shopping Center Mortgage Loan is a 10-year loan with a stated maturity date of July 9, 2017. The Islandia Shopping Center Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 5.6790% per annum. On the ninth day of each month to but excluding the stated maturity date, the Islandia Shopping Center Borrower is required to make interest-only payments on the Islandia Shopping Center Mortgage Loan. The principal balance of the Islandia Shopping Center Mortgage Loan, plus all accrued and unpaid interest thereon, will be due and payable on the stated maturity date.

The Islandia Shopping Center Borrower is permitted to voluntarily prepay the Islandia Shopping Center Mortgage Loan, in whole, but not in part, at any time on or after April 9, 2017, without penalty.

The Islandia Shopping Center Borrower may defease the Islandia Shopping Center Mortgage Loan, in whole only, at any time after the date that is two years following the Issue Date, and by doing so obtain the release of the Islandia Shopping Center Mortgaged Property. A defeasance will be effected by the Islandia Shopping Center Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Islandia Shopping Center Borrower under the Islandia Shopping Center Mortgage Loan and are sufficient to pay off the Islandia Shopping Center Mortgage Loan in its entirety on the stated maturity date. The Islandia Shopping Center Borrower’s right to defease the entire Islandia Shopping Center Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C6 certificates by such rating agency.

The Mortgaged Property.    The Islandia Shopping Center Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Islandia Shopping Center Borrower in the Islandia Shopping Center Mortgaged Property, which is comprised of the Islandia Shopping Center, a anchored shopping center located in Islandia, NY. The Islandia Shopping Center was built in 1991. The Islandia Shopping Center is anchored by two stores with an aggregate of 197,451 square feet comprised of Wal-Mart and Super Stop & Shop. The Islandia Shopping Center Mortgaged Property totals 376,774 square feet consisting of 128,755 square feet of Wal-Mart anchor space, 68,696 square feet of Super Stop & Shop anchor space and 179,323 square feet of in-line mall space. The in-line tenants reflect a diverse range of national retailers including TJX Companies, Inc. and Dave & Buster’s, Inc. As of May 1, 2007, based on square footage leased, in-line occupancy at the Islandia Shopping Center Mortgaged Property was 98.4% and overall mall occupancy including anchors was 99.2%.

Lockbox.    The Islandia Shopping Center Borrower is required to deposit, or cause to be deposited by the property manager or otherwise, all rents and other funds related to the Islandia Shopping Center Mortgaged Property directly into a clearing account under the control of lender. Upon the occurrence and during the continuance of an event of default or if the debt service coverage ratio falls below (x) 1.05x for six consecutive months (until the debt service coverage ratio shall equal or exceed 1.15x for six consecutive months), the clearing bank is required to transfer daily all amounts constituting available funds on deposit in the clearing account into a lockbox account under the control of the lender. The bank holding the lockbox account is required to disburse all funds in such account in the following order of priority: (i) first, to make required deposits into the tax and insurance reserve accounts; (ii) second, to fees and expenses of the deposit bank,; (iii) third, to make the monthly debt service payment due under the Islandia Shopping Center Mortgage Loan; (iv) fourth, to make required deposits into the rollover and replacement reserve accounts; (v) fifth, to pay lender any other amounts then due and payable under the Islandia Shopping Center Mortgage Loan; and (vi) lastly, the balance, to be held by the lender as additional cash collateral for the Islandia Shopping Center Mortgage Loan.

Terrorism Insurance.    The Islandia Shopping Center Borrower is required to maintain insurance on the Islandia Shopping Center Mortgaged Property which does not contain exclusions for loss, cost, damage or liability caused by terrorism or terrorist acts.

Tenant-in-Common Structure.    Islandia SC I LLC and Islandia SC II LLC, as tenants-in-common, each owns an undivided share in Islandia Shopping Center Mortgaged Property. As tenants-in-common, each tenant-in-common is vested with fee simple title, and if such tenant-in-common desires to sell its interest in the Islandia Shopping Center Mortgaged Property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). Islandia SC I LLC and Islandia SC II LLC have waived their partition rights.

X. The Westview Shopping Center Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$56,500,000
Loan per Square Foot:	$93(1)
% of Initial Mortgage Pool Balance:	1.9%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(2)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.9475% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 9, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	June 9, 2017
Maturity Balance:	$56,500,000
Borrower:	Westview Center Subsidiary, LLC
Sponsor:	Daniel Massry
Defeasance/Prepayment:	Defeasance permitted two years after the Issue Date. Prepayment without penalty is permitted on or after May 9, 2017.
Up-Front Reserves:	Required Repair Reserve(3) Leasing Reserve Deposit(4) Rent Reserve(5) Theater Reserve(6)
Environmental Reserve(7)
Ongoing Reserves:	Tax and Insurance Reserve(8) Replacement Reserve(9)
Lockbox:	Springing Hard(10)
Other Secured Debt:	NAP(2)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Anchored Retail
Location:	Baltimore, Maryland
Year Built:	1958
Year Renovated:	2003
Gross Square Feet:	610,103(11)
Collateral Square Feet:	610,103(12)
Overall Occupancy:	92.4%(13)
Occupancy Date:	April 24, 2007
Ownership Interest:	Fee
Property Management:	Wharton Realty Group, Inc., an affiliate of the Borrower
U/W NCF:	$4,177,356(14)
U/W NCF DSCR:	1.23x(14)
Cut-off Date U/W NCF DSCR:	1.23x(14)
Appraised Value:	$71,700,000(15)
Appraisal As of Date:	December 1, 2008(15)
Cut-off Date LTV Ratio:	78.8%(15)
Maturity LTV Ratio:	78.8%(15)

(1)	Based on collateral square feet of the Westview Shopping Center Mortgaged Property.
(2)	NAP means not applicable.
(3)	At closing, the borrower deposited $197,094 into a required repair reserve account to pay for certain deferred maintenance items identified by lender.
(4)	At closing, borrower delivered a $600,000 letter of credit to lender to pay for certain tenant improvements and leasing commission costs.
(5)	At closing, the borrower delivered a $2,246,883 letter of credit to lender as additional security for the Westview Shopping Center Mortgaged Loan. The rent reserve relates to (i) the approximately 46,176 square feet of space (including certain vacant theater space) at the property that is master leased for a three (3) year term to an affiliate of the borrower and (ii) the approximately 3,947 square feet of space at the property that is leased for a ten (10) year term to an affiliate of the borrower.
(6)	At closing, the borrower delivered a $1,749,850 letter of credit to lender to pay for certain tenant improvements and leasing commissions at certain vacant theater space (consisting of approximately 34,997 square feet at the property).
(7)	At closing, the borrower delivered a $277,500 letter of credit to lender for remediation of certain sub-surface contamination at a former dry-cleaning facilities at the property.
(8)	The borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following twelve (12) months and one-twelfth of an amount which would be sufficient to pay insurance premiums due relating to the renewal of insurance policies.
(9)	The borrower is required to make monthly escrow deposits in the amount of $4,307 into a replacement reserve account for the payment of certain costs of replacements and required repairs properly classified as capital expenditures. Notwithstanding the foregoing, monthly replacement reserve deposits will not be required during such times that the balance of funds in the replacement reserve account exceeds $258,421.
(10)	See ‘‘—Lockbox’’ below.
(11)	Reflects gross leasable area of the entire anchored shopping center, including any anchors or outparcels which may not be part of the collateral.
(12)	Collateral square feet comprising the Westview Shopping Center Mortgaged Property consists of 483,516 square feet of anchor space and 126,587 square feet of in-line space, which includes 265,542 square feet occupied by Lowe’s Home Centers, Inc. (135,197 square feet) and Sam’s Real Estate Business Trust (130,345 square feet), which own their improvements and ground lease their pads from the related borrower.
(13)	Overall occupancy reflects the actual physical occupancy based on the rent roll dated April 24, 2007, and excludes 46,176 square feet of space under master leases. Overall occupancy, includes 265,542 square feet occupied by Lowe’s Home Centers, Inc. (135,197 square feet) and Sam’s Real Estate Business Trust (130,345 square feet), which own their own improvements and ground lease their pads from the related borrower.

(14)	U/W NCF and U/W NCF DSCR reflect underwritten occupancy, which includes 46,176 square feet of space under master lease. At the closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $2,246,883, representing approximately three years of rent and reimbursements for the space under the master leases (in addition to one year of rent for space leased as a management office).
(15)	Appraised Value, Cut-Off Date LTV and Maturity LTV are based on the stabilized value as of 12/1/2008. Such value is based upon the assumption that all costs associated with converting the 34,997 square foot vacant space previously occupied as a theatre into an anchor unit are completed. Per the appraiser, the total cost estimate is approximately $1,749,800. At the closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $1,749,850 for tenant improvements and leasing commissions associated with the former theatre space. Additionally, the related borrower executed a master lease for the 46,176 square foot space and also posted a letter of credit ($2,246,883) that includes, among other things, three years of rent and reimbursements for such space.

Gross Leasable Area (GLA) Overview
Tenant	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(1)	Rent PSF(7)	Anchor Lease Expiration
Anchors
Value City Department Stores, Inc.	187,974	30.8%	8.0%	$1.86	9/28/2023(3)
Lowe’s Home Centers, Inc.(2)	135,197	22.2	14.8	$4.81	1/7/2020(4)
Sam’s Real Estate Business Trust(2)	130,345	21.4	16.4	$5.52	3/31/2026(5)
Ross Stores, Inc.	30,000	4.9	8.2	$12.00	1/31/2014(6)
Total Anchor Space	483,516	79.3%	47.3
In-Line Mall Space	126,587	20.7	52.7
Total GLA	610,103	100.0%	100.0%
(1)	Based on in-place underwritten base rental revenues including space under master leases.
(2)	Lowe’s Home Centers, Inc. and Sam’s Real Estate Business Trust own their improvements and lease their pads from the related Borrower. The pads, but not the improvements, are part of the collateral.
(3)	The Value City Department Stores, Inc. lease provides for one (1), 20-year extension option.
(4)	The Lowe’s Home Centers, Inc. lease provides for four (4), 10-year extension options.
(5)	The Sam’s Real Estate Business Trust lease provides for one, 10-year and 12, five-year renewal options.
(6)	The Ross Stores, Inc. lease provides for four (4), five-year extension options.
(7)	Reflects in-place base rent.

Major In-Line Tenant Information
Tenant	Approximate Square Feet	% Total Square Feet(1)	% Total Base Revenues(2)	Rent PSF(3)	Lease Expiration Date
CEC Entertainment, Inc.	9,000	1.5%	4.9%	$24.00	12/31/2010
Dollar Buys	8,530	1.4	2.8	$14.50	10/25/2013
Bank of America, N.A.	5,200	0.9	3.0	$25.43	11/30/2010
Dots	5,054	0.8	1.8	$16.00	8/31/2008
Lane Bryant	4,898	0.8	2.5	$22.00	7/31/2008
Total	32,682	5.4%	15.0%
(1)	Based on collateral square footage, which includes 265,542 square feet occupied by Lowe’s Home Centers, Inc. (135,197 square feet) and Sam’s Real Estate Business Trust (130,345 square feet), which own their improvements and ground lease their pads from the related borrower.
(2)	Based on in-place underwritten base rental revenues including space under master leases.
(3)	Reflects in-place base rent.

Lease Expiration Information
Year	Approximate Expiring Square Feet(1)	As % of Total Square Feet(1)	Cumulative % of Total Square Feet(1)	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2007	—	0.0%	0.0%	$0	0.0%	0.0%
2008	24,864	4.1	4.1%	519,285	11.8	11.8%
2009	1,108	0.2	4.3%	38,329	0.9	12.7%
2010	18,821	3.1	7.3%	444,797	10.1	22.8%
2011	2,276	0.4	7.7%	37,336	0.8	23.6%
2012	3,947	0.6	8.4%	31,576	0.7	24.4%
2013	21,706	3.6	11.9%	363,051	8.3	32.6%
2014	34,589	5.7	17.6%	523,597	11.9	44.5%
2015	—	0.0	17.6%	0	0.0	44.5%
2016	—	0.0	17.6%	0	0.0	44.5%
2017 and beyond	456,616	74.8	92.4%	1,835,000	41.7	86.3%
Vacant(2)	46,176	7.6	100.0%	603,970	13.7	100.0%
Total	610,103	100.0%		$4,396,942	100.0%
(1)	Based on collateral square footage, which includes 265,242 square feet occupied by Lowe’s Home Centers, Inc. (135,197 square feet) and Sam’s Real Estate Business Trust (130,345 square feet), which own their improvements and ground lease their pads from the related borrower.
(2)	Based on in-place underwritten base rental revenues including 46,176 square feet of space under master leases.

The Borrower and Sponsor.    The Westview Shopping Center Loan is structured as a Maryland IDOT, wherein the nominal borrower is Westview Center Subsidiary, LLC, a Delaware limited liability company, the loan guarantor and property owner is Westview Center Associates, L.C., a Maryland limited liability company (Westview Center Subsidiary, LLC and/or Westview Center Associates, L.C., as applicable, the ‘‘Westview Shopping Center Borrower’’), and the sponsor is Daniel Massry.  Daniel Massry is the president of Wharton Realty Group, Inc. an acquisition/property management real estate company. Wharton Realty Group, Inc. has been in business for over 15 years and currently owns more than 4.0 million square feet of office and retail centers. In the last five years, the company has purchased more than 25 shopping centers.

The Mortgage Loan.    The Westview Shopping Center Mortgage Loan was originated on June 6, 2007, and has a cut-off date principal balance of $56,500,000. The Westview Shopping Center Mortgage Loan is a ten-year loan with a stated maturity date of June 9, 2017. The Westview Shopping Center Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 5.9475% per annum. On the ninth (9th) day of each month to but excluding the stated maturity date, the Westview Shopping Center Borrower is required to make interest-only payments on the Westview Shopping Center Mortgage Loan. The principal balance of the Westview Shopping Center Mortgage Loan, plus all accrued and unpaid interest thereon, will be due and payable on the stated maturity date.

The Westview Shopping Center Borrower is prohibited from voluntarily prepaying the Westview Shopping Center Mortgage Loan, in whole or in part, prior to May 9, 2017. From and after May 9, 2017, the Westview Shopping Center Borrower may prepay the Westview Shopping Center Mortgage Loan without the payment of any prepayment penalty.

The Westview Shopping Center Borrower may defease the Westview Shopping Center Mortgage Loan, in whole only, at any time following the second anniversary of the Issue Date, and by doing so obtain the release of the Westview Shopping Center Mortgaged Property. A defeasance will be effected by the Westview Shopping Center Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Westview Shopping Center Borrower under the Westview Shopping Center Mortgage Loan and are sufficient to pay off the Westview Shopping Center Mortgage Loan in its entirety on the stated maturity date. The Westview Shopping Center Borrower’s right to defease the entire Westview Shopping Center Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C6 certificates by such rating agency.

The Mortgaged Property.    The Westview Shopping Center Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Westview Shopping Center Borrower in the Westview Shopping Center Mortgaged Property, which is comprised of an anchored retail center located in Baltimore, Maryland. The Westview Shopping Center Mortgaged Property was built in 1958 and renovated in 2003. The Westview Shopping Center Mortgaged Property is anchored by four stores with an aggregate of 483,516 square feet comprised of Sam’s Real Estate Business Trust, Lowe’s Home Improvements, Inc., Value City Department Stores, Inc. and Ross Stores, Inc. Sam’s Real Estate Business Trust and Lowe’s Home Centers, Inc. own their improvements and lease their pads from the related borrower, therefore the pads, but not the stores, are part of the collateral which makes up the Westview Shopping Center Mortgaged Property. The Westview Shopping Center Mortgaged Property totals 610,103 square feet consisting of 130,345 square feet of Sam’s Real Estate Business Trust anchor space, 135,197 square feet of Lowe’s Home Centers, Inc. anchor space, 187,974 square feet of Value City Department Stores, Inc. anchor space, 30,000 square feet of Ross Stores, Inc. anchor space and 126,587 square feet of in-line space. The in-line is occupied by 22 tenants, with the five largest including CEC Entertainment, Inc., Dollar Buys, Bank of America, N.A., Dots and Lane Bryant. As of April 24, 2007, based on square footage leased, overall occupancy at the Westview Shopping Center Mortgaged Property was 100.0% and overall mall occupancy excluding space under master leases was 92.4%.

Lockbox.    Upon the occurrence of a cash management trigger, the Westview Shopping Center Borrower is required to deposit, or cause to be deposited by the property manager or otherwise, all rents and other funds related to the Westview Shopping Center Mortgaged Property directly into a lockbox account under the control of lender. On each monthly payment date during a cash management period, the bank holding the lockbox account shall disburse all funds in such account to a deposit account held by lender. The funds in the deposit account will be applied, in the following order of priority: (i) first, to make required deposits into the tax and insurance reserve accounts; (ii) second, to pay the fees and expenses of lockbox bank then due and payable; (iii) third, to make the monthly debt service payment due under the Westview Shopping Center Mortgage Loan and to pay lender any other amounts then due and payable under the Westview Shopping Center Mortgage Loan; (iv) fourth, to pay the monthly deposit required under the replacement reserve Agreement; (v) fifth, to pay the monthly leasing reserve deposit into the leasing reserve subaccount; (vi) sixth, to pay interest accruing at the default rate, late payment charges and any other amounts due under the other security documents to be deposited into the debt service subaccount; (vii) seventh, payments for monthly operating expenses in accordance with the related Approved Annual Budget to be deposited into the operating expense account; (viii) eighth, payments for extraordinary expenses to be deposited into the extraordinary expense account; and (ix) lastly, the balance, if any, to the lender for deposit in an excess cash reserve as additional security for the Westview Shopping Center Loan.

Terrorism Insurance.    The Westview Shopping Center Borrower is required to use commercially reasonable efforts, consistent with those of (i) prudent owners of commercial real estate and (ii) prudent institutional lenders (including, without limitation, investment banks) to such owners, to maintain insurance on the Westview Shopping Center Mortgaged Property which does not contain exclusions for loss, cost, damage or liability caused by terrorism or terrorist acts; provided, however, if such terrorism insurance is obtainable from any insurer or the United States of America or any agency or instrumentality thereof and the lack of such insurance will result in a downgrade by any rating agency issuing any statistical rating in any secondary market transaction to the then current ratings assigned, or to be assigned, to the securities or any class thereof in the applicable securitization, the Westview Shopping Center Borrower is required to obtain such insurance.

Environmental Matters.    The Phase I environmental site assessment reported the detection in 1988 of ground water contamination attributable to a former drycleaner at the Westview Shopping Center Mortgaged Property. The Phase I environmental site assessment reported that the space previously occupied by the on-site drycleaner has been razed and redeveloped, and noted that a ground water remediation system was installed and operated through December 2004, when it was shut down with the approval of the Maryland Department of the Environment (MDE). The environmental consultant noted that additional testing and reporting are being conducted to satisfy the permit requirements of the remediation system. The environmental consultant recommended that the borrower continue to monitor for groundwater contamination for two additional quarters and, if required by the MDE, reactive the remediation system for an additional two-year period. The environmental consultant estimated the cost of reactivating the remediation system at $185,000, and the borrower was required to deliver a letter of credit at closing to cover the estimated expense of any future remediation. The environmental consultant also recommended the removal of three (3) 55-gallon drums adjacent to the groundwater treatment shed, the estimated cost of which was escrowed at closing. The Phase I environmental site assessment also identified mold on the seat cushions (but no other surfaces) inside the vacant theater at the mortgaged real property. The environmental consultant recommended seat cleaning or removal, as well as indoor air testing at the movie theater. The estimated cost of the recommended movie theater remediation was also escrowed at closing.

Loan Combinations

General.    The mortgage pool will include five (5) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by one or more separate promissory notes. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular Loan Combination are obligations of the same borrower(s) and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/ subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination. For example, as more specifically described below in this ‘‘—Loan Combinations’’ section and under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus, a particular noteholder or group of noteholders may be entitled, directly or through one or more designees and/or representatives, to exercise certain rights and powers that would affect the servicing of the subject Loan Combination (such noteholder(s), together with any such designee(s) or representative(s), being herein referred to as the ‘‘Loan Combination Controlling Party’’ for the subject Loan Combination). Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a Loan Combination to any person or entity other than: (i) institutional lenders, institutional investors, investment funds or other substantially similar institutions that, in each such case, exceeds a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans; (ii) affiliates of the foregoing; or (iii) a trustee of a rated securitization trust.

The table below identifies each underlying mortgage loan that is part of a Loan Combination.

Underlying Mortgage Loans That are Part of a Loan Combination			Related Pari Passu Non-Trust Loan(s)(1)	Related Subordinate Non-Trust Loan(s)(2)	U/W NCF DSCR and Original LTV of Entire Loan Combination
Mortgaged Property Name (as identified on Annex A-1 to this Offering Prospectus)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance	Original Principal Balance	U/W NCF DSCR		Original LTV Ratio
Innkeepers Portfolio(3)	$412,701,271	13.9%	$412,701,271	N/A	1.10	x	70.3%
Potomac Mills(4)	$246,000,000	8.3%	$164,000,000	N/A	1.16	x	78.8%
Och-Ziff Retail Portfolio(5)	$144,000,000	4.8%	$140,000,000	N/A	1.27	x	66.3%
Bear Canyon(6)	$22,500,000	0.8%	N/A	$5,600,000	0.73	x	84.4%
Addison Tower(6)	$11,100,000	0.4%	N/A	$700,000	0.97	x	81.1%
(1)	Reflects those Non-Trust Loans (the ‘‘Pari Passu Non-Trust Loans’’) that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination.
(2)	Reflects those Non-Trust Loans (the ‘‘Subordinate Non-Trust Loans’’) that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a sequentially subordinate, but pro rata, basis with the related underlying mortgage loan and any related Pari-Passu Non-Trust Loan(s) and, in certain cases, another related subordinate non-trust mortgage loan, in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject Loan Combination, generally entitled to payments of principal and interest only following payment of all accrued interest (other than Default Interest) and the total outstanding principal balance of the related underlying mortgage loan, any related Pari-Passu Non-Trust Loan(s) and, in certain cases, another related subordinate non-trust mortgage loan in the subject Loan Combination.
(3)	The related Pari Passu Non-Trust Loan is currently held by one of our affiliates, however, such Pari Passu Non-Trust Loan is anticipated to be included in a separate commercial mortgage loan securitization.
(4)	The related Pari Passu Non-Trust Loan is included in the Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-C33 commercial mortgage securitization.
(5)	The related Pari Passu Non-Trust Loan is included in the Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 commercial mortgage securitization.

(6)	The subject Loan Combination is an A/B Loan Combination. An ‘‘A/B Loan Combination’’ is a Loan Combination consisting of the underlying mortgage loan and one or more Non-Trust Loan(s) and, following the occurrence of an uncured event of default, payments are allocated to the underlying mortgage loan and the related Non-Trust Loan on a senior/subordinated basis. The Non-Trust Loan Noteholder for each Non-Trust Loan in an A/B Loan Combination is one of our affiliates, however, each such Non-Trust Loan may be transferred to a third party institutional noteholder or included in a commercial mortgage securitization.

The Non-Trust Loan Noteholder for each Non-Trust Loan listed in the foregoing table is one of our affiliates. Each Non-Trust Loan may be transferred to a third party institutional noteholder or included in a commercial mortgage securitization.

Set forth below is a brief description of the co-lender arrangement regarding the various Loan Combinations that are related to the series 2007-C6 securitization transaction.

The Innkeepers Portfolio Loan Combination.

General.    The Innkeepers Portfolio Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the Innkeepers Portfolio Mortgaged Properties. See ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan’’ above for a more detailed description of the Innkeepers Portfolio Mortgage Loan. The Innkeepers Portfolio Mortgage Loan will be serviced, along with the Innkeepers Portfolio Non-Trust Loan, under the series 2007-C6 pooling and servicing agreement, which is the governing document for the securitization of the Innkeepers Portfolio Non-Trust Loan and for the servicing of the entire Innkeepers Portfolio Loan Combination.

Co-Lender Agreement.    The Innkeepers Portfolio Co-Lender Agreement, dated as of a date in August 2007, between the two holders of the mortgage loans comprising the Innkeepers Portfolio Loan Combination, generally provides that:

•	Consent Rights. Subject to certain limitations, the related Loan Combination Controlling Party will have the ability to advise and direct the series 2007-C6 master servicer and/or the 2007-C6 special servicer with respect to certain specified servicing actions regarding the Innkeepers Portfolio Loan Combination, including those involving foreclosure or material modification of the Innkeepers Portfolio Loan Combination. As of any date of determination, the Loan Combination Controlling Party for the Innkeepers Portfolio Loan Combination will be the holder of the Innkeepers Portfolio Mortgage Loan and the holder of the Innkeepers Portfolio Non-Trust Loan, acting jointly (directly or through representatives, which representative, in the case of the Innkeepers Portfolio Mortgage Loan will be, in accordance with the series 2007-C6 pooling and servicing agreement, the series 2007-C6 controlling class representative). However, if the holders of the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Non-Trust Loan have not, within the requisite time period, directly or through representatives, executed a consent with respect to any advice, consent or direction regarding a specified servicing action, then the series 2007-C6 special servicer or master servicer, as applicable, will implement such servicing action as it deems to be in accordance with the servicing standard set forth in the series 2007-C6 pooling and servicing agreement, and the decision of such series 2007-C6 special servicer or master servicer, as applicable, will be binding on all such parties.

•	Replacement of Special Servicer. The Innkeepers Portfolio Non-Trust Loan Noteholder may replace the Special Servicer with respect to the Innkeepers Portfolio Loan Combination only, subject to satisfaction of the conditions set forth under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus.

Priority of Payments.    Pursuant to the Innkeepers Portfolio Co-Lender Agreement, all amounts received with respect to the Innkeepers Portfolio Loan Combination will generally be allocated between the two (2) mortgage loans comprising the Innkeepers Portfolio Loan Combination on a pro rata and pari passu basis.

The Potomac Mills Loan Combination.

General.    The Potomac Mills Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the Potomac Mills Mortgaged Property, identified in this offering prospectus as the Potomac Mills Mortgage Loan and the Potomac Mills Non-Trust Loan. See ‘‘—Significant Underlying Mortgage Loans—The Potomac Mills Mortgage Loan’’ above for a more detailed description of the Potomac Mills Mortgage Loan. See also ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’, ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this offering prospectus for a more detailed description of certain rights of the Potomac Mills Non-Trust Loan Noteholder. The Potomac Mills Loan Combination will be serviced under the Wachovia series 2007-C33 pooling and servicing agreement.

Co-Lender Agreement.    The Potomac Mills Co-Lender Agreement, dated as of June 15, 2007, between the two holders of the mortgage loans comprising the Potomac Mills Loan Combination, generally provides that:

•	Consent Rights. Subject to certain limitations, the related Loan Combination Controlling Party will have the ability to advise and direct the Wachovia series 2007-C33 master servicer and/or the Wachovia series 2007-C33 special servicer with respect to certain specified servicing actions regarding the Potomac Mills Loan Combination, including those involving foreclosure or material modification of the Potomac Mills Loan Combination. As of any date of determination, the Loan Combination Controlling Party for the Potomac Mills Loan Combination will be the series 2006-C6 controlling class representative.

•	Replacement of Special Servicer. The related Loan Combination Controlling Party may, at any time, for cause, replace the Wachovia series 2007-C33 special servicer with respect to the Potomac Mills Loan Combination only, subject to the satisfaction of the conditions set forth in the Wachovia series 2007-C33 pooling and servicing agreement, and any such appointment shall be subject to receipt by the trustee of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

Priority of Payments.    Pursuant to the Potomac Mills Co-Lender Agreement, all amounts received with respect to the Potomac Mills Loan Combination will generally be allocated between the two (2) mortgage loans comprising the Potomac Mills Loan Combination on a pro rata and pari passu basis.

The Och-Ziff Retail Portfolio Loan Combination.    The Och-Ziff Retail Portfolio Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the Och-Ziff Retail Portfolio Mortgaged Property. See ‘‘—Significant Underlying Mortgage Loans—The Och-Ziff Retail Portfolio Mortgage Loan’’ above for a more detailed description of the Och-Ziff Retail Portfolio Mortgage Loan. See also ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’, ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this offering prospectus for a more detailed description of certain rights of the Och-Ziff Retail Portfolio Non-Trust Loan Noteholder. The Och-Ziff Retail Portfolio Non-Trust Loan will be serviced under the Merrill Lynch series 2007-C1 pooling and servicing agreement.

Co-Lender Agreement.    The Och-Ziff Retail Portfolio Co-Lender Agreement, dated as of a date in July 2007, between the two holders of the mortgage loans comprising the Och-Ziff Retail Portfolio Loan Combination, generally provides that:

•	Consent Rights. Subject to certain limitations, the related Loan Combination Controlling Party will have the ability to advise and direct the Merrill Lynch series 2007-C1 master servicer and/or the Merrill Lynch series 2007-C1 special servicer with respect to certain specified servicing actions regarding the Och-Ziff Retail Portfolio Loan Combination, including those involving foreclosure or material modification of the Och-Ziff Retail Portfolio Loan Combination. As of any date of determination, the Loan Combination Controlling Party for the Och-Ziff Retail Portfolio Loan Combination will be the series 2007-C6 controlling class representative.

•	Replacement of Special Servicer. The related Loan Combination Controlling Party may, after consultation with the controlling class representative for the Merrill Lynch series 2007-C1 certificates, at any time, without cause, replace the Special Servicer with respect to the Och-Ziff Retail Portfolio Loan Combination only, subject to the satisfaction of the conditions set forth in the series Merrill Lynch series 2007-C1 pooling and servicing agreement, and any such appointment shall be subject to receipt by the trustee of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

Priority of Payments.    Pursuant to the Och-Ziff Retail Portfolio Co-Lender Agreement, all amounts received with respect to the related Loan Combination will generally be allocated between the two (2) mortgage loans comprising the Och-Ziff Retail Portfolio Loan Combination on a pro rata and pari passu basis.

The Bear Canyon Loan Combination.

General.    The Bear Canyon Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by a mortgage lien on the Bear Canyon Mortgaged Property. See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus for a more detailed description of certain rights of the holders of the Bear Canyon Mortgage Loan and the Bear Canyon Non-Trust Loan that comprise the Bear Canyon Loan Combination. The Bear Canyon Non-Trust Loan in will be serviced, along with the Bear Canyon Mortgage Loan, under the series 2007-C6 pooling and servicing agreement by the master servicer and the special servicer, generally as if the Bear Canyon Non-Trust Loan was a mortgage loan in the trust (provided, however, that neither the master servicer nor the trustee shall be required to make P&I advances with respect to such Non-Trust Loan).

Co-Lender Agreement.    The holders of the Bear Canyon Mortgage Loan and the Bear Canyon Non-Trust Loan are bound by the terms and provisions of the Bear Canyon Co-Lender Agreement. The Bear Canyon Co-Lender Agreement generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for the Bear Canyon Loan Combination will have the ability to advise and direct the series 2007-C6 master servicer and/or special servicer with respect to certain specified servicing actions regarding such Loan Combination, including those involving foreclosure or material modification of the Bear Canyon Mortgage Loan and the Bear Canyon Non-Trust Loan (see ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus), subject to certain conditions described in the Bear Canyon Co-Lender Agreement. As of any date of determination, the Loan Combination Controlling Party for the Bear Canyon Loan Combination will be: (a) the Bear Canyon Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the Bear Canyon Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Bear Canyon Loan Combination that is allocable to the Bear Canyon Non-Trust Loan, is equal to or greater than 25.0% of an amount equal to the original principal balance of the Bear Canyon Non-Trust Loan less any principal payments made by the related Borrower and received on and allocated to the Bear Canyon Non-Trust Loan; and (b) otherwise, the holder of the Bear Canyon Mortgage Loan or its designee (which designee, in accordance with the series 2007-C6 pooling and servicing agreement, will be the series 2007-C6 controlling class representative).

•	Purchase Option. If and for so long as the Bear Canyon Loan Combination is specially serviced and, further, upon the date when a scheduled payment on such Loan Combination, as applicable, becomes at least 60 days delinquent, the Bear Canyon Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the Bear Canyon Mortgage Loan at a price generally equal to the unpaid principal balance of such underlying mortgage loan, together with all accrued unpaid interest thereon (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2007-C6 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

•	Cure Rights. The Bear Canyon Non-Trust Loan Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, in each case within 10 business days of the later of (a) receipt by such Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that no more than (x) eight such cure events are permitted during the term of the Bear Canyon Loan Combination, (y) three consecutive such cure events are permitted and (z) four such cure events are permitted in any 12-month period.

•	Replacement of Special Servicer. The Bear Canyon Non-Trust Loan Noteholder (for so long as it is the Bear Canyon Loan Combination Controlling Party) may replace the Special Servicer with respect to the Bear Canyon Loan Combination only, subject to satisfaction of the conditions set forth under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus.

Priority of Payments.    With respect to the Bear Canyon Loan Combination, pursuant to the Bear Canyon Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Bear Canyon Loan Combination in accordance with the loan documents, unless there exist either (a) certain monetary events of default as to the related underlying mortgage loan that have not been cured by the Bear Canyon Non-Trust Loan Noteholder (or its designee) or (b) certain non-monetary events of default with respect to the Bear Canyon Mortgage Loan at a time when such underlying mortgage loan is being specially serviced, collections on the Bear Canyon Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Bear Canyon Mortgage Loan and the Bear Canyon Non-Trust Loan generally in the following manner:

•	first, to the Bear Canyon Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Bear Canyon Mortgage Loan, in an amount equal to (a) a pro rata share of all voluntary principal prepayments received with respect to the Bear Canyon Loan Combination, (b) a pro rata share of all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds received with respect to the Bear Canyon Loan Combination and (c) on the related maturity date, a pro rata share of all principal payments made on such maturity date with respect to the Bear Canyon Loan Combination, in each case, principal to be attributable to the Bear Canyon Mortgage Loan on a pro rata basis in accordance with the outstanding principal balance of such underlying mortgage loan relative to the outstanding principal balance of the Bear Canyon Loan Combination;

•	third, to the Bear Canyon Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the Bear Canyon Non-Trust Loan, until the unpaid principal balance of the Bear Canyon Non-Trust Loan has been reduced to zero, in an amount equal to (a) a pro rata share of all voluntary principal prepayments received with respect to the Bear Canyon Loan Combination, (b) a pro rata share of all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds received with respect to the Bear Canyon Loan Combination and (c) on the related maturity date, a pro rata share of all principal payments made on such maturity date with respect to the Bear Canyon Loan Combination, in each case, principal to be attributable to the Bear Canyon Non-Trust Loan on a pro rata basis in accordance with the outstanding principal balance of such Non-Trust Loan relative to the outstanding principal balance of the related Loan Combination;

•	fifth, to the Bear Canyon Non-Trust Loan, up to the amount of any cure payments made by the Bear Canyon Non-Trust Loan Noteholder with respect to the Bear Canyon Loan Combination;

•	sixth, to the Bear Canyon Mortgage Loan, a pro rata share of any prepayment consideration received with respect to the Bear Canyon Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the Bear Canyon Loan Combination), to the extent actually paid;

•	seventh, to the Bear Canyon Non-Trust Loan, a pro rata share of any prepayment consideration received with respect to the Bear Canyon Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the Bear Canyon Loan Combination), to the extent actually paid;

•	eighth, to the Bear Canyon Mortgage Loan, any late payment charges and Default Interest due in respect of the Bear Canyon Mortgage Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid;

•	ninth, to the Bear Canyon Non-Trust Loan, any late payment charges and Default Interest due in respect of the Bear Canyon Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid; and

•	tenth, for such remaining purposes as are provided in the Bear Canyon Co-Lender Agreement.

With respect to the Bear Canyon Loan Combination, pursuant to the Bear Canyon Co-Lender Agreement, during the existence of (a) certain monetary events of default as to the related underlying mortgage loan that have not been cured by the Bear Canyon Non-Trust Loan Noteholder or (b) certain non-monetary events of default as to the Bear Canyon Mortgage Loan at a time when the Bear Canyon Mortgage Loan is being specially serviced, collections on the Bear Canyon Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to such underlying mortgage loan and the Bear Canyon Non-Trust Loan generally in the following manner:

•	first, to the Bear Canyon Mortgage Loan, in an amount equal to all accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Bear Canyon Mortgage Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the Bear Canyon Non-Trust Loan, in an amount equal to all accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the Bear Canyon Non-Trust Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	fifth, to the Bear Canyon Non-Trust Loan Noteholder, up to the amount of any cure payments made by the Bear Canyon Non-Trust Loan with respect to the Bear Canyon Loan Combination;

•	sixth, to the Bear Canyon Mortgage Loan, a pro rata share of any prepayment consideration received with respect to the Bear Canyon Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the Bear Canyon Loan Combination), to the extent actually paid;

•	seventh, to the Bear Canyon Non-Trust Loan, a pro rata share of any prepayment consideration received with respect to the Bear Canyon Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the Bear Canyon Loan Combination), to the extent actually paid;

•	eighth, to the Bear Canyon Mortgage Loan, any late payment charges and Default Interest due in respect of the Bear Canyon Mortgage Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid;

•	ninth, to the Bear Canyon Non-Trust Loan, any late payment charges and Default Interest due in respect of the Bear Canyon Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid in full;

•	tenth, to the Bear Canyon Mortgage Loan, any other amounts paid by the related borrower and due in respect of the Bear Canyon Mortgage Loan;

•	eleventh, to the Bear Canyon Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the related Non-Trust Loan; and

•	twelfth, for such remaining purposes as are provided in the Bear Canyon Co-Lender Agreement.

The Addison Tower Loan Combination.

General.    The Addison Tower Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the Addison Tower Mortgaged Property. See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus for a more detailed description of certain rights of the holders of the underlying mortgage loan and the Non-Trust Loan that comprise the Addison Tower Loan Combination. The Addison Tower Non-Trust Loan will be serviced, along with the Addison Tower Mortgage Loan, under the series 2007-C6 pooling and servicing agreement by the master servicer and the special servicer, generally as if the Addison Tower Non-Trust Loan was a mortgage loan in the trust (provided, however, that neither the master servicer nor the trustee will be required to make P&I advances with respect to the Addison Tower Non-Trust Loan).

Co-Lender Agreement.    The holders of the mortgage loans comprising the Addison Tower Loan Combination are bound by the terms and provisions of the Addison Tower Co-Lender Agreement. The Addison Tower Co-Lender Agreement generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for the Addison Tower Loan Combinations will have the ability to advise and direct the series 2007-C6 master servicer and/or special servicer with respect to certain specified servicing actions regarding the Addison Tower Loan Combination, including those involving foreclosure or material modification of the Addison Tower Mortgage Loan and the Addison Tower Non-Trust Loan (see ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus), subject to certain conditions described in the Addison Tower Co-Lender Agreement. As of any date of determination, the Loan Combination Controlling Party for the Addison Tower Loan Combination will be (a) the Addison Tower Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the Addison Tower Non-Trust Loan, net of any existing Appraisal Reduction Amount with respect to the Addison Tower Mortgage Loan Combination, is equal to or greater than 25.0% of the original principal balance of the Addison Tower Non-Trust Loan, and (b) otherwise, the holder of the Addison Tower Mortgage Loan or its designee (which designee, in accordance with the series 2007-C6 pooling and servicing agreement, will be the series 2007-C6 controlling class representative).

•	Purchase Option. If and for so long as the Addison Tower Loan Combination is specially serviced and, further, upon the date when a scheduled payment on the Addison Tower Loan Combination becomes at least 60 days delinquent, the Addison Tower Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the

Addison Tower Mortgage Loan at a price generally equal to the unpaid principal balance of the Addison Tower Mortgage Loan together with all accrued unpaid interest on that loan (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2007-C6 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

Priority of Payments.    Pursuant to the Addison Tower Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Addison Tower Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Addison Tower Mortgage Loan or (b) certain non-monetary events of default with respect to the Addison Tower Mortgage Loan at a time when the Addison Tower Mortgage Loan is being specially serviced, collections on the Addison Tower Loan Combination will generally be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Addison Tower Mortgage Loan and the Addison Tower Non-Trust Loan generally in the following manner:

•	first, to the Addison Tower Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Addison Tower Mortgage Loan, in an amount equal to (a) all voluntary principal prepayments attributable to the Addison Tower Mortgage Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable, (b) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds attributable to the Addison Tower Mortgage Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable and (c) on the maturity date, all principal payments attributable to the Addison Tower Mortgage Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable, with (in each case) principal to be attributable to the Addison Tower Mortgage Loan under the related loan documents or the Addison Tower Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the Addison Tower Loan Combination;

•	third, to the Addison Tower Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the Addison Tower Non-Trust Loan, in an amount equal to (a) all voluntary principal prepayments attributable to the Addison Tower Non-Trust Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable, (b) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds attributable to the Addison Tower Non-Trust Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable and (c) on the maturity date, all principal payments attributable to the Addison Tower Non-Trust Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable, with (in each case) principal to be attributable to the Addison Tower Non-Trust Loan under the related loan documents or the Addison Tower Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the Addison Tower Loan Combination;

•	fifth, to the Addison Tower Mortgage Loan, any prepayment consideration attributable to the Addison Tower Mortgage Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable;

•	sixth, to the Addison Tower Non-Trust Loan, any prepayment consideration attributable to the Addison Tower Non-Trust Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable;

•	seventh, to the Addison Tower Mortgage Loan, any late payment charges and Default Interest due in respect of the Addison Tower Mortgage Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	eighth, to the Addison Tower Non-Trust Loan, any late payment charges and Default Interest due in respect of the Addison Tower Non-Trust Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	ninth, to the Addison Tower Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Addison Tower Non-Trust Loan Noteholder with respect to the Addison Tower Loan Combination pursuant to the Addison Tower Co-Lender Agreement or the applicable servicing agreement; and

•	tenth, for such remaining purposes as are provided in the Addison Tower Co-Lender Agreement.

Pursuant to the Addison Tower Co-Lender Agreement, during the existence of (a) certain monetary events of default with respect to the Addison Tower Mortgage Loan or (b) certain non-monetary events of default with respect to the Addison Tower Mortgage Loan at a time when the Addison Tower Mortgage Loan is being specially serviced, collections on the Addison Tower Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Addison Tower Mortgage Loan and the Addison Tower Non-Trust Loan generally in the following manner:

•	first, to the Addison Tower Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	second, to the Addison Tower Mortgage Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the Addison Tower Non-Trust Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	fourth, to the Addison Tower Non-Trust Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	fifth, to the Addison Tower Mortgage Loan, any prepayment consideration attributable to the Addison Tower Mortgage Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable;

•	sixth, to the Addison Tower Non-Trust Loan, any prepayment consideration attributable to the Addison Tower Non-Trust Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable;

•	seventh, to the Addison Tower Mortgage Loan, any late payment charges and Default Interest due in respect of the Addison Tower Mortgage Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	eighth, to the Addison Tower Non-Trust Loan, any late payment charges and Default Interest due in respect of the Addison Tower Non-Trust Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	ninth, to the Addison Tower Mortgage Loan, any other amounts paid by the related borrower and due in respect of the Addison Tower Mortgage Loan;

•	tenth, to the Addison Tower Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the Addison Tower Non-Trust Loan;

•	eleventh, to the Addison Tower Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Addison Tower Non-Trust Loan Noteholder with respect to the Addison Tower Loan Combination pursuant to the Addison Tower Co-Lender Agreement or the applicable servicing agreement; and

•	twelfth, for such remaining purposes as are provided in the Addison Tower Co-Lender Agreement.

Additional Loan and Property Information

Delinquency and Loss Information.    None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment due thereunder. There has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

Tenant Matters.    Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust—

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Texas SLC Portfolio, which mortgage loan represents 1.3% of the Initial Mortgage Pool Balance and 1.5% of the Initial Loan Group 1 Balance, the related mortgage loan is secured by four separate parcels which are used exclusively for assisted and independent living facility purposes, pursuant to an operating lease for the entire property which is in full force and effect.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Park Place Apartments, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 2 Balance, the related mortgaged real property is subject to an Affordable Housing Agreement which requires, pursuant to HUD guidelines with respect to the County of Riverside, California, that of the 48 units (i) 12 must be occupied by tenants whose incomes are no greater than 50% of the median gross income, (ii) 18 must be occupied by tenants whose incomes are no greater than 80% of the median gross income, and (iii) 18 must be occupied by tenants whose incomes are no greater than 100% of the median gross income.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Greenhouse on Holcomb Bridge, which mortgage loan represents 0.8% of the Initial Mortgage Pool Balance and 5.7% of the Initial Loan Group 2 Balance, the related mortgaged real property is subject to a Land Use Restriction Agreement which requires that 20% of the units must be occupied by low to moderate income tenants, whose incomes are no greater than 80% of the median gross income as determined by HUD.

•	With respect to the mortgaged real properties identified on Annex A-1 to this offering prospectus as Los Angeles Multifamily Portfolio II, 170-178 Thompson Street, Los Angeles Multifamily Portfolio I – 1570 N. Edgemont, 128 West 13th Street, 363 Ocean Parkway, and Whitsett Apartments, which mortgaged real properties collectively secure 2.0% of the Initial Mortgage Pool Balance and 13.7% of the Initial Loan Group 2 Balance, 100%, 50.4%, 67.7%, 38.1%, 100% and 100%, respectively, of the related units are subject to tenant income and market rent restructuring promulgated by their respective city regulations.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Paradise Vista Apartments, which mortgage loan represents 0.4% of the Initial Mortgage Pool Balance and 2.7% of the Initial Loan Group 2 Balance, 3.1% of the tenants at the related mortgaged real property receive rent subsidies from the US Department of Housing and Urban Development under its Section 8 program.

•	One hundred thirty-four (134) of the mortgaged real properties, securing 38.9% of the Initial Mortgage Pool Balance and 45.3% of the Initial Loan Group 1 Balance, respectively, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

•	Fifty (50) of the mortgaged real properties, securing 5.1% of the Initial Mortgage Pool Balance and 6.0% of the Initial Loan Group 1 Balance, respectively, are entirely or substantially leased to a single tenant.

•	A number of companies are major tenants at more than one of the mortgaged real properties.

•	There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

•	Six (6) of the mortgaged real properties, securing 1.7% of the related mortgage loan is Initial Mortgage Pool Balance and 11.8% of the Initial Loan Group 2 Balance, respectively, each is a multifamily rental property that has a material tenant concentration of students. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

•	Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. For example, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ and the footnotes to Annex A-1 to this offering prospectus.

•	Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

•	There may be one or more cases in which the sole tenant or a significant tenant of a related mortgaged real property is an agency of the United States Federal Government or a state or local government. Typically the terms of such tenancies are prescribed by the Government Services Administration or the applicable state authority and may contain few or no limitations on the ability of such tenant to terminate the lease and/or vacate the premises and cease the payment of rent. In addition, leases with an agency of the United States Federal Government generally are silent as to tenant defaults and landlord remedies, and restrict landlord operation and maintenance of the building.

Leasehold Mortgages.    With respect to five (5) of the mortgaged real properties, collectively securing 1.2% of the Initial Mortgage Pool Balance and 1.3% of the Initial Loan Group 1 Balance, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds, the related mortgage loans are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real properties. Except as provided in the following sentence, in each of those cases, the related ground lease or, with respect to one such mortgaged real property identified on Annex A-1 to this offering prospectus as Torrance Self Storage, the related space lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee. With respect to the PECO Portfolio – Eastridge Crossing Mortgaged Property, the related ground lease expires prior to the maturity date on the PECO Portfolio – Eastridge Crossing Mortgage Loan, which represents 0.1% of the Initial Mortgage Pool Balance. In addition, with respect to both the PECO Portfolio – University Plaza – Amherst Mortgage Loan, which represents 0.3% of the Initial Mortgage Pool Balance, and the PECO Portfolio – Eastridge Crossing Mortgage Loan, certain standard leasehold mortgagee protections do not exist for the related leaseholds, as further described under ‘‘—Significant Underlying Mortgage Loans—The PECO Portfolio Mortgage Loans—Ground Leases.’’

Purchase Options.    With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as PECO Portfolio – Thompson Square Mall, which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group 1 Balance, tenant Home Depot has an option to purchase a portion of the Mortgaged Property, being the land on which its improvements are situated, on or about December 30, 2014, for a price equal to $4.5 million, which right is not subordinate to the mortgage.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as PECO Portfolio – Kensington Place, which mortgage loan represents 0.2% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group 1 Balance, Bi-Lo, L.P. I (‘‘Bi-Lo’’), a tenant at the related mortgaged real property, has a right to purchase the mortgaged real property at fair market value pursuant to the terms of its lease, but only in the event of a casualty occurring in the last two years of the lease term, and provided (i) the casualty causes damage to the extent of 50% or more of the replacement cost of the leased premises or the related mortgaged real property, (ii) Bi-Lo elects not to terminate the lease and (iii) lender elects not to rebuild the related mortgaged real property; which right is not subordinate to the mortgage.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Hickory Grove, which mortgage loan represents 0.5% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, pursuant to that certain ground lease agreement, Lowe’s Home Centers, Inc., a tenant at the related mortgaged real property has the right to purchase its leased portion of the mortgaged real property upon equal terms to any bona fide offer the landlord intends to accept. The Lowe’s lease, including the purchase option, is subject and subordinate to the terms and provisions of the related mortgage loan.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Belvedere Plaza, which mortgage loan represents 0.4% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group 1 Balance, pursuant to that certain lease agreement, the related borrower’s tenant, McDonald’s Corporation, has the right to purchase its leased portion of the mortgaged real property for a purchase price equal to the then market value of the leased premises exclusive of the improvements thereon, but in no event shall the purchase price be less than $450,000. The McDonald’s lease, including the purchase option, is subject and subordinate to the terms and provisions of the related mortgage loan.

Rights of First Refusal/Rights of First Offer.    With respect to certain of the mortgage loans that we intend to include in the trust, one or more of the leases between the related borrowers and tenants requires that, in the event the borrowers negotiate a sale of the mortgaged real property with a third party, the borrowers are required to provide the related tenant with an opportunity to purchase the mortgaged real property at such negotiated price. If such tenant does not accept an offer submitted to it by the borrower within the time period specified in the lease, such right of first refusal shall be considered waived as to that offer; provided, however, that the right of first refusal will be a continuing right as to any subsequent or modified purchase offer. With respect to certain other mortgage loans that we intend to include in the trust, one or more of the leases between the related borrowers and tenants require that, prior to negotiating a sale of the mortgaged real property with a third party, the borrowers are required to permit the related tenant to make the first offer as to the purchase price of the related mortgaged real property. Set forth below in this ‘‘—Rights of First Refusal/Rights of First Offer’’ section are some examples of the foregoing.

With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as PECO Portfolio – Thompson Square Mall, which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group 1 Balance, Home Depot, a tenant at the mortgaged real property (in addition to the purchase option set forth above) has a right of first refusal to purchase the portion of the mortgaged real property demised by tenant’s lease. The right of first refusal does not apply to the acquisition of the entire underlying mortgaged property, whether through an arm’s length third-party transaction or a foreclosure or deed in lieu of foreclosure.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as PECO Portfolio – Tops Plaza – Cortland Staples, which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group 1 Balance, the related borrower has only obtained legal title with respect to a six (6) acre tract of unimproved land comprising a portion of the related mortgaged real property (‘‘Unimproved Parcel’’), which Unimproved Parcel is used as a retention pond area for the mortgaged real property. Equitable title to the Unimproved Parcel was expressly reserved by the seller in the purchase and sale agreement, pursuant to which the related borrower acquired the related mortgaged real property. The related borrower is required to re-convey legal title to the prior owner of the Unimproved Parcel at such time as a subdivision of land, delineating the Unimproved Parcel as a separate parcel from the remainder of the mortgaged property, has been approved by the applicable municipality. The related mortgaged real property is benefited by a recorded declaration that creates easements for use of such Unimproved Area as a retention pond along with necessary drainage lines.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as PECO Portfolio – Delavan Plaza, which mortgage loans collectively represent 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, Jondex Corp. d/b/a Pick N’ Save, a tenant at the related mortgaged real property, has a right of first refusal to purchase an out parcel portion at the mortgaged real property, which right may apply to a foreclosure or deed in lieu thereof.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as PECO Portfolio – Redbud Commons, PECO Portfolio – Bi-Lo Center Asheville and PECO Portfolio – North Aiken Bi-Lo Center which mortgage loans collectively represent 0.7% of the Initial Mortgage Pool Balance and 0.8% of the Initial Loan Group 1 Balance, Bi-Lo, LLC, a tenant at the related mortgaged real properties has a right of first refusal to purchase the related mortgaged real property, which right may apply to a foreclosure or deed in lieu thereof.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as PECO Portfolio – Irving West and PECO Portfolio – Westdale Plaza, which mortgage loans represent 0.3% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group 1 Balance, K-Mart, a tenant at the related mortgaged real properties has a right of first offer to purchase the related mortgaged real property, which right may apply to a foreclosure or deed in lieu thereof.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as PECO Portfolio – Palmetto Crossroads, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, pursuant to a recorded declaration, Sea Pines Plantation Company has a right of first offer to purchase the related mortgaged real property, which right may apply to a foreclosure or deed in lieu thereof.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Waxahachie Towne Center, which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group 1 Balance, pursuant to that certain ground lease agreement, Lowe’s Home Centers, Inc., a tenant at the related mortgaged real property has a right of first offer during its tenancy, to purchase its leased portion of the mortgaged real property upon terms equal to offer the landlord intends to accept. The right of first refusal does not apply to the acquisition of the property through foreclosure or deed in lieu of foreclosure. By the terms of the ground lease, foreclosures and deeds in lieu of foreclosure are not expressly exempt from the right of first offer.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Walgreens & Schnucks Anchored Shopping Center, which mortgage loan represents 0.4% of the Initial

Mortgage Pool Balance and 0.5% of the Initial Loan Group 1 Balance, pursuant to that certain lease agreement, Bond Drug Company of Illinois (d/b/a Walgreens), a tenant at the related mortgaged real property has the right of first refusal to purchase its leased portion of the mortgaged real property upon terms equal to any bona fide third party offer the landlord intends to accept. The right of first refusal does not apply to the acquisition of the property through foreclosure or deed in lieu of foreclosure.

With respect to each of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Citizens Portfolio 3, Citizens Portfolio 2, Citizens Portfolio 1, Citizens Portfolio 6, Citizens Portfolio 16, Citizens Portfolio 29 and Citizens Portfolio 8, which mortgage loans represent, in the aggregate, 1.4% of the Initial Mortgage Pool Balance and 1.6% of the Initial Loan Group 1 Balance, pursuant to certain lease agreements and organizational documents, the related borrower’s tenant and/or certain of its affiliates have the right of first refusal to purchase the mortgaged real property or certain interests therein.

With respect to each of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Walgreens-Little Egg Harbor, Walgreens-Barnegat, Walgreens Wichita and Walgreens San Antonio, which mortgage loans represent, in the aggregate, 0.6% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, pursuant to the related lease agreement, the related borrower’s tenant has the right of first refusal to purchase the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus 221 Progress Parkway, which mortgage loan represents 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, pursuant to that certain lease agreement, the related borrower’s sole tenant, Money Mailer, LLC, a tenant at the related mortgaged real property has the right of first refusal to purchase the mortgaged real property upon equal terms to any bona fide offer the landlord intends to accept. The right of first refusal does not apply to the acquisition of the property through foreclosure or deed in lieu of foreclosure.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus The Ice House Office Building, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, pursuant to that certain lease agreement, the related borrower’s tenant, James, Bates, Pope & Spivey, LLP, a tenant at the related mortgaged real property has the right of first refusal to purchase its leased portion of the mortgaged real property upon equal terms to any bona fide offer the landlord intends to accept. The lease by its terms is subordinate to the related mortgage. The tenant has further agreed that its right of first refusal shall terminate upon foreclosure of the related mortgage.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Champion Forest Self Storage, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, a reciprocal easement exists wherein, if the related borrower converts the mortgaged real property (which is currently a self storage facility) for use (i) as a convenience store, (ii) for the sale of gasoline products, or (iii) as an unattended car wash, the related borrower must give the adjacent property owner a right of first refusal to either (a) purchase or lease the mortgaged real property or any portion thereof, or (b) lease a portion of the mortgaged real property on such terms as the related borrower would lease to a third party bona fide purchaser or tenant.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 3M Bentonville Office/Warehouse, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, pursuant to that certain lease agreement, 3M ESPE OMNI Preventative Care, Inc., the sole tenant at the related mortgaged property, has a right of first refusal during its tenancy to purchase its leased portion of the mortgaged real property upon a transfer of its leased premises to any new landlord. The right of first refusal does not apply to foreclosure, but shall continue with respect to the purchaser following foreclosure.

Other Financing.    In the case of the underlying mortgage loans described under ‘‘Loan Combinations’’ above in this offering prospectus, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this offering prospectus and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan,’’ ‘‘—Significant Underlying Mortgage Loans—The Potomac Mills Mortgage Loan,’’ ‘‘—Significant Underlying Mortgage Loans—The Och-Ziff Retail Portfolio Mortgage Loan’’ and ‘‘—Loan Combinations’’ above.

Except as disclosed under this ‘‘—Other Financing’’ subsection, including as described in the second succeeding paragraph, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. ‘‘Mezzanine debt’’ is debt secured by the principal’s direct ownership interest in a related borrower, and the affiliate debt referred to in this ‘‘—Other Financing’’ section is secured by an entity’s indirect ownership interest in a related borrower.

With respect to each of the One Sansome Street Mortgage Loan, the 100 Wall Street Mortgage Loan, the McCandless Towers Mortgage Loan and the Greensboro Park Mortgage Loan, collectively representing 16.2% of the Initial Mortgage Pool Balance and 19.0% of the Initial Loan Group 1 Balance, there is existing mezzanine financing in place in the principal amounts of $107,612,663, $62,491,102, $51,073,539 and $18,380,629, respectively, as described under ‘‘—Significant Underlying Mortgage Loans—‘‘The One Sansome Street—Mezzanine Financing.’’ ‘‘—The 100 Wall Street Mortgage Loan—Mezzanine Financing,’’ ‘‘—The Greensboro Park Mortgage Loan—Mezzanine Financing’’ and ‘‘—The McCandless Towers Mortgage Loan—Mezzanine Financing,’’ respectively, in this offering prospectus. In addition, with respect to each of the One Sansome Street Mortgage Loan, the 100 Wall Street Mortgage Loan, the Greensboro Park Mortgage Loan and the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as One Fair Oaks Plaza, collectively representing 14.0% of the Initial Mortgage Pool Balance and 16.4% of the Initial Loan Group 1 Balance, respectively, one or more indirect parents of the related borrowers (together with other affiliated borrowers) has two or more bridge mezzanine loans in place in the maximum aggregate principal amount of $459,612,592, secured by the direct and/or indirect interests in the borrowers under those underlying mortgage loans, along with borrowers under seven (7) other mortgage loans that are not included in the trust, as further described under ‘‘—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Mezzanine Financing’’ and ‘‘—Significant Underlying Mortgage Loans—The McCandless Towers Mortgage Loan—Mezzanine Financing,’’ respectively, in this offering prospectus. There is an intercreditor agreement in place with respect to each of the One Sansome Street Mortgage Loan, the 100 Wall Street Mortgage Loan, the Greensboro Park Mortgage Loan and the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as One Fair Oaks Plaza, in each case between the mortgage loan lender and all of the related mezzanine lenders (including the bridge mezzanine loan lenders) that sets forth the relative priorities between the subject underlying mortgage loan and the related mezzanine loans. Each such intercreditor agreement provides, among other things, that (a) all payments due under the related mezzanine loans are subordinate to any and all payments required under the mortgage loan documents, (b) the related mezzanine lenders will have certain rights to receive notice of and cure defaults under the subject mortgage loan, (c) upon the occurrence of an event of default under the subject underlying mortgage loan, no payments will be retained by the related mezzanine lenders on the applicable mezzanine loans until all payments that are due or that will become due under the related mortgage loan are paid in full to the related mortgagee, (d) the mezzanine lenders may amend or modify their related mezzanine loans in certain respects without the consent of the related mortgagee, (e) the mezzanine lenders are not permitted to transfer more than 49% of their beneficial interest in the related mezzanine loans unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2007-C6 certificates has been received, (f) upon the occurrence of an event of default under the mezzanine loans documents, the related mezzanine lenders may foreclose upon the membership interests in any related borrower, which could result in a change of control with respect to the related borrower and a change in the management of the related mortgaged real property, (g) if the subject mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the related mortgagee under the subject mortgage loan exercises any right or remedy under the related loan documents with respect to the related mortgagor or mortgaged real property, the related mezzanine lenders have the right to purchase the subject mortgage loan, in whole but not in part, for a price equal to (1) the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, (2) any advances made by the mortgage lender or its servicer and any interest thereon, and (3) under certain circumstances, any liquidation fees payable to a special servicer of the underlying mortgage loan, and (h) an event of default under the related mortgage loan will trigger an event of default under the applicable mezzanine loans and an event of default under certain other related mortgage loans and certain other related mezzanine loans will trigger an event of default under the bridge mezzanine loans.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Riverchase Apartments, which mortgage loan represents 1.7% of the Initial Mortgage Pool Balance and 12.1% of the Initial Loan Group 2 Balance, the direct equity interests in the related borrower has been pledged to secure a mezzanine loan in the amount of $5,800,000. The related intercreditor agreement provides, among other things, that: (a) the mezzanine lender has certain rights to cure defaults under the subject mortgage loan, (b) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the mortgage lender, (c) the mezzanine lender may not transfer more than 49% of its beneficial interest in the related mezzanine loan unless each rating agency has confirmed that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2007-C6 certificates or unless such transfer is to a qualified transferee, and (d) if the underlying mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the related mortgage lender exercises any right or remedy under the related mortgage loan documents with respect to the related mortgagor or the mortgaged real property, the mezzanine lender has the right to purchase the underlying mortgage loan, in whole but not in part, for a price equal to (i) the outstanding principal balance of the mortgage loan, together with any accrued and unpaid interest thereon, (ii) any advances made by the mortgage lender or its servicer and any interest thereon, and (iii) under certain circumstances, any liquidation fees payable to a special servicer of the underlying mortgage loan.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Greenhouse on Holcomb Bridge, which mortgage loan represents 0.8% of the Initial Mortgage Pool Balance and 5.7% of the Initial Loan Group 2 Balance, respectively, there is an existing mezzanine loan, which matures on June 11, 2012, secured by a pledge of 100% of the direct and indirect equity interests in the related borrower in the amount of $9,075,000 (of which $5,521,663 has been funded as of the cut-off date). There is a future advance obligation on the part of the mezzanine lender in the maximum principal amount of $3,553,337 (which represents the unfunded portion of the mezzanine loan) to be utilized to reimburse the borrower or pay for the cost of certain capital improvements. The related intercreditor agreement provides, among other things, that (i) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the related mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2007-C6 certificates has been received, (ii) the mezzanine lender has the right under certain circumstances to cause the termination of the property manager and to select a replacement manager for the premises, (iii) the mortgage lender may amend or modify the mortgage loan in certain respects without the consent of the mezzanine lender, (iv) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgagee, (v) the mezzanine lender may foreclose the mezzanine loan without the consent of the mortgage lender, (vi) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (vii) provided that no event of default exists under the mortgage loan documents, the mezzanine lender may collect all payments required under the mezzanine loan documents, (viii) whether or not an event of default exists under the mortgage loan documents, the mezzanine lender may collect payments resulting from the disposition of the collateral for the mezzanine loan documents, (ix) upon the occurrence of an event of default under the subject mortgage loan, no payments will be retained by the mezzanine lender on the applicable mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the related mortgagee, and (x) if a related mortgage loan is accelerated or any enforcement action has been commenced and is continuing, or if the mortgage loan becomes a specially serviced mortgage loan, the mezzanine lender has the right to purchase the subject mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest thereon, and any advances made by the mortgagee or its servicer under the subject mortgage loan and any interest thereon, and, under certain circumstances, any fees and expenses payable to the special servicer of the subject mortgage loan.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Bear Canyon, which mortgage loan represents 0.8% of the Initial Mortgage Pool Balance and 5.3% of the Initial Loan Group 2 Balance, an affiliate of the lender has provided a junior bridge equity loan in the aggregate maximum principal amount of $2,000,000, which matures on March 14, 2008, and is secured by a pledge of indirect equity interests in the related borrower.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Highland Parc, which mortgage loan represents 0.7% of the Initial Mortgage Pool Balance and 4.8% of the Initial Loan Group 2 Balance, an affiliate of the lender has provided a mezzanine loan in the aggregate maximum principal amount of $10,100,000 (of which $7,222,124 has been funded as of the cut-off date) which matures on July 11, 2012. At origination of the mezzanine loan, (i) $1,550,000 of the funded amount of the mezzanine note was deposited into an interest reserve account and (ii) the mezzanine lender has a future advance obligation in the maximum principal amount of $1,327,876 (which represents the unfunded portion of the mezzanine loan) to be utilized to reimburse the borrower or pay for the cost of certain capital improvements. The related intercreditor agreement provides, among other things, that: (i) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the related mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2007-C6 certificates has been received, (ii) the mezzanine lender has the right under certain circumstances to cause the termination of the property manager and to select a replacement manager for the premises, (iii) the mortgage lender may amend or modify the mortgage loan in certain respects without the consent of the mezzanine lender, (iv) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgagee, (v) the mezzanine lender may foreclose the mezzanine loan without the consent of the mortgage lender, (vi) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (vii) provided that no event of default exists under the mortgage loan documents, the mezzanine lender may collect all payments required under the mezzanine loan documents, (viii) whether or not an event of default exists under the mortgage loan documents, the mezzanine lender may collect payments resulting from the disposition of the collateral for the mezzanine loan documents, (ix) upon the occurrence of an event of default under the subject mortgage loan, no payments will be retained by the mezzanine lender on the applicable mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the related mortgagee, and (x) if a related mortgage loan is accelerated or any enforcement action has been commenced and is continuing, or if the mortgage loan becomes a specially serviced mortgage loan, the mezzanine lender has the right to purchase the subject mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest thereon, any advances made by the mortgagee or its servicer under the subject mortgage loan and any interest thereon, and, under certain circumstances, any fees and expenses payable to the special servicer of the subject mortgage loan.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, those mortgage loans, collectively representing 57.0% of the Initial Mortgage Pool Balance, 62.1% of the Initial Loan Group 1 Balance and 25.7% of the Initial Loan Group 2 Balance, respectively, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions:

•	consent of the mortgage lender;

•	satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified amount;

•	subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

Mortgaged Property Name	Mortgage Loan Cut-Off Date Balance	Maximum Combined LTV Ratio Permitted	Minimum Combined DSCR Permitted
Innkeepers Portfolio(1)	$412,701,271	80.0%	NAP
PECO Portfolio(2)	$323,860,000	85.0%	1.05	x
Potomac Mills(3)	$246,000,000	85.0%	1.05	x
One Sansome Street(4)	$139,569,073	80.0%	1.15	x
100 Wall Street(5)	$117,399,060	80.0%	1.15	x
Greensboro Park(6)	$108,926,767	80.0%	1.15	x
One Fair Oaks Plaza	$52,399,975	80.0%	1.15	x
Barons Apartments	$30,200,000	85.0%	1.05	x
Portsmouth Station Shopping Center	$20,838,000	80.0%	1.15	x
Camelot at Northlake	$20,375,000	90.0%	1.10	x
Spring Valley Town Center	$17,575,000	80.0%	1.15	x
Waxahachie Towne Center	$16,750,000	85.0%	1.05	x
Forest Ridge	$16,240,000	85.0%	1.15	x
Tower Square Retail	$14,894,000	80.0%	1.15	x
Casa Grande Palm Center	$14,337,245	85.0%	1.15	x
Fox and Hounds Apartments	$14,250,000	80.0%	1.10	x
Lohman’s Crossing	$11,600,000	85.0%	1.05	x
Paradise Vista Apartments	$11,250,000	85.0%	1.15	x
Citizens Portfolio 3	$10,781,058	95.0%	1.00	x
Belvedere Plaza	$10,450,000	85.0%	1.15	x
Citizens Portfolio 2	$9,613,114	95.0%	1.00	x
Citizens Portfolio 1	$9,430,675	95.0%	1.00	x
South Plaza	$7,500,000	85.0%	1.15	x
Willowind Apartments	$7,100,000	85.0%	1.10	x
Barclay Place Shopping Center	$7,000,000	85.0%	1.15	x
Kessler Hills Shopping Center	$5,960,794	85.0%	1.10	x
NorthPointe	$5,300,000	85.0%	1.15	x
Sunridge Apartments	$5,050,000	85.0%	1.15	x
Dogwood Creek Apartments	$4,175,000	85.0%	1.05	x
Citizens Portfolio 6	$3,746,984	95.0%	1.00	x
South Elm Plaza	$3,700,000	85.0%	1.15	x
Our Town Shopping Center	$3,425,000	85.0%	1.15	x
Southwood Village	$3,400,000	85.0%	1.15	x
Citizens Portfolio 16	$2,962,352	95.0%	1.00	x
Citizens Portfolio 29	$2,785,256	95.0%	1.00	x
Citizens Portfolio 8	$2,193,306	95.0%	1.00	x
Armenia Professional	$1,950,000	85.0%	1.15	x
Shoppes of Moyock	$1,450,000	85.0%	1.15	x

(1)	See ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Permitted Mezzanine Financing’’ above in this offering prospectus.
(2)	See ‘‘—Significant Underlying Mortgage Loans—The PECO Portfolio Mortgage Loans—Permitted Mezzanine Financing’’ above in this offering prospectus.
(3)	See ‘‘—Significant Underlying Mortgage Loans—The Potomac Mills Mortgage Loan—Permitted Mezzanine Financing’’ above in this offering prospectus.
(4)	See ‘‘—Significant Underlying Mortgage Loans—The One Sansome Street Mortgage Loan—Permitted Mezzanine Financing’’ above in this offering prospectus.
(5)	See ‘‘—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Permitted Mezzanine Financing’’ above in this offering prospectus.
(6)	See ‘‘—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Permitted Mezzanine Financing’’ above in this offering prospectus.

While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See ‘‘Risk Factors—Risks Relating to the Mortgage Loans—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Real Property’’ in this offering prospectus.

Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See ‘‘Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ in the accompanying base prospectus.

Zoning and Building Code Compliance.    In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator—

•	determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

•	determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator’s judgment constitute adequate security for the related mortgage loan; and/or

•	required law and ordinance insurance.

Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties. For example, there exist various fire code violations, zoning violations, housing and building code violations and/or environmental control board violations on such mortgaged real properties, as further described under ‘‘Risk Factors—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or with the Americans With Disabilities Act of 1990’’ in this offering prospectus.

In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

See ‘‘Risk Factors—Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures’’ and ‘‘—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local

Building Codes or with the Americans With Disabilities Act of 1990’’ in this offering prospectus, and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Lockboxes.    162 mortgage loans that we intend to include in the trust, representing approximately 93.3% of the Initial Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

Type of Lockbox	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Springing Soft	116	30.4%
Hard	17	26.6%
Springing Hard	25	18.9%
Hard/Hotel	1	13.9%
Soft	3	3.5%

•	Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

•	Hard/Hotel Lockbox. With respect to hospitality properties only, cash or ‘‘over-the-counter’’ receipts may be deposited into the lockbox account by a property manager (which may be affiliated with the borrower) or, in certain cases, by the borrower, while credit card receivables are deposited directly into a lockbox account) controlled by the lender. In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay the items described in clause (a) above, with the remainder disbursed to the borrower. In very few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

•	Springing Hard Lockbox. Either—

1.	income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard Lockbox with lender cash management; or

2.	a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Hard Lockbox with lender cash management.

•	Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.

•	Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

1.	a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;

2.	a failure to meet a specified debt service coverage ratio;

3.	a discontinuation of operations, lease default, lease termination, lease non-renewal or similar event involving one or more major tenants; and/or

4.	an event of default under the mortgage loan.

Property, Liability and Other Insurance.    Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

•	property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination), and

2.	the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

•	if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination),

2.	the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

3.	the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

4.	the full insurable replacement cost of the improvements located on the mortgaged real property;

•	comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

•	business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

However, not all mortgage loans require all such insurance.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties (except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. There may be certain limitations on the foregoing obligation to obtain earthquake insurance.

Fifty-nine (59) of the mortgaged real properties, securing 18.2% of the Initial Mortgage Pool Balance, 15.8% of the Initial Loan Group 1 Balance and 32.6% of the Initial Loan Group 2 Balance, respectively, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, generally require the related borrower to maintain windstorm insurance, except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located. Such windstorm insurance usually requires higher than customary deductibles.

Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See ‘‘Risk Factors—Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses’’ in the accompanying base prospectus.

The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2007-C6 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers’ title to the subject mortgaged real property.

Assessments of Property Condition

Property Inspections.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

Appraisals.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months (or in the case of 35 mortgaged real properties, collectively securing 1.5% of the Initial Mortgage Pool Balance and 1.6% of the Initial Loan Group 1 Balance and 0.4% of the Initial Loan Group 2 Balance, 18 months) of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this offering prospectus.

Environmental Assessments.    With respect to each of the mortgaged real properties securing the underlying mortgage loans, in connection with the origination of such loans, a third-party consultant conducted a Phase I environmental site assessment, as described under ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this offering prospectus.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition. In addition, in certain cases the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property. Further, in certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. See ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this offering prospectus for a discussion of certain environmental conditions identified at some of the mortgaged real properties securing mortgage loans that we intend to include in our trust.

The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to above and has not been independently verified by us, the underwriters or any of our or its respective affiliates.

Environmental Insurance.    Certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

1.	With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a ‘‘pollution condition’’ is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

2.	If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

3.	If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See ‘‘—Property, Liability and Other Insurance’’ above.

The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

Engineering Assessments.    In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm’s estimated cost of the recommended repairs, corrections or replacements to assure their completion.

Assignment of the Underlying Mortgage Loans

On or before the Issue Date, we will acquire pursuant to one or more mortgage loan purchase agreements—

•	123 mortgage loans, with an aggregate cut-off date principal balance of $1,910,386,178, from the Lehman Mortgage Loan Seller, and

•	58 mortgage loans, with an aggregate cut-off date principal balance of $1,068,550,536, from the UBS Mortgage Loan Seller.

We will transfer to the trustee, for the benefit of the series 2007-C6 certificateholders, all of the mortgage loans that we so acquire.

In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

•	either—

1.	the original promissory note(s) evidencing that mortgage loan, or

2.	if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

•	either—

1.	an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording; and

•	an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a ‘‘marked-up’’ commitment for title insurance or a pro forma policy.

provided that, in the case of the Potomac Mills Mortgage Loan and the Och-Ziff Retail Portfolio Mortgage Loan, the UBS Mortgage Loan Seller will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the related Co-Lender Agreement and a copy of the agreement governing the servicing of that mortgage loan.

The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2007-C6 certificateholders and, in the case of a Serviced Loan Combination, also for the benefit of the related Serviced Non-Trust Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee’s review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

The above loan documents, among others, with respect to the Potomac Mills Mortgage Loan (with the exception of the original mortgage note evidencing the Potomac Mills Mortgage Loan) have been delivered to Wells Fargo Bank, N.A., as trustee under the series 2007-C33 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the Potomac Mills Non-Trust Loan.

The above loan documents, among others, with respect to the Och-Ziff Retail Portfolio Mortgage Loan (with the exception of the original mortgage note evidencing the Och-Ziff Retail Portfolio Mortgage Loan) have been delivered to U.S. Bank National Association, as trustee under the series 2007-C1 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the Och-Ziff Retail Portfolio Non-Trust Loan.

The trustee may appoint, at the trustee’s expense, one or more custodians to hold all or a portion of the mortgage files as agent for the trustee, which custodian may not be the depositor, any mortgage loan seller or any affiliate of any of them. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2007-C6 pooling and servicing agreement. The trustee may enter into an agreement to appoint a custodian which is not the trustee, so long as that agreement: (a) is consistent with the series 2007-C6 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2007-C6 pooling and servicing agreement; (b) provides that if the trustee no longer acts in the capacity of trustee thereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under the subject agreement or, alternatively, may terminate that agreement without cause and without payment of any penalty or termination fee; and (c) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent that such indemnification would be permitted for any other agent of the trustee. See ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2007-C6 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2007-C6 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. LaSalle itself will act as initial custodian on behalf of the trustee. See ‘‘Transaction Participants—The Trustees—The Initial Trustee’’ in this offering prospectus for a discussion of the procedures to be employed by LaSalle in connection with the safekeeping and preservation of the documents with respect to the underlying mortgage loans.

If, as provided in the series 2007-C6 pooling and servicing agreement and/or the related mortgage loan purchase agreement—

•	any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered,

•	we or the UBS Mortgage Loan Seller, as applicable, are notified of the missing document, and

•	either (a) we, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such omission materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a document omission that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2007-C6 certificates, and (ii) with respect to any notice of a document omission that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then the omission will constitute a ‘‘Material Document Omission’’ as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Within a specified period following the later of—

•	the Issue Date, and

•	the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of the Lehman Mortgage Loans, or the UBS Mortgage Loan Seller, in the case of the UBS Mortgage Loans, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage Loan (other than an Outside Serviced Trust Mortgage Loan) and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan (other than an Outside Serviced Trust Mortgage Loan), each within a specified period of time following the Issue Date, the documents required to be included in the related Servicing File pursuant to the series 2007-C6 pooling and servicing agreement for the subject underlying mortgage loan, but only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) are reasonably necessary for the ongoing administration or servicing of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2007-C6 pooling and servicing agreement, and (c) are in the possession or under the control of us or the UBS Mortgage Loan Seller, as applicable; provided that neither we nor the UBS Mortgage Loan Seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to any underlying mortgage loan, is not so delivered, and if a written request therefor is not made to us, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, within approximately 18 months of the date of the certification referred to in the preceding sentence, then neither we nor the UBS Mortgage Loan Seller will have any further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the UBS Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

Representations and Warranties

As of the Issue Date, and subject to certain exceptions (including, without limitation, any conflicting disclosure contained in this offering prospectus), we will make, with respect to each Lehman Mortgage Loan, and the UBS Mortgage Loan Seller will make, with respect to each UBS Mortgage Loan, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

•	The information pertaining to the mortgage loan set forth in the mortgage loan schedule attached to the series 2007-C6 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

•	To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

•	The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

•	The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property; and there is no requirement for future advances thereunder.

•	The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors’ rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the lender’s realization of the principal benefits and/or security provided by the subject agreement or instrument.

•	Subject to the exceptions and limitations on enforceability set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

•	The assignment of each related mortgage instrument in favor of the trustee (or, in the case of the Potomac Mills Mortgage Loan, the trustee under the series 2007-C33 pooling and servicing agreement or, in the case of the Och-Ziff Retail Portfolio Mortgage Loan, the trustee under the series 2007-C1 pooling and servicing agreement) constitutes the legal, valid, binding and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘Representations and Warranties’’ section, enforceable assignment of that mortgage instrument to the trustee.

•	Each related mortgage instrument is a valid and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust Loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

•	All taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

•	To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

•	A nationally recognized title insurance company has issued an ALTA (or its equivalent) lender’s title insurance policy insuring that the mortgage is a valid first lien on the mortgaged real property subject only to Permitted Encumbrances.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure or is required to restore the premises or a related sponsor has agreed to be responsible for certain losses due to windstorm or certain acts of terrorism, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the lender may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

•	Other than payments due but not yet 30 days or more delinquent, to the actual knowledge of the representing party, no material default, breach, violation or event of acceleration exists under the related mortgage loan documents, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration exists under any of such documents.

•	As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

•	Subject to certain identified exceptions, the related mortgage loan documents do not provide for or permit, without the prior written consent of the holder of the related mortgage note or the satisfaction of certain conditions in the related mortgage, any related mortgaged real property or any direct controlling interest in the borrower to secure any other promissory note or debt (other than another mortgage loan in the trust or a Non-Trust Loan which is part of a Loan Combination).

•	One or more environmental site assessments, or updates thereof were performed with respect to each mortgaged real property during the 12-month period preceding the cut-off date and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then such report also identifies one or more factors mitigating such circumstances. Additionally, the borrower has represented and warranted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the mortgaged real property, any hazardous materials in any manner which violates applicable environmental laws.

•	The related mortgage loans documents require the borrower to comply with applicable environmental laws.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

•	The mortgage loan documents do not provide for any contingent interest in the cash flow of the related mortgaged real property.

•	Subject to certain identified exceptions, the related mortgage loan contains provisions for the acceleration thereof if, without the prior written consent of the lender, confirmation from the applicable rating agencies that the ratings assigned to the series 2007-C6 certificates will not be withdrawn, qualified or downgraded and/or the satisfaction of certain conditions, any related mortgaged real property, or any direct controlling interest in the borrower is directly encumbered in connection with subordinate financing. Subject to certain identified exceptions, the representing party has not consented to such subordinate financing. To the representing party’s knowledge, subject to certain identified exceptions, the related mortgaged real property is not encumbered in connection with subordinate financing and none of the direct controlling equity holders in the related borrower have incurred debt secured by such interest in the related borrower.

•	Subject to certain identified exceptions, and except with respect to transfers of certain non-controlling and/or minority interests in the related borrower as specified in the related mortgage loan documents or with respect to transfers of interests in the related borrower between affiliates, principals and/or immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related borrower, the mortgage loan documents contain provisions for the acceleration of the mortgage loan if any related mortgaged real property or interest therein is directly or indirectly transferred or sold without the prior written consent of the lender, rating agency confirmation, or the satisfaction of certain conditions.

•	Subject to certain identified exceptions, none of the material terms of the mortgage loan documents have been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgage lender, and no material portion of the mortgaged real property has been released from the lien of the related mortgage.

•	The related mortgage loan documents do not provide for the release from the lien of the mortgage of any material portion of the related mortgaged real property that is necessary to the operation of such mortgaged real property or was given material value in the underwriting of such mortgage loan at origination, without requiring payment of the loan in full, payment of a specified release price, or the delivery of defeasance collateral or acceptable substitute collateral.

•	The borrower has covenanted in the mortgage loan documents to maintain the mortgaged real property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such mortgaged real property. The representing party has received no notice of any material violation of, to the extent is has not been grandfathered under, such laws, ordinances, rules, covenants and restrictions which is not affirmatively covered by the lender’s title insurance policy.

•	Generally the borrower is obligated by its organizational documents or the related mortgage loan documents or both to be, for the term of the mortgage loan, an entity that is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing such mortgage loan and is prohibited from engaging in any business unrelated to the mortgaged real property, does not have any material assets other than those related to its interest in and operation of the mortgaged real property and may not incur indebtedness other than as permitted by the mortgage loan documents.

•	To the actual knowledge of the representing party, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the borrower or any mortgaged real property the adverse determination of which would materially and adversely affect the value of the mortgaged real property or the ability of the borrower to pay principal, interest or any other amounts due under the mortgage loan.

•	To the actual knowledge of the representing party, the mortgaged real property is not collateral or security for any mortgage loan that is not in the trust, other than a related Non-Trust Loan.

•	None of improvements on the mortgaged real property are located in a flood hazard area as defined by the Federal Insurance Administration, or if any of such improvements are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the borrower is required to maintain flood insurance.

•	One or more engineering assessments, or assessment updates, were performed with respect to the mortgaged real property during the 12-month period preceding the cut-off date and, to the extent the assessments revealed material deficiencies or deferred maintenance the related loan documents provide for reserves, escrows or other security and/or require the borrower to effect repairs.

•	The borrower has represented in the mortgage loan documents that all material licenses, permits and authorizations then required for use of the related mortgaged real property by such borrower, the related lessee, franchisor or operator were issued and were then valid and in full force and effect.

•	If the mortgage loan is secured in whole or in material part by the interest of the borrower as a lessee under a ground lease but not by the fee interest in that property, then, subject to certain identified exceptions: (a) the ground lease or a memorandum thereof has been recorded; (b) all lessor consents required for the operation of the leasehold mortgage have been or will be obtained; (c) upon a foreclosure of the leasehold mortgage, the ground lease can be assigned to the lender; (d) the ground lease cannot be modified without the lender’s consent; (e) the ground lease is in full force and effect; (f) to the actual knowledge of the representing party, there are no current material defaults under the ground lease; (g) the ground lease—or an estoppel or consent letter—requires notices of default to be delivered to the lender; (h) the lender can enter a new ground lease if the current ground lease is terminated, provided the lender cures any then-existing defaults; (i) the lender will have an opportunity to cure lessee defaults; and (j) the ground lease has a current term—including options—which exceeds the mortgage loan maturity date.

•	If the mortgage loan is secured by the interest of the related borrower under a ground lease and also by the fee interest in the same property, then the fee mortgage is a first lien on such fee interest, subject only to Permitted Encumbrances.

•	The mortgaged real property currently does, or, within a time period specified in the mortgage loan documents, constitutes, or will constitute one or more complete separate tax lots.

•	If the mortgage loan permits defeasance, the mortgage loan documents require the borrower to pay all reasonable costs associated with the defeasance thereof, and provide either that the lender consent in advance, the borrower comply with the requirements set forth therein for defeasance, or defeasance not occur prior to the second anniversary of the Issue Date and then with defeasance collateral consisting of Government Securities sufficient to make all scheduled payments under the mortgage note or, for a partial defeasance, to make all scheduled payments under the mortgage note equal to at least 100% of the allocated loan amount for the portion of the mortgaged real property being released.

•	As of origination, the mortgaged real property is free and clear of mechanics’ and materialmen’s liens that are not bonded, insured against or escrowed for, and no claims exist that under law could give rise to any such lien that would be prior or equal to the lien of the mortgage unless affirmatively covered by the lender’s title insurance policy in any jurisdiction where such coverage is available.

The foregoing representations and warranties are subject to certain exceptions, including, without limitation, any conflicting disclosure contained in this offering prospectus.

If, as provided in the series 2007-C6 pooling and servicing agreement and/or the related mortgage loan purchase agreement—

•	there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller,

•	we or the UBS Mortgage Loan Seller are notified of the breach, and

•	either (a) we, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such breach materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a breach that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2007-C6 certificates, and (ii) with respect to any notice of a breach that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then that breach will be a ‘‘Material Breach’’ as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Cures and Repurchases

If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under ‘‘—Representations and Warranties’’ above, or if there exists a Material Document Omission with respect to any Lehman Mortgage Loan or any UBS Mortgage Loan, as discussed under ‘‘—Assignment of the Underlying Mortgage Loans’’ above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

•	to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

•	at our option, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, in the event such party determines that such Material Breach or Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing loss of value payment option will not be available if 95% or more of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material Document Omission, as applicable, and the subject Material Breach or Material Document Omission is not capable of being cured, or

•	to repurchase the affected mortgage loan at a price generally equal to the sum of—

1.	the unpaid principal balance of that mortgage loan at the time of purchase, plus

2.	all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

3.	all unreimbursed servicing advances made under the series 2007-C6 pooling and servicing agreement with respect to that mortgage loan, plus

4.	all unpaid interest accrued on advances made under the series 2007-C6 pooling and servicing agreement with respect to that mortgage loan, plus

5.	subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2007-C6 pooling and servicing agreement).

The time period within which we or the UBS Mortgage Loan Seller, as applicable, must complete that cure or repurchase will generally be limited to either (a) 90 days following the date on which we, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, as the case may be, agree that, or (b) 60 days after an arbitration panel makes a binding determination that, in the case of (a) or (b), as applicable, a Material Breach or a Material Document Omission, as the case may be, exists. However, if we or the UBS Mortgage Loan Seller, as applicable, are diligently attempting to correct the problem, then, with limited exception, we or it, as the case may be, will be entitled to as much as an additional 90 days (in the case of clause (a) above in this paragraph) or 45 days (in the case of clause (b) above in this paragraph), or more in the case of a Material Document Omission resulting from the failure of the responsible party to have received the recorded documents, to complete that cure or repurchase.

If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2007-C6 controlling class representative so consents, then we or the UBS Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of—

•	determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group, and

•	the application of remedies.

The cure/payment/repurchase obligations of us and the UBS Mortgage Loan Seller described above will constitute the sole remedies available to the series 2007-C6 certificateholders in connection with a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust.

In connection with the enforcement of any cure/payment/repurchase obligations against us or the UBS Mortgage Loan Seller, as applicable, relating to a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust, the parties to the series 2007-C6 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have agreed that any claims with respect thereto are to be resolved through non-binding mediation and, if an agreement with respect to the subject Material Breach or a Material Document Omission is not reached through non-binding mediation after a period of approximately 90 days following the commencement thereof, then through a binding arbitration proceeding conducted in accordance with the terms of the series 2007-C6 pooling and servicing agreement, the applicable mortgage loan purchase agreement and the American Arbitration Association Rules for Large Complex Disputes. We, the UBS Mortgage Loan Seller and the other parties to the series 2007-C6 pooling and servicing agreement have waived the right to resolve any claim related to the enforcement of any of our cure/payment/repurchase obligations against us or the UBS Mortgage Loan Seller, as applicable, in connection with a Material Breach or a Material Document Omission through the judicial process.

Further, no other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Omission, if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

Changes in Mortgage Pool Characteristics

The description in this offering prospectus of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this offering prospectus. We believe that the information in this offering prospectus will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this offering prospectus, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this offering prospectus.

A copy of the series 2007-C6 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series 2007-C6 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2007-C6 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

TRANSACTION PARTICIPANTS

The Issuing Entity

The issuing entity with respect to the series 2007-C6 certificates will be the LB-UBS Commercial Mortgage Trust 2007-C6, a common law trust created under the laws of the State of New York pursuant to the series 2007-C6 pooling and servicing agreement. LB-UBS Commercial Mortgage Trust 2007-C6 is sometimes referred to in this offering prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2007-C6 certificates being issued to us or at our direction.

The trust’s activities will be limited to the transactions and activities entered into in connection with the securitization described in this offering prospectus, and except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this offering prospectus. Because the trust will be created pursuant to the series 2007-C6 pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the series 2007-C6 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the series 2007-C6 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a ‘‘business trust.’’

The Depositor

The depositor is Structured Asset Securities Corporation II, a Delaware corporation and a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. The depositor’s principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. The depositor is only engaged in the securitization of commercial and multifamily mortgage loans and has been since it was organized in October 2002. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus.

The Sponsors

Lehman Brothers Holdings Inc.    Lehman Brothers Holdings Inc. will act as co-sponsor of the series 2007-C6 transaction. Lehman Brothers Holdings Inc., a Delaware corporation (‘‘LBHI’’), was founded in 1850 and its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

LBHI, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. LBHI has been engaged in the securitization of assets since 1987 and in the securitization of multifamily and commercial mortgage loans since 1991. LBHI and its affiliates securitized approximately (a) $9.0 billion of multifamily and commercial mortgage loans during fiscal year 2003, (b) $9.7 billion of multifamily and commercial mortgage loans during fiscal year 2004, (c) $11.4 billion of multifamily and commercial mortgage loans during fiscal year 2005, (d) over $15.0 billion of multifamily and commercial mortgage loans during fiscal year 2006 and (e) over $10.5 billion of multifamily and commercial mortgage loans during fiscal year 2007 through the cut-off date.

LBHI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad and have been engaged in the origination of commercial mortgage loans since 1994. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by LBHI and its affiliates have been originated, directly or through correspondents, by LBHI or an affiliate.

For further information about LBHI and its affiliates, the general character if its business, its securitization program and a general discussion of LBHI’s procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see ‘‘The Sponsor’’ in the accompanying base prospectus.

UBS Real Estate Securities Inc.    UBS Real Estate Securities Inc., a Delaware corporation (‘‘UBSRESI’’), is one of the sponsors and one of the Mortgage Loan Sellers, and is an affiliate of UBS Securities LLC, one of the underwriters. UBSRESI is an indirect subsidiary of UBS AG, and its executive offices are located at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019.

UBS AG provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRESI has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio. Currently, UBSRESI engages in real estate acquisitions and finance, including mortgage-backed securitizations (of which the current securitization is the first with respect to commercial mortgage loans) and other structured financing arrangements. UBSRESI originates and purchases commercial and multifamily mortgage loans, some of which are originated or purchased primarily for securitization or resale. UBSRESI also acquires commercial real estate and originates fixed and floating rate mortgage loans and mezzanine loans to be held in a portfolio.

UBSRESI’s Securitization Program.    UBSRESI engages in mortgage securitizations and other structured financing arrangements. UBSRESI has been engaged in the securitization of a variety of assets since 1983, primarily relating to residential properties (generally, 1-4 family units). UBSRESI engaged in its first securitization of commercial mortgage loans in December 2006, in which it securitized $1,034,330,405.06 of financial assets, and securitized $3,212,764,587 of commercial mortgage loans in 2007 to date.

UBSRESI originates and acquires multifamily and commercial mortgage loans throughout the United States and abroad. The commercial mortgage loans originated or acquired and to be securitized by UBSRESI include both small balance and large balance fixed-rate and floating-rate loans. The commercial mortgage loans that will be sold by UBSRESI into a commercial loan securitization sponsored by UBSRESI will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRESI or an affiliate will generally transfer the mortgage assets to the depositor, who will then transfer those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Pursuant to a mortgage loan purchase agreement, UBSRESI will make certain representations and warranties, subject to certain exceptions set forth therein, to the depositor and will covenant to provide certain documents regarding the mortgage loans for which it acts as mortgage loan seller and, in connection with certain breaches thereof or certain defects with respect thereto, which breaches or defects are determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related mortgage loan purchase agreement, may have an obligation to repurchase such mortgage asset from the depositor, cure the subject defect or breach or substitute a qualified mortgage, as the case may be. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’, ‘‘—Representations and Warranties’’ and ‘‘Cures and Repurchases’’ in this offering prospectus.

Neither UBSRESI nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBSRESI sells the right to be appointed servicer of its securitized loans to third-party servicers.

Underwriting Guidelines and Processes.    Set forth below is a discussion of certain general underwriting guidelines with respect to multifamily and commercial mortgage loans originated by UBSRESI or an affiliate from which UBSRESI acquires mortgage loans.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

A.    Loan Analysis.    Generally both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

B.    Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated must be approved by a loan committee which includes senior personnel from UBSRESI or its affiliates, as applicable. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.    Debt Service Coverage Ratio and LTV Ratio.    The underwriting includes a calculation of the debt service coverage ratio (the ‘‘DSCR’’) and loan-to-value ratio (the ‘‘LTV’’) in connection with the origination of a loan.

The DSCR will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRESI or its affiliates, as applicable and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the DSCR for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. LTV, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower DSCR and/or a higher LTV if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

D.    Additional Debt.    Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSRESI or its affiliates may be the lender on that additional debt.

The DSCRs described above may be lower based on the inclusion of the payments related to such additional debt and the LTVs described above may be higher based on the inclusion of the amount of any such additional debt.

E.    Assessments of Property Condition.    As part of the underwriting process, the property assessments and reports described below will be obtained:

(1)	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meet the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)	Environmental Assessment. In most cases, a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRESI or its affiliates, as applicable, or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, additional environmental testing may be required, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(3)	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

F.    Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, it will generally be examined whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

G.    Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, a borrower may be required under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRESI or its affiliates. Furthermore, an alternative to a cash escrow or reserve from a borrower may be accepted, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Underwriting Standards’’ section, we may purchase mortgage loans from UBSRESI for inclusion in the trust fund which vary from, or do not comply with, UBSRESI’s underwriting guidelines. In addition, in some cases, UBSRESI and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

Mortgage Loan Sellers

LBHI and/or an affiliate thereof and UBSRESI will be the mortgage loan sellers for the series 2007-C6 securitization transaction. LBHI is our affiliate and an affiliate of Lehman Brothers Inc., one of the underwriters. UBSRESI is an affiliate of UBS Securities LLC, one of the underwriters. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ for further information on our acquisition of the underlying mortgage loans.

The Servicers

General.    The parties primarily responsible for servicing the underlying mortgage loans include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 2007-C6 pooling and servicing agreement, and are described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus. In addition, as permitted under the series 2007-C6 pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers and/or agents. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain underlying mortgage loans or groups of underlying mortgage loans, in each case as of the cut-off date aggregating less than 10% of the Initial Mortgage Pool Balance, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Sub-Servicers’’ in this offering prospectus.

The Initial Master Servicer.    Wachovia Bank, National Association (‘‘Wachovia’’) will be the initial master servicer under the series 2007-C6 pooling and servicing agreement and the initial master servicer of the Potomac Mills Loan Combination under the series 2007-C33 pooling and servicing agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on McCracken Financial Solutions software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2004	As of 12/31/2005	As of 12/31/2006	As of 6/30/2007
By Approximate Number	15,531	17,641	20,725	22,736
By Approximate Aggregate Unpaid Principal Balance (in billions)	$141.3	$182.5	$262.1	$309.4

Within this portfolio, as of June 30, 2007, are approximately 19,060 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $242.7 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of June 30, 2007 were located in, all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Approximate Securitized Master Serviced Portfolio (UPB)(1)	Approximate Outstanding Advances (P&I and SA)(1)	Approximate Outstanding Advances as % of UPB (1)
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%
December 31, 2006	$201,283,960,215	$162,396,491	0.1%
(1)	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘SA’’ means servicing advances.

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. There are currently no outstanding servicing advances made by Wachovia on those underlying mortgage loans being contributed by the UBS Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller. There are currently no outstanding servicing advances made by Wachovia on those underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

Wachovia may perform any of its obligations under the series 2007-C6 pooling and servicing agreement or, with respect to the Potomac Mills Mortgage Loan, under the 2006-C33 pooling and servicing agreement, through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wachovia for approval; and

•	performance of UCC searches and filing of UCCs.

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Accounts’’ in this offering prospectus within the time required by the series 2007-C6 pooling and servicing agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the series 2007-C6 certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this section titled ‘‘Transaction Participants—The Servicers—The Initial Master Servicer’’ regarding Wachovia has been provided by it.

The Initial Outside Master Servicers.

Potomac Mills Loan Combination.    Wachovia will be the initial master servicer of the Potomac Mills Loan Combination under the series 2006-C33 pooling and servicing agreement.

Och-Ziff Retail Portfolio Loan Combination.    KeyCorp Real Estate Capital Markets, Inc. (‘‘KRECM’’) will be the initial master servicer of the Och-Ziff Retail Portfolio Loan Combination under the series 2007-C1 pooling and servicing agreement. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association. KeyBank National Association is a wholly-owned subsidiary of KeyCorp. KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2004	12/31/2005	12/30/2006
By Approximate Number:	5,345	11,218	11,322
By Approximate Aggregate Principal Balance (in billions):	$34.094	$73.692	$94.726

Within this servicing portfolio are, as of December 31, 2006, approximately 9,384 loans with a total principal balance of approximately $70 billion that are included in approximately 116 commercial mortgage-backed securitization transactions. KRECM’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2006, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P and Fitch. Moody’s does not assign specific ratings to servicers. KRECM is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1- as a master servicer, CPS1- as a primary servicer and CSS2+ as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

No securitization transaction involving commercial mortgage loans in which KRECM is or has been acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

KRECM’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CMSA format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.Key.com\Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

Certain duties and obligations of the series 2007-C1 master servicer and the provisions of the series 2007-C1 pooling and servicing agreement are described in this offering prospectus under ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’. KRECM’s ability to waive or modify any terms, fees, penalties or payments on the Och-Ziff Retail Portfolio Mortgage Loan are similar, but not identical, to those of the series 2007-C6 master servicer described in this offering prospectus under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders,’’ ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘—Modifications, Waivers, Amendments and Consents.’’

The series 2007-C1 master servicer’s obligations to make servicing advances, and the interest or other fees charged for those advances and the terms of the series 2007-C1 master servicer’s recovery of those advances, are substantially similar, but not identical, to those of the series 2007-C6 master servicer described in this offering prospectus under ‘‘Description of the Offered Certificates—Fees and Expenses’’ and ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Required Appraisals,’’ ‘‘—Servicing Compensation and Payment of Expenses’’ and ‘‘—Advances.’’ KRECM will not have primary responsibility for the custody of original documents evidencing the Och-Ziff Retail Portfolio Mortgage Loan. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving the Och-Ziff Retail Portfolio Mortgage Loan or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the series 2007-C1 servicing standard.

The terms of the series 2007-C1 pooling and servicing agreement regarding the series 2007-C1 master servicer’s removal, replacement, resignation or transfer are substantially similar, but not identical, to those of the series 2007-C6 pooling and servicing agreement described in this offering prospectus under ‘‘The Series 2007-C6 Pooling and Servicing Agreement— Events of Default’’ and ‘‘—Rights Upon Event of Default.’’ Pursuant to the terms of the series 2007-C1 pooling and servicing agreement, KRECM will be under no liability to the series 2007-C1 trust, the other parties to the series 2007-C1 pooling and servicing agreement or the series 2007-C6 certificateholders for any action taken, or not taken, in good faith pursuant to the series 2007-C1 pooling and servicing agreement or for errors in judgment; but KRECM will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, its obligations or duties under the series 2007-C1 pooling and servicing agreement. In addition, KRECM (and, among others, its affiliates, shareholders, directors, officers, employees and agents) will be entitled to indemnification by the series 2007-C1 trust and, to the extent that it relates to the Och-Ziff Retail Portfolio Loan Combination, the series 2007-C6 issuing entity, against any loss, liability or expense incurred in connection with any legal action that relates to, among other things, the series 2007-C1 pooling and servicing agreement, the underlying mortgage loans or the certificates.

Generally, all amounts received by KRECM on the Och-Ziff Retail Portfolio Loan Combination are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account under the series 2007-C1 pooling and servicing agreement within the time required by the series 2007-C1 pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits:	A	A	A1
Short-Term Deposits:	A-1	F1	P-1

KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the series 2007-C1 pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2007-C6 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series 2007-C6 certificateholders.

KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer. KRECM’s servicing policies and procedures for the servicing functions it will perform under the series 2007-C1 pooling and servicing agreement for assets of the same type included in the series 2007-C1 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KRECM is, as the master servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the mortgage loans it is obligated to service under the series 2007-C1 pooling and servicing agreement. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions under the series 2007-C1 pooling and servicing agreement.

In addition, KRECM may from time to time perform some of its servicing obligations under the series 2007-C1 pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

KRECM is not an affiliate of the depositor, the sponsors, the issuing entity, the special servicer, the trustee, or any originator of any of the underlying mortgage loans identified in this offering prospectus.

The information set forth in this section titled ‘‘Transaction Participants—The Servicers—The Initial Outside Master Servicers’’ regarding KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the series 2007-C1 pooling and servicing agreement, the series 2007-C1 or series 2007-C2 certificates, the underlying mortgage loans or this offering prospectus.

The Initial Special Servicer.    Midland Loan Services, Inc. (‘‘Midland’’) will be the initial special servicer and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties pursuant to the series 2007-C6 pooling and servicing agreement.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade CMBS by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and Fitch. S&P ranks Midland as ‘‘Strong’’ and Fitch ranks Midland as ‘‘1’’ for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed and available electronically within Midland’s Enterprise!® Loan Management System. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the series 2007-C6 pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2007, Midland was servicing approximately 24,550 commercial and multifamily mortgage loans with a principal balance of approximately $222 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 17,250 of such loans, with a total principal balance of approximately $149 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of June 30, 2007, Midland was named the special servicer in approximately 141 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $107 billion. With respect to such transactions as of such date, Midland was administering approximately 98 assets with an outstanding principal balance of approximately $351 million.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2004 to 2006.

Portfolio Growth–Master/Primary	Calendar Year End (Approximate amounts in billions)
	2004	2005	2006
CMBS	$70	$104	$139
Other	$28	$32	$61
Total	$98	$136	$200

Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2004 to 2006.

Portfolio Growth–CMBS Special Servicing	Calendar Year End (Approximate amounts in billions)
	2004	2005	2006
Total	$49	$65	$89

Midland may enter into one or more arrangements with the holders or beneficial owners of a majority interest in the controlling class of series 2007-C6 certificates to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s continued appointment as special servicer under the series 2007-C6 pooling and servicing agreement.

The Initial Outside Special Servicers.

Potomac Mills Loan Combination.    LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings Ltd. (‘‘LNR’’), will be the initial special servicer of the Potomac Mills Loan Combination pursuant to the Wachovia Commercial Mortgage Securities, Inc. series 2007-C33 pooling and servicing agreement (the ‘‘Wachovia C33 PSA’’). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated CMBS.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Wachovia C33 PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 209 as of June 30, 2007. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion and (g) 149 domestic CMBS pools as of June 30, 2007 with a then current face value in excess of $241 billion. Additionally, LNR Partners has resolved over $17.8 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006 and $0.3 billion for the six months ended June 30, 2007.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina, California and Colorado, and in Europe, in England and Germany. As of June 30, 2007, LNR Partners had approximately 200 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2007, LNR Partners and its affiliates specially service a portfolio, which included over 30,000 assets in the 50 states, the District of Columbia, Europe, the Caribbean, Guam and Mexico with a then current face value of approximately $314 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2007-C6 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the applicable servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Wachovia C33 PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to the Potomac Mills Loan Combination. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties with respect to the Potomac Mills Loan Combination and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2007-C6 certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the applicable servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Potomac Mills Loan Combination. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving the Potomac Mills Loan Combination. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard described in the Wachovia C33 PSA.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the Potomac Mills Loan Combination, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2007-C6 certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this offering prospectus.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will be the initial controlling class representative with respect to the Wachovia C33 PSA. Otherwise, except for LNR Partners acting as special servicer for the Potomac Mills Loan Combination, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

The information set forth in this section titled ‘‘Transaction Participants—The Servicers—The Initial Outside Special Servicers’’ regarding LNR Partners has been provided by it.

Och-Ziff Retail Portfolio Loan Combination.    Centerline Servicing Inc. (‘‘CSI’’) (f/k/a ARCap Servicing, Inc.) will be the initial special servicer of the Och-Ziff Retail Portfolio Loan Combination under the series 2007-C1 pooling and servicing agreement. CSI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline Capital Group Inc. (f/k/a Charter Mac Corporation), a wholly-owned subsidiary of Centerline Holding Company (f/k/a CharterMac), a publicly traded company. Centerline REIT Inc. (f/k/a ARCap REIT, Inc.), an affiliate of CSI, is the controlling class representative with respect to the series 2007-C1 securitization. The principal offices of CSI are located at 5221 N. O’Connor Blvd. Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

CSI will specially service the mortgage loans comprising the Och-Ziff Retail Portfolio Loan Combination in accordance with the procedures set forth in the series 2007-C1 pooling and servicing agreement and in accordance with the related loan documents and applicable laws.

CSI has a special servicer rating of CSS1 from Fitch. CSI is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked ‘‘STRONG’’ by S&P. As of June 30, 2007, CSI was the named special servicer in approximately 71 transactions representing approximately 11,154 first mortgage loans, with an aggregate stated principal balance of approximately $90.708 billion. Of those 71 transactions, 67 are commercial mortgage-backed securities transactions representing approximately 11,067 first mortgage loans, with an aggregate stated principal balance of approximately $89.4 billion. The remaining four transactions are made up of two CDOs and two business lines with affiliates of CSI. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, the U.S. Virgin Islands and Puerto Rico. With respect to such transactions as of such date, CSI was administering approximately 41 assets with a stated principal balance of approximately $202.3 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through June 30, 2007, CSI has resolved 283 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.56 billion.

CSI has developed policies and procedures and controls for the performance of its special servicing obligations in compliance with the series 2007-C1 pooling and servicing agreement, applicable law and the applicable servicing standard under the series 2007-C1 pooling and servicing agreement.

CSI has been special servicing assets for approximately 4 years and employs an asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 30 and 18 years respectively of industry experience. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions on which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate stated principal balance of approximately $24.5 billion, to approximately 67 transactions consisting of approximately 11,067 loans with an approximate stated aggregate principal balance of $89.4 billion on June 30, 2007. The four non-CMBS transactions were acquired by CSI in the first quarter of 2007. With respect to such non-CMBS transactions, CSI is the named special servicer on approximately 87 first mortgage loans with an aggregate stated principal balance of $1.308 billion as of June 30, 2007.

The information set forth in this section titled ‘‘Transaction Participants—The Servicers—The Initial Outside Special Servicers’’ regarding CSI has been provided by it.

The Trustees

The Initial Trustee.    LaSalle Bank National Association, a national banking association (‘‘LaSalle’’), will act as trustee under the series 2007-C6 pooling and servicing agreement, on behalf of the series 2007-C6 certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services—LB-UBS Commercial Mortgage Trust 2007-C6 or at such other address as the trustee may designate from time to time.

LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 700 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of June 30, 2007, LaSalle serves as trustee or paying agent on over 470 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P, ‘‘Aa3’’ by Moody’s and ‘‘AA−’’ by Fitch Ratings.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the series 2007-C6 pooling and servicing agreement. LaSalle provides custodial services on over 1,100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle and Lehman Brothers Bank, FSB (‘‘LBB’’), an affiliate of LBHI (LBB and LBHI, collectively, for purposes of this paragraph, ‘‘Lehman’’), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Lehman for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by Lehman to us in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle and UBSRESI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to UBSRESI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by UBSRESI to us in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Using information set forth in this offering prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of series 2007-C6 certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to series 2007-C6 certificateholders and prepare a monthly statement to series 2007-C6 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the series 2007-C6 certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2007-C6 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

In addition to having express duties under the series 2007-C6 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2007-C6 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2007-C6 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the ‘‘prudent person’’ standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2007-C6 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North America Holding Company, the indirect parent of LaSalle Bank National Association, to Bank of America Corporation. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within LaSalle Bank engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

The contract between ABN AMRO Bank N.V. and Bank of America Corporation was filed on Form 6-K with the Securities and Exchange Commission on April 25, 2007. The contract provides that the sale of LaSalle Bank is subject to regulatory approvals and other customary closing conditions.

The Initial Outside Trustees.

U.S. Bank National Association, a national banking association, is the trustee for the Potomac Mills Loan Combination under the 2007-C1 pooling and servicing agreement.

Wells Fargo Bank, N.A., a national banking association, is the trustee for the Och-Ziff Retail Portfolio Loan Combination under the 2007-C33 pooling and servicing agreement.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., one of the underwriters with respect to this offering. Lehman Brothers Inc. is a wholly owned, direct subsidiary of LBHI, the co-sponsor and one of the mortgage loan sellers. In general, one of our affiliates and an affiliate of LBHI is also the originator with respect to certain of the underlying mortgage loans contributed to the trust by the Lehman Mortgage Loan Seller. See also ‘‘Transaction Participants—The Depositor,’’ ‘‘—The Sponsor’’ and ‘‘—The Originators’’ in the accompanying base prospectus.

UBSRESI, the co-sponsor and one of the mortgage loan sellers, is an affiliate of UBS Securities LLC, one of the underwriters with respect to the offered certificates. In addition, all of the mortgage loans contributed to the trust by the UBS Mortgage Loan Seller were originated or co-originated by UBSRESI or its affiliates, directly or through correspondents. See also ‘‘Transaction Participants—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers’’ and ‘‘Summary of Offering prospectus—Relevant Parties—Underwriters’’ in this offering prospectus.

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller.

The trustee has entered into separate custodial agreements with each of UBSRESI and Lehman Brothers Bank, FSB, an affiliate of LBHI (Lehman Brothers Bank, FSB and LBHI, collectively, for purposes of this paragraph, ‘‘Lehman’’) whereby the trustee, for consideration, provides custodial services to each of UBSRESI and Lehman for certain commercial mortgage loans originated or purchased by UBSRESI or Lehman, as the case may be. Pursuant to these custodial agreements, the trustee is currently providing custodial services for all of the mortgage loans to be sold by each of UBSRESI and Lehman to the Depositor in connection with this securitization. See also ‘‘Transaction Participants—The Trustees—The Initial Trustee’’ in this offering prospectus.

The master servicer may enter into agreements with certain firms, including without limitation, the transaction participants of the 2007-C6 securitization transaction, to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans, which may include, without limitation, the underlying mortgage loans. See also ‘‘Transaction Participants—The Servicers’’ in this offering prospectus.

THE SERIES 2007-C6 POOLING AND SERVICING AGREEMENT

General

The parties to the series 2007-C6 pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 2007-C6 pooling and servicing agreement will govern, among other things:

•	the issuance of the series 2007-C6 certificates;

•	the formation of the issuing entity;

•	the transfer of the initial trust assets to the issuing entity;

•	the retention of the trust assets on behalf of the series 2007-C6 certificateholders; and

•	the servicing and administration of the mortgage loans in the trust (other than the Outside Serviced Trust Mortgage Loans), as well as the servicing and administration of (a) the Serviced Non-Trust Loans, and (b) any REO Properties acquired by the special servicer on behalf of the series 2007-C6 certificateholders and, if and when applicable, the related Serviced Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action.

Because the Innkeepers Portfolio Loan Combination, the Bear Canyon Loan Combination and the Addison Tower Loan Combination are to be serviced and administered under the series 2007-C6 pooling and servicing agreement, while the Potomac Mills Loan Combination and the Och-Ziff Retail Portfolio Loan Combination are subject to other servicing arrangements, we have adopted the use of the following terms:

•	‘‘Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under the series 2007-C6 pooling and servicing agreement. The Innkeepers Portfolio Loan Combination, the Bear Canyon Loan Combination and the Addison Tower Loan Combination are the Serviced Loan Combinations.

•	‘‘Serviced Non-Trust Loan’’ refers to a Non-Trust Loan that is part of a Serviced Loan Combination. The Innkeepers Portfolio Non-Trust Loan, the Bear Canyon Non-Trust Loan and the Addison Tower Non-Trust Loan are the Serviced Non-Trust Loans.

•	‘‘Serviced Non-Trust Loan Noteholder’’ refers to the holder of the promissory note evidencing a Serviced Non-Trust Loan.

•	‘‘Outside Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under a servicing agreement other than the series 2007-C6 pooling and servicing agreement. The Potomac Mills Loan Combination and the Och-Ziff Retail Portfolio Loan Combination are Outside Serviced Loan Combinations.

•	‘‘Outside Serviced Trust Mortgage Loan’’ refers to an underlying mortgage loan that is part of an Outside Serviced Loan Combination. The Potomac Mills Mortgage Loan and the Och-Ziff Retail Portfolio Mortgage Loan are Outside Serviced Trust Mortgage Loans.

The following summaries describe some of the material provisions of the series 2007-C6 pooling and servicing agreement. In addition, see ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ and ‘‘Description of the Offered Certificates’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus.

Overview of Servicing

The series 2007-C6 pooling and servicing agreement will provide that the master servicer and the special servicer must each service and administer the mortgage loans (except to the extent provided in the series 2007-C6 pooling and servicing agreement and other than the Outside Serviced Trust Mortgage Loans) and any REO Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loans, directly or through sub-servicers, in accordance with:

•	any and all applicable laws;

•	the express terms of the series 2007-C6 pooling and servicing agreement;

•	the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements; and

•	to the extent consistent with the foregoing, the Servicing Standard.

In general, the master servicer will be responsible for the servicing and administration of each mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan—

•	as to which no Servicing Transfer Event has occurred, or

•	that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust (excluding, if applicable, the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan, as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. In addition, the special servicer will be responsible for the administration of any REO Properties acquired by the trust (other than those that relate to Outside Serviced Loan Combinations).

Despite the foregoing, the series 2007-C6 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to an Outside Serviced Trust Mortgage Loan, will be received from the master servicer under the governing servicing agreement for the related Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, an Outside Serviced Loan Combination) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans (other than, if applicable, an Outside Serviced Loan Combination). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside Serviced Trust Mortgage Loans) in the trust and the Serviced Non-Trust Loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2007-C6 pooling and servicing agreement.

The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2007-C6 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of ‘‘Servicing Transfer Event’’ in the glossary to this offering prospectus.

In general, the occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination. However, if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event may occur with respect thereto.

In general, the Serviced Non-Trust Loans will be serviced and administered under the series 2007-C6 pooling and servicing agreement as if each such Serviced Non-Trust Loan was a mortgage loan in the trust.

Notwithstanding the foregoing, the Outside Serviced Trust Mortgage Loans will not be serviced under the series 2007-C6 pooling and servicing agreement. Under the terms of the related Co-Lender Agreement—

•	for so long as the applicable Potomac Mills Non-Trust Loan is part of the Series 2007-C33 Securitization, the Potomac Mills Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2007-C33 Securitization (subject to replacement of each such party), in accordance with the series 2007-C33 pooling and servicing agreement (or any permitted successor servicing agreement), and

•	for so long as the applicable Och-Ziff Retail Portfolio Non-Trust Loan is part of the Series 2007-C1 Securitization, the Och-Ziff Retail Portfolio Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2007-C1 Securitization (subject to replacement of each such party), in accordance with the series 2007-C1 pooling and servicing agreement (or any permitted successor servicing agreement).

The discussion below regarding servicing generally relates solely to the servicing of the mortgage loans in the trust (excluding the Outside Serviced Trust Mortgage Loans) under the series 2007-C6 pooling and servicing agreement. For a description of certain of the servicing arrangements for the Outside Serviced Loan Combinations, see ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this offering prospectus.

Sub-Servicers

Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans pursuant to a sub-servicing agreement with the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

The series 2007-C6 pooling and servicing agreement will permit each of the master servicer and, with the consent of the series 2007-C6 controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2007-C6 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (a) is consistent with the series 2007-C6 pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the series 2007-C6 pooling and servicing agreement and, with limited exceptions, provides for events of default with respect to the subject sub-servicer substantially the same as those applicable to the master servicer or the special servicer, as the case may be, modified as necessary to apply to the subject sub-servicer’s obligations under that sub-servicing agreement; (b) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2007-C6 pooling and servicing agreement, including by reason of an event of default, the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under that sub-servicing agreement or may terminate that sub-servicing agreement without cause, except that any sub-servicing agreement in effect as of the Issue Date or within 90 days thereafter may only be terminated for cause; (c) provides that the trustee, for the benefit of the series 2007-C6 certificateholders and, in the case of a sub-servicing agreement relating to a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), will each be a third-party beneficiary under that sub-servicing agreement; (d) permits any purchaser of an underlying mortgage loan to terminate that sub-servicing agreement with respect to such purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to (subject to certain limited exceptions) material modifications, extensions, waivers or amendments of or otherwise take enforcement actions with respect to the subject mortgage loans on behalf of the master servicer or the special servicer, as the case may be, without the consent of the master servicer or special servicer, as the case may be; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2007-C6 pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement will, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer’s rights to service such underlying mortgage loan for so long as such underlying mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

References in the series 2007-C6 pooling and servicing agreement, and under this ‘‘The Series 2007-C6 Pooling and Servicing Agreement’’ section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be. In connection with the foregoing, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 2007-C6 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, those advances will be recoverable by that sub-servicer in the same manner and out of the same funds as if that sub-servicer were the master servicer or the special servicer, as the case may be. The series 2007-C6 pooling and servicing agreement will provide that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2007-C6 pooling and servicing agreement, with that interest to be allocable between the master servicer or the special servicer, as the case may be, and the subject sub-servicer as they may agree. For purposes of the series 2007-C6 pooling and servicing agreement, each of the master servicer and the special servicer will be deemed to have received any payment when a sub-servicer retained by it receives the payment.

The series 2007-C6 pooling and servicing agreement will require the master servicer and the special servicer, for the benefit of the trustee, the series 2007-C6 certificateholders and, in the case of a Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2007-C6 pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer will remain obligated and liable to the trustee, the series 2007-C6 certificateholders and the Serviced Non-Trust Loan Noteholder(s) for the performance of their respective obligations and duties under the series 2007-C6 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and the master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

Servicing Compensation and Payment of Expenses

Principal Master Servicing Compensation.    The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the Outside Serviced Trust Mortgage Loans) and each and every Serviced Non-Trust Loan, including each such mortgage loan—

•	that is being specially serviced;

•	as to which the corresponding mortgaged real property has become an REO Property; or

•	that has been defeased.

In the case of each mortgage loan in the trust, the master servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at the related master servicing fee rate, which will vary on a loan-by-loan basis,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

Principal Special Servicing Compensation.    The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans will generally consist of—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

The Special Servicing Fee.    The special servicing fee will be earned with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan—

•	that is being specially serviced, or

•	as to which the corresponding mortgaged real property has become an REO Property.

In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at a special servicing fee rate of (i) 0.25% per annum when the loan balance is less than $25,000,000 and (ii) 0.15% per annum when the loan balance is greater than or equal to $25,000,000,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

Special servicing fees earned with respect to a Serviced Loan Combination may be paid out of collections on the entire subject Loan Combination.

The Workout Fee.    The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of (i) 1.00% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000, to each collection of—

•	interest, other than Default Interest,

•	principal, and

•	prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked out mortgage loan; provided that any workout fees payable with respect to a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan is worked out with respect to that new Servicing Transfer Event.

If the special servicer is terminated or replaced—other than for cause—or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2007-C6 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2007-C6 certificateholders.

The Liquidation Fee.    Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan (other than a mortgage loan that is part of an Outside Serviced Loan Combination) for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property (other than a mortgage loan that is part of, or an REO Property that relates to, an Outside Serviced Loan Combination) as to which it receives any Liquidation Proceeds. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of (i) 1.00% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000, to the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest; provided that any liquidation fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

•	a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

•	the repurchase of any mortgage loan in the trust (or the applicable portion thereof) by us or the UBS Mortgage Loan Seller due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2007-C6 pooling and servicing agreement, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus;

•	the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under ‘‘—Fair Value Option’’ below, unless (a) such purchase occurs more than 90 days after the purchase option arose, and (b) the purchase is by certain specified parties under the series 2007-C6 pooling and servicing agreement;

•	the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

•	the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2007-C6 controlling class or the master servicer in connection with the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b) the liquidation fee is actually paid; or

•	the receipt or application of loss of value payments, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-C6 certificateholders.

Outside Serviced Loan Combinations.    Special servicing fees, liquidation fees and workout fees will be payable with respect to the Outside Serviced Loan Combinations in accordance with the applicable governing servicing agreement under generally the same circumstances as such fees will be payable with respect to the Serviced Loan Combinations under the series 2007-C6 pooling and servicing agreement and may reduce amounts payable to the series 2007-C6 certificates.

Additional Servicing Compensation.    As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool (but, in the case of an Outside Serviced Trust Mortgage Loan, only to the extent passed through to the trust).

In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow accounts, reserve accounts and/or Serviced Loan Combination-specific accounts maintained by the master servicer, in Permitted Investments. See ‘‘—Accounts—Custodial Account’’ below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any investment losses from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See ‘‘—Accounts—REO Account’’ below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer’s REO account.

All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2007-C6 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of an Outside Serviced Trust Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2007-C6 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•	to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursable to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

•	to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

•	to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool—other than late payment charges and Default Interest collected with respect to the subject mortgage loan—and that were not previously reimbursed in accordance with this bullet.

Some or all of the items referred to in the prior paragraph that are collected in respect of the Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2007-C6 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of an Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the subject Outside Serviced Loan Combination. However, Default Interest and late payment charges allocable to an Outside Serviced Trust Mortgage Loan may be applied, in accordance with the related governing servicing agreement, first, to offset interest on servicing advances made under such governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as Default Interest and late payment charges on the other underlying mortgage loans.

Prepayment Interest Shortfalls.    The series 2007-C6 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Outside Serviced Trust Mortgage Loans) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

•	the total amount of those Prepayment Interest Shortfalls, and

•	the sum of the following components of the master servicer’s total servicing compensation for that same collection period—

1.	all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

2.	with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2007-C6 certificates on that distribution date as described under ‘‘Description of the Offered Certificates—Payments’’ in this offering prospectus. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated to the respective interest-bearing classes of the series 2007-C6 certificates (or, in the case of the Floating Rate Classes, to the respective corresponding REMIC regular interests), in reduction of the interest payable thereon, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this offering prospectus, and the master servicer will have no subsequent liability for such amounts.

Payment of Expenses.    Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2007-C6 pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it in connection with performing its duties under the series 2007-C6 pooling and servicing agreement except as expressly provided therein.

The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer’s custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2007-C6 pooling and servicing agreement. In addition, the series 2007-C6 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer’s custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. See ‘‘—Advances’’ below. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-C6 certificateholders (or, if the subject specially serviced asset is a Serviced Loan Combination or any related REO Property, the best interests of the series 2007-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole.

Trustee Compensation

The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its collection account, the trustee fee. With respect to each calendar month, the trustee fee will equal one month’s interest accrued at 0.00053% per annum on the Stated Principal Balance outstanding immediately prior to the distribution date in that month of each and every mortgage loan in the trust. The trustee fee will generally accrue on a 30/360 Basis.

In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and its interest reserve account in Permitted Investments. See ‘‘—Accounts—Collection Account’’ and ‘‘—Accounts—Interest Reserve Account’’ below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s collection account or interest reserve account.

Advances

Servicing Advances.    Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer or the trustee in connection with the servicing of a mortgage loan under the series 2007-C6 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to any Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 2007-C6 pooling and servicing agreement. Those servicing advances will be made by the applicable master servicer, special servicer, trustee or fiscal agent, if any (and will be reimbursable together with interest thereon at a published prime rate) under the governing servicing agreement for the related Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 2007-C6 pooling and servicing agreement. See ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this offering prospectus.

The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2007-C6 pooling and servicing agreement, in lieu of the special servicer’s making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2007-C6 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer’s receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

If the master servicer or the special servicer is required under the series 2007-C6 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

•	if the failure continues for three more business days, to make the servicing advance.

None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer with regard to advances by parties other than the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by that party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to the related mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines—or, with regard to advances by parties other than the special servicer, that the special servicer subsequently determines—is not recoverable from expected collections on the related mortgage loan or REO Property, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances— Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

Advances of Delinquent Monthly Debt Service Payments.    The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of each Outside Serviced Trust Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that—

•	were due or deemed due, as the case may be, with respect to the mortgage loans in the trust during the related collection period, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

Notwithstanding the foregoing, if the special servicer determines that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to an Outside Serviced Trust Mortgage Loan, if the master servicer has received notice from a servicer under the applicable governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto upon which the master servicer may conclusively rely), then the master servicer will generally reduce the interest portion—but not the principal portion—of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

•	the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the subject mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction, the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount (or, if applicable, the relevant portion thereof allocable to the subject mortgage loan), and the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

Notwithstanding the foregoing, in the case of any underlying mortgage loan that is part of a Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan.

Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated in accordance with the definition of ‘‘Appraisal Reduction Amount’’ set forth in the Glossary to this offering prospectus.

With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2007-C6 pooling and servicing agreement, funds held in the master servicer’s custodial account that are not required to be paid on the series 2007-C6 certificates on that distribution date. The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to an Outside Serviced Trust Mortgage Loan.

The master servicer and the trustee will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance for any underlying mortgage loan—including any specially serviced mortgage loan or any mortgage loan as to which the related mortgaged real property has become an REO Property—that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. The master servicer and the trustee will be required to rely on the special servicer’s determination (and may rely on the determination of the servicer of the Outside Serviced Trust Mortgage Loan), and the trustee will be entitled to rely on the master servicer’s determination, that any P&I advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by such party’s assumptions—consistent with the Servicing Standard— regarding the possibility and effects of future adverse change with respect to such mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

A monthly debt service payment will be assumed to be due with respect to:

•	each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

Neither the master servicer nor the trustee will be required to make any P&I advance with respect to a Non-Trust Loan.

Special Considerations Regarding the Reimbursement of Nonrecoverable Advances.    If the master servicer, the trustee or the special servicer reimburses itself out of general collections on the mortgage pool for any advance that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute Available P&I Funds, with a corresponding reduction in the Total Principal Distribution Amount, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute Available P&I Funds. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of the Serviced Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group.

Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance over a period of time (not to exceed 12 months without the consent of the series 2007-C6 controlling class representative), with interest thereon at the prime rate described under ‘‘—Advances—Interest on Advances’’ below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover over time an advance that is nonrecoverable on a loan-specific basis, or not to do so, benefits some classes of series 2007-C6 certificateholders to the detriment of other classes of series 2007-C6 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2007-C6 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2007-C6 certificateholders.

Interest on Advances.    Each of the master servicer, the special servicer and the trustee will be entitled to receive interest on any servicing advances and, except in the case of the special servicer, P&I advances made by it. The interest will accrue on the amount of each servicing advance and P&I advance, and compound annually, for so long as that advance is outstanding, at a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance or P&I advance will generally be payable—

•	first, out of Default Interest and late payment charges on deposit in the master servicer’s collection account that were collected on the related underlying mortgage loan during the collection period in which the advance is reimbursed, and

•	then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account.

Any delay between a sub-servicer’s receipt of a late collection of any monthly debt service or other payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the special servicer, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding advance will result in a reduction in amounts payable on one or more classes of the series 2007-C6 certificates.

The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders

Series 2007-C6 Controlling Class.    As of any date of determination, the controlling class of series 2007-C6 certificateholders will be the holders of the most subordinate class of series 2007-C6 principal balance certificates, then outstanding that has a total principal balance that is at least equal to 25% of that class’s original total principal balance. However, if no class of series 2007-C6 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2007-C6 certificateholders will be the holders of the most subordinate class of series 2007-C6 principal balance certificates, then outstanding that has a total principal balance greater than zero. For purposes of the foregoing, whether a class of series 2007-C6 principal balance certificates is more subordinate than another such class will be based on the payment priority described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus. The class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL and A-1A certificates will be treated as one class, the class A-M and A-MFL certificates will be treated as one class and the class A-J and A-JFL certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2007-C6 certificates. For clarification, the controlling class of series 2007-C6 certificateholders will in no event be the holders of the class X-CL, X-CP or X-W certificates or the holders of the series 2007-C6 REMIC residual certificates.

Selection of the Series 2007-C6 Controlling Class Representative.    The series 2007-C6 pooling and servicing agreement permits the holder or holders of series 2007-C6 certificates representing a majority of the voting rights allocated to the series 2007-C6 controlling class to select a representative with the rights and powers described below in this ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ section and elsewhere in this offering prospectus. In addition, if the series 2007-C6 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C6 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2007-C6 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders—or, if applicable, the beneficial owners—of series 2007-C6 certificates representing a majority of the voting rights allocated to the series 2007-C6 controlling class that a series

2007-C6 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2007-C6 controlling class certificates will be the series 2007-C6 controlling class representative.

If the series 2007-C6 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series 2007-C6 controlling class representative may be an expense of the trust.

Designation of the Loan Combination Controlling Parties.    The Co-Lender Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the ‘‘Loan Combination Controlling Party’’) to provide advice and direction to the master servicer and/or the special servicer (or, with respect to an Outside Serviced Loan Combination, to provide advice and direction to the master servicer and special servicer under the related governing servicing agreement) with respect to various servicing actions regarding that Loan Combination, including as described below in this ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ section. The Loan Combination Controlling Party for each Loan Combination is identified or determined as described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

Rights and Powers of The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders.    Neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C6 pooling and servicing agreement) will, in general, be permitted to take (or, in the case of the special servicer, if and when applicable, consent to the master servicer’s taking), among others, any of the following actions under the series 2007-C6 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2007-C6 controlling class representative has objected in writing within ten business days (or, in the case of certain of those actions, five business days) of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action—

•	any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Interest and late charges) (or, in the case of a non-specially serviced mortgage loan, a material monetary term) or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

•	any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the series 2007-C6 pooling and servicing agreement;

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

•	any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

•	any release of collateral for specially serviced mortgage loans other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan or (c) occurs in connection with a defeasance;

•	any release of a parcel of land with respect to a non-specially serviced mortgage loan in the trust (other than parcels that were not given value in the calculation of loan-to-value ratio in connection with the underwriting of such mortgage loan), other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan, (c) occurs in connection with a defeasance, or (d) may be approved by the master servicer in accordance with the series 2007-C6 pooling and servicing agreement;

•	any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than any acceptance of substitute or additional collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs in connection with a defeasance, or (c) may be approved by the master servicer in accordance with the series 2007-C6 pooling and servicing agreement;

•	any acceptance of a change in the property management company or, if applicable, the hotel franchise for a mortgaged real property, in each case other than as required by the terms of the mortgage loan; provided that, in each case, there is no material discretion by the lender, and provided, further, that, with respect to a change in the property management company, the unpaid principal balance of such mortgage loan is greater than $5,000,000;

•	any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

•	any determination by the special servicer not to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan;

•	any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

•	any other actions, including with respect to particular underlying mortgage loans, as may be specified in the series 2007-C6 pooling and servicing agreement.

provided that, if the special servicer or the master servicer, as applicable, determines that failure to take such action would violate the Servicing Standard, then the special servicer or the master servicer, as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the series 2007-C6 controlling class representative’s response.

In addition, the series 2007-C6 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust—other than any such mortgage loans that are part of, and any such REO Properties that relate to, a Loan Combination—that the series 2007-C6 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2007-C6 pooling and servicing agreement.

Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C6 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer’s taking) any of the following actions (or, subject to the related Co-Lender Agreement, some subset of the following actions) under the series 2007-C6 pooling and servicing agreement with respect to a Serviced Loan Combination, as to which action the related Loan Combination Controlling Party has objected within ten business days (or within such other time period provided for in the related Co-Lender Agreement) of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

•	any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Loan Combination if it comes into and continues in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments or the maturity date and any acceleration of the loan unless such acceleration is by its terms automatic under the related loan documents) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Loan Combination;

•	any proposed sale of a related REO Property or any proposed sale of the loan other than in connection with the exercise of a fair value purchase option pursuant to the pooling and servicing agreement;

•	any acceptance of a discounted payoff or the forgiveness of any interest or principal payments of a mortgage loan that is part of the subject Loan Combination;

•	any determination to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

•	any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender’s approval is required by the related loan documents;

•	any adoption or approval of a plan in bankruptcy of the related borrower or similar event in a bankruptcy or similar proceeding;

•	any release of collateral for the subject Loan Combination (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

•	any acceptance of substitute or additional collateral for the subject Loan Combination or any release of the borrower or any guarantor, other than in accordance with the terms thereof;

•	any waiver of or determination to enforce or not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to the subject Loan Combination;

•	any acceptance of an assumption agreement releasing the related borrower from liability under the subject Loan Combination;

•	any approval of annual budgets, business plans, major leases, modifications to or terminations of major leases or a material capital expenditure, if lender’s approval is required by the related loan documents;

•	any release of the related borrower or any guarantor from liability with respect to the subject Loan Combination or any material modification to, waiver of any material provision of, or material release of, any guaranty or indemnity agreement unless required under the loan agreement;

•	any replacement of the property manager or any proposed termination or material modification of the property management agreement, if lender’s approval is required by the related loan documents;

•	any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the borrower, if lender’s approval is required by the related loan documents;

•	any modification to a ground lease or certain designated space leases;

•	any determination to apply casualty proceeds or condemnation awards toward repayment of a mortgage loan that is part of the subject Loan Combination rather than toward restoration of the related mortgaged real property;

•	any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the related loan documents or under applicable law;

•	the subordination of any lien created pursuant to the terms of the related loan documents;

•	any material alteration to the related mortgaged real property, to the extent the lender has approval rights with respect to such item in the related loan documents;

•	any proposed amendment to any single purpose entity provision of the related loan documents;

•	any determination by the master servicer that a Servicing Transfer Event that is based on imminent default has occurred with respect to a mortgage loan that is part of the subject Loan Combination; and

•	any proposed sale of the related mortgaged real property for less than the unpaid principal amount of the underlying mortgage loan that is part of the subject Loan Combination, accrued and unpaid interest thereon, all amounts required to be paid or reimbursed to the master servicer, special servicer and trustee under the series 2007-C6 pooling and servicing agreement and any unreimbursed realized losses allocated to the underlying mortgage loan that is part of the subject Loan Combination;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2007-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C6 pooling and servicing agreement), as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the related Loan Combination Controlling Party’s response.

In addition, the related Loan Combination Controlling Party may generally direct the special servicer and/or the master servicer, as applicable, to take, or refrain from taking, any actions with respect to a Serviced Loan Combination that such Loan Combination Controlling Party may consider consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement.

Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2007-C6 controlling class representative or by the Loan Combination Controlling Party for any Serviced Loan Combination, as contemplated by any of the foregoing paragraphs in this ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ subsection, may (1) require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2007-C6 pooling and servicing agreement described in this offering prospectus or the accompanying base prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code or (2) subject the master servicer or special servicer, as applicable, to liability or materially expand the scope of its obligations under the series 2007-C6 pooling and servicing agreement; and that servicer is to ignore any such advice, direction or objection that would have such effect.

Furthermore, the special servicer will not be obligated to seek approval from the series 2007-C6 controlling class representative or the related Loan Combination Controlling Party for the Serviced Loan Combination, as applicable, for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust or any Serviced Loan Combination that is being specially serviced under the series 2007-C6 pooling and servicing agreement if—

•	the special servicer has, as described above, notified the series 2007-C6 controlling class representative or the related Loan Combination Controlling Party, as the case may be, in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan or that Loan Combination, and

•	for 60 days following the first of those notices, the series 2007-C6 controlling class representative or the related Loan Combination Controlling Party, as the case may be, has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

With respect to the Potomac Mills Loan Combination, the provisions of the series 2007-C33 pooling and servicing agreement and the Potomac Mills Co-Lender Agreement relating to the rights and powers of the related Loan Combination Controlling Party are similar but not identical to those described above with respect to the Serviced Loan Combinations in this ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ section. See ‘‘Description of the Mortgage Pool—Loan Combinations—The Potomac Mills Loan Combination’’ and ‘‘Servicing of the Potomac Mills Loan Combination’’ in this offering prospectus.

With respect to the Och-Ziff Retail Portfolio Loan Combination, the provisions of the series 2007-C1 pooling and servicing agreement and the Och-Ziff Retail Portfolio Co-Lender Agreement relating to the rights and powers of the related Loan Combination Controlling Party are similar but not identical to those described above with respect to the Serviced Loan Combinations in this ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ section. See ‘‘Description of the Mortgage Pool—Loan Combinations—The Och-Ziff Retail Portfolio Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this offering prospectus.

Limitation on Liability of The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders.    The series 2007-C6 controlling class representative will not be liable to the trust or the series 2007-C6 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2007-C6 controlling class representative will not be protected against any liability to a series 2007-C6 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2007-C6 certificateholder acknowledges and agrees, by its acceptance of its series 2007-C6 certificates, that:

•	the series 2007-C6 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2007-C6 certificates;

•	the series 2007-C6 controlling class representative may act solely in the interests of the holders of the series 2007-C6 controlling class;

•	the series 2007-C6 controlling class representative does not have any duties or liability to the holders of any class of series 2007-C6 certificates other than the series 2007-C6 controlling class;

•	the series 2007-C6 controlling class representative may take actions that favor the interests of the holders of the series 2007-C6 controlling class over the interests of the holders of one or more other classes of series 2007-C6 certificates;

•	the series 2007-C6 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2007-C6 controlling class; and

•	the series 2007-C6 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2007-C6 controlling class, and no series 2007-C6 certificateholder may take any action whatsoever against the series 2007-C6 controlling class representative for having so acted.

A Serviced Non-Trust Loan Noteholder or its designee, in connection with exercising the rights and powers described under ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above with respect to a Serviced Loan Combination, will be entitled to substantially the same limitations on liability to which the series 2007-C6 controlling class representative is entitled.

        Additional Rights of the Non-Trust Loan Noteholders; Right to Purchase and Right to Cure Defaults.

Right to Purchase.    With respect to each of the Bear Canyon and Addison Tower Loan Combinations, if and for so long as the subject Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, then the holder of a related Subordinate Non-Trust Loan have the option to purchase the underlying mortgage loan, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Bear Canyon Loan Combination—Co-Lender Agreement—Purchase Option’’ and ‘‘Description of the Mortgage Pool—Loan Combinations—The Addison Tower Loan Combination—Co-Lender Agreement—Purchase Option’’, respectively, in this offering prospectus.

Right to Cure Defaults.    With respect to the Bear Canyon Loan Combination, the holder of a Subordinate Non-Trust Loan will have an assignable right to cure certain events of default with respect to the related underlying mortgage loan in the subject Loan Combination, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Bear Canyon Loan Combination—Co-Lender Agreement—Cure Rights’’ in this offering prospectus.

Replacement of the Special Servicer

Subject to the discussion below in this ‘‘—Replacement of the Special Servicer’’ section, series 2007-C6 certificateholders entitled to a majority of the voting rights allocated to the series 2007-C6 controlling class may—

•	terminate an existing special servicer with or without cause, and

•	appoint a successor to any special servicer that has resigned or been terminated.

Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of—

1.	written confirmation from each of S&P, Fitch and Moody’s that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2007-C6 certificates, and

2.	the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2007-C6 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2007-C6 pooling and servicing agreement against the proposed special servicer.

In connection with the foregoing right of the series 2007-C6 certificateholders entitled to a majority of the voting rights allocated to the series 2007-C6 controlling class to replace the special servicer, those series 2007-C6 certificateholders may be required to consult with one or more of the related Serviced Non-Trust Loan Noteholders with respect to each Serviced Loan Combination prior to appointing a replacement special servicer; provided that those series 2007-C6 certificateholders may, in their sole discretion, reject any advice provided by any such Serviced Non-Trust Loan Noteholder.

If the controlling class of series 2007-C6 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C6 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer’s responsibilities and rights under the series 2007-C6 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2007-C6 pooling and servicing agreement, the certificateholders and the Serviced Non-Trust Loan Noteholders of any termination of the special servicer and appointment of a new special servicer.

Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C6 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense.

The series 2007-C6 controlling class representative will, subject to the conditions set forth below in this paragraph, have a similar right to terminate, appoint or replace the special servicer responsible with respect to the Potomac Mills Loan Combination and the Och-Ziff Retail Portfolio Loan Combination. If and for so long as the holder of the Potomac Mills Mortgage Loan is the related Loan Combination Controlling Party, the series 2007-C6 controlling class representative (as designee of the related Loan Combination Controlling Party) may terminate an existing series 2007-C33 special servicer under the series 2007-C33 pooling and servicing agreement with respect to, but solely with respect to, the Potomac Mills Loan Combination, with cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the Potomac Mills Loan Combination that has resigned or been terminated, subject to the satisfaction of the conditions set forth in the series 2007-C33 pooling and servicing agreement and receipt by the series 2007-C33 trustee of items similar to those described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section. If and for so long as the holder of the Och-Ziff Retail Portfolio Mortgage Loan is the related Loan Combination Controlling Party, the series 2007-C6 controlling class representative (as designee of the related Loan Combination Controlling Party) may terminate an existing series 2007-C1 special servicer under the series 2007-C1 pooling and servicing agreement with respect to, but solely with respect to, the Och-Ziff Retail Portfolio Loan Combination, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the Och-Ziff Retail Portfolio Loan Combination that has resigned or been terminated, subject to the satisfaction of the conditions set forth in the series 2007-C1 pooling and servicing agreement and receipt by the series 2007-C1 trustee of items similar to those described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section.

With respect to each of the Serviced Loan Combinations (other than the Addison Tower Loan Combination), the related Serviced Non-Trust Loan Noteholder may terminate an existing special servicer with respect to, but solely with respect to, the subject Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the subject Loan Combination that has resigned or been terminated, subject to, among other things, receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section; provided that the Bear Canyon Non-Trust Loan Noteholder will cease to be able to replace the special servicer with respect to the Bear Canyon Loan Combination if it is no longer the related Loan Combination Controlling Party.

If the special servicer for any Serviced Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2007-C6 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this offering prospectus and the accompanying base prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

Subject to the discussion under ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer or the master servicer, in accordance with the series 2007-C6 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and any Serviced Non-Trust Loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer or the master servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P, Fitch and Moody’s that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2007-C6 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2007-C6 pooling and servicing agreement. Notwithstanding the foregoing, with respect to an Outside Serviced Trust Mortgage Loan, the master servicer and special servicer for the related Outside Serviced Loan Combination will be responsible for enforcing or waiving the mortgagee’s rights under any due on encumbrance or due on sale clause in a manner consistent with that described above.

Modifications, Waivers, Amendments and Consents

In general, the master servicer and the special servicer, subject to the limitations described below in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section, will be responsible for any waivers, modifications or amendments of any mortgage loan documents for the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans.

The series 2007-C6 pooling and servicing agreement will generally provide that, with respect to any mortgage loan (other than an Outside Serviced Trust Mortgage Loan) in the trust that is not specially serviced, subject to the rights of the special servicer and the discussion under ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, and further subject to obtaining any rating confirmations required under the series 2007-C6 pooling and servicing agreement, the master servicer will be responsible for any request by a borrower for lender consent to modifications, waivers or amendments. As specified in the series 2007-C6 pooling and servicing agreement, the master servicer will be primarily responsible (without the approvals and confirmations described in the preceding sentence) for approving certain modifications, consents, waivers or amendments, including without limitation—

•	consenting to subordination of the lien of the subject mortgage loan to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another purpose, provided that the master servicer has determined in accordance with the Servicing Standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related mortgaged real property, the security intended to be provided by the related mortgage instrument or the related borrower’s ability to repay the subject mortgage loan, or materially or adversely affect the value of the related mortgaged real property;

•	granting waivers of minor covenant defaults (other than financial covenants), including delivery of late financial statements;

•	granting releases of non-material parcels of mortgaged real property, releases of mortgaged real property in connection with a defeasance or a pending or threatened condemnation and, if the related loan documents expressly require the mortgagee thereunder to grant a release upon the satisfaction of certain conditions, releases of mortgaged real property as required by the related loan documents;

•	approving routine leasing activity (including any subordination, standstill and attornment agreement) with respect to leases for less than the lesser of (a) 20,000 square feet and (b) 20% of the related mortgaged real property;

•	subject to certain related conditions, approving annual budgets for the related mortgaged property;

•	disbursements of any earnout or holdback amounts in accordance with the related loan documents;

•	waiving provisions of a mortgage loan requiring the receipt of a rating confirmation if the balance such mortgage loan does not exceed certain levels and the related provision of the mortgage loan does not relate to a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause or to certain other actions specified under the series 2007-C6 pooling and servicing agreement;

•	subject to certain other restrictions regarding principal prepayments, waiving any provision of a mortgage loan requiring a specified number of days notice prior to a principal prepayment;

•	consenting to changing the property manager with respect to any mortgage loan with an unpaid principal balance of less than $5,000,000; and

•	granting other similar non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default Interest or a late payment charge) and (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard. Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 2007-C6 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ after the startup day under the REMIC provisions of the Internal Revenue Code. Any modification, waiver or amendment performed by the master servicer with the approval of the special servicer may be subject to certain procedural requirements (including certain time periods after which the special servicer’s approval will be deemed granted) as set forth in the series 2007-C6 pooling and servicing agreement.

Notwithstanding the foregoing, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is a hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P, Fitch and Moody’s that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2007-C6 certificates.

The series 2007-C6 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder (or consent to the master servicer taking such action) if that modification, extension, waiver or amendment:

•	is consistent with the Servicing Standard, and

•	except under the circumstances described below or as otherwise described under ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ above and/or ‘‘—Maintenance of Insurance’’ below, will not—

1.	affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

2.	affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

3.	except as expressly provided by the related mortgage instrument or in connection with defeasance, condemnation, or a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

4.	in the special servicer’s judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer may, among other things—

•	reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

•	reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

•	forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

•	accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

•	subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that—

1.	the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

2.	in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2007-C6 certificateholders (or, if a Serviced Loan Combination is involved, to the series 2007-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis,

3.	that modification, extension, waiver or amendment does not result in a tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2007-C6 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

4.	the subject mortgage loan is not an Outside Serviced Trust Mortgage Loan.

In no event, however, will the special servicer be permitted to:

•	extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final distribution date;

•	extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

•	if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination must be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor any related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement prior to the subject modification, extension, waiver or amendment.

Further, to the extent consistent with the Servicing Standard, if a Serviced Loan Combination includes a Subordinate Non-Trust Loan:

•	no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in that Serviced Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of that Subordinate Non-Trust Loan; and

•	no reduction of the mortgage interest rate of the underlying mortgage loan in that Serviced Loan Combination may be effected prior to the reduction of the mortgage interest rate of that Subordinate Non-Trust Loan, to the fullest extent possible.

The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus.

Notwithstanding the foregoing, (a) the master servicer and special servicer for the Series 2007-C33 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the Potomac Mills Loan Combination and (b) the master servicer and special servicer for the Series 2007-C1 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the Och-Ziff Retail Portfolio Loan Combination, in each case under terms and conditions similar to those described above in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section and under the terms and conditions described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Och-Ziff Retail Portfolio Loan Combination’’ and ‘‘—Loan Combinations—The Potomac Mills Loan Combination’’, ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this offering prospectus

Certain Matters Relating to Claims and Litigation

The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust fund or any party to the series 2007-C6 pooling and servicing agreement will generally be handled by the master servicer and/or the special servicer, as more specifically provided for in the series 2007-C6 pooling and servicing agreement. In connection with handling such matters, the master servicer and/or the special servicer may be required to seek the consent of the series 2007-C6 controlling class representative with respect to material decisions and settlement proposals. In addition, the master servicer and/or the special servicer may be entitled to reimbursement of expenses and reasonable compensation for directing, managing, prosecuting and/or defending any such claims, as set forth in the series 2007-C6 pooling and servicing agreement.

Required Appraisals

Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the underlying mortgage loans (other than an Outside Serviced Trust Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2007-C6 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Loan Combination. An Appraisal Reduction Amount is relevant to: (a) the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan; and (b) in the case of a Senior/Subordinate Loan Combination, the determination of the identity of the related Loan Combination Controlling Party. See ‘‘Description of the Series 2007-C6 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ and ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above. The Appraisal Reduction Amount for any mortgage loan or Loan Combination serviced under the series 2007-C6 pooling and servicing agreement will be determined following either—

•	the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

•	the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when—

•	if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under ‘‘—General’’ above,

•	the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

•	no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) or, if applicable, any Serviced Loan Combination, the series 2007-C6 controlling class representative or a related Non-Trust Loan Noteholder, as applicable, under the series 2007-C6 pooling and servicing agreement, will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2007-C6 controlling class representative or that related Non-Trust Loan Noteholder, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

Notwithstanding the foregoing, any Appraisal Reduction Amounts with respect to the Potomac Mills Loan Combination and the Och-Ziff Retail Portfolio Loan Combination will be determined based upon appraisals obtained in accordance with the series 2007-C33 pooling and servicing agreement and the series 2007-C1 pooling and servicing agreement, respectively, on terms similar to those described above, and any such determination will affect the amount of any advances of delinquent interest required to be made on the Potomac Mills Mortgage Loan or the Och-Ziff Retail Portfolio Mortgage Loan, as applicable.

Maintenance of Insurance

The series 2007-C6 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than a mortgaged real property with respect to an Outside Serviced Loan Combination) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines, based on due inquiry in accordance with the Servicing Standard (subject to any required consent of the series 2007-C6 controlling class representative or the related Loan Combination Controlling Party, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Serviced Loan Combination, or the series 2007-C6 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee’s request.

The series 2007-C6 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than a REO Property relating to an Outside Serviced Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2007-C6 pooling and servicing agreement, then, to the extent such policy—

•	is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2007-C6 pooling and servicing agreement, and

•	provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this ‘‘—Maintenance of Insurance’’ section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer’s custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

In the case of Potomac Mills Loan Combination, the master servicer and/or the special servicer under the series 2007-C33 pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above. In the case of Och-Ziff Retail Portfolio Loan Combination, the master servicer and/or the special servicer under the series 2007-C1 pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above.

Fair Value Option

Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C6 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, an Outside Serviced Trust Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of—

•	the outstanding principal balance of that mortgage loan,

•	all accrued and unpaid interest on that mortgage loan, other than Default Interest,

•	all unreimbursed servicing advances with respect to that mortgage loan,

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and

•	any other amounts payable under the series 2007-C6 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then (subject to the discussion in the next paragraph) each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this ‘‘—Fair Value Option’’ section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the next to last paragraph of this ‘‘—Fair Value Option’’ section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

Notwithstanding the foregoing, any single certificateholder or group of certificateholders with a majority interest in the series 2007-C6 controlling class shall have an exclusive right to exercise such fair value purchase option at the purchase price set forth in the preceding paragraph of this ‘‘—Fair Value Option’’ section for a period of 30 days following the determination of the fair value price, and prior to any exercise of the purchase option by any other holder thereof.

Upon expiration of the 30-day period described in the prior paragraph, if the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years’ experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2007-C6 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

Notwithstanding the foregoing, with respect to an Outside Serviced Trust Mortgage Loan, if it becomes a specially serviced mortgage loan under the terms of the applicable servicing agreement as to which a material default exists, the fair value price described above may be calculated based upon, among other things, appraisals and other information obtained from the applicable outside servicers, but only to the extent such information is so obtained. If the special servicer under the series 2007-C6 pooling and servicing agreement has received insufficient information from the applicable outside servicer with respect to such Outside Serviced Trust Mortgage Loan in order to establish a fair value price, it will base such determination only on information otherwise available or easily obtainable by it, at the expense of the trust. If the special servicer determines that a fair value price cannot be established for such Outside Serviced Trust Mortgage Loan based on the information available to it, then none of the purchase option holders will be permitted to exercise the purchase option at a fair value price. In connection with the foregoing, the special servicer will be entitled to withdraw from the collection account any out-of-pocket expenses associated with making a fair value determination.

The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e) the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2007-C6 pooling and servicing agreement and the Servicing Standard.

Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2007-C6 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement or in any related loan document.

Realization Upon Defaulted Mortgage Loans

If a default on an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) or Serviced Loan Combination has occurred, then, subject to the discussion under ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), take any of the following actions:

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related mortgage instrument;

•	obtain a deed in lieu of foreclosure; or

•	otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2007-C6 certificateholders and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

•	the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

•	in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2007-C6 certificateholders and, if the subject mortgaged real property secures a Loan Combination, the affected Serviced Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

See, however, ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of the Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above.

The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section will generally be payable directly out of the master servicer’s custodial account.

If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2007-C6 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), but subject to the discussion under ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2007-C6 certificateholders, for—

•	any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

•	any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

•	any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

In addition, amounts otherwise payable on the series 2007-C6 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

The special servicer under the applicable governing servicing agreement for each Outside Serviced Loan Combination will be responsible for realizing against the related mortgaged real property following an event of default under the related Outside Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this offering prospectus.

REO Properties

If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or

•	the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2007-C6 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the Servicing Standard and the terms and conditions of the series 2007-C6 pooling and servicing agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2007-C6 certificateholders (and, if the subject REO Property relates to a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

•	would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

•	a tax on prohibited transactions under section 860F of the Internal Revenue Code.

To the extent that income the trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2007-C6 certificateholders. See ‘‘Federal Income Tax Consequences’’ in this offering prospectus and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer’s custodial account.

Notwithstanding anything to the contrary described above, the special servicer will not have any obligations under the series 2007-C6 pooling and servicing agreement with respect to any REO Property relating to an Outside Serviced Loan Combination. If a mortgaged real property relating to an Outside Serviced Loan Combination is acquired as an REO property under the governing servicing agreement for that Loan Combination, then the special servicer under that governing servicing agreement will be required to operate, manage, lease, maintain and dispose of that property pursuant to the terms of the governing servicing agreement, which will be similar (but not identical) to those described above with respect to the special servicer under the series 2007-C6 pooling and servicing agreement and any REO Properties administered thereunder. See ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this offering prospectus.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust and administered under the series 2007-C6 pooling and servicing agreement at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. Beginning in 2008, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan—

•	at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

•	at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect the mortgaged real property related to an Outside Serviced Loan Combination.

The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

With respect to each Outside Serviced Loan Combination, periodic inspections of the related mortgaged real property are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2007-C6 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties other than a mortgaged real property related to an Outside Serviced Loan Combination. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust and administered under the series 2007-C6 pooling and servicing agreement. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will, upon request, be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property (other than any mortgaged real property or REO Property related to an Outside Serviced Loan Combination) for the applicable period. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

With respect to an Outside Serviced Trust Mortgage Loan, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real property and will be required to deliver such information to the master servicer under the series 2007-C6 pooling and servicing agreement. Such information will be made available to the series 2007-C6 certificateholders by the trustee as provided in this offering prospectus.

Evidence as to Compliance

No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Securities Exchange Act of 1934, as amended, is required to be filed with the SEC with respect to the trust), beginning in 2008, each of the master servicer and the special servicer (and the trustee to the extent it constitutes a servicer for the purposes of Regulation AB but only in years in which the trust is required to file an annual report on Form 10-K under the Securities Exchange Act of 1934) must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

•	a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer, the special servicer or the trustee, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer, the special servicer or the trustee, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

•	as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm—made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board—that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

•	a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year—or, in the case of the first such certification, during the period from the Issue Date to December 31, 2007, inclusive—and of its performance under the series 2007-C6 pooling and servicing agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series 2007-C6 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2007-C6 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer, the special servicer and the trustee, as the case may be, will be made available to series 2007-C6 certificateholders, at their expense, upon written request to the trustee.

Accounts

General.    Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the trust, for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2007-C6 pooling and servicing agreement will consist of:

•	the master servicer’s custodial account;

•	each of the Serviced Loan Combination-specific accounts maintained by the master servicer, which Loan Combination-specific accounts are comparable to the custodial account;

•	the trustee’s collection account;

•	the trustee’s floating rate account;

•	the special servicer’s REO account; and

•	the trustee’s loss of value reserve fund.

In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2007-C6 pooling and servicing agreement or other third party.

Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the trust therefrom, will be distributable to the applicable series 2007-C6 certificateholders on the distribution date relating to the collection period in which those collections were received.

There will be no independent verification of the above-referenced transaction accounts or account activity.

        Custodial Account.

General.    The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. That custodial account will be maintained separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the master servicer. Payments and collections received in respect of the Serviced Non-Trust Loan will not be deposited in the custodial account.

The funds held in the master servicer’s custodial account may be held as cash or, at the master servicer’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the master servicer’s custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2007-C6 pooling and servicing agreement.

Deposits.    Under the series 2007-C6 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2007-C6 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

•	all payments on account of principal on the underlying mortgage loans, including principal prepayments;

•	all payments on account of interest on the underlying mortgage loans, including Default Interest;

•	all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

•	all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer’s REO account;

•	any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Serviced Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	all remittances to the trust under the series 2007-C33 pooling and servicing agreement and/or the Potomac Mills Co-Lender Agreement with respect to Potomac Mills Mortgage Loan;

•	all remittances to the trust under the series 2007-C1 pooling and servicing agreement and/or the Och-Ziff Retail Portfolio Co-Lender Agreement with respect to the Och-Ziff Retail Portfolio Mortgage Loan;

•	any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

•	all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under ‘‘—Maintenance of Insurance’’ above;

•	any amount required to be transferred from a loss of value reserve fund, any Loan Combination custodial account or the special servicer’s REO account;

•	any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

•	insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

Upon its receipt of any of the amounts described in the first five bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, an Outside Serviced Trust Mortgage Loan), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer’s custodial account.

The obligation of the master servicer to deposit the amounts identified in this ‘‘—Custodial Account—Deposits’’ section with respect to any Outside Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering that Outside Serviced Trust Mortgage Loan.

Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Serviced Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer’s custodial account. Each such separate account will be substantially similar to the custodial account with respect to the manner in which it is maintained and the amounts deposited therein, but will relate only to a particular Serviced Loan Combination.

Also notwithstanding the foregoing, the custodial account and each Serviced Loan Combination-specific account may, in fact, be separate sub-accounts of the same account.

Withdrawals.    The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

1.	to remit to the trustee for deposit in the trustee’s collection account described under ‘‘—Accounts—Collection Account’’ below, on the business day preceding each distribution date, an amount (the ‘‘Master Servicer Remittance Amount’’) equal to the aggregate of all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date subsequent to the end of the related collection period,

(b)	payments and other collections received after the end of the related collection period,

(c)	amounts that are payable or reimbursable from the custodial account to any person other than the series 2007-C6 certificateholders in accordance with any of clauses 3. through 21. below, and

(d)	amounts deposited in the custodial account in error;

2.	apply amounts held for future distribution on the series 2007-C6 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under ‘‘—Advances —Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus;

3.	to reimburse the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2007-C6 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

4.	to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

5.	to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans), that is either—

(a)	specially serviced mortgage loan, or

(b)	mortgage loan as to which the related mortgaged real property has become an REO Property;

6.	to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), which payment is to be made from the sources described under ‘‘—Servicing Compensation and Payment of Expenses’’ above;

7.	to reimburse the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2007-C6 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

8.	to pay the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2007-C6 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

9.	to pay unpaid expenses—other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees—that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the underlying mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

10.	in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee’s collection account, to pay the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

11.	to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

12.	to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

13.	to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Payment of Expenses’’ above;

14.	to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

15.	to pay the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ and ‘‘—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus and ‘‘—Certain Matters Relating to Claims and Litigation’’ above;

16.	to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2007-C6 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

17.	in the event the master servicer determines, in accordance with the Servicing Standard, that it has received insufficient information from the master servicer or special servicer under the governing servicing agreement for an Outside Serviced Trust Mortgage Loan to make a recoverability determination with respect to required P&I advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

18.	to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 2007-C6 pooling and servicing agreement and the cost of the trustee’s transferring mortgage files to a successor after having been terminated by series 2007-C6 certificateholders without cause, all as set forth in the series 2007-C6 pooling and servicing agreement;

19.	with respect to each mortgage loan purchased out of the trust fund, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

20.	to make any required payments—other than normal monthly remittances—due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination, including to reimburse a servicer of an Outside Serviced Loan Combination for a servicing advance that is not recoverable out of collections on that Outside Serviced Loan Combination;

21.	to pay any other items described in this offering prospectus as being payable from the custodial account;

22.	to withdraw amounts deposited in the custodial account in error;

23.	to invest amounts held in the custodial account in Permitted Investments; and

24.	to clear and terminate the custodial account upon the termination of the series 2007-C6 pooling and servicing agreement.

Withdrawals from any Serviced Loan Combination-specific accounts may be made by the master servicer to make payments to the trust and the applicable Serviced Non-Trust Loan Noteholder(s) and, to the extent they relate solely to the related Loan Combination, for substantially the same purposes identified in clauses 3. through 20. and 22. through 24. of the prior paragraph.

The series 2007-C6 pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust, which fees and expenses are not related to the applicable Serviced Loan Combination.

Only the master servicer and sub-servicers retained by it will have access to funds in the custodial account and the Serviced Loan Combination-specific accounts.

REO Account.    The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust and administered under the Series 2007-C6 pooling and servicing agreement, separate and apart from its own funds and general assets. If any such REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property held by the trust and administered under the series 2007-C6 pooling and servicing agreement. The funds held in this REO account may be held as cash or, at the discretion of the special servicer, invested in Permitted Investments. Any interest or other income earned on funds in the special servicer’s REO account will be payable to the special servicer, subject to the limitations described in the series 2007-C6 pooling and servicing agreement.

The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust and administered under the series 2007-C6 pooling and servicing agreement, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of—

•	any withdrawals made out of those amounts as described in the preceding sentence,

•	any portion of those amounts that may be retained as reserves as described in the next paragraph, and

•	if the subject REO Property relates to a Serviced Loan Combination, any portion of those amounts that are payable to the related Serviced Non-Trust Loan Noteholder.

The special servicer may, subject to the limitations described in the series 2007-C6 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Only the special servicer will have access to funds in the special servicer’s REO account.

The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

If an REO Property relates to an Outside Serviced Loan Combination, then collections thereon will not be deposited in the special servicer’s REO account.

        Collection Account.

General.    The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2007-C6 certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

The funds held in the trustee’s collection account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s collection account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C6 pooling and servicing agreement.

Deposits.    On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

•	the applicable Master Servicer Remittance Amount;

•	any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date; and

•	any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Accounts—Custodial Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ above.

With respect to each distribution date that occurs during March, commencing in 2008, the trustee will be required to transfer from its interest reserve account, which we describe under ‘‘—Accounts—Interest Reserve Account’’ below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

Withdrawals.    The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

•	to pay itself a monthly fee, which is described under ‘‘—Trustee Compensation’’ above, to invest funds held in the collection account in Permitted Investments and to pay itself investment earnings on Permitted Investments of funds in the collection account;

•	to indemnify itself and various related persons as described under ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

•	to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2007-C6 pooling and servicing agreement and the administration of the trust;

•	to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus and ‘‘—REO Properties’’ above;

•	to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

•	with respect to each distribution date during January of 2009 or any year thereafter that is not a leap year or during February of 2008 or any year thereafter, to transfer to the trustee’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

•	to withdraw amounts deposited in the collection account in error.

On each distribution date, all amounts on deposit in the trustee’s collection account, exclusive of any portion of those amounts that may be withdrawn for the purposes contemplated in the foregoing paragraph or that was deposited in the collection account in error, will be withdrawn and applied to make payments on the series 2007-C6 certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes. For any distribution date, the funds available to make payments on the series 2007-C6 certificates will consist of the following separate components—

•	the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be distributed as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus, and

•	the remaining portion of those funds, which—

1.	we refer to as the Available P&I Funds, and

2.	will be distributed as described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus.

Only the trustee will have access to funds in the collection account.

Interest Reserve Account.    The trustee must maintain an account in which it will hold the interest reserve amounts described in the second and third following paragraphs with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates.

The funds held in the trustee’s interest reserve account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s interest reserve account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C6 pooling and servicing agreement.

During January, except in a leap year, and February of each calendar year, beginning in February 2008, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day’s interest accrued at the related mortgage interest rate (or, in the case of the Potomac Mills Mortgage Loan, the related mortgage interest rate, minus the actual/360 equivalent of the per annum rate at which the master servicing fee under the series 2007-C33 pooling and servicing agreement accrues with respect to the Potomac Mills Mortgage Loan on a 30/360 Basis) on the Stated Principal Balance of that mortgage loan as of the end of the related collection period.

During March of each calendar year, beginning with March 2008, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the distribution date during the month of transfer.

Only the trustee will have access to funds in the interest reserve account.

Loss of Value Reserve Fund.    If we make, with respect to a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller makes, with respect to a UBS Mortgage Loan, a loss of value payment in connection with a Material Breach or Material Document Defect, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus, then a party to the series 2007-C6 pooling and servicing agreement will be required to establish a loss of value reserve fund in which to hold that payment pending application thereof. The loss of value reserve fund must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds in the loss of value reserve fund will be held uninvested.

Withdrawals may be made from the loss of value reserve fund, out of any loss of value payment or deposit therein, in order to cover losses and Additional Trust Fund Expenses, as incurred, with respect to the underlying mortgage loan as to which that loss of value payment was made and, following a liquidation of that mortgage loan, to cover losses and Additional Trust Fund Expenses with respect to any other underlying mortgage loan.

Floating Rate Account.    The trustee of the grantor trusts must maintain an account—the floating rate account—in which it will hold payments allocable to the REMIC regular interest corresponding to each Floating Rate Class and payments from the swap counterparty under the related interest rate swap agreement corresponding to each Floating Rate Class, and from which it will make payments on each Floating Rate Class and regularly scheduled payments due to the swap counterparty under the related interest rate swap agreement for each Floating Rate Class. Only the trustee will have access to funds in the floating rate account. That floating rate account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the Floating Rate Certificates.

The funds held in the trustee’s floating rate account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s floating rate account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C6 pooling and servicing agreement.

Flow of Funds

Payments and Collections on the Loan Combinations
Payments and Collections on the Underlying Mortgage Loans that Are Not Part of Loan Combinations
Income from Serviced Loan Combination REO Property
Income from REO Property that Does Not Relate to a Loan Combination
Master Servicer
Escrow Accounts
Reserve Accounts
Servicing Accounts
Special Servicer
Serviced Loan Combination-Specific REO Accounts
Special Servicer
Pool REO Account
Trustee
Loss of Value Reserve Fund
Master Servicer
Pool Custodial Account
Master Servicer
Serviced Loan Combination-Specific Custodial Accounts
Mortgage Loan Sellers
Loss of Value Payments
Serviced Non-Trust Loan Noteholders
Trustee
Interest Reserve Account
Trustee
Collection Account
Master Servicer
P&I Advances
Payments to cover prepayment interest shortfalls
Outside Master Servicer
Payments and Collections on Outside Serviced Trust Mortgage Loans and Related REO Properties
Series 2007-C6 Certificateholders (other than holders of Floating Rate Certificates)
Trustee
Floating Rate Account
Floating Rate Certificateholders

Events of Default

Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2007-C6 pooling and servicing agreement:

•	the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer’s custodial account or the special servicer’s REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

•	the master servicer fails to remit to the trustee for deposit in the trustee’s collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a Serviced Non-Trust Loan Noteholder, which failure is not remedied by 11:00 a.m., New York City time, on the business day immediately following the date on which the payment was required to be made;

•	the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2007-C6 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2007-C6 pooling and servicing agreement;

•	the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2007-C6 pooling and servicing agreement, and that failure continues unremedied for 30 days—or such shorter period as may be provided for in the series 2007-C6 pooling and servicing agreement for certain specified acts—or, if the responsible party is diligently attempting to remedy the failure, 60 days—or such shorter period as may be provided for in the series 2007-C6 pooling and servicing agreement for certain specified acts—after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2007-C6 pooling and servicing agreement, by series 2007-C6 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C6 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2007-C6 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-C6 certificateholders or any Serviced Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2007-C6 pooling and servicing agreement, by series 2007-C6 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C6 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•	the master servicer or the special servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 2007-C6 certificates are qualified, downgraded or withdrawn in connection therewith;

•	a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Fitch to one or more classes of the series 2007-C6 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Fitch has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity;

•	the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and, in either case, that rating is not restored within 60 days after the subject downgrade or withdrawal; and

•	a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Moody’s to one or more classes of the series 2007-C6 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Moody’s has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity.

The series 2007-C6 pooling and servicing agreement may include other events of default that apply only to the Serviced Non-Trust Loans and/or securities backed thereby.

If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then—within ten (10) days after such officer’s receipt of that notice—the trustee will transmit by mail to us, all the series 2007-C6 certificateholders, S&P, Fitch and Moody’s notice of that occurrence, unless the default has been cured.

Rights Upon Event of Default

If an event of default described above under ‘‘—Events of Default’’ occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2007-C6 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C6 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2007-C6 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2007-C6 certificateholder.

Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2007-C6 pooling and servicing agreement, all authority and power of the defaulting party under the series 2007-C6 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series 2007-C6 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the mortgage loans included in the trust and the Serviced Non-Trust Mortgage Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2007-C6 pooling and servicing agreement in connection with an event of default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

Upon any termination of the master servicer or special servicer as a result of an event of default, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2007-C6 pooling and servicing agreement; or

•	appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C6 pooling and servicing agreement.

The holders of series 2007-C6 certificates entitled to a majority of the voting rights for the series 2007-C6 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C6 pooling and servicing agreement, rather than have the trustee act as that successor.

Notwithstanding the foregoing discussion in this ‘‘—Rights Upon Event of Default’’ section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last four bullets under ‘‘—Events of Default’’ above, the master servicer will have the right for a period of approximately 60 days—during which time the master servicer will continue to master service the mortgage loans—to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P, Fitch and Moody’s have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2007-C6 certificates. The terminated master servicer is responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the underlying mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

In general, series 2007-C6 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2007-C6 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2007-C6 certificates. In addition, any waiver of an event of default under the second bullet of the ‘‘—Events of Default’’ section above in this offering prospectus requires the written consent of the trustee; and, in limited circumstances, a waiver of certain events of default under the fourth bullet of the ‘‘—Events of Default’’ section above requires our consent. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-C6 pooling and servicing agreement.

Notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, (a) if an event of default on the part of the master servicer affects a Serviced Non-Trust Loan Noteholder, and if the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Serviced Non-Trust Loan Noteholder, and (b) furthermore, if an event of default affects solely a Serviced Non-Trust Loan Noteholder, then the master servicer may not be terminated by the trustee. However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Serviced Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Loan Combination.

Also notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Serviced Non-Trust Loan Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2007-C6 pooling and servicing agreement. If the special servicer for a Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2007-C6 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this offering prospectus and the accompanying base prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

In general, with respect to each Outside Serviced Trust Mortgage Loan, the trustee may waive any event of default on the part of the related master servicer and/or special servicer under the governing servicing agreement only if so directed by series 2007-C6 certificateholders entitled to waive a comparable event of default under the series 2007-C6 pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the subject Outside Serviced Trust Mortgage Loan, the trustee may (and, at the direction of the series 2007-C6 controlling class representative or the holders of series 2007-C6 certificates entitled to 25% of the series 2007-C6 voting rights, will be required to) pursue such rights, if any, as the holder of the subject Outside Serviced Trust Mortgage Loan may have pursuant to the applicable servicing agreement. The trustee, as holder of the Potomac Mills Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the series 2007-C33 pooling and servicing agreement as are granted to the Serviced Non-Trust Loan Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 2007-C6 pooling and servicing agreement. The trustee, as holder of the Och-Ziff Retail Portfolio Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the series 2007-C1 pooling and servicing agreement as are granted to the Serviced Non-Trust Loan Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 2007-C6 pooling and servicing agreement. Subject to any waiver of the subject event of default on substantially the same terms as are applicable to an event of default under the series 2007-C6 pooling and servicing agreement, the trustee will be required to exercise those rights, together with any similar rights in that regard under the series 2007-C33 pooling and servicing agreement or the series 2007-C1 pooling and servicing agreement, as applicable at the direction of the series 2007-C6 controlling class representative or the holders of series 2007-C6 certificates entitled to at least 25% of the series 2007-C6 voting rights.

No series 2007-C6 certificateholder will have the right under the series 2007-C6 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless—

•	that holder previously has given to the trustee written notice of default,

•	except in the case of a default by the trustee, series 2007-C6 certificateholders entitled to not less than 25% of the series 2007-C6 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2007-C6 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

•	except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

See ‘‘Description of the Governing Documents—Rights, Protection, Indemnities and Immunities of the Trustee’’ for a description of certain limitations regarding the trustee’s duties with respect to the foregoing matters.

Non-Trust Loan Securities

If any Serviced Non-Trust Loan is securitized, the master servicer and/or the special servicer may be required to obtain rating agency confirmations with respect to the related Non-Trust Loan Securities in connection with certain servicing actions involving the related Loan Combination, which may result in delays.

Administration of the Outside Serviced Trust Mortgage Loans

The Outside Serviced Trust Mortgage Loans and any related REO Property will be serviced and administered in accordance with the governing servicing agreement for the related Loan Combination. If the trustee is requested to take any action in its capacity as holder of an Outside Serviced Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then (subject to any more specific discussion within this offering prospectus, including under ‘‘—Rights Upon Event of Default’’ above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2007-C6 controlling class representative.

Third-Party Beneficiaries

The mortgage loan sellers and the Serviced Non-Trust Loan Noteholders will be third-party beneficiaries of the series 2007-C6 pooling and servicing agreement. Accordingly, the series 2007-C6 pooling and servicing agreement cannot be modified in any manner that is material and adverse to any of those parties without its consent.

SERVICING OF THE POTOMAC MILLS LOAN COMBINATION

The servicing and administration of the Potomac Mills Loan Combination and any related REO Property will initially be governed by the pooling and servicing agreement with respect to the Wachovia Commercial Mortgage Securities, Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C33 entered into by Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee. The master servicer, special servicer and trustee under the series 2007-C6 pooling and servicing agreement will not have any obligation or authority to supervise the master servicer or special servicer with respect to the Potomac Mills Loan Combination or to make servicing advances with respect to the Potomac Mills Loan Combination. The pooling and servicing agreement with respect to the Potomac Mills Loan Combinations provides, among other things, that—

•	one or more parties to the 2007-C33 pooling and servicing agreement will be responsible for making servicing advances with respect to the Potomac Mills Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the Potomac Mills Loan Combination, provided that the master servicer, special servicer or trustee, as applicable, will be required to reimburse the servicer or the special servicer with respect to the Potomac Mills Mortgage Loan from general collections with respect to the series 2007-C6 mortgage pool for the Potomac Mills Mortgage Loan’s pro rata portion of any nonrecoverable servicing advances and interest thereon with respect to the Potomac Mills Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Potomac Mills Mortgage Loan;

•	the mortgage loans that form the Potomac Mills Loan Combination are to be serviced and administered as if they were a single mortgage loan indebtedness under that agreement (i) in the same manner in which, and with the same care, skill, prudence and diligence with which, it generally services and administers similar mortgage loans with similar borrowers for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans or held in its own portfolio, whichever is higher, and with a view to the maximization of recovery on the Potomac Mills Loan Combination on a net present value basis of the Potomac Mills Loan Combination to the benefit of the holders thereof (as a collective whole) and (ii) without regard to, among other things, (a) any relationship that it or any affiliate may have with the borrower, the mortgage loan seller or any parties to the 2007-C33 pooling and servicing agreement or any affiliate thereof; (b) the ownership of any certificate created with respect to the 2007-C33 transaction or any note comprising part of the Potomac Mills Loan Combination by it or any affiliate; (c) its obligation to make advances with respect to the Potomac Mills Loan Combination; (d) the right of the master servicer, special servicer or any affiliate thereof to receive compensation or other fees for its services under the 2007-C33 pooling and servicing agreement; or (e) the ownership, servicing or management for others, by the servicer or special servicer, as applicable, and any affiliate thereof, of any other mortgage loans or mortgaged property;

•	the mortgage loans that form the Potomac Mills Loan Combination will become specially serviced mortgage loans if: (a) the borrower has (i) failed to make any balloon payment or (ii) failed to make when due any periodic payment (other than a balloon payment), and such failure has continued unremedied for 60 days; (b) the master servicer or special servicer has determined in its good faith reasonable judgment and in accordance with the servicing standard, based on communications with the related mortgagor, that a default in making a periodic payment (including a balloon payment) or any other default under the loan documents that would materially impair the value of the mortgaged property as security for the Potomac Mills Loan Combination or otherwise would materially adversely affect the interest of holders of the Potomac Mills Loan Combination and is likely to continue unremedied beyond the applicable grace period under the terms of the mortgage loan (or if no grace period is specified, 60 days; provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the loan documents to be insured against pursuant to the terms of the 2007-C33 pooling and servicing agreement) that the master servicer or the special servicer shall have determined, in its good faith and reasonable judgment and in accordance with the applicable servicing standard, materially impairs the value of the mortgaged property as security for the Potomac Mills Loan Combination or otherwise materially adversely affects the interests of the holder of the Potomac Mills Loan Combination and that continues unremedied beyond the applicable grace period under the terms of the Potomac Mills Loan Combination (or, if no grace period is specified, for 60 days; provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the master servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days or (2) the master servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the master servicer has been reimbursed for any servicing advances made in connection with the forced placement of such insurance coverage); or (h) the master servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related mortgaged property;

•	at any time when the mortgage loans that comprise the Potomac Mills Loan Combination are specially serviced loans, the special servicer under the Potomac Mills servicing agreement will be entitled to (among other things), a special servicing fee based on a special servicing fee rate of 0.35% per annum with a minimum monthly fee of $4,000, a workout fee equal to 1.00% with respect to each workout of the Potomac Mills Loan Combination and/or a liquidation fee equal to the product of the net liquidation proceeds and 1.00%;

•	in the case of the Potomac Mills Loan Combination, the servicer and special servicer under the Potomac Mills servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling Party and consult with the other holders of the mortgage loans comprising the Potomac Mills Loan Combination under that agreement under provisions that are substantially similar to those described in this offering prospectus with respect to the Serviced Loan Combinations (see ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C6 Controlling Class Representative and the

Serviced Non-Trust Loan Noteholders’’), subject to the discussion under ‘‘Description of the Mortgage Pool—Loan Combinations—The Potomac Mills Mortgage Loan—Co-Lender Agreement—Consent Rights’’ in this offering prospectus, and except that some of the servicing actions as to which the Loan Combination Controlling Party for the Potomac Mills Loan Combination has consent rights may be different in some respects;

•	in the case of the Potomac Mills Loan Combination, the series 2007-C6 controlling class representative (as designee of the trust as the holder of the Potomac Mills Mortgage Loan), depending on the circumstances, will have the right to exercise any rights and powers of the Potomac Mills Mortgage Loan in connection with the exercise of any consent rights it may have as the related Loan Combination Controlling Party or any rights it may have as the related Loan Combination Controlling Party to replace the special servicer with respect to the Potomac Mills Loan Combination under the 2007-C33 pooling and servicing agreement;

•	in the case of the Potomac Mills Loan Combination, if the related Loan Combination Controlling Party has not, within the requisite time period provided for in the Potomac Mills Co-Lender Agreement, provided its advice, consent or direction regarding a specified servicing action, the special servicer or servicer, as applicable, under the 2007-C33 pooling and servicing agreement will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of the special servicer or the servicer, as applicable, will be binding on all such parties; and

•	in general, the respective parties to the 2007-C33 pooling and servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2007-C6 pooling and servicing agreement.

SERVICING OF THE OCH-ZIFF RETAIL PORTFOLIO LOAN COMBINATION

The servicing and administration of the Och-Ziff Retail Portfolio Loan Combination and any related REO Property will initially be governed by the pooling and servicing agreement with respect to the Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C1 entered into by Merrill Lynch Mortgage Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as master servicers, Centerline Servicing Inc., as special servicer, U.S. Bank National Association., as trustee, and LaSalle Bank National Association, as custodian. KeyCorp Real Estate Capital Markets, Inc. will be the master servicer of the Och-Ziff Retail Portfolio Loan Combination pursuant to the series 2007-C1 pooling and servicing agreement. The master servicer, special servicer and trustee under the series 2007-C6 pooling and servicing agreement will not have any obligation or authority to supervise the master servicer or special servicer with respect to the Och-Ziff Retail Portfolio Loan Combination or to make servicing advances with respect to the Och-Ziff Retail Portfolio Loan Combination. The pooling and servicing agreement with respect to the Och-Ziff Retail Portfolio Loan Combinations provides, among other things, that—

•	one or more parties to the 2007-C1 pooling and servicing agreement will be responsible for making servicing advances with respect to the Och-Ziff Retail Portfolio Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the Och-Ziff Retail Portfolio Loan Combination, provided that the master servicer, special servicer or trustee, as applicable, will be required to reimburse the servicer or the special servicer with respect to the Och-Ziff Retail Portfolio Mortgage Loan from general collections with respect to the series 2007-C6 mortgage pool for the Och-Ziff Retail Portfolio Mortgage Loan’s pro rata portion of any nonrecoverable servicing advances and interest thereon with respect to the Och-Ziff Retail Portfolio Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Och-Ziff Retail Portfolio Mortgage Loan;

•	the mortgage loans that form the Och-Ziff Retail Portfolio Loan Combination are to be serviced and administered as if they were a single mortgage loan indebtedness under that agreement (i) in the same manner in which, and with the same care, skill, prudence and diligence with which, it generally services and administers similar mortgage loans that either are part of other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever is higher; (ii) with a view to (a) the timely recovery of all scheduled payments of principal and interest under the mortgage loan, (b) in the case of the special servicer, if the mortgage loan comes into and continues in default, the maximization of the recovery on the Och-Ziff Retail Portfolio Loan Combination on a net present value basis and (c) the best interests (as determined by the master servicer or special servicer, in its reasonable judgment) of the holders of the Och-Ziff Retail Portfolio Loan Combination; (iii) without regard to, among other things, (a) any relationship that it or any affiliate may have with the borrower (or any affiliate thereof), the depositor, any mortgage loan seller or any other party to the series 2007-C1 transaction; (b) the ownership of any certificate created with respect to the series 2007-C1 transaction or any mezzanine loan or note comprising part of the Och-Ziff Retail Portfolio Loan Combination by it or any affiliate; (c) its obligation to make advances with respect to the Och-Ziff Retail Portfolio Loan Combination; (d) the right of the master servicer or special servicer to receive compensation or other fees for its services under the series 2007-C1 pooling and servicing agreement; or (e) the ownership, servicing or management for others, by the servicer or special servicer, as applicable, and any affiliate thereof, of any other mortgage loans or mortgaged property;

•	the mortgage loans that form the Och-Ziff Retail Portfolio Loan Combination will become specially serviced mortgage loans if: (a) the borrower has failed to make when due any monthly debt service payment, including a balloon payment, and such failure continues unremedied (i) except in the case of a balloon payment, for 60 days, or (ii) solely in the case of a balloon payment, for 60 days, so long as the related borrower (A) continues to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, and (B) delivers a refinancing commitment within 60 days after the related maturity date, then for such period (not to exceed 120 days) beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur; (b) the master servicer or special servicer has determined in its good faith reasonable judgment and in accordance with the servicing standard, that a default in making a monthly debt service payment (including a balloon payment) is likely to occur and is likely to remain unremedied for at least 60 days; (c) the master servicer or special servicer has determined in its good faith reasonable judgment and in accordance with the servicing standard, that a non-payment default (other than certain acceptable insurance defaults) has occurred under the mortgage loan that may materially impair the value of the mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero; (d) various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or (e) the master servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related mortgaged property;

•	at any time when the mortgage loans that comprise the Och-Ziff Retail Portfolio Loan Combination are being specially serviced, the special servicer under the Och-Ziff Retail Portfolio servicing agreement will be entitled to (among other things), a special servicing fee based on a special servicing fee rate of 0.25% per annum, a workout fee based on a workout fee rate of 1.00% with respect to each workout of the Och-Ziff Retail Portfolio Loan Combination and/or a liquidation fee equal to the product of the net liquidation proceeds and 1.00%;

•	in the case of the Och-Ziff Retail Portfolio Loan Combination, the servicer and special servicer under the Och-Ziff Retail Portfolio servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling Party and consult with the other holders of the mortgage loans comprising the Och-Ziff Retail Portfolio Loan Combination under that agreement under provisions that are substantially similar to those described in this offering prospectus with respect to the Serviced Loan Combinations (see ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’), subject to the discussion under ‘‘Description of the Mortgage Pool—Loan Combinations—The Och-Ziff Retail Portfolio Mortgage Loan—Co-Lender Agreement—Consent Rights’’ in this offering prospectus, and except that some of the servicing actions as to which the Loan Combination Controlling Party for the Och-Ziff Retail Portfolio Loan Combination has consent rights may be different in some respects;

•	in the case of the Och-Ziff Retail Portfolio Loan Combination, the series 2007-C6 controlling class representative (as designee of the trust as the holder of the Och-Ziff Retail Portfolio Mortgage Loan), depending on the circumstances, will have the right to exercise any rights and powers of the holder of the Och-Ziff Retail Portfolio Mortgage Loan in connection with the exercise of any consent rights it may have as the related Loan Combination Controlling Party or any rights it may have as the related Loan Combination Controlling Party to replace the special servicer with respect to the Och-Ziff Retail Portfolio Loan Combination under the series 2007-C1 pooling and servicing agreement;

•	in the case of the Och-Ziff Retail Portfolio Loan Combination, if the related Loan Combination Controlling Party has not, within the requisite time period provided for in the Och-Ziff Retail Portfolio Co-Lender Agreement, provided its advice, consent or direction regarding a specified servicing action, the special servicer or servicer, as applicable, under the series 2007-C1 pooling and servicing agreement will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of the special servicer or the servicer, as applicable, will be binding on all such parties; and

•	in general, the respective parties to the series 2007-C1 pooling and servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2007-C6 pooling and servicing agreement.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The series 2007-C6 certificates will be issued, on or about August 30, 2007, under the series 2007-C6 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

•	the underlying mortgage loans;

•	any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the underlying mortgage loans;

•	our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

•	any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans;

•	those funds or assets as from time to time are deposited in the various transaction accounts described under ‘‘Description of the Series 2007-C6 Pooling and Servicing Agreement—Accounts’’ in this offering prospectus.

The securitization transaction will also include swap agreements relating to the Floating Rate Certificates.

The series 2007-C6 certificates will include the following classes:

•	the A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, X-CP and X-W classes, which are the classes of series 2007-C6 certificates that are offered by this offering prospectus, and

•	the A-2FL, A-3FL, A-4FL, A-MFL, A-JFL, X-CL, G, H, J, K, L, M, N, P, Q, S and T and the series 2007-C6 REMIC residual certificates, which are the classes of series 2007-C6 certificates that—

1.	will be retained by us or sold in transactions that do not require registration under the Securities Act of 1933 as amended, and

2.	are not offered by this offering prospectus.

Each Floating Rate Class will represent undivided interests in a grantor trust, the assets of which will include, among other things, a REMIC regular interest, the rights and obligations under an interest rate swap agreement and a sub-account of the trustee’s floating rate account. For so long as it is in effect, the interest rate swap agreement in respect of any particular Floating Rate Class will provide, among other things, that amounts payable as interest by the issuing entity with respect to the REMIC regular interest corresponding to that Floating Rate Class will be exchanged for amounts payable as interest by the swap counterparty under the related interest rate swap agreement, with payments to be made between the issuing entity and the swap counterparty on a net basis. Each interest rate swap agreement will provide for amounts payable to the issuing entity to be calculated on the basis of a LIBOR-based interest rate accruing on a notional amount equal to the total principal balance of the applicable Floating Rate Class outstanding from time to time. The total principal balance of each Floating Rate Class at any time will equal the total principal balance of the corresponding REMIC regular interest.

The class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL, A-1A, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates are the series 2007-C6 certificates that will have principal balances and are sometimes referred to as the series 2007-C6 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to that certificate on that distribution date. See ‘‘—Payments’’ below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below. However, in limited circumstances, if and to the extent that the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2007-C6 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2007-C6 principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Notwithstanding the foregoing, in the case of each of the Floating Rate Classes, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the REMIC regular interest corresponding to that Floating Rate Class before actually being distributed to the certificateholders of that Floating Rate Class. In addition, any reduction in the total principal balance of a Floating Rate Class on any given distribution date, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses will be made in response to a corresponding reduction made in the total principal balance of the REMIC regular interest corresponding to that Floating Rate Class in connection with those losses and expenses. Furthermore, on any particular distribution date, the total principal balance of the REMIC regular interest corresponding to any Floating Rate Class (and, accordingly, the total principal balance of that Floating Rate Class) may be increased in connection with a reinstatement of any portion of the related total principal balance previously reduced as described in the prior sentence. The total principal balance of any Floating Rate Class will at any time equal the total principal balance of the corresponding REMIC regular interest.

The class X-CL, X-CP and X-W certificates will not have principal balances and are sometimes referred to as the series 2007-C6 interest only certificates. For purposes of calculating the amount of accrued interest, each class of series 2007-C6 certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal         % (the ‘‘Class X-CL Percentage’’) of the total principal balance of the series 2007-C6 principal balance certificates outstanding from time to time.

The total notional amount of the Class X-W certificates will equal         % (the ‘‘Class X-W Percentage’’) of the total principal balance of the total principal balance of the series 2007-C6 principal balance certificates outstanding from time to time.

The Class X-CL Percentage will equal 100% minus the Class X-W Percentage.

The total notional amount of the class X-CP certificates will equal:

•	during the period from the date of initial issuance of the series 2007-C6 certificates through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in

, % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , , , , , , , and certificates outstanding from time to time, and (d) the lesser of $ and the total principal balance of the class certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , and certificates outstanding from time to time, and (d) the lesser of $ and the total principal balance of the class certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class and certificates outstanding from time to time, and (d) the lesser of $ and the total principal balance of the class certificates outstanding from time to time; and

•	following the distribution date in , $0.

The series 2007-C6 REMIC residual certificates will not have principal balances or notional amounts.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee’s distribution date statement.

Registration and Denominations

General.    The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP and X-W certificates, $250,000 initial notional amount—and in any additional whole dollar denominations.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under ‘‘Description of the Certificates—Book-Entry Registration.’’ For so long as any class of offered certificates is held in book-entry form—

•	all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•	all references in this offering prospectus to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC’s procedures.

The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream.    You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see ‘‘Description of the Certificates—Book-Entry Registration—DTC, Euroclear and Clearstream’’ in the accompanying base prospectus.

Transfers between participants in DTC will occur in accordance with DTC’s rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See ‘‘Description of the Certificates— Book-Entry Registration—Holding and Transferring Book-Entry Certificates’’ in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

Payments

General.    For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2007-C6 certificates will be divided into Loan Group 1 and Loan Group 2. See ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus.

On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2007-C6 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial distribution date, to the holders of record at the close of business on the Issue Date). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

In order for a series 2007-C6 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See ‘‘—Registration and Denominations’’ above.

All payments with respect to the REMIC regular interest corresponding to each Floating Rate Class will be made to the applicable sub-account of the trustee’s floating rate account.

Payments of Interest.    All of the classes of the series 2007-C6 certificates (except for the series 2007-C6 REMIC residual certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes will bear interest.

With respect to each interest-bearing class of the series 2007-C6 certificates and each REMIC regular interest corresponding to a Floating Rate Class, that interest will accrue during each applicable interest accrual period based upon—

•	the pass-through rate applicable for that particular class of series 2007-C6 certificates or that particular REMIC regular interest for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of that particular class of series 2007-C6 certificates or that particular REMIC regular interest outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months (or, in the case of each of the Floating Rate Classes, for so long as the related interest rate swap agreement is in effect and there is no continuing event of default thereunder, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

However, no interest will accrue with respect to the class X-CP certificates following the interest accrual period that ends in                     .

In addition, in the case of each Floating Rate Class, if funds allocated to payments of interest distributions with respect to the corresponding REMIC regular interest on any distribution date are less than the applicable net amount payable to the swap counterparty for that distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the swap counterparty under the related interest rate swap agreement and, accordingly, in the amount of interest payable on the applicable Floating Rate Class on the subject distribution date.

On each distribution date, subject to the Available P&I Funds for that date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the total amount of interest distributable with respect to each interest-bearing class of the series 2007-C6 certificates (exclusive of the Floating Rate Classes) and each REMIC regular interest corresponding to a Floating Rate Class will equal—

•	the total amount of interest accrued during the related interest accrual period with respect to that class of series 2007-C6 certificates or that REMIC regular interest as the case may be, reduced by

•	the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2007-C6 certificates or that REMIC regular interest, as the case may be.

If the full amount of interest distributable with respect to any interest-bearing class of the series 2007-C6 certificates (exclusive of the Floating Rate Classes) or with respect to the REMIC regular interest corresponding to any Floating Rate Class is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable with respect to that class of series 2007-C6 certificates or that REMIC regular interest, as the case may be, on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the priorities of payment described under ‘‘—Payments —Priority of Payments’’ below. However, no interest will accrue on any of that unpaid interest.

The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series 2007-C6 certificates (exclusive of the Floating Rate Classes) and the respective REMIC regular interests corresponding to the Floating Rate Classes on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2007-C6 certificates and REMIC regular interest for the related interest accrual period. Although Net Aggregate Prepayment Interest Shortfalls will not be directly allocated to any of the Floating Rate Classes, any such shortfalls allocated to the REMIC regular interest corresponding to a Floating Rate Class will result in a dollar- for- dollar reduction in the interest distributable on that Floating Rate Class.

Any distributions of interest allocated to the REMIC regular interest corresponding to any Floating Rate Class will be deposited in the applicable sub-account of the trustee’s floating rate account and will thereafter be distributed to the holders of the applicable Floating Rate Certificates and/or the swap counterparty, as applicable.

Calculation of Pass-Through Rates.    The table on page 7 of this offering prospectus provides the initial pass-through rate for each interest-bearing class of the series 2007-C6 certificates (except the Floating Rate Classes), provided that as and when indicated thereon that initial pass-through rate is approximate. Set forth below is a description of how the pass-through rate will be calculated with respect to each interest-bearing class of the series 2007-C6 certificates.

The pass-through rates for the class      certificates will be fixed at the rate per annum identified in the table on page 7 of this offering prospectus as the initial pass-through rate for that class.

The pass-through rates for the class         ,                  ,         ,         ,         ,          and         certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page 7 of this offering prospectus as the initial pass-through rate for the subject class. However, with respect to any applicable interest accrual period, if the applicable Weighted Average Pool Pass-Through Rate is below the identified initial pass-through rate for the class         ,         ,         ,         ,         ,         ,          or      certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2007-C6 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

The pass-through rates for the class         ,          and          certificates will, in the case of each of those classes, for any applicable interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified class margin. That class margin is, as to each such class, set forth below.

Class	Margin
%
%
%

The pass-through rate for the class         ,         ,         ,         ,         ,         ,         ,         ,         ,          and          certificates will, with respect to any applicable interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

The pass-through rate applicable to the class      REMIC regular interest for each applicable interest accrual period will equal     % per annum.

The pass-through rate applicable to the class      REMIC regular interest for each applicable interest accrual period will equal the lesser of—

•	% per annum, and

•	the Weighted Average Pool Pass-Through Rate for that interest accrual period.

The pass-through rates applicable to the class         ,          and          REMIC regular interests will, in the case of each of those REMIC regular interests, for any applicable interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

For so long as the related swap agreement is in effect and there is no continuing event of default thereunder, the pass-through rate applicable to a Floating Rate Class for any applicable interest accrual period will equal LIBOR plus the applicable class margin set forth in the following table.

Class	Margin
A-2FL	%
A-3FL	%
A-4FL	%
A-MFL	%
A-JFL	%

However, the pass-through rate with respect to any Floating Rate Class may be effectively reduced as a result of shortfalls allocated to the corresponding REMIC regular interest. In addition, if there is a continuing event of default under the related interest rate swap agreement, or if the related interest rate swap agreement is terminated and a replacement interest rate swap agreement is not obtained, then the pass-through rate applicable to that Floating Rate Class will convert to a per annum rate equal to the pass-through rate on the corresponding REMIC regular interest, and accordingly the interest accrual period and interest accrual basis for that Floating Rate Class will also convert to those of the corresponding REMIC regular interest. ‘‘LIBOR’’ is an independent interest rate index that will be determined monthly as provided in the series 2007-C6 pooling and servicing agreement.

The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in             , will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components (each, a ‘‘Class X-CP Component’’) of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of the Class X-CP Components. Each Class X-CP Component will be comprised of a designated portion of the total principal balance of a specified class of series 2007-C6 principal balance certificates as described under ‘‘—General’’ above. If any portion of the total principal balance of any class of series 2007-C6 principal balance certificates is identified under ‘‘—General’’ above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then such portion of the total principal balance of that particular class of series 2007-C6 principal balance certificates will represent a separate Class X-CP Component for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in                             , on any particular Class X-CP Component immediately prior to the related distribution date, the applicable class X-CP strip rate will equal the excess, if any, of:

(1)	the lesser of (a) the reference rate specified on Annex E to this offering prospectus for that interest accrual period and (b) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over

(2)	the pass-through rate in effect during that interest accrual period for the class of series 2007-C6 principal balance certificates that relates to the subject Class X-CP Component.

Following the interest accrual period that ends in                                 , the class X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in                              and for each interest accrual period thereafter.

The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components (each, a ‘‘Class X-CL Component’’) of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each Class X-CL Component will be comprised of a designated portion of the total principal balance of one of the classes of series 2007-C6 principal balance certificates. With respect to any distribution date and any class of series 2007-C6 principal balance certificates: (1) if there is, as described under ‘‘—General’’ above, a Class X-CP Component that relates to such class immediately prior to such distribution date, and such Class X-CP Component is less than the Class X-CL Percentage of the total principal balance of such class, then, for purposes of calculating the accrual of interest during the related interest accrual period, there will be two separate Class X-CL Components that relate to such class of series 2007-C6 principal balance certificates—one Class X-CL Component that will equal the difference between (x) the Class X-CL Percentage of the total principal balance of such class of series 2007-C6 principal balance certificates, and (y) the amount of the Class X-CP Component identified under ‘‘—General’’ above as relating to such class of series 2007-C6 principal balance certificates immediately prior to such distribution date, and a second Class X-CL Component that will equal the amount of the Class X-CP Component identified under clause (y) above; and (2) in all other cases, for purposes of calculating the accrual of interest during the related interest accrual period, the Class X-CL Percentage of the total principal balance of such class of series 2007-C6 principal balance certificates will constitute a sole, separate Class X-CL Component for such class of series 2007-C6 principal balance certificates.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in                          , on any particular Class X-CL Component in effect immediately prior to the related distribution date, the applicable class X-CL strip rate will be calculated as follows:

(1)	if the subject Class X-CL Component consists of a designated portion of the total principal balance of any particular class of series 2007-C6 principal balance certificates, and if such designated portion of such total principal balance also constitutes a Class X-CP Component immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this offering prospectus for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2007-C6 principal balance certificates; and

(2)	if the subject Class X-CL Component consists of a designated portion of the total principal balance of any particular class of series 2007-C6 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a Class X-CP Component immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2007-C6 principal balance certificates.

Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in                             , the Class X-CL Percentage of the total principal balance of each class of series 2007-C6 principal balance certificates will constitute a single separate Class X-CL Component, and the applicable class X-CL strip rate with respect to each Class X-CL Component for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2007-C6 principal balance certificates.

The pass-through rate for the class X-W certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-W strip rates, at which interest accrues during that interest accrual period on the respective components (each, a ‘‘Class X-W Component’’) of the total notional amount of the class X-W certificates outstanding immediately prior to the related distribution date, with the relative weighting to be done based upon the relative sizes of those Class X-W Components. Each of those Class X-W Components will be comprised of the Class X-W Percentage of the total principal balance of one of the classes of series 2007-C6 principal balance certificates.

For purposes of accruing interest on the class X-W certificates during any interest accrual period, the applicable class X-W strip rate with respect to each Class X-W Component in effect immediately prior to the related distribution date will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2007-C6 principal balance certificates that relates to that Class X-W Component.

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

The series 2007-C6 REMIC residual certificates will not be interest-bearing and, therefore, will not have pass-through rates.

Payments of Principal.    Subject to the Available P&I Funds for each distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of each class of series 2007-C6 principal balance certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2007-C6 principal balance certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) on any distribution date will generally equal the Total Principal Distribution Amount for that distribution date.

The ‘‘Total Principal Distribution Amount’’ for any distribution date will be an amount equal to the total, without duplication, of the following:

•	payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

•	all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

•	all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

•	all advances of principal made with respect to the underlying mortgage loans for that distribution date.

Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute Available P&I Funds (with a corresponding reduction in the applicable Total Principal Distribution Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute Available P&I Funds. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that Default Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Distribution Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

In general, as described under ‘‘—Payments—Priority of Payments’’ below, the trustee is required to make payments of principal to the holders of the various classes of the series 2007-C6 principal balance certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest), in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in Loan Group 1 or underlying mortgage loans in Loan Group 2.

Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL and A-1A certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2007-C6 certificates then outstanding.

Also notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Available P&I Funds for that final distribution date and the priority of payments described under ‘‘—Payments— Priority of Payments’’ below, the holders of each class of series 2007-C6 principal balance certificates will be entitled to receive (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) payments of principal up to the total principal balance of that class of series 2007-C6 principal balance certificates outstanding immediately prior to that final distribution date and without regard to the Total Principal Distribution Amount for such final distribution date.

In the case of each Floating Rate Class, any payments of principal will first be made with respect to the corresponding REMIC regular interest, after which any corresponding payments of principal will be made to the holders of the applicable Floating Rate Certificates.

The class X-CP, X-CL and X-W certificates and the series 2007-C6 REMIC residual certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Reimbursement Amounts.    As discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below, the total principal balance of any class of series 2007-C6 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of series 2007-C6 principal balance certificates or any such REMIC regular interest, as the case may be, then, subject to the Available P&I Funds and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of that class or the holders of the Floating Rate Class that corresponds to that REMIC regular interest, as the case may be, will be entitled to be reimbursed for the amount of that reduction, without interest. References to the ‘‘loss reimbursement amount’’ under ‘‘—Payments—Priority of Payments’’ below and elsewhere in this offering prospectus mean, in the case of any class of series 2007-C6 principal balance certificates (exclusive of a Floating Rate Class) or any REMIC regular interest that corresponds to a Floating Rate Class, for any distribution date, the total amount payable with respect to that class of series 2007-C6 principal balance certificates or that REMIC regular interest, as the case may be, as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class of series 2007-C6 principal balance certificates or that REMIC regular interest, as the case may be, on all prior distribution dates as discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2007-C6 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes immediately following the distributions to be made with respect thereto on any distribution date, then the total principal balance of a class of series 2007-C6 principal balance certificates or of the REMIC regular interest corresponding to a Floating Rate Class, which total principal balance was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2007-C6 principal balance certificates or to the trustee’s floating rate account with respect to the subject REMIC regular interest, as the case may be. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Priority of Payments.    On each distribution date, the trustee will apply the Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	concurrently, (a) from the portion of the Available P&I Funds attributable to Loan Group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Available P&I Funds attributable to Loan Group 1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates and to the trustee’s floating rate account with respect to the class A-2FL, A-3FL and A-4FL REMIC regular interests, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class and each such REMIC regular interest on the subject distribution date, and (c) from any and all Available P&I Funds, to pay interest to the holders of the class X-CL, X-CP and X-W certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to such class on the subject distribution date; provided, however, that if the Available P&I Funds for the subject distribution date, or the applicable portion of those Available P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes and/or REMIC regular interests as described above, the Available P&I Funds will be allocated among all those classes and REMIC regular interests pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

(2)	to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to Loan Group 2;

(3)	to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificates on the subject distribution date as described in the immediately preceding clause (2), and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Planned Principal Balance for the subject distribution date;

(4)	to pay principal, first, to the holders of the class A-1 certificates, second, to the holders of the class A-2 certificates and to the trustee’s floating rate account with respect to the class A-2FL REMIC regular interest (on a pro rata basis in accordance with the respective total principal balances of the class A-2 certificates and the class A-2FL REMIC regular interest), third, to the holders of the class A-3 certificates and to the trustee’s floating rate account with respect to the class A-3FL REMIC regular interest (on a pro rata basis in accordance with the respective total principal balances of the class A-3 certificates and the class A-3FL REMIC regular interest), fourth, to the holders of the class A-AB certificates, fifth, to the holders of the class A-4 certificates and to the trustee’s floating rate account with respect to the class A-4FL REMIC regular interest (on a pro rata basis in accordance with the respective total principal balances of the class A-4 certificates and the class A-4FL REMIC regular interest), and sixth, to the holders of the class A-1A certificates, sequentially among those classes and REMIC regular interests in that order, in each case until the total principal balance of the subject class of series 2007-C6 certificates and/or REMIC regular interest has been reduced to zero, in an aggregate amount up to the Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A and/or A-AB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

(5)	to make payments to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and to the trustee’s floating rate account with respect to the class A-2FL, A-3FL and A-4FL REMIC regular interests, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes and REMIC regular interests for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1A classes and the class A-2FL, A-3FL and/or A-4FL REMIC regular interests will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes and REMIC regular interests then outstanding.

On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP and X-W certificates and the class A-2FL, A-3FL and A-4FL REMIC regular interests as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	payments to the holders of the class A-M certificates and to the trustee’s floating rate account with respect to the class A-MFL REMIC regular interest—

first, in respect of interest (on a pro rata basis in accordance with entitlement), up to the respective total amounts of interest payable with respect to the class A-M certificates and the class A-MFL REMIC regular interest on the subject distribution date, second, in respect of principal (on a pro rata basis by principal balance), until the total principal balance of the class A-M certificates and the class A-MFL REMIC regular interest is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the class A-2FL, A-3FL and A-4FL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement (on a pro rata basis in accordance with entitlement), up to the then respective loss reimbursement amounts for the class A-M certificates and the class A-MFL REMIC regular interest;

(2)	payments to the holders of the class A-J certificates and to the trustee’s floating rate account with respect to the class A-JFL REMIC regular interest—

first, in respect of interest (on a pro rata basis in accordance with entitlement), up to the respective total amounts of interest payable with respect to the class A-J certificates and the class A-JFL REMIC regular interest on the subject distribution date, second, in respect of principal (on a pro rata basis by principal balance), until the total principal balance of the class A-J certificates and the class A-JFL REMIC regular interest is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A and A-M certificates and the class A-2FL, A-3FL, A-4FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement (on a pro rata basis in accordance with entitlement), up to the respective then loss reimbursement amounts for the class A-J certificates and the class A-JFL REMIC regular interest;

(3)	payments to the holders of the class B certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J certificates and the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

(4)	payments to the holders of the class C certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J and B certificates and the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

(5)	payments to the holders of the class D certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B and C certificates and the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

(6)	payments to the holders of the class E certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C and D certificates and the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

(7)	payments to the holders of the class F certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D and E certificates and the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

(8)	payments to the holders of the class G certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F certificates and the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

(9)	payments to the holders of the class H certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G certificates and the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

(10)	payments to the holders of the class J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates and the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

(11)	payments to the holders of the class K certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H and J certificates and the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

(12)	payments to the holders of the class L certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates and the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

(13)	payments to the holders of the class M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates and the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

(14)	payments to the holders of the class N certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates and the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

(15)	payments to the holders of the class P certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates and the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

(16)	payments to the holders of the class Q certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates and the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

(17)	payments to the holders of the class S certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates and the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

(18)	payments to the holders of the class T certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates and the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

(19)	payments to the holders of the series 2007-C6 REMIC residual certificates, up to the amount of any remaining Available P&I Funds;

provided that, on the final distribution date, subject to the Available P&I Funds for such distribution date and the priority of payments described above in this paragraph, each class of series 2007-C6 principal balance certificates and REMIC regular interest referred to above in this paragraph will represent the right to receive payments of principal sufficient to retire those certificates or that REMIC regular interest, as the case may be, without regard to the Total Principal Distribution Amount for the final distribution date.

Payments of Prepayment Premiums and Yield Maintenance Charges.    If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that are (and/or the trustee’s floating rate account if the REMIC regular interest corresponding to any Floating Rate Class is) then entitled to payments of principal on such distribution date, from the loan group (i.e., Loan Group 1 or Loan Group 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those series 2007-C6 certificates or any such REMIC regular interest, the product of—

•	the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

•	a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2007-C6 principal balance certificates or that REMIC regular interest, as the case may be, for the related interest accrual period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

•	a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2007-C6 principal balance certificates or to the trustee’s floating rate account with respect to that REMIC regular interest, as the case may be, on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X-CL, X-CP and/or X-W certificates, allocable between such classes as follows:

on any distribution date up to and including the distribution date in                     ,

1.	% thereof to the holders of the class X-CL certificates; and

2.	% thereof to the holders of the class X-CP certificates; and

3.	% thereof to the holders of the class X-W certificates; and

•	on any distribution date subsequent to the distribution date in ,

1.	% thereof to the holders of the class X-CL certificates; and

2.	% thereof to the holders of the class X-W certificates.

So long as the interest rate swap agreement relating to any Floating Rate Class remains in effect and there is no continuing event of default thereunder, prepayment consideration allocated to the REMIC regular interest corresponding to that Floating Rate Class will be payable to the swap counterparty. If the interest rate swap agreement relating to any Floating Rate Class is no longer in effect or there is a continuing event of default thereunder, prepayment consideration allocated to the REMIC regular interest corresponding to that Floating Rate Class will be payable to the holders of the applicable Floating Rate Certificates.

Neither we nor the underwriters make any representation as to—

•	the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

•	the collectability of any prepayment premium or yield maintenance charge.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this offering prospectus.

Payments on each of the Floating Rate Classes.    All distributions allocable to the REMIC regular interest corresponding to a Floating Class, as well as all payments by the swap counterparty under the related interest rate swap agreement, will be deposited in the applicable sub-account of the trustee’s floating rate account. Payments on each of the Floating Rate Classes, as well as payments to the swap counterparty under the swap agreement, will be made out of amounts on deposit in the applicable sub-account of the trustee’s floating rate account.

In general, the holders of certificates of any Floating Rate Class will be entitled to receive on each distribution date an amount equal to the excess, if any, of (a) the sum of (i) all payments, if any, made with respect to the corresponding REMIC regular interest on that distribution date, plus (ii) all payments, if any, made by the swap counterparty with respect to the subject Floating Rate Class for that distribution date under the related interest rate swap agreement, over (b) all regularly scheduled payments, if any, payable to the swap counterparty with respect to the subject Floating Rate Class for that distribution date under the related interest rate swap agreement.

Treatment of REO Properties

Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	payments on the series 2007-C6 certificates and/or the respective REMIC regular interests corresponding to the Floating Rate Classes,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 2007-C6 certificates and/or the respective REMIC regular interests corresponding to the Floating Rate Classes, and

•	the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2007-C6 pooling and servicing agreement.

In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds derived from an REO Property administered under the series 2007-C6 pooling and servicing agreement will be applied—

•	first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

To the extent described under ‘‘Description of the Series 2007-C6 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2007-C6 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes. If this occurs following the payments made to the series 2007-C6 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2007-C6 principal balance certificates and REMIC regular interests are to be successively reduced in the following order, until the total principal balance of those classes of certificates and REMIC regular interests equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J and A-JFL, pro rata based on total outstanding principal balances
18th	A-M and A-MFL, pro rata based on total outstanding principal balances
19th	A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL and A-1A, pro rata based on total outstanding principal balances

The references in the foregoing table to ‘‘A-2FL,’’ ‘‘A-3FL,’’ ‘‘A-4FL,’’ ‘‘A-MFL’’ and ‘‘A-JFL’’ means the class A-2FL REMIC regular interest, the class A-3FL REMIC regular interest, the class A-4FL REMIC regular interest, the class A-MFL REMIC regular interest and the class A-JFL REMIC regular interest, respectively. However, any reduction in the total principal balance of the REMIC regular interest corresponding to any Floating Rate Class, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the applicable Floating Rate Class.

The reductions in the total principal balances of the respective classes of series 2007-C6 principal balance certificates (exclusive of the Floating Rate Classes) and the respective REMIC regular interests corresponding to the Floating Rate Classes, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between (a) the underlying mortgage loans and (b) those classes of series 2007-C6 principal balance certificates and REMIC regular interests.

The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, will generally equal the excess, if any, of:

•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest), over

•	the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest) on, that mortgage loan.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest) also will be treated as a Realized Loss.

Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the mortgage pool.

Additional Trust Fund Expenses may include:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer;

•	any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	any unanticipated, non-mortgage loan specific expense of the trust, including—

1.	any reimbursements and indemnifications to the trustee and various related persons described under ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus,

2.	any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ in the accompanying base prospectus, and

3.	any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—REO Properties’’ in this offering prospectus and/or ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus;

•	rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

•	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this offering prospectus, and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

Any expenses under the governing servicing agreement for an Outside Serviced Loan Combination that are similar to the Additional Trust Fund Expenses described above and that relate to such Outside Serviced Loan Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 2007-C6 certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the Outside Serviced Trust Mortgage Loan, should be considered Additional Trust Fund Expenses.

The Total Principal Distribution Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool may exceed the total principal balance of the series 2007-C6 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2007-C6 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, the total principal balance(s) of one or more classes of series 2007-C6 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, that had previously been reduced as described above in this ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ section, may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2007-C6 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2007-C6 principal balance certificates and/or REMIC regular interest with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2007-C6 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, being in excess of the total Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2007-C6 certificates (exclusive of the Floating Rate Classes) and the various respective REMIC regular interests corresponding to the Floating Rate Classes that would otherwise have accrued if the reinstated principal amounts had never been written off.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, an interest strip accrued at the related annual master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan. The master servicing fee for each underlying mortgage loan will be calculated on a 30/360 Basis. (3)	Compensation	First, out of recoveries of interest with respect to that mortgage loan and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account. (4)	Monthly
Additional Master Servicing Compensation/Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period.	Compensation	Interest payments made by the related mortgagor intended to cover interest accrued on the subject principal prepayment with respect to the subject mortgage loan during the period from and after the related due date	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any Loan Combination-specific custodial account.	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers.	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	Late payment charges and Default Interest actually collected with respect to any underlying mortgage loan in the trust fund during any collection period (and, in the case of an Outside Serviced Trust Mortgage Loan, passed through to the trust), but only to the extent that such late payment charges and Default Interest accrued while it was a non-specially serviced mortgage loan and are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Compensation	Payments of late payment charges and Default Interest made by mortgagors with respect to the underlying mortgage loans	Time to time
Outside Master Servicing Fee / Master Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, an interest strip accrued at the related outside master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject underlying mortgage loan. The outside master servicing fee for the Potomac Mills Mortgage Loan will be calculated on a 30/360 Basis, and the outside master servicing fee for the Och-Ziff Retail Portfolio Mortgage Loan will be calculated on a Actual/360 Basis.(5)	Compensation	Out of payments of interest with respect to the subject Outside Serviced Trust Mortgage Loan.	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan that is being specially serviced or as to which the related mortgaged real property has become an REO Property, an amount that, for any one-month period, is equal to one-twelfth of the product of (a) the annual special servicing fee rate, multiplied by (b) the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan. (6)	Compensation	Out of general collections on all the mortgage loans and any REO Properties in the trust.(4)	Time to time
Outside Special Servicing Fee / Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, an interest strip that accrues at the related outside special servicing fee rate on the principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan.(5)	Compensation	Out of payments and other collections on the related Outside Serviced Loan Combination, as applicable.	Time to time
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan that has been and continues to be worked-out, the workout fee rate of (i) 1.00% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000, multiplied by each collection of interest (other than Default Interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Compensation	Out of each collection of interest (other than Default Interest), principal and prepayment consideration received on the subject mortgage loan.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) and any Serviced Non-Trust Loan for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan), any Serviced Non-Trust Loan or REO Property for which the special servicer receives any Liquidation Proceeds an amount calculated by application of a liquidation fee rate of (i) 1.00% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000 to the related payment or proceeds (exclusive of Default Interest). (7)	Compensation	Out of the full, partial or discounted payoff obtained from the related borrower and/or Liquidation Proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest) in respect of the related specially serviced mortgage loan or related REO Property, as the case may be.	Time to time
Outside Service Trust Mortgage Loan Workout Fee and Liquidation Fee / Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement, which fees are calculated in substantially the same manner as the comparable fees under the series 2007-C6 pooling and servicing agreement, except that, in the case of each Outside Serviced Trust Mortgage Loan, the workout fee rate and liquidation fee rate are both 1.0%.	Compensation	Out of payments and other collections on the related Outside Serviced Loan Combination	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO Account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	Late payment charges and Default Interest actually collected with respect to any mortgage loan (and in the case of an Outside Serviced Trust Mortgage Loan, passed through to the trust), but only to the extent such late payment charges and Default Interest (a) accrued with respect to that mortgage loan while it was specially serviced or after the related mortgaged real property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed	Compensation	Late payment charges and Default Interest actually collected in respect of the underlying mortgage loans	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer (8)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees, defeasance fees and similar fees actually collected on the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans	Compensation	Related payments made by mortgagors with respect to the subject mortgage loans	Time to time
Trustee Fee / Trustee	With respect to each distribution date, an amount generally equal to one month’s interest at the annual trustee fee rate accrued on the Stated Principal Balance outstanding immediately prior to such distribution date of each and every underlying mortgage loan. (9)	Compensation	General collections on the mortgage pool on deposit in the trustee’s collection account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account, interest reserve account and floating rate account.	Compensation	Interest and investment income realized on funds deposited in the trustee’s collection account, interest reserve account and floating rate account (net of investment losses).	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	Reimbursement of expenses	Amounts on deposit in the custodial account or servicing accounts that represent (a) payments made by the related mortgagor to cover the item for which such servicing advance was made or (b) Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the particular mortgage loan or related REO Property, provided that if the master servicer, special servicer or trustee determines that a servicing advance is not recoverable out of collections on the related underlying mortgage, then such reimbursements shall be paid out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account (10)	Time to time
Interest on servicing advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding servicing advance	Payment of Interest on servicing advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account (11)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.	Reimbursement of P&I advances made with respect to the mortgage pool	Late collections of interest and principal (net of related master servicing, workout and liquidation fees) received in respect of the related underlying mortgage loan or REO Property as to which such P&I advance was made, provided that if the master servicer or trustee determines that a P&I advance is not recoverable out of collections on the related underlying mortgage, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding P&I advance	Payment of interest on P&I advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account (11)	Time to time
Unpaid expenses (other than interest on servicing advances or P&I advances, special servicing fees, workout fees and liquidation fees)	To the extent of funds available, the amount of any outstanding expenses.	Reimbursement of Expenses	Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent not applied to the payment of interest on outstanding servicing or P&I advances	Time to time
Reimbursement of costs and expenses for the remediation of adverse environmental conditions at any mortgaged real property / Special Servicer	To the extent of funds available, the costs and expenses in connection with the remediation of adverse environmental condition at any mortgaged real property that secures a defaulted mortgage loan in the trust (such costs and expenses will be incurred only if the Special Servicer has determined to acquire title or possession of the related mortgaged real property)	Reimbursement of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Cost of an independent appraiser or other expert in real estate matters	To the extent of funds available, the cost of such independent appraiser or other expert in real estate matters	Payment of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Fees of an independent contractor retained to manage an REO Property	To the extent of funds available, the amount of the fees of such independent contractor	Payment of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Servicing expenses, that would, if advanced by the master servicer or special servicer, constitute nonrecoverable servicing advances	To the extent of funds available, the amount of such servicing expense	Payment of servicing expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Amounts payable or reimbursable to a Non-Trust Noteholder or a servicer of an Outside Serviced Trust Mortgage Loan	Amounts (other than normal monthly payments) specifically payable or reimbursable to such party by the trust in its capacity as holder of the related underlying mortgage loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement	Payment or reimbursement or amounts payable by the trust	General collections on deposit in the master servicer’s custodial account.	Time to time
Reimbursement of nonrecoverable advances and interest thereon / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any P&I advance or servicing advance, and interest thereon, that the advancing party has determined to be not recoverable out of collections on the related underlying mortgage loan	Reimbursement of Expenses	First, out of amounts on deposit in the custodial account that represent payments or collections of principal on the mortgage pool, and second, out of any other payments and/or collections on the mortgage pool.	Time to time
Indemnification of expenses in connection with the termination and removal of the master servicer or the special servicer as a result of an Event of Default / the applicable party to the pooling and servicing agreement	Any cost or expenses in connection with any actions taken by any party to the pooling and servicing agreement with respect to the termination and removal of the master servicer or special servicer following an Event of Default (if not paid by the defaulting party within 90 days after notice of such costs and expenses).	Indemnification	General collections on deposit in the master servicer’s custodial account.	Time to time
Cost of transferring mortgage files and related documents to a successor trustee / trustee	The cost of transferring mortgage files and related documents to a successor trustee	Payment of expenses	General collections on deposit in the master servicer’s custodial account.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Cost of opinions or advice of counsel / Party incurring such expense	To the extent of funds available, the cost of such opinions of counsel or advice of counsel	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s collection account or the master servicer’s custodial account (4)	Time to time
Payment of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust / Party payment such expense and related expenses	The amount of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses	Payment of taxes and related expenses	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Indemnification Expenses / Tax Administrator	The amount of any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities	Indemnification	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Funds necessary for the proper operation, management, leasing, maintenance and disposition of any administered REO Property / Special Servicer	To the extent of funds available, the amount of the expenses for the proper operation, management, leasing, maintenance and disposition of such REO Property	Payment of expenses	Amounts on deposit in the account established by the special servicer for the retention of revenues and other proceeds derived from such REO Property (4)	Time to time
The cost or expenses incurred in connection with determining the identity of the series 2007-C6 controlling class representative	The amount of such cost or expenses	Indemnification of expenses	Out of the trust funds (in any event, out of amounts otherwise payable with respect to the series 2007-C6 controlling class certificates)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Indemnification Expenses / Trustee and any director, officer, employee or agent of the Trustee	Any loss, liability or reasonable ‘‘out-of-pocket’’ expense arising out of, or incurred in connection with the series 2007-C6 pooling and servicing agreement, the series 2007-C6 certificates (provided that such loss, liability or expense constitutes an ‘‘unanticipated expense’’ within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii)) (12)	Indemnification	Amounts on deposit on the master servicer’s custodial account and the trustee’s collection account (and, to the extent that a Loan Combination or any related REO Property is affected, such indemnity will be payable out of the related Loan Combination custodial account)	Time to time
Indemnification Expenses / Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of Depositor, Master Servicer or Special Servicer	Any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to the series 2007-C6 pooling and servicing agreement or the series 2007-C6 certificates (12)	Indemnification	Amounts on deposit on the master servicer’s custodial account (13)	Time to time
Servicing Advances Interest on Servicing Advances, Servicing Expenses and Indemnification Expenses / Master Servicer or Special Servicer of an Outside Serviced Trust Mortgage Loan	Substantially the same as corresponding items under the series 2007-C6 pooling and servicing agreement	Fees, Expenses and Indemnification	Payable out of collections on the related Outside Serviced Loan Combination (14)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series 2007-C6 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.
(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the series 2007-C6 certificates.
(3)	The master servicing fee rate payable with respect to each Outside Serviced Trust Mortgage Loan under the series 2007-6 pooling and servicing agreement will equal 0.01% per annum. The master servicing fee rate payable with respect to the other underlying mortgage loans will range, on a loan-by-loan basis, from 0.02% per annum to 0.08% per annum. See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expense—The Principal Master Servicing Compensation’’ in this offering prospectus.
(4)	In the case of a mortgage loan in a Loan Combination, first, out of amounts on deposit in the Loan Combination-specific custodial account.
(5)	The outside master servicing fee rate for the Potomac Mills Mortgage Loan will equal 0.01% per annum and the outside special servicing fee rate for the Potomac Mills Mortgage Loan will equal 0.35% per annum. The outside master servicing fee rate for the Och-Ziff Retail Portfolio Mortgage Loan will equal 0.01% per annum and the outside special servicing fee rate for the Och-Ziff Retail Portfolio Mortgage Loan will equal 0.25% per annum.
(6)	The special servicing fee rate for each mortgage loan serviced under the series 2007-C6 pooling and servicing agreement will equal (i) 0.25% per annum when the loan balance is less than $25,000,000 and (ii) 0.15% per annum when the loan balance is greater than or equal to $25,000,000. See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee’’ in this offering prospectus.
(7)	Circumstances as to when a liquidation fee is not payable are set forth under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee’’ in this offering prospectus.
(8)	Allocable between the master servicer and the special servicer as provided in the series 2007-C6 pooling and servicing agreement.
(9)	The trustee fee rate will equal 0.00053% per annum. See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Trustee Compensation’’ in this offering prospectus. The trustee fee will be calculated on a 30/360 Basis.
(10)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such servicing advance will generally be paid out of amounts on deposit in the related Serviced Loan Combination-specific account that represent payments made by the related mortgagor to cover the item for which such servicing advance was made, and amounts on deposit in the related Serviced Loan Combination-specific account that represent Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the subject Serviced Loan Combination or any related REO Property, provided that if the party entitled to the reimbursement of such servicing advance has made a determination that such servicing advance is nonrecoverable, then such servicing advance shall generally be paid out of amounts on deposit in the master servicer’s custodial account.
(11)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such amounts will generally be paid out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Serviced Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to holders of the mortgage loans comprising the subject Serviced Loan Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Serviced Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans (or, in the case of interest on P&I advances, to the holder(s) of any Subordinate Non-Trust Mortgage Loan(s)) comprising the subject Serviced Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender

Agreement) from such amounts otherwise so distributable; and, third, as and to the extent provided in the series 2007-C6 pooling and servicing agreement, out of general collections on the mortgage pool.
(12)	In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2007-C6 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2007-C6 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2007-C6 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2007-C6 pooling and servicing agreement, or allocable overhead.
(13)	If a Serviced Loan Combination is involved, such indemnity will be payable out of the related Serviced Loan Combination-specific custodial account and, if and to the extent not solely attributable to the Serviced Non-Trust Loan(s) included in such Loan Combination, will also be payable out of the master servicer’s custodial account if amounts on deposit in the related Serviced Loan Combination-specific account are insufficient therefor.
(14)	In the case of the Outside Serviced Loan Combinations, the trust must bear its pro rata share of any servicing advance, together with interest thereon, not otherwise recoverable out of collections on that Loan Combination.

Reports to Certificateholders; Available Information

Certificateholder Reports.    Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under ‘‘—Information Available Electronically’’ below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

•	A distribution date statement containing substantially the information contained in Annex D to this offering prospectus.

•	A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

•	A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this offering prospectus, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

The master servicer or the special servicer, as specified in the series 2007-C6 pooling and servicing agreement, is required to deliver to the trustee (or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under ‘‘—Information Available Electronically,’’ a copy of each of the following reports, among others, with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Outside Serviced Trust Mortgage Loans) and the corresponding mortgaged real properties:

•	a CMSA delinquent loan status report;

•	a CMSA historical loan modification and corrected mortgage loan report;

•	a CMSA REO status report;

•	a CMSA servicer watch list;

•	a loan payoff notification report;

•	a CMSA comparative financial status report;

•	a CMSA loan level reserve/LOC report;

•	a CMSA loan periodic update file;

•	a CMSA loan setup file;

•	a CMSA advance recovery report;

•	a CMSA property file;

•	a CMSA special servicer loan file;

•	a CMSA total loan report; and

•	a CMSA financial file.

In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

•	with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

•	with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA’s internet website, located at www.cmbs.org.

Recipients of the reports described above in this ‘‘—Reports to Certificateholders; Available Information’’ section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws and may be required to execute a confidentiality and indemnification agreement. Notwithstanding the foregoing, any information made available by or duplicated in filings made pursuant to the Exchange Act is required to be and will be made available to anyone.

With respect to each of the Outside Serviced Trust Mortgage Loans, the reports required to be delivered to the holder of those mortgage loans by the applicable master servicer, pursuant to the governing servicing agreement, are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2007-C6 pooling and servicing agreement. To the extent any such information with respect to an Outside Serviced Trust Mortgage Loan or the related mortgaged real property is received from the master servicer under the related governing servicing agreement, the series 2007-C6 master servicer is required to aggregate that information with the CMSA reports the series 2007-C6 master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under ‘‘—Information Available Electronically.’’ The obligation of the series 2007-C6 master servicer and/or the trustee to remit any reports or information identified in this ‘‘—Reports to Certificateholders; Available Information’’ section with respect to an Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing that mortgage loan, upon which information the master servicer and the trustee may conclusively rely.

Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2007-C6 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller, a servicer of an Outside Serviced Trust Mortgage Loan or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Book-Entry Certificates.    If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee’s internet website.

Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2007-C6 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2007-C6 certificates are registered on the books and records of the certificate registrar.

Information Available Electronically.    The trustee will make available each month, for the relevant reporting periods, to the series 2007-C6 certificateholders and beneficial owners of series 2007-C6 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee’s internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2007-C6 pooling and servicing agreement from the person(s) seeking access. The trustee’s internet website will initially be located at www.etrustee.net.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See ‘‘Description of the Certificates—Incorporation of Certain Documents by Reference; Reports Filed with the SEC’’ in the accompanying base prospectus.

The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Requests for this information should be made to the trustee at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Manisha Sharma, telephone number (312) 904-8845.

The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the series 2007-C6 pooling and servicing agreement.

Upon notice from the underwriters that the non-offered classes of series 2007-C6 certificates have been sold by them, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series 2007-C6 certificateholders.

None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Other Information.    The series 2007-C6 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

•	the final prospectus supplement, the accompanying base prospectus and any other disclosure documents relating to the non-offered classes of the series 2007-C6 certificates, in the form most recently provided by us or on our behalf to the trustee;

•	the series 2007-C6 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

•	all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2007-C6 certificateholders since the Issue Date;

•	all statements of compliance delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this offering prospectus;

•	all assessment reports and attestation reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this offering prospectus;

•	the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

•	the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

•	upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2007-C6 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this offering prospectus;

•	upon request, except in the case of an Outside Serviced Trust Mortgage Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2007-C6 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this offering prospectus; and

•	with respect to each Outside Serviced Trust Mortgage Loan, the governing servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the trust as holder of the Outside Serviced Trust Mortgage Loan.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

•	in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2007-C6 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

•	in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2007-C6 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

Voting Rights

The voting rights for the series 2007-C6 certificates will be allocated among the respective classes of those certificates as follows:

•	99% of the voting rights will be allocated among the holders of the various classes of series 2007-C6 certificates that have principal balances, pro rata in accordance with those principal balances;

•	1% of the voting rights will be allocated among the holders of the class X-CL , X-CP and X-W certificates, pro rata in accordance with their respective notional amounts; and

•	0% of the voting rights will be allocated among the holders of the series 2007-C6 REMIC residual certificates.

Voting rights allocated to a class of series 2007-C6 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

The obligations created by the series 2007-C6 pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

2.	the purchase of all of the mortgage loans and REO Properties remaining in the trust by any single certificateholder or group of certificateholders of the series 2007-C6 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc., in that order of preference.

Written notice of termination of the series 2007-C6 pooling and servicing agreement will be given to each series 2007-C6 certificateholder. The final payment with respect to each series 2007-C6 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2007-C6 certificate registrar or at any other location specified in the notice of termination.

Any purchase by any single holder or group of holders of the controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

•	the sum of—

1.	the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

2.	the appraised value of all REO Properties then included in the trust,

minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2007-C6 pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2007-C6 certificates. However, the rights of any single holder or group of holders of the series 2007-C6 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial total principal balance of the series 2007-C6 principal balance certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-C6 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2007-C6 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G certificates and the Floating Rate Certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2007-C6 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2007-C6 pooling and servicing agreement, in connection with an exchange of all the remaining series 2007-C6 certificates for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any offered certificate will depend on:

•	price at which the certificate is purchased by an investor, and

•	the rate, timing and amount of payments on the certificate.

The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

•	the pass-through rate for the certificate, which will be fixed or variable, as described in this offering prospectus,

•	the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘—Rate and Timing of Principal Payments’’ below.

Pass-Through Rates.    If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments.    The yield to maturity of the class X-CP and X-W certificates will be extremely sensitive to, and the yield to maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2007-C6 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amounts of the class X-CP and X-W certificates are reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2007-C6 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X-CP or X-W certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

The yield to investors on the class X-CP and X-W certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. A payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of any class of series 2007-C6 principal balance certificates will result in a reduction of the total notional amount of the class X-W certificates and may result in a reduction of the total notional amount of the class X-CP certificates. If you are considering the purchase of class X-CP and/or X-W certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the respective pass-through rates for, and yields on, the class X-CP and X-W certificates will, in the case of each of those classes, vary with changes in the relative sizes of the Class X-CP Components or Class X-W Components, as the case may be.

Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

Delinquencies and Defaults on the Mortgage Loans.    The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

If—

•	you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Any reduction of the total principal balance of a class of series 2007-C6 principal balance certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense may will result in a reduction in the total notional amount of the class X-W certificates and will result in a reduction in the total notional amount of the class X-CP certificates.

Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute part of the Available P&I Funds, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute part of the Available P&I Funds. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto.

The Effect of Loan Groups.    The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates and the REMIC regular interests corresponding to certain Floating Rate Classes. As a result, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2. In addition, the holders of the class A-1A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2 and, prior to the retirement of the class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4 and A-4FL certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

Relevant Factors.    The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that require the payment of prepayment premiums and yield maintenance charges,

2.	provisions that impose prepayment lock-out periods, and

3.	amortization terms that require balloon payments;

•	the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

•	the quality of management of the mortgaged real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See ‘‘Risk Factors,’’ ‘‘Description of the Mortgage Pool’’, ‘‘The Series 2007-C6 Pooling and Servicing Agreement’’, ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying base prospectus.

The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

We make no representation or warranty regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the underlying mortgage loans.

Unpaid Interest.    If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Available P&I Funds on those subsequent distribution dates and the priority of payments described under ‘‘Description of the Offered Certificates —Payments—Priority of Payments’’ in this offering prospectus. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

Delay in Payments.    Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Yield Sensitivity

The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 99 24/32%.

We calculated the yields set forth in the tables on Annex C-1 by—

•	determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

•	converting those monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the ‘‘PSA Standard Formulas.’’ The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class X-CP and X-W certificates, just payments of interest), and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this offering prospectus is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this offering prospectus is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that—

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

•	the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

•	the total purchase prices of the offered certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

Weighted Average Lives

The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this offering prospectus, the weighted average life of any offered certificate with a principal balance is determined as follows:

•	multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

•	sum the results; and

•	divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate. The weighted average life of any offered certificate with a principal balance may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

Payments of principal will be made with respect to the various classes of series 2007-C6 principal balance certificates and/or, in the case of the Floating Rate Classes, the various corresponding REMIC regular interests in the order described under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus. Because of the order in which those payments of principal are made, the weighted average lives of some classes of offered certificates with principal balances will be shorter, and the weighted average lives of the other classes of offered certificates with principal balances will be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2007-C6 principal balance certificates (or, in the case of the Floating Rate Classes, the corresponding REMIC regular interests).

The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X-CP and X-W certificates)—

•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex C-2. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C-2 and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Modeling Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

We make no representation that—

•	the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this offering prospectus at any of the CPRs shown or at any other particular prepayment rate,

•	all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this offering prospectus at the same rate, or

•	mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the offered certificates will be used by us to—

•	purchase the mortgage loans that we will include in the trust, and

•	pay expenses incurred in connection with the issuance of the series 2007-C6 certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-C6 pooling and servicing agreement and the governing servicing agreement for each Outside Serviced Trust Mortgage Loan, and subject to any other assumptions set forth in the opinion, each REMIC created in compliance with the terms of the series 2007-C6 pooling and servicing agreement will qualify as a REMIC under Section 860A through 860G the Internal Revenue Code.

In addition, in the opinion of Thacher Proffitt & Wood LLP, with respect to each Floating Rate Class, the corresponding REMIC regular interest, the related interest rate swap agreement and the applicable sub-account of the trustee’s floating rate account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of chapter 1 of the Internal Revenue Code, and the applicable Floating Rate Certificates will represent undivided beneficial ownership interests in that grantor trust.

For federal income tax purposes,

•	the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP, X-W, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates and the respective REMIC regular interests corresponding to the Floating Rate Classes will evidence or constitute regular interests in, and will generally be treated as debt obligations of, a REMIC,

•	the certificates comprising any particular Floating Rate Class will represent undivided beneficial ownership interests in the grantor trust consisting of the corresponding REMIC regular interest, the related interest rate swap agreement and the applicable sub-account of the trustee’s floating rate account; and

•	each class of the series 2007-C6 REMIC residual certificates will evidence the sole class of residual interests in a REMIC.

For federal income tax purposes, the class X-CL, X-CP and X-W certificates will evidence multiple regular interests in a REMIC.

Discount and Premium; Prepayment Consideration

For federal income tax reporting purposes, the class X-CP and X-W certificates will, and the other classes of offered certificates may, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X-CP or X-W certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X-CP or X-W certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying base prospectus.

When determining the rate of accrual of market discount and premium, if any, with respect to the series 2007-C6 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, the offered certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a ‘‘domestic building and loan association’’ under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a ‘‘loan secured by an interest in real property’’ or a ‘‘real estate asset’’ and interest on that loan would not constitute ‘‘interest on obligations secured by real property’’ for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

See ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates’’ in the accompanying base prospectus.

Constructive Sales of Class X-CP and X-W Certificates

Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X-CP and X-W certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

Prohibited Transactions Tax and Other Taxes

In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as ‘‘service’’ or ‘‘non-service’’ income. The ‘‘service’’ portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2007-C6 certificateholders.

See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—REO Properties’’ in this offering prospectus and ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences—REMICs’’ in the accompanying base prospectus.

ERISA CONSIDERATIONS

If you are—

•	a fiduciary of a Plan, or

•	any other person investing ‘‘plan assets’’ of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a ‘‘prohibited transaction’’ or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See ‘‘ERISA Considerations’’ in the accompanying base prospectus.

If a Plan acquires a series 2007-C6 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See ‘‘ERISA Considerations—Plan Asset Regulations’’ in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered ‘‘plan assets’’ if less than 25% of the value of each class of equity interests is held by ‘‘benefit plan investors,’’ which include Plans, as well as entities holding ‘‘plan assets,’’ but this exception will be tested immediately after each acquisition of a series 2007-C6 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2007-C6 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2007-C6 certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust’s underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited Transaction Exemptions 2000-58, 2002-41 and 2007-05. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch, Moody’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.);

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the series 2007-C6 pooling and servicing agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P, Fitch and Moody’s. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

The Underwriter Exemption also requires that the trust meet the following requirements:

•	the trust assets must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch, Moody’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) (each, an ‘‘Exemption Rating Agency’’) for at least one year prior to the Plan’s acquisition of an offered certificate; and

•	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this offering prospectus.

Under the Underwriter Exemption, the loan-to-value ratio or combined loan-to-value ratio of any loan held in the trust may not exceed 100% as of the Issue Date.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, any party responsible for servicing an Outside Serviced Trust Mortgage Loan, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

•	the continued holding of an offered certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption specified below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•	The direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of securities between the issuing entity or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the issuing entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not an Excluded Plan; (b) each Plan’s investment in each class of series 2007-C6 certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the offered certificates, no more than

25% of the assets over which the fiduciary has investment authority are invested in securities of the issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of series 2007-C6 certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

•	The direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan or with Plan assets provided that the conditions in (2)(a), (c) and (d) above are met; and

•	The continued holding of offered certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

There can be no assurance that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more classes of series 2007-C6 certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the issuing entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower have investment discretion are advised to consult with counsel before acquiring any offered certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of—

•	providing services to the Plan, or

•	having a specified relationship to this person,

solely as a result of the Plan’s ownership of offered certificates.

Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

Upon initial issuance, the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, X-CP and X-W certificates will, and the class E and F certificates will not, be mortgage related securities for purposes of SMMEA. Otherwise, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates—

•	are legal investments for them, or

•	are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the accompanying base prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters will agree, severally and not jointly, to purchase from us, and we will agree to sell to them, their respective allotments, in each case if any, of the offered certificates. Not every underwriter will have an obligation to acquire the offered certificates. We will disclose in the final prospectus supplement relating to the offered certificates the dollar amount of the expected proceeds to us from the sale of the offered certificates, before deducting expenses payable by us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about August 30, 2007, against payment for them in immediately available funds.

The underwriting agreement will provide that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

•	the receipt of various legal opinions; and

•	the satisfaction of various conditions, including that—

1.	no stop order suspending the effectiveness of our registration statement is in effect, and

2.	no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

Each underwriter will represent to and agree with us that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter will represent to and agree with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of series 2007-C6 certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the series 2007-C6 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2007-C6 certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of series 2007-C6 certificates to the public’’ in relation to any series 2007-C6 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2007-C6 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2007-C6 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriting agreement will provide that we must indemnify the underwriters, and that under limited circumstances the underwriters must indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in various free writing prospectuses and the prospectus supplement relating to the offered certificates, this offering prospectus, the accompanying base prospectus or our registration statement.

We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See ‘‘Risk Factors—Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates’’ in the accompanying base prospectus.

With respect to this offering, Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and co-bookrunner, UBS Securities LLC is acting as co-lead manager and co-bookrunner and Banc of America Securities LLC is acting as co-manager.

LEGAL MATTERS

Particular legal matters relating to the offered certificates will be passed upon for us by Thacher Proffitt & Wood LLP, New York, New York and for all of the underwriters by Thacher Proffitt & Wood LLP, New York, New York and for UBS Securities LLC by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective classes of offered certificates be rated as set forth in the table on page 7 of this offering prospectus.

The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class X-CP and X-W certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust,

•	whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

•	whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

•	whether and to what extent prepayment premiums, yield maintenance charges, or Default Interest will be received, and

•	the yield to maturity that investors may experience.

Also, a security rating does not represent any assessment of the possibility that the holders of the class X-CP and/or X-W certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

In general, ratings address credit risk and not prepayment risk. As described in this offering prospectus, the amounts payable with respect to the class X-CP and X-W certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X-CP and X-W certificates receive only a single month’s interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class X-CP and X-W certificates. The ratings of the class X-CP and X-W certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P, Fitch or Moody’s.

See ‘‘Rating’’ in the accompanying base prospectus.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this offering prospectus, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this offering prospectus.

‘‘30/360 Basis’’ means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

‘‘100 Wall Street Aggregate Bridge Mezzanine Loans’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘100 Wall Street Borrower’’ means the borrower under the 100 Wall Street Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘100 Wall Street Bridge Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘100 Wall Street Mezzanine Borrowers’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘100 Wall Street Mezzanine Loans’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘100 Wall Street Mortgage Loan’’ means the underlying mortgage loan secured by the 100 Wall Street Mortgaged Property.

‘‘100 Wall Street Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 100 Wall Street.

‘‘100 Wall Street Senior Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘100 Wall Street Subordinate Bridge Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘A/B Loan Combination’’ means a Loan Combination consisting solely of an underlying mortgage loan and one or more Subordinate Non-Trust Loans.

‘‘Actual/360 Basis’’ means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

‘‘Addison Tower Co-Lender Agreement’’ means the Co-Lender Agreement for the Addison Tower Loan Combination.

‘‘Addison Tower Loan Combination’’ means, collectively, the Addison Tower Mortgage Loan and the Addison Tower Non-Trust Loan.

‘‘Addison Tower Mortgage Loan’’ means the underlying mortgage loan secured by the Addison Tower Mortgaged Property.

‘‘Addison Tower Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Addison Tower.

‘‘Addison Tower Non-Trust Loan’’ means the Non-Trust Loan secured by the Addison Tower Mortgaged Property.

‘‘Addison Tower Non-Trust Loan Noteholders’’ means the holders of the promissory notes for the Addison Tower Non-Trust Loan.

‘‘Additional Trust Fund Expense’’ means an expense of the trust that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not required to be paid by any party to the series 2007-C6 pooling and servicing agreement,

•	is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

•	is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Non-Trust Loan, and

•	causes a shortfall in the payments of interest or principal on any class of series 2007-C6 certificates.

We provide some examples of Additional Trust Fund Expenses under ‘‘Description of the Offered Certificates— Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Administrative Cost Rate’’ means, with respect to each mortgage loan in the trust, the sum of—

•	the per annum rate at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2007-C6 pooling and servicing agreement, and

•	the per annum rate at which the monthly trustee fee is calculated under the series 2007-C6 pooling and servicing agreement, and

•	solely with respect to an Outside Serviced Trust Mortgage Loan, the per annum rate at which the applicable servicing fee for the subject Outside Serviced Trust Mortgage Loan is calculated (on a 30/360 Basis, in the case of the Potomac Mills Mortgage Loan, or an Actual/360 Basis, in the case of the Och-Ziff Retail Portfolio Mortgage Loan) under the applicable pooling and servicing agreement.

‘‘ADR’’ means average daily rate.

‘‘Appraisal Reduction Amount’’ means, for any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of ‘‘x’’ over ‘‘y’’ where—

•	‘‘x’’ is equal to the sum of:

1.	the Stated Principal Balance of the mortgage loan;

2.	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

3.	all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

4.	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the series 2007-C6 pooling and servicing agreement;

5.	any other unpaid items that could become Additional Trust Fund Expenses in respect of the mortgage loan; and

6.	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

•	‘‘y’’ is equal to the sum of:

1.	the excess, if any, of—

(a)	90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its review of the related appraisal and other relevant information), over

(b)	the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

2.	the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that—

(a)	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

(b)	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month period following the date of determination, and

(c)	may be used to reduce the principal balance of the mortgage loan; and

3.	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

If, however, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan)—

•	an Appraisal Trigger Event occurs,

•	no appraisal or other valuation estimate, as described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Required Appraisals,’’ is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

•	either—

1.	no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that would, in the special servicer’s judgment, materially affect the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

Each Appraisal Reduction Amount for a mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal Trigger Event has occurred during the preceding three-month period; and no Appraisal Reduction Amount will exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Consistent therewith, any Appraisal Reduction Amount or the equivalent under the series 2007-C1 pooling and servicing agreement with respect to the Och-Ziff Retail Portfolio Loan Combination will be calculated in a manner substantially the same as that described above, and any Appraisal Reduction Amount or the equivalent under the series 2007-C33 pooling and servicing agreement with respect to the Potomac Mills Loan Combination will be calculated in a manner substantially the same as that described above. If a Pari Passu Non-Trust Loan included in a Serviced Loan Combination is securitized, then interest on related delinquency advances will be taken into account in calculating any related Appraisal Reduction Amount.

Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination as follows—

•	with respect to each Pari Passu Loan Combination, any resulting Appraisal Reduction Amount will be allocated, on a pro rata basis by balance, between the underlying mortgage loan and the Pari-Passu Non-Trust Loan(s) in the subject Loan Combination; and

•	with respect to each Senior/Subordinate Loan Combination, any resulting Appraisal Reduction Amount will be allocated, first, to the related Subordinate Non-Trust Loan(s), up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the subject Subordinate Non-Trust Loan(s), and then, on a pro rata basis by balance, between the underlying mortgage loan and any Pari-Passu Non-Trust Loan(s) in the subject Loan Combination.

‘‘Appraisal Trigger Event’’ means, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) or any Serviced Non-Trust Loan, any of the following events:

•	the mortgage loan has been modified by the special servicer in a manner that—

1.	affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

2.	except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

•	the mortgage loan is delinquent—

1.	except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

2.	solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

•	a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the mortgaged real property securing the mortgage loan becomes an REO Property; or

•	the mortgage loan remains outstanding five years after any extension of its maturity.

Appraisal Trigger Events or the equivalent with respect to the Potomac Mills Mortgage Loan will be as set forth in, and appraisals of the Potomac Mills Mortgaged Properties will be conducted under, the pooling and servicing agreement for the Series 2007-C33 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

Appraisal Trigger Events or the equivalent with respect to the Och-Ziff Retail Portfolio Mortgage Loan will be as set forth in, and appraisals of the Och-Ziff Retail Portfolio Mortgaged Properties will be conducted under, the pooling and servicing agreement for the Series 2007-C1 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

‘‘Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2007-C6 certificates on each distribution date. The Available P&I Funds are more particularly described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Accounts—Collection Account—Withdrawals’’ in this offering prospectus.

‘‘Balloon Balance’’ has the same meaning as ‘‘Maturity Balance.’’

‘‘Balloon Loan’’ means any mortgage loan in the trust that by its original terms or by virtue of any modification entered into as of the Issue Date provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

‘‘Bear Canyon Co-Lender Agreement’’ means the Co-Lender Agreement for the Bear Canyon Loan Combination.

‘‘Bear Canyon Loan Combination’’ means, collectively, the Bear Canyon Mortgage Loan and the Bear Canyon Non-Trust Loan.

‘‘Bear Canyon Mortgage Loan’’ means the underlying mortgage loan secured by the Bear Canyon Mortgaged Property.

‘‘Bear Canyon Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Bear Canyon.

‘‘Bear Canyon Non-Trust Loan’’ means the Non-Trust Loan secured by the Bear Canyon Mortgaged Property.

‘‘Bear Canyon Non-Trust Loan Noteholders’’ means the holder of the promissory note for the Bear Canyon Non-Trust Loan.

‘‘Capital Imp. Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

‘‘CBE’’ means corporate bond equivalent.

‘‘CERCLA’’ means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

‘‘Class A-AB Planned Principal Balance’’ means, for any distribution date, the scheduled principal balance for the class A-AB certificates specified for that distribution date on Annex F to this offering prospectus. However, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to—and, furthermore, following retirement of the class A-1, A-2, A-2FL, A-3 and A-3FL certificates, there can be no assurance that the total principal balance of the class A-AB certificates will not be less than—the scheduled principal balance that is specified for such distribution date on Annex F to this offering prospectus.

‘‘Class A Senior Principal Payment Cross-Over Date’’ means the first distribution date as of the commencement of business on which—

•	the class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL and A-1A certificates, or any two or more of those classes, remain outstanding, and

•	the total principal balance of the class A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under ‘‘Description of the Offered Certificates— Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Class X-CL Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates—Payments— Calculation of Pass-Through Rates’’ in this offering prospectus.

‘‘Class X-CL Percentage’’ has the meaning assigned thereto under ‘‘Description of the Certificates—General’’ in this offering prospectus.

‘‘Class X-CP Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates—Payments— Calculation of Pass-Through Rates’’ in this offering prospectus.

‘‘Class X-W Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates—Payments— Calculation of Pass-Through Rates’’ in this offering prospectus.

‘‘Class X-W Percentage’’ has the meaning assigned thereto under ‘‘Description of the Certificates—General’’ in this offering prospectus.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘CMBS’’ means commercial and multifamily mortgaged-backed securities.

‘‘CMSA’’ means the Commercial Mortgage Securities Association.

‘‘Co-Lender Agreement’’ means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the promissory notes that evidence the subject Loan Combination, and that is described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

‘‘Condemnation Proceeds’’ means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘CPI’’ means consumer price index.

‘‘CPR’’ means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this offering prospectus.

‘‘CSI’’ means Centerline Servicing Inc.

‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Cut-off Date LTV Ratio’’ and ‘‘Cut-off Date LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the Innkeeper Portfolio Mortgage Loan, the Potomac Mills Mortgage Loan and the Och-Ziff Retail Portfolio Mortgage Loan), the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this offering prospectus, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan); and

•	with respect to any of the Innkeeper Portfolio Mortgage Loan, the Potomac Mills Mortgage Loan and the Och-Ziff Retail Portfolio Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this offering prospectus, together with the cut-off date principal balance of any related Pari-Passu Non-Trust Loan(s), to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus.

‘‘Cut-off Date U/W NCF DSCR’’ means, with respect to any mortgage loan in the trust, the U/W NCF DSCR, except that for any underlying mortgage loan that provides for payments of interest only for a specified period ending prior to the maturity date, Cut-off Date U/W NCF DSCR is equal to the Underwritten Net Cash Flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that would accrue in respect of that underlying mortgage loan (or, in the case of an underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, that would accrue in respect of that underlying mortgage loan and the related Pari Passu Non-Trust Loan(s)) during the 12-month period following the cut-off date based on the related cut-off date principal balance and mortgage interest rate.

‘‘D(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

‘‘Default Interest’’ means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of all interest accrued on the subject mortgage loan at the related mortgage interest rate.

‘‘Discount Rate’’ means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the ‘‘Yield Maintenance Treasury Rate’’ when compounded semi-annually. The ‘‘Yield Maintenance Treasury Rate’’ means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date of the relevant prepaid mortgage loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

‘‘DSCR’’ means debt service coverage ratio.

‘‘Effective Gross Income,’’ ‘‘EGI’’ and ‘‘U/W EGI’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	allowances for vacancies, concessions and credit losses.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were generally determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of EGI.

In determining the ‘‘revenue’’ component of EGI for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of EGI for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual effective gross income for a mortgaged property may be less than the EGI presented with respect to that property in this offering prospectus.

For more detailed information regarding the EGI with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘Euroclear’’ means The Euroclear System.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Excluded Plan’’ means any Plan with respect to which any member of the Restricted Group is a ‘‘plan sponsor’’ within the meaning of section 3(16)(B) of ERISA.

‘‘Exemption-Favored Party’’ means any of—

•	Lehman Brothers Inc.,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

‘‘FF&E’’ means furniture, fixtures and equipment.

‘‘Fitch’’ means Fitch, Inc.

‘‘Floating Rate Certificates’’ means, collectively, the class A-2FL, A-3FL, A-4FL, A-MFL and A-JFL certificates.

‘‘Floating Rate Class’’ means a class of Floating Rate Certificates.

‘‘FSMA’’ means the Financial Services and Markets Act 2000.

‘‘GAAP’’ means generally accepted accounting principles in the United States of America.

‘‘GLA’’ means gross leasable area.

‘‘Government Securities’’ means government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

‘‘Greensboro Park Aggregate Bridge Mezzanine Loans’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘Greensboro Park Borrower’’ means the borrower under the Greensboro Park Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Greensboro Park Bridge Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘Greensboro Park Mezzanine Borrowers’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘Greensboro Park Mezzanine Loans’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘Greensboro Park Mortgage Loan’’ means the underlying mortgage loan secured by the Greensboro Park Mortgaged Property.

‘‘Greensboro Park Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Greensboro Park.

‘‘Greensboro Park Senior Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘Greensboro Park Subordinate Bridge Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘Initial Loan Group 1 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 1, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Loan Group 2 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 2, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Mortgage Pool Balance’’ means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Innkeepers Portfolio Borrowers’’ means the borrowers under the Innkeepers Portfolio Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Innkeepers Portfolio Co-Lender Agreement’’ means the Co-Lender Agreement for the Innkeepers Portfolio Loan Combination.

‘‘Innkeepers Portfolio Loan Combination’’ means, collectively, the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Non-Trust Loan.

‘‘Innkeepers Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Innkeepers Portfolio Mortgaged Property.

‘‘Innkeepers Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Innkeepers Portfolio.

‘‘Innkeepers Portfolio Non-Trust Loan’’ means the Non-Trust Loan secured by the Innkeepers Portfolio Mortgaged Property, which Non-Trust Loan is, at all times, pari passu in right of payment with the Innkeepers Portfolio Mortgage Loan.

‘‘Innkeepers Portfolio Non-Trust Loan Noteholder’’ means the holder of the promissory note for the Innkeepers Portfolio Non-Trust Loan.

‘‘Insurance Proceeds’’ means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Islandia Shopping Center Borrower’’ means the borrower under the Islandia Shopping Center Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Islandia Shopping Center Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Islandia Shopping Center Mortgage Loan’’ means the underlying mortgage loan secured by the Islandia Shopping Center Mortgaged Property.

‘‘Islandia Shopping Center Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Islandia Shopping Center.

‘‘Issue Date’’ means the date of initial issuance for the series 2007-C6 certificates, which will be on or about August 30, 2007.

‘‘LaSalle’’ means LaSalle Bank National Association.

‘‘LBHI’’ means Lehman Brothers Holdings Inc.

‘‘Lease Termination Payments’’ means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

‘‘Lehman,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means LBHI or any affiliate of LBHI.

‘‘Lehman Mortgage Loan’’ means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

‘‘Lehman Mortgage Loan Seller’’ means, individually and collectively, LBHI and each of our other affiliates, if any, that transferred mortgage loans to us for inclusion in the trust.

‘‘Liquidation Proceeds’’ means, in general, all cash proceeds received and retained by the trust in connection with—

•	the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

•	the repurchase of any mortgage loan or any portion thereof by us or the applicable mortgage loan seller, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus;

•	the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Fair Value Option’’ in this offering prospectus;

•	the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2007-C6 controlling class or the master servicer, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

•	the sale of an REO Property.

‘‘LNR’’ means LNR Property Holdings Ltd.

‘‘LNR Partners’’ means LNR Partners, Inc.

‘‘Loan Combination’’ means each of the ‘‘Loan Combinations’’ described, and identified in the chart, under ‘‘Description of the Mortgage Pool—Loan Combinations— General’’ in this offering prospectus.

‘‘Loan Combination Controlling Party’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus.

‘‘Loan Group 1’’ means the group of mortgage loans designated as such and described under ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus.

‘‘Loan Group 2’’ means the group of mortgage loans designated as such and described under ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus.

‘‘Loan per Bed’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a healthcare property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of any underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loan(s)), divided by the number of beds at or in the related mortgaged real property.

‘‘Loan per SF,’’ ‘‘Loan per Sq. Ft.’’ and ‘‘Loan per Square Foot’’ each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of any underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loan(s)), divided by the net rentable square foot area of the related mortgaged real property.

‘‘Loan per Unit’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of any underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loan(s)), divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

‘‘LOC’’ means letter of credit.

‘‘L(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

‘‘Master Servicer Remittance Amount’’ has the meaning assigned to that term under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Accounts—Custodial Account—Withdrawals’’ in this offering prospectus.

‘‘Material Breach’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this offering prospectus.

‘‘Material Document Omission’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool— Assignment of the Underlying Mortgage Loans’’ in this offering prospectus.

‘‘Maturity Balance’’ means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date, calculated based on the assumption that there are no prepayments of principal or defaults, and otherwise based on the Modeling Assumptions.

‘‘Maturity Date Loan-to-Value Ratio,’’ ‘‘Maturity Date LTV,’’ ‘‘Maturity LTV Ratio’’ and ‘‘Scheduled Maturity LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the Innkeeper Portfolio Mortgage Loan, the Potomac Mills Mortgage Loan and the Och-Ziff Retail Portfolio Mortgage Loan), the ratio, expressed as a percentage, of—

1.	the Maturity Balance of the subject underlying mortgage loan, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan); and

•	with respect to any of the Innkeeper Portfolio Mortgage Loan, the Potomac Mills Mortgage Loan and the Och-Ziff Retail Portfolio Mortgage Loan), the ratio, expressed as a percentage, of—

1.	the expected total balance of the subject underlying mortgage loan and the related Pari Passu Non-Trust Loan(s) on their stated maturity date, assuming no prepayments of principal or defaults, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus.

‘‘McCandless Towers Borrower’’ means the borrower under the McCandless Towers Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The McCandless Towers Mortgage Loan— The Borrower and Sponsor’’ in this offering prospectus.

‘‘McCandless Towers Mortgage Loan’’ means the underlying mortgage loan secured by the McCandless Towers Mortgaged Property.

‘‘McCandless Towers Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as McCandless Towers.

‘‘McCandless Towers Mezzanine Borrower’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The McCandless Towers Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘McCandless Towers Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The McCandless Towers Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘Midland’’ means Midland Loan Services, Inc.

‘‘Modeling Assumptions’’ means, collectively, the following assumptions regarding the series 2007-C6 certificates and the mortgage loans in the trust:

•	the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance and the Initial Loan Group 2 Balance are as set forth under ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus;

•	the initial total principal balance or notional amount, as the case may be, of each class of series 2007-C6 certificates and the REMIC regular interest corresponding to each Floating Rate Class is as described in this offering prospectus;

•	there are no delinquencies or losses with respect to the mortgage loans;

•	there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

•	there are no Appraisal Reduction Amounts with respect to the mortgage loans;

•	there are no casualties or condemnations affecting the corresponding mortgaged real properties;

•	each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest;

•	there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

•	no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

•	except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this offering prospectus, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•	no person or entity entitled thereto exercises its right of optional termination described in this offering prospectus under ‘‘Description of the Offered Certificates—Termination;’’

•	there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	there are no Additional Trust Fund Expenses;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Highland Parc, where the borrower is permitted on July 11, 2010 and July 11, 2011 to exercise an option to allow the debt service payments (which would otherwise include amortization after July 11, 2010) due under such loan to remain interest only payments, it is assumed that the related borrower does, in fact, exercise such option on July 11, 2010, and such loan remains an interest-only loan for the term of the loan;

•	payments on the offered certificates are made on the 15th day of each month, commencing in September 2007; and

•	the offered certificates are settled on August 30, 2007.

For purposes of the Modeling Assumptions, a ‘‘prepayment consideration period’’ is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage—which may decline over time—of the principal amount prepaid or (c) some combination of (a) and (b).

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘N/A’’ and ‘‘NAP’’ mean that, with respect to a particular category of data, the data is not applicable.

‘‘NAV’’ means that, with respect to a particular category of data, the data is not available.

‘‘Net Aggregate Prepayment Interest Shortfall’’ means, with respect to any distribution date, the excess, if any, of—

•	the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

‘‘Net Mortgage Pass-Through Rate’’ means:

•	in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to—

1.	the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

minus

2.	the related Administrative Cost Rate; and

•	in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis (other than an Outside Serviced Trust Mortgage Loan), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the related Administrative Cost Rate;

•	in the case of the Potomac Mills Mortgage Loan (which accrues interest on an Actual/360 Basis), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) 0.0100% (which is the related annual servicing fee rate on an 30/360 Basis under the series 2007-C33 pooling and servicing agreement), adjusted to an actual/360 equivalent, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the sum of the related master servicing fee rate and the trustee fee rate under the series 2007-C6 pooling and servicing agreement;

•	in the case of the Och-Ziff Retail Portfolio Mortgage Loan (which accrues interest on an Actual/360 Basis), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) 0.0100% (which is the related annual servicing fee rate on an Actual/360 Basis under the series 2007-C1 pooling and servicing agreement), and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the sum of the related master servicing fee rate and the trustee fee rate under the series 2007-C6 pooling and servicing agreement.

Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third and fourth bullets of this definition, will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee’s collection account to the trustee’s interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third and fourth bullets of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee’s interest reserve account to the trustee’s collection account during that month.

‘‘Non-Trust Loan’’ means any mortgage loan that is part of a Loan Combination but is not included in the trust.

‘‘Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Non-Trust Loan.

‘‘Non-Trust Loan Securities’’ means any securities backed by a Non-Trust Loan.

‘‘NR’’ means not rated.

‘‘O(z)’’ means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

‘‘Occupancy Percentage’’ or ‘‘Occupancy Rate’’ means:

•	in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

•	in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

•	in the case of healthcare properties, the percentage of available beds occupied as of the date of determination; and

•	in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

•	in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

Occupancy Percentage or Occupancy Rate with respect to an underlying mortgage loan secured by multiple mortgaged real properties reflects the weighted average occupancy of those mortgaged real properties based upon the portion of such mortgage loan allocated to each related mortgaged real property.

In the case of some of the underlying mortgage loans, the calculation of Occupancy Percentage or Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

For more detailed information regarding Occupancy Percentages and Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1— Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Och-Ziff Retail Portfolio Borrower’’ means the borrower under the Och-Ziff Retail Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Och-Ziff Retail Portfolio Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Och-Ziff Retail Portfolio Co-Lender Agreement’’ means the Co-Lender Agreement for the Och-Ziff Retail Portfolio Loan Combination.

‘‘Och-Ziff Retail Portfolio Loan Combination’’ means, collectively, the Och-Ziff Retail Portfolio Mortgage Loan and the Och-Ziff Retail Portfolio Non-Trust Loans.

‘‘Och-Ziff Retail Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Och-Ziff Retail Portfolio Mortgaged Properties.

‘‘Och-Ziff Retail Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Och-Ziff Retail Portfolio.

‘‘Och-Ziff Retail Portfolio Non-Trust Loan’’ means the Non-Trust Loan secured by the Och-Ziff Retail Portfolio Mortgaged Properties, which Non-Trust Loan is, at all times, pari passu in right of payment with the Och-Ziff Retail Portfolio Mortgage Loan.

‘‘Och-Ziff Retail Portfolio Non-Trust Loan Noteholder’’ means the holder of the promissory note for the Och-Ziff Retail Portfolio Non-Trust Loan.

‘‘One Sansome Street Borrower’’ means the borrower under the One Sansome Street Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Sansome Street Mortgage Loan— The Borrower and Sponsor’’ in this offering prospectus.

‘‘One Sansome Street Bridge Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Sansome Street Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘One Sansome Street Mezzanine Borrowers’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Sansome Street Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘One Sansome Street Mezzanine Loans’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Sansome Street Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘One Sansome Street Mortgage Loan’’ means the underlying mortgage loan secured by the One Sansome Street Mortgaged Property.

‘‘One Sansome Street Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as One Sansome Street.

‘‘One Sansome Street Senior Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Sansome Street Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘One Sansome Street Subordinate Bridge Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Sansome Street Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘Original Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

‘‘Original Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

‘‘Original Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

‘‘Other Secured Debt’’ means debt that is secured by the related mortgaged real property or by direct or indirect interests in the borrower of the related underlying mortgage loan.

‘‘Outside Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Outside Serviced Trust Mortgage Loan’’ has the meaning assigned to that term under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘P&I’’ means principal and/or interest.

‘‘Pari Passu Loan Combination’’ means a Loan Combination that consists solely of an underlying mortgage loan and one or more Pari Passu Non-Trust Loans. The Innkeepers Portfolio Loan Combination, the Potomac Mills Loan Combination and the Och-Ziff Retail Portfolio Loan Combination are Pari Passu Loan Combinations.

‘‘Pari Passu Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus. The Innkeepers Portfolio Non-Trust Loan, the Potomac Mills Non-Trust Loan and the Och-Ziff Retail Portfolio Non-Trust Loan are Pari Passu Non-Trust Loans.

‘‘Party in Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of the Internal Revenue Code.

‘‘Permitted Encumbrances’’ means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

•	liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender’s title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

•	the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

•	condominium declarations of record and identified in the related lender’s title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment), and

•	if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized.

‘‘Permitted Investments’’ means U.S. government securities and other investment grade obligations specified in the series 2007-C6 pooling and servicing agreement.

‘‘Plan’’ means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA, as modified by Section 3(42) of ERISA.

‘‘PECO Portfolio Borrower’’ means the borrower under the PECO Portfolio Mortgage Loans, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The PECO Portfolio Mortgage Loans—The Borrower and Sponsor’’ in this offering prospectus.

‘‘PECO Portfolio – Eastridge Crossing Loan Borrower’’ means the borrower under the PECO Portfolio – Eastridge Crossing Mortgage Loan

‘‘PECO Portfolio – Eastridge Crossing Mortgage Loan’’ means the underlying mortgage loan secured by the PECO Portfolio – Eastridge Crossing Mortgaged Property.

‘‘PECO Portfolio – Eastridge Crossing Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as PECO Portfolio – Eastridge Crossing

‘‘PECO Portfolio Mortgage Loans’’ means the 39 cross-collateralized and cross-defaulted underlying mortgage loans secured by the PECO Portfolio Mortgaged Properties.

‘‘PECO Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as PECO Portfolio.

‘‘PECO Portfolio – University Plaza Borrower’’ means the borrower under the PECO Portfolio – University Plaza Mortgage Loan

‘‘PECO Portfolio – University Plaza Mortgaged Loan’’ means the underlying mortgage loan secured by the PECO Portfolio – University Plaza Mortgaged Property

‘‘PECO Portfolio – University Plaza Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as PECO Portfolio – University Plaza – Amherst

‘‘Potomac Mills Borrower’’ means the borrower under the Potomac Mills Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Potomac Mills Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Potomac Mills Co-Lender Agreement’’ means the Co-Lender Agreement for the Potomac Mills Loan Combination.

‘‘Potomac Mills Loan Combination’’ means, collectively, the Potomac Mills Mortgage Loan and the Potomac Mills Non-Trust Loans.

‘‘Potomac Mills Mortgage Loan’’ means the underlying mortgage loan secured by the Potomac Mills Mortgaged Property.

‘‘Potomac Mills Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Potomac Mills.

‘‘Potomac Mills Non-Trust Loan’’ means the Non-Trust Loan secured by the Potomac Mills Mortgaged Property, which Non-Trust Loan is, at all times, pari passu in right of payment with the Potomac Mills Mortgage Loan.

‘‘Potomac Mills Non-Trust Loan Noteholder’’ means the holder of the promissory note for the Potomac Mills Non-Trust Loan.

‘‘Prepayment Interest Excess’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

‘‘Prepayment Interest Shortfall’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

‘‘Prepayment Provisions’’ means, with respect to any underlying mortgage loan, the type and duration of any indicated prepayment provision. The number in any parenthetical reflects the number of calendar months in the applicable period during which the subject prepayment provision is in effect, with any partial calendar month being calculated as a full calendar month, commencing with the calendar month in which the origination date occurred and ending in the calendar month in which the prepayment period terminates. For example, an underlying mortgage loan that was originated on July 17, 2007 and is in a lockout period through July 16, 2008 has a total lockout period consisting of 13 months.

‘‘PTCE’’ means prohibited transaction class exemption.

‘‘PTE’’ means prohibited transaction exemption.

‘‘Realized Losses’’ mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Recovered Amount’’ has the meaning assigned to that term under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ in this offering prospectus.

‘‘Relevant Implementation Date’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this offering prospectus.

‘‘Relevant Member State’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this offering prospectus.

‘‘Remaining Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

‘‘Remaining Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

‘‘Remaining Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

‘‘REMIC’’ means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

‘‘REO Property’’ means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

‘‘Replacement Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

‘‘Restricted Group’’ means, collectively—

1.	the trustee,

2.	the Exemption-Favored Parties,

3.	us,

4.	the master servicer,

5.	the special servicer,

6.	any sub-servicers,

7.	a mortgage loan seller,

8.	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

9.	any and all affiliates of any of the aforementioned persons.

‘‘RevPAR’’ means, with respect to any hospitality property, revenues per available room.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Senior/Subordinate Loan Combination’’ means a Loan Combination that consists of an underlying mortgage loan and one or more Subordinate Non-Trust Loans and may include one or more Pari Passu Non-Trust Loans.

‘‘Series 2007-C1 Securitization’’ means the securitization that includes an Och-Ziff Retail Portfolio Non-Trust Loan, and in connection with which the Merrill Lynch Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, were issued.

‘‘Series 2006-C33 Securitization’’ means the securitization that includes a Potomac Mills Non-Trust Loan, and in connection with which the Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-C33, were issued.

‘‘Serviced Loan Combination’’ has the meaning assigned to the term under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Serviced Non-Trust Loan’’ has the meaning assigned to that term under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Serviced Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Serviced Non-Trust Loan.

‘‘Servicing File’’ means, in general, with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan), to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, reserve agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates or insurance review reports, leases for tenants representing 10% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements, rent roll, property operating statement and financial statements for the related guarantor or indemnitor, cash management or lockbox agreement and zoning letters or zoning reports.

‘‘Servicing Standard’’ means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series 2007-C6 certificateholders (or, with respect to a Serviced Loan Combination, for the benefit of the series 2007-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2007-C6 pooling and servicing agreement:

•	in accordance with the higher of the following standards of care—

1.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

2.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2007-C6 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

2.	in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2007-C6 certificateholders (as a collective whole) (or, if a Loan Combination is involved, with a view to the maximization of recovery on the subject Loan Combination to the series 2007-C6 certificateholders and the related Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.	any relationship, including as lender on any other debt (including mezzanine debt or a Serviced Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2007-C6 pooling and servicing agreement,

2.	the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2007-C6 certificate or any interest in a Non-Trust Loan,

3.	the obligation of the master servicer or the special servicer, as the case may be, to make advances,

4.	the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2007-C6 pooling and servicing agreement generally or with respect to any particular transaction, and

5.	the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2007-C6 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

With respect to the Potomac Mills Mortgage Loan, which is being serviced under the series 2007-C33 pooling and servicing agreement, and the Och-Ziff Retail Portfolio Mortgage Loan, which is being serviced under the series 2007-C1 pooling and servicing agreement, the governing servicing agreement provides for a servicing standard which is substantially similar to the foregoing.

‘‘Servicing Transfer Event’’ means, with respect to any mortgage loan being serviced under the series 2007-C6 pooling and servicing agreement, any of the following events:

1.	the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2007-C6 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)—

(a)	except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

(b)	solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur)

2.	a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined (subject to any required consent of the series 2007-C6 controlling class representative or the related Loan Combination Controlling Party, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2007-C6 certificateholders or, in the case of a Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2007-C6 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder;

3.	the master servicer determines, or the special servicer (with the consent of the series 2007-C6 controlling class representative) determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2007-C6 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

4.	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

5.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will cease to exist, if and when:

•	with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

•	with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

•	with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination, provided that, if a Serviced Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

The Outside Serviced Loan Combinations are not being serviced under the series 2007-C6 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2007-C33 pooling and servicing agreement (which governs the servicing of the Potomac Mills Loan Combination) and the series 2007-C1 pooling and servicing agreement (which governs the servicing of the Och-Ziff Retail Portfolio Loan Combination) will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to limited automatic servicing transfer events with respect to all of the mortgage loans comprising the subject Outside Serviced Loan Combination.

‘‘SF’’ means square feet.

‘‘Shadow’’ means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

‘‘Shadow Rating’’ means that it has been confirmed to us by S&P, Fitch and Moody’s that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Stated Principal Balance’’ means, for each mortgage loan in the trust, an amount that:

•	will initially equal its cut-off date principal balance; and

•	will be permanently reduced on each distribution date, to not less than zero, by—

1.	that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal Distribution Amount as a result of the reimbursement of nonrecoverable advances or the collection of Recovered Amounts as described under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ in this offering prospectus),

2.	the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

However, the ‘‘Stated Principal Balance’’ of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

‘‘Subordinate Non-Trust Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus.

‘‘Subordinate Non-Trust Loan Noteholder’’ means the holder of the promissory note evidencing a Subordinate Non-Trust Loan.

‘‘Subordinate Serviced Non-Trust Loan’’ means any Serviced Non-Trust Loan that is a Subordinate Non-Trust Loan.

‘‘TI/LC’’ means tenant improvements and leasing commissions.

‘‘TI/LC Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to an Outside Serviced Trust Mortgage Loan, the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

‘‘Total Expenses’’ and ‘‘U/W Total Expenses’’ each means, for any mortgaged real property securing a mortgage loan in the trust, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and ground lease payments.

In determining ‘‘Total Expenses’’ for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used; and

•	property management fees were generally assumed to be 1.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact be consistent with actual property performance. Actual annual total expenses for a mortgaged property may be more than the Total Expenses presented with respect to that property in this offering prospectus.

For more detailed information regarding the Total Expenses with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Total Principal Distribution Amount’’ has the meaning assigned to that term under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ in this offering prospectus.

‘‘TRIA’’ means the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005.

‘‘UBS Mortgage Loan’’ means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

‘‘UBS Mortgage Loan Seller’’ and ‘‘UBSRESI’’ each means UBS Real Estate Securities Inc.

‘‘Underwriter Exemption’’ means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58, Prohibited Transaction Exemption 2002-41 and Prohibited Transaction Exemption 2007-05, as described under ‘‘ERISA Considerations’’ in this offering prospectus.

‘‘Underwriting Reserves’’ means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Underwritten Net Cash Flow.

‘‘Underwritten Debt Service Coverage Ratio’’ and ‘‘U/W NCF DSCR’’ each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of—

•	the Underwritten Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

•	twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

Notwithstanding the foregoing, the calculation of Underwritten Debt Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

•	with respect to any underlying mortgage loan that is part of a Loan Combination that also includes one or more Pari Passu Non-Trust Loans, the amount described in the second bullet of the preceding paragraph is based on monthly debt service payments for the subject underlying mortgage loan and the related Pari Passu Pari Passu Non-Trust Loan(s) (see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus);

•	in the case of any underlying mortgage loan that provides for payments of interest only until the related stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date; and

•	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

Unless the context clearly indicates otherwise, the Underwritten Debt Service Coverage Ratio for an underlying mortgage loan that is part of a Loan Combination does not take into account any related Subordinate Non-Trust Loan.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Debt Service Coverage Ratio and U/W NCF DSCR for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this offering prospectus.

For more detailed information regarding the Underwritten Debt Service Coverage Ratio and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Underwritten Net Cash Flow’’ means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	the total of the following items—

(a)	allowances for vacancies and credit losses,

(b)	operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

(c)	fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

(d)	replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

Underwritten Net Cash Flow can also be expressed as (a) Effective Gross Income minus (b) Total Expenses and underwritten replacement reserves and tenant improvements and leasing commissions.

Underwritten Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

In determining the Underwritten Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

•	rolling 12-month operating statements;

•	applicable year-to-date financial statements, if available;

•	full year budgeted financial statements, if available;

•	except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

•	in the case of single tenant properties, the payments due under the related lease.

In the case of the underlying mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus and a few other underlying mortgage loans, some of the above described items were reviewed by an accountant under a set of agreed upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Underwritten Net Cash Flow.

In determining the ‘‘revenue’’ component of Underwritten Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Net Cash Flow for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a mortgaged property may be less than the Underwritten Net Cash Flow presented with respect to that property in this offering prospectus.

In determining the ‘‘expense’’ component of Underwritten Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

•	property management fees were generally assumed to be 1.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000; and

•	in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures.

Annual replacement reserves are—

(a)	in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area and may be zero;

(b)	in the case of multifamily rental apartments, generally not less than $200 or not more than approximately $300 per residential unit per year, depending on the condition of the property any may be zero;

(c)	in the case of mobile home park properties, generally $50 per pad per year; and

(d)	in the case of hospitality properties, generally 4%, inclusive of gross revenues.

In some instances, the related originator (where it deemed appropriate) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing ‘‘Underwritten Net Cash Flow.’’

For more detailed information regarding the Underwritten Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

Underwritten Net Cash Flow will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘Underwritten Net Operating Income’’ means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

•	the Underwritten Net Cash Flow for that mortgaged real property;

plus

•	underwritten replacement reserves and tenant improvements and leasing commissions.

Underwritten Net Operating Income can also be expressed as Effective Gross Income minus Total Expenses.

Underwritten Net Operating Income will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘United States Person’’ means—

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

‘‘U/W EGI’’ has the same meaning as Effective Gross Income.

‘‘U/W NCF’’ has the same meaning as Underwritten Net Cash Flow.

‘‘U/W NCF DSCR’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘U/W Net Cash Flow’’ has the same meaning as Underwritten Net Cash Flow.

‘‘U/W Net Operating Income’’ has the same meaning as Underwritten Net Operating Income.

‘‘U/W NOI’’ has the same meaning as Underwritten Net Operating Income.

‘‘U/W Total Expenses’’ has the same meaning as Total Expenses.

‘‘Wachovia’’ means Wachovia Bank, National Association.

‘‘Weighted Average Pool Pass-Through Rate’’ means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans for the related distribution date, weighted on the basis of those mortgage loans’ respective Stated Principal Balances immediately prior to the related distribution date.

‘‘Westview Shopping Center Borrower’’ means the borrower under the Westview Shopping Center Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Westview Shopping Center Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Westview Shopping Center Mortgage Loan’’ means the underlying mortgage loan secured by the Westview Shopping Center Mortgaged Property.

‘‘Westview Shopping Center Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Westview Shopping Center.

‘‘Year Built’’ means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

‘‘Year Renovated’’ means the year that a mortgaged real property was most recently renovated in a substantial manner.

‘‘YM(y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

‘‘YM(x) % (y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

ANNEX A-1

CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

A-1-1

LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6

ITALICS Indicate Loans Secured by Multiple Properties

Capitalized terms used on this Annex A-1 have the same meanings assigned thereto in the Glossary to the accompanying Offering Prospectus

  CONTROL      FOOTNOTE     GROUP
    NO.          NO.         NO.         LOAN SELLER                             PROPERTY NAME
------------------------------------------------------------------------------------------------------------------------

     1           (1)          1               LB        Innkeepers Portfolio
    1A1                       1               LB        Residence Inn Silicon Valley II
    1A2                       1               LB        Residence Inn Silicon Valley I
    1A3                       1               LB        Residence Inn Saddle River
    1A4                       1               LB        Residence Inn Ohare Rosemont
------------------------------------------------------------------------------------------------------------------------
    1A5                       1               LB        Residence Inn Gaithersburg
    1A6                       1               LB        Residence Inn San Mateo
    1A7                       1               LB        Summerfield Suites El Segundo
    1A8                       1               LB        Residence Inn Bellevue
    1A9                       1               LB        Residence Inn San Jose South
------------------------------------------------------------------------------------------------------------------------
    1A10                      1               LB        Residence Inn Mountain View
    1A11                      1               LB        Summerfield Suites Belmont
    1A12                      1               LB        Residence Inn Tukwila
    1A13                      1               LB        Hampton Inn Willow Grove
    1A14                      1               LB        Residence Inn Addison
------------------------------------------------------------------------------------------------------------------------
    1A15                      1               LB        Residence Inn Lynnwood
    1A16                      1               LB        Courtyard Fort Lauderdale
    1A17                      1               LB        Residence Inn Denver Downtown
    1A18                      1               LB        Residence Inn Atlanta Downtown
    1A19                      1               LB        Summerfield Suites Las Colinas
------------------------------------------------------------------------------------------------------------------------
    1A20                      1               LB        Residence Inn Altamonte Springs
    1A21                      1               LB        Residence Inn Bothell
    1A22                      1               LB        Residence Inn Arlington
    1A23                      1               LB        Hampton Inn Germantown
    1A24                      1               LB        Residence Inn Denver South
------------------------------------------------------------------------------------------------------------------------
    1A25                      1               LB        Summerfield Suites Mount Laurel
    1A26                      1               LB        Residence Inn Richmond NW
    1A27                      1               LB        Hampton Inn Islandia
    1A28                      1               LB        Residence Inn Cherry Hill
    1A29                      1               LB        Residence Inn Peachtree Corners
------------------------------------------------------------------------------------------------------------------------
    1A30                      1               LB        Hampton Inn Lombard
    1A31                      1               LB        Residence Inn Richmond
    1A32                      1               LB        Hampton Inn Westchester
    1A33                      1               LB        Residence Inn San Jose
    1A34                      1               LB        Residence Inn Louisville
------------------------------------------------------------------------------------------------------------------------
    1A35                      1               LB        Residence Inn Lexington North
    1A36                      1               LB        Hampton Inn Schaumburg
    1A37                      1               LB        Residence Inn Livonia
    1A38                      1               LB        Residence Inn Shelton
    1A39                      1               LB        Residence Inn Binghamton
------------------------------------------------------------------------------------------------------------------------
    1A40                      1               LB        Towneplace Suites Horsham
    1A41                      1               LB        Hampton Inn Naples
    1A42                      1               LB        Residence Inn Portland
    1A43                      1               LB        Residence Inn Windsor
    1A44                      1               LB        Hampton Inn Columbia
------------------------------------------------------------------------------------------------------------------------
    1A45                      1               LB        Residence Inn Fremont
                                              LB        PECO Portfolio
     2A                       1               LB        PECO Portfolio - Henrietta Plaza
     2B                       1               LB        PECO Portfolio - Thompson Square Mall
     2C                       1               LB        PECO Portfolio - Tops Plaza - Cortland Staples
------------------------------------------------------------------------------------------------------------------------
     2D                       1               LB        PECO Portfolio - Tops Plaza - Depew
     2E                       1               LB        PECO Portfolio - Tops Plaza - Erie
     2F                       1               LB        PECO Portfolio - Shoppes at Citiside
     2G                       1               LB        PECO Portfolio - Turfway Plaza
     2H                       1               LB        PECO Portfolio - Eastwood Shopping Center
------------------------------------------------------------------------------------------------------------------------
     2I                       1               LB        PECO Portfolio - University Plaza - Amherst
     2J                       1               LB        PECO Portfolio - Montgomery Commons
     2K                       1               LB        PECO Portfolio - Lake Olympia Square
     2L                       1               LB        PECO Portfolio - Cedar Springs Crossing
     2M                       1               LB        PECO Portfolio - Indian Hills
------------------------------------------------------------------------------------------------------------------------
     2N                       1               LB        PECO Portfolio - D&F Plaza
     2O                       1               LB        PECO Portfolio - Columbia Promenade
     2P                       1               LB        PECO Portfolio - Holly Springs Plaza
     2Q                       1               LB        PECO Portfolio - Redbud Commons
     2R                       1               LB        PECO Portfolio - Bi-Lo Center - Asheville
------------------------------------------------------------------------------------------------------------------------
     2S                       1               LB        PECO Portfolio - Habersham Village
     2T                       1               LB        PECO Portfolio - Cox Creek
     2U                       1               LB        PECO Portfolio - Bridgewater Marketplace
     2V                       1               LB        PECO Portfolio - Kensington Place
     2W                       1               LB        PECO Portfolio - Crestview Corners
------------------------------------------------------------------------------------------------------------------------
     2X                       1               LB        PECO Portfolio - Delavan Plaza
     2Y                       1               LB        PECO Portfolio - Westdale Plaza
     2Z                       1               LB        PECO Portfolio - Southside Plaza
    2AA                       1               LB        PECO Portfolio - Richardson Plaza
    2AB                       1               LB        PECO Portfolio - North Aiken Bi-Lo Center
------------------------------------------------------------------------------------------------------------------------
    2AC                       1               LB        PECO Portfolio - Tellico Plaza
    2AD                       1               LB        PECO Portfolio - Pulaski Plaza
    2AE                       1               LB        PECO Portfolio - Concord Crossing
    2AF                       1               LB        PECO Portfolio - Lakeview Plaza
    2AG                       1               LB        PECO Portfolio - Houston Square
------------------------------------------------------------------------------------------------------------------------
    2AH                       1               LB        PECO Portfolio - Squirewood Village
    2AI                       1               LB        PECO Portfolio - Eastridge Crossing
    2AJ                       1               LB        PECO Portfolio - Silver Hill
    2AK                       1               LB        PECO Portfolio - South Main Street Plaza
    2AL                       1               LB        PECO Portfolio - Irving West
------------------------------------------------------------------------------------------------------------------------
    2AM                       1               LB        PECO Portfolio - Palmetto Crossroads
     3           (2)          1              UBS        Potomac Mills
     4           (3)          1              UBS        Och-Ziff Retail Portfolio
    4A1                       1              UBS        CP at Portofino
    4A2                       1              UBS        CP Beechwood
------------------------------------------------------------------------------------------------------------------------
    4A3                       1              UBS        CP Trussville
    4A4                       1              UBS        CP Alabaster
    4A5                       1              UBS        Kingwood Commons
    4A6                       1              UBS        CP Hunter's Creek
    4A7                       1              UBS        CP Lakewood
------------------------------------------------------------------------------------------------------------------------
    4A8                       1              UBS        CP Northdale
    4A9                       1              UBS        CP Burnt Store
    4A10                      1              UBS        CP Trussville II
    4A11                      1              UBS        CS Clay
     5           (4)          1               LB        One Sansome Street
------------------------------------------------------------------------------------------------------------------------
     6           (5)          1               LB        100 Wall Street
     7           (6)          1               LB        McCandless Towers
     8           (7)          1               LB        Greensboro Park
     9           (8)          1              UBS        Islandia Shopping Center
     10          (9)          1              UBS        Westview Shopping Center
------------------------------------------------------------------------------------------------------------------------
     11          (10)         1               LB        One Fair Oaks Plaza
     12                       2              UBS        Riverchase Apartments
     13                       1               LB        707 Broad Street
     14          (11)         1               LB        Texas SLC Portfolio
    14A1                      1               LB        6101 Grand Court
------------------------------------------------------------------------------------------------------------------------
    14A2                      1               LB        6565 Central Park Boulevard
    14A3                      1               LB        3908 Kell Boulevard West
    14A4                      1               LB        435 S. Mesa Hills Drive
     15                       2              UBS        Bayview Community
     16          (12)         1              UBS        Irish Hills Plaza
------------------------------------------------------------------------------------------------------------------------
     17                       2               LB        Barons Apartments
     18                       1              UBS        Lakeland Town Center
     19                       1              UBS        31 West 47th Street
     20          (13)         2               LB        Greenhouse on Holcomb Bridge
     21          (14)         1              UBS        Dolce Norwalk
------------------------------------------------------------------------------------------------------------------------
     22          (15)         2               LB        Bear Canyon
     23          (16)         1               LB        Portsmouth Station Shopping Center
     24          (17)         2              UBS        170-178 Thompson Street
     25                       2              UBS        Los Angeles Multifamily Portfolio II
    25A1                      2              UBS        861 Fedora Street
------------------------------------------------------------------------------------------------------------------------
    25A2                      2              UBS        320 Occidental
    25A3                      2              UBS        101 N Normandie
    25A4                      2              UBS        1439 N Curson Avenue
    25A5                      2              UBS        722 S. Manhattan Place
    25A6                      2              UBS        1317 N Bronson Avenue
------------------------------------------------------------------------------------------------------------------------
    25A7                      2              UBS        1234 N Berendo Street
    25A8                      2              UBS        1102 S Elden Avenue
    25A9                      2              UBS        1217 N Berendo St
   25A10                      2              UBS        1121 S Normandie Avenue
     26                       2              UBS        Camelot at Northlake
------------------------------------------------------------------------------------------------------------------------
     27          (18)         2               LB        Highland Parc
     28          (19)         2              UBS        Washington Square Apartments
     29          (20)         1              UBS        Bradford Plaza
     30          (21)         1               LB        SawGrass Landing
     31                       1               LB        Spring Valley Town Center
------------------------------------------------------------------------------------------------------------------------
     32          (22)         1               LB        Waxahachie Towne Center
     33                       2               LB        Forest Ridge
     34                       1               LB        Tower Square Retail
     35                       1               LB        Hickory Grove
     36                       1               LB        Casa Grande Palm Center
------------------------------------------------------------------------------------------------------------------------
     37                       2              UBS        Fox and Hounds Apartments
     38                       1              UBS        237 West 37th Street
     39          (23)         1              UBS        The Annex - Las Vegas Outlet Center
     40                       1               LB        Walgreens & Schnucks Anchored Shopping Center
     41                       2               LB        Pecan Valley Apartments
------------------------------------------------------------------------------------------------------------------------
     42          (24)         1              UBS        Marketplace at Frankford
     43                       1              UBS        28-32 West 36th Street
     44                       1               LB        Grand Prairie Home Depot
     45                       1               LB        Lohman's Crossing
     46                       1              UBS        1450 10th Street
------------------------------------------------------------------------------------------------------------------------
     47          (25)         1               LB        Hampton Inn Memphis Southwind
     48                       2               LB        Paradise Vista Apartments
     49                       1               LB        Addison Tower
     50                       1              UBS        Citizens Portfolio 3
    50A1                      1              UBS        285 North Canton Center Road
------------------------------------------------------------------------------------------------------------------------
    50A2                      1              UBS        41401 Ford Road
    50A3                      1              UBS        23455 Eureka Road
    50A4                      1              UBS        7205 Wayne Road
    50A5                      1              UBS        25700 Goddard Road
    50A6                      1              UBS        14501 Gratiot Avenue
------------------------------------------------------------------------------------------------------------------------
    50A7                      1              UBS        123 West Michigan Avenue
    50A8                      1              UBS        7707 Michigan Avenue
    50A9                      1              UBS        7401 Woodward Avenue
     51                       1              UBS        Harbor Plaza Shopping Center
     52                       1               LB        Belvedere Plaza
------------------------------------------------------------------------------------------------------------------------
     53          (26)         1               LB        Homewood Suites Memphis Southwind
     54                       1               LB        Extra Space Storage
     55                       1              UBS        Citizens Portfolio 2
    55A1                      1              UBS        44815 Five Mile Road
    55A2                      1              UBS        13606 Michigan Avenue
------------------------------------------------------------------------------------------------------------------------
    55A3                      1              UBS        3635 West Road
    55A4                      1              UBS        215 East Michigan Avenue
    55A5                      1              UBS        27270 Cherry Hill Road
    55A6                      1              UBS        4300 West Main Street
    55A7                      1              UBS        800 East Allegan Street
------------------------------------------------------------------------------------------------------------------------
    55A8                      1              UBS        100 West Broad Street
    55A9                      1              UBS        210 North Saginaw Street
     56                       1               LB        29 Commonwealth Ave
     57          (27)         1              UBS        315-321 6th Avenue
     58                       1              UBS        Citizens Portfolio 1
------------------------------------------------------------------------------------------------------------------------
    58A1                      1              UBS        27897 Woodward Avenue
    58A2                      1              UBS        27375 23 Mile Road
    58A3                      1              UBS        15341 19 Mile Road
    58A4                      1              UBS        751 East Big Beaver Road
    58A5                      1              UBS        7130 Allen Road
------------------------------------------------------------------------------------------------------------------------
    58A6                      1              UBS        23521 Van Dyke Avenue
     59                       2               LB        Dolphin Landing
     60          (28)         1              UBS        Torrance Self Storage
     61                       2              UBS        Town Park Apartments
     62                       2              UBS        Bristol Square Apts
------------------------------------------------------------------------------------------------------------------------
     63                       2              UBS        Los Angeles Multifamily Portfolio I
    63A1                      2              UBS        1570 N Edgemont
    63A2                      2              UBS        5322 Lexington Ave
    63A3                      2              UBS        6040 Barton Avenue
     64                       1               LB        South Plaza
------------------------------------------------------------------------------------------------------------------------
     65                       1               LB        Thunderbird Square
     66                       2              UBS        128 West 13th Street
     67                       2              UBS        Willowind Apartments
     68                       1               LB        13020 Yukon Avenue
     69                       1               LB        Moorpark Grove Shopping Center
------------------------------------------------------------------------------------------------------------------------
     70                       1               LB        South Road Square
     71                       1               LB        Barclay Place Shopping Center
     72                       1               LB        Mercede Park
     73                       1              UBS        403 East 91st Street
     74                       1               LB        Holiday Inn Express - Hillcroft
------------------------------------------------------------------------------------------------------------------------
     75                       1               LB        1523 Elizabeth
     76          (29)         1               LB        Kessler Hills Shopping Center
     77                       2               LB        Sun Forest Apartments
     78          (30)         1              UBS        Walgreens - Little Egg Harbor
     79                       1               LB        South City Center
------------------------------------------------------------------------------------------------------------------------
     80                       1               LB        221 Progress Parkway
     81                       1               LB        NorthPointe
     82          (31)         1              UBS        Walgreens - Barnegat
     83                       1              UBS        224 East Olive Street
     84          (32)         2               LB        Sunridge Apartments
------------------------------------------------------------------------------------------------------------------------
     85                       2               LB        Franklin Properties Apartments
    85A1                      2               LB        Franklin Woods Apartment Complex
    85A2                      2               LB        31-33 Nellie St.
    85A3                      2               LB        Franklin Terrace Apartment Complex
    85A4                      2               LB        Franklin Manor Apartment Complex
------------------------------------------------------------------------------------------------------------------------
     86                       1               LB        Loop 1604 Self Storage
     87                       1               LB        The Ice House Office Building
     88                       2              UBS        Cross Creek Apartments
     89          (33)         1              UBS        Walgreen's Bronx
     90                       1              UBS        CVS Rockville
------------------------------------------------------------------------------------------------------------------------
     91                       2               LB        Dogwood Creek Apartments
     92                       1               LB        Champion Forest Self Storage
     93          (34)         1               LB        North Parkway Mini Storage
     94                       1              UBS        Citizens Portfolio 6
    94A1                      1              UBS        2854 West Cermak Road
------------------------------------------------------------------------------------------------------------------------
    94A2                      1              UBS        4231 Joliet Avenue
    94A3                      1              UBS        9244 South Chicago Avenue
     95          (35)         1              UBS        Walgreens Wichita
     96                       1              UBS        Nine West Jamaica
     97                       1               LB        331 State Road Plaza
------------------------------------------------------------------------------------------------------------------------
     98                       1               LB        South Elm Plaza
     99          (36)         1               LB        Ryan Road Self Storage
    100                       2              UBS        Palm City Mobile Home Park
    101          (37)         1               LB        Our Town Shopping Center
    102                       1               LB        Southwood Village
------------------------------------------------------------------------------------------------------------------------
    103                       1              UBS        Tractor Supply Lubbock
    104                       1               LB        Skyline Building
    105                       2              UBS        Imperial Mobile Home Park & Clarks Run Portfolio
   105A1                      2              UBS        Imperial Mobile Home Park
   105A2                      2              UBS        Clarks Run
------------------------------------------------------------------------------------------------------------------------
    106                       1              UBS        Citizens Portfolio 16
   106A1                      1              UBS        31441 Plymouth Road
   106A2                      1              UBS        12380 Woodward Avenue
   106A3                      1              UBS        16841 Schaefer Road
    107                       2               LB        Blessing Mobile Home Park
------------------------------------------------------------------------------------------------------------------------
    108                       1               LB        4931 Riverside Drive
    109                       2               LB        Cottages at Northern Hills
    110                       2               LB        1738 House Apartments
    111                       1               LB        Olivera Industrial
    112                       1              UBS        Citizens Portfolio 29
------------------------------------------------------------------------------------------------------------------------
   112A1                      1              UBS        2200 Wales Avenue
   112A2                      1              UBS        54 Federal Avenue
    113                       1               LB        Dakota Marketplace
    114                       2               LB        Park Place Apartments
    115                       2               LB        363 Ocean Parkway
------------------------------------------------------------------------------------------------------------------------
    116                       2               LB        Sendera Pointe
    117                       2               LB        Wellington Apartments
    118                       1              UBS        Tractor Supply Granbury
    119          (38)         1               LB        Lock-Ur-Own Self Storage
    120                       1              UBS        Tradewinds
------------------------------------------------------------------------------------------------------------------------
    121          (39)         1               LB        3M Bentonville Office/Warehouse
    122                       1               LB        The Shoppes at Kettering Pointe
    123                       2               LB        Whitsett Apartments
    124                       2              UBS        Surrey Park Apartments
    125                       2              UBS        Hidden Creek Apartments
------------------------------------------------------------------------------------------------------------------------
    126                       1              UBS        Gateway Retail
    127                       1               LB        One Westgate
    128                       1               LB        Newport Plaza
    129                       1              UBS        Citizens Portfolio 8
   129A1                      1              UBS        12004 South Pulaski Road (South Crawford Avenue)
------------------------------------------------------------------------------------------------------------------------
   129A2                      1              UBS        2917 West 95th Street
    130                       1              UBS        Tractor Supply Carthage
    131          (40)         1              UBS        Walgreens San Antonio
    132                       1               LB        West Oaks Retail Center
    133                       1              UBS        RBC Centura Bank
------------------------------------------------------------------------------------------------------------------------
    134                       1               LB        Merrick Crossing
    135                       1               LB        Armenia Professional
    136                       2              UBS        Rainforest Village
    137          (41)         1               LB        Louisiana Purchase Center
    138                       1               LB        Flyer Shoppes
------------------------------------------------------------------------------------------------------------------------
    139                       1               LB        335 Oxford Street
    140                       1              UBS        Family Dollar Portfolio
   140A1                      1              UBS        Family Dollar - Hammond
   140A2                      1              UBS        Family Dollar - Chicago
    141                       1               LB        Shoppes of Moyock
------------------------------------------------------------------------------------------------------------------------
    142                       1               LB        Englewood Crossing
    143                       1               LB        Pompano Center

  CONTROL
    NO.                                 ADDRESS                                       CITY                STATE          ZIP
--------------------------------------------------------------------------------------------------------------------------------

     1       Various                                                           Various                    Various       Various
    1A1      1080 Stewart Drive                                                Sunnyvale                    CA            94086
    1A2      750 Lakeway Drive                                                 Sunnyvale                    CA            94085
    1A3      7 Boroline Road                                                   Saddle River                 NJ            07458
    1A4      7101 Chestnut Street                                              Rosemont                     IL            60018
--------------------------------------------------------------------------------------------------------------------------------
    1A5      9721 Washingtonian Boulevard                                      Gaithersburg                 MD            20878
    1A6      2000 Winward Way                                                  San Mateo                    CA            94404
    1A7      810 South Douglas Street                                          El Segundo                   CA            90245
    1A8      14455 Northeast 29th Place                                        Bellevue                     WA            98007
    1A9      6111 San Ignacio Avenue                                           San Jose                     CA            95119
--------------------------------------------------------------------------------------------------------------------------------
    1A10     1854 El Camino Real West                                          Mountain View                CA            94040
    1A11     400 Concourse Drive                                               Belmont                      CA            94002
    1A12     16201 West Valley Highway                                         Tukwila                      WA            98188
    1A13     1500 Easton Road                                                  Willow Grove                 PA            19090
    1A14     14975 Quorum Drive                                                Dallas                       TX            75240
--------------------------------------------------------------------------------------------------------------------------------
    1A15     18200 Alderwood Mall Parkway                                      Lynnwood                     WA            98037
    1A16     3440 West Cypress Creek Road                                      Fort Lauderdale              FL            33309
    1A17     2777 Zuni Street                                                  Denver                       CO            80211
    1A18     134 Peachtree Street NW                                           Atlanta                      GA            30303
    1A19     59901 N. MacArthur Boulevard                                      Irving                       TX            75039
--------------------------------------------------------------------------------------------------------------------------------
    1A20     270 Douglas Avenue                                                Alamonte Springs             FL            32714
    1A21     11920 Northeast 195th Street                                      Bothell                      WA            98011
    1A22     1050 Brookhollow Plaza Drive                                      Arlington                    TX            76006
    1A23     20260 Goldenrod Lane                                              Germantown                   MD            20876
    1A24     6565 South Yosemite                                               Englewood                    CO            80111
--------------------------------------------------------------------------------------------------------------------------------
    1A25     3000 Crawford Place                                               Mount Laurel                 NJ            08054
    1A26     3940 Westerre Parkway                                             Richmond                     VA            23233
    1A27     1600 Veterans Memorial Highway                                    Islandia                     NY            11722
    1A28     1821 Old Cuthbert Road                                            Cherry Hill                  NJ            08034
    1A29     5500 Triangle Drive                                               Norcross                     GA            30092
--------------------------------------------------------------------------------------------------------------------------------
    1A30     222 East 22nd Street                                              Lombard                      IL            60148
    1A31     2121 Dickens Road                                                 Richmond                     VA            23230
    1A32     2222 Enterprise Drive                                             Westchester                  IL            60154
    1A33     2761 South Bascom Avenue                                          Campbell                     CA            95008
    1A34     120 North Hurstbourne Parkway                                     Louisville                   KY            40222
--------------------------------------------------------------------------------------------------------------------------------
    1A35     1080 Newtown Pike                                                 Lexington                    KY            40511
    1A36     1300 E. Higgins Road                                              Schaumburg                   IL            60173
    1A37     17250 Fox Drive                                                   Livonia                      MI            48152
    1A38     1001 Bridgeport Avenue                                            Shelton                      CT            06484
    1A39     4610 Vestal Parkway East                                          Vestal                       NY            13850
--------------------------------------------------------------------------------------------------------------------------------
    1A40     198 Precision Drive                                               Horsham                      PA            19044
    1A41     3210 Tamiami Trail North                                          Naples                       FL            34103
    1A42     800 Roundwood Drive                                               Scarborough                  ME            04074
    1A43     100 Dunfey Lane                                                   Windsor                      CT            06095
    1A44     8880 Columbia 100 Parkway                                         Columbia                     MD            21045
--------------------------------------------------------------------------------------------------------------------------------
    1A45     5400 Farwell Place                                                Fremont                      CA            94536
             Various                                                           Various                    Various       Various
     2A      1100 Jefferson Road                                               Rochester                    NY            14467
     2B      4058 Route 42 North                                               Thompson                     NY            12701
     2C      3836 Route 281                                                    Cortland                     NY            13045
--------------------------------------------------------------------------------------------------------------------------------
     2D      5175 Broadway                                                     Depew                        NY            14043
     2E      1520 W. 26th Street                                               Erie                         PA            16508
     2F      4430 The Plaza                                                    Charlotte                    NC            28215
     2G      6825 Burlington Pike                                              Florence                     KY            41042
     2H      246 Versailles Road                                               Frankfort                    KY            40601
--------------------------------------------------------------------------------------------------------------------------------
     2I      3500 Main Street                                                  Amherst                      NY            14226
     2J      3801 Eastern Boulevard                                            Montgomery                   AL            36116
     2K      1489 East Silver Star Road                                        Ocoee                        FL            34761
     2L      2199 Southport Road                                               Spartanburg                  SC            29306
     2M      429 Highway 53 East                                               Calhoun                      GA            30701
--------------------------------------------------------------------------------------------------------------------------------
     2N      1170 - 1186 Central Avenue                                        Dunkirk                      NY            14048
     2O      1251-1263 West Columbia Avenue                                    Kissimmee                    FL            34741
     2P      305 Holly Springs Plaza Road                                      Franklin                     NC            28734
     2Q      2609 S. New Hope Road                                             Gastonia                     NC            28056
     2R      511 Smokey Park Highway                                           Asheville                    NC            28715
--------------------------------------------------------------------------------------------------------------------------------
     2S      1145 Highway 441 North                                            Cornelia                     GA            30531
     2T      354 Cox Creek Parkway                                             Florence                     AL            35630
     2U      13180 East Colonial Drive                                         Orlando                      FL            32826
     2V      1715 S Rutherford Boulevard                                       Mufreesboro                  TN            37130
     2W      2535 S. Ferdon Boulevard                                          Crestview                    FL            32536
--------------------------------------------------------------------------------------------------------------------------------
     2X      207 - 433 South Wright Street                                     Delavan                      WI            53115
     2Y      615 - 625 State Road 136                                          Baraboo                      WI            53913
     2Z      708-744 Foote Avenue                                              Jamestown                    NY            14701
    2AA      543 St. Andrews Road                                              Columbia                     SC            29210
    2AB      1145 York Street NE                                               Aiken                        SC            29801
--------------------------------------------------------------------------------------------------------------------------------
    2AC      785 Highway 321 North                                             Lenoir City                  TN            37771
    2AD      1200 East Main Street                                             Pulaski                      VA            24301
    2AE      585 Warren C. Coleman Boulevard South                             Concord                      NC            28025
    2AF      2310 Fortune Road                                                 Kissimmee                    FL            34744
    2AG      207 Russell Parkway                                               Warner Robins                GA            31088
--------------------------------------------------------------------------------------------------------------------------------
    2AH      115 West Highway 25/70                                            Dandridge                    TN            37725
    2AI      200 Thompson Street                                               Hendersonville               NC            28792
    2AJ      2702 Pine Hills Road                                              Orlando                      FL            32808
    2AK      2250 S. Main Street                                               Bellefountaine               OH            43311
    2AL      1407 - 1433  North Belt Line Road                                 Irving                       TX            75061
--------------------------------------------------------------------------------------------------------------------------------
    2AM      65 Bow Circle                                                     Hilton Head Island           SC            29928
     3       2700 Potomac Mills Circle                                         Woodbridge                   VA            22192
     4       Various                                                           Various                    Various       Various
    4A1      19075 I-45 South                                                  Shenandoah                   TX            77385
    4A2      196 Alps Road                                                     Athens                       GA            30606
--------------------------------------------------------------------------------------------------------------------------------
    4A3      5895-5933 Trussville Crossings Pkwy                               Trussville                   AL            35235
    4A4      300 Colonial Promenade Parkway                                    Alabaster                    AL            35007
    4A5      600 Kingwood Drive                                                Houston                      TX            77339
    4A6      3900-4112 Town Center Blvd                                        Orlando                      FL            32837
    4A7      5620 San Jose Blvd                                                Jacksonville                 FL            32217
--------------------------------------------------------------------------------------------------------------------------------
    4A8      15700-15800 North Dale Mabry Hwy                                  Tampa                        FL            33618
    4A9      3941 Tamiami Trail                                                Punta Gorda                  FL            33950
    4A10     Trussville Crossings Parkway                                      Trussville                   AL            35235
    4A11     5100 Old Springville Road                                         Trussville                   AL            35215
     5       One Sansome Street                                                San Francisco                CA            94104
--------------------------------------------------------------------------------------------------------------------------------
     6       100 Wall Street                                                   New York                     NY            10005
     7       3945-3965 Freedom Circle                                          Santa Clara                  CA            95054
     8       8180-8200 Greensboro Drive                                        McLean                       VA            22102
     9       1750 Veterans Memorial Highway                                    Islandia                     NY            11749
     10      5748 Baltimore National Pike                                      Baltimore                    MD            21228
--------------------------------------------------------------------------------------------------------------------------------
     11      4114 Legato Road                                                  Fairfax                      VA            22033
     12      6900 Aruba Avenue                                                 Temple Terrance              FL            33716
     13      707 Broad Street                                                  Newark                       NJ            07102
     14      Various                                                           Various                      TX          Various
    14A1     6101 Grand Court                                                  San Angelo                   TX            76901
--------------------------------------------------------------------------------------------------------------------------------
    14A2     6565 Central Park Boulevard                                       Abilene                      TX            79606
    14A3     3908 Kell Boulevard West                                          Wichita Falls                TX            76309
    14A4     435 S. Mesa Hills Drive                                           El Paso                      TX            79912
     15      5100 Coe Avenue                                                   Seaside                      CA            93955
     16      1500 Froom Ranch Way                                              San Luis Obispo              CA            93405
--------------------------------------------------------------------------------------------------------------------------------
     17      2101 US-80 East                                                   Mesquite                     TX            75150
     18      921 E. Memorial Boulevard                                         Lakeland                     FL            33801
     19      31 West 47th Street                                               New York                     NY            10036
     20      8520 Holcomb Bridge Road                                          Roswell                      GA            30022
     21      32 Weed Avenue                                                    Norwalk                      CT            06850
--------------------------------------------------------------------------------------------------------------------------------
     22      9055 East Catalina Highway                                        Tucson                       AZ            85749
     23      10294-10404 Portsmouth Road                                       Manassas                     VA            20110
     24      170-178 Thompson Street                                           New York                     NY            10012
     25      Various                                                           Los Angeles                  CA          Various
    25A1     861 Fedora Street                                                 Los Angeles                  CA            90005
--------------------------------------------------------------------------------------------------------------------------------
    25A2     320 South Occidental Boulevard                                    Los Angeles                  CA            90057
    25A3     101 N Normandie Avenue                                            Los Angeles                  CA            90004
    25A4     1439 N Curson Avenue                                              Los Angeles                  CA            90046
    25A5     722 S. Manhattan Place                                            Los Angeles                  CA            90005
    25A6     1317 N Bronson Avenue                                             Los Angeles                  CA            90028
--------------------------------------------------------------------------------------------------------------------------------
    25A7     1234 N Berendo Street                                             Los Angeles                  CA            90029
    25A8     1102 S Elden Avenue                                               Los Angeles                  CA            90006
    25A9     1217 N Berendo St                                                 Los Angeles                  CA            90029
   25A10     1121 S Normandie Avenue                                           Los Angeles                  CA            90006
     26      2200 Ranchwood Drive                                              Atlanta                      GA            30345
--------------------------------------------------------------------------------------------------------------------------------
     27      1113 Powers Ferry Place                                           Marietta                     GA            30067
     28      415-419 Cedar Bridge Avenue                                       Lakewood                     NJ            08701
     29      700 Downington Pike                                               West Chester                 PA            19380
     30      13715-13999 West Sunrise Boulevard                                Sunrise                      FL            33323
     31      4240 South Rainbow Boulevard                                      Las Vegas                    NV            89103
--------------------------------------------------------------------------------------------------------------------------------
     32      1316-1440 North Highway 77                                        Waxahachie                   TX            75165
     33      3720 S. Yaqui Drive                                               Flagstaff                    AZ            86001
     34      574 & 566 Prairie Center Drive                                    Eden Prairie                 MN            55344
     35      419 Paul Huff Parkway                                             Cleveland                    TN            37312
     36      440-580 N. Camino Mercado                                         Casa Grande                  AZ            85222
--------------------------------------------------------------------------------------------------------------------------------
     37      1075 Weybridge Road                                               Columbus                     OH            43220
     38      237 West 37th Street                                              New York                     NY            10018
     39      7680 S Las Vegas Blvd                                             Las Vegas                    NV            89123
     40      2408-2614 State Street; 2407-2545 State St. & 602-608 25th St.    East St. Louis               IL            62205
     41      3450 Southcross                                                   San Antonio                  TX            78223
--------------------------------------------------------------------------------------------------------------------------------
     42      3628-3636 Frankford Road                                          Dallas                       TX            75287
     43      28-32 West 36th Street                                            New York                     NY            10018
     44      1102 West Freeway                                                 Grand Prairie                TX            75050
     45      2300 Lohman's Crossing Road                                       Lakeway                      TX            78734
     46      1450 10th St.                                                     Santa Monica                 CA            90401
--------------------------------------------------------------------------------------------------------------------------------
     47      3579 Hacks Cross Road                                             Memphis                      TN            38125
     48      7102 North 43rd Ave                                               Glendale                     AZ            85301
     49      16415 Addison Road                                                Addison                      TX            75001
     50      Various                                                           Various                      MI          Various
    50A1     285 North Canton Center Road                                      Canton                       MI            48187
--------------------------------------------------------------------------------------------------------------------------------
    50A2     41401 Ford Road                                                   Canton                       MI            48187
    50A3     23455 Eureka Road                                                 Taylor                       MI            48180
    50A4     7205 Wayne Road                                                   Westland                     MI            48185
    50A5     25700 Goddard Road                                                Taylor                       MI            48180
    50A6     14501 Gratiot Avenue                                              Detroit                      MI            48205
--------------------------------------------------------------------------------------------------------------------------------
    50A7     123 West Michigan Avenue                                          Ypsilanti                    MI            48197
    50A8     7707 Michigan Avenue                                              Detroit                      MI            48210
    50A9     7401 Woodward Avenue                                              Detroit                      MI            48202
     51      1725 South Federal Highway                                        Delray Beach                 FL            33483
     52      3100 N. Main Street                                               Anderson                     SC            29621
--------------------------------------------------------------------------------------------------------------------------------
     53      3583 Hacks Cross Road                                             Memphis                      TN            38125
     54      160 John St.                                                      Brooklyn                     NY            11201
     55      Various                                                           Various                      MI          Various
    55A1     44815 Five Mile Road                                              Plymouth Township            MI            48170
    55A2     13606 Michigan Avenue                                             Dearborn                     MI            48126
--------------------------------------------------------------------------------------------------------------------------------
    55A3     3635 West Road                                                    Trenton                      MI            48183
    55A4     215 East Michigan Avenue                                          Kalamazoo                    MI            49007
    55A5     27270 Cherry Hill Road                                            Dearborn Heights             MI            48217
    55A6     4300 West Main Street                                             Kalamazoo                    MI            49006
    55A7     800 East Allegan Street                                           Otsego                       MI            49078
--------------------------------------------------------------------------------------------------------------------------------
    55A8     100 West Broad Street                                             Chesaning                    MI            48616
    55A9     210 North Saginaw Street                                          Durand                       MI            48429
     56      29 Commonwealth Avenue                                            Boston                       MA            02116
     57      315-321 6th Avenue                                                New York                     NY            10014
     58      Various                                                           Various                      MI          Various
--------------------------------------------------------------------------------------------------------------------------------
    58A1     27897 Woodward Avenue                                             Berkley                      MI            48072
    58A2     27375 23 Mile Road                                                Chesterfield Township        MI            48051
    58A3     15341 19 Mile Road                                                Clinton Township             MI            48038
    58A4     751 East Big Beaver Road                                          Troy                         MI            48083
    58A5     7130 Allen Road                                                   Allen Park                   MI            48101
--------------------------------------------------------------------------------------------------------------------------------
    58A6     23521 Van Dyke Avenue                                             Warren                       MI            48089
     59      6402 Weber Road                                                   Corpus Christi               TX            78413
     60      2545 West 190th Street                                            Torrance                     CA            90504
     61      10201 Harwin Drive                                                Houston                      TX            77036
     62      10333 East 25th Street                                            Indianapolis                 IN            46229
--------------------------------------------------------------------------------------------------------------------------------
     63      Various                                                           Los Angeles                  CA          Various
    63A1     1570 N. Edgemont Avenue                                           Los Angeles                  CA            90027
    63A2     5322 Lexington Avenue                                             Los Angeles                  CA            90029
    63A3     6040 Barton Avenue                                                Los Angeles                  CA            90038
     64      1200-1280 South Broad Street                                      Brooksville                  FL            34601
--------------------------------------------------------------------------------------------------------------------------------
     65      3507-3555 West Thunderbird Road,13616 North 35th Avenue           Phoenix                      AZ            85053
     66      128 West 13th Street                                              New York                     NY            10011
     67      2301 Broadmoor Drive                                              Bryan                        TX            77802
     68      13020 Yukon Avenue                                                Hawthorne                    CA            90250
     69      Wrap SEC Los Angeles Avenue and Park Lane                         Moorpark                     CA            93021
--------------------------------------------------------------------------------------------------------------------------------
     70      1955 South Road                                                   Poughkeepsie                 NY            12601
     71      4963 US Highway 98                                                Lakeland                     FL            33809
     72      1371 SW 8 Street                                                  Pompano Beach                FL            33069
     73      403 East 91st Street                                              New York                     NY            10128
     74      6687 Southwest Freeway                                            Houston                      TX            77074
--------------------------------------------------------------------------------------------------------------------------------
     75      1523 Elizabeth Avenue                                             Charlotte                    NC            28204
     76      1050 N. WestMoreland Road                                         Dallas                       TX            75211
     77      420 Garland Drive                                                 Lake Jackson                 TX            77566
     78      201 Mathistown Road                                               Little Egg Harbor            NJ            08087
     79      4830-4858 South Broadway                                          Wichita                      KS            67216
--------------------------------------------------------------------------------------------------------------------------------
     80      221 Progress Parkway                                              Franklin                     VA            23851
     81      100 Fletcher Avenue                                               Tampa                        FL            33612
     82      887 West Bay Avenue                                               Barnegat                     NJ            08005
     83      224 East Olive Avenue                                             Burbank                      CA            91502
     84      145 East Pioneer Parkway                                          Grand Prairie                TX            75052
--------------------------------------------------------------------------------------------------------------------------------
     85      Various                                                           Various                      RI          Various
    85A1     1792-1800 New London Turnpike                                     West Warwick                 RI            02893
    85A2     31-33 Nellie St.                                                  Providence                   RI            02904
    85A3     100 Pawtuxet Terrace                                              West Warwick                 RI            02893
    85A4     29-31 Knight Street                                               West Warwick                 RI            02893
--------------------------------------------------------------------------------------------------------------------------------
     86      10507 Schaenfield Road & 8223 Leslie Road                         San Antonio                  TX            78254
     87      231 Riverside Drive                                               Macon                        GA            31210
     88      4298 Rocky River Drive                                            Cleveland                    OH            44135
     89      2410 White Plains Road                                            Bronx                        NY            11578
     90      806 West Ohio Street                                              Rockville                    IN            47872
--------------------------------------------------------------------------------------------------------------------------------
     91      3237 Yanceyville Street                                           Greensboro                   NC            27405
     92      14850 Cutten Road                                                 Houston                      TX            77069
     93      10132 N. Memorial Parkway                                         Huntsville                   AL            35810
     94      Various                                                           Various                      IL          Various
    94A1     2854 West Cermak Street                                           Chicago                      IL            60623
--------------------------------------------------------------------------------------------------------------------------------
    94A2     4231 Joliet Avenue                                                Lyons                        IL            60534
    94A3     9244 South Chicago Avenue                                         Chicago                      IL            60617
     95      9525 E 21st Street                                                Wichita                      KS            67206
     96      166-19 Jamaica Avenue                                             New York                     NY            11432
     97      331 State Road                                                    Dartmouth                    MA            02747
--------------------------------------------------------------------------------------------------------------------------------
     98      120 Meadowview Road                                               Greensboro                   NC            27406
     99      840 West Ryan Road                                                Oak Creek                    WI            53154
    100      2379 Brandt Road                                                  South Annville Township      PA            17003
    101      971 North Main Street                                             Mooresville                  NC            28115
    102      1605 Way Street                                                   Reidsville                   NC            27320
--------------------------------------------------------------------------------------------------------------------------------
    103      7531 82nd Street                                                  Lubbock                      TX            79382
    104      2600 9th Street North                                             St. Petersburg               FL            33704
    105      Various                                                           Danville                     KY            40422
   105A1     605 Baughman Avenue                                               Danville                     KY            40422
   105A2     115 Michelle Court                                                Danville                     KY            40422
--------------------------------------------------------------------------------------------------------------------------------
    106      Various                                                           Various                      MI          Various
   106A1     31441 Plymouth Road                                               Livonia                      MI            48150
   106A2     12380 Woodward Avenue                                             Highland Park                MI            48203
   106A3     16841 Schaefer Road                                               Detroit                      MI            48235
    107      1102 Martin Avenue                                                Round Rock                   TX            78681
--------------------------------------------------------------------------------------------------------------------------------
    108      4931 Riverside Drive                                              Macon                        GA            31210
    109      800 North Chowning                                                Edmond                       OK            73034
    110      489 Main Street                                                   Sturbridge                   MA            01566
    111      1990 Olivera Road                                                 Concord                      CA            94520
    112      Various                                                           Massillon                    OH            44646
--------------------------------------------------------------------------------------------------------------------------------
   112A1     2200 Wales Avenue                                                 Massillon                    OH            44646
   112A2     54 Federal Avenue                                                 Massillon                    OH            44646
    113      2963 Dakota Avenue South                                          Huron                        SD            57350
    114      935, 945, 950 West 5th Street                                     Corona                       CA            92882
    115      363 Ocean Parkway                                                 Brooklyn                     NY            11218
--------------------------------------------------------------------------------------------------------------------------------
    116      6311 Beverly Hill Street                                          Houston                      TX            77057
    117      2102-2105 33rd St. & 2100-2101 34th St.                           Lubbock                      TX            79411
    118      2105 W. Highway 377                                               Granbury                     TX            76048
    119      9591 East 22nd  Avenue                                            Aurora                       CO            80010
    120      749 Saybrook Road                                                 Middletown                   CT            06457
--------------------------------------------------------------------------------------------------------------------------------
    121      SE Otis Corley Drive                                              Bentonville                  AR            72712
    122      2234-2286 S. Smithville Road                                      Kettering                    OH            45420
    123      5261 Whitsett Avenue                                              Valley Village               CA            91607
    124      7 - 63 Bard Drive                                                 Hudson                       OH            44236
    125      6000 Jaycox Road                                                  North Ridgeville             OH            44039
--------------------------------------------------------------------------------------------------------------------------------
    126      2010-2016 August Drive and 68 Briggs Drive                        Mansfield                    OH            44906
    127      1504 West Expressway 83                                           Weslaco                      TX            78596
    128      4551 New Falls Road                                               Levittown                    PA            19056
    129      Various                                                           Various                      IL          Various
   129A1     12004 South Pulaski Road                                          Alsip                        IL            60803
--------------------------------------------------------------------------------------------------------------------------------
   129A2     2917 West 95th Street                                             Evergreen Park               IL            60805
    130      2001 W. Panola Street                                             Carthage                     TX            75633
    131      19203 Stone Oak Parkway                                           San Antonio                  TX            78258
    132      2808 Highway 6 S.                                                 Houston                      TX            77082
    133      3151 Lawrenceville-Suwanee Road                                   Suwanee                      GA            30024
--------------------------------------------------------------------------------------------------------------------------------
    134      2008 Merchant Drive                                               Richmond                     KY            40475
    135      4023 North Armenia Avenue                                         Tampa                        FL            33607
    136      555 West Jackson Street                                           Painesville                  OH            44077
    137      2223-2323 Louisiana Street                                        Lawrence                     KS            66046
    138      1822 Brown Street                                                 Dayton                       OH            45409
--------------------------------------------------------------------------------------------------------------------------------
    139      335 Oxford Street                                                 Dover                        OH            44622
    140      Various                                                           Various                    Various       Various
   140A1     1301 East Chicago Avenue                                          Hammond                      IN            46327
   140A2     8908 South Ashland Avenue                                         Chicago                      IL            60620
    141      105 Currituck Commercial Drive                                    Moyock                       NC            27958
--------------------------------------------------------------------------------------------------------------------------------
    142      905 South Main Street                                             Englewood                    OH            45322
    143      2240 N Federal Highway                                            Pompano Beach                FL            33062

                                                   CROSS              ORIGINAL         CUT-OFF DATE         % OF AGGREGATE
  CONTROL                   LOAN              COLLATERALIZED          BALANCE             BALANCE            CUT-OFF DATE
    NO.                    PURPOSE                GROUPS                ($)                 ($)                BALANCE
------------------------------------------------------------------------------------------------------------------------------

     1          Acquisition                   No                       412,701,271         412,701,271                  13.9%
    1A1         N/A                           Yes (LB-A)
    1A2         N/A                           Yes (LB-A)
    1A3         N/A                           Yes (LB-A)
    1A4         N/A                           Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------------
    1A5         N/A                           Yes (LB-A)
    1A6         N/A                           Yes (LB-A)
    1A7         N/A                           Yes (LB-A)
    1A8         N/A                           Yes (LB-A)
    1A9         N/A                           Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------------
    1A10        N/A                           Yes (LB-A)
    1A11        N/A                           Yes (LB-A)
    1A12        N/A                           Yes (LB-A)
    1A13        N/A                           Yes (LB-A)
    1A14        N/A                           Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------------
    1A15        N/A                           Yes (LB-A)
    1A16        N/A                           Yes (LB-A)
    1A17        N/A                           Yes (LB-A)
    1A18        N/A                           Yes (LB-A)
    1A19        N/A                           Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------------
    1A20        N/A                           Yes (LB-A)
    1A21        N/A                           Yes (LB-A)
    1A22        N/A                           Yes (LB-A)
    1A23        N/A                           Yes (LB-A)
    1A24        N/A                           Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------------
    1A25        N/A                           Yes (LB-A)
    1A26        N/A                           Yes (LB-A)
    1A27        N/A                           Yes (LB-A)
    1A28        N/A                           Yes (LB-A)
    1A29        N/A                           Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------------
    1A30        N/A                           Yes (LB-A)
    1A31        N/A                           Yes (LB-A)
    1A32        N/A                           Yes (LB-A)
    1A33        N/A                           Yes (LB-A)
    1A34        N/A                           Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------------
    1A35        N/A                           Yes (LB-A)
    1A36        N/A                           Yes (LB-A)
    1A37        N/A                           Yes (LB-A)
    1A38        N/A                           Yes (LB-A)
    1A39        N/A                           Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------------
    1A40        N/A                           Yes (LB-A)
    1A41        N/A                           Yes (LB-A)
    1A42        N/A                           Yes (LB-A)
    1A43        N/A                           Yes (LB-A)
    1A44        N/A                           Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------------
    1A45        N/A                           Yes (LB-A)
                Various                       N/A                      323,860,000         323,860,000                  10.9%
     2A         Acquisition                   Yes (LB-1)                21,792,000          21,792,000                   0.7%
     2B         Acquisition                   Yes (LB-1)                18,400,000          18,400,000                   0.6%
     2C         Acquisition                   Yes (LB-1)                17,424,000          17,424,000                   0.6%
------------------------------------------------------------------------------------------------------------------------------
     2D         Acquisition                   Yes (LB-1)                16,424,000          16,424,000                   0.6%
     2E         Acquisition                   Yes (LB-1)                15,225,000          15,225,000                   0.5%
     2F         Acquisition                   Yes (LB-1)                10,696,000          10,696,000                   0.4%
     2G         Acquisition                   Yes (LB-1)                10,626,000          10,626,000                   0.4%
     2H         Acquisition                   Yes (LB-1)                 9,987,000           9,987,000                   0.3%
------------------------------------------------------------------------------------------------------------------------------
     2I         Acquisition                   Yes (LB-1)                 9,975,000           9,975,000                   0.3%
     2J         Refinance                     Yes (LB-1)                 9,890,000           9,890,000                   0.3%
     2K         Acquisition                   Yes (LB-1)                 9,837,000           9,837,000                   0.3%
     2L         Acquisition                   Yes (LB-1)                 9,437,000           9,437,000                   0.3%
     2M         Refinance                     Yes (LB-1)                 9,200,000           9,200,000                   0.3%
------------------------------------------------------------------------------------------------------------------------------
     2N         Refinance                     Yes (LB-1)                 9,150,000           9,150,000                   0.3%
     2O         Acquisition                   Yes (LB-1)                 9,037,000           9,037,000                   0.3%
     2P         Refinance                     Yes (LB-1)                 8,870,000           8,870,000                   0.3%
     2Q         Acquisition                   Yes (LB-1)                 8,700,000           8,700,000                   0.3%
     2R         Acquisition                   Yes (LB-1)                 6,925,000           6,925,000                   0.2%
------------------------------------------------------------------------------------------------------------------------------
     2S         Refinance                     Yes (LB-1)                 6,920,000           6,920,000                   0.2%
     2T         Refinance                     Yes (LB-1)                 6,720,000           6,720,000                   0.2%
     2U         Acquisition                   Yes (LB-1)                 6,688,000           6,688,000                   0.2%
     2V         Acquisition                   Yes (LB-1)                 6,418,000           6,418,000                   0.2%
     2W         Refinance                     Yes (LB-1)                 6,380,000           6,380,000                   0.2%
------------------------------------------------------------------------------------------------------------------------------
     2X         Refinance                     Yes (LB-1)                 6,280,000           6,280,000                   0.2%
     2Y         Refinance                     Yes (LB-1)                 6,260,000           6,260,000                   0.2%
     2Z         Acquisition                   Yes (LB-1)                 6,088,000           6,088,000                   0.2%
    2AA         Refinance                     Yes (LB-1)                 6,080,000           6,080,000                   0.2%
    2AB         Acquisition                   Yes (LB-1)                 5,750,000           5,750,000                   0.2%
------------------------------------------------------------------------------------------------------------------------------
    2AC         Refinance                     Yes (LB-1)                 5,500,000           5,500,000                   0.2%
    2AD         Refinance                     Yes (LB-1)                 5,120,000           5,120,000                   0.2%
    2AE         Acquisition                   Yes (LB-1)                 5,098,000           5,098,000                   0.2%
    2AF         Acquisition                   Yes (LB-1)                 4,968,000           4,968,000                   0.2%
    2AG         Acquisition                   Yes (LB-1)                 4,718,000           4,718,000                   0.2%
------------------------------------------------------------------------------------------------------------------------------
    2AH         Acquisition                   Yes (LB-1)                 4,438,000           4,438,000                   0.1%
    2AI         Acquisition                   Yes (LB-1)                 4,250,000           4,250,000                   0.1%
    2AJ         Refinance                     Yes (LB-1)                 4,240,000           4,240,000                   0.1%
    2AK         Acquisition                   Yes (LB-1)                 4,099,000           4,099,000                   0.1%
    2AL         Refinance                     Yes (LB-1)                 3,410,000           3,410,000                   0.1%
------------------------------------------------------------------------------------------------------------------------------
    2AM         Refinance                     Yes (LB-1)                 2,840,000           2,840,000                   0.1%
     3          Acquisition                   No                       246,000,000         246,000,000                   8.3%
     4          Acquisition                   No                       144,000,000         144,000,000                   4.8%
    4A1         N/A                           Yes (UBS-A)
    4A2         N/A                           Yes (UBS-A)
------------------------------------------------------------------------------------------------------------------------------
    4A3         N/A                           Yes (UBS-A)
    4A4         N/A                           Yes (UBS-A)
    4A5         N/A                           Yes (UBS-A)
    4A6         N/A                           Yes (UBS-A)
    4A7         N/A                           Yes (UBS-A)
------------------------------------------------------------------------------------------------------------------------------
    4A8         N/A                           Yes (UBS-A)
    4A9         N/A                           Yes (UBS-A)
    4A10        N/A                           Yes (UBS-A)
    4A11        N/A                           Yes (UBS-A)
     5          Acquisition                   No                       139,569,073         139,569,073                   4.7%
------------------------------------------------------------------------------------------------------------------------------
     6          Acquisition                   No                       117,399,060         117,399,060                   3.9%
     7          Acquisition                   No                       116,426,461         116,426,461                   3.9%
     8          Acquisition                   No                       108,926,767         108,926,767                   3.7%
     9          Acquisition                   No                        73,600,000          73,600,000                   2.5%
     10         Acquisition                   No                        56,500,000          56,500,000                   1.9%
------------------------------------------------------------------------------------------------------------------------------
     11         Acquisition                   No                        52,399,975          52,399,975                   1.8%
     12         Acquisition                   No                        51,214,000          51,214,000                   1.7%
     13         Refinance                     No                        42,000,000          42,000,000                   1.4%
     14         Acquisition                   No                        39,000,000          39,000,000                   1.3%
    14A1        N/A                           Yes (LB-B)
------------------------------------------------------------------------------------------------------------------------------
    14A2        N/A                           Yes (LB-B)
    14A3        N/A                           Yes (LB-B)
    14A4        N/A                           Yes (LB-B)
     15         Refinance                     No                        32,000,000          32,000,000                   1.1%
     16         Refinance                     No                        32,000,000          32,000,000                   1.1%
------------------------------------------------------------------------------------------------------------------------------
     17         Acquisition                   No                        30,200,000          30,200,000                   1.0%
     18         Acquisition                   No                        25,100,000          25,100,000                   0.8%
     19         Acquisition                   No                        25,000,000          25,000,000                   0.8%
     20         Acquisition                   No                        23,900,000          23,900,000                   0.8%
     21         Acquisition                   No                        23,500,000          23,500,000                   0.8%
------------------------------------------------------------------------------------------------------------------------------
     22         Acquisition                   No                        22,500,000          22,500,000                   0.8%
     23         Refinance                     No                        20,838,000          20,838,000                   0.7%
     24         Refinance                     No                        20,700,000          20,700,000                   0.7%
     25         Refinance                     No                        20,538,000          20,538,000                   0.7%
    25A1        N/A                           Yes (UBS-B)
------------------------------------------------------------------------------------------------------------------------------
    25A2        N/A                           Yes (UBS-B)
    25A3        N/A                           Yes (UBS-B)
    25A4        N/A                           Yes (UBS-B)
    25A5        N/A                           Yes (UBS-B)
    25A6        N/A                           Yes (UBS-B)
------------------------------------------------------------------------------------------------------------------------------
    25A7        N/A                           Yes (UBS-B)
    25A8        N/A                           Yes (UBS-B)
    25A9        N/A                           Yes (UBS-B)
   25A10        N/A                           Yes (UBS-B)
     26         Acquisition                   No                        20,375,000          20,375,000                   0.7%
------------------------------------------------------------------------------------------------------------------------------
     27         Acquisition                   No                        20,200,000          20,200,000                   0.7%
     28         Refinance                     No                        20,000,000          20,000,000                   0.7%
     29         Acquisition                   No                        19,100,000          19,100,000                   0.6%
     30         Refinance                     No                        18,250,000          18,250,000                   0.6%
     31         Refinance                     No                        17,575,000          17,575,000                   0.6%
------------------------------------------------------------------------------------------------------------------------------
     32         Acquisition                   No                        16,750,000          16,750,000                   0.6%
     33         Acquisition                   No                        16,240,000          16,240,000                   0.5%
     34         Refinance                     No                        14,894,000          14,894,000                   0.5%
     35         Acquisition                   No                        14,500,000          14,500,000                   0.5%
     36         Refinance                     No                        14,350,000          14,337,245                   0.5%
------------------------------------------------------------------------------------------------------------------------------
     37         Refinance                     No                        14,250,000          14,250,000                   0.5%
     38         Refinance                     No                        12,910,000          12,910,000                   0.4%
     39         Refinance                     No                        12,500,000          12,500,000                   0.4%
     40         Acquisition                   No                        12,100,000          12,100,000                   0.4%
     41         Refinance                     No                        12,000,000          12,000,000                   0.4%
------------------------------------------------------------------------------------------------------------------------------
     42         Refinance                     No                        12,000,000          12,000,000                   0.4%
     43         Refinance                     No                        11,940,000          11,940,000                   0.4%
     44         Refinance                     No                        11,600,000          11,600,000                   0.4%
     45         Refinance                     No                        11,600,000          11,600,000                   0.4%
     46         Acquisition                   No                        11,525,000          11,525,000                   0.4%
------------------------------------------------------------------------------------------------------------------------------
     47         Refinance                     No                        11,500,000          11,491,586                   0.4%
     48         Refinance                     No                        11,250,000          11,250,000                   0.4%
     49         Acquisition                   No                        11,100,000          11,100,000                   0.4%
     50         Acquisition                   No                        10,781,058          10,781,058                   0.4%
    50A1        N/A                           Yes (UBS-C)
------------------------------------------------------------------------------------------------------------------------------
    50A2        N/A                           Yes (UBS-C)
    50A3        N/A                           Yes (UBS-C)
    50A4        N/A                           Yes (UBS-C)
    50A5        N/A                           Yes (UBS-C)
    50A6        N/A                           Yes (UBS-C)
------------------------------------------------------------------------------------------------------------------------------
    50A7        N/A                           Yes (UBS-C)
    50A8        N/A                           Yes (UBS-C)
    50A9        N/A                           Yes (UBS-C)
     51         Acquisition                   No                        10,500,000          10,500,000                   0.4%
     52         Refinance                     Yes (LB-2)                10,450,000          10,450,000                   0.4%
------------------------------------------------------------------------------------------------------------------------------
     53         Refinance                     No                        10,000,000           9,992,684                   0.3%
     54         Acquisition                   No                         9,700,000           9,700,000                   0.3%
     55         Acquisition                   No                         9,613,114           9,613,114                   0.3%
    55A1        N/A                           Yes (UBS-D)
    55A2        N/A                           Yes (UBS-D)
------------------------------------------------------------------------------------------------------------------------------
    55A3        N/A                           Yes (UBS-D)
    55A4        N/A                           Yes (UBS-D)
    55A5        N/A                           Yes (UBS-D)
    55A6        N/A                           Yes (UBS-D)
    55A7        N/A                           Yes (UBS-D)
------------------------------------------------------------------------------------------------------------------------------
    55A8        N/A                           Yes (UBS-D)
    55A9        N/A                           Yes (UBS-D)
     56         Refinance                     No                         9,500,000           9,500,000                   0.3%
     57         Acquisition                   No                         9,500,000           9,500,000                   0.3%
     58         Acquisition                   No                         9,430,675           9,430,675                   0.3%
------------------------------------------------------------------------------------------------------------------------------
    58A1        N/A                           Yes (UBS-E)
    58A2        N/A                           Yes (UBS-E)
    58A3        N/A                           Yes (UBS-E)
    58A4        N/A                           Yes (UBS-E)
    58A5        N/A                           Yes (UBS-E)
------------------------------------------------------------------------------------------------------------------------------
    58A6        N/A                           Yes (UBS-E)
     59         Refinance                     No                         9,227,000           9,220,174                   0.3%
     60         Refinance                     No                         9,000,000           9,000,000                   0.3%
     61         Refinance                     No                         9,000,000           9,000,000                   0.3%
     62         Refinance                     No                         8,000,000           8,000,000                   0.3%
------------------------------------------------------------------------------------------------------------------------------
     63         Refinance                     No                         8,000,000           8,000,000                   0.3%
    63A1        N/A                           Yes (UBS-F)
    63A2        N/A                           Yes (UBS-F)
    63A3        N/A                           Yes (UBS-F)
     64         Refinance                     No                         7,500,000           7,500,000                   0.3%
------------------------------------------------------------------------------------------------------------------------------
     65         Refinance                     No                         7,200,000           7,200,000                   0.2%
     66         Refinance                     No                         7,200,000           7,200,000                   0.2%
     67         Acquisition                   No                         7,100,000           7,100,000                   0.2%
     68         Refinance                     No                         7,100,000           7,093,721                   0.2%
     69         Refinance                     No                         7,000,000           7,000,000                   0.2%
------------------------------------------------------------------------------------------------------------------------------
     70         Refinance                     No                         7,000,000           7,000,000                   0.2%
     71         Refinance                     Yes (LB-2)                 7,000,000           7,000,000                   0.2%
     72         Refinance                     No                         6,500,000           6,500,000                   0.2%
     73         Acquisition                   No                         6,500,000           6,500,000                   0.2%
     74         Acquisition                   No                         6,400,000           6,400,000                   0.2%
------------------------------------------------------------------------------------------------------------------------------
     75         Refinance                     No                         6,200,000           6,200,000                   0.2%
     76         Refinance                     No                         6,000,000           5,960,794                   0.2%
     77         Refinance                     No                         5,850,000           5,850,000                   0.2%
     78         Refinance                     No                         5,500,000           5,500,000                   0.2%
     79         Acquisition                   No                         5,440,000           5,440,000                   0.2%
------------------------------------------------------------------------------------------------------------------------------
     80         Refinance                     No                         5,360,000           5,360,000                   0.2%
     81         Refinance                     No                         5,300,000           5,300,000                   0.2%
     82         Refinance                     No                         5,100,000           5,100,000                   0.2%
     83         Acquisition                   No                         5,100,000           5,100,000                   0.2%
     84         Acquisition                   No                         5,050,000           5,050,000                   0.2%
------------------------------------------------------------------------------------------------------------------------------
     85         Refinance                     No                         5,000,000           5,000,000                   0.2%
    85A1        N/A                           Yes (LB-C)
    85A2        N/A                           Yes (LB-C)
    85A3        N/A                           Yes (LB-C)
    85A4        N/A                           Yes (LB-C)
------------------------------------------------------------------------------------------------------------------------------
     86         Acquisition                   No                         4,400,000           4,400,000                   0.1%
     87         Refinance                     No                         4,400,000           4,396,168                   0.1%
     88         Refinance                     No                         4,375,000           4,375,000                   0.1%
     89         Refinance                     No                         4,300,000           4,274,298                   0.1%
     90         Refinance                     No                         4,200,000           4,200,000                   0.1%
------------------------------------------------------------------------------------------------------------------------------
     91         Refinance                     No                         4,175,000           4,175,000                   0.1%
     92         Refinance                     No                         4,100,000           4,100,000                   0.1%
     93         Refinance                     No                         4,000,000           4,000,000                   0.1%
     94         Acquisition                   No                         3,746,984           3,746,984                   0.1%
    94A1        N/A                           Yes (UBS-G)
------------------------------------------------------------------------------------------------------------------------------
    94A2        N/A                           Yes (UBS-G)
    94A3        N/A                           Yes (UBS-G)
     95         Acquisition                   No                         3,750,000           3,741,854                   0.1%
     96         Refinance                     No                         3,720,000           3,720,000                   0.1%
     97         Acquisition                   No                         3,700,000           3,700,000                   0.1%
------------------------------------------------------------------------------------------------------------------------------
     98         Acquisition                   No                         3,700,000           3,700,000                   0.1%
     99         Refinance                     No                         3,600,000           3,577,013                   0.1%
    100         Acquisition                   No                         3,500,000           3,494,017                   0.1%
    101         Acquisition                   No                         3,425,000           3,425,000                   0.1%
    102         Acquisition                   No                         3,400,000           3,400,000                   0.1%
------------------------------------------------------------------------------------------------------------------------------
    103         Acquisition                   Yes (UBS-1)                3,153,000           3,153,000                   0.1%
    104         Refinance                     No                         3,000,000           3,000,000                   0.1%
    105         Acquisition and Refinance     No                         3,000,000           3,000,000                   0.1%
   105A1        N/A                           Yes (UBS-H)
   105A2        N/A                           Yes (UBS-H)
------------------------------------------------------------------------------------------------------------------------------
    106         Acquisition                   No                         2,962,352           2,962,352                   0.1%
   106A1        N/A                           Yes (UBS-I)
   106A2        N/A                           Yes (UBS-I)
   106A3        N/A                           Yes (UBS-I)
    107         Refinance                     No                         2,930,000           2,928,004                   0.1%
------------------------------------------------------------------------------------------------------------------------------
    108         Refinance                     No                         2,880,000           2,877,725                   0.1%
    109         Refinance                     No                         2,800,000           2,800,000                   0.1%
    110         Acquisition                   No                         2,800,000           2,800,000                   0.1%
    111         Refinance                     No                         2,800,000           2,800,000                   0.1%
    112         Acquisition                   No                         2,785,256           2,785,256                   0.1%
------------------------------------------------------------------------------------------------------------------------------
   112A1        N/A                           Yes (UBS-J)
   112A2        N/A                           Yes (UBS-J)
    113         Refinance                     No                         2,735,000           2,728,287                   0.1%
    114         Refinance                     No                         2,650,000           2,650,000                   0.1%
    115         Refinance                     No                         2,650,000           2,650,000                   0.1%
------------------------------------------------------------------------------------------------------------------------------
    116         Acquisition                   No                         2,635,000           2,628,347                   0.1%
    117         Acquisition                   No                         2,600,000           2,600,000                   0.1%
    118         Acquisition                   Yes (UBS-1)                2,586,000           2,586,000                   0.1%
    119         Acquisition                   No                         2,550,000           2,550,000                   0.1%
    120         Acquisition                   No                         2,520,000           2,515,642                   0.1%
------------------------------------------------------------------------------------------------------------------------------
    121         Acquisition                   No                         2,450,000           2,450,000                   0.1%
    122         Refinance                     No                         2,440,000           2,440,000                   0.1%
    123         Acquisition                   No                         2,425,000           2,425,000                   0.1%
    124         Refinance                     No                         2,350,000           2,350,000                   0.1%
    125         Acquisition                   No                         2,336,000           2,325,409                   0.1%
------------------------------------------------------------------------------------------------------------------------------
    126         Refinance                     No                         2,300,000           2,295,659                   0.1%
    127         Acquisition                   No                         2,240,000           2,240,000                   0.1%
    128         Refinance                     No                         2,200,000           2,200,000                   0.1%
    129         Acquisition                   No                         2,193,306           2,193,306                   0.1%
   129A1        N/A                           Yes (UBS-K)
------------------------------------------------------------------------------------------------------------------------------
   129A2        N/A                           Yes (UBS-K)
    130         Acquisition                   Yes (UBS-1)                2,192,000           2,192,000                   0.1%
    131         Acquisition                   No                         2,100,000           2,098,325                   0.1%
    132         Refinance                     No                         2,024,000           2,024,000                   0.1%
    133         Acquisition                   No                         2,015,000           2,015,000                   0.1%
------------------------------------------------------------------------------------------------------------------------------
    134         Refinance                     No                         2,000,000           2,000,000                   0.1%
    135         Acquisition                   No                         1,950,000           1,950,000                   0.1%
    136         Refinance                     No                         1,860,000           1,860,000                   0.1%
    137         Refinance                     No                         1,850,000           1,850,000                   0.1%
    138         Refinance                     No                         1,740,000           1,740,000                   0.1%
------------------------------------------------------------------------------------------------------------------------------
    139         Refinance                     No                         1,600,000           1,595,823                   0.1%
    140         Refinance                     No                         1,605,000           1,589,586                   0.1%
   140A1        N/A                           Yes (UBS-L)
   140A2        N/A                           Yes (UBS-L)
    141         Refinance                     No                         1,450,000           1,450,000                   0.0%
------------------------------------------------------------------------------------------------------------------------------
    142         Refinance                     No                         1,110,000           1,110,000                   0.0%
    143         Refinance                     No                           700,000             700,000                   0.0%

                 CUMULATIVE %                    ADMINISTRATIVE       INTEREST                                      ORIGINAL
  CONTROL      OF INITIAL POOL     MORTGAGE           COST            ACCRUAL             AMORTIZATION           INTEREST-ONLY
    NO.            BALANCE         RATE (%)         RATE (%)           BASIS                  TYPE               PERIOD (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

     1                    13.9%        6.71250            0.02053    Actual/360    Interest-Only, Balloon                      60
    1A1
    1A2
    1A3
    1A4
----------------------------------------------------------------------------------------------------------------------------------
    1A5
    1A6
    1A7
    1A8
    1A9
----------------------------------------------------------------------------------------------------------------------------------
    1A10
    1A11
    1A12
    1A13
    1A14
----------------------------------------------------------------------------------------------------------------------------------
    1A15
    1A16
    1A17
    1A18
    1A19
----------------------------------------------------------------------------------------------------------------------------------
    1A20
    1A21
    1A22
    1A23
    1A24
----------------------------------------------------------------------------------------------------------------------------------
    1A25
    1A26
    1A27
    1A28
    1A29
----------------------------------------------------------------------------------------------------------------------------------
    1A30
    1A31
    1A32
    1A33
    1A34
----------------------------------------------------------------------------------------------------------------------------------
    1A35
    1A36
    1A37
    1A38
    1A39
----------------------------------------------------------------------------------------------------------------------------------
    1A40
    1A41
    1A42
    1A43
    1A44
----------------------------------------------------------------------------------------------------------------------------------
    1A45
                                       6.44998            0.02053    Actual/360    Interest-Only, Balloon
     2A                   14.6%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
     2B                   15.2%        6.71000            0.02053    Actual/360    Interest-Only, Balloon                      61
     2C                   15.8%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
----------------------------------------------------------------------------------------------------------------------------------
     2D                   16.3%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
     2E                   16.9%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
     2F                   17.2%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
     2G                   17.6%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
     2H                   17.9%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
----------------------------------------------------------------------------------------------------------------------------------
     2I                   18.2%        6.71000            0.02053    Actual/360    Interest-Only, Balloon                      61
     2J                   18.6%        6.43000            0.02053    Actual/360    Interest-Only, Balloon                      60
     2K                   18.9%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
     2L                   19.2%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
     2M                   19.5%        6.43000            0.02053    Actual/360    Interest-Only, Balloon                      60
----------------------------------------------------------------------------------------------------------------------------------
     2N                   19.8%        6.43000            0.02053    Actual/360    Interest-Only, Balloon                      60
     2O                   20.1%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
     2P                   20.4%        6.43000            0.02053    Actual/360    Interest-Only, Balloon                      60
     2Q                   20.7%        6.71000            0.02053    Actual/360    Interest-Only, Balloon                      61
     2R                   21.0%        6.71000            0.02053    Actual/360    Interest-Only, Balloon                      61
----------------------------------------------------------------------------------------------------------------------------------
     2S                   21.2%        6.43000            0.02053    Actual/360    Interest-Only, Balloon                      60
     2T                   21.4%        6.43000            0.02053    Actual/360    Interest-Only, Balloon                      60
     2U                   21.6%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
     2V                   21.9%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
     2W                   22.1%        6.43000            0.02053    Actual/360    Interest-Only, Balloon                      60
----------------------------------------------------------------------------------------------------------------------------------
     2X                   22.3%        6.43000            0.02053    Actual/360    Interest-Only, Balloon                      60
     2Y                   22.5%        6.43000            0.02053    Actual/360    Interest-Only, Balloon                      60
     2Z                   22.7%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
    2AA                   22.9%        6.43000            0.02053    Actual/360    Interest-Only, Balloon                      60
    2AB                   23.1%        6.71000            0.02053    Actual/360    Interest-Only, Balloon                      61
----------------------------------------------------------------------------------------------------------------------------------
    2AC                   23.3%        6.43000            0.02053    Actual/360    Interest-Only, Balloon                      60
    2AD                   23.4%        6.43000            0.02053    Actual/360    Interest-Only, Balloon                      60
    2AE                   23.6%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
    2AF                   23.8%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
    2AG                   23.9%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
----------------------------------------------------------------------------------------------------------------------------------
    2AH                   24.1%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
    2AI                   24.2%        6.71000            0.02053    Actual/360    Interest-Only, Balloon                      61
    2AJ                   24.4%        6.43000            0.02053    Actual/360    Interest-Only, Balloon                      60
    2AK                   24.5%        6.38000            0.02053    Actual/360    Interest-Only, Balloon                      60
    2AL                   24.6%        6.43000            0.02053    Actual/360    Interest-Only, Balloon                      60
----------------------------------------------------------------------------------------------------------------------------------
    2AM                   24.7%        6.43000            0.02053    Actual/360    Interest-Only, Balloon                      60
     3                    33.0%        5.82950            0.02053    Actual/360    Interest-Only                              120
     4                    37.8%        6.31200            0.02053    Actual/360    Interest-Only                               85
    4A1
    4A2
----------------------------------------------------------------------------------------------------------------------------------
    4A3
    4A4
    4A5
    4A6
    4A7
----------------------------------------------------------------------------------------------------------------------------------
    4A8
    4A9
    4A10
    4A11
     5                    42.5%        6.17000            0.02053    Actual/360    Interest-Only                               60
----------------------------------------------------------------------------------------------------------------------------------
     6                    46.4%        6.25000            0.02053    Actual/360    Interest-Only                               60
     7                    50.4%        6.53000            0.02053    Actual/360    Interest-Only, Balloon                      60
     8                    54.0%        6.30000            0.02053    Actual/360    Interest-Only                               60
     9                    56.5%        5.67900            0.02053    Actual/360    Interest-Only                              120
     10                   58.4%        5.94750            0.02053    Actual/360    Interest-Only                              120
----------------------------------------------------------------------------------------------------------------------------------
     11                   60.1%        6.31000            0.02053    Actual/360    Interest-Only                               60
     12                   61.9%        5.88260            0.02053    Actual/360    Interest-Only                              120
     13                   63.3%        5.63600            0.02053    Actual/360    Interest-Only                              121
     14                   64.6%        6.17700            0.02053    Actual/360    Interest-Only                               60
    14A1
----------------------------------------------------------------------------------------------------------------------------------
    14A2
    14A3
    14A4
     15                   65.6%        6.09000            0.02053    Actual/360    Interest-Only, Balloon                      60
     16                   66.7%        6.00000            0.02053    Actual/360    Interest-Only                              120
----------------------------------------------------------------------------------------------------------------------------------
     17                   67.7%        5.84000            0.02053    Actual/360    Interest-Only, Balloon                      60
     18                   68.6%        6.27000            0.02053    Actual/360    Interest-Only                              120
     19                   69.4%        6.23000            0.02053    Actual/360    Interest-Only, Balloon                      60
     20                   70.2%        6.25000            0.02053    Actual/360    Interest-Only, Balloon                      36
     21                   71.0%        6.68000            0.02053    Actual/360    Interest-Only, Balloon                      24
----------------------------------------------------------------------------------------------------------------------------------
     22                   71.8%        6.23080            0.02053    Actual/360    Interest-Only                               60
     23                   72.5%        6.88000            0.02053    Actual/360    Interest-Only, Balloon                      60
     24                   73.2%        6.16700            0.02053    Actual/360    Interest-Only                              120
     25                   73.8%        5.81000            0.02053    Actual/360    Interest-Only                               60
    25A1
----------------------------------------------------------------------------------------------------------------------------------
    25A2
    25A3
    25A4
    25A5
    25A6
----------------------------------------------------------------------------------------------------------------------------------
    25A7
    25A8
    25A9
   25A10
     26                   74.5%        6.17400            0.02053    Actual/360    Interest-Only                              120
----------------------------------------------------------------------------------------------------------------------------------
     27                   75.2%        6.25000            0.02053    Actual/360    Interest-Only, Balloon                      36
     28                   75.9%        5.67400            0.02053    Actual/360    Interest-Only, Balloon                      36
     29                   76.5%        6.22000            0.02053    Actual/360    Interest-Only, Balloon                      35
     30                   77.1%        6.67000            0.02053    Actual/360    Interest-Only, Balloon                      60
     31                   77.7%        6.88000            0.02053    Actual/360    Interest-Only, Balloon                      60
----------------------------------------------------------------------------------------------------------------------------------
     32                   78.3%        6.35000            0.02053    Actual/360    Interest-Only, Balloon                      60
     33                   78.8%        6.19000            0.06053    Actual/360    Interest-Only, Balloon                      60
     34                   79.3%        6.88000            0.02053    Actual/360    Interest-Only, Balloon                      60
     35                   79.8%        6.46000            0.02053    Actual/360    Interest-Only, Balloon                      60
     36                   80.3%        5.73000            0.02053    Actual/360    Balloon                                      0
----------------------------------------------------------------------------------------------------------------------------------
     37                   80.8%        5.80200            0.02053    Actual/360    Interest-Only                               60
     38                   81.2%        6.44500            0.02053    Actual/360    Interest-Only                              120
     39                   81.6%        5.85000            0.02053    Actual/360    Interest-Only                               60
     40                   82.0%        6.46000            0.02053    Actual/360    Interest-Only, Balloon                      36
     41                   82.4%        5.79000            0.08053    Actual/360    Interest-Only, Balloon                      60
----------------------------------------------------------------------------------------------------------------------------------
     42                   82.8%        5.78000            0.02053    Actual/360    Interest-Only                              120
     43                   83.2%        6.00000            0.02053    Actual/360    Interest-Only                              120
     44                   83.6%        5.84000            0.02053    Actual/360    Interest-Only, Balloon                      60
     45                   84.0%        5.86000            0.02053    Actual/360    Interest-Only, Balloon                      60
     46                   84.4%        5.90000            0.02053    Actual/360    Interest-Only                              120
----------------------------------------------------------------------------------------------------------------------------------
     47                   84.8%        6.46000            0.02053    Actual/360    Balloon                                      0
     48                   85.2%        6.47000            0.02053    Actual/360    Interest-Only, Balloon                      24
     49                   85.5%        6.53000            0.02053    Actual/360    Interest-Only, Balloon                      60
     50                   85.9%        6.19100            0.02053    Actual/360    Interest-Only                              120
    50A1
----------------------------------------------------------------------------------------------------------------------------------
    50A2
    50A3
    50A4
    50A5
    50A6
----------------------------------------------------------------------------------------------------------------------------------
    50A7
    50A8
    50A9
     51                   86.3%        5.98000            0.02053    Actual/360    Interest-Only                              121
     52                   86.6%        6.11500            0.02053    Actual/360    Interest-Only, Balloon                      60
----------------------------------------------------------------------------------------------------------------------------------
     53                   86.9%        6.46000            0.02053    Actual/360    Balloon                                      0
     54                   87.3%        6.44000            0.02053    Actual/360    Interest-Only, Balloon                      60
     55                   87.6%        6.19100            0.02053    Actual/360    Interest-Only                              120
    55A1
    55A2
----------------------------------------------------------------------------------------------------------------------------------
    55A3
    55A4
    55A5
    55A6
    55A7
----------------------------------------------------------------------------------------------------------------------------------
    55A8
    55A9
     56                   87.9%        6.43000            0.02053    Actual/360    Interest-Only, Balloon                      60
     57                   88.2%        6.26000            0.02053    Actual/360    Interest-Only                              120
     58                   88.5%        6.19100            0.02053    Actual/360    Interest-Only                              120
----------------------------------------------------------------------------------------------------------------------------------
    58A1
    58A2
    58A3
    58A4
    58A5
----------------------------------------------------------------------------------------------------------------------------------
    58A6
     59                   88.9%        6.42000            0.02053    Actual/360    Balloon                                      0
     60                   89.2%        6.48000            0.02053    Actual/360    Interest-Only, Balloon                      36
     61                   89.5%        5.72000            0.02053    Actual/360    Interest-Only, Balloon                      60
     62                   89.7%        6.01000            0.02053    Actual/360    Interest-Only, Balloon                      48
----------------------------------------------------------------------------------------------------------------------------------
     63                   90.0%        6.43000            0.02053    Actual/360    Interest-Only                               60
    63A1
    63A2
    63A3
     64                   90.3%        6.89000            0.02053    Actual/360    Interest-Only, Balloon                      37
----------------------------------------------------------------------------------------------------------------------------------
     65                   90.5%        5.87000            0.08053    Actual/360    Interest-Only, Balloon                      60
     66                   90.7%        6.18000            0.02053    Actual/360    Interest-Only                               84
     67                   91.0%        6.11440            0.02053    Actual/360    Interest-Only, Balloon                      24
     68                   91.2%        5.75000            0.02053    Actual/360    Balloon                                      0
     69                   91.4%        6.47500            0.02053    Actual/360    Interest-Only, Balloon                      36
----------------------------------------------------------------------------------------------------------------------------------
     70                   91.7%        6.39000            0.02053    Actual/360    Interest-Only, Balloon                      24
     71                   91.9%        6.11500            0.02053    Actual/360    Interest-Only, Balloon                      60
     72                   92.1%        5.84000            0.02053    Actual/360    Interest-Only, Balloon                      84
     73                   92.4%        6.16000            0.02053    Actual/360    Interest-Only                              120
     74                   92.6%        6.46000            0.02053    Actual/360    Balloon                                      0
----------------------------------------------------------------------------------------------------------------------------------
     75                   92.8%        5.93000            0.02053    Actual/360    Interest-Only, Balloon                      36
     76                   93.0%        6.15000            0.07053    Actual/360    Balloon                                      0
     77                   93.2%        6.85000            0.02053    Actual/360    Interest-Only, Balloon                      49
     78                   93.4%        5.73000            0.02053    Actual/360    Interest-Only                              120
     79                   93.5%        6.44000            0.02053    Actual/360    Interest-Only, Balloon                      24
----------------------------------------------------------------------------------------------------------------------------------
     80                   93.7%        5.95000            0.02053    Actual/360    Balloon                                      0
     81                   93.9%        6.54000            0.02053    Actual/360    Interest-Only, Balloon                      36
     82                   94.1%        6.32000            0.02053    Actual/360    Interest-Only                              120
     83                   94.2%        5.75000            0.02053    Actual/360    Interest-Only                              120
     84                   94.4%        6.27000            0.08053    Actual/360    Interest-Only, Balloon                      24
----------------------------------------------------------------------------------------------------------------------------------
     85                   94.6%        6.77000            0.02053    Actual/360    Balloon                                      0
    85A1
    85A2
    85A3
    85A4
----------------------------------------------------------------------------------------------------------------------------------
     86                   94.7%        6.70000            0.02053    Actual/360    Interest-Only, Balloon                      25
     87                   94.9%        5.81000            0.02053    Actual/360    Balloon                                      0
     88                   95.0%        5.90000            0.02053    Actual/360    Interest-Only, Balloon                      48
     89                   95.2%        5.49000            0.02053    Actual/360    Balloon                                      0
     90                   95.3%        5.96000            0.02053    Actual/360    Interest-Only                              120
----------------------------------------------------------------------------------------------------------------------------------
     91                   95.4%        6.57000            0.02053    Actual/360    Balloon                                      0
     92                   95.6%        6.28000            0.02053    Actual/360    Interest-Only, Balloon                      48
     93                   95.7%        6.46000            0.02053    Actual/360    Interest-Only, Balloon                      24
     94                   95.8%        6.30000            0.02053    Actual/360    Interest-Only                               60
    94A1
----------------------------------------------------------------------------------------------------------------------------------
    94A2
    94A3
     95                   96.0%        5.93000            0.02053    Actual/360    Balloon                                      0
     96                   96.1%        6.23000            0.02053    Actual/360    Interest-Only                              120
     97                   96.2%        6.40000            0.02053    Actual/360    Interest-Only, Balloon                      36
----------------------------------------------------------------------------------------------------------------------------------
     98                   96.3%        5.96000            0.02053    Actual/360    Interest-Only, Balloon                      36
     99                   96.5%        6.08000            0.02053    Actual/360    Balloon                                      0
    100                   96.6%        6.30000            0.02053    Actual/360    Balloon                                      0
    101                   96.7%        6.58000            0.02053    Actual/360    Interest-Only, Balloon                      48
    102                   96.8%        5.80000            0.02053    Actual/360    Interest-Only, Balloon                      48
----------------------------------------------------------------------------------------------------------------------------------
    103                   96.9%        5.79000            0.02053    Actual/360    Interest-Only                              120
    104                   97.0%        5.90000            0.04053    Actual/360    Interest-Only                               60
    105                   97.1%        6.18000            0.02053    Actual/360    Interest-Only, Balloon                      24
   105A1
   105A2
----------------------------------------------------------------------------------------------------------------------------------
    106                   97.2%        6.30000            0.02053    Actual/360    Interest-Only                               60
   106A1
   106A2
   106A3
    107                   97.3%        6.71000            0.06053    Actual/360    Balloon                                      0
----------------------------------------------------------------------------------------------------------------------------------
    108                   97.4%        6.18000            0.02053    Actual/360    Balloon                                      0
    109                   97.5%        5.66000            0.02053    Actual/360    Interest-Only, Balloon                      36
    110                   97.6%        6.09000            0.08053    Actual/360    Interest-Only, Balloon                      24
    111                   97.7%        6.45000            0.02053    Actual/360    Interest-Only, Balloon                      24
    112                   97.8%        6.30000            0.02053    Actual/360    Interest-Only                               60
----------------------------------------------------------------------------------------------------------------------------------
   112A1
   112A2
    113                   97.9%        6.13000            0.02053    Actual/360    Balloon                                      0
    114                   98.0%        6.79000            0.07053    Actual/360    Interest-Only, Balloon                      24
    115                   98.1%        6.60000            0.02053    Actual/360    Interest-Only, Balloon                      60
----------------------------------------------------------------------------------------------------------------------------------
    116                   98.1%        6.23000            0.02053    Actual/360    Balloon                                      0
    117                   98.2%        5.87000            0.02053    Actual/360    Interest-Only, Balloon                      60
    118                   98.3%        5.79000            0.02053    Actual/360    Interest-Only                              120
    119                   98.4%        6.25000            0.09053    Actual/360    Interest-Only, Balloon                      24
    120                   98.5%        6.25000            0.02053    Actual/360    Balloon                                      0
----------------------------------------------------------------------------------------------------------------------------------
    121                   98.6%        6.69000            0.02053    Actual/360    Interest-Only, Balloon                      61
    122                   98.7%        5.77000            0.06053    Actual/360    Interest-Only, Balloon                      36
    123                   98.7%        6.47000            0.02053    Actual/360    Interest-Only, Balloon                      36
    124                   98.8%        5.90000            0.02053    Actual/360    Interest-Only, Balloon                      48
    125                   98.9%        5.99000            0.02053    Actual/360    Balloon                                      0
----------------------------------------------------------------------------------------------------------------------------------
    126                   99.0%        5.86000            0.02053    Actual/360    Balloon                                      0
    127                   99.0%        6.47000            0.02053    Actual/360    Interest-Only, Balloon                      42
    128                   99.1%        5.74000            0.02053    Actual/360    Interest-Only                              120
    129                   99.2%        6.30000            0.02053    Actual/360    Interest-Only                               60
   129A1
----------------------------------------------------------------------------------------------------------------------------------
   129A2
    130                   99.3%        5.79000            0.02053    Actual/360    Interest-Only                              120
    131                   99.3%        6.14500            0.02053    Actual/360    Balloon                                      0
    132                   99.4%        6.50000            0.02053    Actual/360    Interest-Only, Balloon                      36
    133                   99.5%        6.18000            0.02053    Actual/360    Interest-Only, Balloon                      60
----------------------------------------------------------------------------------------------------------------------------------
    134                   99.5%        6.81000            0.02053    Actual/360    Interest-Only, Balloon                      25
    135                   99.6%        6.46000            0.02053    Actual/360    Interest-Only, Balloon                      36
    136                   99.7%        6.81000            0.02053    Actual/360    Interest-Only, Balloon                      12
    137                   99.7%        6.59000            0.02053    Actual/360    Balloon                                      0
    138                   99.8%        5.77000            0.06053    Actual/360    Interest-Only, Balloon                      36
----------------------------------------------------------------------------------------------------------------------------------
    139                   99.8%        6.09000            0.02053    Actual/360    Balloon                                      0
    140                   99.9%        6.20000            0.02053    Actual/360    Balloon                                      0
   140A1
   140A2
    141                   99.9%        6.65000            0.02053    Actual/360    Interest-Only, Balloon                      36
----------------------------------------------------------------------------------------------------------------------------------
    142                  100.0%        5.77000            0.06053    Actual/360    Interest-Only, Balloon                      36
    143                  100.0%        6.36000            0.02053    Actual/360    Interest-Only, Balloon                      24

                  REMAINING         ORIGINAL           REMAINING          ORIGINAL        REMAINING
  CONTROL       INTEREST-ONLY       TERM TO             TERM TO         AMORTIZATION     AMORTIZATION     ORIGINATION
    NO.         PERIOD (MOS.)   MATURITY (MOS.)     MATURITY (MOS.)     TERM (MOS.)      TERM (MOS.)          DATE
-------------------------------------------------------------------------------------------------------------------------

     1                      59                120                 119              360              360        6/29/2007
    1A1
    1A2
    1A3
    1A4
-------------------------------------------------------------------------------------------------------------------------
    1A5
    1A6
    1A7
    1A8
    1A9
-------------------------------------------------------------------------------------------------------------------------
    1A10
    1A11
    1A12
    1A13
    1A14
-------------------------------------------------------------------------------------------------------------------------
    1A15
    1A16
    1A17
    1A18
    1A19
-------------------------------------------------------------------------------------------------------------------------
    1A20
    1A21
    1A22
    1A23
    1A24
-------------------------------------------------------------------------------------------------------------------------
    1A25
    1A26
    1A27
    1A28
    1A29
-------------------------------------------------------------------------------------------------------------------------
    1A30
    1A31
    1A32
    1A33
    1A34
-------------------------------------------------------------------------------------------------------------------------
    1A35
    1A36
    1A37
    1A38
    1A39
-------------------------------------------------------------------------------------------------------------------------
    1A40
    1A41
    1A42
    1A43
    1A44
-------------------------------------------------------------------------------------------------------------------------
    1A45
                                                                                                                 Various
     2A                     59                120                 119              360              360        6/28/2007
     2B                     61                119                 119              360              360        8/15/2007
     2C                     59                120                 119              360              360        6/28/2007
-------------------------------------------------------------------------------------------------------------------------
     2D                     59                120                 119              360              360        6/28/2007
     2E                     59                120                 119              360              360        6/28/2007
     2F                     59                120                 119              360              360        6/28/2007
     2G                     59                120                 119              360              360        6/28/2007
     2H                     59                120                 119              360              360        6/28/2007
-------------------------------------------------------------------------------------------------------------------------
     2I                     61                119                 119              360              360        8/15/2007
     2J                     59                120                 119              360              360        6/22/2007
     2K                     59                120                 119              360              360        6/28/2007
     2L                     59                120                 119              360              360        6/28/2007
     2M                     59                120                 119              360              360        6/22/2007
-------------------------------------------------------------------------------------------------------------------------
     2N                     59                120                 119              360              360        6/22/2007
     2O                     59                120                 119              360              360        6/28/2007
     2P                     59                120                 119              360              360        6/22/2007
     2Q                     61                119                 119              360              360        8/15/2007
     2R                     61                119                 119              360              360        8/15/2007
-------------------------------------------------------------------------------------------------------------------------
     2S                     59                120                 119              360              360        6/22/2007
     2T                     59                120                 119              360              360        6/22/2007
     2U                     59                120                 119              360              360        6/28/2007
     2V                     59                120                 119              360              360        6/28/2007
     2W                     59                120                 119              360              360        6/22/2007
-------------------------------------------------------------------------------------------------------------------------
     2X                     59                120                 119              360              360        6/22/2007
     2Y                     59                120                 119              360              360        6/22/2007
     2Z                     59                120                 119              360              360        6/28/2007
    2AA                     59                120                 119              360              360        6/22/2007
    2AB                     61                119                 119              360              360        8/15/2007
-------------------------------------------------------------------------------------------------------------------------
    2AC                     59                120                 119              360              360        6/22/2007
    2AD                     59                120                 119              360              360        6/22/2007
    2AE                     59                120                 119              360              360        6/28/2007
    2AF                     59                120                 119              360              360        6/28/2007
    2AG                     59                120                 119              360              360        6/28/2007
-------------------------------------------------------------------------------------------------------------------------
    2AH                     59                120                 119              360              360        6/28/2007
    2AI                     61                119                 119              360              360        8/15/2007
    2AJ                     59                120                 119              360              360        6/22/2007
    2AK                     59                120                 119              360              360        6/28/2007
    2AL                     59                120                 119              360              360        6/22/2007
-------------------------------------------------------------------------------------------------------------------------
    2AM                     59                120                 119              360              360        6/22/2007
     3                     119                120                 119                0                0        6/15/2007
     4                      84                 85                  84                0                0        6/15/2007
    4A1
    4A2
-------------------------------------------------------------------------------------------------------------------------
    4A3
    4A4
    4A5
    4A6
    4A7
-------------------------------------------------------------------------------------------------------------------------
    4A8
    4A9
    4A10
    4A11
     5                      58                 60                  58                0                0        5/15/2007
-------------------------------------------------------------------------------------------------------------------------
     6                      58                 60                  58                0                0        5/15/2007
     7                      58                120                 118              360              360         6/5/2007
     8                      58                 60                  58                0                0        5/15/2007
     9                     119                120                 119                0                0        6/11/2007
     10                    118                120                 118                0                0         6/6/2007
-------------------------------------------------------------------------------------------------------------------------
     11                     58                 60                  58                0                0        5/15/2007
     12                    117                120                 117                0                0        4/16/2007
     13                    121                121                 121                0                0        8/13/2007
     14                     57                 60                  57                0                0        4/30/2007
    14A1
-------------------------------------------------------------------------------------------------------------------------
    14A2
    14A3
    14A4
     15                     58                120                 118              360              360        5/16/2007
     16                    118                120                 118                0                0        5/23/2007
-------------------------------------------------------------------------------------------------------------------------
     17                     58                120                 118              360              360        5/23/2007
     18                    118                120                 118                0                0         6/8/2007
     19                     60                120                 120              360              360         8/1/2007
     20                     34                 60                  58              360              360        5/15/2007
     21                     23                 60                  59              360              360         7/6/2007
-------------------------------------------------------------------------------------------------------------------------
     22                     59                 60                  59                0                0        6/14/2007
     23                     59                180                 179              360              360        7/11/2007
     24                    119                120                 119                0                0         7/3/2007
     25                     55                 60                  55                0                0         3/7/2007
    25A1
-------------------------------------------------------------------------------------------------------------------------
    25A2
    25A3
    25A4
    25A5
    25A6
-------------------------------------------------------------------------------------------------------------------------
    25A7
    25A8
    25A9
   25A10
     26                    119                120                 119                0                0        6/27/2007
-------------------------------------------------------------------------------------------------------------------------
     27                     35                 60                  59              360              360        6/29/2007
     28                     35                120                 119              360              360        6/18/2007
     29                     34                 84                  83              360              360        6/21/2007
     30                     60                120                 120              360              360        7/31/2007
     31                     59                180                 179              360              360        7/11/2007
-------------------------------------------------------------------------------------------------------------------------
     32                     60                120                 120              360              360        7/17/2007
     33                     58                120                 118              360              360        5/31/2007
     34                     59                180                 179              360              360        7/11/2007
     35                     59                120                 119              360              360        6/26/2007
     36                      0                120                 119              360              359        6/27/2007
-------------------------------------------------------------------------------------------------------------------------
     37                     59                 60                  59                0                0        6/12/2007
     38                    120                120                 120                0                0        7/25/2007
     39                     56                 60                  56                0                0         4/3/2007
     40                     36                120                 120              360              360        7/12/2007
     41                     53                120                 113              360              360       12/28/2006
-------------------------------------------------------------------------------------------------------------------------
     42                    118                120                 118                0                0        5/18/2007
     43                    118                120                 118                0                0         6/6/2007
     44                     60                120                 120              360              360        7/12/2007
     45                     58                120                 118              360              360        5/17/2007
     46                    118                120                 118                0                0        5/17/2007
-------------------------------------------------------------------------------------------------------------------------
     47                      0                120                 119              360              359        6/28/2007
     48                     23                120                 119              360              360        6/26/2007
     49                     59                120                 119              360              360        6/27/2007
     50                    108                120                 108                0                0        7/21/2006
    50A1
-------------------------------------------------------------------------------------------------------------------------
    50A2
    50A3
    50A4
    50A5
    50A6
-------------------------------------------------------------------------------------------------------------------------
    50A7
    50A8
    50A9
     51                    118                121                 118                0                0        4/30/2007
     52                     58                120                 118              360              360         6/6/2007
-------------------------------------------------------------------------------------------------------------------------
     53                      0                120                 119              360              359        6/28/2007
     54                     60                120                 120              360              360        7/24/2007
     55                    108                120                 108                0                0        7/21/2006
    55A1
    55A2
-------------------------------------------------------------------------------------------------------------------------
    55A3
    55A4
    55A5
    55A6
    55A7
-------------------------------------------------------------------------------------------------------------------------
    55A8
    55A9
     56                     60                120                 120              360              360        7/16/2007
     57                    119                120                 119                0                0        6/28/2007
     58                    108                120                 108                0                0        7/21/2006
-------------------------------------------------------------------------------------------------------------------------
    58A1
    58A2
    58A3
    58A4
    58A5
-------------------------------------------------------------------------------------------------------------------------
    58A6
     59                      0                120                 119              360              359        6/29/2007
     60                     36                120                 120              360              360        8/13/2007
     61                     57                120                 117              360              360         5/2/2007
     62                     46                120                 118              360              360         6/1/2007
-------------------------------------------------------------------------------------------------------------------------
     63                     55                 60                  55                0                0         3/7/2007
    63A1
    63A2
    63A3
     64                     37                121                 121              360              360        8/14/2007
-------------------------------------------------------------------------------------------------------------------------
     65                     57                120                 117              360              360        4/18/2007
     66                     83                 84                  83                0                0        6/28/2007
     67                     22                 84                  82              360              360         6/1/2007
     68                      0                120                 119              360              359        6/13/2007
     69                     35                120                 119              360              360        6/26/2007
-------------------------------------------------------------------------------------------------------------------------
     70                     24                120                 120              360              360         8/8/2007
     71                     58                120                 118              360              360         6/6/2007
     72                     82                120                 118              360              360        6/11/2007
     73                    118                120                 118                0                0        5/23/2007
     74                      0                120                 120              300              300         8/2/2007
-------------------------------------------------------------------------------------------------------------------------
     75                     35                 84                  83              360              360        6/29/2007
     76                      0                 84                  77              360              353       12/28/2006
     77                     49                121                 121              360              360        8/16/2007
     78                    117                120                 117                0                0        5/10/2007
     79                     24                120                 120              360              360        7/12/2007
-------------------------------------------------------------------------------------------------------------------------
     80                      0                120                 120              360              360        7/19/2007
     81                     36                120                 120              360              360         8/3/2007
     82                    120                120                 120                0                0         8/6/2007
     83                    116                120                 116                0                0        3/28/2007
     84                     22                120                 118              360              360        5/31/2007
-------------------------------------------------------------------------------------------------------------------------
     85                      0                 60                  60              324              324        7/26/2007
    85A1
    85A2
    85A3
    85A4
-------------------------------------------------------------------------------------------------------------------------
     86                     25                121                 121              360              360        8/15/2007
     87                      0                120                 119              360              359         7/2/2007
     88                     46                120                 118              360              360        5/17/2007
     89                      0                120                 116              300              296        3/16/2007
     90                    118                120                 118                0                0        5/17/2007
-------------------------------------------------------------------------------------------------------------------------
     91                      0                120                 120              360              360         8/3/2007
     92                     47                120                 119              360              360        6/12/2007
     93                     23                120                 119              360              360        6/21/2007
     94                     48                 60                  48                0                0        7/21/2006
    94A1
-------------------------------------------------------------------------------------------------------------------------
    94A2
    94A3
     95                      0                120                 118              336              334        5/30/2007
     96                    119                120                 119                0                0         7/3/2007
     97                     36                120                 120              360              360        7/31/2007
-------------------------------------------------------------------------------------------------------------------------
     98                     34                120                 118              360              360        5/15/2007
     99                      0                120                 112              360              352       11/15/2006
    100                      0                120                 118              360              358        5/24/2007
    101                     48                120                 120              360              360         8/9/2007
    102                     46                120                 118              360              360        5/22/2007
-------------------------------------------------------------------------------------------------------------------------
    103                    119                120                 119                0                0        6/29/2007
    104                     57                 60                  57                0                0        4/24/2007
    105                     21                120                 117              360              360        5/10/2007
   105A1
   105A2
-------------------------------------------------------------------------------------------------------------------------
    106                     48                 60                  48                0                0        7/21/2006
   106A1
   106A2
   106A3
    107                      0                 84                  83              360              359        6/22/2007
-------------------------------------------------------------------------------------------------------------------------
    108                      0                120                 119              360              359         7/2/2007
    109                     33                120                 117              360              360        4/30/2007
    110                     19                120                 115              360              360        2/12/2007
    111                     24                120                 120              360              360         8/3/2007
    112                     48                 60                  48                0                0        7/21/2006
-------------------------------------------------------------------------------------------------------------------------
   112A1
   112A2
    113                      0                120                 118              312              310         6/6/2007
    114                     24                120                 120              360              360        7/27/2007
    115                     60                120                 120              360              360         8/7/2007
-------------------------------------------------------------------------------------------------------------------------
    116                      0                120                 117              360              357        4/18/2007
    117                     56                120                 116              360              360         4/5/2007
    118                    119                120                 119                0                0        6/29/2007
    119                     22                120                 118              360              360         6/1/2007
    120                      0                120                 118              360              358        5/31/2007
-------------------------------------------------------------------------------------------------------------------------
    121                     61                121                 121              360              360        8/16/2007
    122                     35                120                 119              360              360        6/22/2007
    123                     36                120                 120              360              360        7/17/2007
    124                     46                120                 118              360              360        5/17/2007
    125                      0                120                 115              360              355        2/13/2007
-------------------------------------------------------------------------------------------------------------------------
    126                      0                120                 118              360              358        5/17/2007
    127                     41                120                 119              360              360        6/29/2007
    128                    116                120                 116                0                0         4/4/2007
    129                     48                 60                  48                0                0        7/21/2006
   129A1
-------------------------------------------------------------------------------------------------------------------------
   129A2
    130                    117                120                 117                0                0         5/9/2007
    131                      0                120                 119              360              359        7/10/2007
    132                     35                120                 119              360              360        6/18/2007
    133                     58                120                 118              360              360         6/5/2007
-------------------------------------------------------------------------------------------------------------------------
    134                     25                121                 121              360              360        8/15/2007
    135                     35                120                 119              360              360        7/11/2007
    136                     12                120                 120              360              360        7/19/2007
    137                      0                120                 120              360              360         8/7/2007
    138                     35                120                 119              360              360        6/22/2007
-------------------------------------------------------------------------------------------------------------------------
    139                      0                120                 117              360              357        4/13/2007
    140                      0                120                 113              300              293         1/4/2007
   140A1
   140A2
    141                     36                120                 120              360              360        8/10/2007
-------------------------------------------------------------------------------------------------------------------------
    142                     35                120                 119              360              360        6/22/2007
    143                     23                120                 119              360              360         7/6/2007

                 MATURITY OR                                                                   PROPERTY
  CONTROL        ANTICIPATED          BALLOON                    PROPERTY                        TYPE
    NO.        REPAYMENT DATE       BALANCE ($)                    TYPE                        SPECIFIC
-------------------------------------------------------------------------------------------------------------------------

     1                  7/9/2017     389,593,207         Hotel                     Various
    1A1                                                  Hotel                     Limited Service
    1A2                                                  Hotel                     Limited Service
    1A3                                                  Hotel                     Limited Service
    1A4                                                  Hotel                     Limited Service
-------------------------------------------------------------------------------------------------------------------------
    1A5                                                  Hotel                     Limited Service
    1A6                                                  Hotel                     Limited Service
    1A7                                                  Hotel                     Limited Service
    1A8                                                  Hotel                     Limited Service
    1A9                                                  Hotel                     Limited Service
-------------------------------------------------------------------------------------------------------------------------
    1A10                                                 Hotel                     Limited Service
    1A11                                                 Hotel                     Limited Service
    1A12                                                 Hotel                     Limited Service
    1A13                                                 Hotel                     Limited Service
    1A14                                                 Hotel                     Limited Service
-------------------------------------------------------------------------------------------------------------------------
    1A15                                                 Hotel                     Limited Service
    1A16                                                 Hotel                     Full Service
    1A17                                                 Hotel                     Limited Service
    1A18                                                 Hotel                     Limited Service
    1A19                                                 Hotel                     Limited Service
-------------------------------------------------------------------------------------------------------------------------
    1A20                                                 Hotel                     Limited Service
    1A21                                                 Hotel                     Limited Service
    1A22                                                 Hotel                     Limited Service
    1A23                                                 Hotel                     Limited Service
    1A24                                                 Hotel                     Limited Service
-------------------------------------------------------------------------------------------------------------------------
    1A25                                                 Hotel                     Limited Service
    1A26                                                 Hotel                     Limited Service
    1A27                                                 Hotel                     Limited Service
    1A28                                                 Hotel                     Limited Service
    1A29                                                 Hotel                     Limited Service
-------------------------------------------------------------------------------------------------------------------------
    1A30                                                 Hotel                     Limited Service
    1A31                                                 Hotel                     Limited Service
    1A32                                                 Hotel                     Limited Service
    1A33                                                 Hotel                     Limited Service
    1A34                                                 Hotel                     Limited Service
-------------------------------------------------------------------------------------------------------------------------
    1A35                                                 Hotel                     Limited Service
    1A36                                                 Hotel                     Limited Service
    1A37                                                 Hotel                     Limited Service
    1A38                                                 Hotel                     Limited Service
    1A39                                                 Hotel                     Limited Service
-------------------------------------------------------------------------------------------------------------------------
    1A40                                                 Hotel                     Limited Service
    1A41                                                 Hotel                     Limited Service
    1A42                                                 Hotel                     Limited Service
    1A43                                                 Hotel                     Limited Service
    1A44                                                 Hotel                     Limited Service
-------------------------------------------------------------------------------------------------------------------------
    1A45                                                 Hotel                     Limited Service
                       7/11/2017     304,833,779         Retail                    Various
     2A                7/11/2017      20,486,934         Retail                    Anchored
     2B                7/11/2017      17,404,117         Retail                    Anchored
     2C                7/11/2017      16,380,522         Retail                    Anchored
-------------------------------------------------------------------------------------------------------------------------
     2D                7/11/2017      15,440,410         Retail                    Anchored
     2E                7/11/2017      14,313,215         Retail                    Anchored
     2F                7/11/2017      10,055,445         Retail                    Anchored
     2G                7/11/2017       9,989,637         Retail                    Anchored
     2H                7/11/2017       9,388,905         Retail                    Anchored
-------------------------------------------------------------------------------------------------------------------------
     2I                7/11/2017       9,435,113         Retail                    Anchored
     2J                7/11/2017       9,303,604         Retail                    Anchored
     2K                7/11/2017       9,247,888         Retail                    Anchored
     2L                7/11/2017       8,871,843         Retail                    Anchored
     2M                7/11/2017       8,654,515         Retail                    Anchored
-------------------------------------------------------------------------------------------------------------------------
     2N                7/11/2017       8,607,480         Retail                    Anchored
     2O                7/11/2017       8,495,798         Retail                    Anchored
     2P                7/11/2017       8,344,081         Retail                    Anchored
     2Q                7/11/2017       8,229,121         Retail                    Anchored
     2R                7/11/2017       6,550,191         Retail                    Anchored
-------------------------------------------------------------------------------------------------------------------------
     2S                7/11/2017       6,509,700         Retail                    Anchored
     2T                7/11/2017       6,321,558         Retail                    Anchored
     2U                7/11/2017       6,287,473         Retail                    Anchored
     2V                7/11/2017       6,033,643         Retail                    Anchored
     2W                7/11/2017       6,001,718         Retail                    Anchored
-------------------------------------------------------------------------------------------------------------------------
     2X                7/11/2017       5,907,647         Retail                    Anchored
     2Y                7/11/2017       5,888,833         Retail                    Anchored
     2Z                7/11/2017       5,723,406         Retail                    Anchored
    2AA                7/11/2017       5,719,505         Retail                    Anchored
    2AB                7/11/2017       5,438,787         Retail                    Anchored
-------------------------------------------------------------------------------------------------------------------------
    2AC                7/11/2017       5,173,895         Retail                    Anchored
    2AD                7/11/2017       4,816,426         Retail                    Unanchored
    2AE                7/11/2017       4,792,694         Retail                    Anchored
    2AF                7/11/2017       4,670,480         Retail                    Anchored
    2AG                7/11/2017       4,435,451         Retail                    Anchored
-------------------------------------------------------------------------------------------------------------------------
    2AH                7/11/2017       4,172,220         Retail                    Anchored
    2AI                7/11/2017       4,019,973         Retail                    Anchored
    2AJ                7/11/2017       3,988,603         Retail                    Anchored
    2AK                7/11/2017       3,853,522         Retail                    Anchored
    2AL                7/11/2017       3,207,815         Retail                    Unanchored
-------------------------------------------------------------------------------------------------------------------------
    2AM                7/11/2017       2,671,611         Retail                    Unanchored
     3                 7/11/2017     246,000,000         Retail                    Regional Mall
     4                  8/6/2014     144,000,000         Retail                    Anchored
    4A1                                                  Retail                    Anchored
    4A2                                                  Retail                    Anchored
-------------------------------------------------------------------------------------------------------------------------
    4A3                                                  Retail                    Anchored
    4A4                                                  Retail                    Anchored
    4A5                                                  Retail                    Anchored
    4A6                                                  Retail                    Anchored
    4A7                                                  Retail                    Anchored
-------------------------------------------------------------------------------------------------------------------------
    4A8                                                  Retail                    Anchored
    4A9                                                  Retail                    Anchored
    4A10                                                 Retail                    Anchored
    4A11                                                 Retail                    Anchored
     5                 6/11/2012     139,569,073         Office                    N/A
-------------------------------------------------------------------------------------------------------------------------
     6                 6/11/2012     117,399,060         Office                    N/A
     7                 6/11/2017     109,656,656         Office                    N/A
     8                 6/11/2012     108,926,767         Office                    N/A
     9                  7/9/2017      73,600,000         Retail                    Anchored
     10                 6/9/2017      56,500,000         Retail                    Anchored
-------------------------------------------------------------------------------------------------------------------------
     11                6/11/2012      52,399,975         Office                    N/A
     12                5/11/2017      51,214,000         Multifamily               Mid/High Rise
     13                9/11/2017      42,000,000         Office                    N/A
     14                5/11/2012      39,000,000         Assisted Living           Skilled Nursing & Assisted Living
    14A1                                                 Assisted Living           Skilled Nursing & Assisted Living
-------------------------------------------------------------------------------------------------------------------------
    14A2                                                 Assisted Living           Skilled Nursing & Assisted Living
    14A3                                                 Assisted Living           Skilled Nursing & Assisted Living
    14A4                                                 Assisted Living           Skilled Nursing & Assisted Living
     15                6/11/2017      29,969,868         Mobile Home Park          N/A
     16                6/11/2017      32,000,000         Retail                    Anchored
-------------------------------------------------------------------------------------------------------------------------
     17                6/11/2017      28,189,510         Multifamily               Garden
     18                6/11/2017      25,100,000         Retail                    Anchored
     19                 8/9/2017      23,456,573         Office                    N/A
     20                6/11/2012      23,369,815         Multifamily               Garden
     21                 7/9/2012      22,761,168         Hotel                     Full Service
-------------------------------------------------------------------------------------------------------------------------
     22                7/11/2012      22,500,000         Multifamily               Garden
     23                7/11/2022      18,115,156         Retail                    Anchored
     24                 7/9/2017      20,700,000         Multifamily               Mid/High Rise
     25                3/11/2012      20,538,000         Multifamily               Low Rise
    25A1                                                 Multifamily               Low Rise
-------------------------------------------------------------------------------------------------------------------------
    25A2                                                 Multifamily               Low Rise
    25A3                                                 Multifamily               Low Rise
    25A4                                                 Multifamily               Low Rise
    25A5                                                 Multifamily               Low Rise
    25A6                                                 Multifamily               Low Rise
-------------------------------------------------------------------------------------------------------------------------
    25A7                                                 Multifamily               Low Rise
    25A8                                                 Multifamily               Low Rise
    25A9                                                 Multifamily               Low Rise
   25A10                                                 Multifamily               Low Rise
     26                7/10/2017      20,375,000         Multifamily               Garden
-------------------------------------------------------------------------------------------------------------------------
     27                7/11/2012      19,752,148         Multifamily               Garden
     28                 7/9/2017      17,959,358         Multifamily               Garden
     29                 7/9/2014      18,163,691         Retail                    Anchored
     30                8/11/2017      17,218,337         Retail                    Anchored
     31                7/11/2022      15,278,523         Retail                    Anchored
-------------------------------------------------------------------------------------------------------------------------
     32                8/11/2017      15,740,142         Retail                    Anchored
     33                6/11/2017      15,229,640         Multifamily               Garden
     34                7/11/2022      12,947,842         Retail                    Unanchored
     35                7/11/2017      13,645,425         Retail                    Anchored
     36                7/11/2017      12,075,524         Mixed-Use                 Office/Retail
-------------------------------------------------------------------------------------------------------------------------
     37                 7/9/2012      14,250,000         Multifamily               Garden
     38                 8/9/2017      12,910,000         Office                    N/A
     39                 4/9/2012      12,500,000         Retail                    Shadow Anchored
     40                8/11/2017      11,030,702         Retail                    Anchored
     41                1/11/2017      11,195,133         Multifamily               Garden
-------------------------------------------------------------------------------------------------------------------------
     42                6/11/2017      12,000,000         Retail                    Anchored
     43                 6/9/2017      11,940,000         Office                    N/A
     44                8/11/2017      10,827,658         Industrial/Warehouse      N/A
     45                6/11/2017      10,830,703         Retail                    Anchored
     46                6/11/2017      11,525,000         Office                    N/A
-------------------------------------------------------------------------------------------------------------------------
     47                7/11/2017       9,886,068         Hotel                     Limited Service
     48                7/11/2017      10,075,040         Multifamily               Garden
     49                7/11/2017      10,454,965         Office                    N/A
     50                8/11/2016      10,781,058         Retail                    Single Tenant
    50A1                                                 Retail                    Single Tenant
-------------------------------------------------------------------------------------------------------------------------
    50A2                                                 Retail                    Single Tenant
    50A3                                                 Retail                    Single Tenant
    50A4                                                 Retail                    Single Tenant
    50A5                                                 Retail                    Single Tenant
    50A6                                                 Retail                    Single Tenant
-------------------------------------------------------------------------------------------------------------------------
    50A7                                                 Retail                    Single Tenant
    50A8                                                 Retail                    Single Tenant
    50A9                                                 Retail                    Single Tenant
     51                 6/9/2017      10,500,000         Retail                    Anchored
     52                6/11/2017       9,790,255         Retail                    Anchored
-------------------------------------------------------------------------------------------------------------------------
     53                7/11/2017       8,596,581         Hotel                     Limited Service
     54                8/11/2017       9,125,585         Self-Storage              N/A
     55                8/11/2016       9,613,114         Retail                    Single Tenant
    55A1                                                 Retail                    Single Tenant
    55A2                                                 Retail                    Single Tenant
-------------------------------------------------------------------------------------------------------------------------
    55A3                                                 Retail                    Single Tenant
    55A4                                                 Retail                    Single Tenant
    55A5                                                 Retail                    Single Tenant
    55A6                                                 Retail                    Single Tenant
    55A7                                                 Retail                    Single Tenant
-------------------------------------------------------------------------------------------------------------------------
    55A8                                                 Retail                    Single Tenant
    55A9                                                 Retail                    Single Tenant
     56                8/11/2017       8,936,303         Office                    N/A
     57                 7/9/2017       9,500,000         Mixed-Use                 Multifamily/Retail
     58                8/11/2016       9,430,675         Retail                    Single Tenant
-------------------------------------------------------------------------------------------------------------------------
    58A1                                                 Retail                    Single Tenant
    58A2                                                 Retail                    Single Tenant
    58A3                                                 Retail                    Single Tenant
    58A4                                                 Retail                    Single Tenant
    58A5                                                 Retail                    Single Tenant
-------------------------------------------------------------------------------------------------------------------------
    58A6                                                 Retail                    Single Tenant
     59                7/11/2017       7,923,122         Multifamily               Garden
     60                 8/9/2017       8,207,669         Self-Storage              N/A
     61                5/11/2017       8,387,360         Multifamily               Garden
     62                6/11/2017       7,362,745         Multifamily               Garden
-------------------------------------------------------------------------------------------------------------------------
     63                3/11/2012       8,000,000         Multifamily               Low Rise
    63A1                                                 Multifamily               Low Rise
    63A2                                                 Multifamily               Low Rise
    63A3                                                 Multifamily               Low Rise
     64                9/11/2017       6,889,540         Retail                    Anchored
-------------------------------------------------------------------------------------------------------------------------
     65                5/11/2017       6,723,690         Retail                    Anchored
     66                7/10/2014       7,200,000         Multifamily               Mid/High Rise
     67                 6/9/2014       6,651,798         Multifamily               Garden
     68                7/11/2017       5,978,276         Industrial/Warehouse      N/A
     69                7/11/2017       6,383,625         Retail                    Unanchored
-------------------------------------------------------------------------------------------------------------------------
     70                8/11/2017       6,257,563         Retail                    Anchored
     71                6/11/2017       6,558,066         Retail                    Anchored
     72                6/11/2017       6,256,328         Industrial/Warehouse      N/A
     73                6/11/2017       6,500,000         Mixed-Use                 Industrial/Office
     74                8/11/2017       5,033,397         Hotel                     Limited Service
-------------------------------------------------------------------------------------------------------------------------
     75                7/11/2014       5,885,930         Office                    N/A
     76                1/11/2014       5,437,562         Retail                    Unanchored
     77                9/11/2017       5,454,185         Multifamily               Garden
     78                5/11/2017       5,500,000         Retail                    Single Tenant
     79                8/11/2017       4,868,270         Retail                    Anchored
-------------------------------------------------------------------------------------------------------------------------
     80                8/11/2017       4,539,852         Industrial/Warehouse      N/A
     81                8/11/2017       4,838,710         Retail                    Anchored
     82                 8/9/2017       5,100,000         Retail                    Single Tenant
     83                4/11/2017       5,100,000         Retail                    Unanchored
     84                 6/1/2017       4,502,678         Multifamily               Garden
-------------------------------------------------------------------------------------------------------------------------
     85                8/11/2012       4,642,347         Multifamily               Garden
    85A1                                                 Multifamily               Garden
    85A2                                                 Multifamily               Garden
    85A3                                                 Multifamily               Garden
    85A4                                                 Multifamily               Garden
-------------------------------------------------------------------------------------------------------------------------
     86                9/11/2017       3,958,953         Self-Storage              N/A
     87                7/11/2017       3,711,569         Office                    N/A
     88                6/11/2017       4,019,225         Multifamily               Garden
     89                4/11/2017       3,272,693         Retail                    Single Tenant
     90                6/11/2017       4,200,000         Retail                    Single Tenant
-------------------------------------------------------------------------------------------------------------------------
     91                8/11/2017       3,599,681         Multifamily               Garden
     92                7/11/2017       3,789,981         Self-Storage              N/A
     93                7/11/2017       3,581,467         Self-Storage              N/A
     94                8/11/2011       3,746,984         Retail                    Single Tenant
    94A1                                                 Retail                    Single Tenant
-------------------------------------------------------------------------------------------------------------------------
    94A2                                                 Retail                    Single Tenant
    94A3                                                 Retail                    Single Tenant
     95                 6/9/2017       3,078,065         Retail                    Single Tenant
     96                 7/9/2017       3,720,000         Retail                    Single Tenant
     97                8/11/2017       3,369,291         Retail                    Anchored
-------------------------------------------------------------------------------------------------------------------------
     98                6/11/2017       3,341,253         Retail                    Anchored
     99               12/11/2016       3,062,728         Self-Storage              N/A
    100                6/11/2017       2,994,889         Mobile Home Park          N/A
    101                8/11/2017       3,180,601         Retail                    Anchored
    102                6/11/2017       3,118,314         Retail                    Anchored
-------------------------------------------------------------------------------------------------------------------------
    103                7/11/2017       3,153,000         Retail                    Single Tenant
    104                5/11/2012       3,000,000         Office                    N/A
    105                5/11/2017       2,669,771         Mobile Home Park          N/A
   105A1                                                 Mobile Home Park          N/A
   105A2                                                 Mobile Home Park          N/A
-------------------------------------------------------------------------------------------------------------------------
    106                8/11/2011       2,962,352         Retail                    Single Tenant
   106A1                                                 Retail                    Single Tenant
   106A2                                                 Retail                    Single Tenant
   106A3                                                 Retail                    Single Tenant
    107                7/11/2014       2,683,518         Mobile Home Park          N/A
-------------------------------------------------------------------------------------------------------------------------
    108                7/11/2017       2,456,095         Office                    N/A
    109                5/11/2017       2,513,628         Multifamily               Duplex
    110                3/11/2017       2,486,830         Multifamily               Garden
    111                8/11/2017       2,506,266         Industrial/Warehouse      N/A
    112                8/11/2011       2,785,256         Retail                    Single Tenant
-------------------------------------------------------------------------------------------------------------------------
   112A1                                                 Retail                    Single Tenant
   112A2                                                 Retail                    Single Tenant
    113                6/11/2017       2,175,540         Retail                    Anchored
    114                8/11/2017       2,389,058         Multifamily               Garden
    115                8/11/2017       2,498,049         Multifamily               Mid-Rise
-------------------------------------------------------------------------------------------------------------------------
    116                5/11/2017       2,250,458         Multifamily               Garden
    117                4/11/2017       2,427,924         Multifamily               Garden
    118                7/11/2017       2,586,000         Retail                    Single Tenant
    119                6/11/2017       2,272,630         Self-Storage              N/A
    120                6/11/2017       2,153,232         Retail                    Unanchored
-------------------------------------------------------------------------------------------------------------------------
    121                9/11/2017       2,311,949         Industrial/Warehouse      N/A
    122                7/11/2017       2,195,274         Retail                    Unanchored
    123                8/11/2017       2,211,105         Multifamily               Garden
    124                6/11/2017       2,158,898         Multifamily               Garden
    125                3/11/2017       1,981,201         Multifamily               Garden
-------------------------------------------------------------------------------------------------------------------------
    126                6/11/2017       1,942,894         Retail                    Unanchored
    127                7/11/2017       2,059,029         Retail                    Anchored
    128                4/11/2017       2,200,000         Retail                    Unanchored
    129                8/11/2011       2,193,306         Retail                    Single Tenant
   129A1                                                 Retail                    Single Tenant
-------------------------------------------------------------------------------------------------------------------------
   129A2                                                 Retail                    Single Tenant
    130                5/11/2017       2,192,000         Retail                    Single Tenant
    131                 7/9/2017       1,789,085         Retail                    Single Tenant
    132                7/11/2017       1,846,627         Retail                    Unanchored
    133                6/11/2017       1,889,392         Retail                    Single Tenant
-------------------------------------------------------------------------------------------------------------------------
    134                9/11/2017       1,803,630         Retail                    Anchored
    135                7/11/2017       1,777,805         Office                    N/A
    136                 8/9/2017       1,646,678         Multifamily               Low Rise
    137                8/11/2017       1,595,954         Retail                    Unanchored
    138                7/11/2017       1,565,481         Retail                    Unanchored
-------------------------------------------------------------------------------------------------------------------------
    139                5/11/2017       1,360,957         Office                    N/A
    140                1/11/2017       1,251,190         Retail                    Various
   140A1                                                 Retail                    Anchored
   140A2                                                 Retail                    Single Tenant
    141                8/11/2017       1,326,436         Retail                    Unanchored
-------------------------------------------------------------------------------------------------------------------------
    142                7/11/2017         998,669         Retail                    Unanchored
    143                7/11/2017         625,403         Retail                    Unanchored

                                                  MONTHLY          GROSS           TOTAL          U/W NET         U/W NET
  CONTROL            PREPAYMENT                     DEBT           INCOME         EXPENSES       OPERATING         CASH
    NO.              PROVISIONS                 SERVICE ($)         ($)             ($)          INCOME ($)      FLOW ($)
----------------------------------------------------------------------------------------------------------------------------

     1       L(26),D(91),O(3)                     2,666,493.25    189,155,815      109,547,521     79,608,294    70,607,106
    1A1
    1A2
    1A3
    1A4
----------------------------------------------------------------------------------------------------------------------------
    1A5
    1A6
    1A7
    1A8
    1A9
----------------------------------------------------------------------------------------------------------------------------
    1A10
    1A11
    1A12
    1A13
    1A14
----------------------------------------------------------------------------------------------------------------------------
    1A15
    1A16
    1A17
    1A18
    1A19
----------------------------------------------------------------------------------------------------------------------------
    1A20
    1A21
    1A22
    1A23
    1A24
----------------------------------------------------------------------------------------------------------------------------
    1A25
    1A26
    1A27
    1A28
    1A29
----------------------------------------------------------------------------------------------------------------------------
    1A30
    1A31
    1A32
    1A33
    1A34
----------------------------------------------------------------------------------------------------------------------------
    1A35
    1A36
    1A37
    1A38
    1A39
----------------------------------------------------------------------------------------------------------------------------
    1A40
    1A41
    1A42
    1A43
    1A44
----------------------------------------------------------------------------------------------------------------------------
    1A45
             Various                              2,036,438.01     40,445,288       12,017,977     28,427,304    26,344,807
     2A      L(26),D(88),O(6)                       136,025.00      2,503,269          619,934      1,883,334     1,717,938
     2B      L(25),D(88),O(6)                       118,853.23      2,503,197          953,317      1,549,879     1,492,813
     2C      L(26),D(88),O(6)                       108,760.08      1,848,215          388,001      1,460,215     1,376,017
----------------------------------------------------------------------------------------------------------------------------
     2D      L(26),D(88),O(6)                       102,518.11      2,026,298          642,542      1,383,756     1,291,611
     2E      L(26),D(88),O(6)                        95,033.99      1,806,276          531,903      1,274,373     1,227,017
     2F      L(26),D(88),O(6)                        66,764.11      1,135,146          252,847        882,299       844,696
     2G      L(26),D(88),O(6)                        66,327.17      1,265,293          319,181        946,111       841,422
     2H      L(26),D(88),O(6)                        62,338.55      1,122,720          244,514        878,206       787,505
----------------------------------------------------------------------------------------------------------------------------
     2I      L(25),D(88),O(6)                        64,432.66      1,842,014          895,617        946,396       836,755
     2J      L(26),D(88),O(6)                        62,056.93      1,089,033          205,711        883,322       828,696
     2K      L(26),D(88),O(6)                        61,402.25      1,298,458          440,829        857,629       775,680
     2L      L(26),D(88),O(6)                        58,905.47      1,145,881          369,742        776,138       743,871
     2M      L(26),D(88),O(6)                        57,727.38      1,050,605          205,938        844,667       798,573
----------------------------------------------------------------------------------------------------------------------------
     2N      L(26),D(88),O(6)                        57,413.64      1,316,498          450,159        866,339       795,145
     2O      L(26),D(88),O(6)                        56,408.68      1,138,572          399,894        738,678       712,327
     2P      L(26),D(88),O(6)                        55,656.72        968,585          146,724        821,861       732,686
     2Q      L(25),D(88),O(6)                        56,196.91        931,776          204,662        727,114       705,892
     2R      L(25),D(88),O(6)                        44,731.44        738,328          160,683        577,645       561,732
----------------------------------------------------------------------------------------------------------------------------
     2S      L(26),D(88),O(6)                        43,421.03        771,944          142,396        629,548       576,642
     2T      L(26),D(88),O(6)                        42,166.09        755,315          121,762        633,553       584,964
     2U      L(26),D(88),O(6)                        41,746.29        856,075          309,767        546,308       528,688
     2V      L(26),D(88),O(6)                        40,060.96        736,240          212,473        523,766       506,115
     2W      L(26),D(88),O(6)                        40,032.68        889,858          271,819        618,038       529,272
----------------------------------------------------------------------------------------------------------------------------
     2X      L(26),D(88),O(6)                        39,405.21        905,113          274,406        630,707       573,893
     2Y      L(26),D(88),O(6)                        39,279.72        841,872          279,091        562,781       520,068
     2Z      L(26),D(88),O(6)                        38,001.11        804,730          265,484        539,246       480,181
    2AA      L(26),D(88),O(6)                        38,150.27        781,730          212,438        569,293       519,924
    2AB      L(25),D(88),O(6)                        37,141.63        666,498          175,036        491,461       468,038
----------------------------------------------------------------------------------------------------------------------------
    2AC      L(26),D(88),O(6)                        34,510.93        638,685          154,936        483,748       455,200
    2AD      L(26),D(88),O(6)                        32,126.54        665,828          164,001        501,827       467,524
    2AE      L(26),D(88),O(6)                        31,821.56        571,450          132,423        439,027       402,157
    2AF      L(26),D(88),O(6)                        31,010.10        745,994          310,978        435,016       391,983
    2AG      L(26),D(88),O(6)                        29,449.61        542,200          140,276        401,924       372,285
----------------------------------------------------------------------------------------------------------------------------
    2AH      L(26),D(88),O(6)                        27,701.86        487,393          125,102        362,291       349,593
    2AI      L(25),D(88),O(6)                        27,452.51        857,321          454,661        402,660       346,128
    2AJ      L(26),D(88),O(6)                        26,604.79        662,553          254,252        408,301       355,216
    2AK      L(26),D(88),O(6)                        25,585.83        499,264          139,958        359,306       323,491
    2AL      L(26),D(88),O(6)                        21,396.78        614,768          284,992        329,776       285,292
----------------------------------------------------------------------------------------------------------------------------
    2AM      L(26),D(88),O(6)                        17,820.19        420,293          159,528        260,765       237,777
     3       L(26),D(85),O(9)                     1,211,645.38     41,626,410       12,596,147     29,030,263    28,100,000
     4       L(37),YM0.5%(45),O(3)                  767,960.00     34,044,265        9,368,629     24,675,636    23,132,153
    4A1
    4A2
----------------------------------------------------------------------------------------------------------------------------
    4A3
    4A4
    4A5
    4A6
    4A7
----------------------------------------------------------------------------------------------------------------------------
    4A8
    4A9
    4A10
    4A11
     5       L(27),D(30),O(3)                       727,584.56     21,529,898       10,358,135     11,171,763    10,227,455
----------------------------------------------------------------------------------------------------------------------------
     6       L(27),D(30),O(3)                       619,945.84     19,480,242        9,940,049      9,540,193     8,675,300
     7       L(27),D(87),O(6)                       738,192.97     15,474,822        5,778,383      9,696,439     8,858,316
     8       L(27),D(30),O(3)                       579,808.10     14,354,570        5,440,477      8,914,093     8,217,367
     9       L(26),D(91),O(3)                       353,149.67     10,344,177        5,106,799      5,237,378     5,115,338
     10      L(27),D(92),O(1)                       283,917.40      5,641,354        1,357,132      4,284,222     4,177,356
----------------------------------------------------------------------------------------------------------------------------
     11      L(27),D(30),O(3)                       279,363.43      7,132,319        2,177,621      4,954,698     4,714,425
     12      L(28),D(91),O(1)                       254,546.50      7,177,869        3,465,065      3,712,804     3,508,716
     13      L(25),D(93),O(3)                       199,999.72     13,399,306        4,933,991      8,465,315     7,740,388
     14      L(12),YM1%(35),O(13)                   203,540.73     11,805,760        8,344,822      3,460,938     3,294,568
    14A1
----------------------------------------------------------------------------------------------------------------------------
    14A2
    14A3
    14A4
     15      L(27),D(90),O(3)                       193,711.68      3,418,687          569,153      2,849,534     2,782,634
     16      L(27),D(91),O(2)                       162,222.22      3,095,429          848,649      2,246,780     2,147,339
----------------------------------------------------------------------------------------------------------------------------
     17      L(27),D(93)                            177,969.43      4,329,586        2,087,470      2,242,113     2,140,513
     18      L(27),D(92),O(1)                       132,968.99      3,306,748          963,857      2,342,891     2,109,343
     19      L(25),D(92),O(3)                       153,604.26      3,236,679        1,165,414      2,071,264     1,998,435
     20      YM1%(57),O(3)                          147,156.42      3,550,164        1,686,681      1,863,483     1,863,483
     21      L(14),YM1%(35),O(11)                   151,328.69     11,508,456        8,759,803      2,748,653     2,288,315
----------------------------------------------------------------------------------------------------------------------------
     22      L(26),D(34)                            118,450.10      2,351,242          853,768      1,497,474     1,449,874
     23      L(25),YM1%(143),O(12)                  136,960.45      2,221,996          427,784      1,794,212     1,697,294
     24      L(26),D(91),O(3)                       107,858.26      2,457,353          881,317      1,576,037     1,553,037
     25      L(30),D(27),O(3)                       100,819.24      2,236,177          613,372      1,622,805     1,568,055
    25A1
----------------------------------------------------------------------------------------------------------------------------
    25A2
    25A3
    25A4
    25A5
    25A6
----------------------------------------------------------------------------------------------------------------------------
    25A7
    25A8
    25A9
   25A10
     26      L(26),D(91),O(3)                       106,285.34      2,987,625        1,201,773      1,785,852     1,721,852
----------------------------------------------------------------------------------------------------------------------------
     27      YM1%(57),O(3)                          124,374.83      3,457,408        1,880,561      1,576,847     1,493,576
     28      L(26),D(91),O(3)                       115,750.77      2,432,858          732,456      1,700,402     1,667,205
     29      L(12),YMw/T+25bps(69),O(3)             117,229.57      2,383,268          626,061      1,757,207     1,682,693
     30      L(25),D(95)                            117,400.29      2,102,888          594,286      1,508,602     1,487,040
     31      L(25),YM1%(143),O(12)                  115,513.96      1,885,223          365,360      1,519,863     1,444,968
----------------------------------------------------------------------------------------------------------------------------
     32      YM1%(117),O(3)                         104,224.48      1,971,989          548,119      1,423,870     1,371,055
     33      L(27),D(93)                             99,359.60      2,468,945        1,167,012      1,301,933     1,232,433
     34      L(25),YM1%(143),O(12)                   97,892.74      1,954,943          664,804      1,290,139     1,223,500
     35      L(26),D(94)                             91,268.76      1,463,944          218,480      1,245,465     1,172,226
     36      L(48),D(72)                             83,560.47      1,719,816          335,595      1,384,221     1,292,406
----------------------------------------------------------------------------------------------------------------------------
     37      L(26),D(31),O(3)                        69,855.68      3,462,026        2,043,735      1,418,292     1,308,996
     38      L(25),D(92),O(3)                        70,300.48      1,783,959          678,698      1,105,262     1,047,425
     39      L(29),D(30),O(1)                        61,783.85      1,294,669          258,373      1,036,296       974,481
     40      L(25),D(95)                             76,162.21      1,460,446          353,242      1,107,204     1,040,577
     41      L(32),D(85),O(3)                        70,333.97      2,330,943        1,320,017      1,010,926       883,476
----------------------------------------------------------------------------------------------------------------------------
     42      L(27),D(90),O(3)                        58,602.78      1,307,266          325,426        981,840       912,514
     43      L(27),D(90),O(3)                        60,529.17      1,445,737          498,671        947,066       894,555
     44      L(48),D(69),O(3)                        68,359.12      1,010,511           43,488        967,023       853,052
     45      L(27),D(93)                             68,507.21      1,548,561          552,359        996,202       935,801
     46      L(27),D(90),O(3)                        57,451.59      1,178,850          361,731        817,118       789,061
----------------------------------------------------------------------------------------------------------------------------
     47      L(36),D(81),O(3)                        72,385.57      3,445,938        2,212,840      1,233,098     1,095,260
     48      L(48),D(72)                             70,885.84      2,388,081        1,372,951      1,015,130       927,130
     49      L(24),YM1%(94),O(2)                     70,378.69      2,380,211        1,304,469      1,075,742       901,455
     50      YM(37),DorYM(80),O(3)                   56,393.79        856,772           25,703        831,069       812,005
    50A1
----------------------------------------------------------------------------------------------------------------------------
    50A2
    50A3
    50A4
    50A5
    50A6
----------------------------------------------------------------------------------------------------------------------------
    50A7
    50A8
    50A9
     51      L(28),D(90),O(3)                        53,051.74      1,248,368          365,303        883,064       841,786
     52      L(27),D(87),O(6)                        63,427.74      1,245,866          254,550        991,316       912,348
----------------------------------------------------------------------------------------------------------------------------
     53      L(36),D(81),O(3)                        62,943.97      3,223,754        2,159,758      1,063,996       935,046
     54      L(36),D(81),O(3)                        60,928.35      1,562,193          642,155        920,038       909,870
     55      YM(37),DorYM(80),O(3)                   50,284.49        775,104           23,253        751,851       724,039
    55A1
    55A2
----------------------------------------------------------------------------------------------------------------------------
    55A3
    55A4
    55A5
    55A6
    55A7
----------------------------------------------------------------------------------------------------------------------------
    55A8
    55A9
     56      L(25),D(91),O(4)                        59,609.79      1,315,546          492,470        823,076       788,585
     57      L(26),D(91),O(3)                        50,246.64        880,440          149,592        730,848       724,478
     58      YM(37),DorYM(80),O(3)                   49,330.18        746,340           22,390        723,950       710,299
----------------------------------------------------------------------------------------------------------------------------
    58A1
    58A2
    58A3
    58A4
    58A5
----------------------------------------------------------------------------------------------------------------------------
    58A6
     59      L(48),D(72)                             57,836.31      1,594,544          795,706        798,838       730,822
     60      L(25),D(92),O(3)                        56,767.80      1,258,396          416,629        841,767       822,003
     61      L(28),D(89),O(3)                        52,350.16      1,794,452          919,479        874,973       789,973
     62      L(27),D(90),O(3)                        48,015.49      1,431,345          690,771        740,574       688,574
----------------------------------------------------------------------------------------------------------------------------
     63      L(30),3%(12),2%(12),1%(3),O(3)          43,462.04        919,521          248,125        671,396       655,146
    63A1
    63A2
    63A3
     64      L(49),D(72)                             49,344.85      1,135,851          353,987        781,864       728,790
----------------------------------------------------------------------------------------------------------------------------
     65      L(48),D(72)                             42,567.71        849,021          277,038        571,983       513,997
     66      L(26),D(55),O(3)                        37,595.00        973,924          335,981        637,944       627,194
     67      L(25),YM1%(59)                          43,091.69      1,554,538          815,566        738,972       676,972
     68      L(26),D(94)                             41,433.67      1,005,642          253,304        752,338       671,790
     69      L(36),D(84)                             44,129.74        783,144          183,591        599,553       578,297
----------------------------------------------------------------------------------------------------------------------------
     70      L(25),D(91),O(4)                        43,739.59      1,019,976          316,087        703,889       673,324
     71      L(27),D(87),O(6)                        42,487.48        891,795          252,482        639,313       614,876
     72      L(27),D(93)                             38,304.68        886,366          344,472        541,894       502,850
     73      L(27),D(90),O(3)                        33,830.09        817,839          274,757        543,082       505,600
     74      L(25),D(95)                             43,053.43      1,680,582          909,191        771,391       704,168
----------------------------------------------------------------------------------------------------------------------------
     75      L(48),YM1%(36)                          36,893.57        844,324          268,717        575,607       548,601
     76      L(48),D(33),0(3)                        36,553.69      1,210,329          518,010        692,319       654,079
     77      L(49),D(69),O(3)                        38,332.66      1,052,215          460,508        591,707       551,657
     78      L(28),D(90),O(2)                        26,627.26        413,460                0        413,460       413,460
     79      L(48),D(72)                             34,170.12        660,966          151,201        509,765       449,686
----------------------------------------------------------------------------------------------------------------------------
     80      L(25),D(95)                             31,963.81        530,100           10,602        519,498       478,098
     81      L(48),D(72)                             33,639.15        845,744          285,702        560,042       528,480
     82      L(25),D(93),O(2)                        27,233.06        412,000                0        412,000       412,000
     83      L(29),D(88),O(3)                        24,776.91        621,263          204,786        416,476       384,610
     84      L(48),D(71),O(1)                        31,159.44      1,506,525          988,775        517,750       451,350
----------------------------------------------------------------------------------------------------------------------------
     85      L(48),D(12)                             33,644.58        864,582          370,098        494,484       469,510
    85A1
    85A2
    85A3
    85A4
----------------------------------------------------------------------------------------------------------------------------
     86      L(49),D(72)                             28,392.23        707,510          202,062        505,448       498,663
     87      L(26),D(88),O(6)                        25,845.16        617,811          192,103        425,708       412,704
     88      L(28),D(89),O(3)                        25,949.72        861,263          451,609        409,654       375,654
     89      L(29),D(88),O(3)                        26,380.09        600,000                0        600,000       600,000
     90      L(27),D(91),O(2)                        21,149.72        322,500                0        322,500       322,500
----------------------------------------------------------------------------------------------------------------------------
     91      L(25),D(92),O(3)                        26,581.33        693,940          284,674        409,266       377,266
     92      L(48),D(72)                             25,324.46        636,972          275,456        361,516       355,505
     93      L(48),D(72)                             25,177.59        575,497          227,114        348,383       333,693
     94      YM(37),DorYM(20),O(3)                   19,944.88        311,884            9,357        302,528       290,637
    94A1
----------------------------------------------------------------------------------------------------------------------------
    94A2
    94A3
     95      L(27),D(90),O(3)                        22,901.89        379,500                0        379,500       379,500
     96      L(26),D(91),O(3)                        19,581.24        342,194           53,519        288,676       278,731
     97      L(48),D(68),O(4)                        23,143.72        432,917           60,145        372,772       351,209
----------------------------------------------------------------------------------------------------------------------------
     98      L(48),D(72)                             22,088.31        549,650          149,773        399,877       377,346
     99      L(48),D(72)                             21,800.71        511,942          192,918        319,024       312,206
    100      L(27),D(90),O(3)                        21,664.05        695,453          316,582        378,871       367,571
    101      L(25),D(95)                             21,828.84        411,614           89,231        322,383       308,152
    102      L(27),D(93)                             19,949.60        396,282           88,153        308,128       286,136
----------------------------------------------------------------------------------------------------------------------------
    103      YM1%(26),DorYM1%(91),O(3)               15,424.52        265,278            7,958        257,320       240,506
    104      L(28),D(32)                             14,954.86        491,980          219,513        272,467       253,012
    105      L(28),D(91),O(1)                        18,335.15        429,837          152,843        276,995       263,445
   105A1
   105A2
----------------------------------------------------------------------------------------------------------------------------
    106      YM(37),DorYM(20),O(3)                   15,768.35        247,298            7,419        239,879       227,064
   106A1
   106A2
   106A3
    107      L(26),D(52),O(6)                        18,926.08        636,616          315,146        321,470       314,550
----------------------------------------------------------------------------------------------------------------------------
    108      L(26),D(88),O(6)                        17,601.75        438,295          128,692        309,603       277,812
    109      L(28),D(92)                             16,180.31        465,535          179,264        286,271       271,284
    110      L(48),YM1%(69),O(3)                     16,949.77        429,100          175,696        253,404       242,404
    111      L(24),YM1%(93),O(3)                     17,605.93        429,416          147,737        281,679       257,333
    112      YM(37),DorYM(20),O(3)                   14,825.69        236,986            7,110        229,877       220,573
----------------------------------------------------------------------------------------------------------------------------
   112A1
   112A2
    113      L(48),D(72)                             17,551.39        314,956           52,981        261,975       257,032
    114      L(48),D(72)                             17,258.37        386,165          159,703        226,462       214,702
    115      L(48),YM1%(69),O(3)                     16,924.46        398,447          172,513        225,934       214,434
----------------------------------------------------------------------------------------------------------------------------
    116      L(48),D(72)                             16,189.89        616,932          337,815        279,117       248,867
    117      L(48),D(72)                             15,371.67        523,773          267,825        255,948       232,448
    118      YM1%(26),DorYM1%(91),O(3)               12,650.75        217,587            6,528        211,059       194,220
    119      L(48),YM1%(72)                          15,700.79        414,245          180,398        233,847       223,661
    120      L(27),D(90),O(3)                        15,516.07        425,804          142,290        283,514       260,772
----------------------------------------------------------------------------------------------------------------------------
    121      L(49),D(69),O(3)                        15,793.06        285,000           49,292        235,708       226,299
    122      L(48),D(72)                             14,270.19        343,111          119,828        223,283       212,323
    123      L(48),D(72)                             15,279.84        332,196          122,926        209,270       200,813
    124      L(27),D(90),O(3)                        13,938.71        455,508          239,305        216,203       199,953
    125      L(30),D(89),O(1)                        13,990.49        377,909          155,852        222,057       204,807
----------------------------------------------------------------------------------------------------------------------------
    126      L(27),D(92),O(1)                        13,583.33        267,564           52,303        215,261       199,551
    127      L(24),YM1%(93),O(3)                     14,114.16        268,511           60,227        208,284       200,495
    128      L(48),D(72)                             10,669.49        533,726          165,012        368,714       337,225
    129      YM(37),DorYM(20),O(3)                   11,674.79        182,640            5,479        177,161       168,117
   129A1
----------------------------------------------------------------------------------------------------------------------------
   129A2
    130      YM1%(28),DorYM1%(89),O(3)               10,723.29        179,616            5,388        174,228       160,669
    131      L(26),D(94)                             12,786.99        254,461                0        254,461       254,461
    132      L(48),D(72)                             12,793.06        287,998          101,301        186,697       180,649
    133      L(27),D(90),O(3)                        12,315.11        237,066            7,112        229,954       228,922
----------------------------------------------------------------------------------------------------------------------------
    134      L(25),YM1%(93),O(3)                     13,051.83        264,978           58,019        206,959       189,467
    135      L(48),D(72)                             12,274.07        417,952          212,769        205,183       180,823
    136      L(25),D(92),O(3)                        12,138.20        368,914          177,370        191,544       176,544
    137      L(25),D(95)                             11,802.97        321,519          132,912        188,607       167,541
    138      L(48),D(72)                             10,176.29        258,106           98,095        160,011       151,921
----------------------------------------------------------------------------------------------------------------------------
    139      L(48),D(72)                              9,685.58        186,803           37,366        149,437       142,010
    140      L(32),D(85),O(3)                        10,538.14        166,725            5,002        161,723       142,850
   140A1
   140A2
    141      L(25),D(95)                              9,308.49        177,733           36,140        141,593       136,597
----------------------------------------------------------------------------------------------------------------------------
    142      L(48),D(72)                              6,491.77        162,467           61,672        100,795        98,505
    143      L(26),D(94)                              4,360.22        146,297           68,316         77,981        66,782

  CONTROL           MOST RECENT          MOST RECENT     CONTROL      FOOTNOTE
    NO.               PERIOD                 NOI           NO.          NO.
--------------------------------------------------------------------------------

     1              TTM (6/07)               78,642,493     1           (1)
    1A1                                                    1A1
    1A2                                                    1A2
    1A3                                                    1A3
    1A4                                                    1A4
--------------------------------------------------------------------------------
    1A5                                                    1A5
    1A6                                                    1A6
    1A7                                                    1A7
    1A8                                                    1A8
    1A9                                                    1A9
--------------------------------------------------------------------------------
    1A10                                                   1A10
    1A11                                                   1A11
    1A12                                                   1A12
    1A13                                                   1A13
    1A14                                                   1A14
--------------------------------------------------------------------------------
    1A15                                                   1A15
    1A16                                                   1A16
    1A17                                                   1A17
    1A18                                                   1A18
    1A19                                                   1A19
--------------------------------------------------------------------------------
    1A20                                                   1A20
    1A21                                                   1A21
    1A22                                                   1A22
    1A23                                                   1A23
    1A24                                                   1A24
--------------------------------------------------------------------------------
    1A25                                                   1A25
    1A26                                                   1A26
    1A27                                                   1A27
    1A28                                                   1A28
    1A29                                                   1A29
--------------------------------------------------------------------------------
    1A30                                                   1A30
    1A31                                                   1A31
    1A32                                                   1A32
    1A33                                                   1A33
    1A34                                                   1A34
--------------------------------------------------------------------------------
    1A35                                                   1A35
    1A36                                                   1A36
    1A37                                                   1A37
    1A38                                                   1A38
    1A39                                                   1A39
--------------------------------------------------------------------------------
    1A40                                                   1A40
    1A41                                                   1A41
    1A42                                                   1A42
    1A43                                                   1A43
    1A44                                                   1A44
--------------------------------------------------------------------------------
    1A45                                                   1A45
                      Various                27,536,422
     2A                2006                   1,777,098     2A
     2B                2006                   1,389,931     2B
     2C                2006                   1,633,721     2C
--------------------------------------------------------------------------------
     2D                2006                   1,390,397     2D
     2E                2006                   1,054,511     2E
     2F                2006                     887,658     2F
     2G                2006                     900,860     2G
     2H                2006                     744,136     2H
--------------------------------------------------------------------------------
     2I                2006                     950,571     2I
     2J       T-11 Annualized (4/07)            903,201     2J
     2K                2006                     880,593     2K
     2L                2006                     797,531     2L
     2M             TTM (4/07)                  695,379     2M
--------------------------------------------------------------------------------
     2N        T-5 Annualized (4/07)            822,842     2N
     2O                2006                     614,622     2O
     2P             TTM (4/07)                  829,640     2P
     2Q                2006                     705,394     2Q
     2R                2006                     572,393     2R
--------------------------------------------------------------------------------
     2S        T-5 Annualized (4/07)            559,966     2S
     2T             TTM (4/07)                  686,866     2T
     2U                2006                     561,827     2U
     2V                2006                     523,649     2V
     2W             TTM (4/07)                  606,176     2W
--------------------------------------------------------------------------------
     2X             TTM (4/07)                  310,244     2X
     2Y             TTM (4/07)                  599,096     2Y
     2Z                2006                     585,104     2Z
    2AA             TTM (4/07)                  569,556    2AA
    2AB                2006                     482,838    2AB
--------------------------------------------------------------------------------
    2AC             TTM (4/07)                  547,802    2AC
    2AD        T-7 Annualized (4/07)            423,475    2AD
    2AE                2006                     451,207    2AE
    2AF                2006                     485,251    2AF
    2AG                2006                     428,230    2AG
--------------------------------------------------------------------------------
    2AH                2006                     394,856    2AH
    2AI                2006                     391,326    2AI
    2AJ        T-5 Annualized (4/07)            356,494    2AJ
    2AK                2006                     392,080    2AK
    2AL        T-4 Annualized (4/07)            431,205    2AL
--------------------------------------------------------------------------------
    2AM        T-4 Annualized (4/07)            198,696    2AM
     3                 2006                  27,276,614     3           (2)
     4                 2006                  25,165,834     4           (3)
    4A1                                                    4A1
    4A2                                                    4A2
--------------------------------------------------------------------------------
    4A3                                                    4A3
    4A4                                                    4A4
    4A5                                                    4A5
    4A6                                                    4A6
    4A7                                                    4A7
--------------------------------------------------------------------------------
    4A8                                                    4A8
    4A9                                                    4A9
    4A10                                                   4A10
    4A11                                                   4A11
     5                 2006                  12,401,557     5           (4)
--------------------------------------------------------------------------------
     6                 2006                   8,098,489     6           (5)
     7                 2006                   9,217,860     7           (6)
     8                 2006                   7,897,701     8           (7)
     9                 2006                   4,934,087     9           (8)
     10             TTM (3/07)                4,089,911     10          (9)
--------------------------------------------------------------------------------
     11                2006                   4,291,098     11          (10)
     12                2006                   3,604,214     12
     13                2006                  10,020,269     13
     14        T-3 Annualized (3/07)          3,460,938     14          (11)
    14A1                                                   14A1
--------------------------------------------------------------------------------
    14A2                                                   14A2
    14A3                                                   14A3
    14A4                                                   14A4
     15        T-3 Annualized (4/07)          2,921,380     15
     16                                                     16          (12)
--------------------------------------------------------------------------------
     17                2006                   2,170,403     17
     18                2006                   2,377,085     18
     19                                                     19
     20                2006                   1,746,712     20          (13)
     21             TTM (5/07)                2,400,481     21          (14)
--------------------------------------------------------------------------------
     22             TTM (4/07)                  795,566     22          (15)
     23                2006                   1,782,029     23          (16)
     24                2006                   1,738,700     24          (17)
     25                2006                   1,833,371     25
    25A1                                                   25A1
--------------------------------------------------------------------------------
    25A2                                                   25A2
    25A3                                                   25A3
    25A4                                                   25A4
    25A5                                                   25A5
    25A6                                                   25A6
--------------------------------------------------------------------------------
    25A7                                                   25A7
    25A8                                                   25A8
    25A9                                                   25A9
   25A10                                                  25A10
     26                                                     26
--------------------------------------------------------------------------------
     27             TTM (5/07)                1,582,437     27          (18)
     28                                                     28          (19)
     29                                                     29          (20)
     30           2007 Annualized             1,028,708     30          (21)
     31                2006                   1,566,361     31
--------------------------------------------------------------------------------
     32             TTM (3/07)                1,082,571     32          (22)
     33             TTM (4/07)                1,202,467     33
     34                2006                   1,389,920     34
     35       2007 Annualized (5/07)          1,272,889     35
     36       2007 Annualized (3/07)          1,471,037     36
--------------------------------------------------------------------------------
     37        T-6 Annualized (4/07)          1,598,476     37
     38             TTM (5/07)                  929,420     38
     39                2006                     335,776     39          (23)
     40        TTM & Annualized T-9             806,231     40
     41       2007 Annualized (3/07)            976,065     41
--------------------------------------------------------------------------------
     42             TTM (2/07)                  664,967     42          (24)
     43                2006                     969,804     43
     44       2007 Annualized (3/07)          1,225,552     44
     45                2006                     921,854     45
     46       T-6 Annualized (12/06)            762,341     46
--------------------------------------------------------------------------------
     47             TTM (5/07)                1,179,070     47          (25)
     48             TTM (4/07)                1,030,598     48
     49                2006                     750,816     49
     50                                                     50
    50A1                                                   50A1
--------------------------------------------------------------------------------
    50A2                                                   50A2
    50A3                                                   50A3
    50A4                                                   50A4
    50A5                                                   50A5
    50A6                                                   50A6
--------------------------------------------------------------------------------
    50A7                                                   50A7
    50A8                                                   50A8
    50A9                                                   50A9
     51             TTM (9/06)                  898,766     51
     52                2006                   1,001,024     52
--------------------------------------------------------------------------------
     53             TTM (5/07)                  950,920     53          (26)
     54             TTM (4/07)                  743,799     54
     55                                                     55
    55A1                                                   55A1
    55A2                                                   55A2
--------------------------------------------------------------------------------
    55A3                                                   55A3
    55A4                                                   55A4
    55A5                                                   55A5
    55A6                                                   55A6
    55A7                                                   55A7
--------------------------------------------------------------------------------
    55A8                                                   55A8
    55A9                                                   55A9
     56             TTM (4/07)                  710,936     56
     57             TTM (6/07)                  887,600     57          (27)
     58                                                     58
--------------------------------------------------------------------------------
    58A1                                                   58A1
    58A2                                                   58A2
    58A3                                                   58A3
    58A4                                                   58A4
    58A5                                                   58A5
--------------------------------------------------------------------------------
    58A6                                                   58A6
     59       2007 Annualized (4/07)            976,878     59
     60        T-3 Annualized (6/07)            872,028     60          (28)
     61        T-3 Annualized (4/07)            902,464     61
     62        T-3 Annualized (4/07)            745,164     62
--------------------------------------------------------------------------------
     63                2006                     772,799     63
    63A1                                                   63A1
    63A2                                                   63A2
    63A3                                                   63A3
     64             TTM (4/07)                  822,108     64
--------------------------------------------------------------------------------
     65                2006                     521,650     65
     66        2007 Annualized (5/07)           546,024     66
     67        T-3 Annualized (3/07)            806,900     67
     68           2007 Annualized               861,130     68
     69                                                     69
--------------------------------------------------------------------------------
     70       2007 Annualized (5/07)            682,300     70
     71                2006                     372,895     71
     72                2006                     603,613     72
     73                                                     73
     74             TTM (5/07)                  871,344     74
--------------------------------------------------------------------------------
     75           2007 Annualized               431,344     75
     76       2007 Annualized (6/07)            614,738     76          (29)
     77             TTM (6/07)                  573,259     77
     78                                                     78          (30)
     79             TTM (3/07)                  481,314     79
--------------------------------------------------------------------------------
     80                                                     80
     81             TTM (4/07)                  534,982     81
     82                                                     82          (31)
     83             TTM (10/06)                 312,154     83
     84             TTM (3/07)                  388,721     84          (32)
--------------------------------------------------------------------------------
     85                2006                     524,529     85
    85A1                                                   85A1
    85A2                                                   85A2
    85A3                                                   85A3
    85A4                                                   85A4
--------------------------------------------------------------------------------
     86             TTM (4/07)                  481,341     86
     87                                                     87
     88             TTM (3/07)                  359,453     88
     89                                                     89          (33)
     90                                                     90
--------------------------------------------------------------------------------
     91        2007 Annualized (5/07)           559,904     91
     92                 TTM                     316,315     92
     93                2006                     299,759     93          (34)
     94                                                     94
    94A1                                                   94A1
--------------------------------------------------------------------------------
    94A2                                                   94A2
    94A3                                                   94A3
     95                                                     95          (35)
     96                                                     96
     97                                                     97
--------------------------------------------------------------------------------
     98                2006                     390,028     98
     99                2006                     261,169     99          (36)
    100                2006                     296,016    100
    101                2006                     380,159    101          (37)
    102                2006                     323,090    102
--------------------------------------------------------------------------------
    103                                                    103
    104                2006                     217,848    104
    105                2006                     253,497    105
   105A1                                                  105A1
   105A2                                                  105A2
--------------------------------------------------------------------------------
    106                                                    106
   106A1                                                  106A1
   106A2                                                  106A2
   106A3                                                  106A3
    107                2006                     255,309    107
--------------------------------------------------------------------------------
    108                                                    108
    109                2006                     168,416    109
    110                2006                     265,327    110
    111             TTM (6/07)                  273,594    111
    112                                                    112
--------------------------------------------------------------------------------
   112A1                                                  112A1
   112A2                                                  112A2
    113                                                    113
    114           2007 Annualized               234,419    114
    115             TTM (4/07)                  266,559    115
--------------------------------------------------------------------------------
    116                2006                     319,483    116
    117             TTM (2/07)                  264,436    117
    118                                                    118
    119             TTM (3/07)                  252,448    119          (38)
    120                2006                     300,581    120
--------------------------------------------------------------------------------
    121                                                    121          (39)
    122       2007 Annualized (5/07)            226,581    122
    123             TTM (5/07)                  197,432    123
    124             TTM (3/07)                  179,363    124
    125                2006                     183,619    125
--------------------------------------------------------------------------------
    126                2006                     125,947    126
    127           2007 Annualized               220,245    127
    128                2006                     394,070    128
    129                                                    129
   129A1                                                  129A1
--------------------------------------------------------------------------------
   129A2                                                  129A2
    130                                                    130
    131                                                    131          (40)
    132           2007 Annualized               207,325    132
    133                                                    133
--------------------------------------------------------------------------------
    134           2007 Annualized               184,979    134
    135       2007 Annualized (5/07)            220,210    135
    136                2006                     231,471    136
    137        T-5 Annualized (5/07)            206,582    137          (41)
    138       2007 Annualized (4/07)            167,963    138
--------------------------------------------------------------------------------
    139                2006                     125,993    139
    140                                                    140
   140A1                                                  140A1
   140A2                                                  140A2
    141                                                    141
--------------------------------------------------------------------------------
    142       2007 Annualized (4/07)            162,654    142
    143       2007 Annualized (5/07)            124,791    143

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6

ITALICS Indicate Loans Secured by Multiple Properties

Capitalized terms used on this Annex A-1 have the same meanings assigned thereto in the Glossary to the accompanying Offering Prospectus

CONTROL   FOOTNOTE      GROUP
  NO.       NO.          NO.         LOAN SELLER
------------------------------------------------

   1        (1)           1               LB
  1A1                     1               LB
  1A2                     1               LB
  1A3                     1               LB
  1A4                     1               LB
------------------------------------------------
  1A5                     1               LB
  1A6                     1               LB
  1A7                     1               LB
  1A8                     1               LB
  1A9                     1               LB
------------------------------------------------
  1A10                    1               LB
  1A11                    1               LB
  1A12                    1               LB
  1A13                    1               LB
  1A14                    1               LB
------------------------------------------------
  1A15                    1               LB
  1A16                    1               LB
  1A17                    1               LB
  1A18                    1               LB
  1A19                    1               LB
------------------------------------------------
  1A20                    1               LB
  1A21                    1               LB
  1A22                    1               LB
  1A23                    1               LB
  1A24                    1               LB
------------------------------------------------
  1A25                    1               LB
  1A26                    1               LB
  1A27                    1               LB
  1A28                    1               LB
  1A29                    1               LB
------------------------------------------------
  1A30                    1               LB
  1A31                    1               LB
  1A32                    1               LB
  1A33                    1               LB
  1A34                    1               LB
------------------------------------------------
  1A35                    1               LB
  1A36                    1               LB
  1A37                    1               LB
  1A38                    1               LB
  1A39                    1               LB
------------------------------------------------
  1A40                    1               LB
  1A41                    1               LB
  1A42                    1               LB
  1A43                    1               LB
  1A44                    1               LB
------------------------------------------------
  1A45                    1               LB
                                          LB
   2A                     1               LB
   2B                     1               LB
   2C                     1               LB
------------------------------------------------
   2D                     1               LB
   2E                     1               LB
   2F                     1               LB
   2G                     1               LB
   2H                     1               LB
------------------------------------------------
   2I                     1               LB
   2J                     1               LB
   2K                     1               LB
   2L                     1               LB
   2M                     1               LB
------------------------------------------------
   2N                     1               LB
   2O                     1               LB
   2P                     1               LB
   2Q                     1               LB
   2R                     1               LB
------------------------------------------------
   2S                     1               LB
   2T                     1               LB
   2U                     1               LB
   2V                     1               LB
   2W                     1               LB
------------------------------------------------
   2X                     1               LB
   2Y                     1               LB
   2Z                     1               LB
  2AA                     1               LB
  2AB                     1               LB
------------------------------------------------
  2AC                     1               LB
  2AD                     1               LB
  2AE                     1               LB
  2AF                     1               LB
  2AG                     1               LB
------------------------------------------------
  2AH                     1               LB
  2AI                     1               LB
  2AJ                     1               LB
  2AK                     1               LB
  2AL                     1               LB
------------------------------------------------
  2AM                     1               LB
   3        (2)           1              UBS
   4        (3)           1              UBS
  4A1                     1              UBS
  4A2                     1              UBS
------------------------------------------------
  4A3                     1              UBS
  4A4                     1              UBS
  4A5                     1              UBS
  4A6                     1              UBS
  4A7                     1              UBS
------------------------------------------------
  4A8                     1              UBS
  4A9                     1              UBS
  4A10                    1              UBS
  4A11                    1              UBS
   5        (4)           1               LB
------------------------------------------------
   6        (5)           1               LB
   7        (6)           1               LB
   8        (7)           1               LB
   9        (8)           1              UBS
   10       (9)           1              UBS
------------------------------------------------
   11       (10)          1               LB
   12                     2              UBS
   13                     1               LB
   14       (11)          1               LB
  14A1                    1               LB
------------------------------------------------
  14A2                    1               LB
  14A3                    1               LB
  14A4                    1               LB
   15                     2              UBS
   16       (12)          1              UBS
------------------------------------------------
   17                     2               LB
   18                     1              UBS
   19                     1              UBS
   20       (13)          2               LB
   21       (14)          1              UBS
------------------------------------------------
   22       (15)          2               LB
   23       (16)          1               LB
   24       (17)          2              UBS
   25                     2              UBS
  25A1                    2              UBS
------------------------------------------------
  25A2                    2              UBS
  25A3                    2              UBS
  25A4                    2              UBS
  25A5                    2              UBS
  25A6                    2              UBS
------------------------------------------------
  25A7                    2              UBS
  25A8                    2              UBS
  25A9                    2              UBS
 25A10                    2              UBS
   26                     2              UBS
------------------------------------------------
   27       (18)          2               LB
   28       (19)          2              UBS
   29       (20)          1              UBS
   30       (21)          1               LB
   31                     1               LB
------------------------------------------------
   32       (22)          1               LB
   33                     2               LB
   34                     1               LB
   35                     1               LB
   36                     1               LB
------------------------------------------------
   37                     2              UBS
   38                     1              UBS
   39       (23)          1              UBS
   40                     1               LB
   41                     2               LB
------------------------------------------------
   42       (24)          1              UBS
   43                     1              UBS
   44                     1               LB
   45                     1               LB
   46                     1              UBS
------------------------------------------------
   47       (25)          1               LB
   48                     2               LB
   49                     1               LB
   50                     1              UBS
  50A1                    1              UBS
------------------------------------------------
  50A2                    1              UBS
  50A3                    1              UBS
  50A4                    1              UBS
  50A5                    1              UBS
  50A6                    1              UBS
------------------------------------------------
  50A7                    1              UBS
  50A8                    1              UBS
  50A9                    1              UBS
   51                     1              UBS
   52                     1               LB
------------------------------------------------
   53       (26)          1               LB
   54                     1               LB
   55                     1              UBS
  55A1                    1              UBS
  55A2                    1              UBS
------------------------------------------------
  55A3                    1              UBS
  55A4                    1              UBS
  55A5                    1              UBS
  55A6                    1              UBS
  55A7                    1              UBS
------------------------------------------------
  55A8                    1              UBS
  55A9                    1              UBS
   56                     1               LB
   57       (27)          1              UBS
   58                     1              UBS
------------------------------------------------
  58A1                    1              UBS
  58A2                    1              UBS
  58A3                    1              UBS
  58A4                    1              UBS
  58A5                    1              UBS
------------------------------------------------
  58A6                    1              UBS
   59                     2               LB
   60       (28)          1              UBS
   61                     2              UBS
   62                     2              UBS
------------------------------------------------
   63                     2              UBS
  63A1                    2              UBS
  63A2                    2              UBS
  63A3                    2              UBS
   64                     1               LB
------------------------------------------------
   65                     1               LB
   66                     2              UBS
   67                     2              UBS
   68                     1               LB
   69                     1               LB
------------------------------------------------
   70                     1               LB
   71                     1               LB
   72                     1               LB
   73                     1              UBS
   74                     1               LB
------------------------------------------------
   75                     1               LB
   76       (29)          1               LB
   77                     2               LB
   78       (30)          1              UBS
   79                     1               LB
------------------------------------------------
   80                     1               LB
   81                     1               LB
   82       (31)          1              UBS
   83                     1              UBS
   84       (32)          2               LB
------------------------------------------------
   85                     2               LB
  85A1                    2               LB
  85A2                    2               LB
  85A3                    2               LB
  85A4                    2               LB
------------------------------------------------
   86                     1               LB
   87                     1               LB
   88                     2              UBS
   89       (33)          1              UBS
   90                     1              UBS
------------------------------------------------
   91                     2               LB
   92                     1               LB
   93       (34)          1               LB
   94                     1              UBS
  94A1                    1              UBS
------------------------------------------------
  94A2                    1              UBS
  94A3                    1              UBS
   95       (35)          1              UBS
   96                     1              UBS
   97                     1               LB
------------------------------------------------
   98                     1               LB
   99       (36)          1               LB
  100                     2              UBS
  101       (37)          1               LB
  102                     1               LB
------------------------------------------------
  103                     1              UBS
  104                     1               LB
  105                     2              UBS
 105A1                    2              UBS
 105A2                    2              UBS
------------------------------------------------
  106                     1              UBS
 106A1                    1              UBS
 106A2                    1              UBS
 106A3                    1              UBS
  107                     2               LB
------------------------------------------------
  108                     1               LB
  109                     2               LB
  110                     2               LB
  111                     1               LB
  112                     1              UBS
------------------------------------------------
 112A1                    1              UBS
 112A2                    1              UBS
  113                     1               LB
  114                     2               LB
  115                     2               LB
------------------------------------------------
  116                     2               LB
  117                     2               LB
  118                     1              UBS
  119       (38)          1               LB
  120                     1              UBS
------------------------------------------------
  121       (39)          1               LB
  122                     1               LB
  123                     2               LB
  124                     2              UBS
  125                     2              UBS
------------------------------------------------
  126                     1              UBS
  127                     1               LB
  128                     1               LB
  129                     1              UBS
 129A1                    1              UBS
------------------------------------------------
 129A2                    1              UBS
  130                     1              UBS
  131       (40)          1              UBS
  132                     1               LB
  133                     1              UBS
------------------------------------------------
  134                     1               LB
  135                     1               LB
  136                     2              UBS
  137       (41)          1               LB
  138                     1               LB
------------------------------------------------
  139                     1               LB
  140                     1              UBS
 140A1                    1              UBS
 140A2                    1              UBS
  141                     1               LB
------------------------------------------------
  142                     1               LB
  143                     1               LB

                                                                                    2ND                           2ND
  CONTROL                                                                       MOST RECENT                   MOST RECENT
    NO.                         PROPERTY NAME                                       YEAR                          NOI
----------------------------------------------------------------------------------------------------------------------------

     1       Innkeepers Portfolio                                                   2006                         75,398,334
    1A1      Residence Inn Silicon Valley II
    1A2      Residence Inn Silicon Valley I
    1A3      Residence Inn Saddle River
    1A4      Residence Inn Ohare Rosemont
----------------------------------------------------------------------------------------------------------------------------
    1A5      Residence Inn Gaithersburg
    1A6      Residence Inn San Mateo
    1A7      Summerfield Suites El Segundo
    1A8      Residence Inn Bellevue
    1A9      Residence Inn San Jose South
----------------------------------------------------------------------------------------------------------------------------
    1A10     Residence Inn Mountain View
    1A11     Summerfield Suites Belmont
    1A12     Residence Inn Tukwila
    1A13     Hampton Inn Willow Grove
    1A14     Residence Inn Addison
----------------------------------------------------------------------------------------------------------------------------
    1A15     Residence Inn Lynnwood
    1A16     Courtyard Fort Lauderdale
    1A17     Residence Inn Denver Downtown
    1A18     Residence Inn Atlanta Downtown
    1A19     Summerfield Suites Las Colinas
----------------------------------------------------------------------------------------------------------------------------
    1A20     Residence Inn Altamonte Springs
    1A21     Residence Inn Bothell
    1A22     Residence Inn Arlington
    1A23     Hampton Inn Germantown
    1A24     Residence Inn Denver South
----------------------------------------------------------------------------------------------------------------------------
    1A25     Summerfield Suites Mount Laurel
    1A26     Residence Inn Richmond NW
    1A27     Hampton Inn Islandia
    1A28     Residence Inn Cherry Hill
    1A29     Residence Inn Peachtree Corners
----------------------------------------------------------------------------------------------------------------------------
    1A30     Hampton Inn Lombard
    1A31     Residence Inn Richmond
    1A32     Hampton Inn Westchester
    1A33     Residence Inn San Jose
    1A34     Residence Inn Louisville
----------------------------------------------------------------------------------------------------------------------------
    1A35     Residence Inn Lexington North
    1A36     Hampton Inn Schaumburg
    1A37     Residence Inn Livonia
    1A38     Residence Inn Shelton
    1A39     Residence Inn Binghamton
----------------------------------------------------------------------------------------------------------------------------
    1A40     Towneplace Suites Horsham
    1A41     Hampton Inn Naples
    1A42     Residence Inn Portland
    1A43     Residence Inn Windsor
    1A44     Hampton Inn Columbia
----------------------------------------------------------------------------------------------------------------------------
    1A45     Residence Inn Fremont
             PECO Portfolio                                                       Various                        27,745,154
     2A      PECO Portfolio - Henrietta Plaza                                       2005                          2,498,347
     2B      PECO Portfolio - Thompson Square Mall                                  2005                          1,518,499
     2C      PECO Portfolio - Tops Plaza - Cortland Staples                         2005                          1,623,441
----------------------------------------------------------------------------------------------------------------------------
     2D      PECO Portfolio - Tops Plaza - Depew                                    2005                          1,344,960
     2E      PECO Portfolio - Tops Plaza - Erie                                     2005                          1,204,036
     2F      PECO Portfolio - Shoppes at Citiside                                   2005                            884,850
     2G      PECO Portfolio - Turfway Plaza                                         2005                            833,154
     2H      PECO Portfolio - Eastwood Shopping Center                              2005                            606,529
----------------------------------------------------------------------------------------------------------------------------
     2I      PECO Portfolio - University Plaza - Amherst                            2005                            933,549
     2J      PECO Portfolio - Montgomery Commons                                    2006                            911,062
     2K      PECO Portfolio - Lake Olympia Square                                   2005                            803,788
     2L      PECO Portfolio - Cedar Springs Crossing                                2005                            937,081
     2M      PECO Portfolio - Indian Hills                                 2007 Annualized (4/07)                   743,691
----------------------------------------------------------------------------------------------------------------------------
     2N      PECO Portfolio - D&F Plaza                                    2007 Annualized (4/07)                   955,857
     2O      PECO Portfolio - Columbia Promenade                                    2005                            696,069
     2P      PECO Portfolio - Holly Springs Plaza                                   2006                            730,142
     2Q      PECO Portfolio - Redbud Commons                                        2005                            599,757
     2R      PECO Portfolio - Bi-Lo Center - Asheville                              2005                            578,489
----------------------------------------------------------------------------------------------------------------------------
     2S      PECO Portfolio - Habersham Village                            2007 Annualized (4/07)                   634,533
     2T      PECO Portfolio - Cox Creek                                       2007 Annualized                       672,966
     2U      PECO Portfolio - Bridgewater Marketplace                               2005                            538,851
     2V      PECO Portfolio - Kensington Place                                      2005                            565,110
     2W      PECO Portfolio - Crestview Corners                                     2006                            527,911
----------------------------------------------------------------------------------------------------------------------------
     2X      PECO Portfolio - Delavan Plaza                                   2007 Annualized                       286,452
     2Y      PECO Portfolio - Westdale Plaza                                  2006 Annualized                       601,151
     2Z      PECO Portfolio - Southside Plaza                                       2005                            602,299
    2AA      PECO Portfolio - Richardson Plaza                                2007 Annualized                       590,247
    2AB      PECO Portfolio - North Aiken Bi-Lo Center                              2005                            496,174
----------------------------------------------------------------------------------------------------------------------------
    2AC      PECO Portfolio - Tellico Plaza                                         2006                            507,808
    2AD      PECO Portfolio - Pulaski Plaza                                   2007 Annualized                       514,434
    2AE      PECO Portfolio - Concord Crossing                                      2005                            445,936
    2AF      PECO Portfolio - Lakeview Plaza                                        2005                            497,002
    2AG      PECO Portfolio - Houston Square                                        2005                            450,818
----------------------------------------------------------------------------------------------------------------------------
    2AH      PECO Portfolio - Squirewood Village                                    2005                            366,149
    2AI      PECO Portfolio - Eastridge Crossing                                    2005                            210,212
    2AJ      PECO Portfolio - Silver Hill                                  2007 Annualized (4/07)                   423,069
    2AK      PECO Portfolio - South Main Street Plaza                               2005                            410,731
    2AL      PECO Portfolio - Irving West
----------------------------------------------------------------------------------------------------------------------------
    2AM      PECO Portfolio - Palmetto Crossroads
     3       Potomac Mills                                                          2005                         25,536,320
     4       Och-Ziff Retail Portfolio
    4A1      CP at Portofino
    4A2      CP Beechwood
----------------------------------------------------------------------------------------------------------------------------
    4A3      CP Trussville
    4A4      CP Alabaster
    4A5      Kingwood Commons
    4A6      CP Hunter's Creek
    4A7      CP Lakewood
----------------------------------------------------------------------------------------------------------------------------
    4A8      CP Northdale
    4A9      CP Burnt Store
    4A10     CP Trussville II
    4A11     CS Clay
     5       One Sansome Street                                                     2005                          8,425,175
----------------------------------------------------------------------------------------------------------------------------
     6       100 Wall Street
     7       McCandless Towers
     8       Greensboro Park
     9       Islandia Shopping Center
     10      Westview Shopping Center                                               2006                          4,197,264
----------------------------------------------------------------------------------------------------------------------------
     11      One Fair Oaks Plaza                                                    2005                          3,215,010
     12      Riverchase Apartments                                        T-10 Annualized (12/05)                 3,120,967
     13      707 Broad Street                                                       2005                          7,931,957
     14      Texas SLC Portfolio                                                    2006                          2,683,575
    14A1     6101 Grand Court
----------------------------------------------------------------------------------------------------------------------------
    14A2     6565 Central Park Boulevard
    14A3     3908 Kell Boulevard West
    14A4     435 S. Mesa Hills Drive
     15      Bayview Community                                                      2006                          2,844,740
     16      Irish Hills Plaza
----------------------------------------------------------------------------------------------------------------------------
     17      Barons Apartments                                                      2005                          1,830,050
     18      Lakeland Town Center                                                   2005                          2,130,438
     19      31 West 47th Street
     20      Greenhouse on Holcomb Bridge                                           2005                          1,684,861
     21      Dolce Norwalk                                                          2006                          2,383,395
----------------------------------------------------------------------------------------------------------------------------
     22      Bear Canyon                                                            2006                            601,278
     23      Portsmouth Station Shopping Center                                     2005                          1,758,425
     24      170-178 Thompson Street                                                2005                          1,387,718
     25      Los Angeles Multifamily Portfolio II                                   2005                          1,583,562
    25A1     861 Fedora Street
----------------------------------------------------------------------------------------------------------------------------
    25A2     320 Occidental
    25A3     101 N Normandie
    25A4     1439 N Curson Avenue
    25A5     722 S. Manhattan Place
    25A6     1317 N Bronson Avenue
----------------------------------------------------------------------------------------------------------------------------
    25A7     1234 N Berendo Street
    25A8     1102 S Elden Avenue
    25A9     1217 N Berendo St
   25A10     1121 S Normandie Avenue
     26      Camelot at Northlake
----------------------------------------------------------------------------------------------------------------------------
     27      Highland Parc                                                          2006                          1,489,683
     28      Washington Square Apartments
     29      Bradford Plaza
     30      SawGrass Landing
     31      Spring Valley Town Center                                              2005                          1,449,244
----------------------------------------------------------------------------------------------------------------------------
     32      Waxahachie Towne Center                                                2006                            803,782
     33      Forest Ridge                                                           2006                          1,153,393
     34      Tower Square Retail                                                    2005                          1,400,822
     35      Hickory Grove                                                          2006                          1,226,966
     36      Casa Grande Palm Center                                                2006                            616,693
----------------------------------------------------------------------------------------------------------------------------
     37      Fox and Hounds Apartments                                        TTM (04/30/2007)                    1,146,217
     38      237 West 37th Street                                             TTM (05/31/2006)                      746,932
     39      The Annex - Las Vegas Outlet Center
     40      Walgreens & Schnucks Anchored Shopping Center
     41      Pecan Valley Apartments                                                2006                            988,811
----------------------------------------------------------------------------------------------------------------------------
     42      Marketplace at Frankford                                               2006                            624,294
     43      28-32 West 36th Street
     44      Grand Prairie Home Depot                                               2006                          1,210,393
     45      Lohman's Crossing                                                      2005                            894,427
     46      1450 10th Street
----------------------------------------------------------------------------------------------------------------------------
     47      Hampton Inn Memphis Southwind                                          2006                          1,159,291
     48      Paradise Vista Apartments                                              2006                            937,302
     49      Addison Tower                                                          2005                            373,575
     50      Citizens Portfolio 3
    50A1     285 North Canton Center Road
----------------------------------------------------------------------------------------------------------------------------
    50A2     41401 Ford Road
    50A3     23455 Eureka Road
    50A4     7205 Wayne Road
    50A5     25700 Goddard Road
    50A6     14501 Gratiot Avenue
----------------------------------------------------------------------------------------------------------------------------
    50A7     123 West Michigan Avenue
    50A8     7707 Michigan Avenue
    50A9     7401 Woodward Avenue
     51      Harbor Plaza Shopping Center                                           2005                            811,880
     52      Belvedere Plaza
----------------------------------------------------------------------------------------------------------------------------
     53      Homewood Suites Memphis Southwind                                      2006                            949,483
     54      Extra Space Storage                                                    2006                            729,614
     55      Citizens Portfolio 2
    55A1     44815 Five Mile Road
    55A2     13606 Michigan Avenue
----------------------------------------------------------------------------------------------------------------------------
    55A3     3635 West Road
    55A4     215 East Michigan Avenue
    55A5     27270 Cherry Hill Road
    55A6     4300 West Main Street
    55A7     800 East Allegan Street
----------------------------------------------------------------------------------------------------------------------------
    55A8     100 West Broad Street
    55A9     210 North Saginaw Street
     56      29 Commonwealth Ave                                                    2006                            773,637
     57      315-321 6th Avenue
     58      Citizens Portfolio 1
----------------------------------------------------------------------------------------------------------------------------
    58A1     27897 Woodward Avenue
    58A2     27375 23 Mile Road
    58A3     15341 19 Mile Road
    58A4     751 East Big Beaver Road
    58A5     7130 Allen Road
----------------------------------------------------------------------------------------------------------------------------
    58A6     23521 Van Dyke Avenue
     59      Dolphin Landing                                                        2006                            890,777
     60      Torrance Self Storage                                            TTM (06/30/2007)                      720,224
     61      Town Park Apartments                                                   2006                            945,631
     62      Bristol Square Apts                                              TTM (04/30/2007)                      675,988
----------------------------------------------------------------------------------------------------------------------------
     63      Los Angeles Multifamily Portfolio I                                    2005                            661,429
    63A1     1570 N Edgemont
    63A2     5322 Lexington Ave
    63A3     6040 Barton Avenue
     64      South Plaza                                                            2006                            811,249
----------------------------------------------------------------------------------------------------------------------------
     65      Thunderbird Square                                                     2005                            498,678
     66      128 West 13th Street                                                   2006                            505,942
     67      Willowind Apartments                                             TTM (03/31/2007)                      529,320
     68      13020 Yukon Avenue                                                     2006                            657,142
     69      Moorpark Grove Shopping Center
----------------------------------------------------------------------------------------------------------------------------
     70      South Road Square                                                      2006                            736,486
     71      Barclay Place Shopping Center                                          2005                            504,317
     72      Mercede Park                                                           2005                            337,773
     73      403 East 91st Street
     74      Holiday Inn Express - Hillcroft                                        2006                            863,892
----------------------------------------------------------------------------------------------------------------------------
     75      1523 Elizabeth                                                         2006                            421,231
     76      Kessler Hills Shopping Center                                          2006                            689,200
     77      Sun Forest Apartments                                                  2006                            538,921
     78      Walgreens - Little Egg Harbor
     79      South City Center                                                      2006                            465,911
----------------------------------------------------------------------------------------------------------------------------
     80      221 Progress Parkway
     81      NorthPointe                                                            2006                            543,469
     82      Walgreens - Barnegat
     83      224 East Olive Street                                                  2005                            293,641
     84      Sunridge Apartments                                                    2006                            331,528
----------------------------------------------------------------------------------------------------------------------------
     85      Franklin Properties Apartments                                         2005                            472,130
    85A1     Franklin Woods Apartment Complex
    85A2     31-33 Nellie St.
    85A3     Franklin Terrace Apartment Complex
    85A4     Franklin Manor Apartment Complex
----------------------------------------------------------------------------------------------------------------------------
     86      Loop 1604 Self Storage                                                 2006                            461,772
     87      The Ice House Office Building
     88      Cross Creek Apartments                                                 2006                            329,533
     89      Walgreen's Bronx
     90      CVS Rockville
----------------------------------------------------------------------------------------------------------------------------
     91      Dogwood Creek Apartments                                               2006                            477,132
     92      Champion Forest Self Storage                                           2006                            260,213
     93      North Parkway Mini Storage                                             2005                            286,125
     94      Citizens Portfolio 6
    94A1     2854 West Cermak Road
----------------------------------------------------------------------------------------------------------------------------
    94A2     4231 Joliet Avenue
    94A3     9244 South Chicago Avenue
     95      Walgreens Wichita
     96      Nine West Jamaica
     97      331 State Road Plaza
----------------------------------------------------------------------------------------------------------------------------
     98      South Elm Plaza                                                        2005                            398,039
     99      Ryan Road Self Storage
    100      Palm City Mobile Home Park                                             2005                            301,364
    101      Our Town Shopping Center                                               2005                            399,360
    102      Southwood Village                                                      2005                            260,437
----------------------------------------------------------------------------------------------------------------------------
    103      Tractor Supply Lubbock
    104      Skyline Building                                           2005 Annualized (6/05-12/05)                200,527
    105      Imperial Mobile Home Park & Clarks Run Portfolio
   105A1     Imperial Mobile Home Park
   105A2     Clarks Run
----------------------------------------------------------------------------------------------------------------------------
    106      Citizens Portfolio 16
   106A1     31441 Plymouth Road
   106A2     12380 Woodward Avenue
   106A3     16841 Schaefer Road
    107      Blessing Mobile Home Park                                              2005                            202,394
----------------------------------------------------------------------------------------------------------------------------
    108      4931 Riverside Drive
    109      Cottages at Northern Hills                           2005 Annualized (1/05-6/05 & 9/05-12/05)          167,181
    110      1738 House Apartments                                                  2005                            274,073
    111      Olivera Industrial                                                     2006                            284,142
    112      Citizens Portfolio 29
----------------------------------------------------------------------------------------------------------------------------
   112A1     2200 Wales Avenue
   112A2     54 Federal Avenue
    113      Dakota Marketplace
    114      Park Place Apartments                                                  2006                            261,977
    115      363 Ocean Parkway                                                      2006                            265,308
----------------------------------------------------------------------------------------------------------------------------
    116      Sendera Pointe                                                         2005                            276,782
    117      Wellington Apartments                                                  2006                            262,404
    118      Tractor Supply Granbury
    119      Lock-Ur-Own Self Storage                                               2006                            250,981
    120      Tradewinds
----------------------------------------------------------------------------------------------------------------------------
    121      3M Bentonville Office/Warehouse
    122      The Shoppes at Kettering Pointe
    123      Whitsett Apartments                                                    2006                            185,870
    124      Surrey Park Apartments
    125      Hidden Creek Apartments                                                2005                            197,302
----------------------------------------------------------------------------------------------------------------------------
    126      Gateway Retail                                                         2005                            209,402
    127      One Westgate                                                           2006                            105,517
    128      Newport Plaza                                                          2005                            374,806
    129      Citizens Portfolio 8
   129A1     12004 South Pulaski Road (South Crawford Avenue)
----------------------------------------------------------------------------------------------------------------------------
   129A2     2917 West 95th Street
    130      Tractor Supply Carthage
    131      Walgreens San Antonio
    132      West Oaks Retail Center                                                2006                            192,110
    133      RBC Centura Bank
----------------------------------------------------------------------------------------------------------------------------
    134      Merrick Crossing                                                       2006                            140,589
    135      Armenia Professional                                                   2006                            142,876
    136      Rainforest Village                                                     2005                            126,849
    137      Louisiana Purchase Center                                              2006                            213,849
    138      Flyer Shoppes                                                          2006                             99,689
----------------------------------------------------------------------------------------------------------------------------
    139      335 Oxford Street                                                      2005                            121,295
    140      Family Dollar Portfolio
   140A1     Family Dollar - Hammond
   140A2     Family Dollar - Chicago
    141      Shoppes of Moyock
----------------------------------------------------------------------------------------------------------------------------
    142      Englewood Crossing                                                     2006                             90,907
    143      Pompano Center                                                         2006                             60,862

                                                                             CUT-OFF DATE
                         3RD                     3RD              U/W            U/W
  CONTROL            MOST RECENT             MOST RECENT          NCF            NCF            APPRAISED         APPRAISAL
    NO.                  YEAR                    NOI           DSCR (X)        DSCR (X)         VALUE ($)            DATE
--------------------------------------------------------------------------------------------------------------------------------

     1                   2005                    66,521,046      1.10            1.26            1,173,900,000          Various
    1A1                                                                                             77,700,000         5/1/2007
    1A2                                                                                             74,300,000         5/1/2007
    1A3                                                                                             52,000,000         5/1/2007
    1A4                                                                                             41,000,000        4/25/2007
--------------------------------------------------------------------------------------------------------------------------------
    1A5                                                                                             37,300,000         5/1/2007
    1A6                                                                                             37,300,000         5/3/2007
    1A7                                                                                             34,500,000        4/27/2007
    1A8                                                                                             34,400,000        4/26/2007
    1A9                                                                                             33,600,000         5/2/2007
--------------------------------------------------------------------------------------------------------------------------------
    1A10                                                                                            33,500,000         5/2/2007
    1A11                                                                                            33,000,000         5/4/2007
    1A12                                                                                            32,400,000         5/1/2007
    1A13                                                                                            31,100,000        4/23/2007
    1A14                                                                                            30,900,000        4/25/2007
--------------------------------------------------------------------------------------------------------------------------------
    1A15                                                                                            29,500,000        4/30/2007
    1A16                                                                                            28,600,000        4/25/2007
    1A17                                                                                            28,200,000        4/26/2007
    1A18                                                                                            28,000,000         5/1/2007
    1A19                                                                                            27,400,000        4/26/2007
--------------------------------------------------------------------------------------------------------------------------------
    1A20                                                                                            27,000,000        4/27/2007
    1A21                                                                                            25,500,000        4/27/2007
    1A22                                                                                            24,800,000        4/26/2007
    1A23                                                                                            23,800,000         5/2/2007
    1A24                                                                                            23,000,000        4/26/2007
--------------------------------------------------------------------------------------------------------------------------------
    1A25                                                                                            20,800,000        4/24/2007
    1A26                                                                                            19,800,000        4/30/2007
    1A27                                                                                            19,200,000         5/4/2007
    1A28                                                                                            18,200,000        4/24/2007
    1A29                                                                                            18,200,000        4/30/2007
--------------------------------------------------------------------------------------------------------------------------------
    1A30                                                                                            16,400,000        4/27/2007
    1A31                                                                                            16,300,000        4/30/2007
    1A32                                                                                            16,300,000        4/26/2007
    1A33                                                                                            16,200,000         5/3/2007
    1A34                                                                                            16,000,000         5/2/2007
--------------------------------------------------------------------------------------------------------------------------------
    1A35                                                                                            15,500,000         5/4/2007
    1A36                                                                                            15,400,000        4/24/2007
    1A37                                                                                            14,500,000        4/30/2007
    1A38                                                                                            14,300,000        4/30/2007
    1A39                                                                                            14,100,000         5/2/2007
--------------------------------------------------------------------------------------------------------------------------------
    1A40                                                                                            13,100,000        4/23/2007
    1A41                                                                                            13,000,000        4/26/2007
    1A42                                                                                            12,800,000        4/30/2007
    1A43                                                                                            12,800,000         5/1/2007
    1A44                                                                                            11,500,000         5/1/2007
--------------------------------------------------------------------------------------------------------------------------------
    1A45                                                                                            10,700,000         5/2/2007
                       Various                   17,089,625      #REF!           1.24              419,000,000          Various
     2A                  2004                     1,261,651      1.05            1.22               27,200,000         5/1/2007
     2B                  2004                       748,061      1.05            1.19               26,700,000         5/1/2007
     2C                  2004                     1,029,353      1.05            1.22               23,500,000         5/1/2007
--------------------------------------------------------------------------------------------------------------------------------
     2D                  2004                       905,525      1.05            1.22               21,200,000         5/1/2007
     2E                  2004                       781,016      1.08            1.25               18,000,000         5/1/2007
     2F                  2004                       882,445      1.05            1.22               10,600,000         5/1/2007
     2G                  2004                       529,441      1.06            1.22               14,100,000         5/1/2007
     2H                  2004                       335,479      1.05            1.22               11,200,000         5/1/2007
--------------------------------------------------------------------------------------------------------------------------------
     2I                  2004                       569,199      1.08            1.23               15,200,000         5/1/2007
     2J                                                          1.11            1.29               12,650,000        6/11/2007
     2K                  2004                       901,105      1.05            1.22               16,300,000         5/1/2007
     2L                  2004                       836,531      1.05            1.22               11,300,000         5/1/2007
     2M                  2006                       644,047      1.15            1.33               11,500,000         6/8/2007
--------------------------------------------------------------------------------------------------------------------------------
     2N                                                          1.15            1.33               11,900,000         6/9/2007
     2O                  2004                       689,870      1.05            1.22               12,300,000         5/1/2007
     2P                                                          1.10            1.27               11,900,000        6/13/2007
     2Q                  2004                       361,625      1.05            1.19               10,400,000         5/1/2007
     2R                  2004                       646,419      1.05            1.19                7,500,000         5/1/2007
--------------------------------------------------------------------------------------------------------------------------------
     2S                                                          1.11            1.28                8,650,000        6/15/2007
     2T                  2006                       642,579      1.16            1.34                8,400,000        6/12/2007
     2U                  2004                       523,257      1.06            1.22                8,800,000         5/1/2007
     2V                  2004                       651,658      1.05            1.22                9,175,000         5/1/2007
     2W                                                          1.10            1.27                8,200,000        6/12/2007
--------------------------------------------------------------------------------------------------------------------------------
     2X            2006 Annualized                  322,140      1.21            1.40                7,850,000        6/10/2007
     2Y                                                          1.10            1.27                7,830,000        6/10/2007
     2Z                  2004                       383,733      1.05            1.22                9,720,000         5/1/2007
    2AA                  2006                       562,317      1.14            1.31                7,600,000        6/10/2007
    2AB                  2004                       505,483      1.05            1.20                6,200,000         5/1/2007
--------------------------------------------------------------------------------------------------------------------------------
    2AC                                                          1.10            1.27                6,900,000         6/8/2007
    2AD            2006 Annualized                  302,196      1.21            1.40                6,400,000        6/13/2007
    2AE                  2004                       407,597      1.05            1.22                5,000,000         5/1/2007
    2AF                  2004                       510,111      1.05            1.22                8,100,000         5/1/2007
    2AG                  2004                       461,182      1.05            1.22                6,300,000         5/1/2007
--------------------------------------------------------------------------------------------------------------------------------
    2AH                  2004                       283,175      1.05            1.22                4,925,000         5/1/2007
    2AI                                                          1.05            1.20                4,500,000         5/1/2007
    2AJ                                                          1.11            1.29                5,700,000        6/10/2007
    2AK                  2004                       412,430      1.05            1.22                5,100,000         5/1/2007
    2AL                                                          1.11            1.28                6,000,000         6/7/2007
--------------------------------------------------------------------------------------------------------------------------------
    2AM                                                          1.11            1.28                4,200,000         6/6/2007
     3                   2004                    24,720,394      1.16            1.16              520,000,000         5/5/2007
     4                                                           1.27            1.27              428,100,000          Various
    4A1                                                                                             85,000,000        5/15/2007
    4A2                                                                                             54,500,000        5/24/2007
--------------------------------------------------------------------------------------------------------------------------------
    4A3                                                                                             51,500,000        5/15/2007
    4A4                                                                                             48,700,000        5/20/2007
    4A5                                                                                             46,300,000        5/15/2007
    4A6                                                                                             36,000,000        5/15/2007
    4A7                                                                                             35,000,000        5/14/2007
--------------------------------------------------------------------------------------------------------------------------------
    4A8                                                                                             29,000,000        5/15/2007
    4A9                                                                                             17,200,000        5/15/2007
    4A10                                                                                            13,100,000        5/15/2007
    4A11                                                                                            11,800,000        5/26/2007
     5                                                           1.17            1.17              333,300,000         5/1/2007
--------------------------------------------------------------------------------------------------------------------------------
     6                                                           1.17            1.17              250,000,000         5/1/2007
     7                                                           1.00            1.15              223,000,000        5/23/2007
     8                                                           1.18            1.18              169,000,000         5/1/2007
     9                                                           1.21            1.21               92,000,000        4/19/2007
     10                  2005                     4,156,781      1.23            1.23               71,700,000        12/1/2008
--------------------------------------------------------------------------------------------------------------------------------
     11                                                          1.41            1.41               70,000,000         5/1/2007
     12                                                          1.15            1.15               70,200,000         4/4/2007
     13                  2004                     7,392,220      3.23            3.23              118,100,000         6/6/2007
     14                  2005                     2,430,048      1.35            1.35               51,000,000          Various
    14A1                                                                                            16,600,000        3/20/2007
--------------------------------------------------------------------------------------------------------------------------------
    14A2                                                                                            13,000,000         3/7/2007
    14A3                                                                                            11,700,000         3/6/2007
    14A4                                                                                             9,700,000        3/19/2007
     15                  2005                     2,740,346      1.20            1.41               45,290,000        4/21/2007
     16                                                          1.10            1.10               44,500,000        2/12/2007
--------------------------------------------------------------------------------------------------------------------------------
     17                  2004                     1,586,889      1.00            1.20               37,750,000         4/3/2007
     18                  2004                     1,856,007      1.32            1.32               32,200,000        4/25/2007
     19                                                          1.08            1.27               41,000,000         6/6/2007
     20                  2004                     1,758,427      1.06            1.23               31,225,000        3/29/2007
     21                                                          1.26            1.44               34,000,000         6/1/2007
--------------------------------------------------------------------------------------------------------------------------------
     22               TTM (8/05)                  1,215,148      1.02            1.02               33,300,000        5/23/2007
     23                  2004                     1,705,176      1.03            1.17               28,100,000        4/15/2007
     24                  2004                     1,323,620      1.20            1.20               37,200,000        5/11/2007
     25                                                          1.30            1.30               28,300,000        12/1/2006
    25A1                                                                                             5,400,000        12/1/2006
--------------------------------------------------------------------------------------------------------------------------------
    25A2                                                                                             4,360,000        12/1/2006
    25A3                                                                                             4,260,000        12/1/2006
    25A4                                                                                             3,120,000        12/1/2006
    25A5                                                                                             2,750,000        12/1/2006
    25A6                                                                                             2,150,000        12/1/2006
--------------------------------------------------------------------------------------------------------------------------------
    25A7                                                                                             2,010,000        12/1/2006
    25A8                                                                                             2,000,000        12/1/2006
    25A9                                                                                             1,490,000        12/1/2006
   25A10                                                                                               760,000        12/1/2006
     26                                                          1.35            1.35               30,175,000        5/22/2007
--------------------------------------------------------------------------------------------------------------------------------
     27                  2005                     1,521,615      1.00            1.17               29,775,000        5/29/2007
     28                                                          1.20            1.45               30,600,000         5/8/2007
     29                                                          1.20            1.40               26,700,000        4/10/2007
     30                                                          1.06            1.20               22,100,000         4/3/2007
     31                  2004                     1,343,506      1.04            1.18               24,000,000        4/29/2007
--------------------------------------------------------------------------------------------------------------------------------
     32                  2005                       110,776      1.10            1.27               21,665,000        5/30/2007
     33                  2005                     1,127,244      1.03            1.21               20,300,000        4/20/2007
     34      2004 Annualized (3/04-12/04)         1,356,835      1.04            1.18               18,650,000        4/24/2007
     35                  2005                     1,267,162      1.07            1.23               18,250,000         4/7/2007
     36                  2005                       455,314      1.29            1.29               19,800,000         1/1/2007
--------------------------------------------------------------------------------------------------------------------------------
     37                  2006                       995,357      1.56            1.56               18,000,000        2/13/2007
     38               TTM (5/05)                    805,485      1.24            1.24               22,300,000        5/22/2007
     39                                                          1.31            1.31               18,900,000        1/30/2007
     40                                                          1.14            1.31               15,560,000        3/27/2007
     41                  2005                       707,005      1.05            1.25               15,000,000       11/21/2006
--------------------------------------------------------------------------------------------------------------------------------
     42                  2005                       651,098      1.30            1.30               15,275,000         4/4/2007
     43                                                          1.23            1.23               18,100,000        4/17/2007
     44                  2005                       991,570      1.04            1.24               14,500,000        4/27/2007
     45                  2004                       640,797      1.14            1.36               14,600,000       12/21/2006
     46                                                          1.14            1.14               14,600,000         4/9/2007
--------------------------------------------------------------------------------------------------------------------------------
     47                  2005                     1,126,522      1.26            1.26               17,800,000         6/1/2007
     48      2005 Annualized (6/05-12/05)           768,527      1.09            1.26               15,400,000        5/15/2007
     49                                                          1.07            1.23               14,550,000         6/7/2007
     50                                                          1.20            1.20               12,603,000         7/1/2006
    50A1                                                                                             2,405,000         7/1/2006
--------------------------------------------------------------------------------------------------------------------------------
    50A2                                                                                             2,374,000         7/1/2006
    50A3                                                                                             1,953,000         7/1/2006
    50A4                                                                                             1,720,000         7/1/2006
    50A5                                                                                             1,125,000         7/1/2006
    50A6                                                                                             1,028,000         7/1/2006
--------------------------------------------------------------------------------------------------------------------------------
    50A7                                                                                               879,000         7/1/2006
    50A8                                                                                               664,000         7/1/2006
    50A9                                                                                               455,000         7/1/2006
     51                  2004                       736,235      1.32            1.32               14,800,000       11/14/2006
     52                                                          1.20            1.41               13,650,000        3/22/2007
--------------------------------------------------------------------------------------------------------------------------------
     53                  2005                       875,349      1.24            1.24               14,300,000         6/1/2007
     54                  2005                       730,262      1.24            1.44               12,600,000         6/7/2007
     55                                                          1.20            1.20               11,357,000         7/1/2006
    55A1                                                                                             2,790,000         7/1/2006
    55A2                                                                                             2,613,000         7/1/2006
--------------------------------------------------------------------------------------------------------------------------------
    55A3                                                                                             1,475,000         7/1/2006
    55A4                                                                                             1,382,000         7/1/2006
    55A5                                                                                             1,180,000         7/1/2006
    55A6                                                                                               756,000         7/1/2006
    55A7                                                                                               443,000         7/1/2006
--------------------------------------------------------------------------------------------------------------------------------
    55A8                                                                                               444,000         7/1/2006
    55A9                                                                                               274,000         7/1/2006
     56                  2005                       804,086      1.10            1.27               14,600,000        2/23/2007
     57                                                          1.20            1.20               17,500,000         6/5/2007
     58                                                          1.20            1.20               10,991,000         7/1/2006
--------------------------------------------------------------------------------------------------------------------------------
    58A1                                                                                             2,542,000         7/1/2006
    58A2                                                                                             2,339,000         7/1/2006
    58A3                                                                                             2,330,000         7/1/2006
    58A4                                                                                             2,169,000         7/1/2006
    58A5                                                                                               848,000         7/1/2006
--------------------------------------------------------------------------------------------------------------------------------
    58A6                                                                                               763,000         7/1/2006
     59                  2005                       853,756      1.05            1.05               12,600,000         4/9/2007
     60                                                          1.21            1.39               12,700,000       12/21/2006
     61                  2005                       873,592      1.26            1.51               11,250,000        3/15/2007
     62                  2006                       581,393      1.20            1.41               10,760,000        4/16/2007
--------------------------------------------------------------------------------------------------------------------------------
     63                                                          1.26            1.26               12,840,000        12/1/2006
    63A1                                                                                             7,480,000        12/1/2006
    63A2                                                                                             3,080,000        12/1/2006
    63A3                                                                                             2,280,000        12/1/2006
     64                  2005                       721,194      1.23            1.39               10,000,000        5/22/2007
--------------------------------------------------------------------------------------------------------------------------------
     65                  2004                       519,478      1.01            1.20                9,000,000         2/5/2007
     66                                                          1.39            1.39               11,900,000        5/16/2007
     67                  2006                       432,830      1.31            1.54                9,450,000         5/1/2007
     68                  2005                       656,229      1.35            1.35               10,300,000         4/1/2007
     69                                                          1.09            1.26               10,150,000        4/30/2007
--------------------------------------------------------------------------------------------------------------------------------
     70                  2005                       660,044      1.28            1.48               11,100,000         6/8/2007
     71                  2004                       448,164      1.21            1.42                9,100,000         4/4/2007
     72                                                          1.09            1.31                8,200,000        3/26/2007
     73                                                          1.25            1.25                9,400,000         3/2/2007
     74                  2005                       861,287      1.36            1.36                8,800,000        5/18/2007
--------------------------------------------------------------------------------------------------------------------------------
     75                                                          1.24            1.47                8,145,000         7/1/2007
     76                  2005                       327,938      1.49            1.49               10,000,000        9/11/2006
     77                  2005                       392,530      1.20            1.36                7,500,000        6/22/2007
     78                                                          1.29            1.29                6,900,000        3/29/2007
     79                                                          1.10            1.27                6,900,000         4/7/2007
--------------------------------------------------------------------------------------------------------------------------------
     80                                                          1.25            1.25                6,700,000        6/19/2007
     81                  2005                       486,102      1.31            1.50                7,400,000        6/18/2007
     82                                                          1.26            1.26                6,900,000         6/1/2007
     83                                                          1.29            1.29                7,150,000        2/13/2007
     84                  2005                       123,882      1.21            1.41                7,570,000        4/26/2007
--------------------------------------------------------------------------------------------------------------------------------
     85                  2004                       491,927      1.16            1.16                6,530,000        4/27/2007
    85A1                                                                                             4,100,000        4/27/2007
    85A2                                                                                             1,140,000        4/27/2007
    85A3                                                                                               774,000        4/27/2007
    85A4                                                                                               516,000        4/27/2007
--------------------------------------------------------------------------------------------------------------------------------
     86                  2005                       418,503      1.46            1.67                7,470,000        5/31/2007
     87                                                          1.33            1.33                5,500,000         6/1/2007
     88                  2005                       312,118      1.21            1.44                5,700,000        3/30/2007
     89                                                          1.90            1.90                9,200,000        1/30/2007
     90                                                          1.27            1.27                5,300,000        2/28/2007
--------------------------------------------------------------------------------------------------------------------------------
     91                  2005                       422,477      1.18            1.18                5,500,000        5/29/2007
     92                  2005                       110,394      1.17            1.36                5,480,000        4/24/2007
     93                                                          1.10            1.27                5,600,000         4/3/2007
     94                                                          1.21            1.21                4,196,000         7/1/2006
    94A1                                                                                             1,575,000         7/1/2006
--------------------------------------------------------------------------------------------------------------------------------
    94A2                                                                                             1,496,000         7/1/2006
    94A3                                                                                             1,125,000         7/1/2006
     95                                                          1.38            1.38                5,800,000         5/4/2007
     96                                                          1.19            1.19                5,100,000        3/30/2007
     97                                                          1.26            1.46                4,800,000        5/17/2007
--------------------------------------------------------------------------------------------------------------------------------
     98                  2004                       371,128      1.42            1.69                5,350,000         3/6/2007
     99                                                          1.19            1.19                4,500,000       10/11/2006
    100                  2004                       331,493      1.41            1.41                4,875,000        9/13/2006
    101                                                          1.18            1.35                4,418,000         6/5/2007
    102                  2004                       285,873      1.20            1.43                4,250,000        3/28/2007
--------------------------------------------------------------------------------------------------------------------------------
    103                                                          1.30            1.30                3,990,000        5/22/2007
    104                                                          1.41            1.41                4,200,000        2/13/2007
    105                                                          1.20            1.40                4,700,000         1/3/2007
   105A1                                                                                             3,556,333         1/3/2007
   105A2                                                                                             1,143,667         1/3/2007
--------------------------------------------------------------------------------------------------------------------------------
    106                                                          1.20            1.20                3,716,000         7/1/2006
   106A1                                                                                             1,856,000         7/1/2006
   106A2                                                                                             1,065,000         7/1/2006
   106A3                                                                                               795,000         7/1/2006
    107                  2004                       206,733      1.38            1.38                3,780,000         4/9/2007
--------------------------------------------------------------------------------------------------------------------------------
    108                                                          1.32            1.32                3,600,000        2/16/2007
    109                                                          1.40            1.69                3,750,000        1/21/2007
    110                  2004                       296,352      1.19            1.40                3,900,000        1/16/2007
    111                  2005                       195,150      1.22            1.41                4,500,000        5/17/2007
    112                                                          1.24            1.24                3,010,000         7/1/2006
--------------------------------------------------------------------------------------------------------------------------------
   112A1                                                                                             1,733,000         7/1/2006
   112A2                                                                                             1,277,000         7/1/2006
    113                                                          1.22            1.22                3,400,000        3/26/2007
    114            2005 Annualized                  155,903      1.04            1.18                3,800,000        4/26/2007
    115                  2005                       275,453      1.06            1.21                4,900,000         6/8/2007
--------------------------------------------------------------------------------------------------------------------------------
    116                  2004                       231,468      1.28            1.28                3,300,000        2/23/2007
    117                  2005                       253,321      1.26            1.50                3,270,000        2/12/2007
    118                                                          1.28            1.28                3,275,000        5/22/2007
    119                  2005                       225,180      1.19            1.38                3,350,000         7/1/2007
    120                                                          1.40            1.40                3,550,000        3/13/2007
--------------------------------------------------------------------------------------------------------------------------------
    121                                                          1.19            1.36                3,200,000        9/20/2007
    122                                                          1.24            1.49                3,200,000         4/6/2007
    123                                                          1.10            1.26                3,777,000         5/2/2007
    124                                                          1.20            1.42                3,250,000        3/30/2007
    125                  2004                       166,726      1.22            1.22                2,925,000        11/9/2006
--------------------------------------------------------------------------------------------------------------------------------
    126                                                          1.22            1.22                2,950,000        3/12/2007
    127                  2005                        77,324      1.18            1.36                2,800,000         5/9/2007
    128                  2004                       397,067      2.63            2.63                5,000,000        2/13/2007
    129                                                          1.20            1.20                2,745,000         7/1/2006
   129A1                                                                                             1,581,000         7/1/2006
--------------------------------------------------------------------------------------------------------------------------------
   129A2                                                                                             1,164,000         7/1/2006
    130                                                          1.25            1.25                2,740,000         3/3/2007
    131                                                          1.66            1.66                4,020,000        5/18/2007
    132                  2005                       191,833      1.18            1.35                2,600,000         5/3/2007
    133                                                          1.55            1.81                3,870,000        4/26/2007
--------------------------------------------------------------------------------------------------------------------------------
    134                                                          1.21            1.37                2,550,000        6/11/2007
    135                  2005                       155,446      1.23            1.42                2,525,000        6/18/2007
    136                                                          1.21            1.37                2,500,000         3/8/2006
    137                  2005                       198,359      1.18            1.18                2,800,000        2/27/2007
    138                                                          1.24            1.49                2,200,000         4/6/2007
--------------------------------------------------------------------------------------------------------------------------------
    139                  2004                       167,383      1.22            1.22                2,300,000         7/1/2007
    140                                                          1.13            1.13                2,110,000        9/13/2006
   140A1                                                                                             1,140,000        9/13/2006
   140A2                                                                                               970,000        9/13/2006
    141                                                          1.22            1.40                1,940,000         6/8/2007
--------------------------------------------------------------------------------------------------------------------------------
    142                  2005                        88,089      1.26            1.52                1,400,000         4/6/2007
    143                  2005                        95,352      1.28            1.48                1,500,000         3/7/2007

                CUT-OFF      SCHEDULED      HOSPITALITY                                                 SQ FEET,          UNIT
  CONTROL        DATE        MATURITY/        AVERAGE             YEAR               YEAR             PADS, ROOMS          OF
    NO.         LTV (%)       LTV (%)      DAILY RATE ($)        BUILT             RENOVATED         UNITS OR ACRE       MEASURE
------------------------------------------------------------------------------------------------------------------------------------

     1           70.3          66.4            116.66                Various                   N/A              5,683         Rooms
    1A1                                        132.53                   1985            2003, 2006                247         Rooms
    1A2                                        137.59                   1983                  2003                231         Rooms
    1A3                                        140.99                   2002                   N/A                174         Rooms
    1A4                                        116.21                   1998                   N/A                192         Rooms
------------------------------------------------------------------------------------------------------------------------------------
    1A5                                        149.90                   1998            2006, 2007                132         Rooms
    1A6                                        125.01                   1985            2003, 2005                160         Rooms
    1A7                                        129.60                   1995                  2003                122         Rooms
    1A8                                        156.49                   1984                  2006                120         Rooms
    1A9                                        120.30                   1998       2004, 2006,2007                150         Rooms
------------------------------------------------------------------------------------------------------------------------------------
    1A10                                       154.54                   1985                  2003                112         Rooms
    1A11                                       123.65                   1995                  2004                132         Rooms
    1A12                                       123.38                   1985                  2006                144         Rooms
    1A13                                       119.96                   1991            2003, 2004                150         Rooms
    1A14                                       99.28                    1996      2003, 2004, 2005                150         Rooms
------------------------------------------------------------------------------------------------------------------------------------
    1A15                                       124.02                   1987            2005, 2007                120         Rooms
    1A16                                       115.10                   1988            2005, 2006                136         Rooms
    1A17                                       116.02                   1982                  2002                156         Rooms
    1A18                                       126.80                   1996            2003, 2006                160         Rooms
    1A19                                       102.65                   1996                   N/A                148         Rooms
------------------------------------------------------------------------------------------------------------------------------------
    1A20                                       102.37                   1985                  2006                128         Rooms
    1A21                                       128.43                   1991      2003, 2004, 2006                120         Rooms
    1A22                                       100.64                   1995            2006, 2007                114         Rooms
    1A23                                       104.75                   1986            2005, 2007                178         Rooms
    1A24                                       96.64                    1981            2005, 2006                128         Rooms
------------------------------------------------------------------------------------------------------------------------------------
    1A25                                       100.71                   1996            2002, 2005                116         Rooms
    1A26                                       100.92                   1998                  2007                104         Rooms
    1A27                                       115.05                   1988                  2006                120         Rooms
    1A28                                       112.95                   1989            2005, 2007                 96         Rooms
    1A29                                       88.92                    1998                  2006                120         Rooms
------------------------------------------------------------------------------------------------------------------------------------
    1A30                                       96.58                    1987      2004, 2005, 2006                128         Rooms
    1A31                                       111.19                   1985                  2006                 80         Rooms
    1A32                                       101.74                   1988      2004, 2006, 2007                112         Rooms
    1A33                                       128.01                   1986            2004, 2005                 80         Rooms
    1A34                                       91.62                    1984            2001, 2006                 96         Rooms
------------------------------------------------------------------------------------------------------------------------------------
    1A35                                       99.17                    1985            2002, 2006                 80         Rooms
    1A36                                       97.71                    1986      2004, 2006, 2007                128         Rooms
    1A37                                       98.54                    1998                   N/A                112         Rooms
    1A38                                       116.09                   1988            2005, 2006                 96         Rooms
    1A39                                       121.34                   1987      2004, 2006, 2007                 72         Rooms
------------------------------------------------------------------------------------------------------------------------------------
    1A40                                       90.67                    1999            2005, 2006                 95         Rooms
    1A41                                       102.67                   1990                  2006                107         Rooms
    1A42                                       111.31                   1996            2002, 2006                 78         Rooms
    1A43                                       111.69                   1986                  2006                 96         Rooms
    1A44                                       126.23                   2001                  2006                 83         Rooms
------------------------------------------------------------------------------------------------------------------------------------
    1A45                                       102.43                   1985            2005, 2007                 80         Rooms
                 77.3          #REF!            0.00                 Various               Various          4,250,370       Sq Feet
     2A          80.1          75.3             0.00                    1966                   N/A            245,426       Sq Feet
     2B          68.9          65.2             0.00                    1975                  2003            240,135       Sq Feet
     2C          74.1          69.7             0.00                    1994                   N/A            134,223       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     2D          77.5          72.8             0.00                    1980                  1996            148,245       Sq Feet
     2E          84.6          79.5             0.00                    1996                  2006            106,331       Sq Feet
     2F          100.9         94.9             0.00                    2002                   N/A             75,485       Sq Feet
     2G          75.4          70.8             0.00                    1985                   N/A            133,985       Sq Feet
     2H          89.2          83.8             0.00                    1966                  1991            155,104       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     2I          65.6          62.1             0.00                    1965                  2002            162,879       Sq Feet
     2J          78.2          73.5             0.00                    1999                   N/A             95,300       Sq Feet
     2K          60.3          56.7             0.00                    1995                   N/A             87,456       Sq Feet
     2L          83.5          78.5             0.00                    2001                   N/A             86,102       Sq Feet
     2M          80.0          75.3             0.00                    1988                   N/A            133,130       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     2N          76.9          72.3             0.00                    1960                  2004            194,457       Sq Feet
     2O          73.5          69.1             0.00                    2000                   N/A             65,883       Sq Feet
     2P          74.5          70.1             0.00                    1988                   N/A            155,559       Sq Feet
     2Q          83.7          79.1             0.00                    2004                   N/A             63,937       Sq Feet
     2R          92.3          87.3             0.00                    2002                   N/A             54,319       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     2S          80.0          75.3             0.00                    1985                   N/A            147,182       Sq Feet
     2T          80.0          75.3             0.00                    1984                   N/A            100,501       Sq Feet
     2U          76.0          71.4             0.00                    1998                   N/A             57,960       Sq Feet
     2V          70.0          65.8             0.00                    1999                   N/A             70,607       Sq Feet
     2W          77.8          73.2             0.00                    1986                  2006            116,983       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     2X          80.0          75.3             0.00                    1989                   N/A            140,382       Sq Feet
     2Y          79.9          75.2             0.00                    1988                   N/A            173,529       Sq Feet
     2Z          62.6          58.9             0.00                    1980                  1997             63,140       Sq Feet
    2AA          80.0          75.3             0.00               1980-1981                   N/A            107,827       Sq Feet
    2AB          92.7          87.7             0.00                    2002                   N/A             59,204       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    2AC          79.7          75.0             4.00                    1989                   N/A            114,195       Sq Feet
    2AD          80.0          75.3             0.00                    1983                  1992            112,340       Sq Feet
    2AE          102.0         95.9             0.00                    1994                   N/A             55,930       Sq Feet
    2AF          61.3          57.7             0.00                    1997                   N/A             54,788       Sq Feet
    2AG          74.9          70.4             0.00                    1992                   N/A             60,799       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    2AH          90.1          84.7             0.00                    2002                   N/A             46,122       Sq Feet
    2AI          94.4          89.3             0.00                    1989                  2005            159,429       Sq Feet
    2AJ          74.4          70.0             0.00        1964, 1971, 1980                  1995            109,001       Sq Feet
    2AK          80.4          75.6             0.00                    2000                   N/A             52,399       Sq Feet
    2AL          56.8          53.5             0.00                    1986                  2004             69,186       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    2AM          67.6          63.6             0.00                    1990                   N/A             40,910       Sq Feet
     3           78.8          78.8             0.00                    1985                  2006          1,498,570       Sq Feet
     4           66.3          66.3             0.00                 Various               Various          2,311,252       Sq Feet
    4A1                                         0.00                    2000                   N/A            372,502       Sq Feet
    4A2                                         0.00                    1963                  2005            350,091       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    4A3                                         0.00                    1999                  2004            388,302       Sq Feet
    4A4                                         0.00                    2006                   N/A            218,681       Sq Feet
    4A5                                         0.00                    2000                   N/A            164,356       Sq Feet
    4A6                                         0.00                    1993                   N/A            227,536       Sq Feet
    4A7                                         0.00                    1948                  1995            194,487       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    4A8                                         0.00                    1985                  1999            175,917       Sq Feet
    4A9                                         0.00                    1990                   N/A             95,023       Sq Feet
    4A10                                        0.00                    2003                   N/A             58,182       Sq Feet
    4A11                                        0.00                    1984                  2003             66,175       Sq Feet
     5           41.9          41.9             0.00                    1983                   N/A            562,010       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     6           47.0          47.0             0.00                    1969                  2004            482,404       Sq Feet
     7           52.2          49.2             0.00              1986, 1998                   N/A            418,003       Sq Feet
     8           64.5          64.5             0.00              1980, 1987                   N/A            485,047       Sq Feet
     9           80.0          80.0             0.00                    1991                   N/A            376,774       Sq Feet
     10          78.8          78.8             0.00                    1958                  2003            610,103       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     11          74.9          74.9             0.00                    1986                  2005            214,214       Sq Feet
     12          73.0          73.0             0.00                    1987                   N/A                776         Units
     13          35.6          35.6             0.00                    1925                  1990            543,951       Sq Feet
     14          76.5          76.5             0.00                 Various                   N/A                552          Beds
    14A1                                        0.00                    1996                   N/A                142          Beds
------------------------------------------------------------------------------------------------------------------------------------
    14A2                                        0.00                    1998                  2005                126          Beds
    14A3                                        0.00                    1997                   N/A                142          Beds
    14A4                                        0.00                    1997                   N/A                142          Beds
     15          70.7          66.2             0.00                    1985                   N/A                223          Pads
     16          71.9          71.9             0.00                    2007                   N/A            139,856       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     17          80.0          74.7             0.00              1999, 2002                   N/A                508         Units
     18          78.0          78.0             0.00                    1964                  2003            304,375       Sq Feet
     19          61.0          57.2             0.00                    1930                  1984             40,893       Sq Feet
     20          76.5          74.8             0.00              1986, 1989                   N/A                437         Units
     21          69.1          66.9            243.50                   1982                  1997                120         Units
------------------------------------------------------------------------------------------------------------------------------------
     22          67.6          67.6             0.00                    1996                   N/A                238         Units
     23          74.2          64.5             0.00                    1989                   N/A            147,104       Sq Feet
     24          55.6          55.6             0.00                    1900                  2004                117         Units
     25          72.6          72.6             0.00                 Various               Various                219         Units
    25A1                                        0.00                    1930                   N/A                 39         Units
------------------------------------------------------------------------------------------------------------------------------------
    25A2                                        0.00                    1973                   N/A                 34         Units
    25A3                                        0.00                    1967                   N/A                 37         Units
    25A4                                        0.00                    1928                  2005                 20         Units
    25A5                                        0.00                    1936                   N/A                 19         Units
    25A6                                        0.00                    1926                   N/A                 16         Units
------------------------------------------------------------------------------------------------------------------------------------
    25A7                                        0.00                    1924                   N/A                 14         Units
    25A8                                        0.00                    1907                   N/A                 19         Units
    25A9                                        0.00                    1928                   N/A                 16         Units
   25A10                                        0.00                    1961                   N/A                  5         Units
     26          67.5          67.5             0.00                    1999                   N/A                256         Units
------------------------------------------------------------------------------------------------------------------------------------
     27          67.8          66.3             0.00                    1977            1998, 1999                420         Units
     28          65.4          58.7             0.00                    2006                   N/A                152         Units
     29          71.5          68.0             0.00                    1989                   N/A            139,859       Sq Feet
     30          82.6          77.9             0.00                    2007                   N/A             64,506       Sq Feet
     31          73.2          63.7             0.00               1974-2000                   N/A             60,105       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     32          77.3          72.7             0.00                    2005                   N/A             46,439       Sq Feet
     33          80.0          75.0             0.00                    1967                  1980                278         Units
     34          79.9          69.4             0.00                    1990                   N/A             70,579       Sq Feet
     35          79.5          74.8             0.00                    1999                   N/A            232,540       Sq Feet
     36          72.4          61.0             0.00                    1991                  2003            142,900       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     37          79.2          79.2             0.00                    1971                   N/A                402         Units
     38          57.9          57.9             0.00                    1922                   N/A             62,042       Sq Feet
     39          66.1          66.1             0.00                    1997                   N/A             51,511       Sq Feet
     40          77.8          70.9             0.00               1989-2007             2006-2007            117,810       Sq Feet
     41          80.0          74.6             0.00                    1967                  2005                379         Units
------------------------------------------------------------------------------------------------------------------------------------
     42          78.6          78.6             0.00                    1999                   N/A             94,290       Sq Feet
     43          66.0          66.0             0.00                    1911                  2007             60,000       Sq Feet
     44          80.0          74.7             0.00               1977-1981                  2000            322,824       Sq Feet
     45          79.5          74.2             0.00                    1984                   N/A            102,796       Sq Feet
     46          78.9          78.9             0.00                    1984                   N/A             26,727       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     47          64.6          55.5            89.52                    1999                   N/A                133         Rooms
     48          73.1          65.4             0.00                    1974                  2006                352         Units
     49          76.3          71.9             0.00                    1984                   N/A            145,886       Sq Feet
     50          85.5          85.5             0.00                 Various                   N/A             27,234       Sq Feet
    50A1                                        0.00                    2002                   N/A              3,476       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    50A2                                        0.00                    1975                   N/A              3,956       Sq Feet
    50A3                                        0.00                    1995                   N/A              4,069       Sq Feet
    50A4                                        0.00                    1965                   N/A              3,007       Sq Feet
    50A5                                        0.00                    1971                   N/A              2,084       Sq Feet
    50A6                                        0.00                    1954                   N/A              3,778       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    50A7                                        0.00                    1971                   N/A              2,748       Sq Feet
    50A8                                        0.00                    1961                   N/A              2,443       Sq Feet
    50A9                                        0.00                    1966                   N/A              1,673       Sq Feet
     51          70.9          70.9             0.00                    1982                  2004             45,318       Sq Feet
     52          76.6          71.7             0.00                    1961                  1999            151,939       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     53          69.9          60.1            101.76                   2002                   N/A                123         Rooms
     54          77.0          72.4             0.00                    1911            1999, 2006             89,964       Sq Feet
     55          84.6          84.6             0.00                 Various                   N/A             39,732       Sq Feet
    55A1                                        0.00                    2002                   N/A              4,228       Sq Feet
    55A2                                        0.00                    1938                   N/A             11,264       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    55A3                                        0.00              1976, 1994                   N/A              2,578       Sq Feet
    55A4                                        0.00              1886, 1959                   N/A             10,800       Sq Feet
    55A5                                        0.00                    1961                   N/A              2,304       Sq Feet
    55A6                                        0.00                    1985                   N/A              2,700       Sq Feet
    55A7                                        0.00                    1976                   N/A              1,846       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    55A8                                        0.00                    1975                   N/A              2,524       Sq Feet
    55A9                                        0.00                    1972                   N/A              1,488       Sq Feet
     56          65.1          61.2             0.00                    1894                  1987             36,698       Sq Feet
     57          54.3          54.3             0.00                    1920                  2004                 17         Units
     58          85.8          85.8             0.00                 Various                   N/A             19,501       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    58A1                                        0.00                    1979                   N/A              4,100       Sq Feet
    58A2                                        0.00                    2003                   N/A              3,502       Sq Feet
    58A3                                        0.00                    2001                   N/A              3,910       Sq Feet
    58A4                                        0.00                    1974                   N/A              3,958       Sq Feet
    58A5                                        0.00                    1997                   N/A              1,226       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    58A6                                        0.00                    1968                   N/A              2,805       Sq Feet
     59          73.2          62.9             0.00                    1973                   N/A                218         Units
     60          70.9          64.6             0.00                    2003                  2005             98,892       Sq Feet
     61          80.0          74.6             0.00                    1976                   N/A                340         Units
     62          74.3          68.4             0.00                    1975                   N/A                208         Units
------------------------------------------------------------------------------------------------------------------------------------
     63          62.3          62.3             0.00                 Various                   N/A                 65         Units
    63A1                                        0.00                    1959                   N/A                 44         Units
    63A2                                        0.00                    1991                   N/A                 13         Units
    63A3                                        0.00                    1989                   N/A                  8         Units
     64          75.0          68.9             0.00               1974-1980                  1992            127,224       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     65          80.0          74.7             0.00                    1975                   N/A             79,380       Sq Feet
     66          60.5          60.5             0.00                    1910                   N/A                 43         Units
     67          75.1          70.4             0.00                    1980                   N/A                248         Units
     68          68.9          58.0             0.00         1969,1999, 2001                   N/A            123,174       Sq Feet
     69          69.0          62.9             0.00                    2007                   N/A             19,806       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     70          63.1          56.4             0.00                    1989                   N/A             44,071       Sq Feet
     71          76.9          72.1             0.00                    1972                   N/A             81,459       Sq Feet
     72          79.3          76.3             0.00                    1988                   N/A             98,997       Sq Feet
     73          69.1          69.1             0.00                    1920                   N/A             34,200       Sq Feet
     74          72.7          57.2            90.49                    1994                  2004                111         Rooms
------------------------------------------------------------------------------------------------------------------------------------
     75          76.1          72.3             0.00                    2004                   N/A             36,769       Sq Feet
     76          59.6          54.4             0.00                    1986                   N/A             99,505       Sq Feet
     77          78.0          72.7             0.00                    1980                   N/A                178         Units
     78          79.7          79.7             0.00                    2007                   N/A             14,820       Sq Feet
     79          78.8          70.6             0.00                    1976            1992, 2002            129,698       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     80          80.0          67.8             0.00                    1997                  2007            138,000       Sq Feet
     81          71.6          65.4             0.00                    1974                   N/A             64,017       Sq Feet
     82          73.9          73.9             0.00                    2007                   N/A             14,490       Sq Feet
     83          71.3          71.3             0.00                    1910                   N/A             24,277       Sq Feet
     84          66.7          59.5             0.00                    1984                   N/A                332         Units
------------------------------------------------------------------------------------------------------------------------------------
     85          76.6          71.1             0.00               1967-1973             1996-1998                100         Units
    85A1                                        0.00                    1970                  1996                 60         Units
    85A2                                        0.00                    1973                  1997                 20         Units
    85A3                                        0.00                    1967                  1998                 12         Units
    85A4                                        0.00                    1970                  1997                  8         Units
------------------------------------------------------------------------------------------------------------------------------------
     86          58.9          53.0             0.00              1985, 2007                   N/A            178,435       Sq Feet
     87          79.9          67.5             0.00                    1935                  2007             32,215       Sq Feet
     88          76.8          70.5             0.00                    1965                  2000                136         Units
     89          46.5          35.6             0.00                    1930                  2007             20,000       Sq Feet
     90          79.2          79.2             0.00                    2006                   N/A             12,900       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     91          75.9          65.4             0.00                    1988                   N/A                128         Units
     92          74.8          69.2             0.00                    2004                   N/A             60,161       Sq Feet
     93          71.4          64.0             0.00                    2000             2006-2007            146,900       Sq Feet
     94          89.3          89.3             0.00                 Various                   N/A              9,909       Sq Feet
    94A1                                        0.00                    1923                   N/A              4,182       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    94A2                                        0.00                    1956                   N/A              3,705       Sq Feet
    94A3                                        0.00                    1979                   N/A              2,022       Sq Feet
     95          64.5          53.1             0.00                    2000                   N/A             15,120       Sq Feet
     96          72.9          72.9             0.00                    1931                   N/A              2,000       Sq Feet
     97          77.1          70.2             0.00                    1980                  2002             29,505       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     98          69.2          62.5             0.00                    1988                   N/A             65,189       Sq Feet
     99          79.5          68.1             0.00                    2004                   N/A             68,180       Sq Feet
    100          71.7          61.4             0.00                    1970                   N/A                226          Pads
    101          77.5          72.0             0.00                    1991                  1997             50,825       Sq Feet
    102          80.0          73.4             0.00                    1993                   N/A             50,632       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    103          79.0          79.0             0.00                    2007                   N/A             24,727       Sq Feet
    104          71.4          71.4             0.00                    1961                  2004             29,477       Sq Feet
    105          63.8          56.8             0.00                 Various                   N/A                271          Pads
   105A1                                        0.00                    1969                   N/A                205          Pads
   105A2                                        0.00                    1997                   N/A                 66          Pads
------------------------------------------------------------------------------------------------------------------------------------
    106          79.7          79.7             0.00                 Various                   N/A             10,679       Sq Feet
   106A1                                        0.00                    1959                   N/A              3,296       Sq Feet
   106A2                                        0.00                    1967                   N/A              4,227       Sq Feet
   106A3                                        0.00                    1958                   N/A              3,156       Sq Feet
    107          77.5          71.0             0.00                    1976                   N/A                173         Units
------------------------------------------------------------------------------------------------------------------------------------
    108          79.9          68.2             0.00        2000, 2001, 2006                   N/A             27,400       Sq Feet
    109          74.7          67.0             0.00                    1979                  2006                 60         Units
    110          71.8          63.8             0.00                    1973                   N/A                 44         Units
    111          62.2          55.7             0.00                    1973                   N/A             37,986       Sq Feet
    112          92.5          92.5             0.00                 Various                   N/A              7,753       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   112A1                                        0.00                    1973                   N/A              4,202       Sq Feet
   112A2                                        0.00                    1958                   N/A              3,551       Sq Feet
    113          80.2          64.0             0.00                    2006                   N/A             27,400       Sq Feet
    114          69.7          62.9             0.00                    1964                  1998                 48         Units
    115          54.1          51.0             0.00                    1924                   N/A                 46         Units
------------------------------------------------------------------------------------------------------------------------------------
    116          79.6          68.2             0.00                    1974                   N/A                121         Units
    117          79.5          74.2             0.00               1947-1954                   N/A                 94         Units
    118          79.0          79.0             0.00                    2007                   N/A             24,764       Sq Feet
    119          76.1          67.8             0.00               1973-1974                   N/A             78,370       Sq Feet
    120          70.9          60.7             0.00                    1975                   N/A             33,500       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    121          76.6          72.2             0.00                    2007                   N/A             30,000       Sq Feet
    122          76.3          68.6             0.00                    1973             2006-2007             20,607       Sq Feet
    123          64.2          58.5             0.00                    1957                   N/A                 28         Units
    124          72.3          66.4             0.00                    1962                  2004                 65         Units
    125          79.5          67.7             0.00                    1975                   N/A                 69         Units
------------------------------------------------------------------------------------------------------------------------------------
    126          77.8          65.9             0.00               2001-2006                   N/A             20,216       Sq Feet
    127          80.0          73.5             0.00                    2004                   N/A             12,100       Sq Feet
    128          44.0          44.0             0.00                    1969                   N/A             23,285       Sq Feet
    129          79.9          79.9             0.00                    1982                   N/A              7,536       Sq Feet
   129A1                                        0.00                    1982                   N/A              4,850       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   129A2                                        0.00                    1982                   N/A              2,686       Sq Feet
    130          80.0          80.0             0.00                    2006                   N/A             19,097       Sq Feet
    131          52.2          44.5             0.00                    1999                   N/A             13,905       Sq Feet
    132          77.8          71.0             0.00                    1997                   N/A              9,600       Sq Feet
    133          52.1          48.8             0.00                    2006                   N/A              4,128       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    134          78.4          70.7             0.00                    2004                   N/A             19,500       Sq Feet
    135          77.2          70.4             0.00                    1973                   N/A             25,642       Sq Feet
    136          74.4          65.9             0.00                    1961                  2006                 60         Units
    137          66.1          57.0             0.00                    1986                   N/A             22,958       Sq Feet
    138          79.1          71.2             0.00                    2005                   N/A              9,800       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    139          69.4          59.2             0.00                    2001                   N/A             14,134       Sq Feet
    140          75.3          59.3             0.00                 Various                  2006             26,068       Sq Feet
   140A1                                        0.00                    1961                  2006             15,680       Sq Feet
   140A2                                        0.00                    1927                  2006             10,388       Sq Feet
    141          74.7          68.4             0.00                    2007                   N/A              7,042       Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    142          79.3          71.3             0.00                    2004                   N/A              8,400       Sq Feet
    143          46.7          41.7             0.00                    1982                   N/A              7,990       Sq Feet

                LOAN                                RENT
  CONTROL        PER           OCCUPANCY            ROLL              OWNERSHIP
    NO.         UNIT        PERCENTAGE (%)          DATE              INTEREST
--------------------------------------------------------------------------------------

     1           145,241         76.1               6/30/2007    Fee Simple/Leasehold
    1A1          110,593         80.5               6/30/2007              Fee Simple
    1A2          113,079         74.9               6/30/2007              Fee Simple
    1A3          105,065         79.1               6/30/2007              Fee Simple
    1A4           75,074         75.3               6/30/2007              Fee Simple
--------------------------------------------------------------------------------------
    1A5           99,344         71.8               6/30/2007              Fee Simple
    1A6           81,958         82.2               6/30/2007              Fee Simple
    1A7           99,418         87.5               6/30/2007              Fee Simple
    1A8          100,782         75.8               6/30/2007              Fee Simple
    1A9           78,750         74.7               6/30/2007              Fee Simple
--------------------------------------------------------------------------------------
    1A10         105,155         82.4               6/30/2007              Fee Simple
    1A11          87,891         82.8               6/30/2007              Fee Simple
    1A12          79,102         78.1               6/30/2007              Fee Simple
    1A13          72,891         68.1               6/30/2007              Fee Simple
    1A14          72,422         83.1               6/30/2007              Fee Simple
--------------------------------------------------------------------------------------
    1A15          86,426         84.3               6/30/2007              Fee Simple
    1A16          73,932         72.2               6/30/2007               Leasehold
    1A17          63,552         73.1               6/30/2007              Fee Simple
    1A18          61,524         71.8               6/30/2007              Fee Simple
    1A19          65,087         78.8               6/30/2007              Fee Simple
--------------------------------------------------------------------------------------
    1A20          74,158         72.5               6/30/2007              Fee Simple
    1A21          74,707         74.9               6/30/2007              Fee Simple
    1A22          76,481         79.1               6/30/2007              Fee Simple
    1A23          47,007         60.6               6/30/2007              Fee Simple
    1A24          63,172         76.5               6/30/2007              Fee Simple
--------------------------------------------------------------------------------------
    1A25          63,039         86.4               6/30/2007              Fee Simple
    1A26          66,932         82.4               6/30/2007              Fee Simple
    1A27          56,250         72.1               6/30/2007              Fee Simple
    1A28          66,651         88.0               6/30/2007              Fee Simple
    1A29          53,321         73.9               6/30/2007              Fee Simple
--------------------------------------------------------------------------------------
    1A30          45,044         64.1               6/30/2007              Fee Simple
    1A31          71,631         79.3               6/30/2007              Fee Simple
    1A32          51,165         71.9               6/30/2007              Fee Simple
    1A33          71,192         81.0               6/30/2007              Fee Simple
    1A34          58,594         72.0               6/30/2007              Fee Simple
--------------------------------------------------------------------------------------
    1A35          68,116         86.7               6/30/2007              Fee Simple
    1A36          42,298         66.1               6/30/2007              Fee Simple
    1A37          45,515         72.7               6/30/2007              Fee Simple
    1A38          52,368         76.1               6/30/2007              Fee Simple
    1A39          68,848         84.3               6/30/2007              Fee Simple
--------------------------------------------------------------------------------------
    1A40          48,479         78.7               6/30/2007              Fee Simple
    1A41          42,713         63.4               6/30/2007              Fee Simple
    1A42          57,693         74.4               6/30/2007              Fee Simple
    1A43          46,875         76.8               6/30/2007              Fee Simple
    1A44          48,711         69.1               6/30/2007              Fee Simple
--------------------------------------------------------------------------------------
    1A45          47,022         76.3               6/30/2007              Fee Simple
                      76         96.7                 Various    Fee Simple/Leasehold
     2A               89         94.1               6/27/2007              Fee Simple
     2B               77         99.1               6/26/2007              Fee Simple
     2C              130         100.0              6/26/2007              Fee Simple
--------------------------------------------------------------------------------------
     2D              111         90.0               6/26/2007              Fee Simple
     2E              143         97.5               7/20/2007              Fee Simple
     2F              142         97.3               6/26/2007              Fee Simple
     2G               79         94.8               6/26/2007              Fee Simple
     2H               64         95.9               6/26/2007              Fee Simple
--------------------------------------------------------------------------------------
     2I               61         97.0               6/26/2007               Leasehold
     2J              104         96.6               6/21/2007              Fee Simple
     2K              112         98.6               6/26/2007              Fee Simple
     2L              110         95.1               7/25/2007              Fee Simple
     2M               69         97.3               6/21/2007              Fee Simple
--------------------------------------------------------------------------------------
     2N               47         96.3               6/21/2007              Fee Simple
     2O              137         98.8               6/26/2007              Fee Simple
     2P               57         98.5               6/21/2007              Fee Simple
     2Q              136         96.9               6/26/2007              Fee Simple
     2R              127         97.4               6/26/2007              Fee Simple
--------------------------------------------------------------------------------------
     2S               47         93.3               6/21/2007              Fee Simple
     2T               67         100.0              6/21/2007              Fee Simple
     2U              115         100.0              6/26/2007              Fee Simple
     2V               91         85.0               6/26/2007              Fee Simple
     2W               55         94.4               6/21/2007              Fee Simple
--------------------------------------------------------------------------------------
     2X               45         95.2               6/21/2007              Fee Simple
     2Y               36         100.0              6/21/2007              Fee Simple
     2Z               96         97.7               6/26/2007              Fee Simple
    2AA               56         100.0              6/21/2007              Fee Simple
    2AB               97         98.0               6/26/2007              Fee Simple
--------------------------------------------------------------------------------------
    2AC               48         94.5               6/21/2007              Fee Simple
    2AD               46         97.3               6/21/2007              Fee Simple
    2AE               91         97.9               7/25/2007              Fee Simple
    2AF               91         95.3               6/26/2007              Fee Simple
    2AG               78         98.0               6/26/2007              Fee Simple
--------------------------------------------------------------------------------------
    2AH               96         100.0              6/26/2007              Fee Simple
    2AI               27         100.0              6/26/2007               Leasehold
    2AJ               39         100.0              6/21/2007              Fee Simple
    2AK               78         100.0              6/26/2007              Fee Simple
    2AL               49         92.3               6/21/2007              Fee Simple
--------------------------------------------------------------------------------------
    2AM               69         96.0               7/17/2007              Fee Simple
     3               274         97.8                5/1/2007              Fee Simple
     4               123         90.1               5/16/2007              Fee Simple
    4A1               78         89.0               5/16/2007              Fee Simple
    4A2               54         97.4               5/16/2007              Fee Simple
--------------------------------------------------------------------------------------
    4A3               46         99.6               5/16/2007              Fee Simple
    4A4               76         92.7               5/16/2007              Fee Simple
    4A5               93         86.9               5/16/2007              Fee Simple
    4A6               52         52.6               5/16/2007              Fee Simple
    4A7               56         91.9               5/16/2007              Fee Simple
--------------------------------------------------------------------------------------
    4A8               55         95.2               5/16/2007              Fee Simple
    4A9               59         96.4               5/16/2007              Fee Simple
    4A10              76         97.9               5/16/2007              Fee Simple
    4A11              61         95.8               5/16/2007              Fee Simple
     5               248         87.1                4/1/2007              Fee Simple
--------------------------------------------------------------------------------------
     6               243         95.1                4/1/2007              Fee Simple
     7               279         95.5                5/1/2007              Fee Simple
     8               225         87.4                4/1/2007              Fee Simple
     9               195         99.2                5/1/2007              Fee Simple
     10               93         92.4               4/24/2007              Fee Simple
--------------------------------------------------------------------------------------
     11              245         100.0               4/1/2007              Fee Simple
     12           65,997         91.6               3/14/2007              Fee Simple
     13               77         95.6                8/7/2007              Fee Simple
     14           70,652         88.9               3/31/2007              Fee Simple
    14A1          89,395         98.4               3/31/2007              Fee Simple
--------------------------------------------------------------------------------------
    14A2          78,898         97.4               3/31/2007              Fee Simple
    14A3          63,007         94.4               3/31/2007              Fee Simple
    14A4          52,237         66.4               3/31/2007              Fee Simple
     15          143,498         100.0               4/1/2007              Fee Simple
     16              229         100.0              6/22/2007              Fee Simple
--------------------------------------------------------------------------------------
     17           59,449         89.8               5/21/2007              Fee Simple
     18               82         89.1               3/21/2007              Fee Simple
     19              611         92.4                1/2/2007              Fee Simple
     20           54,691         96.1               4/24/2007              Fee Simple
     21          195,833         51.9               5/31/2007              Fee Simple
--------------------------------------------------------------------------------------
     22           94,538         78.2                8/1/2007              Fee Simple
     23              142         98.9                7/5/2007              Fee Simple
     24          176,923         100.0               8/9/2007              Fee Simple
     25           93,781         99.5               12/1/2006              Fee Simple
    25A1          94,846         100.0              12/1/2006              Fee Simple
--------------------------------------------------------------------------------------
    25A2         102,588         100.0              12/1/2006              Fee Simple
    25A3          92,324         100.0              12/1/2006              Fee Simple
    25A4         108,600         100.0              12/1/2006              Fee Simple
    25A5         101,579         100.0              12/1/2006              Fee Simple
    25A6          93,750         100.0              12/1/2006              Fee Simple
--------------------------------------------------------------------------------------
    25A7          98,857         100.0              12/1/2006              Fee Simple
    25A8          73,947         100.0              12/1/2006              Fee Simple
    25A9          65,688         93.8               12/1/2006              Fee Simple
   25A10          98,600         100.0              12/1/2006              Fee Simple
     26           79,590         91.8                5/1/2007              Fee Simple
--------------------------------------------------------------------------------------
     27           48,095         93.3               6/12/2007              Fee Simple
     28          131,579         73.0               7/31/2007              Fee Simple
     29              137         83.0               6/20/2007              Fee Simple
     30              283         91.7               7/30/2007              Fee Simple
     31              292         89.8                7/5/2007              Fee Simple
--------------------------------------------------------------------------------------
     32              361         99.8               7/19/2007              Fee Simple
     33           58,417         94.6               5/18/2007              Fee Simple
     34              211         100.0               7/5/2007              Fee Simple
     35               62         96.5               6/25/2007              Fee Simple
     36              100         89.7               6/27/2007              Fee Simple
--------------------------------------------------------------------------------------
     37           35,448         97.0               1/31/2007              Fee Simple
     38              208         100.0              7/11/2007              Fee Simple
     39              243         70.5               1/10/2007              Fee Simple
     40              103         98.7               6/27/2007              Fee Simple
     41           31,662         88.9               4/19/2007              Fee Simple
--------------------------------------------------------------------------------------
     42              127         93.5               3/31/2007              Fee Simple
     43              199         100.0               6/5/2007              Fee Simple
     44               36         100.0              4/23/2007              Fee Simple
     45              113         88.4               4/30/2007              Fee Simple
     46              431         100.0              4/20/2007              Fee Simple
--------------------------------------------------------------------------------------
     47           86,403         76.5               5/31/2007              Fee Simple
     48           31,960         94.0               6/22/2007              Fee Simple
     49               76         91.8               6/22/2007              Fee Simple
     50              396         100.0              8/11/2007              Fee Simple
    50A1             595         100.0              8/11/2007              Fee Simple
--------------------------------------------------------------------------------------
    50A2             515         100.0              8/11/2007              Fee Simple
    50A3             411         100.0              8/11/2007              Fee Simple
    50A4             491         100.0              8/11/2007              Fee Simple
    50A5             463         100.0              8/11/2007              Fee Simple
    50A6             230         100.0              8/11/2007              Fee Simple
--------------------------------------------------------------------------------------
    50A7             272         100.0              8/11/2007              Fee Simple
    50A8             230         100.0              8/11/2007              Fee Simple
    50A9             230         100.0              8/11/2007              Fee Simple
     51              232         96.9               2/28/2007              Fee Simple
     52               69         100.0               6/1/2007              Fee Simple
--------------------------------------------------------------------------------------
     53           81,241         68.6               5/31/2007              Fee Simple
     54              108         100.0              7/24/2007              Fee Simple
     55              242         100.0              8/11/2007              Fee Simple
    55A1             567         100.0              8/11/2007              Fee Simple
    55A2             195         100.0              8/11/2007              Fee Simple
--------------------------------------------------------------------------------------
    55A3             491         100.0              8/11/2007              Fee Simple
    55A4             105         100.0              8/11/2007              Fee Simple
    55A5             439         100.0              8/11/2007              Fee Simple
    55A6             237         100.0              8/11/2007              Fee Simple
    55A7             202         100.0              8/11/2007              Fee Simple
--------------------------------------------------------------------------------------
    55A8             146         100.0              8/11/2007              Fee Simple
    55A9             153         100.0              8/11/2007              Fee Simple
     56              259         100.0              7/12/2007              Fee Simple
     57          558,824         94.1               4/23/2007              Fee Simple
     58              484         100.0              8/11/2007              Fee Simple
--------------------------------------------------------------------------------------
    58A1             532         100.0              8/11/2007              Fee Simple
    58A2             573         100.0              8/11/2007              Fee Simple
    58A3             511         100.0              8/11/2007              Fee Simple
    58A4             470         100.0              8/11/2007              Fee Simple
    58A5             593         100.0              8/11/2007              Fee Simple
--------------------------------------------------------------------------------------
    58A6             233         100.0              8/11/2007              Fee Simple
     59           42,294         90.8               6/29/2007              Fee Simple
     60               91         94.1               7/16/2007               Leasehold
     61           26,471         93.2               4/28/2007              Fee Simple
     62           38,462         90.4                4/1/2007              Fee Simple
--------------------------------------------------------------------------------------
     63           123077         100.0              12/1/2006              Fee Simple
    63A1         105,023         100.0              12/1/2006              Fee Simple
    63A2         151,769         100.0              12/1/2006              Fee Simple
    63A3         175,750         100.0              12/1/2006              Fee Simple
     64               59         100.0              6/29/2007              Fee Simple
--------------------------------------------------------------------------------------
     65               91         100.0              4/13/2007              Fee Simple
     66          167,442         95.2               5/15/2007              Fee Simple
     67           28,629         90.7               4/30/2007              Fee Simple
     68               58         100.0              5/31/2007              Fee Simple
     69              353         93.1                5/1/2007              Fee Simple
--------------------------------------------------------------------------------------
     70              159         100.0               8/1/2007              Fee Simple
     71               86         100.0               6/1/2007              Fee Simple
     72               66         87.9               6/11/2007              Fee Simple
     73              190         100.0               1/1/2007              Fee Simple
     74           57,658         45.6               5/31/2007              Fee Simple
--------------------------------------------------------------------------------------
     75              169         100.0              6/28/2007              Fee Simple
     76               60         87.0               7/18/2007              Fee Simple
     77           32,865         93.3                8/9/2007              Fee Simple
     78              371         100.0              8/11/2007              Fee Simple
     79               42         91.8                5/1/2007              Fee Simple
--------------------------------------------------------------------------------------
     80               39         100.0              7/18/2007              Fee Simple
     81               83         95.9                7/1/2007              Fee Simple
     82              352         100.0              8/11/2007              Fee Simple
     83              210         98.7               6/30/2007              Fee Simple
     84           15,211         85.8               5/22/2007              Fee Simple
--------------------------------------------------------------------------------------
     85           50,000         96.0                 Various              Fee Simple
    85A1          52,323         98.3                8/1/2007              Fee Simple
    85A2          43,645         95.0               7/23/2007              Fee Simple
    85A3          49,387         100.0               8/1/2007              Fee Simple
    85A4          49,387         75.0               7/23/2007              Fee Simple
--------------------------------------------------------------------------------------
     86               25         91.2               8/10/2007              Fee Simple
     87              136         91.9               6/25/2007              Fee Simple
     88           32,169         92.6                4/4/2007              Fee Simple
     89              214         100.0              8/11/2007              Fee Simple
     90              326         100.0              8/11/2007              Fee Simple
--------------------------------------------------------------------------------------
     91           32,617         100.0              7/12/2007              Fee Simple
     92               68         83.9                4/2/2007              Fee Simple
     93               27         85.2               6/28/2007              Fee Simple
     94              378         100.0              8/11/2007              Fee Simple
    94A1             354         100.0              8/11/2007              Fee Simple
--------------------------------------------------------------------------------------
    94A2             324         100.0              8/11/2007              Fee Simple
    94A3             527         100.0              8/11/2007              Fee Simple
     95              247         100.0              8/11/2007              Fee Simple
     96            1,860         100.0              8/11/2007              Fee Simple
     97              125         100.0              7/30/2007              Fee Simple
--------------------------------------------------------------------------------------
     98               57         100.0              3/19/2007              Fee Simple
     99               52         83.3               4/30/2007              Fee Simple
    100           15,460         98.7               5/11/2007              Fee Simple
    101               67         100.0               8/2/2007              Fee Simple
    102               67         96.0               5/22/2007              Fee Simple
--------------------------------------------------------------------------------------
    103              128         100.0              5/15/2007              Fee Simple
    104              102         95.7               4/19/2007              Fee Simple
    105           11,070         90.8                2/1/2007              Fee Simple
   105A1          11,073         95.6                2/1/2007              Fee Simple
   105A2          11,061         75.8                2/1/2007              Fee Simple
--------------------------------------------------------------------------------------
    106              277         100.0              8/11/2007              Fee Simple
   106A1             457         100.0              8/11/2007              Fee Simple
   106A2             197         100.0              8/11/2007              Fee Simple
   106A3             197         100.0              8/11/2007              Fee Simple
    107           16,925         80.9               6/11/2007              Fee Simple
--------------------------------------------------------------------------------------
    108              105         85.8               6/25/2007              Fee Simple
    109           46,667         96.7               4/25/2007              Fee Simple
    110           63,636         100.0              1/25/2007              Fee Simple
    111               74         100.0              7/24/2007              Fee Simple
    112              359         100.0              8/11/2007              Fee Simple
--------------------------------------------------------------------------------------
   112A1             381         100.0              8/11/2007              Fee Simple
   112A2             333         100.0              8/11/2007              Fee Simple
    113              100         94.2               5/31/2007              Fee Simple
    114           55,208         100.0              5/31/2007              Fee Simple
    115           57,609         100.0              5/21/2007              Fee Simple
--------------------------------------------------------------------------------------
    116           21,722         90.1               4/17/2007              Fee Simple
    117           27,660         91.5                4/3/2007              Fee Simple
    118              104         100.0              8/11/2007              Fee Simple
    119               33         72.2               4/26/2007              Fee Simple
    120               75         100.0              4/20/2007              Fee Simple
--------------------------------------------------------------------------------------
    121               82         100.0              8/11/2007              Fee Simple
    122              118         100.0              6/20/2007              Fee Simple
    123           86,607         96.4               7/17/2007              Fee Simple
    124           36,154         98.5               3/29/2007              Fee Simple
    125           33,702         92.8              12/14/2006              Fee Simple
--------------------------------------------------------------------------------------
    126              114         93.8               3/21/2007              Fee Simple
    127              185         100.0               6/1/2007              Fee Simple
    128               94         85.7                4/4/2007              Fee Simple
    129              291         100.0              8/11/2007              Fee Simple
   129A1             259         100.0              8/11/2007              Fee Simple
--------------------------------------------------------------------------------------
   129A2             349         100.0              8/11/2007              Fee Simple
    130              115         100.0              8/11/2007              Fee Simple
    131              151         100.0              8/11/2007              Fee Simple
    132              211         100.0              5/31/2007              Fee Simple
    133              488         100.0              8/11/2007              Fee Simple
--------------------------------------------------------------------------------------
    134              103         100.0              8/10/2007              Fee Simple
    135               76         94.5                7/9/2007              Fee Simple
    136           31,000         100.0              6/18/2007              Fee Simple
    137               81         81.1                8/7/2007              Fee Simple
    138              178         100.0              6/20/2007              Fee Simple
--------------------------------------------------------------------------------------
    139              113         100.0              1/22/2007              Fee Simple
    140               61         80.8               8/11/2007              Fee Simple
   140A1              55         68.1               8/11/2007              Fee Simple
   140A2              70         100.0              8/11/2007              Fee Simple
    141              206         100.0               8/1/2007              Fee Simple
--------------------------------------------------------------------------------------
    142              132         100.0              6/20/2007               Leasehold
    143               88         100.0               6/1/2007              Fee Simple

                                                                              LARGEST
  CONTROL                                                                     TENANT
    NO.                                                                        NAME
-----------------------------------------------------------------------------------------------------------------------------------

     1          N/A
    1A1         N/A
    1A2         N/A
    1A3         N/A
    1A4         N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A5         N/A
    1A6         N/A
    1A7         N/A
    1A8         N/A
    1A9         N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A10        N/A
    1A11        N/A
    1A12        N/A
    1A13        N/A
    1A14        N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A15        N/A
    1A16        N/A
    1A17        N/A
    1A18        N/A
    1A19        N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A20        N/A
    1A21        N/A
    1A22        N/A
    1A23        N/A
    1A24        N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A25        N/A
    1A26        N/A
    1A27        N/A
    1A28        N/A
    1A29        N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A30        N/A
    1A31        N/A
    1A32        N/A
    1A33        N/A
    1A34        N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A35        N/A
    1A36        N/A
    1A37        N/A
    1A38        N/A
    1A39        N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A40        N/A
    1A41        N/A
    1A42        N/A
    1A43        N/A
    1A44        N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A45        N/A
                N/A
     2A         Tops Markets
     2B         Home Depot
     2C         Tops Supermarket
-----------------------------------------------------------------------------------------------------------------------------------
     2D         Tops Markets
     2E         Tops Markets
     2F         Bi-Lo, Inc.
     2G         Party Town
     2H         Sears
-----------------------------------------------------------------------------------------------------------------------------------
     2I         Tops Markets
     2J         Marshalls
     2K         Winn-Dixie Stores
     2L         Bi-Lo, Inc.
     2M         Ingles
-----------------------------------------------------------------------------------------------------------------------------------
     2N         Quality Markets
     2O         Publix Supermarket
     2P         Wal-Mart
     2Q         BI-LO, Inc.
     2R         Bi-Lo, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
     2S         Kmart
     2T         Toys R Us
     2U         Winn-Dixie Stores
     2V         Publix
     2W         Big Lots
-----------------------------------------------------------------------------------------------------------------------------------
     2X         Pick 'N Save
     2Y         K-Mart
     2Z         Quality Markets
    2AA         Food Lion
    2AB         BI-LO, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
    2AC         Tractor Supply
    2AD         Food Lion
    2AE         Bi-Lo, Inc.
    2AF         Publix Supermarket
    2AG         Publix Supermarket
-----------------------------------------------------------------------------------------------------------------------------------
    2AH         Food City
    2AI         Epic Theatres
    2AJ         Winn-Dixie
    2AK         Goody's
    2AL         Terry's Supermarket (Ko Mart)
-----------------------------------------------------------------------------------------------------------------------------------
    2AM         Food Lion
     3          Costco Wholesale Corporation
     4          N/A
    4A1         Oshman's Store (Sports Authority)
    4A2         The TJX Companies, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
    4A3         Wal-Mart Stores, Inc.
    4A4         Amstar Entertainment, LLC
    4A5         Randall's Food & Drugs, Inc.
    4A6         Publix Super Markets, Inc.
    4A7         Winn Dixie
-----------------------------------------------------------------------------------------------------------------------------------
    4A8         Bealls Outlet Stores, Inc.
    4A9         Publix Super Markets, Inc.
    4A10        Petsmart
    4A11        Publix Super Markets, Inc.
     5          Citigroup North America
-----------------------------------------------------------------------------------------------------------------------------------
     6          GFI Group Inc.
     7          McAfee, Inc.
     8          Innovative Concepts
     9          Wal-Mart Real Estate Business Trust
     10         Value City Department Stores, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
     11         CACI
     12         N/A
     13         State of New Jersey, Department of Treasury
     14         N/A
    14A1        N/A
-----------------------------------------------------------------------------------------------------------------------------------
    14A2        N/A
    14A3        N/A
    14A4        N/A
     15         N/A
     16         Circuit City Stores West Coast, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
     17         N/A
     18         State of Florida Department of Health
     19         Asd Casting, Inc.
     20         N/A
     21         N/A
-----------------------------------------------------------------------------------------------------------------------------------
     22         N/A
     23         Toys R Us
     24         N/A
     25         N/A
    25A1        N/A
-----------------------------------------------------------------------------------------------------------------------------------
    25A2        N/A
    25A3        N/A
    25A4        N/A
    25A5        N/A
    25A6        N/A
-----------------------------------------------------------------------------------------------------------------------------------
    25A7        N/A
    25A8        N/A
    25A9        N/A
   25A10        N/A
     26         N/A
-----------------------------------------------------------------------------------------------------------------------------------
     27         N/A
     28         N/A
     29         Giant Food Stores, LLC
     30         L.A. Fitness
     31         University Medical Center of Southern Nevada
-----------------------------------------------------------------------------------------------------------------------------------
     32         Lowe's (Ground Lease)
     33         N/A
     34         Pier 1 Imports
     35         Lowe's
     36         Central Arizona College
-----------------------------------------------------------------------------------------------------------------------------------
     37         N/A
     38         Crossland Mechanical, Inc.
     39         Saks & Company
     40         Schnuck Markets
     41         N/A
-----------------------------------------------------------------------------------------------------------------------------------
     42         99 Cents Only Stores Texas, Inc.
     43         Garys Loft, Inc.
     44         Home Depot USA, Inc.
     45         Chair King
     46         William B. Gurfield, M.D., Jeffrey L. Wasson, M.D., James Varga, M.D., Harvey Karp, M.D., Cara F. Natterson, M.D.
                and Lisa C. Stern, M.D.
-----------------------------------------------------------------------------------------------------------------------------------
     47         N/A
     48         N/A
     49         US Specialty Insurance
     50         N/A
    50A1        Charter One Bank, N.A.
-----------------------------------------------------------------------------------------------------------------------------------
    50A2        Charter One Bank, N.A.
    50A3        Charter One Bank, N.A.
    50A4        Charter One Bank, N.A.
    50A5        Charter One Bank, N.A.
    50A6        Charter One Bank, N.A.
-----------------------------------------------------------------------------------------------------------------------------------
    50A7        Charter One Bank, N.A.
    50A8        Charter One Bank, N.A.
    50A9        Charter One Bank, N.A.
     51         Carrabba's/South Florida-I, Limited Partnership
     52         Hamrick's
-----------------------------------------------------------------------------------------------------------------------------------
     53         N/A
     54         N/A
     55         N/A
    55A1        Charter One Bank, N.A.
    55A2        Charter One Bank, N.A.
-----------------------------------------------------------------------------------------------------------------------------------
    55A3        Charter One Bank, N.A.
    55A4        Charter One Bank, N.A.
    55A5        Charter One Bank, N.A.
    55A6        Charter One Bank, N.A.
    55A7        Charter One Bank, N.A.
-----------------------------------------------------------------------------------------------------------------------------------
    55A8        Charter One Bank, N.A.
    55A9        Charter One Bank, N.A.
     56         Rose & Associates
     57         Shama & Shama
     58         N/A
-----------------------------------------------------------------------------------------------------------------------------------
    58A1        Charter One Bank, N.A.
    58A2        Charter One Bank, N.A.
    58A3        Charter One Bank, N.A.
    58A4        Charter One Bank, N.A.
    58A5        Charter One Bank, N.A.
-----------------------------------------------------------------------------------------------------------------------------------
    58A6        Charter One Bank, N.A.
     59         N/A
     60         N/A
     61         N/A
     62         N/A
-----------------------------------------------------------------------------------------------------------------------------------
     63         N/A
    63A1        N/A
    63A2        N/A
    63A3        N/A
     64         Winn-Dixie Stores, Inc. Winn-Dixie Marketplace
-----------------------------------------------------------------------------------------------------------------------------------
     65         Mac Frugal-Cons.Stores Corp Dept 10051
     66         N/A
     67         N/A
     68         Gentle Giant
     69         Don Cuco Mexican Restaurant
-----------------------------------------------------------------------------------------------------------------------------------
     70         Auto Zone
     71         Lifestyle Family Fitness
     72         Schroth Safety
     73         Eli's Bread (Eli Zabar), Inc.
     74         N/A
-----------------------------------------------------------------------------------------------------------------------------------
     75         Clark Nexsen
     76         Department of Family and Protective Services
     77         N/A
     78         Walgreen Eastern Co., Inc.
     79         K Mart Corporation
-----------------------------------------------------------------------------------------------------------------------------------
     80         Money Mailer LLC
     81         Food Lion (subleased to Beall's and Harbor Freight)
     82         Walgreen Eastern Co., Inc.
     83         RadioShack Corporation
     84         N/A
-----------------------------------------------------------------------------------------------------------------------------------
     85         N/A
    85A1        N/A
    85A2        N/A
    85A3        N/A
    85A4        N/A
-----------------------------------------------------------------------------------------------------------------------------------
     86         N/A
     87         James, Bates, Pope & Spivey, LLP
     88         N/A
     89         Walgreen Eastern Co., Inc.
     90         Hook-SupeRX, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
     91         N/A
     92         N/A
     93         N/A
     94         N/A
    94A1        Charter One Bank, N.A.
-----------------------------------------------------------------------------------------------------------------------------------
    94A2        Charter One Bank, N.A.
    94A3        Charter One Bank, N.A.
     95         Walgreen Co.
     96         Jones Retail Corporation (Nine West)
     97         J.D. Byrider
-----------------------------------------------------------------------------------------------------------------------------------
     98         Food Lion
     99         N/A
    100         N/A
    101         Food Lion, Inc.
    102         Food Lion, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
    103         Tractor Supply Co. of Texas, LP
    104         MacDill Federal Credit Union
    105         N/A
   105A1        N/A
   105A2        N/A
-----------------------------------------------------------------------------------------------------------------------------------
    106         N/A
   106A1        Charter One Bank, N.A.
   106A2        Charter One Bank, N.A.
   106A3        Charter One Bank, N.A.
    107         N/A
-----------------------------------------------------------------------------------------------------------------------------------
    108         State Farm Insurance
    109         N/A
    110         N/A
    111         Acro Associates
    112         N/A
-----------------------------------------------------------------------------------------------------------------------------------
   112A1        Charter One Bank, N.A.
   112A2        Charter One Bank, N.A.
    113         Dollar Tree
    114         N/A
    115         N/A
-----------------------------------------------------------------------------------------------------------------------------------
    116         N/A
    117         N/A
    118         Tractor Supply Co. of Texas, L.P.
    119         N/A
    120         Ravi Sagar, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    121         3M ESPE OMNI Preventive Care, Inc.
    122         Cardinal Fitness
    123         N/A
    124         N/A
    125         N/A
-----------------------------------------------------------------------------------------------------------------------------------
    126         Robert Faranso, dba Video Star
    127         Cash America
    128         Blockbuster Video
    129         N/A
   129A1        Charter One Bank, N.A.
-----------------------------------------------------------------------------------------------------------------------------------
   129A2        Charter One Bank, N.A.
    130         Tractor Supply Co. of Texas, L.P.
    131         Walgreens Co.
    132         Pearle Vision
    133         RBC Centura Bank
-----------------------------------------------------------------------------------------------------------------------------------
    134         Central Bank & Trust
    135         Hillsborough County
    136         N/A
    137         Scarlet Orchid
    138         Milanos
-----------------------------------------------------------------------------------------------------------------------------------
    139         Tuscarawas Valley Physical Therapy
    140         N/A
   140A1        Family Dollar Stores of Indiana, L.P.
   140A2        Family Dollar, Inc.
    141         The Java Deli, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    142         Buffalo Wild Wings
    143         Mattress Giant

                    LARGEST          LARGEST                                         2ND LARGEST
  CONTROL         TENANT AREA         TENANT LEASE                                     TENANT
    NO.         LEASED (SQ. FT.)    EXP. DATE                                           NAME
-------------------------------------------------------------------------------------------------------------------------------

     1                       N/A             N/A         N/A
    1A1                      N/A             N/A         N/A
    1A2                      N/A             N/A         N/A
    1A3                      N/A             N/A         N/A
    1A4                      N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
    1A5                      N/A             N/A         N/A
    1A6                      N/A             N/A         N/A
    1A7                      N/A             N/A         N/A
    1A8                      N/A             N/A         N/A
    1A9                      N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
    1A10                     N/A             N/A         N/A
    1A11                     N/A             N/A         N/A
    1A12                     N/A             N/A         N/A
    1A13                     N/A             N/A         N/A
    1A14                     N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
    1A15                     N/A             N/A         N/A
    1A16                     N/A             N/A         N/A
    1A17                     N/A             N/A         N/A
    1A18                     N/A             N/A         N/A
    1A19                     N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
    1A20                     N/A             N/A         N/A
    1A21                     N/A             N/A         N/A
    1A22                     N/A             N/A         N/A
    1A23                     N/A             N/A         N/A
    1A24                     N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
    1A25                     N/A             N/A         N/A
    1A26                     N/A             N/A         N/A
    1A27                     N/A             N/A         N/A
    1A28                     N/A             N/A         N/A
    1A29                     N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
    1A30                     N/A             N/A         N/A
    1A31                     N/A             N/A         N/A
    1A32                     N/A             N/A         N/A
    1A33                     N/A             N/A         N/A
    1A34                     N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
    1A35                     N/A             N/A         N/A
    1A36                     N/A             N/A         N/A
    1A37                     N/A             N/A         N/A
    1A38                     N/A             N/A         N/A
    1A39                     N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
    1A40                     N/A             N/A         N/A
    1A41                     N/A             N/A         N/A
    1A42                     N/A             N/A         N/A
    1A43                     N/A             N/A         N/A
    1A44                     N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
    1A45                     N/A             N/A         N/A
                             N/A             N/A         N/A
     2A                   76,006      10/31/2013         Big Lots
     2B                  123,108        2/1/2025         Shop Rite
     2C                   77,000       4/30/2016         Staples
-------------------------------------------------------------------------------------------------------------------------------
     2D                   77,500       9/30/2016         Big Lots
     2E                   77,000      12/31/2016         Hollywood Video
     2F                   46,904       10/1/2022         Rainbow Women's
     2G                   31,860       5/31/2016         Office Depot
     2H                   67,895       9/30/2011         Save-A-Lot Food
-------------------------------------------------------------------------------------------------------------------------------
     2I                   55,000       3/31/2009         A.J. Wright
     2J                   30,000       8/31/2009         Michaels
     2K                   44,000        6/1/2015         Tutor time Child Care
     2L                   46,673        9/1/2021         Eckerd's Drugs
     2M                   32,000       9/26/2009         Tractor Supply Company
-------------------------------------------------------------------------------------------------------------------------------
     2N                   37,014       5/31/2011         Big Lots
     2O                   44,270       10/1/2020         La Bella Napoli
     2P                   92,484      10/28/2008         Ingles Markets
     2Q                   47,980        3/1/2024         Johnny B's
     2R                   42,104        6/1/2021         Blockbuster Video
-------------------------------------------------------------------------------------------------------------------------------
     2S                   82,832      11/30/2010         Piggly Wiggly
     2T                   32,151       1/31/2009         Goody's
     2U                   44,000       12/1/2018         Pasquale's Italia
     2V                   46,624        2/1/2019         Direct General In
     2W                   28,635       1/31/2009         Bealls
-------------------------------------------------------------------------------------------------------------------------------
     2X                   40,811       3/31/2009         Tractor Supply
     2Y                   86,479      10/31/2013         Pierce's Markets
     2Z                   47,615      10/31/2017         Blockbuster Video
    2AA                   31,668       9/30/2013         Goodwill Industries
    2AB                   42,104        7/1/2022         Dollar General
-------------------------------------------------------------------------------------------------------------------------------
    2AC                   33,537       5/26/2009         Dollar General
    2AD                   29,000       4/30/2012         Goodwill Industries
    2AE                   42,680       11/1/2014         CVS Pharmacy, Inc.
    2AF                   37,888       12/1/2017         Nick's Cafe
    2AG                   55,999        2/1/2014         Cuts by U.S.
-------------------------------------------------------------------------------------------------------------------------------
    2AH                   36,355        1/1/2023         Lake N Log
    2AI                   41,060      10/31/2018         Burke's Outlet
    2AJ                   44,595       6/26/2010         Buddy's Home Furnishings
    2AK                   26,575       4/30/2010         Staples
    2AL                   45,056       3/31/2014         El Comal Restaurant
-------------------------------------------------------------------------------------------------------------------------------
    2AM                   29,000        5/4/2010         Mars Real Estate
     3                   148,663       6/19/2031         J.C. Penney Company, Inc.
     4                       N/A             N/A         N/A
    4A1                   45,500       1/31/2021         Steinmart, Inc.
    4A2                   54,775      10/31/2015         Steinmart, Inc.
-------------------------------------------------------------------------------------------------------------------------------
    4A3                  203,742       1/31/2020         Regal Cinemas, Inc.
    4A4                   53,047       5/31/2025         Ross Stores, Inc
    4A5                   63,990      11/15/2020         Bombay/Bombay Kids
    4A6                   56,000      11/18/2012         Frank's Place
    4A7                   47,840      11/29/2015         Bealls Outlet Stores, Inc.
-------------------------------------------------------------------------------------------------------------------------------
    4A8                   64,000       4/30/2011         The TJX Companies, Inc.
    4A9                   42,112       4/25/2010         Holiday CVS
    4A10                  19,108       9/30/2014         Muk Tsing Yam and Chi Lun Ho
    4A11                  44,840       1/31/2024         Ming Garden
     5                   156,236         Various         Bear Stearns
-------------------------------------------------------------------------------------------------------------------------------
     6                    86,775       9/30/2013         NY Fix, Inc.
     7                   208,368       3/31/2013         Amkor Technology, Inc.
     8                    37,732      10/31/2011         Bechtel National
     9                   128,755      11/30/2027         The Stop & Shop Supermarket Company LLC
     10                  187,974       9/28/2023         Lowe's Home Centers, Inc.
-------------------------------------------------------------------------------------------------------------------------------
     11                  214,214      12/31/2016         N/A
     12                      N/A             N/A         N/A
     13                  323,915      10/31/2010         State Operated School District of the City of Newark
     14                      N/A             N/A         N/A
    14A1                     N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
    14A2                     N/A             N/A         N/A
    14A3                     N/A             N/A         N/A
    14A4                     N/A             N/A         N/A
     15                      N/A             N/A         N/A
     16                   31,406       1/31/2017         LNT West, Inc. (Linens 'n Things)
-------------------------------------------------------------------------------------------------------------------------------
     17                      N/A             N/A         N/A
     18                   48,384      12/31/2011         Semperian, LLC
     19                    3,060       5/31/2008         Ar & Ar Jewelry Inc.
     20                      N/A             N/A         N/A
     21                      N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
     22                      N/A             N/A         N/A
     23                   45,183       1/31/2015         The Party Company
     24                      N/A             N/A         N/A
     25                      N/A             N/A         N/A
    25A1                     N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
    25A2                     N/A             N/A         N/A
    25A3                     N/A             N/A         N/A
    25A4                     N/A             N/A         N/A
    25A5                     N/A             N/A         N/A
    25A6                     N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
    25A7                     N/A             N/A         N/A
    25A8                     N/A             N/A         N/A
    25A9                     N/A             N/A         N/A
   25A10                     N/A             N/A         N/A
     26                      N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
     27                      N/A             N/A         N/A
     28                      N/A             N/A         N/A
     29                   69,630      11/30/2026         Dollar Tree Stores, Inc.
     30                   35,000      11/30/2021         Panera Bread
     31                    9,990       6/30/2010         Leslie's Poolmart
-------------------------------------------------------------------------------------------------------------------------------
     32                  134,563       9/16/2025         Belk Texas, LP (Ground Lease)
     33                      N/A             N/A         N/A
     34                    9,235       6/30/2013         Party America
     35                  114,000       1/29/2019         Goody's
     36                   27,400       6/30/2011         Casa Grande Community Hospital
-------------------------------------------------------------------------------------------------------------------------------
     37                      N/A             N/A         N/A
     38                    5,159       8/31/2011         Star Funding Inc.
     39                   21,875       3/31/2012         Asset Management and Sales, LLC (Disney)
     40                   31,830       8/31/2015         Moran Foods dba Save A Lot
     41                      N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
     42                   20,000       1/31/2012         Aldi (Texas) L.L.C.
     43                    7,550       9/30/2017         A&A Wholesale Inc.
     44                  322,824       1/31/2011         N/A
     45                   29,586       6/30/2014         Tuesday Morning, Inc.
     46                    5,440       6/30/2010         William H. Parker, M.D., Amy Rosenman, M.D. and Ingrid Rodi, M.D.
-------------------------------------------------------------------------------------------------------------------------------
     47                      N/A             N/A         N/A
     48                      N/A             N/A         N/A
     49                   28,060       8/31/2013         Omniflight Helicopters
     50                      N/A             N/A         N/A
    50A1                   3,476       6/30/2021         N/A
-------------------------------------------------------------------------------------------------------------------------------
    50A2                   3,956       6/30/2021         N/A
    50A3                   4,069       6/30/2021         N/A
    50A4                   3,007       6/30/2021         N/A
    50A5                   2,084       6/30/2021         N/A
    50A6                   3,778       6/30/2021         N/A
-------------------------------------------------------------------------------------------------------------------------------
    50A7                   2,748       6/30/2021         N/A
    50A8                   2,443       6/30/2021         N/A
    50A9                   1,673       6/30/2021         N/A
     51                    6,442      11/30/2007         Delray Beach Bread, LLC
     52                   40,860       8/31/2010         Rugged Warehouse
-------------------------------------------------------------------------------------------------------------------------------
     53                      N/A             N/A         N/A
     54                      N/A             N/A         N/A
     55                      N/A             N/A         N/A
    55A1                   4,228       6/30/2021         N/A
    55A2                  11,264       6/30/2021         N/A
-------------------------------------------------------------------------------------------------------------------------------
    55A3                   2,578       6/30/2021         N/A
    55A4                  10,800       6/30/2021         N/A
    55A5                   2,304       6/30/2021         N/A
    55A6                   2,700       6/30/2021         N/A
    55A7                   1,846       6/30/2021         N/A
-------------------------------------------------------------------------------------------------------------------------------
    55A8                   2,524       6/30/2021         N/A
    55A9                   1,488       6/30/2021         N/A
     56                    5,941       8/31/2008         Weiss Capital, LLC
     57                    1,350       7/31/2019         6th Avenue Pizza Corp.
     58                      N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
    58A1                   4,100       6/30/2021         N/A
    58A2                   3,502       6/30/2021         N/A
    58A3                   3,910       6/30/2021         N/A
    58A4                   3,958       6/30/2021         N/A
    58A5                   1,226       6/30/2021         N/A
-------------------------------------------------------------------------------------------------------------------------------
    58A6                   2,805       6/30/2021         N/A
     59                      N/A             N/A         N/A
     60                      N/A             N/A         N/A
     61                      N/A             N/A         N/A
     62                      N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
     63                      N/A             N/A         N/A
    63A1                     N/A             N/A         N/A
    63A2                     N/A             N/A         N/A
    63A3                     N/A             N/A         N/A
     64                   51,700        9/9/2012         Bealls Outlet Stores, Inc.
-------------------------------------------------------------------------------------------------------------------------------
     65                   26,650       5/31/2012         Only Oak Furniture
     66                      N/A             N/A         N/A
     67                      N/A             N/A         N/A
     68                   77,433       8/31/2011         Ryan Express
     69                    5,395      10/22/2016         Milan Nail Spa
-------------------------------------------------------------------------------------------------------------------------------
     70                    9,000       9/30/2010         Bugaboo Creek
     71                   29,000      11/30/2016         Buckwild Pub
     72                   23,300       5/31/2012         Precision Metal
     73                   13,680       5/31/2022         Edge Gyms New York, LLC
     74                      N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
     75                   13,185       5/31/2013         Grubb Management, Inc.
     76                   44,000       1/21/2016         Isidro M Juarez
     77                      N/A             N/A         N/A
     78                   14,820       4/30/2082         N/A
     79                   84,180       7/31/2011         Dollar Tree Stores, Inc.
-------------------------------------------------------------------------------------------------------------------------------
     80                  138,000        6/1/2019         N/A
     81                   29,000      12/31/2010         Family Dollar
     82                   14,490       4/30/2082         N/A
     83                    3,542       3/31/2012         Giorlando Castronovo, Liberty Maxwell, dba Gio's Brooklyn Boxing Club
     84                      N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
     85                      N/A             N/A         N/A
    85A1                     N/A             N/A         N/A
    85A2                     N/A             N/A         N/A
    85A3                     N/A             N/A         N/A
    85A4                     N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
     86                      N/A             N/A         N/A
     87                   22,573      12/31/2021         Patton, Albertson & Miller, LLP
     88                      N/A             N/A         N/A
     89                   20,000      12/31/2046         N/A
     90                   12,900       1/31/2032         N/A
-------------------------------------------------------------------------------------------------------------------------------
     91                      N/A             N/A         N/A
     92                      N/A             N/A         N/A
     93                      N/A             N/A         N/A
     94                      N/A             N/A         N/A
    94A1                   4,182       7/31/2011         N/A
-------------------------------------------------------------------------------------------------------------------------------
    94A2                   3,705       7/31/2011         N/A
    94A3                   2,022       7/31/2011         N/A
     95                   15,120       9/30/2060         N/A
     96                    2,000       5/31/2017         N/A
     97                   10,000       7/31/2012         Sylvan's Learning Center
-------------------------------------------------------------------------------------------------------------------------------
     98                   35,316      11/27/2018         Family Dollar
     99                      N/A             N/A         N/A
    100                      N/A             N/A         N/A
    101                   36,440       9/30/2019         Master Lease
    102                   29,000      12/14/2013         Dollar General
-------------------------------------------------------------------------------------------------------------------------------
    103                   24,727       6/30/2022         N/A
    104                    7,856       6/30/2010         Drug Free America
    105                      N/A             N/A         N/A
   105A1                     N/A             N/A         N/A
   105A2                     N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
    106                      N/A             N/A         N/A
   106A1                   3,296       6/30/2011         N/A
   106A2                   4,227       6/30/2011         N/A
   106A3                   3,156       6/30/2011         N/A
    107                      N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
    108                    9,144       2/28/2011         Reeves Construction Company
    109                      N/A             N/A         N/A
    110                      N/A             N/A         N/A
    111                   15,282       9/30/2010         NuWest Textile Group
    112                      N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
   112A1                   4,202       6/30/2011         N/A
   112A2                   3,551       6/30/2011         N/A
    113                    8,000       5/31/2011         Panda Garden Buffet
    114                      N/A             N/A         N/A
    115                      N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
    116                      N/A             N/A         N/A
    117                      N/A             N/A         N/A
    118                   24,764      10/31/2021         N/A
    119                      N/A             N/A         N/A
    120                    3,600       6/30/2009         Middletown Kenpo Karate, L.L.C.
-------------------------------------------------------------------------------------------------------------------------------
    121                   30,000        2/5/2014         N/A
    122                    9,150       3/31/2017         Laundry Express
    123                      N/A             N/A         N/A
    124                      N/A             N/A         N/A
    125                      N/A             N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
    126                    4,720             MTM         RDJ Bedding, Inc.
    127                    4,300       1/31/2012         T-Mobile
    128                    6,935       4/30/2016         Rite Aid
    129                      N/A             N/A         N/A
   129A1                   4,850       7/31/2011         N/A
-------------------------------------------------------------------------------------------------------------------------------
   129A2                   2,686       7/31/2011         N/A
    130                   19,097        1/2/2022         N/A
    131                   13,905       7/31/2059         N/A
    132                    3,000      10/31/2007         Radio Shack Corporation Unit
    133                    4,128       3/31/2022         N/A
-------------------------------------------------------------------------------------------------------------------------------
    134                    3,750      11/30/2007         Ally Inc.
    135                    7,404       7/31/2010         Ricardo A. Roig, PA
    136                      N/A             N/A         N/A
    137                    2,777      12/31/2008         Schlosky's
    138                    5,600      12/31/2015         The Boston Stoker
-------------------------------------------------------------------------------------------------------------------------------
    139                    5,208       1/31/2009         Garren, MD & Hartman, MD
    140                      N/A             N/A         N/A
   140A1                  10,680       6/30/2016         N/A
   140A2                  10,388      12/31/2016         N/A
    141                    2,576       8/31/2012         Navy Federal Credit Union
-------------------------------------------------------------------------------------------------------------------------------
    142                    5,600       9/30/2019         Penn Station
    143                    4,800       9/14/2011         Pearle Vision

                2ND LARGEST      2ND LARGEST                                3RD LARGEST                             3RD LARGEST
  CONTROL       TENANT AREA      TENANT LEASE                                 TENANT                               TENANT AREA
    NO.      LEASED (SQ. FT.)     EXP. DATE                                     NAME                             LEASED (SQ. FT.)
-----------------------------------------------------------------------------------------------------------------------------------

     1                     N/A             N/A        N/A                                                                      N/A
    1A1                    N/A             N/A        N/A                                                                      N/A
    1A2                    N/A             N/A        N/A                                                                      N/A
    1A3                    N/A             N/A        N/A                                                                      N/A
    1A4                    N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A5                    N/A             N/A        N/A                                                                      N/A
    1A6                    N/A             N/A        N/A                                                                      N/A
    1A7                    N/A             N/A        N/A                                                                      N/A
    1A8                    N/A             N/A        N/A                                                                      N/A
    1A9                    N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A10                   N/A             N/A        N/A                                                                      N/A
    1A11                   N/A             N/A        N/A                                                                      N/A
    1A12                   N/A             N/A        N/A                                                                      N/A
    1A13                   N/A             N/A        N/A                                                                      N/A
    1A14                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A15                   N/A             N/A        N/A                                                                      N/A
    1A16                   N/A             N/A        N/A                                                                      N/A
    1A17                   N/A             N/A        N/A                                                                      N/A
    1A18                   N/A             N/A        N/A                                                                      N/A
    1A19                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A20                   N/A             N/A        N/A                                                                      N/A
    1A21                   N/A             N/A        N/A                                                                      N/A
    1A22                   N/A             N/A        N/A                                                                      N/A
    1A23                   N/A             N/A        N/A                                                                      N/A
    1A24                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A25                   N/A             N/A        N/A                                                                      N/A
    1A26                   N/A             N/A        N/A                                                                      N/A
    1A27                   N/A             N/A        N/A                                                                      N/A
    1A28                   N/A             N/A        N/A                                                                      N/A
    1A29                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A30                   N/A             N/A        N/A                                                                      N/A
    1A31                   N/A             N/A        N/A                                                                      N/A
    1A32                   N/A             N/A        N/A                                                                      N/A
    1A33                   N/A             N/A        N/A                                                                      N/A
    1A34                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A35                   N/A             N/A        N/A                                                                      N/A
    1A36                   N/A             N/A        N/A                                                                      N/A
    1A37                   N/A             N/A        N/A                                                                      N/A
    1A38                   N/A             N/A        N/A                                                                      N/A
    1A39                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A40                   N/A             N/A        N/A                                                                      N/A
    1A41                   N/A             N/A        N/A                                                                      N/A
    1A42                   N/A             N/A        N/A                                                                      N/A
    1A43                   N/A             N/A        N/A                                                                      N/A
    1A44                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    1A45                   N/A             N/A        N/A                                                                      N/A
                           N/A             N/A        N/A                                                                      N/A
     2A                 32,211       1/31/2010        Office Depot                                                          27,943
     2B                 54,300        2/1/2025        Staples                                                               15,000
     2C                 20,388       9/30/2017        Dollar Tree                                                            8,808
-----------------------------------------------------------------------------------------------------------------------------------
     2D                 25,400       1/31/2011        Dollar Tree                                                            9,567
     2E                  7,500       5/14/2014        Family Dollar Store                                                    7,110
     2F                  5,094        1/1/2008        Simply Fashions                                                        3,000
     2G                 31,140       6/30/2011        Big Lots                                                              29,000
     2H                 18,000       3/31/2010        Jo-Ann Stores                                                         13,071
-----------------------------------------------------------------------------------------------------------------------------------
     2I                 25,000       9/30/2012        Amherst Theatre                                                       14,340
     2J                 23,800       8/30/2009        Shoe Carnival                                                         12,000
     2K                 10,000       1/31/2008        Froggers                                                               6,000
     2L                 10,908        9/1/2021        Dollar Tree Store                                                     10,000
     2M                 29,970      12/31/2011        Goody's                                                               25,200
-----------------------------------------------------------------------------------------------------------------------------------
     2N                 34,000      11/30/2008        J.C. Penney                                                           18,750
     2O                  2,400        5/1/2011        Hair Depot                                                             2,400
     2P                 32,000       9/27/2008        Cato                                                                   5,200
     2Q                  4,028       12/1/2011        Tan I Am, Inc.                                                         2,276
     2R                  6,315        4/1/2010        Ultra Tan                                                              1,900
-----------------------------------------------------------------------------------------------------------------------------------
     2S                 35,100       1/31/2009        Hibbett Sporting Goods                                                 8,450
     2T                 30,715      11/12/2009        Old Navy                                                              30,035
     2U                  2,000        8/1/2009        Montessori School                                                      1,710
     2V                  2,000        1/1/2010        Papa Johns                                                             2,000
     2W                 26,060       6/13/2011        Ashley Home Center                                                    24,908
-----------------------------------------------------------------------------------------------------------------------------------
     2X                 26,290       4/30/2016        Slumberland Furniture                                                 25,500
     2Y                 47,385       6/14/2027        JC Penney                                                             22,380
     2Z                  5,600             MTM        McDonald's                                                             3,200
    2AA                 26,539       2/28/2011        Harbor Freight Tools                                                  12,000
    2AB                  7,500        2/1/2012        Household Rentals                                                      3,000
-----------------------------------------------------------------------------------------------------------------------------------
    2AC                 28,875       8/31/2015        Bon and Grand Furniture                                               18,946
    2AD                 20,250      10/31/2011        Peebles                                                               20,250
    2AE                  8,450       11/1/2009        Dryclean                                                               1,200
    2AF                  1,300       10/1/2011        Modern Nails Salon                                                     1,300
    2AG                  1,200        1/1/2011        Telepage Communications                                                1,200
-----------------------------------------------------------------------------------------------------------------------------------
    2AH                  2,100        9/1/2008        Grandslam Pizza                                                        2,100
    2AI                 35,842       4/30/2011        Big Lots (Ground Lease)                                               34,997
    2AJ                 17,475       9/30/2010        Auto Zone                                                             11,907
    2AK                 25,824       4/30/2010        N/A                                                                      N/A
    2AL                  2,400       9/30/2009        Ka Ya Korea                                                            2,400
-----------------------------------------------------------------------------------------------------------------------------------
    2AM                  5,110      11/30/2008        Resort Outfitters                                                      2,290
     3                 107,021       3/31/2008        American Multi-Cinema, Inc.                                           75,274
     4                     N/A             N/A        N/A                                                                      N/A
    4A1                 36,000       9/30/2010        Old Navy                                                              25,451
    4A2                 38,422       5/14/2012        Georgia Theatre Co - II                                               37,573
-----------------------------------------------------------------------------------------------------------------------------------
    4A3                 63,260       5/31/2020        Marshalls                                                             30,000
    4A4                 30,187       1/31/2016        Bed Bath & Beyond                                                     25,000
    4A5                  8,496       9/30/2013        Carrabba's                                                             6,363
    4A6                  7,700      12/31/2011        Crispers                                                               5,400
    4A7                 20,050       4/30/2012        The Book Nook                                                          7,271
-----------------------------------------------------------------------------------------------------------------------------------
    4A8                 30,000       1/31/2010        Lifestyle Family Fitness, Inc                                         24,269
    4A9                  9,504       4/15/2010        Dollar General                                                         7,284
    4A10                 6,000       3/31/2009        Catherine's                                                            3,600
    4A11                 3,058      10/31/2008        Trussville Health & Wellness                                           2,442
     5                  65,932       9/30/2009        Smith Barney                                                          46,843
-----------------------------------------------------------------------------------------------------------------------------------
     6                  47,399       9/30/2014        Harris Beach                                                          46,171
     7                  27,149       8/31/2008        Wayne Mascia Associates                                               10,653
     8                  32,655       8/31/2008        Nixon Peabody                                                         25,118
     9                  68,696       5/20/2011        Dave & Buster's, Inc.                                                 47,500
     10                135,197        1/7/2020        Sam's Real Estate Business Trust                                     130,345
-----------------------------------------------------------------------------------------------------------------------------------
     11                    N/A             N/A        N/A                                                                      N/A
     12                    N/A             N/A        N/A                                                                      N/A
     13                188,190       7/31/2014        Citibank                                                               5,000
     14                    N/A             N/A        N/A                                                                      N/A
    14A1                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    14A2                   N/A             N/A        N/A                                                                      N/A
    14A3                   N/A             N/A        N/A                                                                      N/A
    14A4                   N/A             N/A        N/A                                                                      N/A
     15                    N/A             N/A        N/A                                                                      N/A
     16                 28,000       1/31/2017        OfficeMax North America, Inc.                                         20,059
-----------------------------------------------------------------------------------------------------------------------------------
     17                    N/A             N/A        N/A                                                                      N/A
     18                 32,902      12/31/2007        Corinthian Colleges, Inc.                                             30,428
     19                  2,900       3/31/2010        Alexander Matatov                                                      1,900
     20                    N/A             N/A        N/A                                                                      N/A
     21                    N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
     22                    N/A             N/A        N/A                                                                      N/A
     23                 25,288      11/30/2015        Home Family Furniture                                                 20,088
     24                    N/A             N/A        N/A                                                                      N/A
     25                    N/A             N/A        N/A                                                                      N/A
    25A1                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    25A2                   N/A             N/A        N/A                                                                      N/A
    25A3                   N/A             N/A        N/A                                                                      N/A
    25A4                   N/A             N/A        N/A                                                                      N/A
    25A5                   N/A             N/A        N/A                                                                      N/A
    25A6                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    25A7                   N/A             N/A        N/A                                                                      N/A
    25A8                   N/A             N/A        N/A                                                                      N/A
    25A9                   N/A             N/A        N/A                                                                      N/A
   25A10                   N/A             N/A        N/A                                                                      N/A
     26                    N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
     27                    N/A             N/A        N/A                                                                      N/A
     28                    N/A             N/A        N/A                                                                      N/A
     29                  7,800             MTM        Commonwealth of Pennsylvania                                           6,958
     30                  4,524       3/30/2017        Alfred Angelo                                                          3,490
     31                  4,250       9/30/2012        Baja Fresh                                                             2,957
-----------------------------------------------------------------------------------------------------------------------------------
     32                 65,927       6/16/2025        CiCi Pizza                                                             4,810
     33                    N/A             N/A        N/A                                                                      N/A
     34                  8,500       2/28/2010        Anchor Bank                                                            8,000
     35                 30,000      11/30/2009        T.J. Maxx                                                             30,000
     36                 15,250       9/30/2012        Southwestern Eye Center                                               14,765
-----------------------------------------------------------------------------------------------------------------------------------
     37                    N/A             N/A        N/A                                                                      N/A
     38                  5,159      10/31/2011        Mont DOR of America LLC                                                4,938
     39                  6,500       9/30/2011        Jones Retail Corporation (Nine West)                                   4,000
     40                 14,482       4/30/2015        Bond Drug dba Walgreen Co.                                            13,905
     41                    N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
     42                 17,034       3/31/2020        Leighking, LP                                                         12,250
     43                  5,000       2/28/2009        KB Thirty Corp., d/b/a Tri-State Bartender's Association               2,500
     44                    N/A             N/A        N/A                                                                      N/A
     45                  6,500       1/15/2011        Ferguson Enterprises, Inc.                                             4,822
     46                  4,480       6/30/2010        Janice Miyakawa, M.D. and Ruth Sorotzkin, M.D.                         3,853
-----------------------------------------------------------------------------------------------------------------------------------
     47                    N/A             N/A        N/A                                                                      N/A
     48                    N/A             N/A        N/A                                                                      N/A
     49                 10,772       1/15/2009        Fidelity Mortgage                                                     10,569
     50                    N/A             N/A        N/A                                                                      N/A
    50A1                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    50A2                   N/A             N/A        N/A                                                                      N/A
    50A3                   N/A             N/A        N/A                                                                      N/A
    50A4                   N/A             N/A        N/A                                                                      N/A
    50A5                   N/A             N/A        N/A                                                                      N/A
    50A6                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    50A7                   N/A             N/A        N/A                                                                      N/A
    50A8                   N/A             N/A        N/A                                                                      N/A
    50A9                   N/A             N/A        N/A                                                                      N/A
     51                  4,182       1/18/2008        Delray Harbor Medical Center, Inc.                                     3,950
     52                 23,500        3/1/2013        Farmers Furniture                                                     17,400
-----------------------------------------------------------------------------------------------------------------------------------
     53                    N/A             N/A        N/A                                                                      N/A
     54                    N/A             N/A        N/A                                                                      N/A
     55                    N/A             N/A        N/A                                                                      N/A
    55A1                   N/A             N/A        N/A                                                                      N/A
    55A2                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    55A3                   N/A             N/A        N/A                                                                      N/A
    55A4                   N/A             N/A        N/A                                                                      N/A
    55A5                   N/A             N/A        N/A                                                                      N/A
    55A6                   N/A             N/A        N/A                                                                      N/A
    55A7                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    55A8                   N/A             N/A        N/A                                                                      N/A
    55A9                   N/A             N/A        N/A                                                                      N/A
     56                  5,402       5/31/2014        Creative Realities                                                     3,450
     57                  1,320       5/31/2015        Subway Real Estate Corp.                                                 810
     58                    N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    58A1                   N/A             N/A        N/A                                                                      N/A
    58A2                   N/A             N/A        N/A                                                                      N/A
    58A3                   N/A             N/A        N/A                                                                      N/A
    58A4                   N/A             N/A        N/A                                                                      N/A
    58A5                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    58A6                   N/A             N/A        N/A                                                                      N/A
     59                    N/A             N/A        N/A                                                                      N/A
     60                    N/A             N/A        N/A                                                                      N/A
     61                    N/A             N/A        N/A                                                                      N/A
     62                    N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
     63                    N/A             N/A        N/A                                                                      N/A
    63A1                   N/A             N/A        N/A                                                                      N/A
    63A2                   N/A             N/A        N/A                                                                      N/A
    63A3                   N/A             N/A        N/A                                                                      N/A
     64                 14,910       4/30/2010        Goodwill Industries-Suncoast, Inc.                                    10,800
-----------------------------------------------------------------------------------------------------------------------------------
     65                 15,480      10/31/2009        Family Christian Stores                                               11,400
     66                    N/A             N/A        N/A                                                                      N/A
     67                    N/A             N/A        N/A                                                                      N/A
     68                 23,300       6/30/2012        Southern Calif Cuisine                                                 7,500
     69                  2,214      12/11/2011        Viva La Pasta                                                          2,000
-----------------------------------------------------------------------------------------------------------------------------------
     70                  8,620       3/31/2011        Mother Earth's                                                         5,200
     71                 11,548       8/31/2014        Dollar General                                                         8,880
     72                 14,135      10/14/2010        Elliot's Bakery                                                       12,545
     73                 10,260      12/31/2012        The I. Grace Company, Inc.                                            10,260
     74                    N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
     75                 11,156      12/31/2017        American Wellness, Inc.                                                4,484
     76                  7,500       2/28/2011        Washeteria                                                             6,000
     77                    N/A             N/A        N/A                                                                      N/A
     78                    N/A             N/A        N/A                                                                      N/A
     79                 11,900       8/31/2011        New China Super Buffet                                                 7,968
-----------------------------------------------------------------------------------------------------------------------------------
     80                    N/A             N/A        N/A                                                                      N/A
     81                 10,571       6/30/2012        Proud Lion Pub                                                         5,200
     82                    N/A             N/A        N/A                                                                      N/A
     83                  3,539      12/31/2013        Ary, Hamilton, Jackson and Associates, dba L.A. Architects             1,843
     84                    N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
     85                    N/A             N/A        N/A                                                                      N/A
    85A1                   N/A             N/A        N/A                                                                      N/A
    85A2                   N/A             N/A        N/A                                                                      N/A
    85A3                   N/A             N/A        N/A                                                                      N/A
    85A4                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
     86                    N/A             N/A        N/A                                                                      N/A
     87                  4,413      12/31/2017        Baldschun, Cable & Jones, LLC                                          2,624
     88                    N/A             N/A        N/A                                                                      N/A
     89                    N/A             N/A        N/A                                                                      N/A
     90                    N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
     91                    N/A             N/A        N/A                                                                      N/A
     92                    N/A             N/A        N/A                                                                      N/A
     93                    N/A             N/A        N/A                                                                      N/A
     94                    N/A             N/A        N/A                                                                      N/A
    94A1                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    94A2                   N/A             N/A        N/A                                                                      N/A
    94A3                   N/A             N/A        N/A                                                                      N/A
     95                    N/A             N/A        N/A                                                                      N/A
     96                    N/A             N/A        N/A                                                                      N/A
     97                  3,800       2/28/2008        Hot Bodeez Tanning Salon                                               3,000
-----------------------------------------------------------------------------------------------------------------------------------
     98                  6,000      12/31/2008        Rent-A-Center                                                          5,250
     99                    N/A             N/A        N/A                                                                      N/A
    100                    N/A             N/A        N/A                                                                      N/A
    101                  5,700       7/31/2010        Rajan P. Patel Little Spaghetti House Deli & Grill                     2,400
    102                  9,182       8/31/2012        CVS                                                                    8,450
-----------------------------------------------------------------------------------------------------------------------------------
    103                    N/A             N/A        N/A                                                                      N/A
    104                  7,382       3/31/2009        Print 2 Web                                                            2,309
    105                    N/A             N/A        N/A                                                                      N/A
   105A1                   N/A             N/A        N/A                                                                      N/A
   105A2                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    106                    N/A             N/A        N/A                                                                      N/A
   106A1                   N/A             N/A        N/A                                                                      N/A
   106A2                   N/A             N/A        N/A                                                                      N/A
   106A3                   N/A             N/A        N/A                                                                      N/A
    107                    N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    108                  5,451      12/31/2009        WellCare Comprehensive Health Management                               3,130
    109                    N/A             N/A        N/A                                                                      N/A
    110                    N/A             N/A        N/A                                                                      N/A
    111                 10,393      10/31/2010        Renaissance Precision Manufacturing                                    5,605
    112                    N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
   112A1                   N/A             N/A        N/A                                                                      N/A
   112A2                   N/A             N/A        N/A                                                                      N/A
    113                  5,000       3/31/2011        Maurice's                                                              4,500
    114                    N/A             N/A        N/A                                                                      N/A
    115                    N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    116                    N/A             N/A        N/A                                                                      N/A
    117                    N/A             N/A        N/A                                                                      N/A
    118                    N/A             N/A        N/A                                                                      N/A
    119                    N/A             N/A        N/A                                                                      N/A
    120                  3,600       4/30/2009        Raymond and Vincent Inferrera                                          3,000
-----------------------------------------------------------------------------------------------------------------------------------
    121                    N/A             N/A        N/A                                                                      N/A
    122                  3,266      10/30/2021        Sun Terrific Tanning                                                   2,785
    123                    N/A             N/A        N/A                                                                      N/A
    124                    N/A             N/A        N/A                                                                      N/A
    125                    N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    126                  3,500       9/30/2011        United Telephone Company of Ohio, Inc.                                 2,500
    127                  3,000       9/17/2016        Wingstop                                                               1,700
    128                  5,800       3/31/2010        Citizens Bank                                                          3,900
    129                    N/A             N/A        N/A                                                                      N/A
   129A1                   N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
   129A2                   N/A             N/A        N/A                                                                      N/A
    130                    N/A             N/A        N/A                                                                      N/A
    131                    N/A             N/A        N/A                                                                      N/A
    132                  2,400       4/30/2008        Cingular Wireless                                                      1,700
    133                    N/A             N/A        N/A                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
    134                  3,375         Various        Merle Norman                                                           3,000
    135                  3,491       7/31/2009        Rehab & Healthcare of Tampa, Inc                                       2,255
    136                    N/A             N/A        N/A                                                                      N/A
    137                  2,121      10/31/2009        Endless Summer Tan                                                     1,900
    138                  1,750       9/30/2011        Three Witt                                                             1,250
-----------------------------------------------------------------------------------------------------------------------------------
    139                  5,120       6/30/2009        Linn Hert Geib                                                         2,089
    140                    N/A             N/A        N/A                                                                      N/A
   140A1                   N/A             N/A        N/A                                                                      N/A
   140A2                   N/A             N/A        N/A                                                                      N/A
    141                  2,025       7/31/2012        Subway Real Estate Corp.                                               1,441
-----------------------------------------------------------------------------------------------------------------------------------
    142                  1,700      12/31/2014        UPS Store                                                              1,100
    143                  1,745       8/31/2011        T&T Realty Sales, Inc.                                                   745

               3RD LARGEST
  CONTROL     TENANT LEASE      CONTROL       FOOTNOTE
    NO.         EXP. DATE         NO.           NO.
---------------------------------------------------------

     1                   N/A       1            (1)
    1A1                  N/A      1A1
    1A2                  N/A      1A2
    1A3                  N/A      1A3
    1A4                  N/A      1A4
---------------------------------------------------------
    1A5                  N/A      1A5
    1A6                  N/A      1A6
    1A7                  N/A      1A7
    1A8                  N/A      1A8
    1A9                  N/A      1A9
---------------------------------------------------------
    1A10                 N/A      1A10
    1A11                 N/A      1A11
    1A12                 N/A      1A12
    1A13                 N/A      1A13
    1A14                 N/A      1A14
---------------------------------------------------------
    1A15                 N/A      1A15
    1A16                 N/A      1A16
    1A17                 N/A      1A17
    1A18                 N/A      1A18
    1A19                 N/A      1A19
---------------------------------------------------------
    1A20                 N/A      1A20
    1A21                 N/A      1A21
    1A22                 N/A      1A22
    1A23                 N/A      1A23
    1A24                 N/A      1A24
---------------------------------------------------------
    1A25                 N/A      1A25
    1A26                 N/A      1A26
    1A27                 N/A      1A27
    1A28                 N/A      1A28
    1A29                 N/A      1A29
---------------------------------------------------------
    1A30                 N/A      1A30
    1A31                 N/A      1A31
    1A32                 N/A      1A32
    1A33                 N/A      1A33
    1A34                 N/A      1A34
---------------------------------------------------------
    1A35                 N/A      1A35
    1A36                 N/A      1A36
    1A37                 N/A      1A37
    1A38                 N/A      1A38
    1A39                 N/A      1A39
---------------------------------------------------------
    1A40                 N/A      1A40
    1A41                 N/A      1A41
    1A42                 N/A      1A42
    1A43                 N/A      1A43
    1A44                 N/A      1A44
---------------------------------------------------------
    1A45                 N/A      1A45
                         N/A
     2A           12/31/2009       2A
     2B             6/1/2019       2B
     2C            3/31/2012       2C
---------------------------------------------------------
     2D           12/31/2016       2D
     2E           12/31/2010       2E
     2F             2/1/2008       2F
     2G           12/31/2008       2G
     2H            1/31/2010       2H
---------------------------------------------------------
     2I            3/31/2011       2I
     2J            1/31/2010       2J
     2K            10/1/2011       2K
     2L            11/1/2011       2L
     2M           10/31/2014       2M
---------------------------------------------------------
     2N            1/31/2010       2N
     2O             4/1/2009       2O
     2P            1/31/2011       2P
     2Q            12/1/2009       2Q
     2R             4/1/2008       2R
---------------------------------------------------------
     2S            5/31/2008       2S
     2T            7/31/2010       2T
     2U            11/1/2008       2U
     2V             1/1/2010       2V
     2W            5/13/2009       2W
---------------------------------------------------------
     2X           11/30/2016       2X
     2Y            8/31/2009       2Y
     2Z            3/31/2023       2Z
    2AA            8/31/2008      2AA
    2AB             8/1/2008      2AB
---------------------------------------------------------
    2AC            5/31/2019      2AC
    2AD            9/30/2017      2AD
    2AE             8/1/2011      2AE
    2AF            11/1/2010      2AF
    2AG            10/1/2009      2AG
---------------------------------------------------------
    2AH            12/1/2007      2AH
    2AI            1/31/2013      2AI
    2AJ            4/30/2011      2AJ
    2AK                  N/A      2AK
    2AL            7/31/2009      2AL
---------------------------------------------------------
    2AM            7/31/2011      2AM
     3             2/24/2019       3            (2)
     4                   N/A       4            (3)
    4A1           11/30/2010      4A1
    4A2            8/31/2008      4A2
---------------------------------------------------------
    4A3            4/30/2010      4A3
    4A4            1/31/2016      4A4
    4A5           11/30/2013      4A5
    4A6           10/31/2015      4A6
    4A7            6/30/2009      4A7
---------------------------------------------------------
    4A8            6/30/2015      4A8
    4A9            2/28/2010      4A9
    4A10           1/31/2010      4A10
    4A11           9/30/2011      4A11
     5               Various       5            (4)
---------------------------------------------------------
     6             3/31/2017       6            (5)
     7             8/31/2012       7            (6)
     8            10/31/2008       8            (7)
     9             8/31/2022       9            (8)
     10            3/31/2026       10           (9)
---------------------------------------------------------
     11                  N/A       11           (10)
     12                  N/A       12
     13            5/31/2020       13
     14                  N/A       14           (11)
    14A1                 N/A      14A1
---------------------------------------------------------
    14A2                 N/A      14A2
    14A3                 N/A      14A3
    14A4                 N/A      14A4
     15                  N/A       15
     16            8/31/2017       16           (12)
---------------------------------------------------------
     17                  N/A       17
     18            8/31/2012       18
     19            12/1/2007       19
     20                  N/A       20           (13)
     21                  N/A       21           (14)
---------------------------------------------------------
     22                  N/A       22           (15)
     23           12/31/2015       23           (16)
     24                  N/A       24           (17)
     25                  N/A       25
    25A1                 N/A      25A1
---------------------------------------------------------
    25A2                 N/A      25A2
    25A3                 N/A      25A3
    25A4                 N/A      25A4
    25A5                 N/A      25A5
    25A6                 N/A      25A6
---------------------------------------------------------
    25A7                 N/A      25A7
    25A8                 N/A      25A8
    25A9                 N/A      25A9
   25A10                 N/A     25A10
     26                  N/A       26
---------------------------------------------------------
     27                  N/A       27           (18)
     28                  N/A       28           (19)
     29            9/30/2015       29           (20)
     30           10/31/2012       30           (21)
     31            1/31/2012       31
---------------------------------------------------------
     32            8/31/2015       32           (22)
     33                  N/A       33
     34            9/30/2010       34
     35           10/31/2009       35
     36           12/31/2016       36
---------------------------------------------------------
     37                  N/A       37
     38           12/31/2007       38
     39            2/29/2008       39           (23)
     40            7/31/2059       40
     41                  N/A       41
---------------------------------------------------------
     42            5/15/2013       42           (24)
     43            5/31/2014       43
     44                  N/A       44
     45           10/31/2008       45
     46            6/30/2010       46
---------------------------------------------------------
     47                  N/A       47           (25)
     48                  N/A       48
     49            4/30/2011       49
     50                  N/A       50
    50A1                 N/A      50A1
---------------------------------------------------------
    50A2                 N/A      50A2
    50A3                 N/A      50A3
    50A4                 N/A      50A4
    50A5                 N/A      50A5
    50A6                 N/A      50A6
---------------------------------------------------------
    50A7                 N/A      50A7
    50A8                 N/A      50A8
    50A9                 N/A      50A9
     51            5/31/2008       51
     52            1/31/2012       52
---------------------------------------------------------
     53                  N/A       53           (26)
     54                  N/A       54
     55                  N/A       55
    55A1                 N/A      55A1
    55A2                 N/A      55A2
---------------------------------------------------------
    55A3                 N/A      55A3
    55A4                 N/A      55A4
    55A5                 N/A      55A5
    55A6                 N/A      55A6
    55A7                 N/A      55A7
---------------------------------------------------------
    55A8                 N/A      55A8
    55A9                 N/A      55A9
     56            5/31/2009       56
     57            1/31/2013       57           (27)
     58                  N/A       58
---------------------------------------------------------
    58A1                 N/A      58A1
    58A2                 N/A      58A2
    58A3                 N/A      58A3
    58A4                 N/A      58A4
    58A5                 N/A      58A5
---------------------------------------------------------
    58A6                 N/A      58A6
     59                  N/A       59
     60                  N/A       60           (28)
     61                  N/A       61
     62                  N/A       62
---------------------------------------------------------
     63                  N/A       63
    63A1                 N/A      63A1
    63A2                 N/A      63A2
    63A3                 N/A      63A3
     64            1/31/2008       64
---------------------------------------------------------
     65            5/31/2012       65
     66                  N/A       66
     67                  N/A       67
     68            4/30/2011       68
     69            2/12/2017       69
---------------------------------------------------------
     70            5/31/2008       70
     71           11/30/2007       71
     72           10/31/2014       72
     73            1/31/2012       73
     74                  N/A       74
---------------------------------------------------------
     75            5/31/2017       75
     76           11/30/2012       76           (29)
     77                  N/A       77
     78                  N/A       78           (30)
     79            8/31/2011       79
---------------------------------------------------------
     80                  N/A       80
     81           10/31/2011       81
     82                  N/A       82           (31)
     83            6/30/2009       83
     84                  N/A       84           (32)
---------------------------------------------------------
     85                  N/A       85
    85A1                 N/A      85A1
    85A2                 N/A      85A2
    85A3                 N/A      85A3
    85A4                 N/A      85A4
---------------------------------------------------------
     86                  N/A       86
     87           12/31/2012       87
     88                  N/A       88
     89                  N/A       89           (33)
     90                  N/A       90
---------------------------------------------------------
     91                  N/A       91
     92                  N/A       92
     93                  N/A       93           (34)
     94                  N/A       94
    94A1                 N/A      94A1
---------------------------------------------------------
    94A2                 N/A      94A2
    94A3                 N/A      94A3
     95                  N/A       95           (35)
     96                  N/A       96
     97           10/31/2009       97
---------------------------------------------------------
     98            5/31/2009       98
     99                  N/A       99           (36)
    100                  N/A      100
    101            5/31/2017      101           (37)
    102           10/31/2009      102
---------------------------------------------------------
    103                  N/A      103
    104            4/30/2010      104
    105                  N/A      105
   105A1                 N/A     105A1
   105A2                 N/A     105A2
---------------------------------------------------------
    106                  N/A      106
   106A1                 N/A     106A1
   106A2                 N/A     106A2
   106A3                 N/A     106A3
    107                  N/A      107
---------------------------------------------------------
    108            2/28/2011      108
    109                  N/A      109
    110                  N/A      110
    111           12/31/2010      111
    112                  N/A      112
---------------------------------------------------------
   112A1                 N/A     112A1
   112A2                 N/A     112A2
    113            1/31/2017      113
    114                  N/A      114
    115                  N/A      115
---------------------------------------------------------
    116                  N/A      116
    117                  N/A      117
    118                  N/A      118
    119                  N/A      119           (38)
    120                  MTM      120
---------------------------------------------------------
    121                  N/A      121           (39)
    122            1/31/2012      122
    123                  N/A      123
    124                  N/A      124
    125                  N/A      125
---------------------------------------------------------
    126           10/31/2011      126
    127            1/31/2011      127
    128            7/31/2010      128
    129                  N/A      129
   129A1                 N/A     129A1
---------------------------------------------------------
   129A2                 N/A     129A2
    130                  N/A      130
    131                  N/A      131           (40)
    132            7/31/2008      132
    133                  N/A      133
---------------------------------------------------------
    134            5/31/2010      134
    135            2/28/2009      135
    136                  N/A      136
    137           11/15/2009      137           (41)
    138            3/31/2012      138
---------------------------------------------------------
    139            2/28/2012      139
    140                  N/A      140
   140A1                 N/A     140A1
   140A2                 N/A     140A2
    141            7/31/2012      141
---------------------------------------------------------
    142            3/31/2010      142
    143            8/31/2007      143

Annex A-1 Footnotes

All Mortgage Loans	With regard to multi-property mortgage loans or cross-collateralized mortgage loans, each such mortgage loan or related mortgaged real property with a particular letter designation in the ‘‘Cross-Collateralized Groups’’ column is either part of a multi-property loan or crossed-collateralized with each of the other mortgage loans or mortgaged properties with the same letter designation.

With regards to Prepayment Provisions, the number in any parenthetical reflects the number of months in the applicable period during which the subject prepayment is in effect.

The weighted average occupancy for multi-property loans is based on allocated loan amounts.

With regards to the ‘‘% of Aggregate Cut-off Date Balance’’ column, 0.0 means the percentage by total cut-off date principal balance is less than 0.05%.

(1)	Innkeepers Portfolio	The Innkeepers Mortgage Loan is part of the Innkeepers Portfolio Loan Combination that also includes the Innkeepers Portfolio Pari Passu Non-Trust Loan in the principal amount of $412,701,271. The entire Innkeepers Portfolio Loan Combination is in the principal amount of $825,402,542.

U/W Net Operating Income and U/W Net Cash Flow reflect aggregate in-place U/W Net Cash Flow of the 45 Innkeepers Portfolio Mortgaged Properties. The aggregate U/W NOI and U/W Net Cash Flow of the Innkeepers Portfolio Mortgaged Properties is projected to be $93,270,637 and $83,265,131, respectively, based on assumed increase in occupancy, ADR and RevPAR in conjunction with completion of planned renovations.

U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The U/W NCF DSCR based on the projected U/W NCF of $83,265,131 and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination is 1.30x.

Cut-off Date U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $83,265,131 and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination is 1.48x.

Appraised Value is the aggregate of the as-is appraised market values for the 45 Innkeepers Portfolio Mortgaged Properties. As-is appraised market values assume completion of planned renovations.

The Cut-off Date LTV and the Scheduled Maturity LTV are based on the entire Innkeepers Portfolio Loan Combination.

Hospitality Average Daily Rate is the overall average daily rate of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending June 30, 2007.

Loan Per Unit is based on a loan amount comprised of the entire Innkeepers Portfolio Loan Combination.

1

Annex A-1 Footnotes — continued

Occupancy is the overall average occupancy of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending June 30, 2007.

(2)	Potomac Mills	The Potomac Mills Mortgage Loan is part of the Potomac Mills Loan Combination that also includes the Potomac Mills Non-Trust Loan in the cut-off date principal amount of $164,000,000. The Potomac Mills Loan Combination has a cut-off date principal balance of $410,000,000.

The Mills Limited Partnership has provided a payment guaranty of $60,000,000 with respect to the Potomac Mills Loan Combination, which may be reduced on a quarterly basis during the term of the Potomac Mills Mortgage Loan under the conditions set forth in the related loan documents. The guaranty terminates upon the earlier of (i) payment in full of the mortgage loan, (ii) defeasance pursuant to the terms of the loan agreement or (iii) the adjusted guaranty amount being reduced to $0.

Loan Per Unit, Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the Potomac Mills Mortgage Loan and the Potomac Mills Non-Trust Loan, totaling $410,000,000.

U/W NCF DSCR is based on the initial principal balance of the Potomac Mills Mortgage Loan and the Potomac Mills Non-Trust Loan and an interest rate of 5.8295%, calculated on an actual/360 basis.

Total square footage and Occupancy Percentage includes Costco Wholesale Corporation, comprising of 148,663 square feet, which owns its own improvements and ground lease its pad from the related borrower. The total square footage excluding Costco Wholesale Corporation is 1,349,907.

(3)	Och-Ziff Retail Portfolio	The Och-Ziff Retail Portfolio Mortgage Loan is part of the Och-Ziff Retail Portfolio Loan Combination that also includes the Och-Ziff Retail Portfolio Non-Trust Loan in the cut-off date principal amount of $140,000,000. The Och-Ziff Retail Portfolio Loan Combination has a cut-off date principal balance of $284,000,000.

Loan Per Unit, Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the Och-Ziff Retail Portfolio Mortgage Loan and the Och-Ziff Retail Portfolio Non-Trust Loan, totaling $284,000,000.

The Och-Ziff Retail Portfolio Mortgage Loan is comprised of eleven properties with an aggregate of 2,535,761 square feet of total space, of which approximately 2,311,252 square feet are collateral and 224,509 square feet are occupied by Sam’s Club (136,103 square feet) and Kohl’s (88,406 square feet), which own their pads and improvements and are not part of the collateral.

Occupancy Percentage excludes 107,806 square feet of dark space leased to Ian Stewart and Ken Gillich (‘‘America’s Custom Design Center’’) through9/30/2011. Including the 107,806 square foot dark space, the Och-Ziff Retail Portfolio is 94.8% leased.

U/W NCF DSCR is based on the initial principal balance of the Och-Ziff Retail Portfolio Mortgage Loan and the Och-Ziff Retail Non-Trust Loans and an interest rate of 6.312%, calculated on an actual/360 basis. U/W NCF and U/W NCF DSCR includes rental payments under the Ian Stewart and Ken Gillich Lease, which is currently dark. Such rental payments are guaranteed by Colonial Retail Limited Partnership through 9/30/2011. The UW NCF DSCR excluding the Ian Stewart and Ken Gillich Lease is approximately 1.24x.

2

Annex A-1 Footnotes — continued

(4)	One Sansome Street	Reflects in-place U/W Net Operating Income and U/W Net Cash Flow. U/W NOI and U/W NCF are projected to be $17,274,227 and $16,233,764, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 84,623 square feet upon building remeasurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $16,233,764 are each 1.86x.

Largest Tenant Citigroup North America’s lease expiration includes 109,478 square feet expiring 12/31/2011 and 46,758 square feet expiring 6/30/2013.

3rd Largest Tenant Smith Barney’s lease expiration includes 31,148 square feet expiring 4/30/2015 and 15,695 square feet expiring 9/30/2010.

(5)	100 Wall Street	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NCF. U/W NOI and U/W NCF are projected to be $12,516,865 and $11,651,972, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 27,168 square feet upon building remeasurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $11,651,972 are each 1.57x.

(6)	McCandless Towers	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NCF. The U/W NOI and U/W NCF are projected to be $11,274,915 and $10,440,573, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market office tenant leases, projected increase of building square footage by approximately 4,607 square feet upon building re-measurement and the additional rent related to that square footage at current market rents and certain other lease-up assumptions.

U/W NCF DSCR based on in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in July 2012. The U/W NCF DSCR for the McCandless Towers Mortgage Loan based on the projected U/W NCF of $10,440,573 and calculated based on the annualized constant monthly debt service payment commencing with the payment date in July 2012 is 1.18x.

Cut-off Date U/W NCF DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments at the mortgage interest rate of 6.530% calculated on an Actual/360 Basis. The Cut-off Date U/W NCF DSCR for the McCandless Towers Mortgage Loan based on the projected U/W NCF of $10,440,573 and calculated based on the annual interest-only payments at the mortgage interest rate of 6.530%, on an Actual/360 Basis, is 1.35x.

3

Annex A-1 Footnotes — continued

3rd Largest Tenant Wayne Mascia Associates lease provides for one, five year renewal option at market rent but no less than prior base rent.

(7)	Greensboro Park	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NOI and U/W NCF, respectively. U/W NOI and U/W NCF are projected to be $10,031,194 and $9,292,422, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 10,107 square feet upon building re-measurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $9,292,422 are each 1.34x.

Appraised Value reflects the as-is appraised market value. The stabilized appraised market value as of November 1, 2007 is $172,900,000 based upon reaching a stabilized occupancy of 93.0%. Based on this stabilized value, the Cut-off Date LTV and the Scheduled Maturity LTV are each 63.0%.

(8)	Islandia Shopping Center	Total square footage and Occupancy Percentage includes Wal-Mart Real Estate Business Trust, comprising of 128,755 square feet, which owns its own improvements and leases its pad from the related borrower. The total square footage excluding Wal-Mart Real Estate Business Trust is $248,019.

U/W NCF and U/W NCF DSCR includes base rent for the Wal-Mart Real Estate Business Trust Lease calculated by averaging actual rental payments over the term of the lease. The U/W NCF DSCR equates to 1.18x when including only the base rent of the Wal-Mart Real Estate Business Trust Lease.

(9)	Westview Shopping Center	Occupancy Percentage excludes 46,176 square feet of space under master leases. Inclusive of the master leases, the Mortgaged Property is 100% leased.

Total square footage includes Lowe’s Home Centers, Inc., comprising of 135,197 square feet, and Sam’s Club, comprising of 130,345 square feet, which lease their pads from the related borrower and own their respective improvements; to which improvements are not part of the collateral.

Appraised Value, Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the stabilized value as of 12/1/2008. Such value is based upon the assumption that all costs associated with converting the 34,997 square foot vacant space previously occupied as a theatre into an anchor unit are completed. Per the appraiser, the total cost estimate is approximately $1,749,800. At closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $1,749,850 for tenant improvements and leasing commissions associated with the former theatre space. The ‘‘As-Is’’ Appraised Value as of May 1, 2007 is $66,100,000. The Original LTV and Cut-Off Date LTV based on the ‘‘As-Is’’ value is 85.5%.

U/W NCF and U/W NCF DSCR reflect underwritten occupancy, which includes 46,176 square feet of space under master leases. At the closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $2,246,883, representing approximately three years of rent and reimbursements for the space under the master leases (in addition to one year rent for space leased as a

4

Annex A-1 Footnotes — continued

management office). U/W NCF and U/W NCF DSCR were calculated to include $603,970 of annual base rent plus $140,728 of recoveries associated with the master lease.

(10)	One Fair Oaks Plaza	U/W Net Cash Flow reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow is projected to be $4,509,906.

The U/W NCF DSCR based on the projected U/W NCF of $4,509,906 is 1.35x.

(11)	Texas SLC Portfolio	U/W Net Cash Flow reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow is projected to be $3,750,740.

The U/W NCF DSCR based on the projected U/W NCF of $3,750,740 is 1.54x.

(12)	Irish Hills Plaza	Occupancy Percentage, U/W NCF and U/W NCF DSCR exclude 11,254 square feet of recently executed leases for tenants Vitamin Shoppe, One Way Board Shops, Specialized Restaurants, Inc., and Artistic Nails & Spa Corporation that are not yet in occupancy. The current Occupancy Percentage calculated without these leases is 92.0%. Including the 11,254 square feet of recently executed leases, the U/W NCF DSCR is 1.28x. A master lease was executed at closing for tenants that have not yet taken possession of their respective spaces until such tenants takes occupancy, pay rent, and are open for business.

Vitamin Shoppe, comprising of 3,004 square feet, may terminate its lease given 30 days prior notice if the Landlord does not satisfy delivery of possession requirements by December 1, 2007. Panda Express, comprising of 1,803 square feet, may terminate its lease within 120 days at the end of its fifth year of tenancy with 60 days prior notice with payment of unamortized tenant improvements and leasing commissions in the event gross sales are less than $700,000 per year.

(13)	Greenhouse on Holcomb Bridge	Appraised Value reflects the As-Is Appraised Value. The as completed and stabilized Appraised Value as of April 1, 2009 is $38,850,000 representing an LTV of 61.5%.

(14)	Dolce Norwalk	U/W NCF DSCR and U/W NCF were calculated based on projected occupancy and average daily rate levels. The amount of $1,800,000 was escrowed at closing, representing capital improvements to be implemented at the mortgaged property. The U/W NCF DSCR based on the in-place U/W NCF of $1,966,668 is 1.08x.

(15)	Bear Canyon	At closing, Michael J. Sauter and Carol Sauter, principals of the borrowing entity with a combined net worth of $46,739,134 as of March 22, 2007, have delivered a guaranty of payment of the related mortgage loan with liability thereunder limited to $4,500,000 as well as a guaranty of payment of the full Note B amount of $5,600,000.

At closing, the borrower deposited $480,000 into an interest reserve account to pay for the amount by which the interest that has accrued on the outstanding balance of the mortgage loan during the preceding accrual period exceeds the net cash flow with respect to that period.

(16)	Portsmouth Station Shopping Center	20,088 square feet, representing 13.7% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

5

Annex A-1 Footnotes — continued

(17)	170-178 Thompson Street	Total number of units and Occupany Percentage includes 115 multifamily units and 2 commercial units.

(18)	Highland Parc	Appraised Value reflects the As-Is Appraisal Value. The as completed and stabilized Appraisal Value as of May 29, 2009 is $34,000,000, representing an LTV of 59.4%.

(19)	Washington Square Apartments	Total number of units and Occupancy Percentage includes 144 multifamily units and 8 commercial units.

U/W NCF and U/W NCF DSCR were calculated based on stabilized occupancy of 95% at the mortgaged property, which was constructed in 2006. Joseph Orbach, the mortgage loan sponsor, provided a master lease for all vacant units to be released upon the property achieving a DSCR of 1.20x on an amortizing basis. At closing, the borrower deposited $575,675 into the debt service reserve.

(20)	Bradford Plaza	Occupancy Percentage excludes 21,337 square feet of space under a master lease. Inclusive of the master lease, the Mortgaged Property is 98.3% leased.

U/W NCF and U/W NCF DSCR reflect underwritten occupancy which includes 21,337 square feet of space under a master lease. At closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $664,269, representing approximately one year of base rent and reimbursements for the space under the master lease. Furthermore, U/W NCF and U/W NCF DSCR were calculated to include $239,966 of base rent plus an additional $51,637 of recoveries associated with four vacant spaces covered under the master lease, which account for a total of 11,453 square feet at the mortgaged property.

The yield maintenance charge for the mortgage loan is based on the applicable U.S. Treasury Security rate plus twenty-five basis points.

(21)	SawGrass Landing	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of October 1, 2007 is $23,800,000 representing an LTV of 76.7%.

(22)	Waxahachie Towne Center	Sq Feet, Pads, Rooms or Units reflect 46,439 sf of collateral square footage only. Does not include 203,306 sf of tenant-owned improvements located on ground-leased outparcels consisting of 134,563 sf occupied by Lowe’s, 65,927 sf occupied by Belk’s, and 2,816 sf occupied by Long John Silver’s/A&W.

10,806 square feet, representing 23.3% of the collateral square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of May 30, 2008 is $22,175,000, representing an LTV of 75.5%.

(23)	The Annex – Las Vegas Outlet Center	U/W NCF DSCR and U/W NCF were calculated based on stabilized occupancy levels. The related borrower deposited at closing $1,310,140, representing 2-years of rent and estimated reimbursements, and $113,895, representing tenant improvement and leasing commissions. Monthly contractual tenant improvement and leasing commission escrows commence on the thirteenth payment date of the loan term. The U/W NCF DSCR based on the in-place U/W NCF of

6

Annex A-1 Footnotes — continued

$430,027 is 0.58x. At closing, $717,994 was deposited into the debt service reserve.

(24)	Marketplace at Frankford	Occupancy Percentage, U/W NCF and U/W NCF DSCR include 17,034 square feet for a recently executed lease with Aldi (Texas) L.L.C. , which is currently not in occupancy but paying rent. The amount of $119,000 was deposited at closing, representing approximately 1 years rent for the Aldi (Texas) L.L.C. space.

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the July 2012 payment date to and including payment date in May 2017, in the approximate amount of $13,465 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $794,433 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in July 2012 through May 2017, would result in a Balloon Balance of $11,205,567 and a Balloon LTV of 73.4%.

(25)	Hampton Inn Memphis Southwind	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of June 1, 2009 is $19,000,000 representing an LTV of 60.5%.

(26)	Homewood Suites Memphis Southwind	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of June 1, 2009 is $15,300,000 representing an LTV of 65.4%.

(27)	315-321 6th Avenue	Total number of units and Occupany Percentage includes 13 multifamily units and 4 commercial units.

(28)	Torrance Self Storage	The Torrance Self Storage Mortgaged Property is a leasehold interest pursuant to a space lease expiring June 10, 2044.

(29)	Kessler Hills Shopping Center	Appraised Value reflects the As-Is Appraisal Value. The stabilized Appraisal Value as of August 1, 2007 is $10,250,000, representing an LTV of 58.5%.

(30)	Walgreens – Little Egg Harbor	Walgreen Eastern Co., Inc. has the option to terminate its lease on the last day of the 300th month of the lease term (April 2032), and every five years thereafter, pursuant to the lease.

(31)	Walgreens – Barnegat	Walgreen Eastern Co., Inc. has the option to terminate its lease on the last day of the 300th month of the lease term (April 2032), and every five years thereafter, pursuant to the lease.

(32)	Sunridge Apartments	Appraised Value reflects the As-Is Appraised Value. The completed and stabilized Appraised Value as of April 2009 is $8,900,000 representing an LTV of 56.7%.

(33)	Walgreen’s Bronx	Walgreen Eastern Co., Inc. has the option to terminate its lease on the last day of the 240th month of the lease term (September 2026), and every five years thereafter, pursuant to the lease.

7

Annex A-1 Footnotes — continued

(34)	North Parkway Mini Storage	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of April 3, 2009 is $5,725,000, resulting in an LTV of 69.9%.

(35)	Walgreens Wichita	Walgreen Co., Inc. has the option to terminate its lease on the last day of the 240th month of the lease term (September 2020), and every five years thereafter, pursuant to the lease.

(36)	Ryan Road Self Storage	On June 1, 2007, the related borrower obtained an earn-out advance in the amount of $700,000 which is included in the original principal balance of the mortgage loan. Pursuant to the terms of the earn-out agreement, the annual debt service was recalculated based on the outstanding principal balance of $3,583,713.57 as of June 11, 2007, at the mortgage rate and a Remaining Amortization Term of 354 months.

(37)	Our Town Shopping Center	5,700 square feet, representing 11.2% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of August 1, 2008 is $4,500,000 representing an LTV of 76.1%.

(38)	Lock-Ur-Own Self Storage	Appraised Value reflects the Appraised Value upon upgrading and expansion. The upgrade & expansion Appraised Value as of July 1, 2007 is $3,350,000 representing an LTV of 76.1%. The stabilized Appraised Value as of July 1, 2008 is $3,635,000 representing an LTV of 70.1%.

(39)	3M Bentonville Office/Warehouse	Appraised Value reflects the As Complete/Stabilized Appraised Value based on completion of the property.

(40)	Walgreens San Antonio	Walgreen Co., Inc. has the option to terminate its lease on the last day of the 240th month of the lease term (August 2019), and every five years thereafter, pursuant to the lease.

(41)	Louisiana Purchase Center	2,777 square feet, representing 12.1% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

8

ANNEX A-2

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

Amortization Types
(Mortgage Pool)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Amortizing Balloon(2)	136	$1,572,026,094	52.8%	$11,559,015	$412,701,271	72.0%	1.12	x	94.8%	6.442%
Interest Only	45	1,406,910,620	47.2	31,264,680	246,000,000	66.7	1.28		93.7	6.064
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	69.5%	1.19	x	94.2%	6.264%

(1)	Excludes mortgage loans secured by hospitality properties.
(2)	Includes mortgage loans, representing 48.6% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 16.0% of these loans, by balance, have three years or less of interest-only payments.

Annex A-2-1

Cut-Off Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
35.1 - 40.0	1	$42,000,000	1.4%	$42,000,000	$42,000,000	35.6%	3.23	x	95.6%	5.636%
40.1 - 45.0	2	141,769,073	4.8	70,884,537	139,569,073	41.9	1.19		87.1	6.163
45.1 - 50.0	3	122,373,358	4.1	40,791,119	117,399,060	47.0	1.20		95.3	6.224
50.1 - 55.0	5	132,689,786	4.5	26,537,957	116,426,461	52.4	1.03		95.6	6.501
55.1 - 60.0	5	47,380,794	1.6	9,476,159	20,700,000	57.1	1.27		97.0	6.309
60.1 - 65.0	13	200,478,207	6.7	15,421,401	108,926,767	63.4	1.18		91.1	6.308
65.1 - 70.0	22	367,580,228	12.3	16,708,192	144,000,000	67.1	1.21		89.7	6.288
70.1 - 75.0	36	826,452,324	27.7	22,957,009	412,701,271	71.6	1.15		96.0	6.469
75.1 - 80.0	75	934,480,570	31.4	12,459,741	246,000,000	78.6	1.17		95.7	6.047
80.1 >=	19	163,732,374	5.5	8,617,493	21,792,000	86.8	1.09		96.8	6.422
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	69.5%	1.19	x	94.2%	6.264%
Weighted Average Cut-off Date LTV Ratio: 69.5%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-2

Original Term to Maturity
(Mortgage Pool)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	19	$622,370,773	20.9%	$32,756,356	$139,569,073	59.8%	1.21	x	91.1%	6.230%	60
73 - 84	6	48,488,798	1.6	8,081,466	19,100,000	69.9	1.30		88.5	6.183	84
85 - 108	1	144,000,000	4.8	144,000,000	144,000,000	66.3	1.27		90.1	6.312	85
109 - 120	145	2,036,070,143	68.3	14,041,863	412,701,271	73.2	1.14		95.8	6.265	120
121 - 144	7	74,700,000	2.5	10,671,429	42,000,000	51.7	2.38		96.0	6.034	121
169 - 180	3	53,307,000	1.8	17,769,000	20,838,000	75.5	1.04		96.2	6.880	180
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	69.5%	1.19	x	94.2%	6.264%	106
Weighted Average Original Term to Maturity: 106 months

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-3

Remaining Term to Maturity
(Mortgage Pool)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
<= 48	4	$11,687,898	0.4%	$2,921,975	$3,746,984	85.9%	1.21	x	100.0%	6.300%	48
49 - 60	15	610,682,875	20.5	40,712,192	139,569,073	59.3	1.21		90.9	6.228	58
73 - 84	7	192,488,798	6.5	27,498,400	144,000,000	67.2	1.28		89.7	6.279	84
85 - 108	3	29,824,847	1.0	9,941,616	10,781,058	85.3	1.20		100.0	6.191	108
109 - 120	143	2,016,745,296	67.7	14,103,114	412,701,271	73.0	1.14		95.7	6.264	119
121 - 144	6	64,200,000	2.2	10,700,000	42,000,000	48.6	2.55		95.9	6.043	121
169 - 180	3	53,307,000	1.8	17,769,000	20,838,000	75.5	1.04		96.2	6.880	179
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	69.5%	1.19	x	94.2%	6.264%	105
Weighted Average Remaining Term to Maturity: 105 months

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-4

Mortgaged Properties by Property Type (1)
(Mortgage Pool)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Retail	141	$1,270,819,193	42.7%	$9,012,902	$246,000,000	76.2%	1.17	x	95.7%	6.187%
Office	18	678,716,052	22.8	37,706,447	139,569,073	54.3	1.29		92.9	6.249
Hotel	49	464,085,541	15.6	9,471,133	27,316,542	70.1	1.12		—	6.696
Multifamily	48	381,425,930	12.8	7,946,374	51,214,000	72.1	1.16		91.9	6.078
Mobile Home Park	5	41,422,020	1.4	8,284,404	32,000,000	70.8	1.23		97.9	6.158
Assisted Living	4	39,000,000	1.3	9,750,000	12,694,118	76.5	1.35		91.1	6.177
Self Storage	7	37,327,013	1.3	5,332,430	9,700,000	72.7	1.23		90.7	6.417
Industrial/Warehouse	6	35,803,721	1.2	5,967,287	11,600,000	76.0	1.17		97.8	5.945
Mixed Use	3	30,337,245	1.0	10,112,415	14,337,245	66.0	1.25		93.3	5.988
Total/Avg/Max/Wtd Avg:	281	$2,978,936,714	100.0%	$10,601,198	$246,000,000	69.5%	1.19	x	94.2%	6.264%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-5

Cut-Off Date Principal Balances
(Mortgage Pool)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 2,000,000	10	$15,845,409	0.5%	$1,584,541	$2,000,000	73.5%	1.21	x	95.2%	6.386%
2,000,001 - 4,000,000	43	122,018,180	4.1	2,837,632	4,000,000	73.1	1.27		95.7	6.195
4,000,001 - 6,000,000	27	131,762,261	4.4	4,880,084	5,960,794	76.3	1.22		95.8	6.306
6,000,001 - 8,000,000	24	163,452,721	5.5	6,810,530	8,000,000	74.1	1.18		96.5	6.292
8,000,001 - 10,000,000	19	179,039,646	6.0	9,423,139	9,992,684	75.0	1.13		96.9	6.383
10,000,001 - 15,000,000	21	253,050,889	8.5	12,050,042	14,894,000	76.0	1.18		94.8	6.159
15,000,001 - 20,000,000	10	175,388,000	5.9	17,538,800	20,000,000	75.2	1.09		91.4	6.377
20,000,001 - 25,000,000	10	219,343,000	7.4	21,934,300	25,000,000	69.2	1.13		93.7	6.308
25,000,001 - 50,000,000	6	200,300,000	6.7	33,383,333	42,000,000	67.0	1.62		94.0	5.982
50,000,001 - 75,000,000	4	233,713,975	7.8	58,428,494	73,600,000	77.0	1.25		96.1	5.930
100,000,001 - 125,000,000	3	342,752,288	11.5	114,250,763	117,399,060	54.3	1.12		92.8	6.361
125,000,001 - 150,000,000	2	283,569,073	9.5	141,784,537	144,000,000	54.3	1.22		88.6	6.242
150,000,001 >=	2	658,701,271	22.1	329,350,636	412,701,271	73.5	1.12		97.8	6.383
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	69.5%	1.19	x	94.2%	6.264%
Average Cut-off Date Principal Balance: $16,458,214

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-6

U/W NCF DSCR
(Mortgage Pool)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	87	$1,954,804,405	65.6%	$22,469,016	$412,701,271	68.9%	1.11	x	94.1%	6.343%
1.20 - 1.29	63	688,820,785	23.1	10,933,663	144,000,000	72.2	1.23		94.5	6.143
1.30 - 1.39	17	190,203,472	6.4	11,188,440	39,000,000	73.2	1.33		91.2	6.082
1.40 - 1.49	8	78,270,429	2.6	9,783,804	52,399,975	72.2	1.42		98.2	6.262
1.50 - 1.59	2	16,265,000	0.5	8,132,500	14,250,000	75.8	1.56		97.4	5.849
1.60 - 1.69	1	2,098,325	0.1	2,098,325	2,098,325	52.2	1.66		100.0	6.145
1.90 - 1.99	1	4,274,298	0.1	4,274,298	4,274,298	46.5	1.90		100.0	5.490
2.00 >=	2	44,200,000	1.5	22,100,000	42,000,000	36.0	3.20		95.1	5.641
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	69.5%	1.19	x	94.2%	6.264%

Weighted Average U/W NCF DSCR:    1.19x

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-7

Occupancy Rates(1)(2)
(Mortgage Pool)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	1	$11,791,808	0.4%	$11,791,808	$11,791,808	66.3%	1.27	x	52.6%	6.312%
65.1 - 70.0	2	8,284,244	0.3	4,142,122	7,417,647	76.4	1.33		66.6	6.179
70.1 - 75.0	4	35,445,100	1.2	8,861,275	20,000,000	66.5	1.24		72.1	5.790
75.1 - 80.0	2	23,230,000	0.8	11,615,000	22,500,000	67.5	1.03		78.1	6.229
80.1 - 85.0	6	37,973,017	1.3	6,328,836	19,100,000	72.6	1.18		83.2	6.296
85.1 - 90.0	17	446,594,245	15.0	26,270,250	139,569,073	61.5	1.18		87.9	6.199
90.1 - 95.0	39	433,017,668	14.5	11,103,017	56,500,000	73.7	1.17		92.7	6.195
95.1 >=	161	1,518,515,093	51.0	9,431,771	246,000,000	70.5	1.23		98.0	6.181
Total/Avg/Max/Wtd Avg:	232	$2,514,851,174	84.4%	$10,839,876	$246,000,000	69.4%	1.21	x	94.2%	6.184%

Weighted Average Occupancy Rate:    94.2%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-8

Remaining Amortization Terms
(Mortgage Pool)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	45	$1,406,910,620	47.2%	$31,264,680	$246,000,000	66.7%	1.28	x	93.7%	6.064%	—
289 - 300	3	12,263,885	0.4	4,087,962	6,400,000	63.9	1.52		94.8	6.088	298
301 - 312	1	2,728,287	0.1	2,728,287	2,728,287	80.2	1.22		94.2	6.130	310
313 - 324	1	5,000,000	0.2	5,000,000	5,000,000	76.6	1.16		96.0	6.770	324
325 - 336	1	3,741,854	0.1	3,741,854	3,741,854	64.5	1.38		100.0	5.930	334
349 - 360	130	1,548,292,069	52.0	11,909,939	412,701,271	72.1	1.11		94.8	6.445	360
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	69.5%	1.19	x	94.2%	6.264%	359

Weighted Average Remaining Amortization Term:    359 months(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date.
(3)	Excludes mortgage loans secured by hospitality properties.
(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-2-9

Mortgage Rates
(Mortgage Pool)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.251 - 5.500	1	$4,274,298	0.1%	$4,274,298	$4,274,298	46.5%	1.90	x	100.0%	5.490%
5.501 - 5.750	10	181,630,966	6.1	18,163,097	73,600,000	66.3	1.72		94.3	5.681
5.751 - 6.000	36	619,232,091	20.8	17,200,891	246,000,000	77.0	1.18		95.6	5.865
6.001 - 6.250	35	611,714,523	20.5	17,477,558	139,569,073	60.0	1.19		92.1	6.191
6.251 - 6.500	70	819,312,101	27.5	11,704,459	144,000,000	72.3	1.18		94.1	6.364
6.501 - 6.750	20	664,605,736	22.3	33,230,287	412,701,271	68.2	1.09		95.5	6.671
6.751 - 7.000	9	78,167,000	2.6	8,685,222	20,838,000	75.5	1.08		96.7	6.865
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	69.5%	1.19	x	94.2%	6.264%

Weighted Average Mortgage Rate:    6.264%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-10

Maturity Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
35.1 - 40.0	2	$46,274,298	1.6%	$23,137,149	$42,000,000	35.6%	3.11	x	96.0%	5.623%
40.1 - 45.0	4	144,567,398	4.9	36,141,850	139,569,073	42.0	1.20		87.3	6.164
45.1 - 50.0	3	235,840,521	7.9	78,613,507	117,399,060	48.1	1.09		95.3	6.388
50.1 - 55.0	6	29,662,648	1.0	4,943,775	9,500,000	53.6	1.30		93.3	6.311
55.1 - 60.0	18	149,798,717	5.0	8,322,151	25,000,000	57.3	1.18		92.8	6.210
60.1 - 65.0	20	256,292,815	8.6	12,814,641	108,926,767	63.4	1.17		91.6	6.398
65.1 - 70.0	36	872,964,593	29.3	24,249,016	412,701,271	66.7	1.15		91.9	6.499
70.1 - 75.0	51	528,689,979	17.7	10,366,470	52,399,975	73.1	1.16		95.9	6.161
75.1 - 80.0	29	631,344,658	21.2	21,770,505	246,000,000	78.4	1.19		96.1	5.989
80.1 - 85.0	3	24,038,114	0.8	8,012,705	9,987,000	84.3	1.11		98.3	6.304
85.1 >=	9	59,462,973	2.0	6,606,997	10,781,058	89.4	1.12		98.8	6.401
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	66.9%	1.19	x	94.2%	6.264%

Weighted Average Maturity Date LTV Ratio:    66.9%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-11

Properties by State(1)
(Mortgage Pool)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
CA	34	$519,455,994	17.4%
VA	8	451,336,211	15.2
NY	23	423,053,448	14.2
TX	35	300,679,274	10.1
FL	24	240,226,522	8.1
GA	12	129,649,524	4.4
NJ	7	104,592,347	3.5
MD	4	82,023,565	2.8
AZ	5	71,527,245	2.4
NC	12	66,889,000	2.2
AL	7	63,585,782	2.1
PA	6	55,558,156	1.9
TN	6	52,340,270	1.8
IL	11	50,087,653	1.7
WA	4	42,820,526	1.4
OH	13	41,226,147	1.4
MI	28	37,884,881	1.3
KY	7	36,687,274	1.2
CT	4	35,543,033	1.2
SC	5	34,557,000	1.2
NV	2	30,075,000	1.0
CO	3	20,550,090	0.7
WI	3	16,117,013	0.5
MA	3	16,000,000	0.5
MN	1	14,894,000	0.5
IN	3	13,066,597	0.4
KS	3	11,031,854	0.4
RI	4	5,000,000	0.2
ME	1	4,500,023	0.2
OK	1	2,800,000	0.1
SD	1	2,728,287	0.1
AR	1	2,450,000	0.1
Total:	281	$2,978,936,714	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-2-12

ANNEX A-3

CERTAIN CHARACTERISTICS OF LOAN GROUP 1

Amortization Types
(Loan Group No. 1)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Amortizing Balloon(2)	106	$1,313,955,144	51.4%	$12,395,803	$412,701,271	71.7%	1.11	x	95.6%	6.504%
Interest Only	37	1,242,133,620	48.6	33,571,179	246,000,000	66.4	1.28		93.8	6.070
Total/Avg/Max/Wtd Avg:	143	$2,556,088,764	100.0%	$17,874,747	$412,701,271	69.1%	1.20	x	94.5%	6.293%

(1)	Excludes mortgage loans secured by hospitality properties.
(2)	Includes mortgage loans, representing 47.7% of the loan group no. 1 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 10.6% of these loans, by balance, have three years or less of interest-only payments.

Annex A-3-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
35.1 - 40.0	1	$42,000,000	1.6%	$42,000,000	$42,000,000	35.6%	3.23	x	95.6%	5.636%
40.1 - 45.0	2	141,769,073	5.5	70,884,537	139,569,073	41.9	1.19		87.1	6.163
45.1 - 50.0	3	122,373,358	4.8	40,791,119	117,399,060	47.0	1.20		95.3	6.224
50.1 - 55.0	4	130,039,786	5.1	32,509,947	116,426,461	52.4	1.03		95.5	6.499
55.1 - 60.0	4	26,680,794	1.0	6,670,199	12,910,000	58.3	1.32		94.7	6.419
60.1 - 65.0	9	179,853,207	7.0	19,983,690	108,926,767	63.5	1.16		90.4	6.308
65.1 - 70.0	16	276,805,228	10.8	17,300,327	144,000,000	67.1	1.23		91.6	6.344
70.1 - 75.0	25	680,926,134	26.6	27,237,045	412,701,271	71.5	1.14		96.3	6.564
75.1 - 80.0	60	791,908,810	31.0	13,198,480	246,000,000	78.6	1.18		96.2	6.043
80.1 >=	19	163,732,374	6.4	8,617,493	21,792,000	86.8	1.09		96.8	6.422
Total/Avg/Max/Wtd Avg:	143	$2,556,088,764	100.0%	$17,874,747	$412,701,271	69.1%	1.20	x	94.5%	6.293%
Weighted Average Cut-off Date LTV Ratio: 69.1%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-2

Original Term to Maturity
(Loan Group No. 1)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	12	$507,982,773	19.9%	$42,331,898	$139,569,073	57.0%	1.22	x	90.6%	6.248%	60
73 - 84	3	31,260,794	1.2	10,420,265	19,100,000	70.1	1.26		87.1	6.149	84
85 - 108	1	144,000,000	5.6	144,000,000	144,000,000	66.3	1.27		90.1	6.312	85
109 - 120	118	1,750,688,197	68.5	14,836,341	412,701,271	73.4	1.14		96.5	6.302	120
121 - 144	6	68,850,000	2.7	11,475,000	42,000,000	49.5	2.48		96.3	5.965	121
169 - 180	3	53,307,000	2.1	17,769,000	20,838,000	75.5	1.04		96.2	6.880	180
Total/Avg/Max/Wtd Avg:	143	$2,556,088,764	100.0%	$17,874,747	$412,701,271	69.1%	1.20	x	94.5%	6.293%	107
Weighted Average Original Term to Maturity: 107 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-3

Remaining Term to Maturity
(Loan Group No. 1)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
<= 48	4	$11,687,898	0.5%	$2,921,975	$3,746,984	85.9%	1.21	x	100.0%	6.300%	48
49 - 60	8	496,294,875	19.4	62,036,859	139,569,073	56.3	1.22		90.3	6.247	58
73 - 84	4	175,260,794	6.9	43,815,199	144,000,000	67.0	1.27		89.6	6.283	84
85 - 108	3	29,824,847	1.2	9,941,616	10,781,058	85.3	1.20		100.0	6.191	108
109 - 120	116	1,731,363,350	67.7	14,925,546	412,701,271	73.2	1.14		96.4	6.302	119
121 - 144	5	58,350,000	2.3	11,670,000	42,000,000	45.6	2.68		96.2	5.962	121
169 - 180	3	53,307,000	2.1	17,769,000	20,838,000	75.5	1.04		96.2	6.880	179
Total/Avg/Max/Wtd Avg:	143	$2,556,088,764	100.0%	$17,874,747	$412,701,271	69.1%	1.20	x	94.5%	6.293%	105
Weighted Average Remaining Term to Maturity: 105 months

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 1)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Retail	141	$1,270,819,192	49.7%	$9,012,902	$246,000,000	76.2%	1.17	x	95.7%	6.187%
Office	18	678,716,052	26.6	37,706,447	139,569,073	54.3	1.29		92.9	6.249
Hotel	49	464,085,541	18.2	9,471,133	27,316,542	70.1	1.12		—	6.696
Assisted Living	4	39,000,000	1.5	9,750,000	12,694,118	76.5	1.35		91.1	6.177
Self Storage	7	37,327,013	1.5	5,332,430	9,700,000	72.7	1.23		90.7	6.417
Industrial/Warehouse	6	35,803,721	1.4	5,967,287	11,600,000	76.0	1.17		97.8	5.945
Mixed Use	3	30,337,245	1.2	10,112,415	14,337,245	66.0	1.25		93.3	5.988
Total/Avg/Max/Wtd Avg:	228	$2,556,088,764	100.0%	$11,210,916	$246,000,000	69.1%	1.20	x	94.6%	6.293%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-5

Cut-Off Date Principal Balances
(Loan Group No. 1)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 2,000,000	9	$13,985,409	0.5%	$1,553,934	$2,000,000	73.4%	1.21	x	94.6%	6.330%
2,000,001 - 4,000,000	31	89,367,404	3.5	2,882,819	4,000,000	73.7	1.29		96.0	6.179
4,000,001 - 6,000,000	22	107,312,261	4.2	4,877,830	5,960,794	76.6	1.22		96.4	6.262
6,000,001 - 8,000,000	20	133,152,721	5.2	6,657,636	7,500,000	75.4	1.16		97.1	6.317
8,000,001 - 10,000,000	17	160,819,473	6.3	9,459,969	9,992,684	74.8	1.13		97.5	6.418
10,000,001 - 15,000,000	18	215,550,889	8.4	11,975,049	14,894,000	75.7	1.17		95.1	6.187
15,000,001 - 20,000,000	8	139,148,000	5.4	17,393,500	19,100,000	76.0	1.08		93.7	6.499
20,000,001 - 25,000,000	4	91,130,000	3.6	22,782,500	25,000,000	70.7	1.11		95.0	6.531
25,000,001 - 50,000,000	4	138,100,000	5.4	34,525,000	42,000,000	63.3	1.86		93.5	5.988
50,000,001 - 75,000,000	3	182,499,975	7.1	60,833,325	73,600,000	78.2	1.27		97.3	5.943
100,000,001 - 125,000,000	3	342,752,288	13.4	114,250,763	117,399,060	54.3	1.12		92.8	6.361
125,000,001 - 150,000,000	2	283,569,073	11.1	141,784,537	144,000,000	54.3	1.22		88.6	6.242
150,000,001 >=	2	658,701,271	25.8	329,350,636	412,701,271	73.5	1.12		97.8	6.383
Total/Avg/Max/Wtd Avg:	143	$2,556,088,764	100.0%	$17,874,747	$412,701,271	69.1%	1.20	x	94.5%	6.293%
Average Cut-off Date Principal Balance: $17,874,747

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-6

U/W NCF DSCR
(Loan Group No. 1)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	72	$1,738,380,232	68.0%	$24,144,170	$412,701,271	68.3%	1.11	x	94.6%	6.371%
1.20 - 1.29	48	561,082,029	22.0	11,689,209	144,000,000	73.0	1.24		95.0	6.160
1.30 - 1.39	12	132,062,468	5.2	11,005,206	39,000,000	74.7	1.33		89.8	6.089
1.40 - 1.49	6	71,976,412	2.8	11,996,069	52,399,975	72.1	1.42		98.2	6.283
1.50 - 1.59	1	2,015,000	0.1	2,015,000	2,015,000	52.1	1.55		100.0	6.180
1.60 - 1.69	1	2,098,325	0.1	2,098,325	2,098,325	52.2	1.66		100.0	6.145
1.90 - 1.99	1	4,274,298	0.2	4,274,298	4,274,298	46.5	1.90		100.0	5.490
2.00 >=	2	44,200,000	1.7	22,100,000	42,000,000	36.0	3.20		95.1	5.641
Total/Avg/Max/Wtd Avg:	143	$2,556,088,764	100.0%	$17,874,747	$412,701,271	69.1%	1.20	x	94.5%	6.293%
Weighted Average U/W NCF DSCR: 1.20x

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-7

Occupancy Rates(1)(2)
(Loan Group No. 1)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	1	$11,791,808	0.5%	$11,791,808	$11,791,808	66.3%	1.27	x	52.6%	6.312%
65.1 - 70.0	2	8,284,244	0.3	4,142,122	7,417,647	76.4	1.33		66.6	6.179
70.1 - 75.0	2	15,050,000	0.6	7,525,000	12,500,000	67.8	1.29		70.8	5.918
80.1 - 85.0	5	35,045,013	1.4	7,009,003	19,100,000	72.1	1.17		83.4	6.262
85.1 - 90.0	14	399,344,244	15.6	28,524,589	139,569,073	59.5	1.20		87.8	6.238
90.1 - 95.0	23	260,715,844	10.2	11,335,471	56,500,000	73.8	1.17		92.9	6.253
95.1 >=	132	1,361,772,071	53.3	10,316,455	246,000,000	70.6	1.23		98.0	6.185
Total/Avg/Max/Wtd Avg:	179	$2,092,003,223	81.8%	$11,687,169	$246,000,000	68.9%	1.21	x	94.6%	6.204%
Weighted Average Occupancy Rate: 94.6%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-8

Remaining Amortization Terms
(Loan Group No. 1)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	37	$1,242,133,620	48.6%	$33,571,179	$246,000,000	66.4%	1.28	x	93.8%	6.070%	—
289 - 300.	3	12,263,885	0.5	4,087,962	6,400,000	63.9	1.52		94.8	6.088	298
301 - 312.	1	2,728,287	0.1	2,728,287	2,728,287	80.2	1.22		94.2	6.130	310
325 - 336.	1	3,741,854	0.1	3,741,854	3,741,854	64.5	1.38		100.0	5.930	334
349 - 360.	101	1,295,221,119	50.7	12,823,971	412,701,271	71.7	1.11		95.6	6.510	360
Total/Avg/Max/Wtd Avg:	43	$2,556,088,764	100.0%	$17,874,747	$412,701,271	69.1%	1.20	x	94.5%	6.293%	359
Weighted Average Remaining Amortization Term: 359 months(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date.
(3)	Excludes mortgage loans secured by hospitality properties.
(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-3-9

Mortgage Rates
(Loan Group No. 1)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.251 - 5.500	1	$4,274,298	0.2%	$4,274,298	$4,274,298	46.5%	1.90	x	100.0%	5.490%
5.501 - 5.750	7	149,830,966	5.9	21,404,424	73,600,000	65.5	1.82		97.1	5.680
5.751 - 6.000	27	479,379,682	18.8	17,754,803	246,000,000	77.3	1.18		96.4	5.870
6.001 - 6.250	22	425,071,176	16.6	19,321,417	139,569,073	55.9	1.20		91.5	6.198
6.251 - 6.500	64	779,872,910	30.5	12,185,514	144,000,000	72.4	1.18		94.1	6.362
6.501 - 6.750	17	654,852,732	25.6	38,520,749	412,701,271	68.1	1.09		95.6	6.672
6.751 - 7.000	5	62,807,000	2.5	12,561,400	20,838,000	75.5	1.06		96.8	6.879
Total/Avg/Max/Wtd Avg:	143	$2,556,088,764	100.0%	$17,874,747	$412,701,271	69.1%	1.20	x	94.5%	6.293%
Weighted Average Mortgage Rate: 6.293%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
35.1 - 40.0	2	$46,274,298	1.8%	$23,137,149	$42,000,000	35.6%	3.11	x	96.0%	5.623%
40.1 - 45.0	4	144,567,398	5.7	36,141,850	139,569,073	42.0	1.20		87.3	6.164
45.1 - 50.0	3	235,840,521	9.2	78,613,507	117,399,060	48.1	1.09		95.3	6.388
50.1 - 55.0	5	27,012,648	1.1	5,402,530	9,500,000	53.8	1.32		92.7	6.283
55.1 - 60.0	13	98,623,717	3.9	7,586,440	25,000,000	57.2	1.18		96.2	6.319
60.1 - 65.0	14	222,928,625	8.7	15,923,473	108,926,767	63.6	1.16		90.9	6.403
65.1 - 70.0	24	724,500,836	29.0	30,937,535	412,701,271	66.7	1.15		91.7	6.552
70.1 - 75.0	38	337,744,975	13.2	8,888,026	52,399,975	72.8	1.18		97.7	6.251
75.1 - 80.0	28	617,094,658	24.1	22,039,095	246,000,000	78.3	1.18		96.1	5.994
80.1 - 85.0	3	24,038,114	0.9	8,012,705	9,987,000	84.3	1.11		98.3	6.304
85.1 >=	9	59,462,973	2.3	6,606,997	10,781,058	89.3	1.12		98.8	6.401
Total/Avg/Max/Wtd Avg:	143	$2,556,088,764	100.0%	$17,874,747	$412,701,271	66.6%	1.20	x	94.5%	6.293%
Weighted Average Maturity Date LTV Ratio: 66.6%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-11

Properties by State(1)
(Loan Group No. 1)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
CA	18	$453,842,994	17.8%
VA	8	451,336,211	17.7
NY	20	392,503,448	15.4
TX	25	214,102,749	8.4
FL	23	189,012,522	7.4
NJ	6	84,592,347	3.3
MD	4	82,023,565	3.2
GA	9	65,174,524	2.5
AL	7	63,585,782	2.5
NC	11	62,714,000	2.5
TN	6	52,340,270	2.0
PA	5	52,064,140	2.0
IL	11	50,087,653	2.0
WA	4	42,820,526	1.7
MI	28	37,884,881	1.5
CT	4	35,543,033	1.4
SC	5	34,557,000	1.4
KY	5	33,687,274	1.3
NV	2	30,075,000	1.2
AZ	2	21,537,245	0.8
CO	3	20,550,090	0.8
WI	3	16,117,013	0.6
OH	8	16,065,738	0.6
MN	1	14,894,000	0.6
MA	2	13,200,000	0.5
KS	3	11,031,854	0.4
IN	2	5,066,597	0.2
ME	1	4,500,023	0.2
SD	1	2,728,287	0.1
AR	1	2,450,000	0.1
Total:	228	$2,556,088,764	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-3-12

ANNEX A-4

CERTAIN CHARACTERISTICS OF LOAN GROUP 2

Amortization Types
(Loan Group No. 2)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Amortizing Balloon(1)	30	$258,070,950	61.0%	$8,602,365	$32,000,000	74.0%	1.13	x	92.3%	6.124%
Interest Only	8	164,777,000	39.0	20,597,125	51,214,000	68.8	1.23		92.9	6.025
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	72.0%	1.17	x	92.5%	6.086%

(1)	Includes mortgage loans, representing 54.0% of the loan group no. 2 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 45.1% of these loans, by balance, have three years or less of interest-only payments.

Annex A-4-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
50.1 - 55.0	1	$2,650,000	0.6%	$2,650,000	$2,650,000	54.1%	1.06	x	100.0%	6.600%
55.1 - 60.0	1	20,700,000	4.9	20,700,000	20,700,000	55.6	1.20		100.0	6.167
60.1 - 65.0	4	20,625,000	4.9	5,156,250	8,000,000	62.1	1.28		96.6	6.311
65.1 - 70.0	6	90,775,000	21.5	15,129,167	22,500,000	67.1	1.14		84.5	6.118
70.1 - 75.0	11	145,526,190	34.4	13,229,654	51,214,000	72.5	1.19		95.3	6.026
75.1 - 80.0	15	142,571,760	33.7	9,504,784	30,200,000	78.6	1.15		93.0	6.072
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	72.0%	1.17	x	92.5%	6.086%
Weighted Average Cut-off Date LTV Ratio: 72.0%

Annex A-4-2

Original Term to Maturity
(Loan Group No. 2)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	7	$114,388,000	27.1%	$16,341,143	$23,900,000	71.9%	1.17	x	93.1%	6.147%	60
73 - 84	3	17,228,004	4.1	5,742,668	7,200,000	69.4	1.36		90.9	6.243	84
109 - 120	27	285,381,946	67.5	10,569,702	51,214,000	72.0	1.16		92.4	6.036	120
121 - 144	1	5,850,000	1.4	5,850,000	5,850,000	78.0	1.20		93.3	6.850	121
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	72.0%	1.17	x	92.5%	6.086%	102
Weighted Average Original Term to Maturity: 102 months

Annex A-4-3

Remaining Term to Maturity
(Loan Group No. 2)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	7	$114,388,000	27.1%	$16,341,143	$23,900,000	71.9%	1.17	x	93.1%	6.147%	58
73 - 84	3	17,228,004	4.1	5,742,668	7,200,000	69.4	1.36		90.9	6.243	83
109 - 120	27	285,381,946	67.5	10,569,702	51,214,000	72.0	1.16		92.4	6.036	118
121 - 144	1	5,850,000	1.4	5,850,000	5,850,000	78.0	1.20		93.3	6.850	121
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	72.0%	1.17	x	92.5%	6.086%	100
Weighted Average Remaining Term to Maturity: 100 months

Annex A-4-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 2)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Multifamily	48	$381,425,930	90.2%	$7,946,374	$51,214,000	72.1%	1.16	x	91.9%	6.078%
Mobile Home Park	5	41,422,020	9.8	8,284,404	32,000,000	70.8	1.23		97.9	6.158
Total/Avg/Max/Wtd Avg:	53	$422,847,950	100.0%	$7,978,263	$51,214,000	72.0%	1.17	x	92.5%	6.086%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-5

Cut-Off Date Principal Balances
(Loan Group No. 2)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 2,000,000	1	$1,860,000	0.4%	$1,860,000	$1,860,000	74.4%	1.21	x	100.0%	6.810%
2,000,001 - 4,000,000	12	32,650,776	7.7	2,720,898	3,494,017	71.5	1.24		94.7	6.239
4,000,001 - 6,000,000	5	24,450,000	5.8	4,890,000	5,850,000	74.8	1.19		93.3	6.496
6,000,001 - 8,000,000	4	30,300,000	7.2	7,575,000	8,000,000	68.0	1.29		94.1	6.186
8,000,001 - 10,000,000	2	18,220,174	4.3	9,110,087	9,220,174	76.6	1.15		92.0	6.074
10,000,001 - 15,000,000	3	37,500,000	8.9	12,500,000	14,250,000	77.6	1.26		93.5	5.999
15,000,001 - 20,000,000	2	36,240,000	8.6	18,120,000	20,000,000	71.9	1.12		82.7	5.905
20,000,001 - 25,000,000	6	128,213,000	30.3	21,368,833	23,900,000	68.1	1.15		93.0	6.151
25,000,001 - 50,000,000	2	62,200,000	14.7	31,100,000	32,000,000	75.2	1.10		95.0	5.969
50,000,001 - 75,000,000	1	51,214,000	12.1	51,214,000	51,214,000	73.0	1.15		91.6	5.883
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	72.0%	1.17	x	92.5%	6.086%
Average Cut-off Date Principal Balance: $11,127,578

Annex A-4-6

U/W NCF DSCR
(Loan Group No. 2)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 1.19	15	$216,424,174	51.2%	$14,428,278	$51,214,000	74.0%	1.07	x	91.4%	6.122%
1.20 - 1.29	15	127,738,756	30.2	8,515,917	32,000,000	68.6	1.21		92.8	6.069
1.30 - 1.39	5	58,141,004	13.7	11,628,201	20,538,000	69.9	1.33		94.3	6.066
1.40 - 1.49	2	6,294,017	1.5	3,147,008	3,494,017	73.0	1.41		97.8	6.015
1.50 - 1.59	1	14,250,000	3.4	14,250,000	14,250,000	79.2	1.56		97.0	5.802
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	72.0%	1.17	x	92.5%	6.086%
Weighted Average U/W NCF DSCR: 1.17x

Annex A-4-7

Occupancy Rates(1)
(Loan Group No. 2)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
70.1 - 75.0	2	$20,395,100	4.8%	$10,197,550	$20,000,000	65.6%	1.20x	73.0%	5.695%
75.1 - 80.0	2	23,230,000	5.5	11,615,000	22,500,000	67.5	1.03	78.1	6.229
80.1 - 85.0	1	2,928,004	0.7	2,928,004	2,928,004	77.5	1.38	80.9	6.710
85.1 - 90.0	3	47,250,000	11.2	15,750,000	30,200,000	78.6	1.04	89.1	5.873
90.1 - 95.0	16	172,301,824	40.7	10,768,864	51,214,000	73.5	1.16	92.3	6.107
95.1 >=	29	156,743,023	37.1	5,404,932	32,000,000	69.7	1.24	98.6	6.144
Total/Avg/Max/Wtd Avg:	53	$422,847,950	100.0%	$7,978,263	$51,214,000	72.0%	1.17x	92.5%	6.086%
Weighted Average Occupancy Rate: 92.5%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-8

Remaining Amortization Terms
(Loan Group No. 2)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(3)
Interest Only(2)	8	$164,777,000	39.0%	$20,597,125	$51,214,000	68.8%	1.23	x	92.9%	6.025%	—
313 - 324	1	5,000,000	1.2	5,000,000	5,000,000	76.6	1.16		96.0	6.770	324
349 - 360	29	253,070,950	59.8	8,726,584	32,000,000	73.9	1.13		92.2	6.112	360
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	72.0%	1.17	x	92.5%	6.086%	359
Weighted Average Remaining Amortization Term: 359 months(3)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date.
(3)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-4-9

Mortgage Rates
(Loan Group No. 2)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
5.501 - 5.750	3	$31,800,000	7.5%	$10,600,000	$20,000,000	70.4%	1.23	x	80.8%	5.686%
5.751 - 6.000	9	139,852,409	33.1	15,539,157	51,214,000	76.0	1.18		92.9	5.849
6.001 - 6.250	13	186,643,347	44.1	14,357,181	32,000,000	69.5	1.15		93.5	6.176
6.251 - 6.500	6	39,439,190	9.3	6,573,198	11,250,000	69.4	1.16		94.0	6.410
6.501 - 6.750	3	9,753,004	2.3	3,251,001	4,175,000	70.5	1.21		94.3	6.620
6.751 - 7.000	4	15,360,000	3.6	3,840,000	5,850,000	75.7	1.16		96.1	6.809
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	72.0%	1.17	x	92.5%	6.086%
Weighted Average Mortgage Rate: 6.086%

Annex A-4-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
50.1 - 55.0	1	$2,650,000	0.6%	$2,650,000	$2,650,000	51.0%	1.06	x	100.0%	6.600%
55.1 - 60.0	5	51,175,000	12.1	10,235,000	20,700,000	57.4	1.20		87.3	6.000
60.1 - 65.0	6	33,364,190	7.9	5,560,698	9,220,174	62.2	1.22		96.3	6.360
65.1 - 70.0	12	130,463,756	30.9	10,871,980	32,000,000	66.8	1.16		92.4	6.194
70.1 - 75.0	13	190,945,004	45.2	14,688,077	51,214,000	73.6	1.13		92.9	6.001
75.1 - 80.0	1	14,250,000	3.4	14,250,000	14,250,000	79.2	1.56		97.0	5.802
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	68.7%	1.17	x	92.5%	6.086%
Weighted Average Maturity Date LTV Ratio: 68.7%

Annex A-4-11

Properties by State(1)
(Loan Group No. 2)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
TX	10	$86,576,524	20.5%
CA	16	65,613,000	15.5
GA	3	64,475,000	15.2
FL	1	51,214,000	12.1
AZ	3	49,990,000	11.8
NY	3	30,550,000	7.2
OH	5	25,160,409	6.0
NJ	1	20,000,000	4.7
IN	1	8,000,000	1.9
RI	4	5,000,000	1.2
NC	1	4,175,000	1.0
PA	1	3,494,017	0.8
KY	2	3,000,000	0.7
MA	1	2,800,000	0.7
OK	1	2,800,000	0.7
Total:	53	$422,847,950	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-12

ANNEX A-5

CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

A-5-1

                   LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6

                                                                       ORIGINAL          REMAINING
CONTROL   FOOTNOTE                                                   INTEREST-ONLY     INTEREST-ONLY      AMORTIZATION
  NO.       NO.                     PROPERTY NAME                    PERIOD (MOS.)     PERIOD (MOS.)         TYPE
----------------------------------------------------------------------------------------------------------------------------

   1         1     Innkeepers Portfolio                                     60                 59     Interest-Only, Balloon
                   PECO Portfolio                                                                     Interest-Only, Balloon
   2A              PECO Portfolio - Henrietta Plaza                         60                 59     Interest-Only, Balloon
   2B              PECO Portfolio - Thompson Square Mall                    61                 61     Interest-Only, Balloon
   2C              PECO Portfolio - Tops Plaza - Cortland Staples           60                 59     Interest-Only, Balloon
   2D              PECO Portfolio - Tops Plaza - Depew                      60                 59     Interest-Only, Balloon
   2E              PECO Portfolio - Tops Plaza - Erie                       60                 59     Interest-Only, Balloon
   2F              PECO Portfolio - Shoppes at Citiside                     60                 59     Interest-Only, Balloon
   2G              PECO Portfolio - Turfway Plaza                           60                 59     Interest-Only, Balloon
   2H              PECO Portfolio - Eastwood Shopping Center                60                 59     Interest-Only, Balloon
   2I              PECO Portfolio - University Plaza - Amherst              61                 61     Interest-Only, Balloon
   2J              PECO Portfolio - Montgomery Commons                      60                 59     Interest-Only, Balloon
   2K              PECO Portfolio - Lake Olympia Square                     60                 59     Interest-Only, Balloon
   2L              PECO Portfolio - Cedar Springs Crossing                  60                 59     Interest-Only, Balloon
   2M              PECO Portfolio - Indian Hills                            60                 59     Interest-Only, Balloon
   2N              PECO Portfolio - D&F Plaza                               60                 59     Interest-Only, Balloon
   2O              PECO Portfolio - Columbia Promenade                      60                 59     Interest-Only, Balloon
   2P              PECO Portfolio - Holly Springs Plaza                     60                 59     Interest-Only, Balloon
   2Q              PECO Portfolio - Redbud Commons                          61                 61     Interest-Only, Balloon
   2R              PECO Portfolio - Bi-Lo Center - Asheville                61                 61     Interest-Only, Balloon
   2S              PECO Portfolio - Habersham Village                       60                 59     Interest-Only, Balloon
   2T              PECO Portfolio - Cox Creek                               60                 59     Interest-Only, Balloon
   2U              PECO Portfolio - Bridgewater Marketplace                 60                 59     Interest-Only, Balloon
   2V              PECO Portfolio - Kensington Place                        60                 59     Interest-Only, Balloon
   2W              PECO Portfolio - Crestview Corners                       60                 59     Interest-Only, Balloon
   2X              PECO Portfolio - Delavan Plaza                           60                 59     Interest-Only, Balloon
   2Y              PECO Portfolio - Westdale Plaza                          60                 59     Interest-Only, Balloon
   2Z              PECO Portfolio - Southside Plaza                         60                 59     Interest-Only, Balloon
  2AA              PECO Portfolio - Richardson Plaza                        60                 59     Interest-Only, Balloon
  2AB              PECO Portfolio - North Aiken Bi-Lo Center                61                 61     Interest-Only, Balloon
  2AC              PECO Portfolio - Tellico Plaza                           60                 59     Interest-Only, Balloon
  2AD              PECO Portfolio - Pulaski Plaza                           60                 59     Interest-Only, Balloon
  2AE              PECO Portfolio - Concord Crossing                        60                 59     Interest-Only, Balloon
  2AF              PECO Portfolio - Lakeview Plaza                          60                 59     Interest-Only, Balloon
  2AG              PECO Portfolio - Houston Square                          60                 59     Interest-Only, Balloon
  2AH              PECO Portfolio - Squirewood Village                      60                 59     Interest-Only, Balloon
  2AI              PECO Portfolio - Eastridge Crossing                      61                 61     Interest-Only, Balloon
  2AJ              PECO Portfolio - Silver Hill                             60                 59     Interest-Only, Balloon
  2AK              PECO Portfolio - South Main Street Plaza                 60                 59     Interest-Only, Balloon
  2AL              PECO Portfolio - Irving West                             60                 59     Interest-Only, Balloon
  2AM              PECO Portfolio - Palmetto Crossroads                     60                 59     Interest-Only, Balloon
   3         2     Potomac Mills                                           120                119     Interest-Only
   4         3     Och-Ziff Retail Portfolio                                85                 84     Interest-Only
   5         4     One Sansome Street                                       60                 58     Interest-Only
   6         5     100 Wall Street                                          60                 58     Interest-Only
   7         6     McCandless Towers                                        60                 58     Interest-Only, Balloon
   8         7     Greensboro Park                                          60                 58     Interest-Only
   9         8     Islandia Shopping Center                                120                119     Interest-Only
   10        9     Westview Shopping Center                                120                118     Interest-Only
   11       10     One Fair Oaks Plaza                                      60                 58     Interest-Only
   12              Riverchase Apartments                                   120                117     Interest-Only
   13              707 Broad Street                                        121                121     Interest-Only
   14       11     Texas SLC Portfolio                                      60                 57     Interest-Only
   15              Bayview Community                                        60                 58     Interest-Only, Balloon
   16       12     Irish Hills Plaza                                       120                118     Interest-Only
   17              Barons Apartments                                        60                 58     Interest-Only, Balloon
   18              Lakeland Town Center                                    120                118     Interest-Only
   19              31 West 47th Street                                      60                 60     Interest-Only, Balloon
   20       13     Greenhouse on Holcomb Bridge                             36                 34     Interest-Only, Balloon
   21       14     Dolce Norwalk                                            24                 23     Interest-Only, Balloon
   22       15     Bear Canyon                                              60                 59     Interest-Only
   23       16     Portsmouth Station Shopping Center                       60                 59     Interest-Only, Balloon
   24              170-178 Thompson Street                                 120                119     Interest-Only
   25              Los Angeles Multifamily Portfolio II                     60                 55     Interest-Only
   26              Camelot at Northlake                                    120                119     Interest-Only
   27       17     Highland Parc                                            36                 35     Interest-Only, Balloon
   28       18     Washington Square Apartments                             36                 35     Interest-Only, Balloon
   29       19     Bradford Plaza                                           35                 34     Interest-Only, Balloon
   30       20     SawGrass Landing                                         60                 60     Interest-Only, Balloon
   31              Spring Valley Town Center                                60                 59     Interest-Only, Balloon
   32       21     Waxahachie Towne Center                                  60                 60     Interest-Only, Balloon
   33              Forest Ridge                                             60                 58     Interest-Only, Balloon
   34              Tower Square Retail                                      60                 59     Interest-Only, Balloon
   35              Hickory Grove                                            60                 59     Interest-Only, Balloon
   36              Casa Grande Palm Center                                   0                  0     Balloon
   37              Fox and Hounds Apartments                                60                 59     Interest-Only
   38              237 West 37th Street                                    120                120     Interest-Only
   39       22     The Annex - Las Vegas Outlet Center                      60                 56     Interest-Only
   40              Walgreens & Schnucks Anchored Shopping Center            36                 36     Interest-Only, Balloon
   41              Pecan Valley Apartments                                  60                 53     Interest-Only, Balloon
   42       23     Marketplace at Frankford                                120                118     Interest-Only
   43              28-32 West 36th Street                                  120                118     Interest-Only
   44              Grand Prairie Home Depot                                 60                 60     Interest-Only, Balloon
   45              Lohman's Crossing                                        60                 58     Interest-Only, Balloon
   46              1450 10th Street                                        120                118     Interest-Only
   47       24     Hampton Inn Memphis Southwind                             0                  0     Balloon
   48              Paradise Vista Apartments                                24                 23     Interest-Only, Balloon
   49              Addison Tower                                            60                 59     Interest-Only, Balloon
   50              Citizens Portfolio 3                                    120                108     Interest-Only
   51              Harbor Plaza Shopping Center                            121                118     Interest-Only
   52              Belvedere Plaza                                          60                 58     Interest-Only, Balloon
   53       25     Homewood Suites Memphis Southwind                         0                  0     Balloon
   54              Extra Space Storage                                      60                 60     Interest-Only, Balloon
   55              Citizens Portfolio 2                                    120                108     Interest-Only
   56              29 Commonwealth Ave                                      60                 60     Interest-Only, Balloon
   57              315-321 6th Avenue                                      120                119     Interest-Only
   58              Citizens Portfolio 1                                    120                108     Interest-Only
   59              Dolphin Landing                                           0                  0     Balloon
   60              Torrance Self Storage                                    36                 36     Interest-Only, Balloon
   61              Town Park Apartments                                     60                 57     Interest-Only, Balloon
   62              Bristol Square Apts                                      48                 46     Interest-Only, Balloon
   63              Los Angeles Multifamily Portfolio I                      60                 55     Interest-Only
   64              South Plaza                                              37                 37     Interest-Only, Balloon
   65              Thunderbird Square                                       60                 57     Interest-Only, Balloon
   66              128 West 13th Street                                     84                 83     Interest-Only
   67              Willowind Apartments                                     24                 22     Interest-Only, Balloon
   68              13020 Yukon Avenue                                        0                  0     Balloon
   69              Moorpark Grove Shopping Center                           36                 35     Interest-Only, Balloon
   70              South Road Square                                        24                 24     Interest-Only, Balloon
   71              Barclay Place Shopping Center                            60                 58     Interest-Only, Balloon
   72              Mercede Park                                             84                 82     Interest-Only, Balloon
   73              403 East 91st Street                                    120                118     Interest-Only
   74              Holiday Inn Express - Hillcroft                           0                  0     Balloon
   75              1523 Elizabeth                                           36                 35     Interest-Only, Balloon
   76       26     Kessler Hills Shopping Center                             0                  0     Balloon
   77              Sun Forest Apartments                                    49                 49     Interest-Only, Balloon
   78              Walgreens - Little Egg Harbor                           120                117     Interest-Only
   79              South City Center                                        24                 24     Interest-Only, Balloon
   80              221 Progress Parkway                                      0                  0     Balloon
   81              NorthPointe                                              36                 36     Interest-Only, Balloon
   82              Walgreens - Barnegat                                    120                120     Interest-Only
   83              224 East Olive Street                                   120                116     Interest-Only
   84       27     Sunridge Apartments                                      24                 22     Interest-Only, Balloon
   85              Franklin Properties Apartments                            0                  0     Balloon
   86              Loop 1604 Self Storage                                   25                 25     Interest-Only, Balloon
   87              The Ice House Office Building                             0                  0     Balloon
   88              Cross Creek Apartments                                   48                 46     Interest-Only, Balloon
   89              Walgreen's Bronx                                          0                  0     Balloon
   90              CVS Rockville                                           120                118     Interest-Only
   91              Dogwood Creek Apartments                                  0                  0     Balloon
   92              Champion Forest Self Storage                             48                 47     Interest-Only, Balloon
   93       28     North Parkway Mini Storage                               24                 23     Interest-Only, Balloon
   94              Citizens Portfolio 6                                     60                 48     Interest-Only
   95              Walgreens Wichita                                         0                  0     Balloon
   96              Nine West Jamaica                                       120                119     Interest-Only
   97              331 State Road Plaza                                     36                 36     Interest-Only, Balloon
   98              South Elm Plaza                                          36                 34     Interest-Only, Balloon
   99       29     Ryan Road Self Storage                                    0                  0     Balloon
  100              Palm City Mobile Home Park                                0                  0     Balloon
  101       30     Our Town Shopping Center                                 48                 48     Interest-Only, Balloon
  102              Southwood Village                                        48                 46     Interest-Only, Balloon
  103              Tractor Supply Lubbock                                  120                119     Interest-Only
  104              Skyline Building                                         60                 57     Interest-Only
  105              Imperial Mobile Home Park & Clarks Run Portfolio         24                 21     Interest-Only, Balloon
  106              Citizens Portfolio 16                                    60                 48     Interest-Only
  107              Blessing Mobile Home Park                                 0                  0     Balloon
  108              4931 Riverside Drive                                      0                  0     Balloon
  109              Cottages at Northern Hills                               36                 33     Interest-Only, Balloon
  110              1738 House Apartments                                    24                 19     Interest-Only, Balloon
  111              Olivera Industrial                                       24                 24     Interest-Only, Balloon
  112              Citizens Portfolio 29                                    60                 48     Interest-Only
  113              Dakota Marketplace                                        0                  0     Balloon
  114              Park Place Apartments                                    24                 24     Interest-Only, Balloon
  115              363 Ocean Parkway                                        60                 60     Interest-Only, Balloon
  116              Sendera Pointe                                            0                  0     Balloon
  117              Wellington Apartments                                    60                 56     Interest-Only, Balloon
  118              Tractor Supply Granbury                                 120                119     Interest-Only
  119       31     Lock-Ur-Own Self Storage                                 24                 22     Interest-Only, Balloon
  120              Tradewinds                                                0                  0     Balloon
  121       32     3M Bentonville Office/Warehouse                          61                 61     Interest-Only, Balloon
  122              The Shoppes at Kettering Pointe                          36                 35     Interest-Only, Balloon
  123              Whitsett Apartments                                      36                 36     Interest-Only, Balloon
  124              Surrey Park Apartments                                   48                 46     Interest-Only, Balloon
  125              Hidden Creek Apartments                                   0                  0     Balloon
  126              Gateway Retail                                            0                  0     Balloon
  127              One Westgate                                             42                 41     Interest-Only, Balloon
  128              Newport Plaza                                           120                116     Interest-Only
  129              Citizens Portfolio 8                                     60                 48     Interest-Only
  130              Tractor Supply Carthage                                 120                117     Interest-Only
  131              Walgreens San Antonio                                     0                  0     Balloon
  132              West Oaks Retail Center                                  36                 35     Interest-Only, Balloon
  133              RBC Centura Bank                                         60                 58     Interest-Only, Balloon
  134              Merrick Crossing                                         25                 25     Interest-Only, Balloon
  135              Armenia Professional                                     36                 35     Interest-Only, Balloon
  136              Rainforest Village                                       12                 12     Interest-Only, Balloon
  137              Louisiana Purchase Center                                 0                  0     Balloon
  138              Flyer Shoppes                                            36                 35     Interest-Only, Balloon
  139              335 Oxford Street                                         0                  0     Balloon
  140              Family Dollar Portfolio                                   0                  0     Balloon
  141              Shoppes of Moyock                                        36                 36     Interest-Only, Balloon
  142              Englewood Crossing                                       36                 35     Interest-Only, Balloon
  143              Pompano Center                                           24                 23     Interest-Only, Balloon

                                                                             ORIGINAL        REMAINING            REMAINING
CONTROL       ANTICIPATED      MATURITY       MORTGAGE      AMORTIZATION     SEASONING        TERM TO         LOCKOUT/DEFEASANCE
  NO.        REPAYMENT DATE     DATE           RATE(%)       TERM (MOS.)      (MOS.)        MATURITY (MOS.)      PERIOD (MOS.)
--------------------------------------------------------------------------------------------------------------------------------

   1                 N/A      7/9/2017         6.71250              360              1               119                 116
                     N/A      7/11/2017        6.44998              360                              119                 113
   2A                N/A      7/11/2017        6.38000              360              1               119                 113
   2B                N/A      7/11/2017        6.71000              360              0               119                 113
   2C                N/A      7/11/2017        6.38000              360              1               119                 113
   2D                N/A      7/11/2017        6.38000              360              1               119                 113
   2E                N/A      7/11/2017        6.38000              360              1               119                 113
   2F                N/A      7/11/2017        6.38000              360              1               119                 113
   2G                N/A      7/11/2017        6.38000              360              1               119                 113
   2H                N/A      7/11/2017        6.38000              360              1               119                 113
   2I                N/A      7/11/2017        6.71000              360              0               119                 113
   2J                N/A      7/11/2017        6.43000              360              1               119                 113
   2K                N/A      7/11/2017        6.38000              360              1               119                 113
   2L                N/A      7/11/2017        6.38000              360              1               119                 113
   2M                N/A      7/11/2017        6.43000              360              1               119                 113
   2N                N/A      7/11/2017        6.43000              360              1               119                 113
   2O                N/A      7/11/2017        6.38000              360              1               119                 113
   2P                N/A      7/11/2017        6.43000              360              1               119                 113
   2Q                N/A      7/11/2017        6.71000              360              0               119                 113
   2R                N/A      7/11/2017        6.71000              360              0               119                 113
   2S                N/A      7/11/2017        6.43000              360              1               119                 113
   2T                N/A      7/11/2017        6.43000              360              1               119                 113
   2U                N/A      7/11/2017        6.38000              360              1               119                 113
   2V                N/A      7/11/2017        6.38000              360              1               119                 113
   2W                N/A      7/11/2017        6.43000              360              1               119                 113
   2X                N/A      7/11/2017        6.43000              360              1               119                 113
   2Y                N/A      7/11/2017        6.43000              360              1               119                 113
   2Z                N/A      7/11/2017        6.38000              360              1               119                 113
  2AA                N/A      7/11/2017        6.43000              360              1               119                 113
  2AB                N/A      7/11/2017        6.71000              360              0               119                 113
  2AC                N/A      7/11/2017        6.43000              360              1               119                 113
  2AD                N/A      7/11/2017        6.43000              360              1               119                 113
  2AE                N/A      7/11/2017        6.38000              360              1               119                 113
  2AF                N/A      7/11/2017        6.38000              360              1               119                 113
  2AG                N/A      7/11/2017        6.38000              360              1               119                 113
  2AH                N/A      7/11/2017        6.38000              360              1               119                 113
  2AI                N/A      7/11/2017        6.71000              360              0               119                 113
  2AJ                N/A      7/11/2017        6.43000              360              1               119                 113
  2AK                N/A      7/11/2017        6.38000              360              1               119                 113
  2AL                N/A      7/11/2017        6.43000              360              1               119                 113
  2AM                N/A      7/11/2017        6.43000              360              1               119                 113
   3                 N/A      7/11/2017        5.82950                0              1               119                 110
   4                 N/A      8/6/2014         6.31200                0              1                84                  36
   5                 N/A      6/11/2012        6.17000                0              2                58                  55
   6                 N/A      6/11/2012        6.25000                0              2                58                  55
   7                 N/A      6/11/2017        6.53000              360              2               118                 112
   8                 N/A      6/11/2012        6.30000                0              2                58                  55
   9                 N/A      7/9/2017         5.67900                0              1               119                 116
   10                N/A      6/9/2017         5.94750                0              2               118                 117
   11                N/A      6/11/2012        6.31000                0              2                58                  55
   12                N/A      5/11/2017        5.88260                0              3               117                 116
   13                N/A      9/11/2017        5.63600                0              0               121                 118
   14                N/A      5/11/2012        6.17700                0              3                57                   9
   15                N/A      6/11/2017        6.09000              360              2               118                 115
   16                N/A      6/11/2017        6.00000                0              2               118                 116
   17                N/A      6/11/2017        5.84000              360              2               118                 118
   18                N/A      6/11/2017        6.27000                0              2               118                 117
   19                N/A      8/9/2017         6.23000              360              0               120                 117
   20                N/A      6/11/2012        6.25000              360              2                58                   0
   21                N/A      7/9/2012         6.68000              360              1                59                  13
   22                N/A      7/11/2012        6.23080                0              1                59                  59
   23                N/A      7/11/2022        6.88000              360              1               179                  24
   24                N/A      7/9/2017         6.16700                0              1               119                 116
   25                N/A      3/11/2012        5.81000                0              5                55                  52
   26                N/A      7/10/2017        6.17400                0              1               119                 116
   27                N/A      7/11/2012        6.25000              360              1                59                   0
   28                N/A      7/9/2017         5.67400              360              1               119                 116
   29                N/A      7/9/2014         6.22000              360              1                83                  11
   30                N/A      8/11/2017        6.67000              360              0               120                 120
   31                N/A      7/11/2022        6.88000              360              1               179                  24
   32                N/A      8/11/2017        6.35000              360              0               120                   0
   33                N/A      6/11/2017        6.19000              360              2               118                 118
   34                N/A      7/11/2022        6.88000              360              1               179                  24
   35                N/A      7/11/2017        6.46000              360              1               119                 119
   36                N/A      7/11/2017        5.73000              360              1               119                 119
   37                N/A      7/9/2012         5.80200                0              1                59                  56
   38                N/A      8/9/2017         6.44500                0              0               120                 117
   39                N/A      4/9/2012         5.85000                0              4                56                  55
   40                N/A      8/11/2017        6.46000              360              0               120                 120
   41                N/A      1/11/2017        5.79000              360              7               113                 110
   42                N/A      6/11/2017        5.78000                0              2               118                 115
   43                N/A      6/9/2017         6.00000                0              2               118                 115
   44                N/A      8/11/2017        5.84000              360              0               120                 117
   45                N/A      6/11/2017        5.86000              360              2               118                 118
   46                N/A      6/11/2017        5.90000                0              2               118                 115
   47                N/A      7/11/2017        6.46000              360              1               119                 116
   48                N/A      7/11/2017        6.47000              360              1               119                 119
   49                N/A      7/11/2017        6.53000              360              1               119                  23
   50                N/A      8/11/2016        6.19100                0             12               108                   0
   51                N/A      6/9/2017         5.98000                0              3               118                 115
   52                N/A      6/11/2017        6.11500              360              2               118                 112
   53                N/A      7/11/2017        6.46000              360              1               119                 116
   54                N/A      8/11/2017        6.44000              360              0               120                 117
   55                N/A      8/11/2016        6.19100                0             12               108                   0
   56                N/A      8/11/2017        6.43000              360              0               120                 116
   57                N/A      7/9/2017         6.26000                0              1               119                 116
   58                N/A      8/11/2016        6.19100                0             12               108                   0
   59                N/A      7/11/2017        6.42000              360              1               119                 119
   60                N/A      8/9/2017         6.48000              360              0               120                 117
   61                N/A      5/11/2017        5.72000              360              3               117                 114
   62                N/A      6/11/2017        6.01000              360              2               118                 115
   63                N/A      3/11/2012        6.43000                0              5                55                  25
   64                N/A      9/11/2017        6.89000              360              0               121                 121
   65                N/A      5/11/2017        5.87000              360              3               117                 117
   66                N/A      7/10/2014        6.18000                0              1                83                  80
   67                N/A      6/9/2014         6.11440              360              2                82                  23
   68                N/A      7/11/2017        5.75000              360              1               119                 119
   69                N/A      7/11/2017        6.47500              360              1               119                 119
   70                N/A      8/11/2017        6.39000              360              0               120                 116
   71                N/A      6/11/2017        6.11500              360              2               118                 112
   72                N/A      6/11/2017        5.84000              360              2               118                 118
   73                N/A      6/11/2017        6.16000                0              2               118                 115
   74                N/A      8/11/2017        6.46000              300              0               120                 120
   75                N/A      7/11/2014        5.93000              360              1                83                  47
   76                N/A      1/11/2014        6.15000              360              7                77                  74
   77                N/A      9/11/2017        6.85000              360              0               121                 118
   78                N/A      5/11/2017        5.73000                0              3               117                 115
   79                N/A      8/11/2017        6.44000              360              0               120                 120
   80                N/A      8/11/2017        5.95000              360              0               120                 120
   81                N/A      8/11/2017        6.54000              360              0               120                 120
   82                N/A      8/9/2017         6.32000                0              0               120                 118
   83                N/A      4/11/2017        5.75000                0              4               116                 113
   84                N/A      6/1/2017         6.27000              360              2               118                 117
   85                N/A      8/11/2012        6.77000              324              0                60                  60
   86                N/A      9/11/2017        6.70000              360              0               121                 118
   87                N/A      7/11/2017        5.81000              360              1               119                 113
   88                N/A      6/11/2017        5.90000              360              2               118                 115
   89                N/A      4/11/2017        5.49000              300              4               116                 113
   90                N/A      6/11/2017        5.96000                0              2               118                 116
   91                N/A      8/11/2017        6.57000              360              0               120                 117
   92                N/A      7/11/2017        6.28000              360              1               119                 119
   93                N/A      7/11/2017        6.46000              360              1               119                 119
   94                N/A      8/11/2011        6.30000                0             12                48                   0
   95                N/A      6/9/2017         5.93000              336              2               118                 115
   96                N/A      7/9/2017         6.23000                0              1               119                 116
   97                N/A      8/11/2017        6.40000              360              0               120                 116
   98                N/A      6/11/2017        5.96000              360              2               118                 118
   99                N/A      12/11/2016       6.08000              360              8               112                 112
  100                N/A      6/11/2017        6.30000              360              2               118                 115
  101                N/A      8/11/2017        6.58000              360              0               120                 120
  102                N/A      6/11/2017        5.80000              360              2               118                 118
  103                N/A      7/11/2017        5.79000                0              1               119                   0
  104                N/A      5/11/2012        5.90000                0              3                57                  57
  105                N/A      5/11/2017        6.18000              360              3               117                 116
  106                N/A      8/11/2011        6.30000                0             12                48                   0
  107                N/A      7/11/2014        6.71000              360              1                83                  77
  108                N/A      7/11/2017        6.18000              360              1               119                 113
  109                N/A      5/11/2017        5.66000              360              3               117                 117
  110                N/A      3/11/2017        6.09000              360              5               115                  43
  111                N/A      8/11/2017        6.45000              360              0               120                  24
  112                N/A      8/11/2011        6.30000                0             12                48                   0
  113                N/A      6/11/2017        6.13000              312              2               118                 118
  114                N/A      8/11/2017        6.79000              360              0               120                 120
  115                N/A      8/11/2017        6.60000              360              0               120                  48
  116                N/A      5/11/2017        6.23000              360              3               117                 117
  117                N/A      4/11/2017        5.87000              360              4               116                 116
  118                N/A      7/11/2017        5.79000                0              1               119                   0
  119                N/A      6/11/2017        6.25000              360              2               118                  46
  120                N/A      6/11/2017        6.25000              360              2               118                 115
  121                N/A      9/11/2017        6.69000              360              0               121                 118
  122                N/A      7/11/2017        5.77000              360              1               119                 119
  123                N/A      8/11/2017        6.47000              360              0               120                 120
  124                N/A      6/11/2017        5.90000              360              2               118                 115
  125                N/A      3/11/2017        5.99000              360              5               115                 114
  126                N/A      6/11/2017        5.86000              360              2               118                 117
  127                N/A      7/11/2017        6.47000              360              1               119                  23
  128                N/A      4/11/2017        5.74000                0              4               116                 116
  129                N/A      8/11/2011        6.30000                0             12                48                   0
  130                N/A      5/11/2017        5.79000                0              3               117                   0
  131                N/A      7/9/2017         6.14500              360              1               119                 119
  132                N/A      7/11/2017        6.50000              360              1               119                 119
  133                N/A      6/11/2017        6.18000              360              2               118                 115
  134                N/A      9/11/2017        6.81000              360              0               121                  25
  135                N/A      7/11/2017        6.46000              360              1               119                 119
  136                N/A      8/9/2017         6.81000              360              0               120                 117
  137                N/A      8/11/2017        6.59000              360              0               120                 120
  138                N/A      7/11/2017        5.77000              360              1               119                 119
  139                N/A      5/11/2017        6.09000              360              3               117                 117
  140                N/A      1/11/2017        6.20000              300              7               113                 110
  141                N/A      8/11/2017        6.65000              360              0               120                 120
  142                N/A      7/11/2017        5.77000              360              1               119                 119
  143                N/A      7/11/2017        6.36000              360              1               119                 119

                  U/W           CUT-OFF         CUT-OFF         SCHEDULED
CONTROL           NCF             DATE           DATE           MATURITY/
  NO.           DSCR (X)       NCF DSCR (X)     LTV (%)        ARD LTV (%)
------------------------------------------------------------------------

   1                1.10          1.26            70.3             66.4
                    1.08          1.24            77.3             72.8
   2A               1.05          1.22            80.1             75.3
   2B               1.05          1.19            68.9             65.2
   2C               1.05          1.22            74.1             69.7
   2D               1.05          1.22            77.5             72.8
   2E               1.08          1.25            84.6             79.5
   2F               1.05          1.22           100.9             94.9
   2G               1.06          1.22            75.4             70.8
   2H               1.05          1.22            89.2             83.8
   2I               1.08          1.23            65.6             62.1
   2J               1.11          1.29            78.2             73.5
   2K               1.05          1.22            60.3             56.7
   2L               1.05          1.22            83.5             78.5
   2M               1.15          1.33            80.0             75.3
   2N               1.15          1.33            76.9             72.3
   2O               1.05          1.22            73.5             69.1
   2P               1.10          1.27            74.5             70.1
   2Q               1.05          1.19            83.7             79.1
   2R               1.05          1.19            92.3             87.3
   2S               1.11          1.28            80.0             75.3
   2T               1.16          1.34            80.0             75.3
   2U               1.06          1.22            76.0             71.4
   2V               1.05          1.22            70.0             65.8
   2W               1.10          1.27            77.8             73.2
   2X               1.21          1.40            80.0             75.3
   2Y               1.10          1.27            79.9             75.2
   2Z               1.05          1.22            62.6             58.9
  2AA               1.14          1.31            80.0             75.3
  2AB               1.05          1.20            92.7             87.7
  2AC               1.10          1.27            79.7             75.0
  2AD               1.21          1.40            80.0             75.3
  2AE               1.05          1.22           102.0             95.9
  2AF               1.05          1.22            61.3             57.7
  2AG               1.05          1.22            74.9             70.4
  2AH               1.05          1.22            90.1             84.7
  2AI               1.05          1.20            94.4             89.3
  2AJ               1.11          1.29            74.4             70.0
  2AK               1.05          1.22            80.4             75.6
  2AL               1.11          1.28            56.8             53.5
  2AM               1.11          1.28            67.6             63.6
   3                1.16          1.16            78.8             78.8
   4                1.27          1.27            66.3             66.3
   5                1.17          1.17            41.9             41.9
   6                1.17          1.17            47.0             47.0
   7                1.00          1.15            52.2             49.2
   8                1.18          1.18            64.5             64.5
   9                1.21          1.21            80.0             80.0
   10               1.23          1.23            78.8             78.8
   11               1.41          1.41            74.9             74.9
   12               1.15          1.15            73.0             73.0
   13               3.23          3.23            35.6             35.6
   14               1.35          1.35            76.5             76.5
   15               1.20          1.41            70.7             66.2
   16               1.10          1.10            71.9             71.9
   17               1.00          1.20            80.0             74.7
   18               1.32          1.32            78.0             78.0
   19               1.08          1.27            61.0             57.2
   20               1.06          1.23            76.5             74.8
   21               1.26          1.44            69.1             66.9
   22               1.02          1.02            67.6             67.6
   23               1.03          1.17            74.2             64.5
   24               1.20          1.20            55.6             55.6
   25               1.30          1.30            72.6             72.6
   26               1.35          1.35            67.5             67.5
   27               1.00          1.17            67.8             66.3
   28               1.20          1.45            65.4             58.7
   29               1.20          1.40            71.5             68.0
   30               1.06          1.20            82.6             77.9
   31               1.04          1.18            73.2             63.7
   32               1.10          1.27            77.3             72.7
   33               1.03          1.21            80.0             75.0
   34               1.04          1.18            79.9             69.4
   35               1.07          1.23            79.5             74.8
   36               1.29          1.29            72.4             61.0
   37               1.56          1.56            79.2             79.2
   38               1.24          1.24            57.9             57.9
   39               1.31          1.31            66.1             66.1
   40               1.14          1.31            77.8             70.9
   41               1.05          1.25            80.0             74.6
   42               1.30          1.30            78.6             78.6
   43               1.23          1.23            66.0             66.0
   44               1.04          1.24            80.0             74.7
   45               1.14          1.36            79.5             74.2
   46               1.14          1.14            78.9             78.9
   47               1.26          1.26            64.6             55.5
   48               1.09          1.26            73.1             65.4
   49               1.07          1.23            76.3             71.9
   50               1.20          1.20            85.5             85.5
   51               1.32          1.32            70.9             70.9
   52               1.20          1.41            76.6             71.7
   53               1.24          1.24            69.9             60.1
   54               1.24          1.44            77.0             72.4
   55               1.20          1.20            84.6             84.6
   56               1.10          1.27            65.1             61.2
   57               1.20          1.20            54.3             54.3
   58               1.20          1.20            85.8             85.8
   59               1.05          1.05            73.2             62.9
   60               1.21          1.39            70.9             64.6
   61               1.26          1.51            80.0             74.6
   62               1.20          1.41            74.3             68.4
   63               1.26          1.26            62.3             62.3
   64               1.23          1.39            75.0             68.9
   65               1.01          1.20            80.0             74.7
   66               1.39          1.39            60.5             60.5
   67               1.31          1.54            75.1             70.4
   68               1.35          1.35            68.9             58.0
   69               1.09          1.26            69.0             62.9
   70               1.28          1.48            63.1             56.4
   71               1.21          1.42            76.9             72.1
   72               1.09          1.31            79.3             76.3
   73               1.25          1.25            69.1             69.1
   74               1.36          1.36            72.7             57.2
   75               1.24          1.47            76.1             72.3
   76               1.49          1.49            59.6             54.4
   77               1.20          1.36            78.0             72.7
   78               1.29          1.29            79.7             79.7
   79               1.10          1.27            78.8             70.6
   80               1.25          1.25            80.0             67.8
   81               1.31          1.50            71.6             65.4
   82               1.26          1.26            73.9             73.9
   83               1.29          1.29            71.3             71.3
   84               1.21          1.41            66.7             59.5
   85               1.16          1.16            76.6             71.1
   86               1.46          1.67            58.9             53.0
   87               1.33          1.33            79.9             67.5
   88               1.21          1.44            76.8             70.5
   89               1.90          1.90            46.5             35.6
   90               1.27          1.27            79.2             79.2
   91               1.18          1.18            75.9             65.4
   92               1.17          1.36            74.8             69.2
   93               1.10          1.27            71.4             64.0
   94               1.21          1.21            89.3             89.3
   95               1.38          1.38            64.5             53.1
   96               1.19          1.19            72.9             72.9
   97               1.26          1.46            77.1             70.2
   98               1.42          1.69            69.2             62.5
   99               1.19          1.19            79.5             68.1
  100               1.41          1.41            71.7             61.4
  101               1.18          1.35            77.5             72.0
  102               1.20          1.43            80.0             73.4
  103               1.30          1.30            79.0             79.0
  104               1.41          1.41            71.4             71.4
  105               1.20          1.40            63.8             56.8
  106               1.20          1.20            79.7             79.7
  107               1.38          1.38            77.5             71.0
  108               1.32          1.32            79.9             68.2
  109               1.40          1.69            74.7             67.0
  110               1.19          1.40            71.8             63.8
  111               1.22          1.41            62.2             55.7
  112               1.24          1.24            92.5             92.5
  113               1.22          1.22            80.2             64.0
  114               1.04          1.18            69.7             62.9
  115               1.06          1.21            54.1             51.0
  116               1.28          1.28            79.6             68.2
  117               1.26          1.50            79.5             74.2
  118               1.28          1.28            79.0             79.0
  119               1.19          1.38            76.1             67.8
  120               1.40          1.40            70.9             60.7
  121               1.19          1.36            76.6             72.2
  122               1.24          1.49            76.3             68.6
  123               1.10          1.26            64.2             58.5
  124               1.20          1.42            72.3             66.4
  125               1.22          1.22            79.5             67.7
  126               1.22          1.22            77.8             65.9
  127               1.18          1.36            80.0             73.5
  128               2.63          2.63            44.0             44.0
  129               1.20          1.20            79.9             79.9
  130               1.25          1.25            80.0             80.0
  131               1.66          1.66            52.2             44.5
  132               1.18          1.35            77.8             71.0
  133               1.55          1.81            52.1             48.8
  134               1.21          1.37            78.4             70.7
  135               1.23          1.42            77.2             70.4
  136               1.21          1.37            74.4             65.9
  137               1.18          1.18            66.1             57.0
  138               1.24          1.49            79.1             71.2
  139               1.22          1.22            69.4             59.2
  140               1.13          1.13            75.3             59.3
  141               1.22          1.40            74.7             68.4
  142               1.26          1.52            79.3             71.3
  143               1.28          1.48            46.7             41.7

Annex A5 Footnotes

(1) Innkeepers Portfolio	The Innkeepers Mortgage Loan is part of the Innkeepers Portfolio Loan Combination that also includes the Innkeepers Portfolio Pari Passu Non-Trust Loan in the principal amount of $412,701,271. The entire Innkeepers Portfolio Loan Combination is in the principal amount of $825,402,542.

U/W Net Operating Income and U/W Net Cash Flow reflect aggregate in-place U/W Net Cash Flow of the 45 Innkeepers Portfolio Mortgaged Properties. The aggregate U/W NOI and U/W Net Cash Flow of the Innkeepers Portfolio Mortgaged Properties is projected to be $93,270,637 and $83,265,131, respectively, based on assumed increase in occupancy, ADR and RevPAR in conjunction with completion of planned renovations.

U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The U/W NCF DSCR based on the projected U/W NCF of $83,265,131 and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination is 1.30x.

Cut-off Date U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $83,265,131 and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination is 1.48x.

Appraised Value is the aggregate of the as-is appraised market values for the 45 Innkeepers Portfolio Mortgaged Properties. As-is appraised market values assume completion of planned renovations.

The Cut-off Date LTV and the Scheduled Maturity LTV are based on the entire Innkeepers Portfolio Loan Combination.

Hospitality Average Daily Rate is the overall average daily rate of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending June 30, 2007.

Loan Per Unit is based on a loan amount comprised of the entire Innkeepers Portfolio Loan Combination.

Occupancy is the overall average occupancy of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending June 30, 2007.

(2) Potomac Mills	The Potomac Mills Mortgage Loan is part of the Potomac Mills Loan Combination that also includes the Potomac Mills Non-Trust Loan in the cut-off date principal amount of $164,000,000. The Potomac Mills Loan Combination has a cut-off date principal balance of $410,000,000.

Loan Per Unit, Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the Potomac Mills Mortgage Loan and the Potomac Mills Non-Trust Loan, totaling $410,000,000.

U/W NCF DSCR is based on the initial principal balance of the Potomac Mills Mortgage Loan and the Potomac Mills Non-Trust Loan and an interest rate of 5.8295%, calculated on an actual/360 basis.

1

Annex A5 Footnotes — continued

(3) Och Ziff Retail Portfolio	The Och-Ziff Retail Portfolio Mortgage Loan is part of the Och-Ziff Retail Portfolio Loan Combination that also includes the Och-Ziff Retail Portfolio Non-Trust Loan in the cut-off date principal amount of $140,000,000. The Och-Ziff Retail Portfolio Loan Combination has a cut-off date principal balance of $284,000,000.

Loan Per Unit, Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the Och-Ziff Retail Portfolio Mortgage Loan and the Och-Ziff Retail Portfolio Non-Trust Loan, totaling $284,000,000.

U/W NCF DSCR is based on the initial principal balance of the Och-Ziff Retail Portfolio Mortgage Loan and the Och-Ziff Retail Non-Trust Loans and an interest rate of 6.312%, calculated on an actual/360 basis. U/W NCF and U/W NCF DSCR includes rental payments under the Ian Stewart and Ken Gillich Lease, which is currently dark. Such rental payments are guaranteed by Colonial Retail Limited Partnership through 9/30/2011. The UW NCF DSCR excluding the Ian Stewart and Ken Gillich Lease is approximately 1.24x.

(4) One Sansome Street	Reflects in-place U/W Net Operating Income and U/W Net Cash Flow. U/W NOI and U/W NCF are projected to be $17,274,227 and $16,233,764, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 84,623 square feet upon building remeasurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $16,233,764 are each 1.86x.

(5) 100 Wall Street	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NCF. U/W NOI and U/W NCF are projected to be $12,516,865 and $11,651,972, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 27,168 square feet upon building remeasurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $11,651,972 are each 1.57x.

(6) McCandless Towers	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NCF. The U/W NOI and U/W NCF are projected to be $11,274,915 and $10,440,573, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market office tenant leases, projected increase of building square footage by approximately 4,607 square feet upon building re-measurement and the additional rent related to that square footage at current market rents and certain other lease-up assumptions.

U/W NCF DSCR based on in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the

2

Annex A5 Footnotes — continued

payment date in July 2012. The U/W NCF DSCR for the McCandless Towers Mortgage Loan based on the projected U/W NCF of $10,440,573 and calculated based on the annualized constant monthly debt service payment commencing with the payment date in July 2012 is 1.18x.

Cut-off Date U/W NCF DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments at the mortgage interest rate of 6.530% calculated on an Actual/360 Basis. The Cut-off Date U/W NCF DSCR for the McCandless Towers Mortgage Loan based on the projected U/W NCF of $10,440,573 and calculated based on the annual interest-only payments at the mortgage interest rate of 6.530%, on an Actual/360 Basis, is 1.35x.

(7) Greensboro Park	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NOI and U/W NCF, respectively. U/W NOI and U/W NCF are projected to be $10,031,194 and $9,292,422, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 10,107 square feet upon building re-measurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $9,292,422 are each 1.34x.

Cut-off Date LTV and the Scheduled Maturity LTV reflect the as-is appraised market value. The stabilized appraised market value as of November 1, 2007 is $172,900,000 based upon reaching a stabilized occupancy of 93.0%. Based on this stabilized value, the Cut-off Date LTV and the Scheduled Maturity LTV are each 63.0%.

(8) Islandia Shopping Center	U/W NCF and U/W NCF DSCR includes base rent for the Wal-Mart Real Estate Business Trust Lease calculated by averaging actual rental payments over the term of the lease. The U/W NCF DSCR equates to 1.18x when including only the base rent of the Wal-Mart Real Estate Business Trust Lease.

(9) Westview Shopping Center	Appraised Value, Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the stabilized value as of 12/1/2008. Such value is based upon the assumption that all costs associated with converting the 34,997 square foot vacant space previously occupied as a theatre into an anchor unit are completed. Per the appraiser, the total cost estimate is approximately $1,749,800. At closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $1,749,850 for tenant improvements and leasing commissions associated with the former theatre space. The ‘‘As-Is’’ Appraised Value as of May 1, 2007 is $66,100,000. The Original LTV and Cut-Off Date LTV based on the ‘‘As-Is’’ value is 85.5%.

U/W NCF and U/W NCF DSCR reflect underwritten occupancy, which includes 46,176 square feet of space under master leases. At the closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $2,246,883, representing approximately three years of rent and reimbursements for the space under the master leases (in addition to one year rent for space leased as a management office). U/W NCF and U/W NCF DSCR were calculated to include

3

Annex A5 Footnotes — continued

$603,970 of annual base rent plus $140,728 of recoveries associated with the master lease.

(10) One Fair Oaks Plaza	U/W Net Cash Flow reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow is projected to be $4,509,906.

The U/W NCF DSCR based on the projected U/W NCF of $4,509,906 is 1.35x.

(11) Texas SLC Portfolio	U/W Net Cash Flow reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow is projected to be $3,750,740.

The U/W NCF DSCR based on the projected U/W NCF of $3,750,740 is 1.54x.

(12) Irish Hills Plaza	Occupancy Percentage, U/W NCF and U/W NCF DSCR exclude 11,254 square feet of recently executed leases for tenants Vitamin Shoppe, One Way Board Shops, Specialized Restaurants, Inc., and Artistic Nails & Spa Corporation that are not yet in occupancy. The current Occupancy Percentage calculated without these leases is 92.0%. Including the 11,254 square feet of recently executed leases, the U/W NCF DSCR is 1.28x. A master lease was executed at closing for tenants that have not yet taken possession of their respective spaces until such tenants takes occupancy, pay rent, and are open for business.

(13) Greenhouse on Holcomb Bridge	Appraised Value reflects the As-Is Appraised Value. The as completed and stabilized Appraised Value as of April 1, 2009 is $38,850,000 representing an LTV of 61.5%.

(14) Dolce Norwalk	U/W NCF DSCR and U/W NCF were calculated based on projected occupancy and average daily rate levels. The amount of $1,800,000 was escrowed at closing, representing capital improvements to be implemented at the mortgaged property. The U/W NCF DSCR based on the in-place U/W NCF of $1,966,668 is 1.08x.

(15) Bear Canyon	At closing, Michael J. Sauter and Carol Sauter, principals of the borrowing entity with a combined net worth of $46,739,134 as of March 22, 2007, have delivered a guaranty of payment of the related mortgage loan with liability thereunder limited to $4,500,000 as well as a guaranty of payment of the full Note B amount of $5,600,000.

At closing, the borrower deposited $480,000 into an interest reserve account to pay for the amount by which the interest that has accrued on the outstanding balance of the mortgage loan during the preceding accrual period exceeds the net cash flow with respect to that period.

(16) Portsmouth Station Shopping Center	20,088 square feet, representing 13.7% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

(17) Highland Parc	Appraised Value reflects the As-Is Appraisal Value. The as completed and stabilized Appraisal Value as of May 29, 2009 is $34,000,000, representing an LTV of 59.4%.

(18) Washington Square Apartments	U/W NCF and U/W NCF DSCR were calculated based on stabilized occupancy of 95% at the mortgaged property, which was constructed in 2006. Joseph

4

Annex A5 Footnotes — continued

Orbach, the mortgage loan sponsor, provided a master lease for all vacant units to be released upon the property achieving a DSCR of 1.20x on an amortizing basis. At closing, the borrower deposited $575,675 into the debt service reserve.

(19) Bradford Plaza	U/W NCF and U/W NCF DSCR reflect underwritten occupancy which includes 21,337 square feet of space under a master lease. At closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $664,269, representing approximately one year of base rent and reimbursements for the space under the master lease. Furthermore, U/W NCF and U/W NCF DSCR were calculated to include $239,966 of base rent plus an additional $51,637 of recoveries associated with four vacant spaces covered under the master lease, which account for a total of 11,453 square feet at the mortgaged property.

The yield maintenance charge for the mortgage loan is based on the applicable U.S. Treasury Security rate plus twenty-five basis points.

(20) SawGrass Landing	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of October 1, 2007 is $23,800,000 representing an LTV of 76.7%.

(21) Waxahachie Towne Center	10,806 square feet, representing 23.3% of the collateral square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of May 30, 2008 is $22,175,000, representing an LTV of 75.5%.

(22) The Annex – Las Vegas Outlet Center	U/W NCF DSCR and U/W NCF were calculated based on stabilized occupancy levels. The related borrower deposited at closing $1,310,140, representing 2-years of rent and estimated reimbursements, and $113,895, representing tenant improvement and leasing commissions. Monthly contractual tenant improvement and leasing commission escrows commence on the thirteenth payment date of the loan term. The U/W NCF DSCR based on the in-place U/W NCF of $430,027 is 0.58x. At closing, $717,994 was deposited into the debt service reserve.

(23) Marketplace at Frankford	Occupancy Percentage, U/W NCF and U/W NCF DSCR include 17,034 square feet for a recently executed lease with Aldi (Texas) L.L.C. , which is currently not in occupancy but paying rent. The amount of $119,000 was deposited at closing, representing approximately 1 years rent for the Aldi (Texas) L.L.C. space.

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the July 2012 payment date to and including payment date in May 2017, in the approximate amount of $13,465 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $794,433 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in July 2012 through May 2017, would result in a Balloon Balance of $11,205,567 and a Balloon LTV of 73.4%.

5

Annex A5 Footnotes — continued

(24) Hampton Inn Memphis Southwind	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of June 1, 2009 is $19,000,000 representing an LTV of 60.5%.

(25) Homewood Suites Memphis Southwind	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of June 1, 2009 is $15,300,000 representing an LTV of 65.4%.

(26) Kessler Hills Shopping Center	Appraised Value reflects the As-Is Appraisal Value. The stabilized Appraisal Value as of August 1, 2007 is $10,250,000, representing an LTV of 58.5%.

(27) Sunridge Apartments	Appraised Value reflects the As-Is Appraised Value. The completed and stabilized Appraised Value as of April 2009 is $8,900,000 representing an LTV of 56.7%.

(28) North Parkway Mini Storage	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of April 3, 2009 is $5,725,000, resulting in an LTV of 69.9%.

(29) Ryan Road Self Storage	On June 1, 2007, the related borrower obtained an earn-out advance in the amount of $700,000 which is included in the original principal balance of the mortgage loan. Pursuant to the terms of the earn-out agreement, the annual debt service was recalculated based on the outstanding principal balance of $3,583,713.57 as of June 11, 2007, at the mortgage rate and a Remaining Amortization Term of 354 months.

(30) Our Town Shopping Center	5,700 square feet, representing 11.2% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of August 1, 2008 is $4,500,000 representing an LTV of 76.1%.

(31) Lock-Ur-Own Self Storage	Appraised Value reflects the Appraised Value upon upgrading and expansion. The upgrade & expansion Appraised Value as of July 1, 2007 is $3,350,000 representing an LTV of 76.1%. The stabilized Appraised Value as of July 1, 2008 is $3,635,000 representing an LTV of 70.1%.

(32) 3M Bentonville Office/Warehouse	Appraised Value reflects the As Complete/Stabilized Appraised Value based on completion of the property.

6

ANNEX A-6

CERTAIN INFORMATION REGARDING RESERVES

A-6-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6

                                                                                                   INITIAL DEPOSIT
                                                                                                   TO THE DEFERRED
 CONTROL    FOOTNOTE                                                             PROPERTY            MAINTENANCE
   NO.         NO.                       PROPERTY NAME                             TYPE              ACCOUNT ($)
------------------------------------------------------------------------------------------------------------------

    1           1       Innkeepers Portfolio                                       Hotel                 1,495,411
                        PECO Portfolio                                            Retail                   720,840
   2A                   PECO Portfolio - Henrietta Plaza                          Retail                     6,250
   2B                   PECO Portfolio - Thompson Square Mall                     Retail                         0
   2C                   PECO Portfolio - Tops Plaza - Cortland Staples            Retail                         0
   2D                   PECO Portfolio - Tops Plaza - Depew                       Retail                         0
   2E                   PECO Portfolio - Tops Plaza - Erie                        Retail                         0
   2F                   PECO Portfolio - Shoppes at Citiside                      Retail                    13,900
   2G                   PECO Portfolio - Turfway Plaza                            Retail                     1,250
   2H                   PECO Portfolio - Eastwood Shopping Center                 Retail                         0
   2I                   PECO Portfolio - University Plaza - Amherst               Retail                    12,500
   2J                   PECO Portfolio - Montgomery Commons                       Retail                         0
   2K                   PECO Portfolio - Lake Olympia Square                      Retail                     5,000
   2L                   PECO Portfolio - Cedar Springs Crossing                   Retail                         0
   2M                   PECO Portfolio - Indian Hills                             Retail                         0
   2N                   PECO Portfolio - D&F Plaza                                Retail                   300,000
   2O                   PECO Portfolio - Columbia Promenade                       Retail                         0
   2P                   PECO Portfolio - Holly Springs Plaza                      Retail                         0
   2Q                   PECO Portfolio - Redbud Commons                           Retail                         0
   2R                   PECO Portfolio - Bi-Lo Center - Asheville                 Retail                         0
   2S                   PECO Portfolio - Habersham Village                        Retail                   120,000
   2T                   PECO Portfolio - Cox Creek                                Retail                         0
   2U                   PECO Portfolio - Bridgewater Marketplace                  Retail                         0
   2V                   PECO Portfolio - Kensington Place                         Retail                         0
   2W                   PECO Portfolio - Crestview Corners                        Retail                         0
   2X                   PECO Portfolio - Delavan Plaza                            Retail                         0
   2Y                   PECO Portfolio - Westdale Plaza                           Retail                         0
   2Z                   PECO Portfolio - Southside Plaza                          Retail                     5,000
   2AA                  PECO Portfolio - Richardson Plaza                         Retail                         0
   2AB                  PECO Portfolio - North Aiken Bi-Lo Center                 Retail                         0
   2AC                  PECO Portfolio - Tellico Plaza                            Retail                         0
   2AD                  PECO Portfolio - Pulaski Plaza                            Retail                    93,350
   2AE                  PECO Portfolio - Concord Crossing                         Retail                         0
   2AF                  PECO Portfolio - Lakeview Plaza                           Retail                         0
   2AG                  PECO Portfolio - Houston Square                           Retail                         0
   2AH                  PECO Portfolio - Squirewood Village                       Retail                     2,500
   2AI                  PECO Portfolio - Eastridge Crossing                       Retail                     1,875
   2AJ                  PECO Portfolio - Silver Hill                              Retail                    12,500
   2AK                  PECO Portfolio - South Main Street Plaza                  Retail                     2,500
   2AL                  PECO Portfolio - Irving West                              Retail                   144,215
   2AM                  PECO Portfolio - Palmetto Crossroads                      Retail                         0
    3                   Potomac Mills                                             Retail                         0
    4                   Och-Ziff Retail Portfolio                                 Retail                         0
    5           2       One Sansome Street                                        Office                         0
    6           3       100 Wall Street                                           Office                         0
    7           4       McCandless Towers                                         Office                    76,950
    8           5       Greensboro Park                                           Office                         0
    9                   Islandia Shopping Center                                  Retail                         0
   10           6       Westview Shopping Center                                  Retail                   126,594
   11                   One Fair Oaks Plaza                                       Office                         0
   12                   Riverchase Apartments                                   Multifamily                 50,000
   13                   707 Broad Street                                          Office                         0
   14                   Texas SLC Portfolio                                         AL                     232,803
   15                   Bayview Community                                    Mobile Home Park                    0
   16           7       Irish Hills Plaza                                         Retail                         0
   17                   Barons Apartments                                       Multifamily                 15,875
   18           8       Lakeland Town Center                                      Retail                         0
   19           9       31 West 47th Street                                       Office                         0
   20          10       Greenhouse on Holcomb Bridge                            Multifamily                 64,406
   21          11       Dolce Norwalk                                              Hotel                   103,750
   22          12       Bear Canyon                                             Multifamily                 18,750
   23          13       Portsmouth Station Shopping Center                        Retail                     8,375
   24                   170-178 Thompson Street                                 Multifamily                      0
   25                   Los Angeles Multifamily Portfolio II                    Multifamily                154,469
   26                   Camelot at Northlake                                    Multifamily                      0
   27          14       Highland Parc                                           Multifamily                 24,156
   28                   Washington Square Apartments                            Multifamily                      0
   29                   Bradford Plaza                                            Retail                         0
   30          15       SawGrass Landing                                          Retail                         0
   31          16       Spring Valley Town Center                                 Retail                    15,000
   32                   Waxahachie Towne Center                                   Retail                         0
   33                   Forest Ridge                                            Multifamily                 10,000
   34          17       Tower Square Retail                                       Retail                         0
   35                   Hickory Grove                                             Retail                         0
   36                   Casa Grande Palm Center                                  Mixed Use                   2,875
   37                   Fox and Hounds Apartments                               Multifamily                 46,250
   38          18       237 West 37th Street                                      Office                         0
   39          19       The Annex - Las Vegas Outlet Center                       Retail                         0
   40          20       Walgreens & Schnucks Anchored Shopping Center             Retail                         0
   41                   Pecan Valley Apartments                                 Multifamily                113,238
   42                   Marketplace at Frankford                                  Retail                         0
   43                   28-32 West 36th Street                                    Office                         0
   44          21       Grand Prairie Home Depot                           Industrial/Warehouse                  0
   45                   Lohman's Crossing                                         Retail                     3,750
   46                   1450 10th Street                                          Office                    50,000
   47                   Hampton Inn Memphis Southwind                              Hotel                         0
   48                   Paradise Vista Apartments                               Multifamily                  3,750
   49                   Addison Tower                                             Office                         0
   50                   Citizens Portfolio 3                                      Retail                         0
   51                   Harbor Plaza Shopping Center                              Retail                         0
   52          22       Belvedere Plaza                                           Retail                         0
   53                   Homewood Suites Memphis Southwind                          Hotel                         0
   54                   Extra Space Storage                                    Self Storage                      0
   55                   Citizens Portfolio 2                                      Retail                         0
   56          23       29 Commonwealth Ave                                       Office                         0
   57                   315-321 6th Avenue                                       Mixed Use                       0
   58                   Citizens Portfolio 1                                      Retail                         0
   59                   Dolphin Landing                                         Multifamily                143,375
   60                   Torrance Self Storage                                  Self Storage                  3,750
   61                   Town Park Apartments                                    Multifamily                173,125
   62                   Bristol Square Apts                                     Multifamily                113,081
   63                   Los Angeles Multifamily Portfolio I                     Multifamily                  3,125
   64          24       South Plaza                                               Retail                         0
   65                   Thunderbird Square                                        Retail                    37,813
   66                   128 West 13th Street                                    Multifamily                      0
   67          25       Willowind Apartments                                    Multifamily                  1,250
   68                   13020 Yukon Avenue                                 Industrial/Warehouse                  0
   69                   Moorpark Grove Shopping Center                            Retail                         0
   70                   South Road Square                                         Retail                         0
   71                   Barclay Place Shopping Center                             Retail                    12,500
   72                   Mercede Park                                       Industrial/Warehouse             11,375
   73                   403 East 91st Street                                     Mixed Use                   7,970
   74          26       Holiday Inn Express - Hillcroft                            Hotel                         0
   75                   1523 Elizabeth                                            Office                         0
   76                   Kessler Hills Shopping Center                             Retail                     3,000
   77                   Sun Forest Apartments                                   Multifamily                      0
   78                   Walgreens - Little Egg Harbor                             Retail                         0
   79                   South City Center                                         Retail                    63,875
   80                   221 Progress Parkway                               Industrial/Warehouse                  0
   81          27       NorthPointe                                               Retail                    54,395
   82                   Walgreens - Barnegat                                      Retail                    40,000
   83                   224 East Olive Street                                     Retail                         0
   84                   Sunridge Apartments                                     Multifamily                      0
   85                   Franklin Properties Apartments                          Multifamily                279,563
   86                   Loop 1604 Self Storage                                 Self Storage                      0
   87                   The Ice House Office Building                             Office                         0
   88                   Cross Creek Apartments                                  Multifamily                      0
   89                   Walgreen's Bronx                                          Retail                         0
   90                   CVS Rockville                                             Retail                     6,250
   91                   Dogwood Creek Apartments                                Multifamily                 60,469
   92                   Champion Forest Self Storage                           Self Storage                      0
   93                   North Parkway Mini Storage                             Self Storage                      0
   94                   Citizens Portfolio 6                                      Retail                         0
   95                   Walgreens Wichita                                         Retail                         0
   96                   Nine West Jamaica                                         Retail                         0
   97                   331 State Road Plaza                                      Retail                         0
   98                   South Elm Plaza                                           Retail                         0
   99                   Ryan Road Self Storage                                 Self Storage                      0
   100                  Palm City Mobile Home Park                           Mobile Home Park                6,250
   101                  Our Town Shopping Center                                  Retail                     9,775
   102                  Southwood Village                                         Retail                   128,202
   103                  Tractor Supply Lubbock                                    Retail                         0
   104                  Skyline Building                                          Office                         0
   105                  Imperial Mobile Home Park & Clarks Run Portfolio     Mobile Home Park                    0
   106                  Citizens Portfolio 16                                     Retail                         0
   107                  Blessing Mobile Home Park                            Mobile Home Park                4,375
   108                  4931 Riverside Drive                                      Office                         0
   109                  Cottages at Northern Hills                              Multifamily                 48,750
   110                  1738 House Apartments                                   Multifamily                  5,150
   111                  Olivera Industrial                                 Industrial/Warehouse                  0
   112                  Citizens Portfolio 29                                     Retail                         0
   113                  Dakota Marketplace                                        Retail                         0
   114                  Park Place Apartments                                   Multifamily                  2,000
   115                  363 Ocean Parkway                                       Multifamily                 12,875
   116                  Sendera Pointe                                          Multifamily                  8,750
   117                  Wellington Apartments                                   Multifamily                 12,500
   118                  Tractor Supply Granbury                                   Retail                         0
   119         28       Lock-Ur-Own Self Storage                               Self Storage                700,000
   120                  Tradewinds                                                Retail                         0
   121                  3M Bentonville Office/Warehouse                    Industrial/Warehouse                  0
   122                  The Shoppes at Kettering Pointe                           Retail                         0
   123                  Whitsett Apartments                                     Multifamily                  9,000
   124                  Surrey Park Apartments                                  Multifamily                  6,250
   125                  Hidden Creek Apartments                                 Multifamily                      0
   126                  Gateway Retail                                            Retail                         0
   127                  One Westgate                                              Retail                     3,750
   128                  Newport Plaza                                             Retail                    37,750
   129                  Citizens Portfolio 8                                      Retail                         0
   130                  Tractor Supply Carthage                                   Retail                         0
   131                  Walgreens San Antonio                                     Retail                         0
   132         29       West Oaks Retail Center                                   Retail                         0
   133                  RBC Centura Bank                                          Retail                         0
   134                  Merrick Crossing                                          Retail                         0
   135                  Armenia Professional                                      Office                    53,500
   136                  Rainforest Village                                      Multifamily                      0
   137                  Louisiana Purchase Center                                 Retail                         0
   138                  Flyer Shoppes                                             Retail                         0
   139                  335 Oxford Street                                         Office                         0
   140                  Family Dollar Portfolio                                   Retail                         0
   141                  Shoppes of Moyock                                         Retail                         0
   142                  Englewood Crossing                                        Retail                         0
   143                  Pompano Center                                            Retail                         0

                                                                 CURRENT
              ANNUAL DEPOSIT     REPLACEMENT      ANNUAL         BALANCE       TI & LC          AS OF
            TO THE REPLACEMENT     RESERVE      DEPOSIT TO        OF THE       RESERVE         DATE OF
 CONTROL         RESERVE           ACCOUNT      THE TI & LC      TI & LC       ACCOUNT         RESERVE
   NO.         ACCOUNT ($)         CAP ($)      ACCOUNT ($)    ACCOUNT ($)     CAP ($)         ACCOUNT
-------------------------------------------------------------------------------------------------------

    1                        0             0               0              0            0      8/11/2007
                       522,927     1,568,779       1,631,193        247,077    4,672,908      8/11/2007
   2A                   36,814       110,442         127,622         21,270      269,969      8/11/2007
   2B                   24,014        72,041          36,020          3,002      264,149      8/11/2007
   2C                   28,187        84,560          59,058          9,843      147,645      8/11/2007
   2D                   14,825        44,474          74,123         12,354      163,070      8/11/2007
   2E                   10,369        31,107          35,255          5,876      114,060      8/11/2007
   2F                    7,548        22,646          30,194          5,032       83,034      8/11/2007
   2G                   22,777        68,332          85,750         14,292      147,384      8/11/2007
   2H                   15,510        46,531          76,001         12,667      170,614      8/11/2007
   2I                   21,174        63,523          76,553          6,379      179,167      8/11/2007
   2J                    9,530        28,590          58,133          9,689      104,830      8/11/2007
   2K                    8,746        26,237          69,965         11,661       96,202      8/11/2007
   2L                    8,657        25,971          23,374          3,896       95,227      8/11/2007
   2M                   13,313        39,939          33,282          2,774      146,443      8/11/2007
   2N                   19,446        58,337          89,450         14,908      213,903      8/11/2007
   2O                    6,588        19,765          19,765          3,294       72,471      8/11/2007
   2P                   29,556        88,669          62,224          5,185      171,115      8/11/2007
   2Q                    6,394        19,181          14,706          1,225       70,331      8/11/2007
   2R                    5,432        16,296          10,321            860       59,751      8/11/2007
   2S                   14,708        44,125          38,241          6,374      161,790      8/11/2007
   2T                   10,050        30,150          39,195          6,533      110,551      8/11/2007
   2U                    5,796        17,388          11,592          1,932       63,756      8/11/2007
   2V                    7,061        21,182          10,591          1,765       77,668      8/11/2007
   2W                   11,698        35,095          93,586         15,598      128,681      8/11/2007
   2X                   14,038        42,115          43,518          7,253      154,420      8/11/2007
   2Y                   17,353        52,059          26,029          4,338      190,882      8/11/2007
   2Z                   17,679        53,038          41,672          6,945       69,454      8/11/2007
   2AA                  10,783        32,348          38,818          6,470      118,610      8/11/2007
   2AB                   5,920        17,761          18,353          1,529       65,124      8/11/2007
   2AC                  11,420        34,259          17,129          2,854      125,615      8/11/2007
   2AD                  11,234        33,702          23,592          3,932      123,574      8/11/2007
   2AE                  12,305        36,914          24,609          4,102       61,523      8/11/2007
   2AF                   5,479        16,436          37,804          6,301       60,267      8/11/2007
   2AG                  12,160        36,479          17,632          2,959       66,879      8/11/2007
   2AH                   4,612        13,837           8,302          1,384       50,734      8/11/2007
   2AI                  15,943        47,829          46,234          3,853      175,372      8/11/2007
   2AJ                  23,980        71,941          29,430          4,905      119,901      8/11/2007
   2AK                   6,288        18,864          29,343          4,891       57,639      8/11/2007
   2AL                   8,994        26,983          37,360          6,227       76,105      8/11/2007
   2AM                   6,546        19,637          16,364          2,727       45,001      8/11/2007
    3                        0             0               0              0            0      8/11/2007
    4                        0             0               0              0            0      8/11/2007
    5                        0             0               0      9,562,455            0      8/11/2007
    6                        0             0               0      4,185,662            0      8/11/2007
    7                   62,688             0               0      7,500,925            0      8/11/2007
    8                        0             0               0      7,843,561            0      8/11/2007
    9                        0             0               0              0            0      8/11/2007
   10                   51,684       258,421               0              0            0      8/11/2007
   11                        0             0               0      1,451,891            0      8/11/2007
   12                  204,088             0               0              0            0      8/11/2007
   13                  135,988             0               0              0            0      8/11/2007
   14                  166,370             0               0              0            0      8/11/2007
   15                   66,677             0               0              0            0      8/11/2007
   16                   21,000        62,000          80,000          7,335            0      8/11/2007
   17                        0             0               0              0            0      8/11/2007
   18                        0             0               0              0            0      8/11/2007
   19                        0             0               0              0            0      8/11/2007
   20                        0             0               0              0            0      8/11/2007
   21                  466,010             0               0              0            0      8/11/2007
   22                   47,600             0               0              0            0      8/11/2007
   23                   29,421        88,263          10,000            833       90,000      8/11/2007
   24                        0             0               0              0            0      8/11/2007
   25                   45,975             0               0              0            0      8/11/2007
   26                   57,600             0               0              0            0      8/11/2007
   27                   83,269             0               0              0            0      8/11/2007
   28                   28,800             0               0              0            0      8/11/2007
   29                        0             0               0              0            0      8/11/2007
   30                    6,455        12,910          12,901          1,075       38,715      8/11/2007
   31                   10,218        51,090          25,000          2,083       75,000      8/11/2007
   32                    4,634         9,268          32,439              0       64,877      8/11/2007
   33                   69,500             0               0              0            0      8/11/2007
   34                   10,587        31,761          35,000          2,917      105,000      8/11/2007
   35                   34,881             0         200,000        300,432      750,000      8/11/2007
   36                   31,152        62,304          75,000         31,250      225,000      8/11/2007
   37                  109,296             0               0              0            0      8/11/2007
   38                   12,408             0               0        200,000      200,000      8/11/2007
   39                    7,727        23,180               0              0      154,533      8/11/2007
   40                   17,567        10,000          46,844        190,000      190,000      8/11/2007
   41                  127,450             0               0              0            0      8/11/2007
   42                   13,652        13,652          23,000          3,834      115,000      8/11/2007
   43                   12,000        24,000               0              0            0      8/11/2007
   44                        0             0               0              0            0      8/11/2007
   45                   10,280        20,559          71,957         11,995      143,914      8/11/2007
   46                    5,404             0          22,121         25,831      100,000      8/11/2007
   47                  137,844             0               0              0            0      8/11/2007
   48                   88,000             0               0              0            0      8/11/2007
   49                   23,004             0         175,000        139,583      300,000      8/11/2007
   50                        0             0               0              0            0      8/11/2007
   51                        0             0               0              0            0      8/11/2007
   52                   22,791        68,373          53,179         13,295      167,133      8/11/2007
   53                  128,952             0               0              0            0      8/11/2007
   54                   10,168             0               0              0            0      8/11/2007
   55                        0             0               0              0            0      8/11/2007
   56                        0             0          34,863         27,875      124,773      8/11/2007
   57                    3,970        11,910               0              0            0      8/11/2007
   58                        0             0               0              0            0      8/11/2007
   59                   68,020             0               0              0            0      8/11/2007
   60                   19,440        58,320               0              0            0      8/11/2007
   61                   85,000             0               0              0            0      8/11/2007
   62                   52,000       156,000               0              0            0      8/11/2007
   63                   16,250             0               0              0            0      8/11/2007
   64                   12,722             0          44,528          3,711      220,000      8/11/2007
   65                    7,978        15,956          44,597         11,149       89,194      8/11/2007
   66                   10,750        21,500               0              0            0      8/11/2007
   67                        0             0               0              0            0      8/11/2007
   68                   12,317        61,560          36,000          3,000      108,000      8/11/2007
   69                    1,981         5,942          19,174          1,598       57,522      8/11/2007
   70                        0             0               0              0            0      8/11/2007
   71                    8,146        24,438          16,292          4,074       89,605      8/11/2007
   72                   14,850        29,699          25,000          4,167       75,000      8/11/2007
   73                    8,550             0          40,000          6,668            0      8/11/2007
   74                   67,223             0               0              0            0      8/11/2007
   75                    3,677         3,677               0         20,009       20,000      8/11/2007
   76                    9,990             0          49,953         79,340      149,858      8/11/2007
   77                        0             0               0              0            0      8/11/2007
   78                        0             0               0              0            0      8/11/2007
   79                   12,970        38,909          83,000              0      400,000      8/11/2007
   80                   13,800        27,600          27,600              0            0      8/11/2007
   81                    9,603             0          28,000          2,333      112,000      8/11/2007
   82                        0             0               0              0            0      8/11/2007
   83                    5,255             0          30,000         90,144      140,000      8/11/2007
   84                   66,400       132,800               0              0            0      8/11/2007
   85                   25,000             0               0              0            0      8/11/2007
   86                   90,527             0               0              0            0      8/11/2007
   87                    3,222         6,450          10,000            833       40,000      8/11/2007
   88                   34,000        68,000               0              0            0      8/11/2007
   89                        0             0               0              0            0      8/11/2007
   90                        0             0               0              0            0      8/11/2007
   91                   32,000             0               0              0            0      8/11/2007
   92                    6,011        12,023               0              0            0      8/11/2007
   93                   14,685        14,685               0              0            0      8/11/2007
   94                        0             0               0              0            0      8/11/2007
   95                        0             0               0              0            0      8/11/2007
   96                      900             0           9,045          1,508            0      8/11/2007
   97                        0             0               0              0            0      8/11/2007
   98                    9,778         4,074          13,038         27,173            0      8/11/2007
   99                    6,818        13,375               0              0            0      8/11/2007
   100                  11,300             0               0              0            0      8/11/2007
   101                   5,082             0          10,165            847            0      8/11/2007
   102                   9,114             0          11,806          2,951            0      8/11/2007
   103                   2,473             0               0              0            0      8/11/2007
   104                   5,895             0          11,791          2,456       35,373      8/11/2007
   105                  13,550             0               0              0            0      8/11/2007
   106                       0             0               0              0            0      8/11/2007
   107                   6,920             0               0              0            0      8/11/2007
   108                   2,740         5,480          34,250          2,854       68,500      8/11/2007
   109                  15,000             0               0              0            0      8/11/2007
   110                  11,000        11,000               0              0            0      8/11/2007
   111                   3,799             0          18,993         50,000       56,979      8/11/2007
   112                       0             0               0              0            0      8/11/2007
   113                   2,740         5,480           5,480            913       10,960      8/11/2007
   114                  11,760             0               0              0            0      8/11/2007
   115                  11,500             0               0              0            0      8/11/2007
   116                  29,960             0               0              0            0      8/11/2007
   117                  23,500             0               0              0            0      8/11/2007
   118                   2,476             0               0              0            0      8/11/2007
   119                  10,186        20,372               0              0            0      8/11/2007
   120                   6,625             0          16,119          2,687       80,595      8/11/2007
   121                       0             0               0              0            0      8/11/2007
   122                   3,091             0          12,364         50,000       50,000      8/11/2007
   123                   8,456             0               0              0            0      8/11/2007
   124                  16,250        32,500               0              0            0      8/11/2007
   125                  17,250             0               0              0            0      8/11/2007
   126                   3,032             0          12,677         52,113       75,000      8/11/2007
   127                   1,210             0           3,025            252        6,050      8/11/2007
   128                   8,150             0          23,285          7,762       69,855      8/11/2007
   129                       0             0               0              0            0      8/11/2007
   130                   1,910             0               0              0            0      8/11/2007
   131                   2,086             0               0              0            0      8/11/2007
   132                     960             0           2,400         80,248        4,800      8/11/2007
   133                   1,032             0               0              0            0      8/11/2007
   134                   1,950             0           4,875        100,000       14,625      8/11/2007
   135                   3,846             0          12,821          1,068       38,463      8/11/2007
   136                  15,000             0               0              0            0      8/11/2007
   137                   2,296             0          21,581              0            0      8/11/2007
   138                   1,470             0           5,880         50,000       50,000      8/11/2007
   139                   2,120             0           5,936          1,979            0      8/11/2007
   140                       0             0               0              0            0      8/11/2007
   141                     704             0           4,277            356            0      8/11/2007
   142                   1,260             0           5,040         50,000       50,000      8/11/2007
   143                   1,199             0          10,000            833       50,000      8/11/2007

Annex A6 Footnotes

(1) Innkeepers Portfolio	At origination, the Innkeepers Portfolio Borrowers deposited $1,495,411 into a required repairs reserve account for costs of certain required repairs at certain of the Innkeepers Portfolio Mortgaged Properties.

At origination, the Innkeepers Portfolio Borrowers deposited $42,637,605 in a required capital improvements reserve account for costs of immediate property improvement plan work performed at the Innkeepers Portfolio Mortgaged Properties within two years of the loan closing date.

At origination, the Innkeepers Portfolio Borrowers deposited $200,000 into a litigation reserve account for payment of certain costs relating to final disposition of pending Americans With Disabilities Act-related litigation with respect to the mortgaged property known as Residence Inn Mountain View located in Mountain View, California.

During the continuance of a cash management period, the Innkeepers Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in the amount of one-twelfth of the taxes payable during the next ensuing 12 months and, if the insurance policy maintained by the Innkeepers Portfolio Borrowers is not an approved blanket or umbrella insurance policy, one-twelfth of the insurance premiums lender estimates will be payable for the renewal of insurance policy. A cash management period occurs upon (i) the maturity date, (ii) an event of default, or (iii) if the net operating income of the Innkeepers Portfolio Mortgaged Properties, as of any calendar quarter, is less than the net operating income (as adjusted to omit the net operating income of any properties released from the lien of the related mortgage) of the Innkeepers Portfolio Mortgaged Properties as of the loan origination date.

The Innkeepers Portfolio Borrowers are required to make ongoing deposits to the FF&E reserve account during the continuance of a cash management period in an amount equal to 4% of gross income from the mortgaged property (or such greater amount if required by the related management or franchise agreements) (the ‘‘Required FF&E Reserve Amount’’). At all other times, the Innkeepers Portfolio Borrowers will only be required to make ongoing deposits to the FF&E reserve account in an amount equal to the excess, if any, of the Required FF&E Reserve Amount over the amount of FF&E expenditures actually made by the Innkeepers Portfolio Borrowers in the prior 12-month period.

During the continuance of a cash management period, the Innkeepers Portfolio Borrowers are required to make monthly deposits into a ground lease account in an amount as estimated by the lender to pay ground rent due under the ground leases.

During the continuance of a cash management period, the Innkeepers Portfolio Borrowers are required to deposit to the Marriott termination payments reserve account an amount equal to one-twelfth of the termination fees that lender estimates to be due and payable to Marriott International, Inc., or its affiliates, during the upcoming calendar year with respect to 14 of the Innkeepers Portfolio Mortgaged Properties.

Commencing with the payment on January 9, 2013 through and including April 9, 2015, the Innkeepers Portfolio Borrowers are required to make monthly deposits in the amount of $100,000 into the Germantown property improvements reserve account to pay for certain anticipated costs and expenses relating to work required under any property improvement plan for the property known

1

Annex A6 Footnotes — continued

as Hampton Inn, Germantown, Maryland, as a result of the re-flagging of such property or the extension of the term of the franchise agreement relating thereto. In lieu of making the monthly deposits into the reserve account, the respective Innkeepers Portfolio Borrower may deliver either a letter of credit or a guaranty of completion from the sponsor in the amount of $2,700,000.

(2) One Sansome Street	At closing, the One Sansome Street Borrower deposited $1,349,798 into a tax and insurance escrow account to pay for real estate taxes on the One Sansome Street Mortgaged Property.

At closing, the One Sansome Street Borrower deposited $9,550,000 into a rollover/replacement reserve account to pay for leasing expenses incurred following the origination of the One Sansome Street Mortgage Loan, required repairs, and replacements at the One Sansome Street Mortgaged Property.

At closing, the One Sansome Street Borrower deposited $1,663,800 into an unfunded tenant obligations reserve account to pay for free rent credits and unfunded leasing expenses incurred prior to the origination of the One Sansome Street Mortgage Loan.

At closing, the One Sansome Street Borrower deposited $4,245,243 into a debt service shortfall account to pay for budgeted shortfalls in operating expenses including but not limited to debt service payments for the One Sansome Street Mortgage Loan and the One Sansome Street Senior Mezzanine Loan.

The One Sansome Street Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the One Sansome Street Borrower provides evidence of a blanket or umbrella insurance policy covering the One Sansome Street Mortgaged Property, as approved by the lender, the monthly insurance escrow payments for insurance premiums will be disbursed by the lender to the One Sansome Street Borrower. Further, the monthly escrows for taxes and/or insurance premiums will not be required (i) if the One Sansome Street Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in such reserve funds for payment of taxes and/or insurance premiums, or (ii) in the event the One Sansome Street Bridge Mezzanine Loan is not outstanding, if the One Sansome Street Borrower delivers an acceptable guarantee of the payment of all taxes and/or premiums when due.

The One Sansome Street Borrower is required to make monthly deposits into a rollover/replacement reserve account on each payment date commencing on the payment date occurring in July 2010 equal to an amount equal to the sum of (a) one-twelfth of the product of $0.15 per square foot times the gross leasable area of the One Sansome Street Mortgaged Property per year for replacements and repairs required to be made to the One Sansome Street Mortgaged Property, (b) one-twelfth of the product of $1.00 per square foot times the gross leasable area of the One Sansome Street Mortgaged Property per year for leasing expenses during the calendar year and (c) all lease termination payments in excess of $150,000, in the aggregate, made to the One Sansome Street Borrower. Notwithstanding the foregoing, if the One Sansome Street Borrower delivers to

2

Annex A6 Footnotes — continued

the lender a letter of credit in the amount required to be on deposit with lender from time to time in the rollover/replacement reserve funds, then the monthly rollover/replacement reserve escrow payments will not be required.

(3) 100 Wall Street	At closing, the 100 Wall Street Borrower deposited $1,851,952 into a tax and insurance escrow account to pay for real estate taxes on the 100 Wall Street Mortgaged Property.

At closing, the 100 Wall Street Borrower deposited $4,280,000 into a rollover/replacement reserve account to pay for leasing expenses incurred following the origination of the 100 Wall Street Mortgage Loan, required repairs, and replacements at the 100 Wall Street Mortgaged Property.

At closing, the 100 Wall Street Borrower deposited $3,491,002 into an unfunded tenant obligations reserve account to pay for free rent credits and unfunded leasing expenses incurred prior to the origination of the 100 Wall Street Mortgage Loan.

At closing, the 100 Wall Street Borrower deposited $4,004,167 into a debt service shortfall account to pay for budgeted shortfalls in in operating expenses including but not limited to debt service payments for the 100 Wall Street Mortgage Loan and the 100 Wall Street Senior Mezzanine Loan.

The 100 Wall Street Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the 100 Wall Street Borrower provides evidence of a blanket or umbrella insurance policy covering the 100 Wall Street Mortgaged Property, as approved by the lender, the monthly insurance escrow payments for insurance premiums will be disbursed by the lender to the 100 Wall Street Borrower. Further, the monthly escrows for taxes and/or insurance premiums will not be required (i) if the 100 Wall Street Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in such reserve funds for payment of taxes and/or insurance premiums, or (ii) in the event the 100 Wall Street Bridge Mezzanine Loan is not outstanding, if the 100 Wall Street Borrower delivers an acceptable guarantee of the payment of all taxes and/or premiums when due.

The 100 Wall Street Borrower is required to make monthly deposits into a rollover/replacement reserve account on each payment date commencing on the payment date occurring in July 2010 equal to an amount equal to the sum of (a) one-twelfth of the product of $0.15 per square foot times the gross leasable area of the 100 Wall Street Mortgaged Property per year for replacements and repairs required to be made to the 100 Wall Street Mortgaged Property, (b) one-twelfth of the product of $1.00 per square foot times the gross leasable area of the 100 Wall Street Mortgaged Property per year for leasing expenses during the calendar year and (c) all lease termination payments in excess of $150,000, in the aggregate, made to the 100 Wall Street Borrower. Notwithstanding the foregoing, if the 100 Wall Street Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in the rollover/replacement reserve funds, then the monthly rollover/replacement reserve escrow payments will not be required.

3

Annex A6 Footnotes — continued

(4) McCandless Towers	At closing, the McCandless Towers Borrower deposited $7,500,000 into a leasing reserve account to pay for the costs of tenant allowances, tenant improvements, leasing commissions, legal expenses and capital improvements at the McCandless Towers Mortgaged Property. In addition, the McCandless Towers Borrower is required to deposit into the leasing reserve account all lease termination payments in excess of $500,000. Provided no uncured event of default exists, the McCandless Towers Borrower may deliver a letter of credit in lieu of making required deposits to the leasing reserve account.

At closing, the McCandless Towers Borrower deposited $76,950 into a required repairs reserve account to pay for costs related required repairs at the McCandless Towers Mortgaged Property.

The McCandless Towers Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the amount of taxes that lender reasonably estimates will be payable during the next ensuing 12 months and, if the McCandless Towers Mortgaged Property is not covered by an approved blanket or umbrella insurance policy, an amount equal to one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of insurance policies.

The McCandless Towers Borrower is required to make monthly deposits in the amount of $5,224 into a replacement reserve account to pay for the costs of replacements and repairs at the McCandless Towers Mortgaged Property.

Commencing with the payment date occurring on July 11, 2009 through and including July 11, 2012, all excess cash flow shall be deposited into a rollover reserve account until such time as the amount on deposit equals $7,500,000 to pay for costs related to the releasing of the McAfee, Inc. space. Provided no uncured event of default exists, the McCandless Towers Borrower may deliver a letter of credit or a rollover reserve guaranty from the sponsor in lieu of depositing excess cash flow into the rollover reserve account.

(5) Greensboro Park	At closing, the Greensboro Park Borrower deposited $7,975,000 into a rollover/replacement reserve account to pay for leasing expenses incurred following the origination of the Greensboro Park Mortgage Loan, required repairs, and replacements at the Greensboro Park Mortgaged Property.

At closing, the Greensboro Park Borrower deposited $682,687 into an unfunded tenant obligations reserve account to pay for free rent credits and unfunded leasing expenses incurred prior to the origination of the Greensboro Park Mortgage Loan.

At closing, the Greensboro Park Borrower deposited $24,616 into a debt service shortfall account to pay for budgeted shortfalls in operating expenses including but not limited to debt service payments for the Greensboro Park Mortgage Loan and the Greensboro Park Senior Mezzanine Loan.

The Greensboro Park Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the Greensboro Park Borrower provides evidence of a blanket or umbrella insurance policy

4

Annex A6 Footnotes — continued

covering the Greensboro Park Mortgaged Property, as approved by the lender, the monthly insurance escrow payments for insurance premiums will be disbursed by the lender to the Greensboro Park Borrower. Further, the monthly escrows for taxes and/or insurance premiums will not be required (i) if the Greensboro Park Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in such reserve funds for payment of taxes and/or insurance premiums, or (ii) in the event the Greensboro Park Bridge Mezzanine Loan is not outstanding, the Greensboro Park Borrower may deliver a guaranty by an acceptable guarantor guaranteeing the payment of all taxes and/or premiums when due, in which case the monthly escrow deposits for taxes and/or insurance premiums will not be required.

The Greensboro Park Borrower is required to make monthly deposits into a rollover/replacement reserve account on each payment date commencing on the payment date occurring in July 2010 equal to an amount equal to the sum of (a) one-twelfth of the product of $0.15 per square foot times the gross leasable area of the Greensboro Park Mortgaged Property per year for replacements and repairs required to be made to the Greensboro Park Mortgaged Property, (b) one-twelfth of the product of $1.00 per square foot times the gross leasable area of the Greensboro Park Mortgaged Property per year for leasing expenses during the calendar year and (c) all lease termination payments in excess of $150,000, in the aggregate, made to the Greensboro Park Borrower. Notwithstanding the foregoing, if the Greensboro Park Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in the rollover/replacement reserve funds, then the monthly rollover/replacement reserve escrow payments will not be required.

(6) Westview Shopping Center	At the closing of the mortgage loan, the related borrower deposited 4 letter of credits totaling $4,874,232, which is allocated as follows (1) $600,000 for general tenant improvement and leasing commissions, (2) $1,749,850 for tenant improvemens and leasing commissions associated with the former theatre space, (3) $2,246,882 for, among others, 3 years of rent and reimbursements for 46,176 square feet of vacant space, and (4) $277,500 for estimated environmental costs.

(7) Irish Hills Plaza	At the closing of the mortgage loan, the related borrower deposited $8,045,000 into the construction reserve to complete the buildout of the mortgaged property. As of the rent roll dated June 22, 2007, the property is 100% leased and 91.9% occupied, with 4 remaining tenants comprising 8.1% of the net rentable area that have not taken occupancy. A master lease was executed at closing for tenants that have not yet taken possession of their respective spaces until such tenants take occupancy, pay rent, and are open for business.

(8) Lakeland Town Center	At the closing of the mortgage loan, the related borrower deposited 4 letters of credit totaling $2,574,120, which are allocated as follows (1) $270,000 for general tenant improvement and leasing commissions, (2) $300,000 for insurance, (3) $30,000 for capital improvements, and (4) $1,974,120 allocated for the Semperian, LLC Lease, expiring on December 31, 2007, which will be used in the event such tenant does not exercise its renewal option.

(9) 31 West 47th Street	At closing of the mortgage loan, a $2,200,000 holdback was established. The related borrower may request a release of $1,100,000 of the holdback provided the DSCR for the trailing twelve month period is no less than 1.15x. The related

5

Annex A6 Footnotes — continued

borrower may request the remaining $1,100,000 hold back to be released provided the DSCR for the trailing twelve month period is no less than 1.20x.

(10) Greenhouse on Holcomb Bridge	At closing, the borrower deposited $1,000,000 into a renovation reserve account to pay for certain renovations to the mortgaged property.

(11) Dolce Norwalk	At closing of the mortgage loan, the related borrower deposited $1,800,000 into the improvement hold back reserve, representing capital expenditures at the mortgaged property.

(12) Bear Canyon	At closing, the borrower deposited $734,000 into a renovation reserve account to pay for certain renovations to the mortgaged property.

At closing, the borrower deposited $480,000 into an interest reserve account to pay for the amount by which the interest that has accrued on the outstanding balance of the mortgage loan during the preceding accrual period exceeds the net cash flow with respect to that period.

(13)	Portsmouth Station Shopping Center	The Annual Deposit to the TI & LC Account shall equal $20,000 and the TI & LC Reserve Account Cap shall increase to $90,000 commencing on July 11, 2013. Upon confirmation that Toys ‘‘R’’ Us, occupying 45,183 sf, has renewed its lease for a term no less than five years or a substitute tenant shall have commenced paying its entire base rent and conducting its normal business operations in such premises then the Annual Deposit to the TI & LC Account shall be reduced to $10,000, the TI & LC Reserve Account Cap shall be reduced to $50,000 and all funds in excess of $45,000 shall be released to the borrower

At closing, the borrower deposited $141,523 into a leasing condition account which funds will be released when Home Family Furniture or an acceptable replacement tenant is in possession of the leased premises and is conducting normal business operations.

(14) Highland Parc	At closing, the borrower deposited $1,000,000 into a renovation reserve account to pay for certain renovations to the mortgaged property.

The borrower has an option to make interest only payments in place of amortizing payments during the 4th loan year and/or 5th loan year, as applicable, with the delivery of a Letter of Credit in the amount equal to the aggregate amount by which the principal balance of the note would be reduced during such loan year if the interest-only option had not been exercised.

(15) SawGrass Landing	At closing, the borrower deposited $336,818 into a tenant improvement reserve account to pay for certain tenant improvements to the mortgaged property.

At closing, the borrower deposited $121,570 into a leasing condition account which funds will be released given Supercuts Inc, ESS Salads Inc, AA Florida Bridal Retail Company LLC, or acceptable replacement tenants are in possession of their respective leased premises and are conducting normal business operations.

(16) Spring Valley Town Center	The Annual Deposit to the TI & LC Account shall be $0, the TI & LC Reserve Account Cap shall equal $25,000, and all funds in excess of $25,000 shall be

6

Annex A6 Footnotes — continued

released to the borrower commencing in the 2011 calendar year upon confirmation that at least ninety-three percent (93%) of the gross leaseable area of the mortgaged property is leased to tenants who are conducting normal business operations and paying full base rent under their respective leases.

The Annual Deposit to the Replacement Reserve Account shall be reduced to $9,015.72 and the Replacement Reserve Account Cap shall be reduced to $27,047.25 upon receipt of evidence that the roof at the property has been repaired in a good and workmanlike manner.

At closing, the borrower deposited $70,219 into a leasing condition account which funds will be released given Pizza Express, Neon Sun, Nail Experts, and The Self Defense or acceptable replacement tenants are paying full base rent and are conducting normal business operations.

(17) Tower Square Retail	The Annual Deposit to the TI & LC Account shall be reduced to $24,999.96, the TI & LC Reserve Account Cap shall be reduced to $65,000 and all amounts in the TI & LC Account in excess of $50,000 shall be released to the borrower commencing in the 2012 calendar year upon confirmation that at least ninety-three percent (93%) of the gross leaseable area of the mortgaged property is leased to tenants who are conducting normal business operations and paying full base rent.

(18) 237 West 37th Street	Ongoing reserves for tenant improvements and leasing commissions are collected at a rate of $3,786 on a monthly basis upon the TI & LC reserve falling below $200,000.

(19)	The Annex – Las Vegas Outlet Center	Ongoing reserves for tenant improvements and leasing commissions are collected at a rate of $3,219 on a monthly basis commencing on the thirteenth payment date of the loan term, subject to a cap of $154,533.

(20)	Walgreens & Schnucks Anchored Shopping Center	The Annual Deposit to the TI & LC Account and the Annual Deposit to the Replacement Reserve Account shall equal zero commencing from and after December, 31, 2011 upon confirmation that at least ninety percent (90%) of the gross leaseable area of the mortgaged property is leased to tenants who are conducting normal business operations and paying full base rent under their respective leases.

At closing, the borrower deposited $11,136 into a leasing condition account which funds will be released given US Cellular has taken occupancy, is paying full base rent and is conducting its normal business operations.

(21) Grand Prairie Home Depot	The borrower shall deliver an unconditional, irrevocable letter of credit in the face amount of $1,600,000 within one business day of the termination of the Home Depot lease or any replacement lease. In the event that Home Depot or a replacement tenant renews its lease, the related mortgaged property DSCR is not less than 1.25x, and the LTV is not greater than 80%, the lender shall return the letter of credit and any proceeds thereof to the borrower.

7

Annex A6 Footnotes — continued

(22) Belvedere Plaza	At closing, the borrower deposited $150,000 into a environmental condition reserve account to pay for certain environmental work at the mortgaged property.

(23) 29 Commonwealth Ave	At closing, the borrower deposited $500,000 into a leasing condition account which funds will be released given the renewal of the Kortenhaus Communications, Inc. lease or a replacement tenant suitable to the lender is in occupancy.

(24) South Plaza	At closing, the borrower deposited $250,000 into a leasing condition account which funds will be released once Winn-Dixie renews its lease for a period of not less than 5 years or when all of the space under the Winn-Dixie lease has been leased to one or more replacement tenants, each for a term of not less than 5 years.

At closing, the borrower deposited $300,000 into a renovation reserve account to pay for certain renovations to the mortgaged property.

(25) Willowind Apartments	Ongoing reserves for capital expenditures are collected at a rate of $5,167 on a monthly basis commencing on the twelfth payment date of the loan term.

(26) Holiday Inn Express – Hillcroft	At closing, the borrower deposited $60,000 for renovations and capital improvements as a part of a property improvement plan.

(27) NorthPointe	At closing, the borrower deposited $350,000 into a reserve account for renovations, capital improvements, tenant improvements and leasing commissions.

(28) Lock-Ur-Own Self Storage	At closing, the borrower deposited $700,000 into a renovation reserve account to pay for certain renovations to the mortgaged property.

(29) West Oaks Retail Center	At closing, the borrower deposited $80,000 into a leasing condition account which funds will be released given the renewal of the Pearle Vision, Cingular Wireless, Radio Shack, and EZ Money Payday Loan leases or replacement tenants are in occupancy.

8

ANNEX B

CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

B-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6

Capitalized terms used on this Annex B have the meanings assigned thereto in the
Glossary to the accompanying Offering Prospectus.

CONTROL   FOOTNOTE                       PROPERTY                                      CUT-OFF DATE    UTILITIES PAID
  NO.        NO.                           NAME                            COUNTY       BALANCE ($)      BY TENANT
---------------------------------------------------------------------------------------------------------------------

   12                Riverchase Apartments                              Hillsborough   51,214,000.00        Yes
   15                Bayview Community                                  Monterey       32,000,000.00        Yes
   17                Barons Apartments                                  Dallas         30,200,000.00        Yes
   20                Greenhouse on Holcomb Bridge                       Fulton         23,900,000.00        Yes
   22                Bear Canyon                                        Pima           22,500,000.00        Yes
   24         1      170-178 Thompson Street                            New York       20,700,000.00        Yes
   25                Los Angeles Multifamily Portfolio II               Los Angeles    20,538,000.00        Yes
  25A1               861 Fedora Street                                  Los Angeles                         Yes
  25A2               320 Occidental                                     Los Angeles                         Yes
  25A3               101 N Normandie                                    Los Angeles                         Yes
  25A4               1439 N Curson Avenue                               Los Angeles                         Yes
  25A5               722 S. Manhattan Place                             Los Angeles                         Yes
  25A6               1317 N Bronson Avenue                              Los Angeles                         Yes
  25A7               1234 N Berendo Street                              Los Angeles                         Yes
  25A8               1102 S Elden Avenue                                Los Angeles                         Yes
  25A9               1217 N Berendo St                                  Los Angeles                         Yes
 25A10               1121 S Normandie Avenue                            Los Angeles                         Yes
   26                Camelot at Northlake                               Dekalb         20,375,000.00        Yes
   27                Highland Parc                                      Cobb           20,200,000.00        Yes
   28         2      Washington Square Apartments                       Ocean          20,000,000.00        Yes
   33                Forest Ridge                                       Coconino       16,240,000.00        Yes
   37                Fox and Hounds Apartments                          Franklin       14,250,000.00        Yes
   41                Pecan Valley Apartments                            Bexar          12,000,000.00        Yes
   48                Paradise Vista Apartments                          Maricopa       11,250,000.00        Yes
   59                Dolphin Landing                                    Nueces          9,220,173.62        Yes
   61                Town Park Apartments                               Harris          9,000,000.00        Yes
   62                Bristol Square Apts                                Marion          8,000,000.00        Yes
   63                Los Angeles Multifamily Portfolio I                Los Angeles     8,000,000.00        Yes
  63A1               1570 N Edgemont                                    Los Angeles                         Yes
  63A2               5322 Lexington Ave                                 Los Angeles                         Yes
  63A3               6040 Barton Avenue                                 Los Angeles                         Yes
   66         3      128 West 13th Street                               New York        7,200,000.00        Yes
   67                Willowind Apartments                               Brazos          7,100,000.00        Yes
   77                Sun Forest Apartments                              Brazoria        5,850,000.00        Yes
   84                Sunridge Apartments                                Dallas          5,050,000.00        Yes
   85                Franklin Properties Apartments                     Various         5,000,000.00         No
  85A1               Franklin Woods Apartment Complex                   Kent                                 No
  85A2               31-33 Nellie St.                                   Providence                           No
  85A3               Franklin Terrace Apartment Complex                 Kent                                 No
  85A4               Franklin Manor Apartment Complex                   Kent                                 No
   88                Cross Creek Apartments                             Cuyahoga        4,375,000.00        Yes
   91                Dogwood Creek Apartments                           Guilford        4,175,000.00        Yes
  100                Palm City Mobile Home Park                         Lebanon         3,494,016.56        Yes
  105                Imperial Mobile Home Park & Clarks Run Portfolio   Boyle           3,000,000.00        Yes
 105A1               Imperial Mobile Home Park                          Boyle                               Yes
 105A2               Clarks Run                                         Boyle                               Yes
  107                Blessing Mobile Home Park                          Williamson      2,928,003.62        Yes
  109                Cottages at Northern Hills                         Oklahoma        2,800,000.00        Yes
  110                1738 House Apartments                              Worcester       2,800,000.00         No
  114                Park Place Apartments                              Riverside       2,650,000.00         No
  115                363 Ocean Parkway                                  Kings           2,650,000.00        Yes
  116                Sendera Pointe                                     Harris          2,628,347.25        Yes
  117                Wellington Apartments                              Lubbock         2,600,000.00        Yes
  123                Whitsett Apartments                                Los Angeles     2,425,000.00        Yes
  124                Surrey Park Apartments                             Summit          2,350,000.00         No
  125                Hidden Creek Apartments                            Lorain          2,325,408.94        Yes
  136                Rainforest Village                                 Lake            1,860,000.00        Yes

CONTROL             UTILITIES PAID             # OF   AVG. RENT   MAX. RENT    # OF      AVG. RENT
  NO.                 BY TENANT                PADS    PADS ($)   PADS ($)    STUDIOS   STUDIOS ($)
---------------------------------------------------------------------------------------------------

   12     Water, Sewer                            0           0           0         0             0
   15     Water, Sewer, Electric, Gas           223       1,316       1,650         0             0
   17     Electric, Sewer, Water                  0           0           0         0             0
   20     Electric, Gas, Sewer, Water             0           0           0         0             0
   22     Electric, Sewer, Water                  0           0           0         0             0
   24     Electric, Gas, Water, Sewer, Trash      0           0           0        27         1,639
   25     Electric, Gas                           0           0           0       164           791
  25A1    Electric, Gas                           0           0           0        29           820
  25A2    Electric, Gas                           0           0           0        25           773
  25A3    Electric, Gas                           0           0           0        31           811
  25A4    Electric, Gas                           0           0           0        16           916
  25A5    Electric, Gas                           0           0           0        13           793
  25A6    Electric, Gas                           0           0           0        12           761
  25A7    Electric, Gas                           0           0           0        10           804
  25A8    Electric, Gas                           0           0           0        17           724
  25A9    Electric, Gas                           0           0           0        11           637
 25A10    Electric, Gas                           0           0           0         0             0
   26     Electric, Water, Sewer                  0           0           0         0             0
   27     Electric, Gas, Sewer, Water             0           0           0        64           521
   28     Electric, Gas, Water                    0           0           0         0             0
   33     Electric, Gas, Sewer, Water             0           0           0        88           525
   37     Electric                                0           0           0         6           489
   41     Electric, Water                         0           0           0         0             0
   48     Electric                                0           0           0       136           493
   59     Electric                                0           0           0         0             0
   61     Electric                                0           0           0         2           350
   62     Electric                                0           0           0         0             0
   63     Electric, Gas, Trash                    0           0           0        16           777
  63A1    Electric, Gas, Trash                    0           0           0        16           777
  63A2    Electric, Gas, Trash                    0           0           0         0             0
  63A3    Electric, Gas, Trash                    0           0           0         0             0
   66     Electric, Gas                           0           0           0        31         1,640
   67     Electric                                0           0           0         0             0
   77     Electric, Sewer, Water                  0           0           0         0             0
   84     Electric, Sewer, Water                  0           0           0         0             0
   85     N/A                                     0           0           0         2           595
  85A1    N/A                                     0           0           0         0             0
  85A2    N/A                                     0           0           0         2           595
  85A3    N/A                                     0           0           0         0             0
  85A4    N/A                                     0           0           0         0             0
   88     Electric                                0           0           0         3           413
   91     Electric                                0           0           0        19           356
  100     Electric, Gas, Water, Sewer           226         229         235         0             0
  105     Various                               271         145         181         0             0
 105A1    Gas, Electric                         205         142         181         0             0
 105A2    Gas, Electric, Water                   66         155         155         0             0
  107     Electric                              173         298         325         0             0
  109     Electric, Sewer, Water                  0           0           0         0             0
  110     N/A                                     0           0           0        12           663
  114     N/A                                     0           0           0         8           538
  115     Electric                                0           0           0         0             0
  116     Water                                   0           0           0        64           467
  117     Electric, Gas                           0           0           0         0             0
  123     Electric, Gas                           0           0           0         0             0
  124     N/A                                     0           0           0         1           475
  125     Electric                                0           0           0         3           325
  136     Electric                                0           0           0         0             0

CONTROL    MAX. RENT     # OF 1      AVG. RENT        MAX. RENT
  NO.     STUDIOS ($)   BEDROOMS   1 BEDROOMS ($)   1 BEDROOMS ($)
------------------------------------------------------------------

   12               0        381              688              870
   15               0          0                0                0
   17               0        324              661              931
   20               0        115              606            1,006
   22               0         72              768              888
   24           2,475         79            1,652            2,600
   25           1,209         47              998            1,332
  25A1          1,209          9            1,073            1,289
  25A2            915          9              900            1,189
  25A3            959          6            1,032            1,082
  25A4          1,064          4            1,252            1,332
  25A5            907          4            1,006            1,082
  25A6            964          4            1,153            1,189
  25A7            909          4            1,064            1,107
  25A8            964          2              870              942
  25A9            726          5              665              823
 25A10              0          0                0                0
   26               0        136              857              995
   27             635        146              612              790
   28               0         48            1,047            1,150
   33             659         80              626              759
   37             490        158              595              624
   41               0        184              508              595
   48             519        130              593              619
   59               0         47              505              525
   61             355        246              424              530
   62               0         60              524              625
   63             978         17            1,009            1,189
  63A1            978         13              974            1,189
  63A2              0          4            1,124            1,184
  63A3              0          0                0                0
   66           2,595          6            1,817            2,450
   67               0         84              517              605
   77               0        130              452              525
   84               0        184              373              470
   85             595         33              704              795
  85A1              0         11              670              795
  85A2            595         18              747              750
  85A3              0          2              638              675
  85A4              0          2              575              600
   88             415         62              473              545
   91             375         98              495              575
  100               0          0                0                0
  105               0          0                0                0
 105A1              0          0                0                0
 105A2              0          0                0                0
  107               0          0                0                0
  109               0          0                0                0
  110             670         20              825              825
  114             550         39              709              750
  115               0         38              783            1,004
  116             490         57              611              860
  117               0          0                0                0
  123               0         21              860            1,050
  124             475         25              559              640
  125             325         30              445              545
  136               0         30              456              515

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6

Capitalized terms used on this Annex B have the meanings assigned thereto in the
Glossary to the accompanying Offering Prospectus.

CONTROL    # OF 2       AVG. RENT        MAX. RENT      # OF 3      AVG. RENT         MAX. RENT      # OF 4       AVG. RENT
  NO.     BEDROOMS   2 BEDROOMS ($)   2 BEDROOMS ($)   BEDROOMS   3 BEDROOMS ($)   3 BEDROOMS ($)   BEDROOMS   4 BEDROOMS ($)
-----------------------------------------------------------------------------------------------------------------------------

   12          371              852              960         24            1,126            1,209          0                0
   15            0                0                0          0                0                0          0                0
   17          184              901            1,233          0                0                0          0                0
   20          282              655              893         40              844            1,195          0                0
   22          118              980            1,067         48            1,145            1,283          0                0
   24            9            2,257            2,650          0                0                0          0                0
   25            8            1,134            1,877          0                0                0          0                0
  25A1           1            1,239            1,239          0                0                0          0                0
  25A2           0                0                0          0                0                0          0                0
  25A3           0                0                0          0                0                0          0                0
  25A4           0                0                0          0                0                0          0                0
  25A5           2            1,742            1,877          0                0                0          0                0
  25A6           0                0                0          0                0                0          0                0
  25A7           0                0                0          0                0                0          0                0
  25A8           0                0                0          0                0                0          0                0
  25A9           0                0                0          0                0                0          0                0
 25A10           5              870            1,207          0                0                0          0                0
   26          108            1,221            1,380         12            1,527            1,600          0                0
   27          194              775              984         16              961            1,185          0                0
   28           60            1,107            1,300         36            1,304            1,450          0                0
   33           96              697              949         14              936            1,064          0                0
   37          238              696              729          0                0                0          0                0
   41          156              645              810         39              776              830          0                0
   48           86              634              659          0                0                0          0                0
   59          147              620              655         23              745              775          1              850
   61           67              585              625         25              622              705          0                0
   62          100              654              715         48              782              795          0                0
   63           30            1,502            1,964          2            1,784            1,784          0                0
  63A1          15            1,371            1,838          0                0                0          0                0
  63A2           7            1,512            1,599          2            1,784            1,784          0                0
  63A3           8            1,738            1,964          0                0                0          0                0
   66            5            2,293            3,095          0                0                0          0                0
   67          156              602              695          8              800              850          0                0
   77           48              630              765          0                0                0          0                0
   84          148              500              705          0                0                0          0                0
   85           65              782              820          0                0                0          0                0
  85A1          49              792              820          0                0                0          0                0
  85A2           0                0                0          0                0                0          0                0
  85A3          10              753              775          0                0                0          0                0
  85A4           6              738              750          0                0                0          0                0
   88           60              599              670         11              749              765          0                0
   91           11              596              625          0                0                0          0                0
  100            0                0                0          0                0                0          0                0
  105            0                0                0          0                0                0          0                0
 105A1           0                0                0          0                0                0          0                0
 105A2           0                0                0          0                0                0          0                0
  107            0                0                0          0                0                0          0                0
  109           56              669              745          4              708              800          0                0
  110           12              923              925          0                0                0          0                0
  114            1              500              500          0                0                0          0                0
  115            8              798            1,267          0                0                0          0                0
  116            0                0                0          0                0                0          0                0
  117           94              479              650          0                0                0          0                0
  123            7            1,230            1,375          0                0                0          0                0
  124           39              632              725          0                0                0          0                0
  125           36              546              600          0                0                0          0                0
  136           30              573              615          0                0                0          0                0

CONTROL      MAX. RENT     # OF COMMERCIAL        AVG. RENT              MAX. RENT                    TOTAL
  NO.     4 BEDROOMS ($)        UNITS        COMMERCIAL UNITS ($)   COMMERCIAL UNITS ($)   ELEVATOR   UNITS
-----------------------------------------------------------------------------------------------------------

   12                  0                 0                      0                      0   N            776
   15                  0                 0                      0                      0   N            223
   17                  0                 0                      0                      0   N            508
   20                  0                 0                      0                      0   N            437
   22                  0                 0                      0                      0   N            238
   24                  0                 2                  7,982                 10,791   N            117
   25                  0                 0                      0                      0   N            219
  25A1                 0                 0                      0                      0   N             39
  25A2                 0                 0                      0                      0   N             34
  25A3                 0                 0                      0                      0   N             37
  25A4                 0                 0                      0                      0   N             20
  25A5                 0                 0                      0                      0   N             19
  25A6                 0                 0                      0                      0   N             16
  25A7                 0                 0                      0                      0   N             14
  25A8                 0                 0                      0                      0   N             19
  25A9                 0                 0                      0                      0   N             16
 25A10                 0                 0                      0                      0   N              5
   26                  0                 0                      0                      0   N            256
   27                  0                 0                      0                      0   N            420
   28                  0                 8                  3,375                  4,550   Y            152
   33                  0                 0                      0                      0   N            278
   37                  0                 0                      0                      0   N            402
   41                  0                 0                      0                      0   N            379
   48                  0                 0                      0                      0   N            352
   59                850                 0                      0                      0   N            218
   61                  0                 0                      0                      0   N            340
   62                  0                 0                      0                      0   N            208
   63                  0                 0                      0                      0   N             65
  63A1                 0                 0                      0                      0   N             44
  63A2                 0                 0                      0                      0   N             13
  63A3                 0                 0                      0                      0   N              8
   66                  0                 1                  2,501                  2,501   Y             43
   67                  0                 0                      0                      0   N            248
   77                  0                 0                      0                      0   N            178
   84                  0                 0                      0                      0   N            332
   85                  0                 0                      0                      0   N            100
  85A1                 0                 0                      0                      0   N             60
  85A2                 0                 0                      0                      0   N             20
  85A3                 0                 0                      0                      0   N             12
  85A4                 0                 0                      0                      0   N              8
   88                  0                 0                      0                      0   Y            136
   91                  0                 0                      0                      0   N            128
  100                  0                 0                      0                      0   N            226
  105                  0                 0                      0                      0   N            271
 105A1                 0                 0                      0                      0   N            205
 105A2                 0                 0                      0                      0   N             66
  107                  0                 0                      0                      0   N            173
  109                  0                 0                      0                      0   N             60
  110                  0                 0                      0                      0   Y             44
  114                  0                 0                      0                      0   N             48
  115                  0                 0                      0                      0   Y             46
  116                  0                 0                      0                      0   N            121
  117                  0                 0                      0                      0   N             94
  123                  0                 0                      0                      0   N             28
  124                  0                 0                      0                      0   N             65
  125                  0                 0                      0                      0   N             69
  136                  0                 0                      0                      0   N             60

Annex B Footnotes

(1) 170-178 Thompson Street	In addition to the 115 multifamily units, the collateral also includes 2 commercial units totaling 3,750 square feet. The commercial space represents approximately 8.1% of the property’s total revenues.

(2) Washington Square Apartments	In addition to the 144 multifamly units, the collateral also includes 8 commercial units totaling 17,589 square feet. The commercial space represents approximately 13.0% of the property’s total revenues.

(3) 128 West 13th Street	In addition to the 42 multifamily units, the collateral also includes 1 commercial unit totaling 816 square feet. The commercial space represents approximately 3.3% of the property’s total revenues.

1

ANNEX C-1

PRICE/YIELD TABLES

C-1

ANNEX C-2

DECREMENT TABLES

C-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                         OTHERWISE AT INDICATED CPR
                                          -------------------------------------------------------
DISTRIBUTION DATE                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   ------     -------     -------     -------     --------

Initial Percentage ....................     100%        100%        100%        100%         100%
August 2008 ...........................      95          92          89          83            0
August 2009 ...........................      89          61          34           9            0
August 2010 ...........................      80          33           1           0            0
August 2011 ...........................      10           0           0           0            0
August 2012 and thereafter ............       0           0           0           0            0

Weighted Average Life (in years) ......    3.47        2.36        1.72        1.36         0.93

                                  ANNEX C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                        OTHERWISE AT INDICATED CPR
                                          -------------------------------------------------------
DISTRIBUTION DATE                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   ------     -------     -------     -------     --------

Initial Percentage ....................     100%        100%        100%        100%         100%
August 2008 ...........................     100         100         100         100          100
August 2009 ...........................     100         100         100         100           99
August 2010 ...........................     100         100         100          99           99
August 2011 ...........................     100          97          94          92           84
August 2012 and thereafter ............       0           0           0           0            0

Weighted Average Life (in years) ......    4.78        4.73        4.68        4.63         4.39

                                  ANNEX C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                        OTHERWISE AT INDICATED CPR
                                          -------------------------------------------------------
DISTRIBUTION DATE                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   ------     -------     -------     -------     --------

Initial Percentage ....................     100%        100%        100%        100%         100%
August 2008 ...........................     100         100         100         100          100
August 2009 ...........................     100         100         100         100          100
August 2010 ...........................     100         100         100         100          100
August 2011 ...........................     100         100         100         100          100
August 2012 ...........................     100          91          88          87           87
August 2013 ...........................     100          90          88          87           87
August 2014 and thereafter ............       0           0           0           0            0

Weighted Average Life (in years) ......    6.95        6.73        6.66        6.63         6.41

                                  ANNEX C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                        OTHERWISE AT INDICATED CPR
                                          -------------------------------------------------------
DISTRIBUTION DATE                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   ------     -------     -------     -------     --------

Initial Percentage ....................     100%        100%        100%        100%         100%
August 2008 ...........................     100         100         100         100          100
August 2009 ...........................     100         100         100         100          100
August 2010 ...........................     100         100         100         100          100
August 2011 ...........................     100         100         100         100          100
August 2012 ...........................      97          97          97          97           98
August 2013 ...........................      76          76          76          76           77
August 2014 ...........................      47          47          47          47           47
August 2015 ...........................      24          24          24          24           24
August 2016 and thereafter ............       0           0           0           0            0

Weighted Average Life (in years) ......    6.93        6.93        6.93        6.93         6.97

                                  ANNEX C-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                        OTHERWISE AT INDICATED CPR
                                          -------------------------------------------------------
DISTRIBUTION DATE                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   ------     -------     -------     -------     --------

Initial Percentage ....................     100%        100%        100%        100%         100%
August 2008 ...........................     100         100         100         100          100
August 2009 ...........................     100         100         100         100          100
August 2010 ...........................     100         100         100         100          100
August 2011 ...........................     100         100         100         100          100
August 2012 ...........................     100         100         100         100          100
August 2013 ...........................     100         100         100         100          100
August 2014 ...........................     100         100         100         100          100
August 2015 ...........................     100         100         100         100          100
August 2016 ...........................      97          97          97          97           97
August 2017 and thereafter ............       0           0           0           0            0

Weighted Average Life (in years) ......    9.80        9.75        9.69        9.60         9.31

                                  ANNEX C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES

                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                        OTHERWISE AT INDICATED CPR
                                          -------------------------------------------------------
DISTRIBUTION DATE                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   ------     -------     -------     -------     --------

Initial Percentage ....................     100%        100%        100%        100%         100%
August 2008 ...........................     100         100         100         100          100
August 2009 ...........................     100         100         100         100          100
August 2010 ...........................     100         100         100         100          100
August 2011 ...........................      99          99          99          99           99
August 2012 ...........................      72          72          72          72           72
August 2013 ...........................      71          71          71          71           71
August 2014 ...........................      67          67          67          67           67
August 2015 ...........................      66          66          66          66           66
August 2016 ...........................      66          66          66          66           66
August 2017 and thereafter ............       0           0           0           0            0

Weighted Average Life (in years) ......    8.18        8.17        8.16        8.15         7.99

                                  ANNEX C-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                        OTHERWISE AT INDICATED CPR
                                          -------------------------------------------------------
DISTRIBUTION DATE                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   ------     -------     -------     -------     --------

Initial Percentage ....................     100%        100%        100%        100%         100%
August 2008 ...........................     100         100         100         100          100
August 2009 ...........................     100         100         100         100          100
August 2010 ...........................     100         100         100         100          100
August 2011 ...........................     100         100         100         100          100
August 2012 ...........................     100         100         100         100          100
August 2013 ...........................     100         100         100         100          100
August 2014 ...........................     100         100         100         100          100
August 2015 ...........................     100         100         100         100          100
August 2016 ...........................     100         100         100         100          100
August 2017 and thereafter ............       0           0           0           0            0

Weighted Average Life (in years) ......    9.88        9.88        9.88        9.88         9.63

                                  ANNEX C-2-7

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                        OTHERWISE AT INDICATED CPR
                                          -------------------------------------------------------
DISTRIBUTION DATE                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   ------     -------     -------     -------     --------

Initial Percentage ....................     100%        100%        100%        100%         100%
August 2008 ...........................     100         100         100         100          100
August 2009 ...........................     100         100         100         100          100
August 2010 ...........................     100         100         100         100          100
August 2011 ...........................     100         100         100         100          100
August 2012 ...........................     100         100         100         100          100
August 2013 ...........................     100         100         100         100          100
August 2014 ...........................     100         100         100         100          100
August 2015 ...........................     100         100         100         100          100
August 2016 ...........................     100         100         100         100          100
August 2017 and thereafter ............       0           0           0           0            0

Weighted Average Life (in years) ......    9.88        9.88        9.88        9.88         9.67

                                  ANNEX C-2-8

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                        OTHERWISE AT INDICATED CPR
                                          -------------------------------------------------------
DISTRIBUTION DATE                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   ------     -------     -------     -------     --------

Initial Percentage ....................     100%        100%        100%        100%         100%
August 2008 ...........................     100         100         100         100          100
August 2009 ...........................     100         100         100         100          100
August 2010 ...........................     100         100         100         100          100
August 2011 ...........................     100         100         100         100          100
August 2012 ...........................     100         100         100         100          100
August 2013 ...........................     100         100         100         100          100
August 2014 ...........................     100         100         100         100          100
August 2015 ...........................     100         100         100         100          100
August 2016 ...........................     100         100         100         100          100
August 2017 and thereafter ............       0           0           0           0            0

Weighted Average Life (in years) ......    9.88        9.88        9.88        9.88         9.71

                                  ANNEX C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                        OTHERWISE AT INDICATED CPR
                                          -------------------------------------------------------
DISTRIBUTION DATE                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   ------     -------     -------     -------     --------

Initial Percentage ....................     100%        100%        100%        100%         100%
August 2008 ...........................     100         100         100         100          100
August 2009 ...........................     100         100         100         100          100
August 2010 ...........................     100         100         100         100          100
August 2011 ...........................     100         100         100         100          100
August 2012 ...........................     100         100         100         100          100
August 2013 ...........................     100         100         100         100          100
August 2014 ...........................     100         100         100         100          100
August 2015 ...........................     100         100         100         100          100
August 2016 ...........................     100         100         100         100          100
August 2017 and thereafter ............       0           0           0           0            0

Weighted Average Life (in years) ......    9.88        9.88        9.88        9.88         9.71

                                  ANNEX C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                        OTHERWISE AT INDICATED CPR
                                          -------------------------------------------------------
DISTRIBUTION DATE                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   ------     -------     -------     -------     --------

Initial Percentage ....................     100%        100%        100%        100%         100%
August 2008 ...........................     100         100         100         100          100
August 2009 ...........................     100         100         100         100          100
August 2010 ...........................     100         100         100         100          100
August 2011 ...........................     100         100         100         100          100
August 2012 ...........................     100         100         100         100          100
August 2013 ...........................     100         100         100         100          100
August 2014 ...........................     100         100         100         100          100
August 2015 ...........................     100         100         100         100          100
August 2016 ...........................     100         100         100         100          100
August 2017 and thereafter ............       0           0           0           0            0

Weighted Average Life (in years) ......    9.88        9.88        9.88        9.88         9.71

                                  ANNEX C-2-11

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                        OTHERWISE AT INDICATED CPR
                                          -------------------------------------------------------
DISTRIBUTION DATE                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   ------     -------     -------     -------     --------

Initial Percentage ....................     100%        100%        100%        100%         100%
August 2008 ...........................     100         100         100         100          100
August 2009 ...........................     100         100         100         100          100
August 2010 ...........................     100         100         100         100          100
August 2011 ...........................     100         100         100         100          100
August 2012 ...........................     100         100         100         100          100
August 2013 ...........................     100         100         100         100          100
August 2014 ...........................     100         100         100         100          100
August 2015 ...........................     100         100         100         100          100
August 2016 ...........................     100         100         100         100          100
August 2017 and thereafter ............       0           0           0           0            0

Weighted Average Life (in years) ......    9.88        9.88        9.88        9.88         9.76

                                  ANNEX C-2-12

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                        OTHERWISE AT INDICATED CPR
                                          -------------------------------------------------------
DISTRIBUTION DATE                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   ------     -------     -------     -------     --------

Initial Percentage ....................     100%        100%        100%        100%         100%
August 2008 ...........................     100         100         100         100          100
August 2009 ...........................     100         100         100         100          100
August 2010 ...........................     100         100         100         100          100
August 2011 ...........................     100         100         100         100          100
August 2012 ...........................     100         100         100         100          100
August 2013 ...........................     100         100         100         100          100
August 2014 ...........................     100         100         100         100          100
August 2015 ...........................     100         100         100         100          100
August 2016 ...........................     100         100         100         100          100
August 2017 and thereafter ............       0           0           0           0            0

Weighted Average Life (in years) ......    9.90        9.88        9.88        9.88         9.79

                                  ANNEX C-2-13

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

D-1

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07
Chicago, IL 60603
USA

                                                           ABN AMRO ACCT:
Administrator:                                                                                            Analyst:
Manisha Sharma 312.904.8845                     REPORTING PACKAGE TABLE OF CONTENTS                       Patrick Gong 714.259.6253
manisha.sharma@abnamro.com                                                                                patrick.gong@abnamro.com

------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------  -----------------------------------------------------------  -----------------------------
                                                                                          Page(s)
                                                                                          -------
Issue Id:                     LUBS07C6  Statements to Certificateholders                  Page 2     Closing Date:         31-Aug-07
                                        Cash Recon                                        Page 3
Monthly Data File                       Bond Interest Reconciliation                      Page 4
Name:            LUBS07C6_200706_3.ZIP  Bond Interest Reconciliation                      Page 5     First Payment Date:   17/Sep-07
                                        Shortfall Summary Report                          Page 6
--------------------------------------  Asset-Backed Facts ~ 15 Month Loan
                                         Status Summary                                   Page 7     Rated Final Payment Date:
                                        Asset-Backed Facts ~ 15 Month Loan
                                         Payoff/Loss Summary                              Page 8
                                        Mortgage Loan Characteristics                     Page 9-11  Determination Date:
                                        Delinquent Loan Detail                            Page 12
                                        Loan Level Detail                                 Page 13    -------------------------
                                        Realized Loss Detail                              Page 14     Trust Collection Period
                                        Collateral Realized Loss                          Page 15    -------------------------
                                        Appraisal Reduction Detail                        Page 16
                                        Material Breaches Detail                          Page 17    -----------------------------
                                        Historical Collateral Prepayment                  Page 18
                                        Specially Serviced (Part I) - Loan Detail         Page 19
                                        Specially Serviced (Part II) - Servicer Comments  Page 20
                                        Summary of Loan Maturity Extensions               Page 21
                                        Rating Information                                Page 22
                                        Other Related Information                         Page 23
                                        -----------------------------------------------------------

      -------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
      -------------------------------------------------------------------------------------------------------------------------
                         Depositor:   Structured Asset Securities Corporation II
                   Master Servicer:   Wachovia Bank, National Association
                     Rating Agency:   Fitch, Inc./Moody's Investors Service, Inc./Standard & Poor's Rating Services
                  Special Servicer:   Midland Loan Services, Inc.
                       Underwriter:   Lehman Brothers Inc./UBS Securities LLC/Ban of America Securities LLC
      -------------------------------------------------------------------------------------------------------------------------

                          ---------------------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                          ---------------------------------------------------------------------------------
                            LaSalle Web Site                                           www.etrustee.net

                            Servicer Web Site                                          www.wachovia.com

                            LaSalle Factor Line                                            800.246.5761
                          ---------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 1 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

------------------------------------------------------------------------------------------------------------------------------------
                ORIGINAL      OPENING   PRINCIPAL    PRINCIPAL       NEGATIVE     CLOSING    INTEREST      INTEREST    PASS-THROUGH
     CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE

   CUSIP                                                                                                               Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                 --------------------------------
                                                                   Total P&I Payment
                                                                 --------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred
Interest equals Interest Payment (3) Estimated. * Denotes Controlling Class

                                                                                                                        PAGE 2 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                     CASH RECONCILIATION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------   --------------------------------------  ------------------------------------------
               INTEREST SUMMARY                             PRINCIPAL SUMMARY                       SERVICING FEE SUMMARY
-----------------------------------------------   --------------------------------------  ------------------------------------------

Current Scheduled Interest                 0.00   SCHEDULED PRINCIPAL:                    Current Servicing Fees                0.00
Less Deferred Interest                     0.00   Current Scheduled Principal       0.00  Plus Fees Advanced for PPIS           0.00
Less PPIS Reducing Scheduled Int           0.00   Advanced Scheduled Principal      0.00  Less Reduction for PPIS               0.00
Plus Gross Advance Interest                0.00   --------------------------------------  Plus Delinquent Servicing Fees        0.00
Less ASER Interest Adv Reduction           0.00   Scheduled Principal               0.00  ------------------------------------------
Less Other Interest Not Advanced           0.00   --------------------------------------  Total Servicing Fees                  0.00
Less Other Adjustment                      0.00   UNSCHEDULED PRINCIPAL:                  ------------------------------------------
-----------------------------------------------   Curtailments                      0.00
Total                                      0.00   Prepayments in Full               0.00  ------------------------------------------
-----------------------------------------------   Liquidation Proceeds              0.00             CAP LEASE ACCRETION
UNSCHEDULED INTEREST:                             Repurchase Proceeds               0.00  ------------------------------------------
-----------------------------------------------   Other Principal Proceeds          0.00  Accretion Amt                         0.00
Prepayment Penalties                       0.00   --------------------------------------  Distributable Interest                0.00
Yield Maintenance Penalties                0.00   Total Unscheduled Principal       0.00  Distributable Principal               0.00
Other Interest Proceeds                    0.00   --------------------------------------  ------------------------------------------
-----------------------------------------------   Remittance Principal              0.00
Total                                      0.00   --------------------------------------
-----------------------------------------------
                                                  --------------------------------------
-----------------------------------------------   Remittance P&I Due Trust          0.00
Less Fee Paid To Servicer                  0.00   --------------------------------------
Less Fee Strips Paid by Servicer           0.00
-----------------------------------------------   --------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER          Remittance P&I Due Certs          0.00
-----------------------------------------------   --------------------------------------
Special Servicing Fees                     0.00
Workout Fees                               0.00   --------------------------------------  ------------------------------------------
Liquidation Fees                           0.00            POOL BALANCE SUMMARY                          PPIS SUMMARY
Interest Due Serv on Advances              0.00   --------------------------------------  ------------------------------------------
Non Recoverable Advances                   0.00                         Balance    Count
Misc. Fees & Expenses                      0.00   --------------------------------------  Gross PPIS                            0.00
-----------------------------------------------   Beginning Pool           0.00        0  Reduced by PPIE                       0.00
                                                  Scheduled Principal      0.00        0  Reduced by Shortfalls in Fees         0.00
-----------------------------------------------   Unscheduled              0.00        0  Reduced by Other Amounts              0.00
Total Unscheduled Fees & Expenses          0.00   Principal                0.00        0  ------------------------------------------
-----------------------------------------------   Deferred Interest        0.00           PPIS Reducing Scheduled Interest      0.00
                                                  Liquidations             0.00        0  ------------------------------------------
-----------------------------------------------   Repurchases              0.00        0  PPIS Reducing Servicing Fee           0.00
Total Interest Due Trust                   0.00   --------------------------------------  ------------------------------------------
-----------------------------------------------   Ending Pool              0.00        0  PPIS Due Certificate                  0.00
                                                  --------------------------------------  ------------------------------------------
-----------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST             --------------------------------------  ------------------------------------------
-----------------------------------------------         Servicing Advance Summary         ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Trustee Fee                                0.00   --------------------------------------  ------------------------------------------
Fee Strips                                 0.00                                 Amount                          Principal   Interest
Misc. Fees                                 0.00   --------------------------------------  ------------------------------------------
Interest Reserve Withholding               0.00   Prior Outstanding                       Prior Outstanding          0.00       0.00
Plus Interest Reserve Deposit              0.00   Plus Current Period                     Plus Current Period        0.00       0.00
-----------------------------------------------   Less Recovered                          Less Recovered             0.00       0.00
Total                                      0.00   Less Non Recovered                      Less Non Recovered         0.00       0.00
-----------------------------------------------   Ending Outstanding                      Ending Outstanding         0.00       0.00
                                                  --------------------------------------  ------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 3 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                 BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------------------------------------------
                                                                                                     Current    Remaining
         Accrual               Pass-     Accrued      Total      Total     Distributable  Interest   Period    Outstanding
       ------------  Opening  Through  Certificate  Interest    Interest    Certificate   Payment   Shortfall   Interest
Class  Method  Days  Balance   Rate     Interest    Additions  Deductions    Interest      Amount   Recovery    Shorfalls
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

                                       -----------------------------------------------------------------------------------

---------------------------
              Credit
             Support
       --------------------
Class  Original  Current(1)
---------------------------

---------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
    (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                                                                        PAGE 4 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                 BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------
                                                    Additions
                           -----------------------------------------------------------
                             Prior    Interest
        Prior    Current   Interest    Accrual                               Other
       Interest  Interest  Shortfall  on Prior   Prepayment     Yield       Interest
Class  Due Date  Due Date     Due     Shortfall   Premiums   Maintenance  Proceeds (1)
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

                           -----------------------------------------------------------

-------------------------------------------------------------------
                   Deductions
       -----------------------------------
                  Deferred &                Distributable  Interest
       Allocable  Accretion     Interest     Certificate   Payment
Class    PPIS      Interest   Loss Expense    Interest      Amount
-------------------------------------------------------------------

-------------------------------------------------------------------

       ------------------------------------------------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Bondholder's Distributable Interest.

                                                                                                                        PAGE 5 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                   INTEREST ADJUSTMENTS SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

 ---------------------------------------------------------------   ---------------------------------------------------------------
 SHORTFALL ALLOCATED TO THE BONDS:                                 EXCESS ALLOCATED TO THE BONDS:
 ------------------------------------------------------            ------------------------------------------------------

 Net Prepayment Int. Shortfalls Allocated to the Bonds      0.00   Other Interest Proceeds Due the Bonds                      0.00

 Special Servicing Fees                                     0.00   Prepayment Interest Excess Due the Bonds                   0.00

 Workout Fees                                               0.00   Interest Income                                            0.00

 Liquidation Fees                                           0.00   Yield Maintenance Penalties Due the Bonds                  0.00

 Legal Fees                                                 0.00   Prepayment Penalties Due the Bonds                         0.00

 Misc. Fees & Expenses Paid by/to Servicer                  0.00   Recovered ASER Interest Due the Bonds                      0.00

 Interest Paid to Servicer on Outstanding Advances          0.00   Recovered Interest Due the Bonds                           0.00

 ASER Interest Advance Reduction                            0.00   ARD Excess Interest                                        0.00
                                                                                                                          --------
 Interest Not Advanced (Current Period)                     0.00   Total Excess Allocated to the Bonds                        0.00
                                                                                                                          ========
 Recoup of Prior Advances by Servicer                       0.00

 Servicing Fees Paid Servicer on Loans Not Advanced         0.00

 Misc. Fees & Expenses Paid by Trust                        0.00

 Shortfall Due to Rate Modification                         0.00

 Other Interest Loss                                        0.00
                                                        --------
 Total Shortfall Allocated to the Bonds                     0.00
                                                        ========
 ---------------------------------------------------------------   ---------------------------------------------------------------

                                        AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
                                --------------------------------------------------------------------

                                Total Excess Allocated to the Bonds                             0.00

                                Less Total Shortfall Allocated to the Bonds                     0.00
                                                                                           ---------
                                Total Interest Adjustment to the Bonds                          0.00
                                                                                           =========

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 6 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------    ------------------------------------------------------------------------------------------
                                               Delinquency Aging Categories
                ------------------------------------------------------------------------------------------
Distribution    Delinq 1 Month    Delinq 2 Months    Delinq 3+ Months     Foreclosure            REO
   Date         #      Balance    #       Balance    #        Balance    #      Balance    #       Balance
------------    ------------------------------------------------------------------------------------------

------------    ------------------------------------------------------------------------------------------

------------    -----------------------------------------------------------
                               Special Event Categories (1)
                -----------------------------------------------------------
Distribution      Modifications      Specially Serviced       Bankruptcy
   Date         #         Balance    #           Balance    #       Balance
------------    -----------------------------------------------------------

------------    -----------------------------------------------------------

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                                                                        PAGE 7 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------   -----------------------------------------------------------------------------------------------------------------
Distribution   Ending Pool (1)     Payoffs (2)      Penalties     Appraisal Reduct. (2)   Liquidations (2)   Realized Losses (2)
   Date        #       Balance   #      Balance   #      Amount     #         Balance      #       Balance    #        Amount
------------   -----------------------------------------------------------------------------------------------------------------

------------   -----------------------------------------------------------------------------------------------------------------

------------   -----------------------------------
Distribution   Remaining Term   Curr Weighted Avg.
   Date         Life            Coupon     Remit
------------   -----------------------------------

------------   -----------------------------------

                                                                                                                        PAGE 8 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

               DISTRIBUTION OF PRINCIPAL BALANCES                               DISTRIBUTION OF MORTGAGE INTEREST RATES

----------------------------------------------------------------    ----------------------------------------------------------------
                                                                       Current
   Current                                   Weighted Average         Mortgage                                  Weighted Average
  Scheduled   # of   Scheduled   % of     ----------------------      Interest   # of   Scheduled   % of     -----------------------
   Balance    Loans   Balance   Balance   Term  Coupon  PFY DSCR        Rate     Loans   Balance   Balance   Term   Coupon  PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                    ----------------------------------------------------------------
                                                                                   0           0     0.00%
                                                                    ----------------------------------------------------------------

                                                                    Minimum Mortgage Interest Rate

                                                                    Maximum Mortgage Interest Rate

                                                                                DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                                    ----------------------------------------------------------------
                                                                      Balloon                                   Weighted Average
----------------------------------------------------------------     Mortgage    # of   Scheduled   % of     -----------------------
              0              0    0.00%                                Loans     Loans   Balance   Balance   Term   Coupon  PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

Average Schedule Balance     0

Maximum Schedule Balance

Minimum Schedule Balance

       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

----------------------------------------------------------------
   Fully
Amortizing                                   Weighted Average
 Mortgage     # of   Scheduled   % of     ----------------------
   Loans      Loans   Balance   Balance   Term  Coupon  PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
              0              0    0.00%                                            0           0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                                                                        PAGE 9 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

                   DISTRIBUTION OF DSCR (PFY)                                           GEOGRAPHIC DISTRIBUTION

----------------------------------------------------------------    ----------------------------------------------------------------
   Debt
  Service
 Coverage     # of   Scheduled   % of                               Geographic   # of   Scheduled   % of
   Ratio      Loans   Balance   Balance   WAMM    WAC   PFY DSCR     Location    Loans   Balance   Balance   WAMM     WAC   PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------
               0           0     0.00%
----------------------------------------------------------------

Maximum DSCR    0.000

Minimum DSCR    0.000

                 DISTRIBUTION OF DSCR (CUTOFF)

----------------------------------------------------------------
   Debt
  Service
 Coverage     # of   Scheduled   % of
   Ratio      Loans   Balance   Balance   WAMM    WAC   PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------
               0           0     0.00%
----------------------------------------------------------------

Maximum DSCR     0.000                                              ----------------------------------------------------------------
                                                                                   0           0     0.00%
Minimum DSCR     0.000                                              ----------------------------------------------------------------

                                                                                                                       PAGE 10 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                      DISTRIBUTION OF LOAN SEASONING

----------------------------------------------------------------    ----------------------------------------------------------------
 Property     # of   Scheduled   % of                               Number of    # of   Scheduled   % of
   Types      Loans   Balance   Balance   WAMM    WAC   PFY DSCR     Months      Loans   Balance   Balance   WAMM     WAC   PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
                  0          0     0.00%                                             0          0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

               DISTRIBUTION OF AMORTIZATION TYPE                                  DISTRIBUTION OF YEAR LOANS MATURING

----------------------------------------------------------------    ----------------------------------------------------------------
Amortization  # of   Scheduled   % of                                            # of   Scheduled   % of
    Type      Loans   Balance   Balance   WAMM    WAC   PFY DSCR         Year    Loans   Balance   Balance   WAMM    WAC    PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                         2007        0          0     0.00%     0    0.00%     0.00
                                                                         2008        0          0     0.00%     0    0.00%     0.00
                                                                         2009        0          0     0.00%     0    0.00%     0.00
                                                                         2010        0          0     0.00%     0    0.00%     0.00
                                                                         2011        0          0     0.00%     0    0.00%     0.00
                                                                         2012        0          0     0.00%     0    0.00%     0.00
                                                                         2013        0          0     0.00%     0    0.00%     0.00
                                                                         2014        0          0     0.00%     0    0.00%     0.00
                                                                         2015        0          0     0.00%     0    0.00%     0.00
                                                                         2016        0          0     0.00%     0    0.00%     0.00
                                                                         2017        0          0     0.00%     0    0.00%     0.00
                                                                    2018 & Greater   0          0     0.00%     0    0.00%     0.00
----------------------------------------------------------------    ----------------------------------------------------------------
                  0          0     0.00%                                             0          0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                                                                       PAGE 11 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                      DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Paid                   Outstanding    Out. Property                     Special
Disclosure    Thru    Current P&I        P&I         Protection      Loan Status     Servicer       Foreclosure    Bankruptcy   REO
Control #     Date      Advance      Advances**       Advances        Code (1)     Transfer Date       Date           Date      Date
------------------------------------------------------------------------------------------------------------------------------------

   TOTAL
------------------------------------------------------------------------------------------------------------------------------------
(1): LEGEND:  A. IN GRACE PERIOD       1. DELINQ. 1 MONTH   3. DELINQUENT 3 + MONTHS       5. NON PERFORMING MATURED BALLOON  9. REO

              B. LATE PAYMENT BUT < 1  2. DELINQ. 2 MONTHS  4. PERFORMING MATURED BALLOON  7. FORECLOSURE
                 MONTH DELINQ.
------------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                                                                       PAGE 12 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                          LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                 Operating             Ending                                                 Loan
Disclosure          Property   Maturity   PFY    Statement    Geo.    Principal  Note  Scheduled   Prepayment  Prepayment    Status
Control #    Group    Type       Date     DSCR     Date     Location   Balance   Rate     P&I        Amount       Date      Code (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period          1. Delinquent 1 month      3. Delinquent 3+ months      5. Non Performing        9. REO
                                                                                                     Matured Ballon
              B. Late Payment but < 1     2. Delinquent 2 months     4. Performing Matured        7. Foreclosure
                 month delinq                                           Balloon
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 13 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                        REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds    Aggregate       Net        Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled   Gross      as a % of      Liquidation  Liquidation     as a % of      Realized
Period  Control #     Date       Value     Balance   Proceeds  Sched. Balance    Expenses *    Proceeds     Sched. Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
------------------------------------------------------------------------------------------------------------------------------------

    * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                                                                       PAGE 14 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                            BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                                                       Interest
                              Beginning                                                                              (Shortages)/
                           Balance of the         Aggregate       Prior Realized        Amounts Covered by         Excesses applied
Prospectus                     Loan at          Realized Loss     Loss Applied to      Overcollateralization          to Realized
    ID        Period         Liquidation          on Loans         Certificates          and other Credit               Losses

                                                                        A                       B                          C
------------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                              Additional                                                            (Recoveries)/
                   Modification              (Recoveries)/        Current Realized Loss      Recoveries of          Realized Loss
Prospectus     Adjustments/Appraisal      Expenses applied to          Applied to           Realized Losses          Applied to
    ID         Reduction Adjustment         Realized Losses           Certificates*          paid as Cash       Certificate Interest

                        D                          E
------------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields
---------------------

          A                    Prior Realized Loss Applied to Certificates

          B                    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

          C                    Amounts classified by the Master as interest adjustments from general collections on a loan with a
                               Realized Loss

          D                    Adjustments that are based on principal haircut or future interest foregone due to modification

          E                    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                                                                       PAGE 15 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                     APPRAISAL REDUCTION DETAIL

---------------------------  -----------------------------------------------------------------------------
Disclosure        Appraisal        Scheduled          AR          Current P&I
 Control#         Red. Date         Balance         Amount          Advance                 ASER
---------------------------  -----------------------------------------------------------------------------

                 ----------  -----------------------------------------------------------------------------

---------------------------  -----------------------------------------------------------------------------

-----------------------------------------  ------------------------------  --------  ---------------------
                        Remaining Term                                                     Appraisal
Note    Maturity    ---------------------      Property        Geographic            ---------------------
Rate      Date       Life                        Type           Location     DSCR      Value        Date
-----------------------------------------  ------------------------------  --------  ---------------------

-----------------------------------------  ------------------------------  --------  ---------------------

                                                                                                                       PAGE 16 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                        MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

---------------------------------   ------------------------------------------------------------------------------------------------
              Ending     Material
Disclosure   Principal    Breach                              Material Breach and Material Document Defect
 Control #    Balance      Date                                               Description
---------------------------------   ------------------------------------------------------------------------------------------------

---------------------------------   ------------------------------------------------------------------------------------------------

                            Material breaches of pool asset representation or warranties or transaction covenants.     PAGE 17 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

----------------------   ----------------------------------------------------   ---------------------   ----------------------------
Disclosure    Payoff     Initial                             Payoff   Penalty   Prepayment   Maturity      Property       Geographic
 Control #    Period     Balance            Type             Amount   Amount       Date        Date          Type          Location
----------------------   ----------------------------------------------------   ---------------------   ----------------------------

----------------------   ----------------------------------------------------   ---------------------   ----------------------------

                                                        ---------------------
                                      CURRENT

                                      CUMULATIVE
                                                        ---------------------

                                                                                                                       PAGE 18 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                      SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

----------------------   -------   -----------------------   -------------------------------------   -------------------------------
                          Loan             Balance                                    Remaining
Disclosure   Servicing   Status    -----------------------    Note     Maturity    ---------------         Property           Geo.
Control #    Xfer Date   Code(1)    Schedule      Actual      Rate       Date      Life                      Type           Location
----------------------   -------   -----------------------   -------------------------------------   -------------------------------

             ---------             -----------------------

----------------------   -------   -----------------------   -------------------------------------   -------------------------------

------------------------------------
                              NOI
   NOI           DSCR        Date
------------------------------------

--------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:     A. P&I Adv - in Grace     1. P&I Adv - delinquent     3. P&I Adv - delinquent   5. Non Performing Mat.   9. REO
                             Period                    1 month                     3+ months       Balloon

                B. P&I Adv - < one        2. P&I Adv - delinquent     4. Mat. Balloon/Assumed   7. Foreclosure
                             month                     2 months                     P&I
                             delinq
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 19 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                            SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

-----------------------------------------------------   ----------------------------------------------------------------------------
    Disclosure                  Resolution
    Control #                    Strategy                                                 Comments
-----------------------------------------------------   ----------------------------------------------------------------------------

-----------------------------------------------------   ----------------------------------------------------------------------------

                                                                                                                       PAGE 20 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                     MATURITY EXTENSION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

              LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
                 Number of Loans:                                                                        0
                 Stated Principal Balance outstanding:                                                0.00
                 Weighted Average Extension Period:                                                      0

              LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
                 Number of Loans:                                                                        0
                 Stated Principal Balance outstanding:                                                0.00
                 Weighted Average Extension Period:                                                      0

              LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00
                 Weighted Average Extension Period:                                                      0

              LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00
                 Weighted Average Extension Period:                                                      0

              LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 21 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                         RATING INFORMATION

    --------------------       ------------------------------------------       ------------------------------------------------
                                            ORIGINAL RATINGS                              RATING CHANGE/CHANGE DATE(1)

       CLASS     CUSIP           FITCH         MOODY'S              S&P          FITCH                MOODY'S               S&P
    --------------------       ------------------------------------------       ------------------------------------------------

    --------------------       ------------------------------------------       ------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 22 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                               LEGEND

------------------------------------------------------------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 23 OF 23

ANNEX E

REFERENCE RATE SCHEDULE

E-1

ANNEX F

CLASS A-AB TARGETED PRINCIPAL BALANCE

F-1

ANNEX G

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered LB-UBS Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6, Class X-CP, X-W, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under ‘‘U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.    When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including August 11, 2007) to and excluding the settlement date, calculated on a 30/360 Basis.

Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including August 11, 2007) to and excluding the settlement date, calculated on a 30/360 Basis. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)	if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust is encouraged to consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is ‘‘LB-UBS07C6.xls.’’ The spreadsheet file ‘‘LB-UBS07C6.xls’’ is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in, and on Annexes A-1, A-5 and A-6 to, this offering prospectus. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this offering prospectus. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this offering prospectus. Prospective investors are strongly urged to read this offering prospectus and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

Offering Prospectus

$2,703,385,000
(Approximate)

LB-UBS Commercial
Mortgage Trust 2007-C6

Commercial Mortgage Pass-Through
Certificates, Series 2007-C6

Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D,
Class E, Class F, Class X-CP and Class X-W

OFFERING PROSPECTUS

LEHMAN BROTHERS

UBS Securities LLC

BANC OF AMERICA SECURITIES LLC

August 16, 2007